As filed with the Securities and Exchange Commission on March 28, 2008

Registration No. 333-104002

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 10 to

FORM S-1

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

(Exact name of registrant as specified in charter document)

Delaware	6799	13-3782232
(State of Organization of Issuer)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Alternative Investments Group

522 Fifth Avenue,

13th Floor

New York, New York 10036

(212) 296-1999

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Walter Davis

DEMETER MANAGEMENT CORPORATION

522 Fifth Avenue,

13th Floor

New York, New York 10036

(212) 296-1999

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of communications to:

Edwin L. Lyon, Esq. Cadwalader, Wickersham & Taft LLP 1201 F Street, N.W., Suite 1100 Washington, D.C. 20004 (202) 862-2200	Michael D. Wasserman, Esq. Morgan Stanley & Co. Incorporated 2000 Westchester Avenue Purchase, New York, 10577 (914) 225-5665

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 of the Securities Act of 1933, the prospectus which is a part of this Registration Statement is a combined prospectus and includes all the information currently required in a prospectus relating to the securities covered by Registration Statement Nos. 33-80146, 333-00494, 333-03222, and 333-90475 previously filed by the registrant. This Registration Statement, which relates to 7,867,918.139 unsold Units of Limited Partnership Interest of the registrant as of January 31, 2008, also constitutes a Post-Effective Amendment to Registration Statement Nos. 33-80146, 333-00494, 333-03222 and 333-90475.

EXPLANATORY STATEMENT

The Prospectus contained in this Registration Statement relates to the Units of Limited Partnership Interest for each of the following registrants:

Registrant	Registration Statement Nos.	Units outstanding as of January 31, 2008	Units Being Concurrently Registered
Morgan Stanley Spectrum Select L.P.	333-47829, 333-68773, 333-90467, 333-84656, 333-104005 and 333-113393	13,031,669.524	—

Morgan Stanley Spectrum Technical L.P.	33-80146, 333-00494, 333-03222, 333-47831, 333-68779, 333-84652, 333-104001 and 333-113397	19,109,745.446	—

Morgan Stanley Spectrum Strategic L.P.	33-80146, 333-00494, 333-03222, 333-90487, 333-104003 and 333-113396	9,354,861.065	—

Morgan Stanley Spectrum Global Balanced L.P.	33-80146, 333-00494, 333-03222, 333-90475 and 333-104002	7,867,918.139	—

Morgan Stanley Spectrum Currency L.P.	333-90485, 333-84654, 333-104004 and 333-113398	24,231,113.488	—

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the sale or offer is not permitted.

Subject to Completion: Dated March 28, 2008

MORGAN STANLEY SPECTRUM SERIES

	Maximum Available Units	Net Asset Value per Unit
		$
Morgan Stanley Spectrum Select L.P.	13,031,669.524	31.96
Morgan Stanley Spectrum Technical L.P.	19,109,745.446	20.84
Morgan Stanley Spectrum Strategic L.P.	9,354,861.065	18.25
Morgan Stanley Spectrum Global Balanced L.P.	7,867,918.139	15.12
Morgan Stanley Spectrum Currency L.P.	24,231,113.488	9.89

Each partnership trades futures, forward and options contracts pursuant to trading programs employed by the trading advisors for that partnership. You may purchase units as of the last day of each month. The price you pay for each unit will equal 100% of the net asset value per unit on the date of purchase. The actual net asset value per unit on the date of your purchase may differ significantly from the net asset value per unit set forth above, which we provided for referral purposes only.

The net asset value per unit for each partnership and the maximum available units as of January 31, 2008, are set forth above.

Minimum Initial Purchase	$5,000 or $2,000 (for IRAs only) with at least $1,000 in any one partnership
Minimum Purchase for Existing Investors	$500 in any one partnership

Before you invest you will be required to represent and warrant that you meet applicable state minimum financial suitability standards. You are encouraged to discuss your investment with financial, legal and tax advisors before you invest.

Your subscription funds will be held in escrow at The Bank of New York, New York, New York until they are transferred to the partnership whose units you have purchased.

Morgan Stanley & Co. Incorporated is the selling agent for each partnership and is offering units on a ‘best efforts’ basis without any agreement by Morgan Stanley & Co. Incorporated to purchase units.

All performance information contained in this prospectus is presented net of all fees and expenses.

These are speculative securities. You could lose all or substantially all of your investment in the partnerships. Read this prospectus carefully and consider the “Risk Factors” section beginning on page •. In particular, you should be aware that:

•	Each partnership’s futures, forward, and options trading is speculative and trading performance has been, and is expected to be, volatile.

•	Each partnership’s trading is highly leveraged, which accentuates the trading profit or trading loss on a trade.

•	Past performance is not necessarily indicative of future results.

•	You may not redeem your units until you have been an investor for at least six months.

•	If you redeem units within 24 months after they are purchased, you will pay a redemption charge, except in defined circumstances.

•	Units will not be listed on an exchange and no other secondary market will exist for the units.

•

The fixed expenses of each partnership will require the partnership to earn annual net trading profits, after taking into account estimated interest income, of the following percentages of average annual net assets:

	Without a Redemption Charge	With a 2% Redemption Charge
	%	%
Spectrum Select	6.53	8.57
Spectrum Technical	6.36	8.40
Spectrum Strategic	6.92	8.96
Spectrum Global Balanced	3.92	5.96
Spectrum Currency	4.72	6.76

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN ANY ONE OF THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

•, 2008

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO EACH POOL BEGINNING AT PAGE • AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE •.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THESE COMMODITY POOLS. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN ANY OF THESE COMMODITY POOLS, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE •.

YOU SHOULD ALSO BE AWARE THAT EACH OF THESE COMMODITY POOLS MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO EACH POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR EACH POOL MAY BE EFFECTED.

Table of Contents

PART ONE

DISCLOSURE DOCUMENT

Page
Notice to Investors	1
Summary	1
Risk Factors	11
Trading and Performance Risks	11
The partnerships’ trading is speculative and volatile	11
The partnerships’ trading is highly leveraged, which accentuates the trading profit or trading loss on a trade	11
Options trading can be more volatile than futures trading	11
You should not rely on the past performance of a partnership in deciding to purchase units	12
Market illiquidity may cause less favorable trade prices	12
Trading on non-U.S. exchanges presents greater risks to each partnership than trading on U.S. exchanges	12
The unregulated nature of the forward markets creates counterparty risks that do not exist in futures trading on exchanges	12
The partnerships are subject to speculative position limits	13
The partnerships could lose assets and have their trading disrupted if any of a partnership’s trading advisors commits a trading error or if a commodity broker or others become bankrupt	13
Partnership and Offering Risks	13
Each partnership incurs substantial charges	13
Incentive fees may be paid by a partnership even though the partnership sustains trading losses	14
Restricted investment liquidity in the units	14
Each partnership’s structure has conflicts of interest	14
An investment in units may not diversify an overall portfolio	14
The partnerships are not registered investment companies	14
Trading Advisor Risks	15
Reliance on the trading advisors to trade successfully	15
Market factors may adversely influence the trading programs	15
Possible consequences of using multiple trading advisors	15
Increasing the assets managed by a trading advisor may adversely affect performance	15
Limited partners will not be aware of changes to trading programs	15
Limited term of management agreements may limit access to a trading advisor	15
Northfield’s, Graham’s, Eclipse’s and C-View’s use of an increased rate of leverage could affect performance	15

Page
Taxation Risks	16
Even though the partnerships do not intend to make distributions, you will be liable for taxes on your share of any trading profits and any other income of the partnerships in which you have invested	16
The partnerships’ tax returns could be audited	16
A portion of the profits on each partnership’s trading activities will cause you to recognize short-term capital gain	16
Conflicts of Interest	17
Fiduciary Responsibility and Liability	20
Description of Charges	21
Use of Proceeds	31
The Spectrum Series	33
Selected Financial Data and Selected Quarterly Financial Data	42
Management’s Discussion and Analysis of Financial Condition and Results of Operations	47
Quantitative and Qualitative Disclosures About Market Risk	69
The General Partner	79
The Trading Advisors	83
Exchange Right	171
Redemptions	171
The Commodity Brokers	173
Litigation	174
The Limited Partnership Agreements	179
Plan of Distribution	183
Subscription Procedure	186
Certain ERISA Considerations	187
Material Federal Income Tax Considerations	189
State and Local Income Tax Aspects	195
Legal Matters	196
Experts	196
Where You Can Find More Information	196

PART TWO STATEMENT OF ADDITIONAL INFORMATION

The Futures, Options, and Forward Markets	197
Potential Advantages	201
Supplemental Performance Information	218
Glossary of Terms	255
Financial Statements	F-1
Exhibit A - Form of Amended and Restated Limited Partnership Agreements	A-1
Annex A - Specimen Form of Request for Redemption	A-24
Exhibit B - Specimen Form of Subscription and Exchange Agreement and Power of Attorney	B-1
Exhibit C - Specimen Form of Subscription Agreement Update Form	C-1

i

The date of this prospectus is •, 2008.

NOTICE TO INVESTORS

Effective for subscriptions for units of any Spectrum Series partnership at or after the •, 2008 monthly closing, in order to subscribe for units of any Spectrum Series partnership, including for existing investors, you must have either a net worth of at least $250,000, exclusive of home, furnishings, and automobiles, or both a net worth of at least $70,000, exclusive of home, furnishings, and automobiles, and an annual gross income of at least $70,000. You should be aware, however, that certain states impose more restrictive financial suitability standards and/or maximum investment limits. Before you invest you will be required to represent and warrant that you meet the applicable state minimum financial suitability standard set forth in the subscription agreement, which may also include a maximum investment limit.

SUMMARY

Because this is a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus and its exhibits before you decide to invest.

Morgan Stanley Spectrum Series

The Morgan Stanley Spectrum Series currently consists of five continuously offered limited partnerships, each organized in the State of Delaware:

Partnerships	Date Organized
Spectrum Select	March 21, 1991
Spectrum Technical	April 29, 1994
Spectrum Strategic	April 29, 1994
Spectrum Global Balanced	April 29, 1994
Spectrum Currency	October 20, 1999

The office of each partnership is located at 522 Fifth Avenue, 13th Floor, New York, New York 10036, telephone (212) 296-1999.

Each partnership provides the opportunity to invest in futures, forward, and options contracts managed by experienced, professional trading advisors. Since each partnership’s assets are traded by different trading advisors, each employing a different trading program, you should review the specific information relating to each partnership and its trading advisors to better understand how a partnership may fit into your overall investment plan. If you decide to invest in more than one partnership, you may allocate your investment among any one or more of the partnerships and, after an initial six month holding period, you may shift your investment among one or more of the other Spectrum Series partnerships.

A futures contract is an agreement to buy or sell a fixed amount of a commodity or other underlying product, instrument or index at a predetermined price at a specified time in the future. In order to secure its obligation to make or take delivery under a futures contract, the trader must deposit funds, referred to as margin, with the commodity broker through which it trades. An option on a futures contract gives the buyer of the option, in exchange for a one-time payment known as premium, the right, but not the obligation, to buy or sell a futures contract at a specified price within a specified period of time. The seller of an option on a futures contract receives the premium payment and has the obligation to buy or sell the futures contract at the specified price within the specified period of time. Futures contracts and options on futures contracts are traded on U.S. and non-U.S. exchanges. A forward contract is an agreement directly between two parties to buy or sell a fixed amount of an underlying product at an agreed price at an agreed date in the future. Forward contracts are not traded on exchanges, but rather are traded in the dealer markets. A partnership may take long positions in futures, forward, and options contracts in which the partnership is obligated to take delivery of the underlying commodity, product, instrument, or index. A partnership also may take short positions in those contracts in which the partnership has an obligation to deliver the underlying commodity, product, instrument, or index. Futures, forward, and options contracts are traded in a number of commodities, products, instruments, and indices, including foreign currencies, financial instruments, precious and industrial metals, energy products, agricultural commodities, stock indices, and “soft” commodities like cotton and cocoa. For additional information on the futures, options, and forward markets, see “Statement of Additional Information” beginning on page •.

In order to facilitate trading by the trading advisors, the general partner for the partnerships, in its sole discretion, may either invest a portion of the partnership’s assets in an account managed by a trading advisor, or in interests in a separate trading company created by the general partner and advised by the trading advisor. It is anticipated that any such trading companies will take the form of limited liability companies for which the general partner will serve as trading manager and commodity pool operator (although they might also be created as limited partnerships or other types of entities). Other existing or future public and private commodity pools created by the general partner may invest in these trading companies. References to a partnership in this prospectus includes any trading company in which the partnership has invested, unless the context otherwise requires. To the extent that a partnership invests in a trading company to access the trading of a trading advisor, the fees and expenses payable by the partnership, including management and incentive fees and brokerage fees will remain the same as described in this prospectus, and the interest earned by the partnership on its assets will remain the same as described in this prospectus. As of the date of this prospectus, none of the partnerships has invested in a trading company.

The investment objective of each partnership is to achieve capital appreciation and to provide investors with the opportunity to diversify a portfolio of traditional investments consisting of stocks and bonds. While the partnerships have the same overall investment objective, and many of their trading advisors trade in the same futures, forward, and options contracts, each trading advisor and its trading programs trades differently. Each partnership has a different mix of trading advisors and trading programs. You should review and compare the specifics of each partnership, its terms, and its trading advisors before selecting one or more partnerships in which to invest.

Morgan Stanley Spectrum Select L.P.

This partnership allocates its assets among six trading advisors: EMC Capital Management, Inc., Graham Capital Management, L.P., Northfield Trading L.P., Rabar Market Research, Inc., Sunrise Capital Management, Inc., and Altis Partners (Jersey) Limited. Altis began trading a portion of Spectrum Select’s assets effective December 1, 2007. The trading advisors employ proprietary trading programs that seek to profit through the analysis of technical market information, such as analyzing actual daily, weekly, and monthly price fluctuations, volume variations, and changes in open interest. The trading advisors collectively trade futures, forwards, and options in a portfolio of agricultural commodities, energy products, foreign currencies, interest rates, precious and base metals, soft commodities, and stock indices. The average leverage employed by the partnership from February 2007 through January 2008 was 11.2 times net assets. The actual leverage used in each market may change over time due to liquidity, price action, risk considerations and changes in trading advisors.

Morgan Stanley Spectrum Technical L.P.

This partnership allocates its assets among six trading advisors: Campbell & Company, Inc., Chesapeake Capital Corporation, John W. Henry & Company, Inc., Winton Capital Management Limited, Rotella Capital Management, Inc., and Aspect Capital Limited. Aspect began trading a portion of Spectrum Technical’s assets effective December 1, 2007. The trading advisors employ proprietary trading programs that seek to identify and follow short- to long-term trends through the analysis of technical market information. The trading advisors collectively trade futures, forwards, and options in a portfolio of agricultural commodities, energy products, foreign currencies, interest rates, precious and base metals, soft commodities, and stock indices. The average leverage employed by the partnership from February 2007 through January 2008 was 14.6 times net assets. The actual leverage used in each market may change over time due to liquidity, price action, risk considerations and changes in trading advisors.

Morgan Stanley Spectrum Strategic L.P.

This partnership allocates its assets among three trading advisors: Blenheim Capital Management, L.L.C., Eclipse Capital Management, Inc., and FX Concepts Trading Advisor, Inc. The trading advisors collectively employ discretionary and systematic trading approaches that seek to profit through the analysis of fundamental and technical market information. The trading advisors collectively trade futures, forwards, and options in a portfolio of agricultural commodities, energy products, foreign currencies, interest rates, precious and base metals, soft commodities, and stock indices. The average leverage employed by the partnership from February 2007 through January 2008 was 6.3 times net assets. The actual leverage used in each market may change over time due to liquidity, price action, risk considerations and changes in trading advisors.

Effective January 1, 2008, the Spectrum Strategic allocation to Blenheim was effected by investing the assets allocated to Blenheim in a trading company, Morgan Stanley Managed Futures BHM I, LLC.

Effective February 29, 2008, Demeter Management Corporation terminated the management agreement by and among Demeter, Spectrum Strategic, and Cornerstone Quantitative Investment Group, Inc. Consequently, Cornerstone ceased all futures interests trading on behalf of Spectrum Strategic as of February 29, 2008, and Spectrum Strategic reallocated its assets among its remaining trading advisors.

Morgan Stanley Spectrum Global Balanced L.P.

This partnership allocates its assets among three trading advisors, SSARIS Advisors, LLC, Altis Partners (Jersey) Limited, and C-View International Limited. Altis and C-View began trading a portion of Spectrum Global Balanced’s assets effective December 1, 2007. The trading advisors employ proprietary trading programs that collectively trade futures, forwards, and options in a portfolio of agricultural commodities, energy products, foreign currencies, interest rates, precious and base metals, soft commodities, and stock indices. The average leverage employed by the partnership from February 2007 through January 2008 was 9.8 times net assets. The actual leverage used in each market may change over time due to liquidity, price action, risk considerations and changes in trading advisors.

Effective February 29, 2008, Demeter Management Corporation terminated the management agreement by and among Demeter, Spectrum Global Balanced, and Cornerstone Quantitative Investment Group, Inc. Consequently, Cornerstone ceased all futures interests trading on behalf of Spectrum Global Balanced as of February 29, 2008, and Spectrum Global Balanced reallocated its assets among its remaining trading advisors.

Morgan Stanley Spectrum Currency L.P.

This partnership allocates its assets among five trading advisors: John W. Henry & Company, Inc., Sunrise Capital Partners, LLC, C-View International Limited, DKR Fusion Management L.P., and FX Concepts Trading Advisor Inc. C-View, DKR, and FX Concepts began trading a portion of Spectrum Currency’s assets effective December 1, 2007. The trading advisors employ proprietary trading programs that seek to identify favorable price relationships between and among various global currency markets through the analysis of technical market information. The trading advisors collectively trade world currencies primarily in the forward dealer markets, but also in the futures and options markets. The average leverage employed by the partnership from February 2007 through January 2008 was 4.7 times net assets. The actual leverage used in each market may change over time due to liquidity, price action, risk considerations and changes in trading advisors.

Who May Subscribe

Investment Considerations

You must have a brokerage account with Morgan Stanley & Co. Incorporated, the selling agent for the partnerships, in order to purchase units in a partnership. You should purchase units in a partnership only if you have considered the risks involved in the investment and only if your financial condition permits you to bear those risks, including the risk of losing all or substantially all of your investment in the partnership. You should invest in the units only with the risk capital portion of your investment portfolio.

Minimum Investment

If you are a new investor in the Spectrum Series of partnerships, you must invest at least $5,000, unless you are investing through an IRA, in which case your minimum investment is $2,000. You may allocate your initial investment among any one or more of the partnerships in the Spectrum Series, but you must invest at least $1,000 in a partnership. Once you become an investor in any Spectrum Series partnership, you may increase that investment or make an investment in any other Spectrum Series partnership by making a contribution of at least $500. In the case of a Spectrum Series exchange, you must exchange a minimum of 50 units, unless you are liquidating your entire interest in a partnership.

If you are an investor in another limited partnership for which Demeter Management Corporation serves as the general partner and commodity pool operator, you may redeem your interest in that other partnership and use the proceeds to invest in any one or more of the Spectrum Series of partnerships. This is referred to as a Non-Series Exchange.

The general partner may, in its sole discretion, reject any subscription in whole or in part.

Financial Suitability

Unless otherwise specified in the subscription agreement under “State Suitability Requirements,” you must have either a net worth of at least $250,000, exclusive of home, furnishings, and automobiles, or both a net worth of at least $70,000, exclusive of home, furnishings, and automobiles, and an annual gross income of at least $70,000. You should be aware, however, that certain states impose more restrictive financial suitability standards and/or maximum investment limits. Before you invest you will be required to represent and warrant that you meet the applicable state minimum financial suitability standard set forth in the subscription agreement, which may also include a maximum investment limit.

Limited Revocation Right

After you subscribe for units in any Spectrum Series partnership, you will have limited rights to revoke your subscription. You may only revoke a subscription and receive a full refund of the subscription amount, plus any accrued interest, by delivering written notice to your Morgan Stanley & Co. Incorporated financial advisor who must forward the notice so that it is received by the general partner no later than 3:00 p.m., New York City time, on the date of the applicable monthly closing.

The Offering of Units

The Spectrum Series Continuous Offering

Each partnership is continuously offering units of limited partnership interest for sale at monthly closings held as of the last day of each month. Since you must subscribe for units prior to the month-end closing date, you will not know the actual per unit purchase price until after the monthly closing has occurred. The purchase price of each unit in a partnership will be equal to 100% of the partnership’s net asset value per unit as of the month-end closing date. The general partner calculates each partnership’s net asset value per unit on a monthly basis by dividing the partnership’s month-end net assets by the number of its month-end outstanding units. A partnership’s net assets is its assets minus its liabilities.

Escrow Terms

During each partnership’s continuous offering, your subscription will be transferred to, and held in escrow by, The Bank of New York, New York, New York. Subscription funds held in escrow will be invested in the escrow agent’s money market account and will earn interest at the rate then paid by the bank on that money market account. If the general partner accepts your subscription, the escrow agent will pay the subscription amount to the appropriate partnerships and pay any interest earned on those funds to Morgan Stanley & Co. Incorporated, the selling agent for each partnership. In turn, Morgan Stanley & Co. Incorporated will credit your customer account with the interest. If the general partner rejects a subscription, your account will be credited in an amount equal to the rejected subscription amount, together with any interest earned on those funds while held in escrow.

Summary of Risk Factors You Should Consider

•	These are speculative securities.

•	You could lose all or substantially all of your investment in the partnerships.

•	Past performance is not necessarily indicative of future results.

•	Each partnership’s futures, forward, and options trading is speculative and trading performance has been, and is expected to be, volatile.

•	Each partnership’s trading is highly leveraged, which accentuates the trading profit or loss on a trade.

•	You may not redeem your units until you have been an investor for at least six months.

•	If you redeem units within 24 months after they are purchased, you will pay a redemption charge, except in defined circumstances.

•	Units will not be listed on an exchange and no other secondary market will exist for the units.

•	Each partnership pays substantial charges and fees and must earn substantial trading profits in order to pay these expenses.

•	Profits earned by a partnership will be taxable to an investor even though the general partner does not intend to make any distributions.

Major Conflicts of Interest

•

Because the general partner, Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International plc and Morgan Stanley Capital Group Inc. are affiliates, the fees and other compensation received by those parties and the other terms relating to the operation of the partnerships and the sale of units were not negotiated by an independent party.

•

Because your Morgan Stanley & Co. Incorporated financial advisor receives a portion of the brokerage fees paid by the partnerships, your financial advisor has a conflict of interest in advising you in the purchase or redemption of units.

•

The trading advisors, commodity brokers, and general partner may trade futures, forwards, and options for their own accounts and, thus, they may compete with a partnership for positions. Also, the other commodity pools managed by the general partner and the trading advisors compete with the partnerships for positions. These conflicts can result in less favorable prices on the partnerships’ transactions.

The General Partner

The general partner for each partnership is Demeter Management Corporation, a Delaware corporation. The general partner is or has been the commodity pool operator of 38 commodity pools. As of January 31, 2008, the general partner managed approximately $2.9 billion of client assets. The general partner’s main business office is located at 522 Fifth Avenue, 13th Floor, New York, New York 10036, telephone (212) 296-1999.

The Commodity Brokers

The commodity brokers for the partnerships are responsible for holding the partnerships’ funds deposited with them as margin for trades and for assuring that the partnerships’ trades are properly processed and recorded or “cleared” by the clearinghouse affiliated with the exchange on which the trade took place.

Morgan Stanley & Co. Incorporated, an affiliate of the general partner, serves as the commodity broker for each partnership, with the exception of trades on the London Metal Exchange, which are cleared by Morgan Stanley & Co. International plc, also an affiliate of the general partner.

Morgan Stanley & Co. Incorporated also acts as the counterparty on all of the foreign currency forward trades for the partnerships. To the extent a trading advisor trades options on foreign currency forward trades for a partnership, Morgan Stanley Capital Group Inc., an affiliate of the general partner, acts as the counterparty on all such options on foreign currency forward trades.

Organizational Chart

Following is an organizational chart that shows the relationships among the various parties involved with each offering. All of the parties are affiliates of Morgan Stanley, except the trading advisors.

*	Demeter Management Corporation presently serves as the commodity pool operator for 18 other commodity pools. Morgan Stanley & Co. Incorporated acts as the commodity broker for all but one of the other commodity pools, and Morgan Stanley & Co. International plc serves as the commodity broker for trades of such pools that take place on the London Metal Exchange. Morgan Stanley & Co. Incorporated also serves as selling agent for all of the commodity pools managed by the general partner and serves as the counterparty on all foreign currency forward trades for the partnerships. To the extent a trading advisor trades options on foreign currency forward trades for a partnership, Morgan Stanley Capital Group Inc., an affiliate of the general partner, will act as the counterparty on all such options on foreign currency forward trades. All of the commodity pools, including the partnerships, are managed and traded independently of one another.

Fees to be Paid by the Partnerships

Each partnership currently pays the following fees:

	Management fee (annual rate)	Incentive fee(2)	Brokerage fee (annual rate)
	%	%	%
Spectrum Select	1.75, 2, 2.5 or 3(1)	15, 17.5 or 20(3)	6.00
Spectrum Technical	2 or 3(4)	19 or 20(5)	6.00
Spectrum Strategic	2 or 3(6)	15 or 20(7)	6.00
Spectrum Global Balanced	1.25, 1.75 or 2(8)	15 or 20(9)	4.60
Spectrum Currency	2	20	4.60

(1)	Altis receives a monthly management fee at a 1.75% annual rate. Graham receives a monthly management fee at a 2% annual rate. EMC and Rabar each receive a monthly management fee at a 2.5% annual rate. Northfield and Sunrise each receive a monthly management fee at a 3% annual rate.

(2)	Each partnership pays its trading advisors a monthly incentive fee.

(3)	Northfield and Sunrise each receive a monthly incentive fee equal to 15% of any trading profits. EMC and Rabar each receive a monthly incentive fee equal to 17.5% of any trading profits. Altis and Graham each receive a monthly incentive fee equal to 20% of any trading profits.

(4)

Aspect, JWH, Rotella and Winton each receive a monthly management fee at a 2% annual rate. Campbell and Chesapeake each receive a monthly management fee at a 3% annual rate. Effective September 1, 2007, Chesapeake agreed temporarily to waive the management fee it receives from Spectrum Technical. The waiver of the management fee remained in effect through December 31, 2007. Effective January 1, 2008, Chesapeake, in consultation with the general partner, has agreed to a further temporary partial waiver of the management fee it receives from Spectrum Technical. The general partner will notify you prior to the end of this management fee waiver. Due to Chesapeake’s partial waiver of the management fee, Spectrum Technical will pay a monthly management fee equal to 1/6 of 1% of the net assets of Spectrum Technical allocated to Chesapeake as of the beginning of each month (a 2% annual rate) effective January 1, 2008. Prior to the management fee waiver, Spectrum Technical paid Chesapeake a monthly management fee equal to 1/4 of 1% of the net assets of Spectrum Technical allocated to Chesapeake as of the beginning of each month (a 3% annual rate).

(5)	Chesapeake receives a monthly incentive fee equal to 19% of any trading profits. Aspect, Campbell, JWH, Rotella and Winton each receive a monthly incentive fee equal to 20% of any trading profits.

(6)	FX Concepts receives a monthly management fee at a 2% annual rate. Blenheim and Eclipse each receive a monthly management fee at a 3% annual rate.

(7)	Blenheim and Eclipse each receive a monthly incentive fee equal to 15% of any trading profits. FX Concepts receives a monthly incentive fee equal to 20% of any trading profits.

(8)	SSARIS receives a monthly management fee at a 1.25% annual rate. Altis receives a monthly management fee at a 1.75% annual rate. C-View receives a monthly management fee at a 2% annual rate.

(9)	SSARIS receives a monthly incentive fee equal to 15% of any trading profits. Altis and C-View each receive a monthly incentive fee equal to 20% of any trading profits.

The management fee payable to each trading advisor and the brokerage fee payable to Morgan Stanley & Co. Incorporated are based on a percentage of net assets and will be paid monthly regardless of a partnership’s performance. Each partnership pays its trading advisors an incentive fee only if trading profits are earned on the portion of net assets managed by the trading advisor. Trading profits represent the amount by which profits from futures, forward, and options trading exceed losses after brokerage, management, and incentive fees have been paid. You should understand that a trading advisor may receive an incentive fee even though the partnership as a whole is not profitable.

Neither you nor the partnerships will pay any selling commissions or continuing offering expenses in connection with the offering of units by the partnerships. Morgan Stanley & Co. Incorporated will pay all costs incurred in connection with the continuing offering of units of each partnership and will pay the ordinary administrative expenses of each partnership. Each partnership will pay any extraordinary expenses it may incur.

Break Even Analysis

Following is a table that sets forth the fees and expenses that you would incur on an initial investment of $5,000 in each partnership and the amount that your investment must earn, after taking into account estimated interest income, in order to break even after one year and after more than two years. The fees and expenses applicable to each partnership are described above.

	$5,000 Investment
	Spectrum Select	Spectrum Technical	Spectrum Strategic	Spectrum Global Balanced	Spectrum Currency
	$	$	$	$	$
Management Fee(1)	120.50	112.00	140.00	83.34	100.00
Brokerage Fee	300.00	300.00	300.00	230.00	230.00
Less: Interest Income(2)	(94.00)	(94.00)	(94.00)	(117.50)	(94.00)
Incentive Fee(3)	—	—	—	—	—
Redemption Charge(4)	102.04	102.04	102.04	102.04	102.04
Amount of trading profits a partnership must earn for you to recoup your initial investment at the end of one year after paying a redemption charge	428.54	420.04	448.04	297.88	338.04
Trading profits as percentage of net assets that a partnership must earn for you to recoup your initial investment at the end of one year after paying a redemption charge	8.57%	8.40%	8.96%	5.96%	6.76%
Amount of trading profits a partnership must earn each year for you to recoup your initial investment after two years with no redemption charge	326.50	318.00	346.00	195.84	236.00
Trading profits as percentage of net assets that a partnership must earn each year for you to recoup your initial investment after two years with no redemption charge	6.53%	6.36%	6.92%	3.92%	4.72%

(1)

Due to the varying management fees payable to each trading advisor for Spectrum Select, Spectrum Technical, Spectrum Strategic and Spectrum Global Balanced, a blended rate of 2.41%, 2.24%, 2.80% and 1.67% was used for Spectrum Select, Spectrum Technical, Spectrum Strategic and Spectrum Global Balanced, respectively, for this calculation. Effective September 1, 2007, Chesapeake agreed temporarily to waive the management fee it receives from Spectrum Technical. The waiver of the management fee remained in effect through December 31, 2007. Effective January 1, 2008, Chesapeake, in consultation with the general partner, has agreed to a further temporary partial waiver of the management fee it receives from Spectrum Technical. The general partner will notify you prior to the end of this management fee waiver. Due to Chesapeake’s partial waiver of the management fee, Spectrum Technical will pay a monthly management fee equal to 1/6 of 1% of the net assets of Spectrum Technical allocated to Chesapeake as of the beginning of each month (a 2% annual rate) effective January 1, 2008. Prior to the management fee waiver, Spectrum Technical paid the Trading Advisor a monthly management fee equal to 1/4 of 1% of the net assets of Spectrum Technical allocated to Chesapeake as of the beginning of each month (a 3% annual rate). Because the waiver of the management fee is temporary, the table does not reflect waiver of the fees.

(2)	The partnerships do not directly invest in interest-bearing instruments. Instead, each partnership is paid interest by Morgan Stanley & Co. Incorporated at each month-end on 80% (100% in the case of Spectrum Global Balanced) of the funds on deposit with the commodity broker at the rate equal to the monthly average of the 4-Week U.S. Treasury bill discount rate during such month. The rate used in each calculation was estimated based upon current Treasury bill rates of approximately 2.35%. Investors should be aware that the break even analysis will fluctuate as interest rates fluctuate, with the break even percentage declining as interest rates increase or increasing as interest rates decline.

(3)	Incentive fees are paid to a trading advisor only on trading profits earned on the assets of the partnership managed by that trading advisor. Trading profits are determined after deducting all partnership expenses attributable to the partnership assets managed by the trading advisor, other than any extraordinary expenses, and do not include interest income. Therefore, incentive fees will be zero at the partnership’s break even point on the assets managed by the trading advisor. Note, however, that because one trading advisor to a partnership could be profitable and earn an incentive fee while the other trading advisors are unprofitable such that the partnership has an overall trading loss, it is possible for a partnership to pay an incentive fee at a time when it has incurred overall losses.

(4)	Units redeemed at the end of 12 months from the date of purchase are generally subject to a 2% redemption charge; after 24 months there is no redemption charge.

Redemption Charges Incurred by You

You will pay a redemption charge equal to 2% of the net asset value of the units redeemed if you redeem within the first 12 months after the units were purchased, and 1% if you redeem units within the 13th through the 24th month after the units were purchased. Units are not subject to a redemption charge after you have owned them for more than 24 months.

You will not incur a redemption charge if you redeem units during the first 24 months after they were issued in the following circumstances:

•	If you redeem units immediately following notice of an increase in brokerage, management, or incentive fees.

•	If you redeem units in connection with an exchange for units in another Spectrum Series partnership.

•

If you acquire units with the proceeds from the redemption of interests in a non-Spectrum Series partnership for which Demeter Management Corporation serves as the general partner, you will not be subject to a redemption charge on those units when they are redeemed.

•

If you redeem units and use all or a portion of the proceeds of the redemption in a non-Spectrum Series exchange to purchase an interest in another limited partnership for which Demeter Management Corporation serves as general partner, you will not be subject to a redemption charge with respect to the proceeds used to purchase the interest in the other partnership. This is referred to as a Non-Series Exchange.

•

If you previously redeemed units and paid a redemption charge or held those units for at least 24 months, you will not have to pay a redemption charge on subsequently purchased units provided they are purchased within 12 months of the redemption of the old units and the purchase price of the new units does not exceed the net proceeds received from the prior redemption.

Redemptions

Once you have been an investor in any Spectrum Series partnership for more than six months, you are permitted to redeem any part of your investment, even if subsequent purchases have been held for less than six months. However, you will pay a redemption charge of 2% of the net asset value redeemed if your redeemed units were purchased within 12 months of the date of redemption, and 1% if purchased within 13 to 24 months of the date of redemption. You will not be subject to a redemption charge after you have owned your units for more than 24 months. Unless you are redeeming your entire interest in a partnership, redemptions may only be made in whole units, with a minimum of 50 units required for each redemption.

Exchange Right

You may redeem units in any partnership after you have been an investor for six months and use the proceeds to purchase units in one or more of the other partnerships in the Spectrum Series at a price equal to 100% of the net asset value per unit, without incurring any redemption or other charge on the transaction.

Distributions

The general partner currently does not intend to make any distribution of partnership profits.

Tax Considerations

The following tax aspects of owning units are based upon the opinion of legal counsel, Cadwalader, Wickersham & Taft LLP.

•

Even though the general partner currently does not intend to make distributions, your allocable share of the trading profits and other income of the partnerships in which you invest will be taxable to you.

•

The trading activities of each partnership, in general, generate capital gains and losses and ordinary income. 40% of any trading profits on U.S. exchange-traded contracts and certain forward contracts on foreign currency are taxed as short-term capital gains at your ordinary income tax rate, while 60% of such gains are taxed at your long-term capital gains tax rate. The general partner expects that each partnership’s trading gains from other contracts will be primarily short-term capital gains. This tax treatment applies regardless of how long you hold your units.

•

You may deduct losses on units against capital gains income. You may deduct losses in excess of capital gains against ordinary income only to the extent of $3,000 per year. You may also have to pay tax on a partnership’s interest income even though you have lost money on your units.

RISK FACTORS

This section includes all of the principal risks that you will face with an investment in the partnerships. Each risk factor applies equally to each partnership, except where specifically noted.

Trading and Performance Risks

The partnerships’ trading is speculative and volatile.    The rapid fluctuations in the market prices of futures, forwards, and options makes an investment in the partnerships volatile. Volatility is caused by changes in supply and demand relationships; weather; agricultural, trade, fiscal, monetary, and exchange control programs; U.S. and non-U.S. political and economic events and policies; and changes in interest rates. If a trading advisor incorrectly predicts the direction of prices, large losses may occur. As can be seen from the information in the performance capsules for the partnerships on pages • to •, each partnership has experienced volatility in its performance on both a monthly and an annual basis.

The partnerships’ trading is highly leveraged, which accentuates the trading profit or trading loss on a trade.    The trading advisors for each partnership use substantial leverage when trading, which could result in immediate and substantial losses. For example, if 10% of the face value of a contract is deposited as margin for that contract, a 10% decrease in the value of the contract would cause a total loss of the margin deposit. A decrease of more than 10% in the value of the contract would cause a loss greater than the amount of the margin deposit.

The leverage employed by the partnerships in their trading can vary substantially from month to month and can be significantly higher or lower than the averages set forth below. As an example of the leverage employed by the partnerships, set forth below is the average of the underlying value of each partnership’s month-end positions for the period February 2007 through January 2008 compared to the average month-end net assets of the partnership during such period. While the leverage employed on a trade will accentuate the trading profit or loss on that trade, one partnership’s overall leverage as compared to another partnership’s overall leverage does not necessarily mean that it will be more volatile than the other partnership. This can be seen by a review of the monthly rates of return for the partnerships on pages • to •.

Spectrum Select	11.2 times net assets

Spectrum Technical	14.6 times net assets

Spectrum Strategic	6.3 times net assets

Spectrum Global Balanced	9.8 times net assets

Spectrum Currency	4.7 times net assets

Options trading can be more volatile than futures trading.    Each partnership may trade options on futures. Although successful options trading requires many of the same skills as successful futures trading, the risks are different. Successful options trading requires a trader to accurately assess near-term market volatility because that volatility is immediately reflected in the price of outstanding options. Correct assessment of market volatility can therefore be of much greater significance in trading options than it is in many long-term futures strategies where volatility does not have as great an effect on the price of a futures contract.

During the period February 2007 through January 2008, only Spectrum Select, Spectrum Strategic and Spectrum Currency engaged in any significant options trading. Solely for the purpose of quantifying each partnership’s options trading as compared to its overall trading, the general partner has calculated a margin level for each partnership’s month-end options positions on a futures equivalent basis. Set forth below for Spectrum Select, Spectrum Strategic and Spectrum Currency are the average month-end estimated margin levels for each partnership’s options positions as a percent of total average month-end estimated margin requirements for the period February 2007 through January 2008. You should be aware, however, that in the future the level of each partnership’s options trading could vary significantly.

%
Spectrum Select	1.8
Spectrum Strategic	1.8
Spectrum Currency	0.1

You should not rely on the past performance of a partnership in deciding to purchase units.    Since the future performance of a partnership is unpredictable, each partnership’s past performance is not necessarily indicative of future results.

Market illiquidity may cause less favorable trade prices.    Although the trading advisors for each partnership generally will purchase and sell actively traded contracts where last trade price information and quoted prices are readily available, the prices at which a sale or purchase occur may differ from the prices expected because there may be a delay between receiving a quote and executing a trade, particularly in circumstances where a market has limited trading volume and prices are often quoted for relatively limited quantities. In addition, most U.S. futures exchanges have established “daily price fluctuation limits” which preclude the execution of trades at prices outside of the limit, and, from time to time, the CFTC or the exchanges may suspend trading in market disruption circumstances. In these cases it is possible that a partnership could be required to maintain a losing position that it otherwise would execute and incur significant losses or be unable to establish a position and miss a profit opportunity.

Trading on non-U.S. exchanges presents greater risks to each partnership than trading on U.S. exchanges.

•

Each partnership trades on exchanges located outside the U.S. Trading on U.S. exchanges is subject to CFTC regulation and oversight, including, for example, minimum capital requirements for commodity brokers, regulation of trading practices on the exchanges, prohibitions against trading ahead of customer orders, prohibitions against filling orders off exchanges, prescribed risk disclosure statements, testing and licensing of industry sales personnel and other industry professionals, and record keeping requirements. Trading on non-U.S. exchanges is not regulated by the CFTC or any other U.S. governmental agency or instrumentality and may be subject to regulations that are different from those to which U.S. exchange trading is subject, provide less protection to investors than trading on U.S. exchanges, and may be less vigorously enforced than regulations in the U.S.

•	Positions on non-U.S. exchanges also are subject to the risk of exchange controls, expropriation, excessive taxation or government disruptions.

•	A partnership could incur losses when determining the value of its non-U.S. positions in U.S. dollars because of fluctuations in exchange rates.

Each partnership must deposit margin with respect to the partnership’s futures and options contracts on both U.S. exchanges and on non-U.S. exchanges and must deposit margin with respect to its foreign currency forward contracts to assure the partnership’s performance on those contracts. Set forth below for each partnership is the average percentage of month-end estimated margin requirements for the period February 2007 through January 2008 that relate to futures and options contracts on non-U.S. exchanges as compared to the partnership’s total average month-end estimated margin requirements. This information will provide you with a sense of the magnitude of each partnership’s trading on non-U.S. exchanges, and, therefore, the relevance of the risks described in the prior paragraph to each partnership. You should be aware, however, that the percentage of each partnership’s margin requirements that relate to positions on non-U.S. exchanges varies from month to month and can be significantly higher or lower than the percentages set forth below.

%
Spectrum Select	32.1
Spectrum Technical	40.8
Spectrum Strategic	27.2
Spectrum Global Balanced	33.9
Spectrum Currency	0.0

The unregulated nature of the forward markets creates counterparty risks that do not exist in futures trading on exchanges.    Unlike futures contracts, forward contracts are entered into between private parties off an exchange and are not regulated by the CFTC or by any other U.S. government agency. Because forward contracts are not traded on an exchange, the performance of those contracts is not guaranteed by an exchange or clearinghouse and the partnership is at risk to the ability of the counterparty to the trade to perform on the forward contract. Because trading in the forward markets is not regulated, there are no specific standards or regulatory supervision of trade pricing and other trading activities that occur in those markets. Because the partnerships trade forward contracts in foreign currency with Morgan Stanley & Co. Incorporated, they are at risk to the creditworthiness and trading practices of Morgan Stanley & Co. Incorporated as the counterparty to the trades.

As the counterparty to all of the partnerships’ foreign currency forward contracts, Morgan Stanley & Co. Incorporated requires the partnerships to make margin deposits to assure the partnerships’ performance on those contracts. Set forth below for each partnership is the average percentage of month-end estimated margin requirements for foreign currency forward contracts for the period February 2007 through January 2008, as compared to the partnership’s total average month-end estimated margin requirements. Although such contracts are not exchange-traded, and therefore not subject to exchange-set margin requirements, the estimated margin requirements for foreign currency forward contracts used in the percentages below are representative of the margin requirements for similar contracts traded on an exchange. This information will provide you with a sense of the magnitude of each partnership’s trading in the forward contracts markets as compared to its trading of futures and options contracts on regulated exchanges, and, therefore, the relevance of the risks described in the prior paragraphs to each partnership. You should be aware that the percentage of each partnership’s margin requirements that relates to forward contracts varies from month to month and can be significantly higher or lower than the percentages set forth below.

%
Spectrum Select	25.6
Spectrum Technical	17.6
Spectrum Strategic	20.4
Spectrum Global Balanced	20.7
Spectrum Currency	100.0

The partnerships are subject to speculative position limits.    The CFTC and U.S. futures exchanges have established speculative position limits on the maximum number of futures and options positions that may be held or controlled by any one person or group. Therefore, a trading advisor may have to reduce the size of its futures position in order to avoid exceeding position limits, which could adversely affect the profitability of a partnership.

The partnerships could lose assets and have their trading disrupted if any of a partnership’s trading advisors commits a trading error or if a commodity broker or others become bankrupt.    The partnerships’ assets could be lost or impounded and trading suspended if a partnership’s trading advisor commits a trading error executed on behalf of the partnership, or if a commodity broker, an exchange or a clearinghouse becomes insolvent or involved in lengthy bankruptcy proceedings. In the event of insolvency or bankruptcy of a commodity broker, exchange or clearinghouse, the partnerships could lose all or a significant portion of their funds held by the commodity broker, exchange or clearinghouse, as they would be entitled only to a pro rata portion of the customer segregated funds of such commodity broker, exchange or clearinghouse in the event of a shortfall of such segregated funds.

Partnership and Offering Risks

Each partnership incurs substantial charges.    Each partnership must pay substantial charges and must earn significant trading profits just to pay those expenses. The general partner estimates the percentage of partnership net assets that must be earned each year in order for each partnership to break even without accounting for a redemption charge to be:

%
Spectrum Select	6.53
Spectrum Technical	6.36
Spectrum Strategic	6.92
Spectrum Global Balanced	3.92
Spectrum Currency	4.72

For actual past performance results relating to each partnership, including when a partnership did not break even, see each partnership’s performance capsule on pages • to •.

Incentive fees may be paid by a partnership even though the partnership sustains trading losses.    Each partnership pays each of its trading advisors an incentive fee based upon partnership trading profits earned by that trading advisor. These trading profits include unrealized appreciation on open positions. Accordingly, it is possible that a partnership will pay an incentive fee on trading profits that do not become realized. Also, each trading advisor will retain all incentive fees paid to it, even if the assets of a partnership managed by the trading advisor incur a subsequent loss after payment of an incentive fee. Because incentive fees are paid monthly by all of the partnerships it is possible that an incentive fee may be paid by such partnerships to a trading advisor during a year in which the assets allocated to the trading advisor suffer a loss for the year. Because each trading advisor for a partnership receives an incentive fee based on the trading profits earned by it for the partnership, the trading advisor may have an incentive to make investments that are riskier than would be the case in the absence of such an incentive fee.

For all of the partnerships, it is possible that one trading advisor for a partnership may generate trading profits on which it has earned an incentive fee, while the other trading advisors simultaneously incur losses such that the partnership is paying an incentive fee when it has sustained an overall trading loss.

Restricted investment liquidity in the units.    There is no secondary market for units and you are not permitted to redeem your units until you have been an investor in the Spectrum Series of partnerships for at least six months. After the initial six-month period, you may redeem your units at any month-end, but you may have to pay a redemption charge if you redeem units during the first 24 months after they were purchased. Your right to receive payment on a redemption is not absolute and is dependent upon the partnership having sufficient assets to pay its liabilities on the redemption date, and the general partner receiving your request for redemption no later than 3:00 p.m., New York City time, on the date of the applicable monthly closing.

The general partner will not permit a transfer or assignment of units unless it is satisfied that the transfer or assignment would not be in violation of Delaware law or applicable federal, state, or non-U.S. securities laws and notwithstanding any transfer or assignment, the partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Internal Revenue Code of 1986, as amended. No transfer or assignment of units will be effective or recognized by a partnership if the transfer or assignment would result in the termination of that partnership for federal income tax purposes. Any attempt to transfer or assign units in violation of the limited partnership agreement will be ineffective.

Each partnership’s structure has conflicts of interest.

•

The general partner and each commodity broker are affiliates. As a result, the fees and other compensation received by these parties and other terms relating to the operation of the partnerships and the sale of the units have not been independently negotiated.

•

Employees of Morgan Stanley & Co. Incorporated receive a portion of the brokerage fees paid by the partnerships. Therefore, those employees have a conflict of interest in advising you in the purchase or redemption of units.

•

The trading advisors, commodity brokers, and general partner may trade futures, forwards, and options for their own accounts, and thus they may compete with a partnership for positions. Also, the other commodity pools managed by the general partner and the trading advisors compete with the partnerships for positions. These conflicts can result in less favorable prices on the partnerships’ transactions.

An investment in units may not diversify an overall portfolio.    Because futures, forwards, and options have historically performed independently of traditional investments, the general partner believes that managed futures funds like the partnerships can diversify a portfolio of stocks and bonds. However, the general partner cannot assure you that any of the partnerships will perform with a significant degree of non-correlation to your other investments in the future. Information showing the monthly correlation comparison of each partnership to the S&P 500 Index and to the Citigroup Corporate Bond Index is provided on pages • to •.

The partnerships are not registered investment companies.    The partnerships are not required to register as investment companies under the Investment Company Act of 1940, as amended. Accordingly, you will not have the protections afforded by the Investment Company Act of 1940 (which, among other matters, requires investment companies to have a majority of disinterested directors and regulates the relationship between the advisor and the investment company).

Trading Advisor Risks

Reliance on the trading advisors to trade successfully.    The trading advisors are responsible for making all trading decisions for the partnerships. The general partner cannot assure you that the trading programs employed by the trading advisors will be successful.

Market factors may adversely influence the trading programs.    Often, the most unprofitable market conditions for the partnerships are those in which prices “whipsaw,” moving quickly upward, then reversing, then moving upward again, then reversing again. In these conditions, the trading advisors may establish positions based on incorrectly identifying both the brief upward or downward price movements as trends when in fact no trends sufficient to generate profits develop.

Possible consequences of using multiple trading advisors.    Each of the partnerships has more than one trading advisor, and each trading advisor will make trading decisions independent of the other trading advisors. As a result, it is possible that the trading advisors for a partnership could hold opposite positions in the same or similar futures, forwards, or options, thereby offsetting any potential for profit from these positions for the partnership. It is also possible that the trading advisors for a partnership may hold similar positions in the same or similar futures, forwards, or options, thereby compounding a potential losing position.

Increasing the assets managed by a trading advisor may adversely affect performance.    The rates of return achieved by trading advisors may diminish as the assets under their management increase. This can occur for many reasons, including the inability of the trading advisor to execute larger position sizes at desired prices and because of the need to adjust the trading advisor’s trading program to avoid exceeding speculative position limits. These are limits established by the CFTC and the exchanges on the number of speculative futures and options contracts in a commodity that one trader may own or control. You should know that the trading advisors have not agreed to limit the amount of additional assets that they will manage, and that three of the partnerships’ trading advisors have experienced a significant increase in assets under management. The assets under management for Graham, one of the trading advisors for Spectrum Select, have increased from approximately $3 billion on February 29, 2004 to approximately $5.2 billion on January 31, 2008. The assets under management for Winton, a trading advisor for Spectrum Technical, have increased from $1.9 billion as of February 28, 2005 to $12.3 billion as of January 31, 2008.

Limited partners will not be aware of changes to trading programs.     Because of the proprietary nature of each trading advisor’s trading program, limited partners generally will not be advised if adjustments are made to a trading advisor’s trading program in order to accommodate additional assets under management or for any other reason.

Limited term of management agreements may limit access to a trading advisor.    When the management agreement with a trading advisor expires, the general partner may not be able to enter into arrangements with that trading advisor or another trading advisor on terms substantially similar to the management agreements described in this prospectus. Currently, most of the management agreements with each partnership have one-year terms, which renew annually unless terminated by the general partner or the trading advisor.

Northfield’s, Graham’s, Eclipse’s and C-View’s use of an increased rate of leverage could affect performance.    The general partner and Northfield, one of the trading advisors for Spectrum Select, have agreed that Northfield will leverage the funds of Spectrum Select allocated to Northfield at 150% the leverage Northfield normally applies to its Diversified Program. The general partner and Graham, one of the trading advisors for Spectrum Select, have agreed that Graham will leverage the funds of Spectrum Select allocated to Graham at 150% the leverage Graham normally applies to its Global Diversified Program. In addition, the general partner and Eclipse, one of the trading advisors for Spectrum Strategic, have agreed that Eclipse will leverage the funds of Spectrum Strategic allocated to Eclipse at 150% the leverage Eclipse normally applies to its Global Monetary Program. Additionally, the general partner and C-View, one of the trading advisors for both Spectrum Global Balanced and Spectrum Currency, have agreed that C-View will leverage the funds of Spectrum Global Balanced and Spectrum Currency allocated to C-View at 200% the leverage C-View normally applies to its Managed Account 3X Program. This increased leverage could, depending on Northfield’s, Graham’s, Eclipse’s and C-View’s performance, result in increased gain or loss and trading volatility, as compared to other accounts employing Northfield’s Diversified Program at standard leverage, Graham’s Global Diversified Program at standard leverage, Eclipse’s Global Monetary Program at standard leverage, and C-View’s Managed Account 3x Program at standard leverage.

Taxation Risks

Even though the partnerships do not intend to make distributions, you will be liable for taxes on your share of any trading profits and any other income of the partnerships in which you have invested.    For U.S. federal income tax purposes, if a partnership in which you own units has taxable income for a year, that income will be taxable to you in accordance with your allocable share of income from the partnership, whether or not any amounts have been distributed to you. The general partner presently does not intend to make distributions from the partnerships. Accordingly, it is anticipated that you will incur tax liabilities as a result of being allocated taxable income from a partnership even though you will not receive current cash distributions with which to pay the taxes.

The partnerships’ tax returns could be audited.    The IRS could audit a partnership’s tax return. If an audit results in an adjustment to a partnership’s tax return, you could be required to file an amended tax return.

A portion of the profits on each partnership’s trading activities will cause you to recognize short-term capital gain.    Profits on futures contracts traded on regulated U.S. and some non-U.S. exchanges, certain foreign currency contracts traded in the interbank market, and U.S. and some non-U.S. exchange-traded options on commodities are generally treated as short-term capital gain to the extent of 40% of the gain and currently taxed at a maximum tax rate of 35%. A partnership’s trading gains from open contracts are expected to be primarily short-term capital gains. Losses on units may generally be deducted against capital gains. However, capital losses in excess of capital gains may only be deducted against ordinary income to the extent of $3,000 per year. Consequently, you could pay tax on a partnership’s interest income even though you have lost money on your units.

CONFLICTS OF INTEREST

While the general partner, each commodity broker and their affiliates will seek to avoid conflicts of interest to the extent feasible and to resolve all conflicts that may arise equitably and in a manner consistent with their responsibilities to the partnerships, no specific policies regarding conflicts of interest have been or are intended to be adopted by the general partner or the partnerships. The following are actual and potential conflicts of interest that do and may continue to exist with respect to the partnerships.

The brokerage arrangements with affiliates of the general partner were not negotiated at arm’s-length or reviewed by any independent party for fairness.

The general partner and each commodity broker are wholly-owned subsidiaries of Morgan Stanley. Morgan Stanley & Co. Incorporated as commodity broker for each partnership receives a monthly brokerage fee from each partnership. Morgan Stanley & Co. International plc will serve as the clearing commodity broker for each partnership’s trades on the London Metal Exchange; however, Morgan Stanley & Co. International plc’s fees will be paid by Morgan Stanley & Co. Incorporated and not by the partnerships. Because the general partner is an affiliate of each commodity broker, the flat-rate brokerage fees charged to each partnership have not been negotiated at arm’s-length. Moreover, the general partner has a conflict of interest in managing the partnerships for your benefit, obtaining favorable brokerage fees for the commodity brokers, and retaining the commodity brokers. In addition, the brokerage fees generated by the partnerships are used by Morgan Stanley & Co. Incorporated as a factor in determining the salaries and bonuses of its employees who are also officers and directors of the general partner. Other customers of Morgan Stanley & Co. Incorporated who maintain commodity trading accounts of over $1,000,000 pay commissions at negotiated rates that may be less than the rate paid by each partnership.

The general partner has a disincentive to replace the commodity brokers.

The general partner has a disincentive to replace the commodity brokers because they are affiliates of the general partner and receive compensation for serving as the partnerships’ commodity brokers. Further, certain of the principals and associated persons of the general partner are also principals or associated persons of Morgan Stanley & Co. Incorporated or other affiliates of the general partner. In connection with this conflict of interest, you should understand that Morgan Stanley & Co. Incorporated as commodity broker receives a monthly flat-rate brokerage fee from each partnership. From its brokerage fee, Morgan Stanley & Co. Incorporated pays or reimburses each partnership for the transaction fees and costs charged for clearing the partnership’s futures and options trades and similar clearing charges by Morgan Stanley & Co. Incorporated, as the counterparty on each partnership’s foreign currency forward trades and by Morgan Stanley Capital Group Inc., as the counterparty on all options on foreign currency forward trades.

While each partnership has the right to seek lower commission rates from other commodity brokers at any time, the general partner believes that the customer agreements and other arrangements between each partnership and the commodity brokers are fair, reasonable, and competitive, and represent the best price and services available, considering the following factors: the commodity broker pays the expenses of organizing the partnerships, offering the units, and the partnerships’ ordinary administrative expenses. None of these expenses would ordinarily be paid by an independent commodity broker, and these expenses would otherwise have to be borne by the partnerships. Further, the general partner provides ongoing services to the partnerships, including administering the redemption and exchanges of units, and the general partner has financial obligations as the general partner of the partnerships. The general partner is not reimbursed or otherwise compensated by the partnerships for these services or obligations.

The general partner reviews the brokerage and foreign currency forward counterparty arrangements annually to ensure that they are fair, reasonable, and competitive, and that they represent the best price and services available, taking into consideration the size and trading activity of each partnership and the services provided, and the costs, expenses, and risk borne by the commodity brokers and the general partner.

The terms of this offering were not subject to independent due diligence.

The partnerships, the commodity brokers, and the general partner are represented by a single counsel. Therefore, the terms of this offering relating to those parties were not negotiated at arm’s-length. In addition, no independent due diligence has been conducted with respect to this offering.

Employees of Morgan Stanley & Co. Incorporated are compensated based upon your investment and redemption decisions.

Morgan Stanley & Co. Incorporated, as commodity broker, pays a significant portion of the brokerage fees it receives from each partnership to its employees for providing continuing assistance to limited partners. Therefore, because Morgan Stanley & Co. Incorporated’s employees are directly compensated based on your decision to purchase and retain units in a partnership, they have a conflict of interest when advising you to purchase or redeem units in a partnership.

The selection of a trading advisor may benefit Morgan Stanley & Co. Incorporated as commodity broker.

The general partner is responsible for selecting and replacing, if necessary, each trading advisor. However, since selecting trading advisors who engage in a high volume of trades will increase commodity broker costs, without necessarily increasing revenue, the general partner has an incentive to select trading advisors who trade less frequently.

Affiliates of the general partner, the trading advisors, and the commodity brokers may trade for their own accounts in competition with the partnerships.

The general partner does not trade futures, forwards, or options for its own account, but officers, directors, and employees of the general partner, the commodity brokers, and the trading advisors and their affiliates, principals, officers, directors, and employees, may trade futures, forwards, and options for their own proprietary accounts. Their trading records will not be available to you. As a result, you will not be able to compare the performance of their trading to the performance of the partnerships.

The commodity brokers are large futures commission merchants, handling substantial customer business in physical commodities and futures, forwards, and options. Thus, the commodity brokers may effect transactions for the account of a partnership in which the other parties to such transactions are employees or affiliates of the general partner, a trading advisor, the commodity brokers, or customers or correspondents of the commodity brokers. These persons might also compete with a partnership in bidding on purchases or sales of futures, forwards, and options without knowing that the partnership is also bidding. It is possible that transactions for these other persons might be effected when similar trades for one or more partnerships are not executed or are executed at less favorable prices.

The trading advisors manage other accounts that will compete with the partnerships.

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Each trading advisor manages other accounts trading futures, forwards, and options, in addition to the partnerships’ accounts. Each trading advisor must aggregate futures and options positions in other accounts managed by it with futures and options positions in the applicable partnership’s account for speculative position limit purposes. This may require a trading advisor to liquidate or modify positions for all of its accounts, which could adversely affect the partnership’s performance.

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The trading advisors may manage accounts that pay fees higher than the fees paid by the partnerships. In such case, the trading advisor will have a conflict of interest in rendering advice to a partnership because the compensation it receives for managing another account exceeds the compensation it receives for managing the partnership’s account.

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If a trading advisor makes trading decisions for other accounts and a partnership’s account at or about the same time, the partnership may be competing with those other accounts for the same or similar positions.

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The trading advisors’ records for these other accounts will not be made available to you. As a result, you will not be able to compare the performance of these accounts to the performance of the partnerships.

The lack of distributions increases the fees paid to affiliates of the general partner.

The general partner is responsible for determining whether and when to distribute trading profits earned by a partnership. Since the general partner currently does not intend to distribute trading profits, Morgan Stanley & Co. Incorporated as commodity broker will receive increased brokerage fees, because these fees are based upon the net asset value of a partnership, and net asset value will increase by retaining a partnership’s trading profits.

Customer agreements with the commodity brokers permit actions which could result in losses or lost profit opportunity.

Under each customer agreement for a partnership, all funds, futures, forward, options, and securities positions, and credits carried for the partnership are held as security for its obligations to the commodity broker; the margins necessary to initiate or maintain open positions will be established by the commodity broker from time to time; and the commodity broker may close out positions, purchase futures, forwards and options, or cancel orders at any time it deems necessary for its protection, without the consent of the partnership. For example, a commodity broker may determine to take any of these actions if prices in the futures markets are moving rapidly against a partnership’s positions and the commodity broker is concerned that potential losses could exceed the partnership’s assets such that the commodity broker would be left to incur the loss. While not a likely occurrence, it is possible for the trading advisors to believe that market conditions will change and that existing positions or trades they wish to make would be profitable, such that the actions of the commodity broker preclude the partnership from engaging in profitable transactions or avoiding losses.

Each commodity broker or the general partner, or the investors in each partnership by majority vote, may terminate the brokerage relationship upon prior written notice.

FIDUCIARY RESPONSIBILITY AND LIABILITY

You should be aware that the general partner has a fiduciary duty under the limited partnership agreements and the Delaware Revised Uniform Limited Partnership Act to exercise good faith and fairness in all dealings affecting the partnerships. The limited partnership agreements do not permit the general partner to limit, by any means, the fiduciary duty it owes to investors. In the event that you believe the general partner has violated its responsibilities, you may seek legal relief under the Partnership Act, the Commodity Exchange Act, as amended, applicable federal and state securities laws, and other applicable laws. Each trading advisor also has a fiduciary duty under applicable law to each partnership it advises.

The limited partnership agreements, the customer agreements, and the selling agreement generally provide that the general partner, the commodity brokers, the selling agents, and their affiliates shall not be liable to a partnership or its investors for any act or omission by or on behalf of the partnership which the general partner, the commodity brokers, the selling agents or their affiliates, as applicable, determines in good faith to be in the best interests of the partnership, unless the act or omission constituted misconduct or negligence.

Under the limited partnership agreements, the customer agreements, and the selling agreement, each partnership has generally agreed to indemnify and defend the general partner, the commodity brokers, the selling agents and their affiliates, against any loss, liability, damage, cost, or expense (including attorneys’ and accountants’ fees and expenses) they incur which arise from acts or omissions undertaken by or on behalf of the partnership, including claims by investors. These indemnities apply where the general partner, the commodity brokers, the selling agents or their affiliates, as applicable, has determined, in good faith, that the act or omission was in the best interests of the partnership, and the act or omission was not the result of misconduct or negligence. Payment of any indemnity by a partnership would reduce the net assets of that partnership. The partnerships do not carry liability insurance covering such potential losses or indemnification exposure.

No indemnification of the general partner, the commodity brokers, the selling agents, or their affiliates by a partnership is permitted for losses, liabilities, or expenses arising out of alleged violations of federal or state securities laws unless a court has found in favor of the indemnitee on the merits of the claim, or a court has dismissed the claim with prejudice on the merits, or a court has approved a settlement on the claim and found that the indemnification should be made by the partnership. Where court approval for indemnification is sought, the person claiming indemnification must advise the court of the views on indemnification of the SEC and the relevant state securities administrators. It is the opinion of the SEC that indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons of a partnership or the general partner is against public policy and is therefore unenforceable. The CFTC has issued a statement of policy relating to indemnification of officers and directors of a futures commission merchant, such as the commodity brokers, and its controlling persons under which the CFTC has taken the position that whether such an indemnification is consistent with the policies expressed in the Commodity Exchange Act will be determined by the CFTC on a case-by-case basis.

Each management agreement generally provides that the trading advisor and its affiliates will not be liable to the partnership or the general partner or their partners, officers, shareholders, directors, or controlling persons. However, the trading advisor is liable for acts or omissions of the trading advisor or its affiliates if the act or omission constitutes a breach of the management agreement or a representation, warranty or covenant in the management agreement, constitutes willful misconduct or negligence, or is the result of such persons not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the partnership. Each trading advisor has specifically assumed financial responsibility for its errors in transmitting orders for the purchase or sale of futures interests; provided, that, (a) in the case of Rotella Capital Management, the trading advisor is liable for trading errors only where a loss is directly caused by an act or omission which constitutes willful misconduct or negligence or from the trading advisor not having acted in good faith and in the reasonable belief that such acts or omissions were, or not opposed to, the best interests of the partnership, and (b) in the case of Aspect Capital Limited, the trading advisor is financially liable for human errors in inputting trading signals or communicating orders for execution to the extent they equal or exceed 0.06% of net assets allocated to Aspect Capital Limited or such other agreed amount and is liable for other errors to the extent they result from the trading advisor’s willful misconduct or negligence or result from the trading advisor not having acted in good faith and in the reasonable belief that the trading advisor’s acts or omissions were in, or not opposed to, the best interests of Spectrum Technical. Each partnership has agreed to indemnify and defend its trading advisors and their affiliates against any loss, claim, damage, liability, cost, and expense resulting from a demand, claim, lawsuit, action, or proceeding (other than those incurred as a result of claims brought by or in the right of the indemnified party), relating to the trading activities of the partnership, if a court finds, or independent counsel renders an opinion, that the action or inaction giving rise to the claim did not constitute negligence, willful misconduct or a breach of the management agreement or a representation, warranty or covenant of the trading advisor in that agreement, and was done in good faith and in a manner the indemnified party reasonably believed to be in, or not opposed to, the best interests of the partnership.

Each partnership will also indemnify its trading advisors and their affiliates against certain losses, claims, damages, liabilities, costs, and expenses, including, but not limited to, those arising under certain federal securities laws, the Commodity Exchange Act, or the securities or Blue Sky law of any jurisdiction, or other laws, including in respect of the offer or sale of units. This indemnification obligation may include any actual or alleged misleading or untrue statement of a material fact, or actual or alleged omission of a material fact, made in the registration statement, prospectus, or related selling material, so long as the statement or omission is not a misleading or untrue statement or omission relating to the trading advisor or its principals, was not made in reliance upon, and in conformity with, information or instructions furnished by the trading advisor, or does not result from a breach by the trading advisor of any representation, warranty or agreement relating to the offering. It is the position of the SEC and some state securities regulators that indemnification in connection with violations of the securities laws is against public policy and void.

If you have questions concerning the duties of the partnerships, the general partner, the commodity brokers, the selling agent, any additional seller, or the trading advisors, you should consult with your attorney.

DESCRIPTION OF CHARGES

Charges To Each Partnership

Each partnership is subject to substantial charges, all of which are described below. The charges described below represent all of the fees and compensation payable by the partnerships to the trading advisors and commodity brokers and dealers. The charges actually incurred by each partnership are set forth in their statements of operations which can be found on pages F-• to F-• of the prospectus, for periods covered by those statements.

Spectrum Select

Entity	Form of Compensation	Amount of Compensation
The trading advisors	Monthly management fee.	1/12 of 1.75% of the net assets allocated to Altis. 1/12 of 2% of the net assets allocated to Graham. 1/12 of 2.5% of the net assets allocated to each of EMC and Rabar. 1/12 of 3% of the net assets allocated to each of Northfield and Sunrise.

	Monthly incentive fee.	15% of the trading profits experienced with respect to the net assets allocated to each of Northfield and Sunrise, 17.5% of the trading profits experienced with respect to net assets allocated to EMC and Rabar, and 20% of the trading profits experienced with respect to net assets allocated to each of Altis and Graham.

The commodity brokers and dealers	Monthly brokerage fee to Morgan Stanley & Co. Incorporated.	1/12 of 6.00% of the partnership’s net assets.

	Financial benefit to Morgan Stanley & Co. Incorporated from interest earned on the partnership’s assets in excess of the interest paid to the partnership. As of the date of this prospectus, Morgan Stanley & Co. Incorporated does not receive a financial benefit from compensating balance treatment in connection with its designation of a bank or banks in which the partnership’s assets are deposited, but may in the future.	The excess net interest benefit and any potential compensating balance benefit to Morgan Stanley & Co. Incorporated is estimated at less than 2% of the partnership’s annual average month-end net assets. The aggregate of the brokerage fee payable by the partnership and net excess interest benefit and any potential compensating balance benefit to Morgan Stanley & Co. Incorporated (after crediting the partnership with interest) will not exceed 14% annually of the partnership’s average month-end net assets during a calendar year.

	Each dealer, including Morgan Stanley & Co. Incorporated and Morgan Stanley Capital Group Inc., executing the partnership’s foreign currency forward trades or options on foreign currency forward trades generally will earn a profit on each trade it executes.	Bid/ask spread or other profit to the dealer on foreign currency forward trades and options on foreign currency forward trades, which is built into the price on the trade with the partnership.

Spectrum Technical

Entity	Form of Compensation	Amount of Compensation
The trading advisors	Monthly management fee.	1/12 of 2% of the net assets allocated to each of Aspect, JWH, Rotella and Winton, 1/12 of 3% of the net assets allocated to each of Campbell and Chesapeake. (Effective September 1, 2007, Chesapeake agreed temporarily to waive the management fee it receives from Spectrum Technical. The waiver of the management fee remained in effect through December 31, 2007. Effective January 1, 2008, Chesapeake, in consultation with the general partner, has agreed to a further temporary partial waiver of the management fee it receives from Spectrum Technical. The general partner will notify you prior to the end of this management fee waiver. Due to Chesapeake’s partial waiver of the management fee, Spectrum Technical will pay a monthly management fee equal to 1/6 of 1% of the net assets of Spectrum Technical allocated to Chesapeake as of the beginning of each month (a 2% annual rate) effective January 1, 2008. Prior to the management fee waiver, Spectrum Technical paid Chesapeake a monthly management fee equal to 1/4 of 1% of the net assets of Spectrum Technical allocated to Chesapeake as of the beginning of each month (a 3% annual rate)).

	Monthly incentive fee.	19% of the trading profits experienced with respect to the net assets allocated to Chesapeake and 20% of the trading profits experienced with respect to the net assets allocated to each of Aspect, Campbell, JWH, Rotella and Winton.

The commodity brokers and dealers	Monthly brokerage fee to Morgan Stanley & Co. Incorporated.	1/12 of 6.00% of the partnership’s net assets.

	Financial benefit to Morgan Stanley & Co. Incorporated from interest earned on the partnership’s assets in excess of the interest paid to the partnership. As of the date of this prospectus, Morgan Stanley & Co. Incorporated does not receive a financial benefit from compensating balance treatment in connection with its designation of a bank or banks in which the partnership’s assets are deposited, but may in the future.	The excess net interest benefit and any potential compensating balance benefit to Morgan Stanley & Co. Incorporated is estimated at less than 2% of the partnership’s annual average month-end net assets. The aggregate of the brokerage fee payable by the partnership and net excess interest benefit and any potential compensating balance benefit to Morgan Stanley & Co. Incorporated (after crediting the partnership with interest) will not exceed 14% annually of the partnership’s average month-end net assets during a calendar year.

Entity	Form of Compensation	Amount of Compensation
	Each dealer, including Morgan Stanley & Co. Incorporated and Morgan Stanley Capital Group Inc., executing the partnership’s foreign currency forward trades or options on foreign currency forward trades generally will earn a profit on each trade it executes.	Bid/ask spread or other profit to the dealer on foreign currency forward trades and options on foreign currency forward trades, which is built into the price on the trade with the partnership.

Spectrum Strategic

Entity	Form of Compensation	Amount of Compensation

The trading advisors	Monthly management fee.	1/12 of 2% of the net assets allocated to FX Concepts. 1/12 of 3% of the net assets allocated to each of Blenheim and Eclipse.

	Monthly incentive fee.	15% of the trading profits experienced with respect to the net assets allocated to each of Blenheim and Eclipse, and 20% of the trading profits experienced with respect to net assets allocated to FX Concepts.

The commodity brokers and dealers	Monthly brokerage fee to Morgan Stanley & Co. Incorporated.	1/12 of 6.00% of the partnership’s net assets.

	Financial benefit to Morgan Stanley & Co. Incorporated from interest earned on the partnership’s assets in excess of the interest paid to the partnership. As of the date of this prospectus, Morgan Stanley & Co. Incorporated does not receive a financial benefit from compensating balance treatment in connection with its designation of a bank or banks in which the partnership’s assets are deposited, but may in the future.	The excess net interest benefit and any potential compensating balance benefit to Morgan Stanley & Co. Incorporated is estimated at less than 2% of the partnership’s annual average month-end net assets. The aggregate of the brokerage fee payable by the partnership and net excess interest benefit and any potential compensating balance benefit to Morgan Stanley & Co. Incorporated (after crediting the partnership with interest) will not exceed 14% annually of the partnership’s average month-end net assets during a calendar year.

	Each dealer, including Morgan Stanley & Co. Incorporated and Morgan Stanley Capital Group Inc., executing the partnership’s foreign currency forward trades or options on foreign currency forward trades generally will earn a profit on each trade it executes.	Bid/ask spread or other profit to the dealer on foreign currency forward trades and options on foreign currency forward trades, which is built into the price on the trade with the partnership.

Spectrum Global Balanced

Entity	Form of Compensation	Amount of Compensation
The trading advisor	Monthly management fee.	1/12 of 1.25% of the net assets allocated to SSARIS. 1/12 of 1.75% of the net assets allocated to Altis. 1/12 of 2% of the net assets allocated to C-View.

	Monthly incentive fee.	15% of the trading profits experienced with respect to the net assets allocated to SSARIS, and 20% of the trading profits experienced with respect to the net assets allocated to each of Altis and C-View.

The commodity brokers and dealers	Monthly brokerage fee to Morgan Stanley & Co. Incorporated.	1/12 of 4.60% of the partnership’s net assets.

	Financial benefit to Morgan Stanley & Co. Incorporated from interest earned on the partnership’s assets in excess of the interest paid to the partnership. As of the date of this prospectus, Morgan Stanley & Co. Incorporated does not receive a financial benefit from compensating balance treatment in connection with its designation of a bank or banks in which the partnership’s assets are deposited, but may in the future.	The excess net interest benefit and any potential compensating balance benefit to Morgan Stanley & Co. Incorporated is estimated at less than 2% of the partnership’s annual average month-end net assets. The aggregate of the brokerage fee payable by the partnership and net excess interest benefit and any potential compensating balance benefit to Morgan Stanley & Co. Incorporated (after crediting the partnership with interest) will not exceed 14% annually of the partnership’s average month-end net assets during a calendar year.

	Each dealer, including Morgan Stanley & Co. Incorporated and Morgan Stanley Capital Group Inc., executing the partnership’s foreign currency forward trades or options on foreign currency forward trades generally will earn a profit on each trade it executes.	Bid/ask spread or other profit to the dealer on foreign currency forward trades and options on foreign currency forward trades, which is built into the price on the trade with the partnership.

Spectrum Currency

Entity	Form of Compensation	Amount of Compensation
The trading advisors	Monthly management fee.	1/12 of 2% of the net assets allocated to each trading advisor.

	Monthly incentive fee.	20% of the trading profits experienced with respect to the net assets allocated to each trading advisor.

The commodity brokers and dealers	Monthly brokerage fee to Morgan Stanley & Co. Incorporated.	1/12 of 4.60% of the partnership’s net assets.

	Financial benefit to Morgan Stanley & Co. Incorporated from interest earned on the partnership’s assets in excess of the interest paid to the partnership. As of the date of this prospectus, Morgan Stanley & Co. Incorporated does not receive a financial benefit from compensating balance treatment in connection with its designation of a bank or banks in which the partnership’s assets are deposited, but may in the future.	The excess net interest benefit and any potential compensating balance benefit to Morgan Stanley & Co. Incorporated is estimated at less than 2% of the partnership’s annual average month-end net assets. The aggregate of the brokerage fee payable by the partnership and net excess interest benefit and any potential compensating balance benefit to Morgan Stanley & Co. Incorporated (after crediting the partnership with interest) will not exceed 14% annually of the partnership’s average month-end net assets during a calendar year.

	Each dealer, including Morgan Stanley & Co. Incorporated and Morgan Stanley Capital Group Inc., executing the partnership’s foreign currency forward trades or options on foreign currency forward trades generally will earn a profit on each trade it executes.	Bid/ask spread or other profit to the dealer on foreign currency forward trades and options on foreign currency forward trades, which is built into the price on the trade with the partnership.

Trading Advisors

Each partnership pays each of its trading advisors a monthly management fee, whether or not the assets of the partnership as a whole or the assets allocated to such trading advisor are profitable. In addition, each partnership pays each of its trading advisors an incentive fee if trading profits are earned on the net assets allocated to such trading advisor.

Monthly management fee.    Each partnership pays each of its trading advisors a monthly management fee based on the net assets under management as of the first day of each month, at the rate set forth in the above chart. The monthly management fee compensates the trading advisor for the services performed in connection with the net assets under management.

Following is an example of the management fee payable by a partnership. If the net assets of Spectrum Currency equaled $300,000,000 as of the first day of each month during the fiscal year, the trading advisors would receive an aggregate monthly management fee for the year of $6,000,000 (1/12 of 2% of $300,000,000 per month, or $500,000 times 12). The management fee payable to the trading advisors in the foregoing example would be divided among them based on the portion of the $300,000,000 in net assets allocated to each such trading advisor at the beginning of each month.

Incentive fee.    Each partnership pays an incentive fee to each of its trading advisors if trading profits are experienced with respect to allocated net assets, at the rate set forth in the above chart. Trading profits means the net futures, forward, and options profits (realized and unrealized) earned on the trading advisor’s allocated net assets, decreased by monthly management fees and brokerage fees that are chargeable to the trading advisor’s allocated net assets, with such trading profits and items of decrease determined from the end of the last period in which an incentive fee was earned by the trading advisor. Extraordinary expenses of the partnership, if any, are not deducted in determining trading profits. An extraordinary expense would result from an event that is both unusual in nature and infrequent in occurrence, such as litigation. No incentive fee is paid on interest earned by any partnership.

If incentive fees are paid to a trading advisor and the partnership fails to earn trading profits for any subsequent period, the trading advisor will retain the incentive fees previously paid. However, no subsequent incentive fees will be paid to the trading advisor until the trading advisor has again earned trading profits. If a trading advisor’s allocated net assets are reduced or increased because of redemptions, additions, or reallocations that occur at the end of or subsequent to an incentive period in which the trading advisor experiences a trading loss, the trading loss which must be recovered will be adjusted pro rata.

Following is an example of the incentive fee payable by a partnership. If a trading advisor for Spectrum Global Balanced that receives a 15% incentive fee earns trading profits of $1,000,000 for the period ended December 31, 2008, the trading advisor will receive an incentive fee of $150,000 for that period (15% of $1,000,000). If, however, the trading advisor experiences realized and/or unrealized trading losses, or fees offset trading profits, so as to result in a $250,000 loss for the period ended January 31, 2009, an incentive fee will not be paid to the trading advisor for that period. In order for the trading advisor to earn an incentive fee in the following period ending February 28, 2009, the trading advisor will have to earn trading profits exceeding $250,000 for that period, since the incentive fee is payable based upon trading profits measured from the last period for which an incentive fee was paid (i.e., December 31), and not from the immediately preceding period. The foregoing example assumes no redemptions or reallocations or additional purchases of units during the periods in question, which would require adjustments as described above.

Commodity Brokers

Brokerage fees.    Commodity brokerage fees for futures, forward, and options trades are typically paid on the completion or liquidation of a trade and are referred to as “roundturn commissions,” which cover both the initial purchase (or sale) of a futures interest and the subsequent offsetting sale (or purchase). However, pursuant to the customer agreements with the commodity brokers, the partnerships pay a monthly flat-rate brokerage fee based on their net assets as of the first day of each month, at the rate set forth in the above chart, irrespective of the number of trades executed on a partnership’s behalf.

Following is an example of the brokerage fee payable by a partnership. If the net assets of Spectrum Global Balanced equaled $300,000,000 as of the first day of each month during the fiscal year, Morgan Stanley & Co. Incorporated would receive an aggregate monthly brokerage fee for the year of $13,800,000 (1/12 of 4.60% of $300,000,000 per month, or $1,150,000, times 12).

From the flat-rate brokerage fees received from the partnerships, Morgan Stanley & Co. Incorporated pays or reimburses the partnerships for all fees and costs charged or incurred by the commodity broker(s) for executing trades on behalf of the partnerships, including floor brokerage fees, exchange fees, clearinghouse fees, National Futures Association fees, “give up” fees, any taxes (other than income taxes), any third party clearing costs incurred by the commodity broker(s), and costs associated with taking delivery of futures, forward, and options contracts.

Morgan Stanley & Co. Incorporated also pays, from the brokerage fees it receives, the ordinary administrative and continuing offering expenses of each partnership. Ordinary administrative expenses include legal, accounting and auditing expenses, printing and mailing expenses, and filing fees incurred in preparing reports, notices and tax information to limited partners and regulatory bodies. The continuing offering expenses of each partnership include legal, accounting and auditing fees, printing costs, filing fees, escrow fees, marketing costs (which include costs relating to sales seminars and the preparation of customer sales kits and brochures), and other related fees and expenses.

While each partnership pays a flat-rate brokerage fee, rather than “roundturn commissions” on each trade, it is estimated, based upon the trading advisors’ historical trading, that such flat-rate brokerage fee would approximate roundturn commissions ranging from approximately:

$25-35 for Spectrum Select

$40-50 for Spectrum Technical

$25-35 for Spectrum Strategic

$15-25 for Spectrum Global Balanced

$25-35 for Spectrum Currency

You should note that the approximate roundturn commissions set forth above include administrative, offering, and other expenses, for which Morgan Stanley & Co. Incorporated is responsible, but are typically paid separately from roundturn commissions. The foregoing estimates are based on past results and may vary in the future.

Financial Benefits.    Each partnership deposits all of its assets with Morgan Stanley & Co. Incorporated as commodity broker in connection with the partnership’s futures, forward, and options trading. Morgan Stanley & Co. Incorporated then pays each partnership at each month-end interest income on 80% (100% in the case of Spectrum Global Balanced) of the funds on deposit with the commodity broker at the rate equal to the monthly average of the 4-Week U.S. Treasury bill discount rate during such month.

The commodity brokers, as they are permitted under CFTC regulations, may deposit the partnerships’ funds which are held in segregated or secured accounts with banks or trust companies or invest such funds in CFTC specified securities and other instruments and retain any interest earned on those deposits or investments. Instead of depositing such funds in interest-bearing accounts or investing such funds, Morgan Stanley & Co. Incorporated may choose to deposit the funds in non-interest-bearing bank accounts at various banks, in exchange for which the banks offer the commodity broker or its affiliates advantageous interest rates on loans up to the amount of the deposits. This is known as compensating balance treatment. The benefit to the commodity broker and its affiliates from this compensating balance treatment is the difference between the lending rate they would have received without the deposits and the rate they receive by reason of the deposits. The benefit to the commodity broker from this compensating balance arrangement and the investment of the partnerships’ funds will vary depending upon market conditions. As of the date of this prospectus, the commodity broker and its affiliates have no compensating balance arrangements, but may in the future. The estimated benefit to the commodity broker for each partnership is set forth in the “Description of Charges—Charges To Each Partnership” table beginning on page •. For more information regarding the commodity broker’s interest crediting arrangements with the partnerships and the deposit or investment of customer funds by the commodity brokers, see “Use of Proceeds—Interest Credits” beginning on page •.

Many of each partnership’s foreign currency trades are executed in the over-the-counter foreign exchange markets, where there are no direct execution costs. Instead, each participant bank or dealer in these markets, including Morgan Stanley & Co. Incorporated and Morgan Stanley Capital Group Inc., quotes a “spread”

between the prices at which it is prepared to buy and sell a particular currency in a forward contract or a premium on an options contract, and such spread or premium is built into the pricing of the forward or options contract with a partnership. Only some of a partnership’s foreign currency forward trades are executed with Morgan Stanley & Co. Incorporated and only some of a partnership’s options on foreign currency forward trades are executed with Morgan Stanley Capital Group Inc.; the rest are executed with dealers unaffiliated with Morgan Stanley. Where the trade is executed with an unaffiliated dealer, it is “given-up” to Morgan Stanley & Co. Incorporated or Morgan Stanley Capital Group Inc., which will then act as the counterparty to the partnership on the foreign currency forward or options contract. The amount earned on a partnership’s foreign currency forward trades and a partnership’s options on foreign currency forward trades with banks and dealers, including Morgan Stanley & Co. Incorporated and Morgan Stanley Capital Group Inc., on the bid-ask spread or premium is separate from the flat-rate brokerage fees paid by a partnership to Morgan Stanley & Co. Incorporated as commodity broker. See “Conflicts of Interest” beginning on page •.

Extraordinary Expenses

Each partnership is obligated to pay any extraordinary expenses it may incur. Extraordinary expenses will be determined in accordance with accounting principles generally accepted in the United States of America, which generally include events that are both unusual in nature and occur infrequently, such as litigation.

Expense Limitations

The general partner may permit an increase, subject to state limits described below, in the management, incentive, and brokerage fees payable by a partnership only on the first business day following a redemption date. Limited partners do not have any right to vote with respect to the approval of any increase in the fees payable by a partnership. However, prior to any such increase, the following conditions must be satisfied:

•	notice of the increase must be mailed to investors at least five business days prior to the last date on which a “request for redemption” must be received by the general partner;

•	the notice must describe investors’ redemption and voting rights; and

•	investors must not be subject to any redemption charges if they redeem units at the first redemption date following the notice.

Each partnership’s fees and expenses are subject to limits imposed under guidelines applied by state securities regulators, as set forth in Section 7(e) of the limited partnership agreement, including the limitation that the aggregate of the brokerage fees payable by the partnership to any commodity broker and the net excess interest and compensating balance benefits to any commodity broker, after crediting the partnership with interest, shall not exceed 14% annually of the partnership’s average month-end net assets during the calendar year. The general partner will pay any fees and expenses in excess of any such limits.

Redemption Charges

You may redeem all or part of your investment in any partnership at any month-end once you have been an investor in that partnership for at least six months, regardless of when your units were actually purchased.

Units redeemed on or before the last day of the twelfth month after they were purchased, are subject to a redemption charge equal to 2% of the net asset value of a unit on the redemption date. Units redeemed after the last day of the 12th month and on or before the last day of the 24th month after they were purchased are subject to a redemption charge equal to 1% of the net asset value of the units on the redemption date. If you redeem units after the last day of the 24th month after they were purchased, you will not be subject to a redemption charge. All redemption charges will be paid to Morgan Stanley & Co. Incorporated and will not be shared with the financial advisor or additional selling agent who sold the units.

The following is an example of a redemption charge that may be payable by you to the commodity broker. If you redeem $5,000 worth of units in Spectrum Select after the sixth month and on or before the last day of the 12th month after the units were purchased, you will be subject to the full 2% redemption charge. In that case, an aggregate redemption charge equal to $100 (2% of $5,000) will be deducted from the proceeds of your redemption.

USE OF PROCEEDS

Each partnership engages in the speculative trading of futures, forward, and options contracts. The proceeds received by each partnership from the sale of its units and the continuing capital contributions made by the general partner to each partnership will be deposited in separate commodity trading accounts established by the commodity brokers for each of the trading advisors. All of the funds in a partnership’s trading accounts will be used to engage in trading futures, forward, and options contracts.

The partnerships’ assets held by the commodity brokers will be segregated or secured in accordance with the Commodity Exchange Act and CFTC regulations. The partnerships’ trading on various U.S. futures exchanges is subject to CFTC regulation and the rules of the exchanges. The partnerships’ trading on non-U.S. futures exchanges is subject to regulation by non-U.S. regulatory authorities and the rules of the exchanges.

Each partnership’s margin commitments with respect to its U.S. commodity futures and forward positions have ranged, and are anticipated to range, between 10% and 40% of net assets. However, a partnership’s margin levels could deviate substantially from that range in the future.

The partnerships may trade on one or more of the following non-U.S. futures exchanges and, from time to time, may trade on other non-U.S. exchanges:

•   Deutsche Terminborse/Eurex

•   Hong Kong Futures Exchange Ltd.

•   International Petroleum Exchange of London Ltd.

•   Italian Derivatives Market

•   London International Financial Futures Exchange Ltd.

•   London Commodity Exchange

•   London Metal Exchange

•   London Securities and Derivatives Exchange

•   Marché á Terme International de France

•   MEFF Renta Fija

•   MEFF Renta Variable

•   Montreal Exchange

•   New Zealand Futures and Options Exchange

•   Osaka Securities Exchange

•   Singapore International Monetary Exchange

•   Swiss Options and Financial Futures Exchange AG

•   Sydney Futures Exchange

•   Tokyo Commodity Exchange

•   Tokyo Grain Exchange

•   Tokyo International Financial Futures
Exchange

•   Tokyo Stock Exchange

•   Winnipeg Commodity Exchange

In connection with non-U.S. futures and options contracts, the partnerships’ assets may be deposited by the commodity brokers in accounts with non-U.S. banks and non-U.S. brokers that are segregated on the books of those banks or brokers for the benefit of their customers. All non-U.S. banks and non-U.S. brokers will be qualified depositories pursuant to relevant CFTC Advisories. All non-U.S. banks will be subject to the local bank regulatory authorities, and the non-U.S. brokers will be members of the exchanges on which the futures and options trades are to be executed and will be subject to the regulatory authorities in the jurisdictions in which they operate.

At each monthly closing, the trading advisors for each partnership are currently allocated the net proceeds from additional investments received by that partnership, and redemptions from that partnership, in the following proportions:

Spectrum Select	Additions	Redemptions	Percentage of net assets allocated to each trading advisor as of March 1, 2008
	%	%	%
EMC Capital Management, Inc.	20	20	12.5
Northfield Trading L.P .	0	0	7.5
Rabar Market Research, Inc.	20	20	20
Sunrise Capital Management, Inc.	20	20	20
Graham Capital Management, Inc.	20	20	20
Altis Partners (Jersey) Limited	20	20	20

Spectrum Technical
Aspect Capital Limited	16.7	16.7	10
Rotella Capital Management, Inc.	16.7	16.7	20
Campbell & Company, Inc.	16.7	16.7	25
Chesapeake Capital Corporation	16.6	16.6	15
John W. Henry & Company, Inc.	16.6	16.6	5
Winton Capital Management Limited	16.7	16.7	25

Spectrum Strategic
Blenheim Capital Management, L.L.C.	33.3	33.3	52.5
Eclipse Capital Management, Inc.	33.3	33.3	27.5
FX Concepts Trading Advisor, Inc.	33.4	33.4	20

Spectrum Global Balanced
SSARIS Advisors, LLC	33.4	33.4	33.4
Altis Partners (Jersey) Limited	33.3	33.3	33.3
C-View International Limited	33.3	33.3	33.3

Spectrum Currency
John W. Henry & Company, Inc.	20	20	20
Sunrise Capital Partners, LLC	20	20	20
C-View International Limited	20	20	20
DKR Fusion Management L.P.	20	20	20
FX Concepts Trading Advisor, Inc.	20	20	20

In the future, the proceeds from each monthly closing and redemptions may be allocated in different proportions. Further, the general partner may, without prior notice to such partnership’s limited partners, adjust the portion of a partnership’s assets traded by a trading advisor through reallocations of assets among the partnership’s trading advisors.

The assets of the partnerships are not commingled with the assets of one another or any other entity. Margin deposits and deposits of assets with a commodity broker do not constitute commingling.

Interest Credits

All of each partnership’s funds will be held by the commodity brokers and available to satisfy margin requirements and will be held and invested together with other customer segregated or secured funds of the commodity brokers. Morgan Stanley & Co. Incorporated will credit each partnership at each month-end with interest income on 80% (100% in the case of Spectrum Global Balanced) of the funds on deposit with the commodity brokers at a rate equal to the monthly average of the 4-Week U.S. Treasury bill discount rate during such month. For purposes of these interest credits, funds held by the commodity brokers do not include monies due a partnership on or with respect to futures, forward, or options contracts which have not been received. The commodity brokers will retain any interest earned in excess of the interest paid by Morgan Stanley & Co. Incorporated to the partnership.

To the extent the partnerships’ funds are held by the commodity brokers in customer segregated accounts relating to trading in U.S. exchange-traded futures and options, those funds, along with segregated funds of other customers in the accounts, may be held in an interest paying trust or other account of a bank, including banks affiliated with the commodity broker, meeting conditions specified by the CFTC or invested by the commodity brokers, under applicable CFTC regulations, in obligations of, or fully guaranteed by, the U.S., general obligations of any state or any political subdivision thereof, general obligations issued by any enterprise sponsored by the U.S., certificates of deposit issued by a bank as defined in the Exchange Act or a domestic branch of a non-U.S. bank insured by the FDIC, commercial paper, corporate notes or bonds, general obligations of a sovereign nation, and interests in money market mutual funds, subject to conditions and restrictions regarding marketability, investment quality, and investment concentration. In addition, such investments may be bought and sold pursuant to designated repurchase and reverse repurchase agreements. To the extent the partnerships’ funds are held by the commodity brokers in secured accounts relating to trading in futures or options contracts on non-U.S. exchanges or in forward contracts, such funds may be deposited in trust or bank accounts or invested by the commodity brokers, under applicable CFTC regulations, in the instruments described above for customer segregated funds, and in equity and debt securities traded on established securities markets in the U.S.

To the extent that the partnerships’ funds are held in non-interest-bearing bank accounts, Morgan Stanley & Co. Incorporated or its affiliates may benefit from compensating balance treatment in connection with Morgan Stanley & Co. Incorporated’s designation of a bank or banks in which the partnerships’ assets are deposited, meaning that Morgan Stanley & Co. Incorporated or its affiliates will receive favorable loan rates from such bank or banks by reason of such deposits. To the extent that any excess interest and compensating balance benefits to Morgan Stanley & Co. Incorporated or its affiliates exceed the interest Morgan Stanley & Co. Incorporated is obligated to credit to the partnerships, they will not be shared with the partnerships.

THE SPECTRUM SERIES

General

The Spectrum Series presently consists of five limited partnerships each formed under the laws of Delaware: Spectrum Select, Spectrum Technical, Spectrum Strategic, Spectrum Global Balanced and Spectrum Currency.

	Date Partnership Was Formed	Date Partnership Began Operations
Spectrum Select	March 21, 1991	August 1, 1991
Spectrum Technical	April 29, 1994	November 2, 1994
Spectrum Strategic	April 29, 1994	November 2, 1994
Spectrum Global Balanced	April 29, 1994	November 2, 1994
Spectrum Currency	October 20, 1999	July 3, 2000

Each partnership calculates its net asset value per unit independently of the other partnerships. Each partnership’s performance depends solely on the performance of its trading advisors.

Each partnership is continuously offering its units for sale at monthly closings held as of the last day of each month. The purchase price per unit is equal to 100% of the net asset value of a unit as of the date of the monthly closing at which the general partner accepts a subscription.

Following is a summary of information relating to the sale of units of each partnership through January 31, 2008:

	Units Sold	Units Available For Sale	Total Proceeds Received	General Partner Contributions	Number of Limited Partners	Net Asset Value Per Unit
			$	$		$
Spectrum Select*	43,582,297.576	13,031,669.524	984,002,681	5,070,000	38,278	31.96
Spectrum Technical	64,890,254.554	19,109,745.446	1,178,979,677	6,311,984	45,746	20.84
Spectrum Strategic	28,145,138.935	9,354,861.065	368,065,057	1,851,000	17,448	18.25
Spectrum Global Balanced	8,632,081.861	7,867,918.139	122,950,752	533,234	4,625	15.12
Spectrum Currency	27,768,886.512	24,231,113.488	360,589,537	4,191,645	17,295	9.89

*	The number of units sold has been adjusted to reflect a 100-for-1 unit conversion that took place on June 1, 1998, when Spectrum Select became part of the Spectrum Series of partnerships.

Investment Objectives

The investment objective of each partnership is to achieve capital appreciation and to provide investors with the opportunity to diversify a portfolio of traditional investments consisting of stocks and bonds. While each partnership has the same overall investment objective and many of the trading advisors for the various partnerships trade in the same futures, forward, and options contracts, each trading advisor has developed its own trading programs and trades futures, forwards, and options in a different manner. Each partnership has a different mix of trading advisors and trading programs. You should review and compare the specifics of each partnership, its terms, and its trading advisors before selecting one or more partnerships in which to invest.

Morgan Stanley Spectrum Select L.P.

Spectrum Select currently utilizes six trading advisors, each of whom employs systematic, technical trading models. EMC uses an aggressive systematic trading approach that blends several independent methodologies designed to identify emerging trends and follow existing trends. This program seeks significant trends in favorable periods, while accepting a corresponding decline in unfavorable market cycles. Northfield uses a purely technical approach, utilizing price action itself as analyzed by charts, numerical indicators, pattern recognition, or other techniques designed to provide information about market direction. Rabar uses a systematic approach with discretion, limiting the equity committed to each trade, market, and sector. Rabar’s trading program uses constant research and analysis of market behavior. Sunrise’s investment approach attempts to detect a trend, or lack of a trend, with respect to a particular market by analyzing price movement and volatility over time. Sunrise’s trading system consists of multiple, independent and parallel systems, each designed to seek out and extract different market inefficiencies over different time horizons. Graham’s trading programs rely primarily on technical rather than fundamental information as the basis for their trading decisions. Graham’s programs are based on the expectation that they can over time successfully anticipate market events using quantitative mathematical models to determine their trading activities, as opposed to attempting properly to forecast price trends using subjective analysis of supply and demand. Altis’ trading program is a systematic automated program that is designed to give investors participation in broad sectors of the world economy by employing a unique proprietary Advanced Asset Allocator. For a more detailed discussion of the Spectrum Select trading advisors and their various programs see “The Trading Advisors—Morgan Stanley Spectrum Select L.P.” beginning on page •.

Morgan Stanley Spectrum Technical L.P.

Spectrum Technical currently utilizes six trading advisors, each of whom employs technically based trading models to achieve its objective. Campbell uses a highly disciplined, systematic approach designed to detect and react to price movements in the futures, forward and options markets. Campbell’s systematic approach has been used for over 35 years. The trading methodology employed by Chesapeake is based on the analysis of interrelated mathematical and statistical formulas, including the technical analysis of historical data, used to determine optimal price support and resistance levels and market entry and exit points in various futures, forward, and options markets. This trading system was designed in the 1980s and is continually updated based on research. JWH’s trading program uses disciplined systematic quantitative methodologies to identify short- to long-term trends in both the financial and non-financial futures markets. Winton employs a computerized, technical trend following trading system developed by its principals. This system tracks the daily price movements from more than 100 futures, options and forward markets around the world, and carries out certain computations to determine each day how long or short the portfolio should be to maximize profit potential within a certain range of risk. These programs are differentiated by a distinctive style, timing and market characteristics. Aspect’s trading program employs a fully-automated system to collect, process and analyze market data, including current and historical price data, and identify and exploit directional moves (or “trends”) in market behavior, trading across a variety of frequencies to exploit trends over a range of timescales. Rotella’s investment approach is a systematic tactical trading program that relies on statistically-based trading strategies, seeking to capitalize on intermediate to long-term nonrandom movements in global markets. For a more detailed discussion of the Spectrum Technical trading advisors and their various programs see “The Trading Advisors—Morgan Stanley Spectrum Technical L.P.” beginning on page • .

Morgan Stanley Spectrum Strategic L.P.

Spectrum Strategic currently utilizes three trading advisors, each of whom employs discretionary and systematic trading approaches that seek to profit through the analysis of fundamental and technical market information. Blenheim uses a global macro approach to investing, which utilizes fundamental, geopolitical and technical research and analysis in its evaluation of the markets. Investments are made in markets in which Blenheim has a clear understanding of fundamental factors and geopolitical forces that influence price behavior. Eclipse employs a systematic trading approach using multiple trend-following and macroeconomic driven models. A key characteristic of the Eclipse trading program is the extensive diversification achieved by applying multiple trading models to a wide variety of financial markets located throughout the world. FX Concepts employs an alternative investment strategy in an attempt to produce risk adjusted returns by trading a diversified portfolio of developed market currencies in the interbank foreign exchange market. For a more detailed discussion of the Spectrum Strategic trading advisors and their various programs see “The Trading Advisors—Morgan Stanley Spectrum Strategic L.P.” beginning on page •.

Morgan Stanley Spectrum Global Balanced L.P.

Spectrum Global Balanced currently utilizes three trading advisors, each of whom trades a multi-strategy portfolio of futures, forwards, and options across a variety of market sectors. SSARIS employs a multi-strategy portfolio of futures, forwards, and options, consisting of world equity, global bonds, currency, and commodity markets. Within its long biased global stock and global bond components of the fund, SSARIS analyzes various fundamental information. Within the long and short global currency and commodity components of the fund, SSARIS employs a technical trend-following trading system. SSARIS uses a computer-based model to reallocate assets among various market sectors within each of the independent strategies. Altis’ trading program is a systematic automated program that is designed to give investors participation in broad sectors of the world economy by employing a unique proprietary Advanced Asset Allocator. C-View’s trading approach is discretionary, based on a combination of fundamental analysis, technical analysis and market psychology. The intention of C-View’s trading strategy is to capture profits from short to medium-term price trends while maintaining profitability in ranging markets. For a more detailed discussion of the Spectrum Global Balanced trading advisors and their trading programs, see “The Trading Advisors—Morgan Stanley Spectrum Global Balanced L.P.” beginning on page •.

Morgan Stanley Spectrum Currency L.P.

Spectrum Currency currently utilizes five trading advisors, each of whom employs proprietary trading models and methodologies that seek to identify favorable price relationships between and among various global currency markets through the disciplined analysis of technical and fundamental market information. JWH employs the International Foreign Exchange Program, which seeks to identify and capitalize on intermediate-term price movements in a broad range of both major and minor currencies primarily trading on the interbank market. Positions are taken as outrights against the U.S. dollar or as non-dollar cross rates. Sunrise’s Currency Program follows approximately ten different major and minor currency markets, which may include, but are not limited to, the Japanese yen, British pound, Euro, Swiss franc, Canadian dollar, Australian dollar, Swedish krona, New Zealand dollar, Singapore dollar, and South African rand. In order to achieve adequate diversification for the Currency Program, major and minor currencies are traded as crossrates selectively against each other and/or as outrights against the U.S. dollar. C-View’s trading approach is discretionary, based on a combination of fundamental analysis, technical analysis and market psychology. The intention of C-View’s trading strategy is to capture profits from short to medium-term price trends while maintaining profitability in ranging markets. DKR utilizes a quantitative, systematic approach to foreign exchange trading by attempting to capture extra yield from interest rate differentials while also taking advantage of market trends. DKR’s systems trade all major liquid currencies and cross-rates through inter-bank forward contracts. FX Concepts employs a systematic strategy that trades a large selection of over 30 currencies through the use of a dynamic allocation to focus on the best market opportunities and the ability to build diverse portfolios. For a more detailed discussion of the Spectrum Currency trading advisors and their various programs see “The Trading Advisors—Morgan Stanley Spectrum Currency L.P.” beginning on page •.

Trading Policies

Material changes to the trading policies described below may be made only with the prior written approval of limited partners owning more than 50% of units of the relevant partnership then outstanding. The general partner will notify the limited partners within seven business days after any material change in the partnership’s trading policies so approved by the limited partners.

The trading advisors will manage the funds allocated to them in accordance with the following trading policies.

Trading policies for all partnerships:

•

The partnership will not employ the trading technique commonly known as “pyramiding,” in which the speculator uses unrealized profits on existing positions in a given futures interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related futures interest. Taking into account the partnership’s open trade equity (i.e., the profit or loss on an open futures interest position) on existing positions in determining generally whether to acquire additional futures interest positions on behalf of the partnership will not be considered to constitute “pyramiding.”

•

The partnership will not under any circumstances lend money to affiliated entities or otherwise. The partnership will not utilize borrowings except if the partnership purchases or takes delivery of commodities. If the partnership borrows money from the general partner or any “affiliate” thereof (as defined in Section 14(c) of the limited partnership agreement), the lending entity in such case (the “lender”) may not receive interest in excess of its interest costs, nor may the lender receive interest in excess of the amounts which would be charged the partnership (without reference to the general partner’s financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the lender or any affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

•	The partnership will not permit “churning” of the partnership’s assets. Churning is the unnecessary execution of trades so as to generate increased brokerage commissions.

•

The partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the general partner, in conjunction with Morgan Stanley & Co. Incorporated as commodity broker, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a forward contract, the general partner and the commodity broker will consult with the Corporate Credit Department of the commodity broker.

Trading policies for Spectrum Select, Spectrum Technical, and Spectrum Strategic:

•

The trading advisors will trade only in those futures interests that have been approved by the general partner. The partnership normally will not establish new positions in a futures interest for any one contract month or option if such additional positions would result in a net long or short position for that futures interest requiring as margin or premium more than 15% of the partnership’s net assets. In addition, the partnership will, except under extraordinary circumstances, maintain positions in futures interests in at least two market segments (i.e., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any one time.

•

The partnership will not acquire additional positions in any futures interest if such additional positions would result in the aggregate net long or short positions for all futures interests requiring as margin or premium for all outstanding positions more than 66 2/3% of the partnership’s net assets. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits, or both, the partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, the trading advisors will reduce their open positions to comply with the foregoing limit before initiating new positions.

•

The trading advisors will not generally take a position after the first notice day in any futures interest during the delivery month of that futures interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market.

Trading policy for Spectrum Select only:

•	The partnership will not purchase, sell, or trade securities (except securities approved by the CFTC for investment of customer funds).

Trading policies for Spectrum Global Balanced only:

•

The trading advisors will trade only in those futures interests that have been approved by the general partner. In addition, the partnership will, except under extraordinary circumstances, maintain positions in futures interests in at least two market segments (i.e., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any one time.

•

The trading advisors will not generally take a position after the first notice day in any futures interest during the delivery month of that futures interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market. The partnership may, with the general partner’s prior approval, purchase “cash” stocks and bonds, or options on stock or bond indices, on a temporary basis under unusual circumstances in which it is not practicable or economically feasible to establish the partnership’s stock index or bond portfolios in the futures markets, and may acquire “cash” instruments in its short-term interest rate futures component.

Performance Records

A summary of performance information for each partnership from its commencement of operations through January 31, 2008 is set forth in Capsules I through V below. All performance information has been calculated on an accrual basis in accordance with accounting principles generally accepted in the United States of America and is “net” of all fees and expenses. You should read the footnotes on page •, which are an integral part of the following capsules.

You are cautioned that the information set forth in each capsule is not indicative of, and has no bearing on, any trading results that may be attained by any partnership in the future. Past performance is not necessarily indicative of future results. We cannot assure you that a partnership will be profitable or will avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a partnership’s total income and may generate profits where there have been realized or unrealized losses from futures, forward, and options trading.

Capsule I

Performance of Spectrum Select

Type of pool:    publicly-offered fund

Inception of trading:    August 1991

Aggregate subscriptions:    $989,072,682

Current capitalization:    $529,053,003

Current net asset value per unit:    $31.96

Worst monthly % drawdown past five years:    (10.67)% (April 2004)

Worst monthly % drawdown since inception:    (13.72)% (January 1992)

Worst month-end peak-to-valley drawdown past five years:    (25.20)% (14 months, February 2004-April 2005)

Worst month-end peak-to-valley drawdown since inception:    (26.77)% (15 months, May 1995-August 1996)

Cumulative return since inception:    219.60%

	Monthly Performance
Month	2008	2007	2006	2005	2004	2003	2002*	2001	2000	1999	1998	1997	1996	1995	1994	1993	1992	1991
	%	%	%	%	%	%	%	%	%	%	%	%	%	%	%	%	%	%
January	2.30	1.75	2.59	(7.31)	2.14	4.70	(1.25)	1.36	2.86	(2.90)	0.87	3.93	(0.38)	(8.13)	(11.67)	0.31	(13.72)
February		(5.58)	(2.31)	1.27	8.17	4.11	(6.89)	1.93	(2.17)	5.45	2.16	4.75	(12.11)	9.61	(6.79)	14.85	(6.09)
March		(5.16)	3.53	(2.43)	(0.90)	(8.99)	3.77	7.27	(2.08)	(2.50)	0.23	0.31	(0.22)	20.58	12.57	(0.60)	(3.91)
April		5.89	8.36	(5.29)	(10.67)	1.02	(3.11)	(6.93)	(3.78)	3.70	(6.72)	(5.46)	4.07	9.06	(0.95)	10.35	(1.86)
May		6.38	(0.71)	2.95	(3.95)	8.99	3.48	(0.53)	1.58	(4.38)	1.78	(1.18)	(3.65)	11.08	6.84	1.95	(1.42)
June		3.02	(2.94)	2.83	(4.71)	(2.91)	12.00	(1.78)	(4.44)	0.34	0.93	0.16	1.37	(1.70)	10.30	0.21	7.19
July		(4.98)	(4.67)	(0.41)	(3.24)	(1.98)	4.67	(0.13)	(2.42)	(4.40)	(0.97)	9.74	(1.44)	(10.61)	(4.91)	13.90	10.72
August		(5.89)	(0.11)	0.27	(2.97)	0.31	3.42	2.53	4.71	(0.44)	19.19	(6.22)	(0.46)	(4.81)	(6.95)	(0.95)	6.69	(6.20)
September		7.61	(0.60)	1.55	0.12	(2.77)	5.18	6.70	(1.84)	1.69	6.24	0.93	3.34	(7.76)	1.25	(4.13)	(5.24)	6.32
October		6.73	0.36	(2.08)	3.72	2.78	(6.12)	6.01	0.44	(8.39)	(5.14)	(3.77)	13.30	(3.35)	(4.78)	(4.97)	(3.17)	(2.28)
November		(0.95)	2.65	5.01	8.39	(3.02)	(4.56)	(13.12)	6.47	3.29	(4.16)	0.62	6.76	1.37	5.68	(1.30)	1.39	(2.93)
December		(0.06)	0.21	(0.72)	0.70	8.48	5.57	0.25	8.52	1.62	1.19	3.35	(3.36)	11.19	(2.72)	8.13	(3.58)	38.67
Compound Annual/Period Rate of Return	2.30	7.50	5.87	(4.95)	(4.72)	9.62	15.40	1.65	7.14	(7.56)	14.17	6.22	5.27	23.62	(5.12)	41.62	(14.45)	31.19
	(1 month)																(5 months)

*	Note that performance prior to 2003 is not required to be disclosed under CFTC rules.

Capsule II

Performance of Spectrum Technical

Type of pool:    publicly-offered fund

Inception of trading:    November 1994

Aggregate subscriptions:    $1,185,291,659

Current capitalization:    $586,268,975

Current net asset value per unit:    $20.84

Worst monthly % drawdown past five years:    (16.48)% (August 2007)

Worst monthly % drawdown since inception:    (16.48)% (August 2007)

Worst month-end peak-to-valley drawdown past five years:    (25.67)% (6 months, February 2004-August 2004)

Worst month-end peak-to-valley drawdown since inception:    (26.56)% (13 months, March 2001-April 2002)

Cumulative return since inception:    108.40%

	Monthly Performance
Month	2008	2007	2006	2005	2004	2003	2002*	2001	2000	1999	1998	1997	1996	1995	1994
	%	%	%	%	%	%	%	%	%	%	%	%	%	%	%
January	3.07	3.52	4.52	(7.49)	2.74	12.76	(1.88)	(0.81)	1.21	(4.96)	(1.16)	3.67	4.78	(1.84)
February		(6.84)	(3.94)	(0.55)	9.85	6.60	(3.41)	1.94	(1.19)	2.48	0.41	1.13	(6.39)	5.10
March		(5.19)	7.88	(1.10)	(3.91)	(9.17)	(2.90)	11.38	(1.54)	(2.48)	1.31	(1.82)	1.24	10.21
April		6.50	4.46	(5.35)	(9.90)	1.44	(3.20)	(11.10)	(4.02)	7.18	(4.62)	(2.93)	4.82	3.60
May		7.49	(2.81)	3.69	(2.76)	6.38	5.64	(0.37)	(0.43)	(5.00)	3.28	(3.75)	(3.84)	0.69
June		3.61	(3.86)	5.69	(5.21)	(7.42)	15.02	(3.62)	(2.78)	5.13	(1.10)	0.69	3.21	(1.12)
July		(10.99)	(2.66)	(0.40)	(4.76)	(3.04)	9.65	(3.36)	(3.96)	(3.90)	(0.98)	9.33	(4.80)	(2.44)
August		(16.48)	(0.74)	0.00	(1.96)	3.39	4.40	1.34	3.74	0.95	10.29	(5.97)	(0.35)	(0.63)
September		5.42	(3.28)	(1.13)	2.94	(5.41)	6.43	8.19	(8.61)	(1.51)	4.35	1.85	5.50	(3.33)
October		5.34	(0.54)	(2.41)	6.89	9.14	(6.75)	5.37	2.90	(9.96)	(0.73)	0.36	9.92	(0.09)
November		(3.93)	4.05	6.77	12.51	1.20	(4.68)	(15.59)	12.28	1.84	(6.17)	1.01	8.34	0.93	(0.90)
December		(0.25)	3.11	(2.27)	0.25	7.66	5.20	2.47	12.06	3.83	5.98	4.57	(3.88)	6.09	(1.31)
Compound Annual/Period Rate of Return	3.07	(14.21)	5.41	(5.37)	4.37	22.98	23.31	(7.15)	7.85	(7.51)	10.18	7.49	18.35	17.59	(2.20)
	(1 month)													(2 months)

*	Note that performance prior to 2003 is not required to be disclosed under CFTC rules.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Capsule III

Performance of Spectrum Strategic

Type of pool:    publicly-offered fund

Inception of trading:    November 1994

Aggregate subscriptions:    $369,916,059

Current capitalization:    $217,640,257

Current net asset value per unit:    $18.25

Worst monthly % drawdown past five years:    (6.49)% (April 2004)

Worst monthly % drawdown since inception:    (18.47)% (February 2000)

Worst month-end peak-to-valley drawdown past five years:    (19.03)% (18 months, March 2004-August 2005)

Worst month-end peak-to-valley drawdown since inception:    (43.28)% (10 months, December 1999-October 2000)

Cumulative return since inception:    82.50%

	Monthly Performance
Month	2008	2007	2006	2005	2004	2003	2002*	2001	2000	1999	1998	1997	1996	1995	1994
	%	%	%	%	%	%	%	%	%	%	%	%	%	%	%
January	1.33	(0.06)	6.56	(3.23)	0.49	13.78	2.09	(0.94)	(1.96)	(3.55)	5.32	(0.66)	3.71	(3.50)
February		1.17	(4.04)	(0.14)	7.86	(2.21)	2.51	0.48	(18.47)	11.76	(3.37)	10.09	(10.29)	1.45
March		(0.58)	8.00	(3.55)	2.32	(4.28)	4.62	1.04	(2.05)	(3.45)	0.37	6.77	(0.97)	7.86
April		(0.81)	7.73	(2.95)	(6.49)	1.87	(4.94)	(1.69)	(10.15)	2.00	(11.06)	(6.90)	6.08	0.00
May		3.80	(1.13)	(1.75)	(1.01)	0.00	1.37	(0.10)	10.13	(13.38)	(7.40)	0.78	(3.05)	(0.66)
June		1.35	(0.66)	0.70	(0.54)	(1.28)	8.00	(3.34)	(7.82)	21.85	(0.89)	(1.63)	(2.86)	(6.38)
July		(1.89)	(2.66)	0.46	(4.38)	(1.86)	(0.42)	(1.38)	3.71	(1.00)	(5.26)	7.65	(4.91)	(0.81)
August		(4.48)	(1.61)	(1.83)	(0.07)	4.29	2.26	(0.60)	(8.26)	5.31	11.82	(4.93)	1.14	4.00
September		5.99	(3.84)	1.87	3.01	3.00	3.10	3.83	(10.40)	13.27	19.03	(6.03)	5.11	(0.39)
October		0.56	4.26	(1.60)	(0.63)	3.45	(7.13)	1.07	(6.84)	(9.55)	8.44	(6.24)	2.92	0.30
November		(1.95)	5.15	6.68	1.33	(2.23)	(5.97)	1.15	6.56	4.85	(7.94)	(2.22)	3.49	2.76	0.10
December		2.21	2.51	3.20	0.55	8.57	4.72	0.09	10.75	9.39	2.76	5.62	(2.65)	6.24	0.00
Compound Annual/Period Rate of Return	1.33	5.01	20.94	(2.61)	1.75	24.00	9.38	(0.57)	(33.06)	37.23	7.84	0.37	(3.53)	10.49	0.10
	(1 month)													(2 months)

*	Note that performance prior to 2003 is not required to be disclosed under CFTC rules.

Capsule IV

Performance of Spectrum Global Balanced

Type of pool:    publicly-offered fund

Inception of trading:    November 1994

Aggregate subscriptions:    $123,483,986

Current capitalization:    $32,979,291

Current net asset value per unit:    $15.12

Worst monthly % drawdown past five years:    (3.58)% (April 2004)

Worst monthly % drawdown since inception:    (7.92)% (February 1996)

Worst month-end peak-to-valley drawdown past five years:    (12.32)% (23 months, May 2003-April 2005)

Worst month-end peak-to-valley drawdown since inception:    (17.43)% (71 months, April 1999-April 2005)

Cumulative return since inception:    51.20%

	Monthly Performance
Month	2008	2007	2006	2005	2004	2003	2002*	2001	2000	1999	1998	1997	1996	1995	1994
	%	%	%	%	%	%	%	%	%	%	%	%	%	%	%
January	(3.26)	(0.64)	1.05	(2.33)	(0.90)	0.34	(1.23)	0.55	(0.93)	(0.06)	2.25	3.35	0.41	1.32
February		(1.87)	(0.39)	0.42	2.09	2.67	(1.69)	(3.36)	0.94	(0.06)	1.49	3.16	(7.92)	4.62
March		(1.64)	2.09	(1.54)	(1.85)	(2.60)	0.25	2.91	3.10	0.00	2.24	(2.50)	(1.08)	2.88
April		2.81	3.71	(2.62)	(3.58)	2.19	(2.09)	(0.31)	(4.57)	4.13	(1.78)	(1.65)	1.27	2.15
May		2.80	(2.46)	4.00	(1.08)	4.89	(0.19)	0.25	(1.32)	(4.99)	(0.35)	1.68	(3.13)	4.38
June		(0.19)	(2.21)	0.91	(0.07)	(0.19)	1.30	(3.08)	(0.26)	2.28	0.00	3.64	0.46	0.79
July		(3.55)	(2.78)	1.25	(2.53)	(1.09)	(0.83)	0.00	(2.18)	(1.67)	(1.19)	11.89	0.83	(1.39)
August		1.97	2.66	0.34	0.28	0.00	0.97	0.51	3.01	(0.19)	2.55	(5.92)	(0.82)	(1.41)
September		1.74	0.52	0.41	(0.21)	(1.16)	(4.16)	(1.20)	(3.94)	(0.50)	5.11	3.26	2.30	1.61
October		1.33	0.32	0.14	0.42	(0.92)	(0.80)	2.75	2.25	(1.77)	1.18	(1.69)	3.77	0.26
November		(1.13)	1.03	3.33	1.05	(1.32)	2.08	(0.06)	(0.52)	1.93	2.66	(0.37)	4.76	2.72	(0.50)
December		(1.20)	(0.89)	0.07	0.83	3.48	(4.02)	0.93	5.79	1.96	1.27	3.07	(3.88)	2.99	(1.21)
Compound Annual/Period Rate of Return	(3.26)	0.19	2.43	4.24	(5.56)	6.18	(10.12)	(0.31)	0.87	0.75	16.36	18.23	(3.65)	22.79	(1.70)
	(1 month)													(2 months)

*	Note that performance prior to 2003 is not required to be disclosed under CFTC rules.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Capsule V

Performance of Spectrum Currency

Type of pool:    publicly-offered fund

Inception of trading:    July 2000

Aggregate subscriptions:    $364,781,180

Current capitalization:    $104,262,822

Current net asset value per unit:    $9.88

Worst monthly % drawdown past five years:    (13.19)% (August 2007)

Worst monthly % drawdown since inception:    (13.19)% (August 2007)

Worst month-end peak-to-valley drawdown past five years:    (39.46)% (44 months, December 2003-August 2007)

Worst month-end peak-to-valley drawdown since inception:    (39.46)% (44 months, December 2003-August 2007)

Cumulative return since inception:    (1.20)%

	Monthly Performance
Month	2008	2007	2006	2005	2004	2003	2002*	2001	2000
	%	%	%	%	%	%	%	%	%
January	0.41	(1.14)	(1.61)	(11.24)	(0.89)	5.03	(3.46)	(1.07)
February		(4.27)	(3.54)	(3.60)	0.39	0.96	(1.75)	(1.36)
March		(4.64)	(5.01)	(5.43)	(7.51)	(1.96)	(4.50)	8.44
April		8.67	1.22	(2.06)	(5.14)	4.07	2.40	(2.88)
May		(0.54)	2.70	6.92	(3.58)	3.19	10.34	1.92
June		2.88	(3.26)	4.34	(1.90)	(3.99)	8.98	(1.71)
July		(4.38)	(4.40)	(0.31)	(3.87)	(4.49)	(4.41)	(5.91)	0.60
August		(13.19)	6.46	(6.69)	(5.79)	(1.26)	(4.69)	2.40	0.40
September		4.11	(2.12)	(0.59)	(1.11)	0.43	(1.98)	0.90	1.39
October		6.48	(0.94)	0.68	7.69	0.64	0.57	(0.81)	7.32
November		(4.57)	5.69	4.64	12.99	4.08	(1.05)	(0.36)	(1.64)
December		(1.89)	2.15	(5.08)	2.27	5.74	13.25	12.31	3.33
Compound Annual/Period Rate of Return	0.41	(13.53)	(3.40)	(18.25)	(7.98)	12.42	12.25	11.10	11.70
	(1 month)							(6 months)

*	Note that performance prior to 2003 is not required to be disclosed under CFTC rules.

Footnotes to Capsules I through V

“Aggregate subscriptions” represent the total amount received for all units purchased by investors since the partnership commenced operations.

“Drawdown” is the decline in the net asset value per unit over a specified period.

“Worst month-end peak-to-valley drawdown” is the largest decline experienced by a partnership, determined in accordance with CFTC Rule 4.10(1) and represents the greatest cumulative percentage decline from any month-end net asset value per unit that occurs without such month-end net asset value per unit being equaled or exceeded by a subsequent month-end net asset value per unit. For example, if the net asset value per unit of a partnership was $15 and declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount because the $15 initial month-end net asset value per unit had not been equaled or exceeded by a subsequent month-end net asset value per unit, whereas if the net asset value of a unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level because the $15 initial net asset value per unit would have been equaled in March. Such “drawdowns” are measured on the basis of month-end net asset values only, and do not reflect intra-month figures.

“Monthly Performance” is the percentage change in net asset value per unit from one month to another.

“Compound Annual/Period Rate of Return” is calculated by multiplying, on a compound basis, each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Additional partnerships

In the future, additional partnerships may be added to the Spectrum Series of partnerships and units of limited partnership interest of such partnerships may be offered pursuant to a separate prospectus or an updated version of, or supplement to, this prospectus. Such partnerships will generally have different trading advisors and may have substantially different trading approaches or fee structures. You should carefully review any such separate prospectus, updated version of, or supplement to, this prospectus before making the decision to purchase units in any new Spectrum Series partnership.

Availability of Exchange Act Reports

The partnerships are required to file periodic reports with the SEC, such as annual and quarterly reports. You may read any of these filed documents, or obtain copies by paying prescribed charges, at the SEC’s public reference rooms located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The partnerships’ SEC filings are also available to the public from the EDGAR database on the SEC’s website at “http://www.sec.gov.” The partnerships’ CIK numbers are 0000873799 (Spectrum Select), 0000925306 (Spectrum Technical), 0000925263 (Spectrum Strategic), 0000925266 (Spectrum Global Balanced) and 0001097396 (Spectrum Currency).

SELECTED FINANCIAL DATA

AND SELECTED QUARTERLY FINANCIAL DATA

The following are the results of operations and selected quarterly financial data for each partnership for the periods indicated.

Spectrum Select

Selected Financial Data

	For the Years Ended December 31,
	2007	2006	2005	2004	2003
	$	$	$	$	$
Total Trading Results including interest	84,240,950	79,402,767	23,039,815	33,923,907	74,213,042

Net Income (Loss)	37,920,143	31,117,372	(29,214,513)	(23,311,900)	34,186,905

Net Income (Loss) Per Unit (Limited & General Partners)	2.18	1.61	(1.43)	(1.43)	2.66

Total Assets	533,911,805	555,435,805	550,467,763	595,823,205	449,549,242

Total Limited Partners’ Capital	517,496,723	537,667,844	527,198,790	579,155,164	436,666,633

Net Asset Value Per Unit	31.24	29.06	27.45	28.88	30.31

Selected Quarterly Financial Data (Unaudited)

Quarter Ended	Total Trading Results including interest income	Net Income/ (Loss)	Net Income/ (Loss) Per Unit
	$	$	$
2007
March 31	(36,398,624)	(48,035,313)	(2.58)
June 30	89,269,053	78,115,518	4.25
September 30	(9,650,072)	(21,378,761)	(1.16)
December 31	41,020,593	29,218,699	1.67

Total	84,240,950	37,920,143	2.18

2006
March 31	31,802,353	19,972,754	1.03
June 30	36,753,206	24,144,618	1.26
September 30	(18,019,116)	(30,155,561)	(1.59)
December 31	28,866,324	17,155,561	0.91

Total	79,402,767	31,117,372	1.61

Spectrum Technical

Selected Financial Data

	For the Years Ended December 31,
	2007	2006	2005	2004	2003
	$	$	$	$	$
Total Trading Results including interest	(38,888,432)	109,683,977	30,949,285	110,010,090	142,093,478

Net Income (Loss)	(103,241,824)	38,463,124	(40,418,141)	36,141,651	87,941,888

Net Income (Loss) Per Unit (Limited & General Partners)	(3.35)	1.21	(1.27)	0.99	4.23

Total Assets	593,477,910	773,764,537	751,683,687	791,452,599	550,066,920

Total Limited Partners’ Capital	572,620,026	748,658,571	715,669,731	770,511,257	532,266,109

Net Asset Value Per Unit	20.22	23.57	22.36	23.63	22.64

Selected Quarterly Financial Data (Unaudited)

Quarter Ended	Total Trading Results including interest income	Net Income/ (Loss)	Net Income/ (Loss) Per Unit
	$	$	$
2007
March 31	(48,328,738)	(64,742,694)	(2.02)
June 30	146,756,585	127,348,887	4.01
September 30	(157,603,687)	(172,315,350)	(5.53)
December 31	20,287,408	6,467,333	0.19

Total	(38,888,432)	103,241,824	(3.35)

2006
March 31	78,543,020	59,352,374	1.86
June 30	2,012,092	(18,349,825)	(0.58)
September 30	(34,253,886)	(50,383,489)	(1.55)
December 31	63,382,751	47,844,064	1.48

Total	109,683,977	38,463,124	1.21

Spectrum Strategic

Selected Financial Data

	For the Years Ended December 31,
	2007	2006	2005	2004	2003
	$	$	$	$	$
Total Trading Results including interest	29,973,247	57,607,962	12,799,043	17,867,892	31,984,167

Net Income (Loss)	10,569,477	35,652,273	(5,545,967)	1,248,814	20,513,412

Net Income (Loss) Per Unit (Limited & General Partners)	0.86	2.97	(0.38)	0.25	2.77

Total Assets	220,309,736	214,814,682	177,063,684	186,645,900	123,656,595

Total Limited Partners’ Capital	213,167,590	207,238,137	167,774,452	181,218,795	119,976,992

Net Asset Value Per Unit	18.01	17.15	14.18	14.56	14.31

Selected Quarterly Financial Data (Unaudited)

Quarter Ended	Total Trading Results including interest income	Net Income/ (Loss)	Net Income/ (Loss) Per Unit
	$	$	$
2007
March 31	6,459,349	1,208,212	0.09
June 30	13,908,799	9,172,121	0.75
September 30	3,162,502	(1,551,774)	(0.12)
December 31	6,442,597	1,740,918	0.14

Total	29,973,247	10,569,477	0.86

2006
March 31	24,410,672	17,585,840	1.48
June 30	17,117,577	10,768,053	0.91
September 30	(11,443,378)	(15,707,737)	(1.31)
December 31	27,523,091	23,006,117	1.89

Total	57,607,962	35,652,273	2.97

Spectrum Global Balanced

Selected Financial Data

	For the Years Ended December 31,
	2007	2006	2005	2004	2003
	$	$	$	$	$
Total Trading Results including interest	2,254,690	3,614,796	4,496,558	(51,621)	6,038,905

Net Income (Loss)	42,657	1,086,960	1,792,690	(3,017,628)	3,077,508

Net Income (Loss) Per Unit (Limited & General Partners)	0.03	0.37	0.62	(0.86)	0.90

Total Assets	35,508,351	41,478,457	45,422,180	50,433,972	53,920,384

Total Limited Partners’ Capital	34,537,771	39,917,674	43,870,162	49,068,822	52,064,431

Net Asset Value Per Unit	15.63	15.60	15.23	14.61	15.47

Selected Quarterly Financial Data (Unaudited)

Quarter Ended	Total Trading Results including interest income	Net Income/ (Loss)	Net Income/ (Loss) Per Unit
	$	$	$
2007
March 31	(1,050,467)	(1,627,832)	(0.64)
June 30	2,587,612	2,034,216	0.82
September 30	531,007	(11,293)	0.01
December 31	186,538	(352,434)	(0.16)

Total	2,254,690	42,657	0.03

2006
March 31	1,856,523	1,209,477	0.42
June 30	204,424	(446,087)	(0.17)
September 30	759,640	140,337	0.05
December 31	794,209	183,233	0.07

Total	3,614,796	1,086,960	0.37

Spectrum Currency

Selected Financial Data

	For the Years Ended December 31,
	2007	2006	2005	2004	2003
	$	$	$	$	$
Total Trading Results including interest	(10,793,211)	3,120,675	(34,033,766)	2,632,707	28,185,655

Net Income (Loss)	(19,991,189)	(8,575,168)	(49,703,859)	(11,908,707)	16,796,809

Net Income (Loss) Per Unit (Limited & General Partners)	(1.54)	(0.40)	(2.63)	(1.25)	1.73

Total Assets	113,293,630	168,591,117	216,070,006	277,046,143	192,464,641

Total Limited Partners’ Capital	106,178,308	161,303,764	206,199,270	270,231,305	188,042,673

Net Asset Value Per Unit	9.84	11.38	11.78	14.41	15.66

Selected Quarterly Financial Data (Unaudited)

Quarter Ended	Total Trading Results including interest income	Net Income/ (Loss)	Net Income/ (Loss) Per Unit
	$	$	$
2007
March 31	(12,988,168)	(15,590,364)	(1.11)
June 30	18,013,111	15,606,985	1.15
September 30	(17,719,724)	(19,946,379)	(1.55)
December 31	1,901,570	(61,431)	(0.03)

Total	(10,793,211)	(19,991,189)	(1.54)

2006
March 31	(16,774,307)	(20,086,896)	(1.16)
June 30	4,149,434	1,215,123	0.06
September 30	2,134,735	(643,950)	(0.04)
December 31	13,610,813	10,940,555	0.74

Total	3,120,675	(8,575,168)	(0.40)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Morgan Stanley Spectrum Select L.P.

Liquidity

The partnership deposits its assets with Morgan Stanley & Co. Incorporated and Morgan Stanley & Co. International plc as commodity brokers in separate futures, forward, and options trading accounts established for each trading advisor. Such assets are used as margin to engage in trading and may be used as margin solely for the partnership’s trading. The assets are held in either non-interest bearing bank accounts or in securities and instruments permitted by the CFTC for investment of customer segregated or secured funds. Since the partnership’s sole purpose is to trade in futures, forwards, and options, it is expected that the partnership will continue to own such liquid assets for margin purposes.

The partnership’s investment in futures, forwards, and options may, from time to time, be illiquid. Most U.S. futures exchanges limit fluctuations in prices during a single day by regulations referred to as “daily price fluctuations limits” or “daily limits.” Trades may not be executed at prices beyond the daily limit. If the price for a particular futures or options contract has increased or decreased by an amount equal to the daily limit, positions in that futures or options contract can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. These market conditions could prevent the partnership from promptly liquidating its futures or options contracts and result in restrictions on redemptions.

There is no limitation on daily price moves in trading forward contracts on foreign currencies. The markets for some world currencies have low trading volume and are illiquid, which may prevent the partnership from trading in potentially profitable markets or prevent the partnership from promptly liquidating unfavorable positions in such markets, subjecting it to substantial losses. Either of these market conditions could result in restrictions on redemptions. For the periods covered by this prospectus, illiquidity has not materially affected the partnership’s assets.

There are no known material trends, demands, commitments, events, or uncertainties at the present time that are reasonably likely to result in the partnership’s liquidity increasing or decreasing in any material way.

Capital Resources

The partnership does not have, nor does it expect to have, any capital assets. Redemptions, exchanges, and sales of units in the future will affect the amount of funds available for investments in futures, forwards, and options in subsequent periods. It is not possible to estimate the amount, and therefore the impact, of future inflows and outflows of units.

There are no known material trends, favorable or unfavorable, that would affect, nor any expected material changes to, the partnership’s capital resource arrangements at the present time.

Off-Balance Sheet Arrangements and Contractual Obligations

The partnership does not have any off-balance sheet arrangements, nor does it have contractual obligations or commercial commitments to make future payments that would affect its liquidity or capital resources.

Results of Operations

General.    The partnership’s results depend on the trading advisors and the ability of each trading advisor’s trading program to take advantage of price movements in the futures, forward, and options markets. The following presents a summary of the partnership’s operations for each of the three years in the period ended December 31, 2007, and a general discussion of its trading activities during each period. It is important to note, however, that the trading advisors trade in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisors or will be profitable in the future. Consequently, the results of operations of the partnership are difficult to discuss other than in the context of the trading advisors’ trading activities on behalf of the partnership during the period in question. Past performance is no guarantee of future results.

The partnership’s results of operations set forth in the financial statements (see the financial (“F-”) pages of this prospectus) are prepared in accordance with accounting principles generally accepted in the United States of America, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: The contracts the partnership trades are accounted for on a trade-date basis and marked to market on a daily basis. The difference between their cost and market value is recorded on the Statements of Operations as “Net change in unrealized trading profit (loss)” for open (unrealized) contracts, and recorded as “Realized trading profit (loss)” when open positions are closed out. The sum of these amounts, along with the “Proceeds from Litigation Settlement”, constitutes the partnership’s trading results. The market value of a futures contract is the settlement price on the exchange on which that futures contract is traded on a particular day. The value of a foreign currency forward contract is based on the spot rate as of the close of business. Interest income, as well as management fees, incentive fees, and brokerage fees expenses of the partnership are recorded on an accrual basis.

The general partner believes that, based on the nature of the operations of the partnership, no assumptions relating to the application of critical accounting policies other than those presently used could reasonably affect reported amounts.

2007 Results.    The most significant trading gains of approximately 6.1% were experienced in the currency sector during April, May, June, September, and October from short positions in the U.S. dollar versus the euro, Canadian dollar, Turkish lira, and Brazilian real, as well as outright short positions in the U.S. Dollar Index, as the value of the U.S. dollar weakened against most of its major rivals on investor sentiment that the U.S. Federal Reserve will need to reduce interest rates in order to prevent the U.S. economy from slowing. Additional gains of approximately 5.7% were recorded in the global interest rate sector primarily during January, May, and June from short positions in European interest rate futures as prices trended lower after consistently strong economic data out of the United Kingdom and Germany resulted in reduced demand for the “safe haven” of fixed-income investments. In addition, prices moved higher on investor sentiment that the Bank of England and European Central Bank would need to raise interest rates in order to curb inflation. During August and November, newly established long positions in U.S. and Japanese interest rate futures resulted in gains as prices increased in a continuation of a worldwide “flight-to-quality” after volatility in the global equity markets, spurred by losses in the U.S. sub-prime mortgage sector, caused investors to seek the “safety” of government bonds. Within the energy markets, gains of approximately 4.7% were experienced primarily during July, September, October, and December from long futures positions in crude oil and its related products as prices moved higher amid persistent concerns regarding U.S. refinery capacity and after continuous hurricane activity in the Gulf of Mexico threatened production facilities. Prices continued to increase amid rising tensions over Iran’s nuclear program, continued weakness in the U.S. dollar, and statements from senior OPEC officials indicating that production would not be increased to pull prices lower. Smaller gains of approximately 0.9% were recorded in the agricultural markets during June, August, and September from long positions in wheat futures as prices rose amid persistently strong international demand and news from the U.S. Department of Agriculture that global stockpiles would fall to the lowest level in 26 years. Elsewhere, long positions in soybean oil and soybean meal futures resulted in gains primarily during May and June as prices moved higher after a representative from the European Union announced plans to increase alternative fuel sources and U.S. government reports showed that soybean acreage was down from a year ago. During November and December, further gains were experienced from long futures positions in the soybean complex and wheat as prices moved higher due to further data indicating dwindling global supplies. A portion of the partnership’s overall gains for the year was offset by losses of approximately 3.3% incurred in the global stock index sector during February and early March from long positions in Japanese and U.S. stock index futures as prices reversed sharply lower after a massive sell-off in the global equity markets that began on February 27, 2007, following comments from former U.S. Federal Reserve Chairman Alan Greenspan that the U.S. economy could be due for a recession. In addition, concerns that tighter credit conditions in China and Japan might dampen global growth first sent Chinese stock markets plunging before the sell-off spread to other equity markets. During July, August, November, and December, long positions in U.S. equity index futures resulted in further losses as prices fell sharply on concerns that a widening credit crunch, sparked by U.S. sub-prime mortgage losses, would erode global economic growth and corporate earnings. Finally, smaller losses of approximately 1.2% were recorded in the metals markets throughout a majority of the year from both short and long positions in silver and aluminum futures as prices moved without consistent direction due to conflicting data regarding supply and demand, as well as uncertainty regarding the direction of the U.S. dollar. During November, long positions in copper futures resulted in further losses as prices decreased on concerns that global demand would weaken while inventories continue to rise.

The partnership recorded total trading results including interest income totaling $84,240,950 and expenses totaling $46,320,807, resulting in net income of $37,920,143 for the year ended December 31, 2007. The partnership’s net asset value per unit increased from $29.06 at December 31, 2006, to $31.24 at December 31, 2007. Total redemptions and subscriptions for the year were $107,815,305 and $49,551,232, respectively, and the partnership’s ending capital was $523,178,555 at December 31, 2007, a decrease of $20,343,930 from ending capital at December 31, 2006, of $543,522,485.

2006 Results.    The most significant trading gains of approximately 6.1% were recorded in the metals markets primarily during the first six months of the year from long futures positions in copper, nickel, zinc, and aluminum as base metals prices rallied on strong global demand and reports of falling inventories. Further gains in the metals markets were experienced from long positions in gold and silver futures as prices reached 25-year highs, benefiting from strong demand and lagging supply. Demand for precious metals increased on continued geopolitical concerns, inflation fears, and consistent demand from foreign central banks. In addition, silver prices were pressured higher after news that a silver-backed Exchange Traded Fund would launch. Gains were extended during October from long positions in base metals as prices continued to trend higher amid labor protests in producer countries and news that inventories had declined more than expected. Additionally, prices were pressured higher after the National Bureau of Statistics said that China’s industrial production had increased significantly from a year earlier, reaffirming expectations that demand from China would stay strong. Additional gains of approximately 5.6% were recorded within the global stock index markets from long positions in European, U.S., and Pacific Rim stock index futures as global equity prices trended higher throughout the first quarter on strong corporate earnings and solid economic data. Long positions in Hong Kong equity index futures also recorded gains as prices moved higher during April and July on positive performance in the technology sector, speculation that the U.S. Federal Reserve could be near the end of its interest rate tightening campaign, and news that Gross Domestic Product in China had surged to 10.9% in the first six months of the year. Further gains in the global stock index futures markets were experienced during September from long positions in European equity index futures as prices were supported higher on merger and acquisition activity and solid corporate earnings. During the fourth quarter, further gains were recorded from long positions in U.S., European, and Pacific Rim equity index futures as prices continued to move higher amid the U.S. Federal Reserve’s decision to hold interest rates steady, consistent merger and acquisition activity, and news of the world’s largest initial public offering in China. Smaller gains of approximately 1.3% were experienced within the global interest rates sector, primarily during March and April, from short positions in U.S. and European interest rate futures as global bond prices trended lower throughout a majority of the first quarter amid strength in regional equity markets and investor sentiment that interest rates in the United States and the European Union might rise in order to combat inflation. U.S. fixed-income futures continued to move lower into the second quarter following the release of consistently strong U.S. economic data resulting in further gains from short positions. Finally, during November, gains were recorded from long positions in U.S. fixed-income futures as prices moved higher on new concerns of a slowing U.S. economy after reports showed an increase in jobless claims, while consumer sentiment unexpectedly weakened. A portion of the partnership’s overall gains for the year was offset by losses of approximately 1.7% in the agricultural markets from positions in wheat, soybeans, and cocoa futures. Long positions in wheat futures incurred losses as prices fell in March, April, and June on forecasts for favorable weather in U.S. wheat-growing regions, while short futures positions in soybeans recorded losses as prices moved higher in March on speculative buying and increased demand. During the third quarter, losses were incurred primarily during July from long futures positions in wheat and soybean oil as prices decreased on forecasts of improved weather conditions across the growing regions of the U.S. Additional losses were incurred during July from long positions in cocoa futures as prices reversed lower on news from the International Cocoa Organization that global supplies were still adequate to meet demand. Further losses in the agricultural markets were experienced during October, November, and December from both short and long positions in the soybean complex as prices moved without consistent direction due to conflicting news regarding supply and demand. Smaller losses of approximately 1.1% were incurred within the energy markets throughout the year from futures positions in crude oil and its related products, as well as in natural gas. During February, long futures positions in crude oil and its related products recorded losses as prices declined after an announcement by Chinese government authorities that China would place an emphasis on prospecting alternative energy sources in the future, reports of larger than expected supplies, and mild weather in the U.S. Northeast. Further losses were recorded during March from short futures positions in crude oil and its related products as prices reversed higher early in the month on supply fears. During May, losses were incurred from long futures positions in crude oil and its related products as prices fell after supply data showed an increase in domestic inventories. Further losses were incurred from short positions in natural gas as prices moved higher on fears of a possible supply shortage. During June, newly established long positions in natural gas futures recorded losses as prices reversed lower on reports of a supply surplus and fears of a slowing global economy. During July and August, losses were also experienced from long futures positions in crude oil and its related products as prices moved lower after weaker than expected U.S. economic data led investors to believe that energy demand would be negatively affected and the U.S. Department of Labor reported an unexpected climb in domestic gasoline supplies. In addition, prices were pressured lower after news of an official cease-fire between Israel and Hezbollah militants in Lebanon and news that OPEC had reduced its 2006 oil demand growth forecast. Finally, during November, losses were incurred from newly established short positions in crude oil futures and its related products as prices moved higher amid concern over OPEC’s production cut after the U.S. Department of Energy reported a sharp fall in domestic inventories.

The partnership recorded total trading results including interest income totaling $79,402,767 and expenses totaling $48,285,395, resulting in net income of $31,117,372 for the year ended December 31, 2006. The partnership’s net asset value per unit increased from $27.45 at December 31, 2005, to $29.06 at December 31, 2006. Total redemptions and subscriptions for the year were $97,503,224 and $76,905,995, respectively, and the partnership’s ending capital was $543,522,485 at December 31, 2006, an increase of $10,520,143 from ending capital at December 31, 2005, of $533,002,342.

2005 Results.    The most significant trading losses of approximately 5.5% were recorded in the currency markets during the first and third quarters, as well as during December, from positions in foreign currencies versus the U.S. dollar. During January, long positions in the euro versus the U.S. dollar incurred losses after the U.S. dollar’s value reversed sharply higher amid conflicting economic data, improvements in U.S. trade deficit numbers, and speculation for higher U.S. interest rates. The U.S. dollar’s value also advanced in response to expectations that the Chinese government would announce postponement of Chinese yuan re-valuation for the foreseeable future. Additional losses were recorded during February from short positions in the euro versus the U.S. dollar as the U.S. dollar weakened in response to concern for the considerable U.S. Current-Account deficit expressed by U.S. Federal Reserve Chairman Alan Greenspan. The value of the U.S. dollar was further weakened during the remainder of February by a larger than expected drop in January leading economic indicators and news that South Korea’s Central Bank would be reducing its U.S. dollar currency reserves. Long European currency positions versus the U.S. dollar also recorded losses during March after the value of the U.S. dollar reversed sharply higher benefiting from higher U.S. interest rates and consumer prices. During August, long U.S. dollar positions against the British pound and euro resulted in losses as the value of the U.S. dollar declined amid higher crude oil prices, lower durable goods orders, the U.S. trade imbalance, and economic warnings from U.S. Federal Reserve Chairman Alan Greenspan. During December, the largest losses were incurred from long U.S. dollar positions versus the euro after the euro’s value increased during mid-month on the possibility that the European Central Bank would raise interest rates in 2006. Additional losses resulted from long U.S. dollar positions versus the South African rand and both the Australian and the New Zealand dollars as their values reversed higher with gold prices. Sector losses also stemmed from short U.S. dollar positions against the British pound. Partnership losses of approximately 0.9% were recorded in the global interest rate markets primarily during the third quarter from long positions in U.S. interest rate futures. During July, long positions experienced losses as prices declined following a rise in interest rates and after the U.S. Labor Department released its June employment report. During September, long positions incurred additional losses as prices weakened after it was revealed that measurements of Hurricane Katrina’s economic impact were not weak enough to deter the U.S. Federal Reserve from its policy of raising interest rates. Smaller partnership losses of approximately 0.6% were incurred in the agricultural markets primarily during the second and third quarters from long futures positions in wheat and corn. During April, long futures positions in wheat resulted in losses as prices fell in response to favorable weather in growing regions and reduced foreign demand. During July and August, long positions in corn futures experienced losses after prices weakened in response to higher silo rates and forecasts for supply increases. A portion of the partnership’s overall losses for the year was offset by gains of approximately 4.4% established in the global stock index markets during the third and fourth quarters from positions in Japanese and European stock index futures. During July, long positions in Pacific Rim and European stock index futures benefited after positive economic data out of the U.S. and Japan pushed global equity prices higher. Prices continued to strengthen after China reformed its U.S. dollar currency peg policy. Strong corporate earnings out of the European Union, Japan, and the U.S. resulted in optimistic investor sentiment and pushed prices further. During September, long positions in Japanese stock index futures experienced gains as prices increased on positive comments from Bank of Japan Governor Toshihiko Fukui, who said the Japanese economy was in the process of emerging from a soft patch. Additional sector gains resulted from long positions in European stock index futures as oil prices declined and investors embraced signs that the global economy could move forward despite Hurricane Katrina’s devastation of the U.S. Gulf Coast. During the fourth quarter, long positions in Japanese and European stock index futures supplied gains as prices increased in response to falling energy prices, strong corporate earnings, and positive economic data out of the U.S. European stock markets also found support from the possibility of an end to U.S. interest rate increases. Partnership gains of approximately 3.3% were recorded in the metals market during the third and fourth quarters from long futures positions in copper, aluminum, and zinc as prices strengthened amid supply tightness and strong demand from China, India, and the Middle East. In the energy markets, gains of approximately 1.0% were achieved primarily during August from long futures positions in natural gas and crude oil and its related products as prices rose on supply and demand concerns. After Hurricane Katrina struck the Gulf of Mexico, prices advanced further to touch record highs.

The partnership recorded total trading results including interest income totaling $23,039,815 and expenses totaling $52,254,328, resulting in a net loss of $29,214,513 for the year ended December 31, 2005. The partnership’s net asset value per unit decreased from $28.88 at December 31, 2004 to $27.45 at December 31, 2005. Total redemptions and subscriptions for the year were $115,415,285 and $92,326,015, respectively, and the partnership’s ending capital was $533,002,342 at December 31, 2005, a decrease of $52,303,783 from ending capital at December 31, 2004 of $585,306,125.

Market Risk

Financial Instruments

The partnership is a party to financial instruments with elements of off-balance sheet market and credit risk. The partnership trades futures contracts, options on futures contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy, and agricultural products. In entering into these contracts, the partnership is subject to the market risk that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts’ being less valuable. If the markets should move against all of the positions held by the partnership at the same time, and the trading advisors were unable to offset positions of the partnership, the partnership could lose all of its assets and the limited partners would realize a 100% loss.

In addition to the trading advisors’ internal controls, the trading advisors must comply with the partnership’s trading policies that include standards for liquidity and leverage that must be maintained. The trading advisors and the general partner monitor the partnership’s trading activities to ensure compliance with the trading policies and the general partner can require the trading advisors to modify positions of the partnership if the general partner believes they violate the partnership’s trading policies.

Credit Risk

In addition to market risk, in entering into futures, forward, and options contracts, there is a credit risk to the partnership that the counterparty on a contract will not be able to meet its obligations to the partnership. The ultimate counterparty or guarantor of the partnership for futures, forward, and options contracts traded in the United States and most non-U.S. exchanges on which the partnership trades is the clearinghouse associated with such exchange. In general, a clearinghouse is backed by the membership of the exchange and will act in the event of non-performance by one of its members or one of its member’s customers, which should significantly reduce this credit risk. There is no assurance that a clearinghouse, exchange, or other exchange member will meet its obligations to the partnership, and the general partner and the commodity brokers will not indemnify the partnership against a default by such parties. Further, the law is unclear as to whether a commodity broker has any obligation to protect its customers from loss in the event of an exchange or clearinghouse defaulting on trades effected for the broker’s customers. In cases where the partnership trades off-exchange forward contracts with a counterparty, the sole recourse of the partnership will be the forward contract’s counterparty. For a list of the non-U.S. exchanges on which the partnership trades, see “Use of

Proceeds” on page •. For an additional discussion of the credit risks relating to trading on non-U.S. exchanges see “Risk Factors—Trading and Performance Risks—Trading on non-U.S. exchanges presents greater risks to each partnership than trading on U.S. exchanges” on page •.

The general partner deals with these credit risks of the partnership in several ways. First, it monitors the partnership’s credit exposure to each exchange on a daily basis. The commodity brokers inform the partnership, as with all of their customers, of the partnership’s net margin requirements for all of its existing open positions, and the general partner has installed a system which permits it to monitor the partnership’s potential net credit exposure, exchange by exchange, by adding the unrealized trading gains on each exchange, if any, to the partnership’s margin liability thereon.

Second, the partnership’s trading policies limit the amount of its net assets that can be committed at any given time to futures contracts and require a minimum amount of diversification in the partnership’s trading, usually over several different products and exchanges. Historically, the partnership’s exposure to any one exchange has typically amounted to only a small percentage of its total net assets and on those relatively few occasions where the partnership’s credit exposure climbs above such level, the general partner deals with the situation on a case by case basis, carefully weighing whether the increased level of credit exposure remains appropriate. Material changes to the trading policies may be made only with the prior written approval of the limited partners owning more than 50% of units then outstanding.

Third, with respect to forward and options on forward contract trading, the partnership trades with only those counterparties which the general partner, together with Morgan Stanley & Co. Incorporated, has determined to be creditworthy. The partnership presently deals with Morgan Stanley & Co. Incorporated as the sole counterparty on all trading of foreign currency forward contracts and Morgan Stanley Capital Group Inc. as the sole counterparty on all trading of options on foreign currency forward contracts.

Inflation has not been a major factor in the partnership’s operations.

Morgan Stanley Spectrum Technical L.P.

Liquidity

See the discussion under “—Morgan Stanley Spectrum Select L.P.—Liquidity” on page •, which discussion is equally applicable to Spectrum Technical.

Capital Resources

See the discussion under “—Morgan Stanley Spectrum Select L.P.—Capital Resources” on page •, which discussion is equally applicable to Spectrum Technical.

Off-Balance Sheet Arrangements and Contractual Obligations

See the discussion under “—Morgan Stanley Spectrum Select L.P.—Off-Balance Sheet Arrangements and Contractual Obligations” on page •, which discussion is equally applicable to Spectrum Technical.

Results of Operations

General.    The partnership’s results depend on the trading advisors and the ability of each trading advisor’s trading program to take advantage of price movements in the futures, forward, and options markets. The following presents a summary of the partnership’s operations for each of the three years in the period ended December 31, 2007, and a general discussion of its trading activities during each period. It is important to note, however, that the trading advisors trade in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisors or will be profitable in the future. Consequently, the results of operations of the partnership are difficult to discuss other than in the context of the trading advisors’ trading activities on behalf of the partnership during the period in question. Past performance is no guarantee of future results.

The partnership’s results of operations set forth in the financial statements (see the financial (“F-”) pages of this prospectus) are prepared in accordance with accounting principles generally accepted in the United States of America, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: The contracts the partnership trades are accounted for on a trade-date basis and marked to market on a daily basis. The difference between their cost and market value is recorded on the Statements of Operations as “Net change in unrealized trading profit (loss)” for open (unrealized) contracts, and recorded as “Realized trading profit (loss)” when open positions are closed out. The sum of these amounts, along with the “Proceeds from Litigation Settlement,” constitutes the partnership’s trading results. The market value of a futures contract is the settlement price on the exchange on which that futures contract is traded on a particular day. The value of a foreign currency forward contract is based on the spot rate as of the close of business. Interest income, as well as management fees, incentive fees, and brokerage fees expenses of the partnership are recorded on an accrual basis.

The general partner believes that, based on the nature of the operations of the partnership, no assumptions relating to the application of critical accounting policies other than those presently used could reasonably affect reported amounts.

2007 Results.    The most significant trading losses of approximately 3.4% were recorded in the global stock index markets primarily during February and early March from long positions in U.S. and European stock index futures as prices reversed sharply lower after a massive sell-off in the global equity markets that began on February 27, 2007, following comments from former U.S. Federal Reserve Chairman Alan Greenspan that the U.S. economy could be due for a recession. In addition, worries that tighter credit conditions in China and Japan might dampen global growth first sent Chinese stock markets plunging before the sell-off spread to other equity markets. During July, August, November, and December, long positions in U.S. and European equity index futures resulted in further losses as prices fell sharply on concerns that a widening credit crunch, sparked by U.S. sub-prime mortgage losses, would erode global economic growth and corporate earnings. Additional losses of approximately 2.3% were experienced in the metals markets primarily during March, May, June, and August from long positions in copper, aluminum, and zinc futures as prices moved lower due to rising global inventories. In addition, prices continued to weaken on speculation that a possible slowing of the global economy due to the U.S. sub-prime mortgage crisis would reduce future demand for base metals. Elsewhere in the metals markets, long positions in gold and silver futures resulted in losses during May, June, and November as prices fell amid speculative selling. Smaller losses of approximately 0.7% were incurred within the currency markets, primarily during February and early March, from short positions in the Japanese yen versus the U.S. dollar as the value of the Japanese yen reversed sharply higher against its major rivals due to a combination of factors including an almost 10% drop in the Shanghai stock market and a warning from Rodrigo Rato, Managing Director of the International Monetary Fund, that a weak Japanese yen “could lead to more entrenched exchange rate misalignments that worsen global imbalances”, which encouraged traders to unwind short positions in the Japanese yen against most of its major rivals. During July, August, and November, further losses were incurred from short positions in the Japanese yen versus the U.S. dollar as the value of the Japanese yen strengthened against most of its major rivals after traders reduced “carry-trade” positions as the sell-off in the global equity markets during July and August resulted in investors trimming “riskier” assets funded by loans in Japan. Meanwhile, long positions in the Swedish krona versus the euro and U.S. dollar resulted in losses during February as the value of the Swedish krona weakened after Riksbank Governor, Stefan Ingves, indicated that inflationary pressures were slowing in Sweden. Elsewhere, long positions in the British pound versus the U.S. dollar recorded losses during February, August, November, and December as the value of the U.S. dollar reversed higher against the British pound due to substantially stronger demand for U.S. dollar-denominated government bonds amid continuing credit market losses and uncertainty regarding the future direction of the global economy. Finally, during November and December, long positions in the Canadian dollar versus the U.S. dollar experienced losses as the value of the Canadian dollar declined on concerns that a possible slowdown in the U.S. economy may negatively impact future demand for Canadian exports. A portion of the partnership’s overall losses for the year was offset by gains of approximately 2.3% experienced in the global interest rates markets primarily during the second quarter from short positions in U.S. and British fixed-income futures as prices trended lower amid strength in regional equity markets and rising housing prices in the United States and United Kingdom. During November, long positions in U.S. fixed-income futures resulted in further gains as prices increased following a sharp decline in global equity markets and forecasts of deeper mortgage-related losses, which spurred demand for the “safe haven” of government debt. Smaller gains of approximately 0.2% were experienced in the energy markets during January from short futures positions in oil related products as prices declined on skepticism that OPEC would cut production as much as originally pledged. Further gains in the energy markets were experienced during September, October, and December from long positions in oil related products as prices trended higher due to geopolitical concerns regarding instability in Iraq and Iran’s nuclear program. Lastly, prices moved higher as a weaker U.S. dollar resulted in bargain hunting by investors regarding U.S. dollar-denominated investments.

The partnership recorded total trading results including interest income totaling $(38,888,432) and expenses totaling $64,353,392, resulting in a net loss of $103,241,824 for the year ended December 31, 2007. The partnership’s net asset value per unit decreased from $23.57 at December 31, 2006, to $20.22 at December 31, 2007. Total redemptions and subscriptions for the year were $140,246,311 and $65,566,835, respectively, and the partnership’s ending capital was $578,899,658 at December 31, 2007, a decrease of $177,921,300 from ending capital at December 31, 2006, of $756,820,958.

2006 Results.    The most significant trading gains of approximately 9.7% were recorded in the global stock index markets primarily during January, March, April, and July from long positions in Pacific Rim, European, and U.S. stock index futures as prices trended higher on strong corporate earnings and solid global economic data. In addition, Pacific Rim equity index futures prices moved higher during July on news that Gross Domestic Product in China had surged to 10.9% in the first six months of the year. During September, additional gains were experienced from long positions in European equity index and U.S. equity index futures as prices increased on falling energy prices. Furthermore, U.S. equity index futures moved higher after the U.S. Conference Board reported a stronger than expected rebound in consumer confidence in September, while European equity index futures prices were supported higher on merger and acquisition activity. During the fourth quarter, global stock indices continued to rally amid declining energy prices and optimism about the future of the global economy, resulting in further gains from long positions. Additionally, Australian stock index futures prices increased on speculation that strong commodity prices in 2007 might have a positive effect on the Australian economy. Additional gains of approximately 8.4% were experienced in the metals markets throughout the first half of the year from long positions in copper, zinc, and aluminum futures as base metals prices rallied on strong global demand and on reports of falling inventories. Within precious metals, long positions in gold and silver futures experienced gains as gold and silver prices reached 25-year highs in May, benefiting from strong demand and lagging supply, continued geopolitical concerns regarding Iran’s nuclear program, and consistent demand from foreign central banks. During October, gains were experienced in zinc and aluminum futures as prices continued to trend higher amid labor protests in producer countries and news that inventories declined more than expected. Prices were also pressured higher after the National Bureau of Statistics said that China’s industrial production had increased 16.1% in September from a year earlier, reaffirming expectations that demand from China would stay strong. Smaller gains of approximately 0.3% were recorded in the global interest rates markets primarily during the first and second quarters from short positions in U.S., European, and Australian fixed-income futures as prices trended lower amid strength in regional equity markets and investor sentiment that interest rates in the United States, the European Union, and Australia would rise in order to combat inflation. In addition, U.S. fixed-income futures prices were pressured lower following the release of stronger than expected U.S. economic data and the sixteenth consecutive interest rate hike by the U.S. Federal Reserve, while German fixed-income futures prices declined amid rising equity prices and solid economic data out of the Euro-Zone. A portion of the partnership’s overall gains for the year was offset by losses of approximately 3.3% within the energy markets during February from long futures positions in crude oil and its related products as prices declined after an announcement by Chinese government authorities that China would place an emphasis on prospecting alternative energy sources in the future, reports of larger than expected supplies, and mild weather in the U.S. Northeast. During August and September, long futures positions in crude oil and its related products incurred additional losses as prices moved lower after weaker than expected U.S. economic data led investors to believe that energy demand would be negatively affected and the U.S. Department of Labor reported an unexpected climb in domestic gasoline supplies. Prices were pressured lower during October due to uncertainty regarding OPEC’s plan to cut production, as well as a lower demand forecast, resulting in additional losses from long positions. During November, short futures positions in crude oil and its related products incurred further losses as prices reversed higher on supply concerns. Additionally, short positions in natural gas futures resulted in losses during November as prices reversed higher on colder temperatures forecasted in the U.S. and expectations of a decline in domestic inventories. Additional losses of approximately 2.7% were recorded within the agricultural markets during second and third quarters, primarily from short positions in live cattle futures as prices moved higher on strong demand and technically-based buying. Meanwhile, losses were incurred during July and August from long positions in cocoa futures as prices fell on news from the International Cocoa Organization that global supplies were adequate to meet demand. Elsewhere in the agricultural complex, losses were incurred from short positions in soybean and soybean meal futures as prices rose during October on news of a smaller than expected crop from Brazil. Smaller losses of approximately 1.1% were incurred within the currency markets, primarily during the first half of the year, from short positions in the Swiss franc and Japanese yen versus the U.S. dollar as the value of the U.S. dollar moved lower against its major rivals on news that foreign central banks were beginning to diversify their currency reserves away from U.S. dollar-denominated assets, as well as uncertainty regarding the future of the U.S. Federal Reserve’s interest rate tightening campaign. In addition, the Swiss franc and Japanese yen moved higher against the U.S. dollar as strong economic data out of Switzerland and Japan increased speculation that the Swiss National Bank and Bank of Japan would raise interest rates. Additionally, the Swiss franc moved higher on political tensions in the Middle East, which increased the demand for the safe-haven currency. Elsewhere in the currency markets, losses were experienced from both short and long positions in the Norwegian krone relative to the U.S. dollar as the value of the Norwegian krone moved without consistent direction throughout a majority of the year.

The partnership recorded total trading results including interest income totaling $109,683,977 and expenses totaling $71,220,853, resulting in net income of $38,463,124 for the year ended December 31, 2006. The partnership’s net asset value per unit increased from $22.36 at December 31, 2005, to $23.57 at December 31, 2006. Total redemptions and subscriptions for the year were $132,294,966 and $127,236,707, respectively, and the partnership’s ending capital was $756,820,958 at December 31, 2006, an increase of $33,404,865 from ending capital at December 31, 2005, of $723,416,093.

2005 Results.    The most significant trading losses of approximately 4.4% were incurred in the agricultural markets throughout a majority of the year from futures positions in lean hogs, soybeans and its related products, wheat, and live cattle. During the first quarter, losses were experienced from long futures positions in lean hogs as prices weakened on news of a reduction in demand. Additional losses were experienced from short futures positions in the soybean complex and wheat as prices reversed higher on news of extremely cold weather in the U.S. growing regions and rumors of a reduction on world output during 2005. Long lean hog futures experienced further losses during March as prices declined on speculative selling. During the second quarter, long futures positions in lean hogs and live cattle also incurred losses as prices finished lower on news of a reduction in foreign export demand. Long futures positions in lean hogs continued to incur losses as prices moved lower during May in response to continued weakening demand. During the third quarter, losses stemmed from short futures positions in lean hogs and live cattle, as well as from long futures positions in the soybean complex. During July, short futures positions in live cattle recorded losses after prices reversed higher in response to lower slaughter rates. During August, losses resulted from long futures positions in the soybean complex as prices reversed lower due to forecasts for supply increases. Short futures positions in lean hogs also incurred losses during August after prices rose in response to reports of lower slaughter rates. During September, losses stemmed from short futures positions in live cattle as prices rose amid higher slaughter rates caused by increases in market demand. In the currency markets, losses of approximately 3.3% resulted primarily during the first quarter, August, and December. During the first quarter, losses were recorded from long positions in the British pound and Swiss franc versus the U.S. dollar after the U.S. dollar’s value advanced in response to speculation that China would move toward a flexible exchange rate and amid expectations for higher U.S. interest rates. During August, long U.S. dollar positions against the British pound and Swiss franc recorded losses as the value of the U.S. dollar declined amid higher crude oil prices, lower durable goods orders, the U.S. trade imbalance, and economic warnings from U.S. Federal Reserve Chairman Alan Greenspan. During December, long positions in both the Australian and New Zealand dollars versus the U.S. dollar experienced losses as the values of both of these commodity currencies decreased with higher gold prices. Smaller losses of approximately 1.9% were experienced in the global interest rate markets primarily during the third quarter and December from positions in Australian and U.S. interest rate futures. During July, long positions in U.S. interest rate futures resulted in losses as prices reversed lower following a rise in interest rates and after the U.S. Labor Department released its June employment report. During August, short positions in U.S. fixed-income futures incurred losses as prices reversed higher on worries about the global economic impact of Hurricane Katrina and growing speculation that the U.S. Federal Reserve would stop raising interest rates sooner than previously thought. During September, long positions in Australian bond futures recorded losses as prices declined after Australia’s largest ever annual jobs gain initiated speculation that the Reserve Bank of Australia would perhaps reconsider its stance on interest rates. Additional losses stemmed from long positions in U.S. fixed-income futures. During December, short positions in U.S. interest rates futures experienced losses as prices advanced after the U.S. Federal Open Market Committee’s policy meeting, where policy makers dropped references to “accommodation” in the accompanying policy statement causing bond market participants to speculate that the 18-month tightening cycle of U.S. interest rates was possibly nearing its end. A portion of the partnership’s overall losses for the year was offset by gains of approximately 5.6% achieved in the metals markets during the third and fourth quarters from long futures positions in copper, zinc, aluminum, gold, and silver. During the third quarter, long futures positions in base and precious metals recorded profits as prices moved higher in response to supply tightness and strong global demand. During the fourth quarter, long futures positions in base and precious metals continued to supply gains as prices trended higher on consistently strong demand from India, China, and the Middle East. Gains of approximately 3.9% were recorded in global stock indices primarily during the third quarter from long positions in European and Pacific Rim stock index futures as prices increased amid positive economic data out of the U.S. and Japan, a strong U.S. jobs number, and better than expected Japanese corporate earnings. Prices continued to strengthen after China reformed its U.S. dollar currency peg policy. Strong corporate earnings out of the European Union and the U.S. also pushed prices higher. During September, long positions in European stock index futures benefited as oil prices declined and investors embraced signs that the global economy could move forward despite Hurricane Katrina’s devastation of the U.S. Gulf Coast. Additional gains resulted from long positions in Japanese stock index futures as prices increased on positive comments from Bank of Japan Governor Toshihiko Fukui, who said the Japanese economy was in the process of emerging from a soft patch. In the energy markets, gains of approximately 1.3% resulted primarily during August from long futures positions in crude oil, its related products, and natural gas as prices climbed higher throughout the month on supply and demand concerns. After Hurricane Katrina struck the Gulf of Mexico, prices advanced further to touch new record highs.

The partnership recorded total trading results including interest income totaling $30,949,285 and expenses totaling $71,367,426, resulting in a net loss of $40,418,141 for the year ended December 31, 2005. The partnership’s net asset value per unit decreased from $23.63 at December 31, 2004 to $22.36 at December 31, 2005. Total redemptions and subscriptions for the year were $154,595,687 and $139,706,034, respectively, and the partnership’s ending capital was $723,416,093 at December 31, 2005, a decrease of $55,307,794 from ending capital at December 31, 2004 of $778,723,887.

Market Risk

See the discussion under “—Morgan Stanley Spectrum Select L.P.—Market Risk” beginning on page •, which discussion is equally applicable to Spectrum Technical, except that Spectrum Technical also trades options on forward contracts.

Morgan Stanley Spectrum Strategic L.P.

Liquidity

See the discussion under “—Morgan Stanley Spectrum Select L.P.—Liquidity” on page •, which discussion is equally applicable to Spectrum Strategic.

Capital Resources

See the discussion under “—Morgan Stanley Spectrum Select L.P.—Capital Resources” on page •, which discussion is equally applicable to Spectrum Strategic.

Off-Balance Sheet Arrangements and Contractual Obligations

See the discussion under “—Morgan Stanley Spectrum Select L.P.—Off-Balance Sheet Arrangements and Contractual Obligations” on page •, which discussion is equally applicable to Spectrum Strategic.

Results of Operations

General.    The partnership’s results depend on the trading advisors and the ability of each trading advisor’s trading program to take advantage of price movements in the futures, forward, and options markets. The following presents a summary of the partnership’s operations for each of the three years in the period ended December 31, 2007, and a general discussion of its trading activities during each period. It is important to note, however, that the trading advisors trade in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisors or will be profitable in the future. Consequently, the results of operations of the partnership are difficult to discuss other than in the context of the trading advisors’ trading activities on behalf of the partnership during the period in question. Past performance is no guarantee of future results.

The partnership’s results of operations set forth in the financial statements (see the financial (“F-”) pages of this prospectus) are prepared in accordance with accounting principles generally accepted in the United States of America, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: The contracts the partnership trades are accounted for on a trade-date basis and marked to market on a daily basis. The difference between their cost and market value is recorded on the Statements of Operations as “Net change in unrealized trading profit (loss)” for open (unrealized) contracts, and recorded as “Realized trading profit (loss)” when open positions are closed out. The sum of these amounts, along with the “Proceeds from Litigation Settlement”, constitutes the partnership’s trading results. The market value of a futures contract is the settlement price on the exchange on which that futures contract is traded on a particular day. The value of a foreign currency forward contract is based on the spot rate as of the close of business. Interest income, as well as management fees, incentive fees, and brokerage fees expenses of the partnership are recorded on an accrual basis.

The general partner believes that, based on the nature of the operations of the partnership, no assumptions relating to the application of critical accounting policies other than those presently used could reasonably affect reported amounts.

2007 Results.    The most significant trading gains of approximately 8.2% were experienced in the agricultural markets during January, February, June, and September from long futures positions in soybeans and soybean meal as prices rose on speculative buying, news of persistent global demand, and worries that drought conditions in the U.S. South and flooding in the U.S. Midwest could have damaged crops. Further gains were experienced during November and December from long futures positions in the soybean complex as prices continued to move higher amid speculation that the rising cost of oil would boost demand for alternative biofuels made from crops. Elsewhere, long positions in cocoa futures resulted in gains as prices moved higher during February, May, June, September, and December on speculation that political tensions in the Ivory Coast, the world’s biggest producer, would limit production. During May, September, November, and December, long positions in coffee futures experienced gains as prices moved higher on concerns that adverse weather conditions in Brazil and Vietnam would reduce supplies. Additional gains of approximately 1.6% were recorded in the energy markets during January from short futures positions in oil related products as prices declined on skepticism that OPEC would cut production as much as originally pledged. Toward the end of February, long futures positions in gasoline resulted in gains as prices moved higher on increased concerns that unexpected refinery shutdowns would curb fuel stockpiles in the future. During March, September, October, and December, long futures positions in crude oil and its related products recorded gains as prices increased due to persistent concerns that instability in Iraq and tension over Iran’s nuclear program would negatively affect global supply. In addition, energy prices trended higher amid continued weakness in the U.S. dollar as U.S. dollar-denominated assets became more attractive to investors. Within the global stock index sector, gains of approximately 1.5% were recorded during January, March, April, and May from long positions in German and Hong Kong equity index futures as prices increased on continued optimism about the future of the global economy, as well as strong corporate earnings and increased merger and acquisition activity. During September and October, further gains were experienced from long positions in Hong Kong stock index futures as prices moved higher on sentiment that the easing U.S. Federal Reserve policy would continue and strength in the technology sector. Gains of approximately 1.5% were experienced in the global interest rate sector during January, May, and June from short positions in U.S. interest rate futures as prices fell amid consistently strong economic data and rising equity prices. During October, long positions in U.S. fixed-income futures experienced gains toward the end of the month as prices increased after government reports revealed that housing starts in the U.S. had plunged to a 14-year low in September and sales of previously owned homes had fallen to the lowest level in eight years. Further gains were recorded during November from long positions in U.S. fixed-income futures as prices continued to increase following a sharp decline in global equity markets and forecasts of deeper losses related to sub-prime investments, which fueled speculation that the U.S. Federal Reserve would need to reduce borrowing costs in response to widespread fears of an economic decline. A portion of the partnership’s overall gains for the year was offset by losses of approximately 2.8% experienced in the metals markets throughout a majority of the year from long positions in zinc and aluminum futures as prices reversed sharply lower due to rising global inventories. In addition, prices continued to weaken on speculation that a possible slowing of the global economy due to the U.S. sub-prime mortgage crisis would reduce future demand for base metals.

The partnership recorded total trading results including interest income totaling $29,973,247 and expenses totaling $19,403,770, resulting in net income of $10,569,477 for the year ended December 31, 2007. The partnership’s net asset value per unit increased from $17.15 at December 31, 2006, to $18.01 at December 31, 2007. Total redemptions and subscriptions for the year were $42,327,877 and $37,809,397, respectively, and the partnership’s ending capital was $215,528,061 at December 31, 2007, an increase of $6,050,997 from ending capital at December 31, 2006, of $209,477,064.

2006 Results.    The most significant trading gains of approximately 22.9% were recorded in the metals markets throughout the first half of the year from long positions in copper, zinc, and aluminum futures as base metals prices rallied on strong global demand, particularly from China, and reports of falling inventories. Elsewhere in the metals markets, long positions in gold futures experienced additional gains as prices reached 25-year highs amid continued geopolitical concerns, inflation concerns, and consistent demand from foreign central banks. Further gains were experienced from long positions in silver futures as prices moved higher due to the aforementioned factors that affected gold, as well as on news that a silver-backed Exchange Traded Fund would launch. Gains were extended during October from long positions in zinc and aluminum futures as base metals prices continued to trend higher amid labor protests in producer countries and news that inventories had declined more than expected. Additionally, prices were pressured higher after the National Bureau of Statistics said that China’s industrial production had increased significantly from a year earlier, reaffirming expectations that demand from China would stay strong. Additional gains of approximately 4.2% were experienced within the global stock index markets primarily during the first and fourth quarters from long positions in U.S., European, and Pacific Rim stock index futures as global equity markets trended higher on strong corporate earnings and solid economic data. Long positions in Hong Kong equity index futures recorded further gains during April, July, August, October, November, and December as prices moved higher amid positive performance in the technology and banking sectors and consistently strong economic data out of China and Japan. During the fourth quarter, European equity index futures prices moved higher due to consistent merger and acquisition activity, as well as strong performance in the automobile, industrial, and technology sectors, resulting in further gains from long positions. Meanwhile, U.S. equity prices rose after the U.S. Federal Reserve’s decision to hold interest rates steady in October and its assessment that the U.S. economy would continue to expand in the near-term albeit at a slower pace. Additional gains of approximately 2.4% were experienced within the global interest rate markets during the first quarter from short positions in U.S. and European interest rate futures as prices trended lower amid strength in regional equity markets and investor sentiment that interest rates in the United States and the European Union would rise in order to combat inflation. U.S. and European fixed-income futures continued to move lower into the second quarter following the release of stronger than expected economic data out of the U.S. and the Euro-Zone. During October, U.S. fixed-income futures prices declined amid weak demand after U.S. economic reports showed unexpected strength in retail sales, business inventories, and consumer sentiment, while European fixed-income futures prices continued to decline on speculation of another European Central Bank interest rate hike after government reports showed higher industrial production in France and Italy. Finally, in November, newly established long positions in European fixed-income futures resulted in gains as prices rose after the release of data indicating that economic expansion in the Euro-Zone might have peaked during the first half of the year. Smaller gains of approximately 1.7% were recorded within the agricultural markets primarily during the fourth quarter from long positions in corn futures as prices moved higher after the U.S. Department of Agriculture’s reduction of its world ending stock estimate, increased demand from ethanol producers, and news that Argentina, one of the world’s major corn producers, would suspend new export orders. Elsewhere in the agricultural complex, long positions in coffee futures resulted in gains primarily during November as prices moved higher on speculation that inventories might be insufficient to satisfy growing demand. A portion of the partnership’s overall gains for the year was offset by losses of approximately 0.4% in the currency markets from positions in the Japanese yen and Swiss franc relative to the U.S. dollar. During the first half of the year, long positions in the U.S. dollar versus the Swiss franc and Japanese yen experienced losses as the value of the U.S. dollar moved lower on news that foreign central banks were beginning to diversify their currency reserves away from U.S. dollar-denominated assets, as well as uncertainty regarding the future of the U.S. Federal Reserve’s interest rate tightening campaign. In addition, the Japanese yen and Swiss franc moved higher against the U.S. dollar as strong economic data out of Japan and Switzerland increased speculation that the Bank of

Japan and Swiss National Bank would raise interest rates. Losses were extended during October as the value of the U.S. dollar declined towards the latter half of the month after the U.S. Department of Commerce reported slower than expected growth in third quarter U.S. Gross Domestic Growth, as well as a faster than expected decline in consumer core inflation. Smaller losses in the currency markets were experienced from both short and long positions in the Swedish krona versus the U.S. dollar as the value of the Swedish krona moved without consistent direction throughout a majority of the year. Finally, losses of approximately 0.4% were incurred within the energy markets during February, May, August, and December from both short and long positions in heating oil futures as prices experienced short-term volatility due to conflicting news regarding supply and demand. Smaller losses were recorded during October from long positions in gasoline futures as prices weakened due to uncertainty regarding OPEC’s plan to cut production, as well as a lower demand forecast.

The partnership recorded total trading results including interest income totaling $57,607,962 and expenses totaling $21,955,689, resulting in net income of $35,652,273 for the year ended December 31, 2006. The partnership’s net asset value per unit increased from $14.18 at December 31, 2005, to $17.15 at December 31, 2006. Total redemptions and subscriptions for the year were $36,204,698 and $40,403,751, respectively, and the partnership’s ending capital was $209,477,064 at December 31, 2006, an increase of $39,851,326 from ending capital at December 31, 2005, of $169,625,738.

2005 Results.    The most significant trading losses of approximately 11.2% were incurred in the currency markets throughout much of the year from U.S. dollar positions versus a variety of foreign currencies. During January, long positions in the Japanese yen and Australian dollar versus the U.S. dollar incurred losses after the U.S. dollar’s value reversed higher amid improvements in U.S. trade deficit numbers, higher U.S. interest rates, and China’s reluctance to re-value the yuan. Short positions in the Swiss franc and Japanese yen against the U.S. dollar experienced losses during February as the U.S. dollar weakened amid concerns for the U.S. Current-Account deficit, a larger than expected drop in January leading economic indicators, and news that South Korea’s Central Bank planned to reduce its U.S. dollar currency reserves. During March, long positions in the Canadian dollar, Japanese yen, Australian dollar, Swiss franc, and euro versus the U.S. dollar experienced losses after the U.S. dollar reversed higher, benefiting from increases in U.S. interest rates. During April, losses were recorded from positions in most major currencies relative to the U.S. dollar as the U.S. dollar’s value remained volatile due to speculation on the U.S. Federal Reserve’s interest rate policy, high oil prices, and weak U.S. economic data. During May, losses were recorded from long positions in the Japanese yen, Swiss franc, Canadian dollar, and Australian dollar versus the U.S. dollar as the U.S. dollar increased after China downplayed rumors of a move toward a flexible exchange rate. Later in the month, most foreign currencies declined with the euro, which dropped in response to weaker than expected French economic data. During June, losses stemmed from positions in the Australian dollar versus the U.S. dollar as the value of the Australian currency moved without consistent direction amid a rise in gold prices during early June and concerns over global commodity demand in the latter part of the month. Additional losses stemmed from long Japanese yen positions during mid-June, as well as from short Canadian dollar positions. During July, losses were incurred from short positions in the euro and Swiss franc after the euro advanced amid new signals that the European Central Bank would stand firm against calls to cut interest rates. Additional losses followed the release of positive U.S. economic data, particularly from long positions in the British pound and Australian dollar against the U.S. dollar. During August, long U.S. dollar positions against the Canadian dollar, Australian dollar, Japanese yen, euro, and Swiss franc, recorded losses as the value of the U.S. dollar declined amid higher crude oil prices, lower durable goods orders, the U.S. trade imbalance, and economic warnings from U.S. Federal Reserve Chairman Alan Greenspan. During the fourth quarter, losses resulted from short positions in European currencies, particularly the euro and Swiss franc, versus the U.S. dollar as their values moved higher in response to a rise in the Euro-Zone Organization for Economic Cooperation & Development’s leading indicator of 106 in August from a July figure of 105.5. European currency values also moved higher with the euro, which was boosted by expectations that the European Central Bank would raise interest rates in the following year. Additional losses resulted from long positions in the Canadian dollar versus the U.S. dollar. Finally, losses were also incurred from long positions in the Australian dollar versus the U.S. dollar, as the Australian dollar initially weakened in response to volatile gold prices, as well as from short U.S. dollar positions against the British pound. A portion of the partnership’s overall losses for the year was offset by gains of approximately 6.9% recorded in the metals markets primarily during the third and fourth quarters from long futures positions in base metals. During the third quarter, long futures positions in zinc, aluminum, and copper were profitable as prices strengthened amid supply tightness and strong demand from China. Long futures positions in zinc, aluminum, and copper continued to record gains during the fourth quarter as prices trended higher on news of consistently strong demand from India, China, and the Middle East combined with tight market supply. In the agricultural markets, gains of approximately 2.5% were recorded primarily during November and December from long futures positions in sugar after prices rose in response to divisions among European Union countries over a proposal to cut sugar export prices. Gains of approximately 1.3% were recorded in global stock indices primarily during July, September, and November from long positions in European and Pacific Rim stock index futures. During July, Japanese equity prices initially increased on positive economic data out of Japan and better than expected Japanese corporate earnings. Prices strengthened further after China reformed its U.S. dollar currency peg policy. During September, long positions in Japanese stock index futures experienced gains as prices increased on positive comments from Bank of Japan Governor Toshihiko Fukui, who said the Japanese economy was in the process of emerging from a soft patch. During November, long positions in European and Japanese stock index futures experienced gains as markets reacted positively to weak energy prices and strong U.S. equity prices. European markets prices were also pulled higher on strong corporate earnings, while Japanese equity markets were buoyed by optimism about the future of the Japanese economy. Gains of approximately 1.1% were recorded in the energy markets primarily during the third quarter from long futures positions in crude oil and its related products. During July, prices surged on possible supply disruptions in the Gulf of Mexico caused by Hurricane Dennis. Prices continued to move higher towards the end of the month in response to news of several refinery fires in Texas and Louisiana, declining U.S. inventories, and passage by the U.S. Congress of President George Bush’s energy bill. During August, long futures positions continued to benefit as prices climbed higher on supply and demand concerns. After Hurricane Katrina struck the Gulf of Mexico, prices advanced further to touch new record highs. Smaller gains of approximately 0.4% were achieved in the global interest rate markets during the second and fourth quarters from positions in European and Japanese interest rate futures. During the second quarter, long positions in European interest rate futures positions benefited from rising prices supported by weakness in equity markets, disappointing European economic data, speculation that certain hedge funds experienced significant trading losses, refusals by the European Central Bank to alter interest rates, and concerns for the future of the European integration process. Later in the quarter, prices strengthened amid a sharp reduction in Swedish interest rates, the release of weaker than expected French consumer spending data, and higher oil prices. Long Japanese interest rate futures positions also benefited after prices increased during April due to weaker Japanese equity markets and then continued to rise during June after the release of weak Japanese economic data. During the fourth quarter, short positions in short-term European interest rate futures experienced gains as euribor prices trended lower following the European Central Bank President Jean-Claude Trichet’s comments confirming that the European Central Bank would continue to combat rising inflation.

The partnership recorded total trading results including interest income totaling $12,799,043 and expenses totaling $18,345,010, resulting in a net loss of $5,545,967 for the year ended December 31, 2005. The partnership’s net asset value per unit decreased from $14.56 at December 31, 2004 to $14.18 at December 31, 2005. Total redemptions and subscriptions for the year were $39,680,923 and $31,611,503, respectively, and the partnership’s ending capital was $169,625,738 at December 31, 2005, a decrease of $13,615,387 from ending capital at December 31, 2004 of $183,241,125.

Market Risk

See the discussion under “—Morgan Stanley Spectrum Select L.P.—Market Risk” beginning on page •, which discussion is equally applicable to Spectrum Strategic.

Morgan Stanley Spectrum Global Balanced L.P.

Liquidity

See the discussion under “—Morgan Stanley Spectrum Select L.P.—Liquidity” on page •, which discussion is equally applicable to Spectrum Global Balanced.

Capital Resources

See the discussion under “—Morgan Stanley Spectrum Select L.P.—Capital Resources” on page •, which discussion is equally applicable to Spectrum Global Balanced.

Off-Balance Sheet Arrangements and Contractual Obligations

See the discussion under “—Morgan Stanley Spectrum Select L.P.—Off-Balance Sheet Arrangements and Contractual Obligations” on page •, which discussion is equally applicable to Spectrum Global Balanced.

Results of Operations

General.    The partnership’s results depend on the trading advisors and the ability of each trading advisor’s trading program to take advantage of price movements in the futures, forward, and options markets. The following presents a summary of the partnership’s operations for each of the three years in the period ended December 31, 2007, and a general discussion of its trading activities during each period. It is important to note, however, that the trading advisors trade in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisors or will be profitable in the future. Consequently, the results of operations of the partnership are difficult to discuss other than in the context of the trading advisors’ trading activities on behalf of the partnership during the period in question. Past performance is no guarantee of future results.

The partnership’s results of operations set forth in the financial statements (see the financial (“F-”) pages of this prospectus) are prepared in accordance with accounting principles generally accepted in the United States of America, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: The contracts the partnership trades are accounted for on a trade-date basis and marked to market on a daily basis. The difference between their cost and market value is recorded on the Statements of Operations as “Net change in unrealized trading profit (loss)” for open (unrealized) contracts, and recorded as “Realized trading profit (loss)” when open positions are closed out. The sum of these amounts, along with the “Proceeds from Litigation Settlement,” constitutes the partnership’s trading results. The market value of a futures contract is the settlement price on the exchange on which that futures contract is traded on a particular day. The value of a foreign currency forward contract is based on the spot rate as of the close of business. Interest income, as well as management fees, incentive fees, and brokerage fees expenses of the partnership are recorded on an accrual basis.

The general partner believes that, based on the nature of the operations of the partnership, no assumptions relating to the application of critical accounting policies other than those presently used could reasonably affect reported amounts.

2007 Results.    The most significant trading gains of approximately 4.1% were experienced in the global interest rate sector during January, May, and June from short positions in U.S., German, and Japanese fixed-income futures as prices trended lower as consistently strong economic data out of these countries resulted in reduced demand for the “safe haven” of fixed-income investments. In addition, prices moved higher on investor sentiment that these respective central banks would need to raise interest rates in order to curb inflation. During August, September, and November, newly established long positions in U.S., German, and Japanese fixed-income futures resulted in gains as prices increased in a continuation of a worldwide “flight-to-quality” after volatility in global equity markets, spurred by losses in the U.S. sub-prime mortgage sector, caused investors to seek the “safety” of government bonds. Additional gains of approximately 1.2% were recorded in the metals markets during February, March, and April from long positions in nickel and copper futures as prices moved higher on speculation that low stockpiles would create a supply shortage and after the International Monetary Fund’s strong global growth forecasts bolstered sentiment that demand for base metals would increase. Further gains were recorded from newly established short positions in nickel futures as prices moved lower during June and November on news that China would cut stainless steel output. Elsewhere in the metals complex, short positions in silver futures resulted in gains during March and June as prices fell amid speculative selling. Smaller gains of approximately 1.2% were recorded in the energy markets during March, April, July, and December from long futures positions in crude oil and its related products as prices trended higher due to persistent concerns that instability in Iraq and tension over Iran’s nuclear program would negatively affect global supply. In addition, energy prices increased amid continued weakness in the U.S. dollar as U.S. dollar-denominated assets became more attractive to investors. A portion of the partnership’s overall gains for the year was offset by losses of approximately 5.8% in the global stock index sector during February and early March from long positions in U.S., European, and Pacific Rim stock index futures as prices reversed sharply lower after a massive sell-off in the global equity markets that began on February 27, 2007, following comments from former U.S. Federal Reserve Chairman Alan Greenspan that the U.S. economy could be due for a recession. In addition, worries that tighter credit conditions in China and Japan might dampen global growth first sent Chinese stock markets plunging before the sell-off spread to other equity markets. During July, August, November, and December, long positions in U.S. and European equity index futures resulted in further losses as prices fell sharply on concerns that a widening credit crunch, sparked by U.S. sub-prime mortgage losses, would erode global economic growth and corporate earnings. These concerns heightened after U.S. Federal Reserve Chairman Ben Bernanke told a congressional hearing on November 8, 2007, that U.S. policy makers expected U.S. growth to “slow noticeably” in the current quarter and remain “sluggish” in the first half of 2008.

The partnership recorded total trading results including interest income totaling $2,254,690 and expenses totaling $2,212,033, resulting in net income of $42,657 for the year ended December 31, 2007. The partnership’s net asset value per unit increased from $15.60 at December 31, 2006, to $15.63 at December 31, 2007. Total redemptions and subscriptions for the year were $8,388,919 and $2,900,452, respectively, and the partnership’s ending capital was $34,911,510 at December 31, 2007, a decrease of $5,445,810 from ending capital at December 31, 2006, of $40,357,320.

2006 Results.    The most significant trading gains of approximately 5.8% were recorded in the global stock index sector during January and March from long positions in U.S., European, and Japanese equity index futures as prices trended higher on strong corporate earnings and solid economic data. During August and September, additional gains were experienced from long positions in U.S. and European equity index futures as prices advanced after the U.S. Conference Board reported a stronger than expected rebound in consumer confidence and data showing increased merger and acquisition activity and solid corporate earnings in Europe. During October, gains continued from long positions in U.S. and European stock index futures as prices moved higher amid declining energy prices and stronger than expected third quarter earnings. In addition, U.S. equity index futures prices rose after the U.S. Federal Reserve’s decision to hold interest rates steady and its assessment that the U.S. economy would continue to expand in the near-term but at a slower pace. Finally, gains were experienced during December from long positions in U.S. and European equity index futures as prices continued to move higher amid optimism about the future of the global economy. Further gains of approximately 1.1% were experienced within the metals markets, primarily during January and March, from long futures positions in copper, nickel, and zinc as prices strengthened amid weak supplies, forecasts for continued buying by China, and acceleration in global demand. During October, long positions in zinc futures resulted in further gains as prices rose amid labor protests in producer countries and news that inventories tracked by the London Metal Exchange had declined more than expected. Additional gains were recorded in December from short positions in copper futures as prices dropped after industrial output unexpectedly fell in the Euro-Zone countries, signaling reduced demand for the metal. Smaller gains of approximately 0.2% were recorded in the currency markets, primarily from short positions in the South African rand against the U.S. dollar as the rand trended lower during the second quarter amid falling commodities prices, news that South Africa’s Current-Account deficit had widened to a 24-year high, and expectations that the country’s Gross Domestic Product growth would be weaker than expected. During September, short positions in the Norwegian krone versus the euro resulted in additional gains as the value of the Norwegian krone moved lower on investor concern that a prolonged decline in oil prices might negatively affect the Norwegian economy. In addition, gains were experienced from long positions in the euro against the U.S. dollar as the value of the U.S. dollar hit a 20-month low against the euro in November due to expectations that the European Central Bank would continue to raise interest rates and a marginal decline in unemployment within Germany and France. A portion of the partnership’s overall gains for the year was offset by losses of approximately 3.4% recorded in the global interest rate sector. In January, short and long positions in European and U.S. fixed-income futures incurred losses as prices moved without consistent direction amid uncertainty regarding the future of global interest rate policy. Additional losses were incurred from short positions in European interest rates as fixed-income prices reversed higher during the second quarter after weakness in the equity markets created strong demand for the safe-haven of fixed-income investments. European interest rates were also pushed higher after the May “ZEW” Institute survey showed investor confidence in Germany falling for a fourth straight month. During June, losses were incurred from long positions in Japanese interest rate futures as prices fell on speculation that the Bank of Japan would raise interest rates and end its “zero-interest-rate” policy. Losses were extended in October and December from long positions in U.S., European, and Japanese fixed-income futures as prices moved lower amid overall strength in the equity markets and speculation of further interest rate hikes by the U.S. Federal Reserve, European Central Bank, and Bank of Japan as a result of robust global economic data. Further losses of approximately 0.8% were recorded in the energy markets during March from short positions in gas oil futures as prices moved higher on fears of supply disruptions fueled by news of geopolitical tensions in Nigeria. In May, newly established long positions in gas oil experienced additional losses as prices fell after supply data from the U.S. Department of Energy showed crude oil inventory levels at an eight-year high. Gas oil prices continued to fall into June on news of the death of Iraqi insurgent leader Abu Musab al-Zarqawi and positive steps taken regarding the nuclear standoff between the U.S. and Iran, resulting in additional losses from long positions. During October and November, short positions in natural gas futures incurred losses as prices reversed higher on speculation of increased demand after near-term weather forecasts called for colder weather in much of the U.S. Losses were also recorded from long positions in gas oil futures as prices weakened due to uncertainty regarding OPEC’s plan to cut production, as well as a lower demand forecast. In December, long positions in gas oil futures resulted in losses as prices weakened amid mild winter temperatures across the U.S. Northeast. Smaller losses of approximately 0.6% were incurred in the agricultural markets, during July, from long positions in orange juice futures as prices moved lower after the U.S. Department of Agriculture reported an increase in orange juice production. Additional losses were incurred from newly established short positions in orange juice futures as prices reversed higher towards the end of the month on concerns regarding poor harvest due to hot weather and labor shortages. Finally, losses were incurred from both short and long positions in corn and lean hog futures as prices moved without consistent direction throughout a majority of the year due to conflicting news regarding supply and demand.

The partnership recorded total trading results including interest income totaling $3,614,796 and expenses totaling $2,527,836, resulting in net income of $1,086,960 for the year ended December 31, 2006.

The partnership’s net asset value per unit increased from $15.23 at December 31, 2005, to $15.60 at December 31, 2006. Total redemptions and subscriptions for the year were $9,102,481 and $4,021,015, respectively and the partnership’s ending capital was $40,357,320 at December 31, 2006, a decrease of $3,994,506 from ending capital at December 31, 2005, of $44,351,826.

2005 Results.    The most significant trading gains of approximately 10.0% were recorded in the global stock indices sector, primarily during the third and fourth quarters of the year, from long positions in Pacific Rim and European stock index futures. During July, gains were recorded as prices increased amid positive economic data out of the U.S. and Japan. Prices continued to strengthen after China reformed its U.S. dollar currency peg policy. Finally, strong corporate earnings out of the European Union resulted in optimistic investor sentiment and pushed prices higher. During September, long Japanese stock index futures positions experienced gains as prices increased on positive comments from Bank of Japan Governor Toshihiko Fukui. Additional sector gains resulted from long positions in European stock index futures as prices rose amid declining oil prices and signs that the global economy could move forward despite Hurricane Katrina’s devastation of the U.S. Gulf Coast. During the fourth quarter, long positions in Japanese and European stock index futures continued to benefit largely in response to falling energy prices, strong corporate earnings, and positive economic data out of the U.S. Strong investor optimism for continued improvement in the Japanese economy during 2006 also benefited prices. Additional gains of approximately 0.9% were recorded in the global interest rate markets primarily during the second and fourth quarters of the year from positions in European interest rate futures. During the second quarter, long positions in European interest rate futures achieved gains as prices moved higher amid concerns for euro-zone economic growth, speculation for reductions in European interest rates by the European Central Bank, and rejections of a proposed European Union constitution. During the fourth quarter, short positions in European interest rate futures initially benefited as prices weakened on concerns for potential increases in euro-zone interest rates by the European Central Bank. Prices continued to fall later during the quarter despite European Central Bank rates being left unchanged at 2%. Further selling pressure resulted following the European Central Bank President Jean-Claude Trichet’s comments confirming that the European Central Bank would continue to gauge measurements sensitive to the risk of suddenly rising inflation. The energy sector supplied gains of approximately 0.3% achieved primarily during August, from long futures positions in natural gas as prices first climbed higher on supply and demand concerns and then strengthened further after Hurricane Katrina struck the Gulf of Mexico. Smaller gains of approximately 0.1% recorded in the metals markets occurred during the fourth quarter from long futures positions in copper as prices increased on news of strong demand from India, China, and the Middle East combined with weak global supplies. A portion of the partnership’s overall gains for the year was offset by losses of approximately 3.2% incurred in the currency markets primarily during the first and third quarters, as well as during December. During the first quarter, losses stemmed from long positions in the Singapore dollar versus the U.S. dollar as the U.S. dollar advanced further due to expectations that the Chinese government would announce postponement of Chinese yuan re-valuation for the foreseeable future. Additional losses resulted during January from positions in the U.S. dollar index, as well as positions in various foreign currencies versus the U.S. dollar, such as the British pound and Australian dollar. During January, short U.S. dollar positions versus the South African rand and euro also resulted in losses after the U.S. dollar’s value reversed sharply higher amid conflicting economic data, improvements in U.S. trade deficit data, and speculation for higher U.S. interest rates. Short positions in the Singapore dollar and euro versus the U.S. dollar experienced losses during February as the U.S. dollar’s value declined amid news of disappointing U.S. economic data and proposed U.S. dollar reductions in foreign central bank currency reserves. Losses resulted during March from long positions in the Singapore dollar and euro versus the U.S. dollar, as well as from outright short positions in the U.S. dollar index, after the value of the U.S. dollar reversed sharply higher supported by market expectations for and the eventual increase in the U.S. federal funds rate by the U.S. Federal Reserve. The value of the U.S. dollar strengthened further following the release of a larger than expected increase in February consumer prices. During the third quarter, losses were incurred from long U.S. dollar positions against the Singapore dollar, New Zealand dollar, and euro as the value of the U.S. dollar declined amid higher crude oil prices, lower durable goods orders, the U.S. trade imbalance, and economic warnings from U.S. Federal Reserve Chairman Alan Greenspan. Additional losses stemmed from short euro cross-rate positions against the Norwegian krone after the euro’s value moved higher in response to U.S. dollar weakness. During December, losses were incurred from short U.S. dollar positions against both the New Zealand and Australian dollars following weaker than expected economic growth data combined with a lack of confidence for further interest rate hikes from the Reserve Bank of New Zealand. Smaller losses of approximately 0.6% resulted in the agricultural markets from long futures positions in corn held during the first quarter after prices declined amid a stronger U.S. dollar and technically-based selling. Additional losses resulted from long futures positions in cocoa held during the third quarter as prices moved lower on new hopes for political stability in the Ivory Coast. Long futures positions in cotton experienced losses during May as prices moved lower on supply increases. During December, short futures positions in corn, soybeans and its related products incurred losses after prices advanced on reports of strong demand and news of weaker than expected supplies.

The partnership recorded total trading results including interest income totaling $4,496,558 and expenses totaling $2,703,868, resulting in net income of $1,792,690 for the year ended December 31, 2005. The partnership’s net asset value per unit increased from $14.61 at December 31, 2004 to $15.23 at December 31, 2005. Total redemptions and subscriptions for the year were $12,052,148 and $4,999,666, respectively, and the partnership’s ending capital was $44,351,826 at December 31, 2005, a decrease of $5,259,792 from ending capital at December 31, 2004 of $49,611,618.

Market Risk

See the discussion under “—Morgan Stanley Spectrum Select L.P.—Market Risk” beginning on page •, which discussion is equally applicable to Spectrum Global Balanced.

Morgan Stanley Spectrum Currency L.P.

Liquidity

See the discussion under “—Morgan Stanley Spectrum Select L.P.—Liquidity” on page • , which discussion is equally applicable to Spectrum Currency, except that MS&Co. is the only commodity broker for the partnership.

Capital Resources

See the discussion under “—Morgan Stanley Spectrum Select L.P.—Capital Resources” on page •, which discussion is equally applicable to Spectrum Currency.

Off-Balance Sheet Arrangements and Contractual Obligations

See the discussion under “—Morgan Stanley Spectrum Select L.P.—Off-Balance Sheet Arrangements and Contractual Obligations” on page •, which discussion is equally applicable to Spectrum Currency.

Results of Operations

General.    The partnership’s results depend on the trading advisors and the ability of each trading advisor’s trading program to take advantage of price movements in the futures, forward, and options markets.

The following presents a summary of the partnership’s operations for each of the three years in the period ended December 31, 2007, and a general discussion of its trading activities during each period. It is important to note, however, that the trading advisors trade in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisors or will be profitable in the future. Consequently, the results of operations of the partnership are difficult to discuss other than in the context of the trading advisors’ trading activities on behalf of the partnership during the period in question. Past performance is no guarantee of future results.

The partnership’s results of operations set forth in the financial statements (see the financial (“F-”) pages of this prospectus) are prepared in accordance with accounting principles generally accepted in the United States of America, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: The contracts the partnership trades are accounted for on a trade-date basis and marked to market on a daily basis. The difference between their cost and market value is recorded on the Statements of Operations as “Net change in unrealized trading profit (loss)” for open (unrealized) contracts, and recorded as “Realized trading profit (loss)” when open positions are closed out. The sum of these amounts constitutes the partnership’s trading results. The market value of a futures contract is the settlement price on the exchange on which that futures contract is traded on a particular day. The value of a foreign currency forward contract is based on the spot rate as of the close of business. Interest income, as well as management fees, incentive fees, and brokerage fees expenses of the partnership are recorded on an accrual basis.

The general partner believes that, based on the nature of the operations of the partnership, no assumptions relating to the application of critical accounting policies other than those presently used could reasonably affect reported amounts.

2007 Results.    The most significant trading losses of approximately 7.6% were experienced throughout a majority of the year from both short and long positions in the South African rand versus the U.S. dollar as the value of the rand moved in a trendless pattern due to investor uncertainty regarding the status of the South African economy. Meanwhile, short positions in the Swiss franc versus the U.S. dollar incurred losses of approximately 2.4% primarily during February, March, July, August, October, and November as the value of the Swiss franc reversed higher against the U.S. dollar due to accelerating fears of inflation in Switzerland and speculation the Swiss National Bank might raise interest rates. During December, newly established long positions in the Swiss franc versus the U.S. dollar incurred further losses as the value of the U.S. dollar moved higher against its major rivals during the first half of the month following a smaller-than-expected interest rate cut by the U.S. Federal Reserve. Losses of approximately 2.2% were incurred during late February and early March from short positions in the Japanese yen versus the U.S. dollar as the value of the Japanese yen reversed sharply higher against the U.S. dollar in late February due to a combination of factors including an almost 10% drop in the Shanghai stock market and a warning from Rodrigo Rato, Managing Director of the International Monetary Fund, that a weak yen “could lead to more entrenched exchange rate misalignments that worsen global imbalances,” which encouraged traders to unwind short positions in the Japanese yen against most of its major rivals. During July, August, and October, short positions in the Japanese yen versus the U.S. dollar resulted in further losses as the value of the Japanese yen corrected higher against most of its major rivals when traders reduced “carry-trade” positions after the sell-off in the global equity markets resulted in investors trimming “riskier” assets funded by loans in Japan. Finally, losses were experienced from both short and long positions in the Japanese yen versus the U.S. dollar during November and December as the value of the Japanese yen moved without consistent direction due to the uncertainty regarding the future interest rate policy of the Bank of Japan. Elsewhere, losses of approximately 1.9% were recorded from short positions in the Mexican peso versus the U.S. dollar as the value of the Mexican peso moved higher during March and April on increased speculation of an interest rate hike by the Bank of Mexico. Additional losses were incurred during June, July, and August from newly established long positions in the Mexican peso versus the U.S. dollar as the value of the Mexican peso reversed lower leading up to and after the Bank of Mexico’s decision to hold interest rates steady at 7.25%. Lastly, smaller losses of approximately 1.2% were recorded primarily during January, February, May, August, November, and December from long positions in the New Zealand dollar versus the U.S. dollar as the value of the U.S. dollar reversed higher against most of its major rivals due to the aforementioned reasons regarding demand for U.S. dollar-denominated government bonds. A portion of the partnership’s overall losses for the year was offset by gains of approximately 4.8% recorded primarily during March and April from long positions in the euro versus the U.S. dollar as the value of the euro moved higher against the U.S. dollar amid indications from

European Central Bank member Klaus Liebscher that interest rates in the Euro-Zone would increase further if inflation continued to rise. During September and October, additional gains were experienced from long positions in the euro versus the U.S. dollar as the value of the U.S. dollar was pulled lower leading up to and following the U.S. Federal Reserve’s decision to cut interest rates to 4.50%. Lastly, during November, long positions in the euro relative to the U.S. dollar experienced additional gains as the euro strengthened against the U.S. dollar after Gross Domestic Product in the Euro-Zone came in higher than expected. Additional gains of approximately 2.7% were experienced throughout a majority of the year from long positions in the Brazilian real versus the U.S. dollar as the value of the Brazilian real trended higher as consistently strong economic data out of Brazil led to investor sentiment that the Central Bank of Brazil would continue raising interest rates. In December, long positions in the Brazilian real versus the U.S. dollar achieved gains as the value of the U.S. dollar moved lower relative to its major rivals amid investor sentiment that U.S. interest rates would continue to decline.

The partnership recorded total trading results including interest income totaling $(10,793,211) and expenses totaling $9,197,978, resulting in a net loss of $19,991,189 for the year ended December 31, 2007. The partnership’s net asset value per unit decreased from $11.38 at December 31, 2006, to $9.84 at December 31, 2007. Total redemptions and subscriptions for the year were $42,256,845 and $6,526,442, respectively, and the partnership’s ending capital was $107,327,744 at December 31, 2007, a decrease of $55,721,592 from ending capital at December 31, 2006, of $163,049,336.

2006 Results.    The most significant trading losses of approximately 6.0% and 2.3%, respectively, resulted from short positions in the Swiss franc and Japanese yen against the U.S. dollar. During January and February, the Swiss franc rose after strong economic data out of Switzerland, while the value of the Japanese yen increased on speculation that the Bank of Japan would raise interest rates in the following months. During April, further losses were recorded from short positions in the Swiss franc versus the U.S. dollar as the value of the Swiss franc strengthened on geopolitical tensions in the Middle East, while the value of the U.S. dollar was pressured lower on news that foreign central banks were beginning to diversify their currency reserves away from U.S. dollar-denominated assets. Further losses were experienced towards the end of October and during November from long positions in the U.S. dollar relative to the Swiss franc and Japanese yen as the value of the U.S. dollar declined after the U.S. Department of Commerce reported slower than expected growth in third quarter U.S. Gross Domestic Product, as well as a faster than expected decline in consumer core inflation. Meanwhile, the Japanese yen strengthened after the Swiss National Bank said it had raised its holdings of the Japanese currency in the previous quarter, while the Swiss franc strengthened in tandem with the euro. Additional losses of approximately 1.3% were experienced primarily during May and June from long positions in the Brazilian real versus the U.S. dollar as the value of the Brazilian real moved lower on political uncertainty out of Brazil. Finally, losses of approximately 0.7%, 0.5%, and 0.5%, respectively, were recorded throughout the year from both short and long positions in the Mexican peso, Polish zloty, and Norwegian krone versus the U.S. dollar as the value of these currencies moved without consistent direction. A portion of the partnership’s overall losses for the year was offset by gains of approximately 6.1%, 2.5%, and 1.4%, respectively, from positions in the British pound, New Zealand dollar, and Singapore dollar versus the U.S. dollar. Long positions in the British pound versus the U.S. dollar experienced gains throughout the second half of the year as the value of the British pound increased on consistently strong economic data out of the United Kingdom, spurring the Bank of England to lift its key interest rate to 5.0% by the end of the year. Elsewhere, smaller gains resulted from long positions in the Singapore dollar relative to the U.S. dollar as the value of the Singapore dollar benefited from the U.S. dollar’s weakness, particularly during April, May, and November. During the fourth quarter, the value of the U.S. dollar continued to move lower against most of its rivals on news that China, the world’s largest holder of foreign-exchange reserves, would begin to more aggressively diversify its reserves away from the U.S. currency. Also weighing on the U.S. dollar were concerns of a slowing U.S. economy after reports showed an increase in jobless claims, while consumer sentiment unexpectedly weakened. Elsewhere, short positions in the New Zealand dollar versus the U.S. dollar experienced gains during March as the value of the New Zealand dollar moved lower on expectations for an economic slow-down in New Zealand. However, during the fourth quarter, gains were recorded from long positions in the New Zealand dollar versus the U.S. dollar as the value of the New Zealand dollar reversed higher after manufacturing sales figures added to evidence that the New Zealand economy was expanding fast enough to spur the Reserve Bank of New Zealand to raise interest rates in 2007.

The partnership recorded total trading results including interest income totaling $3,120,675 and expenses totaling $11,695,843, resulting in a net loss of $8,575,168 for the year ended December 31, 2006. The partnership’s net asset value per unit decreased from $11.78 at December 31, 2005, to $11.38 at December 31, 2006. Total redemptions and subscriptions for the year were $53,373,069 and $16,510,816, respectively, and the partnership’s ending capital was $163,049,336 at December 31, 2006, a decrease of $45,437,421 from ending capital at December 31, 2005, of $208,486,757.

2005 Results.    The most significant trading losses of approximately 9.5%, 1.9%, 1.9%, 1.3% and 1.0%, respectively, resulted from positions in European currencies against the U.S. dollar. Early in the first quarter, losses resulted from long positions in the British pound, Norwegian krone, euro, Czech koruna, and Polish zloty versus the U.S. dollar after the U.S. dollar’s value reversed sharply higher amid an increase in U.S. interest rates and consumer prices. The U.S. dollar’s value also advanced in response to expectations that the Chinese government would announce postponement of its re-valuation of the Chinese yuan. During February, losses were incurred from short European currency positions after the U.S. dollar’s value weakened in response to concern for the considerable U.S. Current-Account deficit as expressed by U.S. Federal Reserve Chairman Alan Greenspan. During early March, short European currency positions continued to experience losses as their values moved higher amid a sharp rise in German industrial production. Further losses were recorded from newly established long European currency positions versus the U.S. dollar as the U.S. dollar’s value reversed sharply higher amid an increase in U.S. interest rates and consumer prices. During the second quarter, long British pound positions incurred losses as the pound’s value declined after British Prime Minister Tony Blair’s Labour Party won re-election with a reduced government majority, and then moved lower later in the quarter on growing speculation that the interest rate differential between the U.S. and the U.K. would tighten. During July, long British pound positions experienced additional losses as the value of the pound dropped sharply on geopolitical concerns after a terror attack on the London public transportation system. During August, short British pound positions incurred losses as the value of the U.S. dollar declined amid higher crude oil prices, lower durable goods orders, the U.S. trade imbalance, and economic warnings from U.S. Federal Reserve Chairman Alan Greenspan. During September, losses were recorded from long positions in the British pound, Norwegian krone, and Czech koruna, as the value of the U.S. dollar advanced amid bolstered expectations that the U.S. Federal Reserve would continue to raise interest rates. During the fourth quarter, long British pound positions versus the U.S. dollar incurred further losses as the pound’s value weakened after the Bank of England indicated that a cut in its interest rates would likely take place in March of 2006. Short positions in European currencies, particularly the euro, Norwegian krone, and Czech koruna, versus the U.S. dollar also experienced losses as their values moved higher in response to a rise in the Euro-Zone Organization for Economic Cooperation & Development’s leading indicator of 106 in August from a July figure of 105.5. European currency values also moved higher with the euro, which was boosted by expectations that the European Central Bank might raise interest rates. Additional losses of approximately 7.0%, 2.9%, and 2.8%, respectively, were recorded from positions in the South African rand and both the Australian and New Zealand dollars, collectively the commodity currencies. During the first quarter, losses stemmed from both long and short positions in these currencies versus the U.S. dollar as the commodity currencies values traded counter to the U.S. dollar. During the second quarter, long positions in the Australian dollar versus the U.S. dollar incurred losses as the Australian dollar declined amid falling gold prices. During the third quarter, short positions in the Australian and New Zealand dollars versus the U.S. dollar recorded losses as the values of the commodity currencies moved higher on strong economic data out of the region. During September, losses were recorded from long Australian and New Zealand dollar positions as the value of the U.S. dollar advanced amid bolstered expectations that the U.S. Federal Reserve would continue to raise interest rates. Also forcing the New Zealand dollar lower were fears for an economic slow-down in New Zealand during 2006. During October, long positions in the commodity currencies versus the U.S. dollar resulted in losses as their values weakened in response to volatile gold prices. The Australian dollar was also pressured lower after the Reserve Bank of Australia kept its overnight interest rate unchanged. During November, short positions in the South African rand and Australian dollar incurred losses as their values reversed higher on stronger gold prices. Finally during December, long positions in both the New Zealand and Australian dollars experienced losses amid weaker than expected economic growth data combined with a lack of confidence for further interest rate hikes from the Reserve Bank of New Zealand. Losses of approximately 2.9% were recorded primarily during the first quarter from positions in the Singapore dollar versus the U.S. dollar. During February, long positions in the Singapore dollar against the U.S. dollar incurred losses early in the month as the U.S. dollar’s value benefited from positive economic sentiment. Newly established short Singapore dollar positions also incurred losses later in the month after the U.S. dollar weakened due to a larger than expected drop in January leading economic indicators and news that South Korea’s Central Bank planned to reduce its U.S. dollar currency reserves. During March, long positions in the Singapore dollar versus the U.S. dollar resulted in losses as the value of the U.S. dollar reversed sharply higher amid an increase in U.S. interest rates and U.S. consumer prices. Positions in the Singapore dollar against the U.S. dollar held during the third quarter also contributed to losses. A portion of the partnership’s overall losses for the year was offset by gains of approximately 12.5% from short positions in the Japanese yen against the U.S. dollar. During March, gains resulted as the U.S. dollar advanced against the yen due to an increase in U.S. interest rates. Short Japanese yen positions held during the second quarter also recorded gains as the yen’s value declined during May and June in response to weak Japanese economic data. During July, gains resulted after the U.S. dollar’s value strengthened against the yen on significant interest rate differentials between the U.S. and Japan. Market participants also drove the U.S. dollar higher against the yen during July following the release of strong U.S. economic data and news that the U.S. Current-Account deficit had narrowed. During September, short Japanese yen positions profited after the yen’s value declined in the wake of weak Japanese economic data. During the fourth quarter, short Japanese yen positions continued to record gains as the yen’s value trended lower against the U.S. dollar after the potential for higher U.S. interest rates continued to bolster the value of the U.S. dollar. The Japanese yen was also pulled lower on investor sentiment that future action by the Chinese government regarding further Chinese yuan re-valuation was farther away than previously expected. Additional gains of approximately 1.4% resulted during the second quarter from short positions in the Swiss franc versus the U.S. dollar after the U.S. dollar increased during May as China downplayed rumors of a move toward a flexible exchange rate and the franc moved lower on weaker than expected French economic data, the rejection of a proposed European Union constitution by French voters, and speculation that future European Constitution referendums would result in similar outcomes. During June, short franc positions continued to profit as European currency values declined amid market pessimism for future European integration, the release of weak European economic data, and greater than expected capital outflows into U.S. markets.

The partnership recorded totaling trading results including interest income totaling $(34,033,766) and expenses totaling $15,670,093, resulting in a net loss of $49,703,859 for the year ended December 31, 2005. The partnership’s net asset value per unit decreased from $14.41 at December 31, 2004 to $11.78 at December 31, 2005. Total redemptions and subscriptions for the year were $55,375,643 and $40,465,529, respectively, and the partnership’s ending capital was $208,486,757 at December 31, 2005, a decrease of $64,613,973 from ending capital at December 31, 2004 of $273,100,730.

Market Risk

See the discussion under “—Morgan Stanley Spectrum Select L.P.—Market Risk” beginning on page •, which discussion is equally applicable to Spectrum Currency except that the partnership only trades currencies.

QUANTITATIVE AND QUALITATIVE DISCLOSURES

ABOUT MARKET RISK

Introduction

Each partnership is a commodity pool engaged primarily in the speculative trading of futures, forwards, and options. The market-sensitive instruments held by each partnership are acquired for speculative trading purposes only and, as a result, all or substantially all of each partnership’s assets are at risk of trading loss. Unlike an operating company, the risk of market-sensitive instruments is inherent to the primary business activities of each partnership.

The futures, forwards, and options traded by each partnership involve varying degrees of related market risk. Market risk is often dependent upon changes in the level or volatility of interest rates, exchange rates, and prices of financial instruments and commodities, factors that result in frequent changes in the fair value of each partnership’s open positions, and consequently in its earnings, whether realized or unrealized, and cash flow. Gains and losses on open positions of exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are settled daily through variation margin. Gains and losses on off-exchange-traded forward currency contracts and forward currency options contracts are settled upon termination of the contract. However, each partnership is required to meet margin requirements equal to the net unrealized loss on open foreign currency contracts in the partnership accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at Morgan Stanley & Co. Incorporated.

Each partnership’s total market risk may increase or decrease as it is influenced by a wide variety of factors, including, but not limited to, the diversification among each partnership’s open positions, the volatility present within the markets, and the liquidity of the markets.

The face value of the market sector instruments held by each partnership is typically many times the applicable margin requirements. Margin requirements generally range between 2% and 15% of contract face value. Additionally, the use of leverage causes the face value of the market sector instruments held by each partnership typically to be many times the total capitalization of each partnership.

Each partnership’s past performance is no guarantee of its future results. Any attempt to numerically quantify a partnership’s market risk is limited by the uncertainty of its speculative trading. A partnership’s speculative trading and use of leverage may cause future losses and volatility (i.e. “risk of ruin”) that far exceed the partnership’s experiences to date under “Each Partnership’s Value at Risk in Different Market Sectors” below and significantly exceed the Value at Risk (“VaR”) tables disclosed below.

Limited partners will not be liable for losses exceeding the current net asset value of their investment.

Quantifying each Partnership’s Trading Value at Risk

The following quantitative disclosures regarding each partnership’s market risk exposures contain “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor, except for statements of historical fact.

Each partnership accounts for open positions on the basis of mark to market accounting principles. Any loss in the market value of a partnership’s open positions is directly reflected in the partnership’s earnings and cash flow.

Each partnership’s risk exposure in the market sectors traded by the trading advisors is estimated below in terms of VaR. Each partnership estimates VaR using a model based upon historical simulation (with a confidence level of 99%), which involves constructing a distribution of hypothetical daily changes in the value of a trading portfolio. The VaR model takes into account linear exposures to risks including equity and commodity prices, interest rates, foreign exchange rates, and correlation among these variables. The hypothetical changes in portfolio value are based on daily percentage changes observed in key market indices or other market factors (“market risk factors”) to which the portfolio is sensitive. The one-day 99% confidence level of each partnership’s VaR corresponds to the negative change in portfolio value that, based on observed market risk factors, would have been exceeded once in 100 trading days, or one day in 100. VaR typically does not represent the worst case outcome. The general partner uses approximately four years of daily market data (1,000 observations) and re-values its portfolio (using delta-gamma approximations) for each of the historical market moves that occurred over this time period. This generates a probability distribution of daily “simulated profit and loss” outcomes. The VaR is the appropriate percentile of this distribution. For example, the 99% one-day VaR would represent the 10th worst outcome from the general partner’s simulated profit and loss series.

The partnerships’ VaR computations are based on the risk representation of the underlying benchmark for each instrument or contract and do not distinguish between exchange and non-exchange dealer-based instruments. They are also not based on exchange and/or dealer-based maintenance margin requirements.

VaR models, including the partnerships’, are continually evolving as trading portfolios become more diverse and modeling techniques and systems capabilities improve. Please note that the VaR model is used to numerically quantify market risk for historic reporting purposes only and is not utilized by either the general partner or the trading advisors in their daily risk management activities. Please further note that VaR as described above may not be comparable to similarly-titled measures used by other entities.

Each Partnership’s Value at Risk in Different Market Sectors

The following tables indicate the VaR associated with each partnership’s open positions, as a percentage of total net assets, by primary market risk category at December 31, 2007 and 2006.

Spectrum Select:

At December 31, 2007 and 2006, Spectrum Select’s total capitalization was approximately $523 million and $544 million, respectively.

Primary Market Risk Category	December 31, 2007 Value at Risk	December 31, 2006 Value at Risk
	%	%
Currency	(0.49)	(1.27)
Interest Rate	(0.31)	(0.83)
Equity	(0.20)	(1.95)
Commodity	(1.39)	(0.65)
Aggregate Value at Risk	(1.44)	(2.40)

Spectrum Technical:

At December 31, 2007 and 2006, Spectrum Technical’s total capitalization was approximately $579 million and $757 million, respectively.

Primary Market Risk Category	December 31, 2007 Value at Risk	December 31, 2006 Value at Risk
	%	%
Currency	(0.90)	(1.53)
Interest Rate	(0.43)	(1.14)
Equity	(0.33)	(2.19)
Commodity	(0.91)	(0.47)
Aggregate Value at Risk	(1.61)	(2.90)

Spectrum Strategic:

At December 31, 2007 and 2006, Spectrum Strategic’s total capitalization was approximately $216 million and $209 million, respectively.

Primary Market Risk Category	December 31, 2007 Value at Risk	December 31, 2006 Value at Risk
	%	%
Currency	(0.93)	(0.67)
Equity	(0.79)	(0.88)
Interest Rate	(0.45)	(0.24)
Commodity	(1.53)	(1.57)
Aggregate Value at Risk	(2.29)	(2.14)

Spectrum Global Balanced:

At December 31, 2007 and 2006, Spectrum Global Balanced’s total capitalization was approximately $35 million and $40 million, respectively.

Primary Market Risk Category	December 31, 2007 Value at Risk	December 31, 2006 Value at Risk
	%	%
Equity	(0.43)	(1.34)
Interest Rate	(0.27)	(1.88)
Currency	(0.17)	(0.27)
Commodity	(0.73)	(0.42)
Aggregate Value at Risk	(0.86)	(2.43)

Spectrum Currency:

At December 31, 2007 and 2006, Spectrum Currency’s total capitalization was approximately $107 million and $163 million, respectively.

Primary Market Risk Category	December 31, 2007 Value at Risk	December 31, 2006 Value at Risk
	%	%
Currency	(0.78)	(3.92)

The VaR for a market category represents the one-day downside risk for the aggregate exposures associated with this market category. The Aggregate Value at Risk, listed above for each partnership, represents the VaR of a partnership’s open positions across all the market categories, and is less than the sum of the VaRs for all such market categories due to the diversification benefit across asset classes.

Because the business of each partnership is the speculative trading of futures, forwards, and options, the composition of a partnership’s trading portfolio can change significantly over any given time period, or even within a single trading day. Such changes could positively or negatively materially impact market risk as measured by VaR.

The tables below supplement the December 31, 2007 VaR set forth above by presenting each partnership’s high, low, and average VaR, as a percentage of total net assets for the four quarter-end reporting periods from January 1, 2007 through December 31, 2007.

Spectrum Select				Spectrum Technical

Primary Market Risk Category	High	Low	Average	Primary Market Risk Category	High	Low	Average
	%	%	%		%	%	%
Currency	(1.53)	(0.49)	(1.13)	Currency	(1.40)	(0.90)	(1.17)
Interest Rate	(1.33)	(0.31)	(0.67)	Interest Rate	(1.86)	(0.43)	(0.94)
Equity	(1.54)	(0.20)	(0.68)	Equity	(2.17)	(0.33)	(1.18)
Commodity	(2.21)	(0.47)	(1.15)	Commodity	(1.38)	(0.78)	(1.05)
Aggregate Value at Risk	(2.96)	(1.44)	(2.27)	Aggregate Value at Risk	(3.82)	(1.61)	(2.60)

Spectrum Strategic				Spectrum Global Balanced

Primary Market Risk Category	High	Low	Average	Primary Market Risk Category	High	Low	Average
	%	%	%		%	%	%
Currency	(0.93)	(0.41)	(0.66)	Equity	(1.47)	(0.43)	(0.79)
Equity	(1.55)	(0.29)	(0.76)	Interest Rate	(1.54)	(0.27)	(0.90)
Interest Rate	(0.48)	(0.16)	(0.36)	Currency	(0.42)	(0.17)	(0.23)
Commodity	(1.94)	(1.53)	(1.83)	Commodity	(0.73)	(0.29)	(0.44)
Aggregate Value at Risk	(2.95)	(2.09)	(2.40)	Aggregate Value at Risk	(1.80)	(0.86)	(1.46)

Spectrum Currency

Market Category	High	Low	Average
	%	%	%
Currency	(3.71)	(0.78)	(2.62)

Limitations on Value at Risk as an Assessment of Market Risk

VaR models permit estimation of a portfolio’s aggregate market risk exposure, incorporating a range of varied market risks, reflect risk reduction due to portfolio diversification or hedging activities, and can cover a wide range of portfolio assets. However, VaR risk measures should be viewed in light of the methodology’s limitations, which include, but may not be limited to the following:

•	past changes in market risk factors will not always result in accurate predictions of the distributions and correlations of future market movements;

•	changes in portfolio value caused by market movements may differ from those of the VaR model;

•	VaR results reflect past market fluctuations applied to current trading positions while future risk depends on future positions;

•	VaR using a one-day time horizon does not fully capture the market risk of positions that cannot be liquidated or hedged within one day; and

•	the historical market risk factor data used for VaR estimation may provide only limited insight into losses that could be incurred under certain unusual market movements.

In addition, the VaR tables above, as well as the past performance of each partnership, give no indication of the partnership’s potential “risk of ruin.”

The VaR tables provided present the results of each partnership’s VaR for each partnership’s market risk exposures and on an aggregate basis at December 31, 2007 and 2006, and for the four quarter-end reporting periods during calendar year 2007. VaR is not necessarily representative of a partnership’s historic risk, nor should it be used to predict a partnership’s future financial performance or its ability to manage or monitor risk. There can be no assurance that a partnership’s actual losses on a particular day will not exceed the VaR amounts indicated above or that such losses will not occur more than once in 100 trading days.

Non-Trading Risk

Each partnership has non-trading market risk on its foreign cash balances. These balances and any market risk they may represent are immaterial.

Each partnership also maintains a substantial portion of its available assets in cash at Morgan Stanley & Co. Incorporated; as of December 31, 2007, such amounts are equal to approximately 89-105% of each partnership’s net asset value. A decline in short-term interest rates would result in a decline in a partnership’s cash management income. This cash flow risk is not considered to be material.

Materiality, as used throughout this section, is based on an assessment of reasonably possible market movements and any associated potential losses, taking into account the leverage, optionality, and multiplier features of a partnership’s market sensitive instruments, in relation to the partnerships’ net assets.

Qualitative Disclosures Regarding Primary Trading Risk Exposures

The following qualitative disclosures regarding each partnership’s market risk exposures—except for (A) those disclosures that are statements of historical fact and (B) the descriptions of how a partnership manages its primary market risk exposures—constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Each partnership’s primary market risk exposures, as well as the strategies used and to be used by the general partner and the trading advisors for managing such exposures, are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of each partnership’s risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation, and many other factors could result in material losses, as well as in material changes to the risk exposures and the risk management strategies of each partnership. Investors must be prepared to lose all or substantially all of their investment in a partnership.

Morgan Stanley Spectrum Select L.P.

The following were the primary trading risk exposures of Spectrum Select at December 31, 2007, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

Currency.    At December 31, 2007, the partnership had market exposure to the currency sector. The partnership’s currency market exposure was to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. At December 31, 2007, the partnership’s major exposures were to the Canadian dollar, Japanese yen, Swiss franc, British pound, euro, Australian dollar, and New Zealand dollar currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk associated with the partnership’s currency trades will change significantly in the future.

Interest Rate.    At December 31, 2007, the partnership had market exposure to the global interest rate sector. Exposure was primarily spread across the U.S., Japanese, European, Australian, and Canadian interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership’s profitability. The partnership’s interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries’ interest rates. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy, and Canada. However, the partnership also takes futures positions in the government debt of smaller countries—e.g., Australia. The general partner anticipates that the G-7 countries’ interest rates and Australian interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium, or long-term interest rates may have an effect on the partnership.

Equity.    At December 31, 2007, the partnership had market exposure to the global stock index sector, primarily to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. The partnership’s primary market exposures were to the DAX (Germany), NIKKEI 225 (Japan), NASDAQ 100 (U.S.), SPI-200 (Australia), Hang Seng (Hong Kong), TOPIX (Japan), Euro Stox 50 (Europe), AEX (Netherlands), RUSSELL 2000 (U.S.), TAIWAN (Taiwan), All-Share (South Africa), FTSE 100 (United Kingdom), and Dow Jones (U.S.) stock indices. The partnership is typically exposed to the risk of adverse price trends or static markets in the European, U.S., Chinese, Japanese, and Australian stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

Commodity.

Energy.    The largest market exposure of the partnership at December 31, 2007, was to the energy sector. The partnership’s energy exposure was shared primarily by futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

Soft Commodities and Agriculturals.    The second largest market exposure of the partnership at December 31, 2007, was to the markets that comprise these sectors. Most of the exposure was to the soybeans, soybean meal, corn, wheat, cocoa, soybean oil, lean hogs, coffee, live cattle, sugar, lumber, rubber, feeder cattle, and rapeseed markets. Supply and demand inequalities, severe weather disruptions, and market expectations affect price movements in these markets.

Metals.    The third largest market exposure of the partnership at December 31, 2007, was to the metals sector. The partnership’s metals exposure was to fluctuations in the price of base metals, such as aluminum, copper, nickel, zinc, tin, lead, and palladium, and precious metals, such as gold, silver, and platinum. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movements in these markets. The trading advisors utilize the trading system(s) to take positions when market opportunities develop, and the general partner anticipates that the trading advisors will continue to do so.

Morgan Stanley Spectrum Technical L.P.

The following were the primary trading risk exposures of Spectrum Technical as of December 31, 2007, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

Currency.    The second largest market exposure of the partnership at December 31, 2007, was to the currency sector. The partnership’s currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates—i.e., positions between two currencies other than the U.S. dollar. At December 31, 2007, the partnership’s major exposures were to the euro, Japanese yen, British pound, Canadian dollar, Swiss franc, Polish zloty, Czech koruna, Norwegian krone, Hungarian forint, Swedish krona, and Australian dollar currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk associated with the partnership’s currency trades will change significantly in the future.

Interest Rate.    At December 31, 2007, the partnership had market exposure to the global interest rate sector. Exposure was primarily spread across the U.S., European, Japanese, Australian, and Canadian interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership’s profitability. The partnership’s interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries’ interest rates. However, the partnership also takes futures positions in the government debt of smaller countries—e.g., Australia and New Zealand. The general partner anticipates that the G-7 countries’ interest rates and Australian and New Zealand’s interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium, or long-term interest rates may have an effect on the partnership.

Equity.    At December 31, 2007, the partnership had market exposure to the global stock index sector, primarily to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At December 31, 2007, the partnership’s primary exposures were to the DAX (Germany), Euro Stoxx 50 (Europe), NIKKEI 225 (Japan), S&P 500 (U.S.), Canadian S&P 60 (Canada), S&P/MIB 30 (Italy), CAC 40 (France), Dow Jones (U.S.), SPI 200 (Australia), S&P MIDCAP 400 (U.S.), FTSE 100 (United Kingdom), H-shares (Hong Kong), Hang Seng (Hong Kong), TAIWAN (Taiwan), AEX (Netherlands), OMX 30 (Sweden), and IBEX 35 (Spain) stock indices. The partnership is exposed to the risk of adverse price trends or static markets in the U.S., European, and Asian stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

Commodity.

Soft Commodities and Agriculturals.    The largest market exposure of the partnership at December 31, 2007, was to the soft commodities and agricultural sector. Most of the exposure was to the soybeans, soybean meal, corn, soybean oil, wheat, coffee, cocoa, lean hogs, live cattle, sugar, cotton, rubber, and rapeseed markets. Supply and demand inequalities, severe weather disruptions, and market expectations affect price movements in these markets.

Energy.    The third largest market exposure of the partnership at December 31, 2007, was to the energy sector. The partnership’s energy exposure was shared primarily by futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns, and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

Metals.    At December 31, 2007, the partnership had market exposure in the metals sector. The partnership’s metals exposure was to fluctuations in the price of precious metals, such as gold, silver, and platinum. The partnership also had exposure to base metals, such as aluminum, copper, and zinc. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movements in these markets. The trading advisors utilize trading system(s) to take positions when market opportunities develop, and the general partner anticipates that the trading advisors will continue to do so.

Morgan Stanley Spectrum Strategic L.P.

The following were the primary trading risk exposures of Spectrum Strategic at December 31, 2007, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

Currency.    The third largest market exposure of the partnership at December 31, 2007, was to the currency sector. The partnership’s currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions, influence these fluctuations. The partnership trades a large number of currencies, including cross-rates—i.e., positions between two currencies other than the U.S. dollar. At December 31, 2007, the partnership’s major exposures were to the euro, Japanese yen, Australian dollar, and Swiss franc currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk associated with the partnership’s currency trades will change significantly in the future.

Equity.    At December 31, 2007, the partnership had market exposure to the global stock index sector, primarily equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly–based indices. At December 31, 2007, the partnership’s primary exposures were to the DAX (Germany), NASDAQ 100 (U.S.), Hang Seng (Hong Kong), S&P 500 (U.S.), CAC 40 (France), FTSE 100 (U.K.), and Canadian S&P 60 (Canada) stock indices. The partnership is exposed to the risk of adverse price trends or static markets in the U.S., European, and Asian stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

Interest Rate.    At December 31, 2007, the partnership had market exposure to the global interest rate sector. Exposure was primarily spread across the U.S., Japanese, European, and Australian interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership’s profitability. The partnership’s interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries’ interest rates. The general partner anticipates that the G-7 countries’ interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium, or long-term interest rates may have an effect on the partnership.

Commodity.

Soft Commodities and Agriculturals.    The largest market exposure of the partnership at December 31, 2007, was to the markets that comprise these sectors. Most of the exposure was to the soybeans, cocoa, coffee, soybean meal, sugar, cotton, corn, live cattle, soybean oil, rapeseed, rough rice, and lumber markets. Supply and demand inequalities, severe weather disruptions, and market expectations affect price movements in these markets.

Metals.    The second largest market exposure of the partnership at December 31, 2007, was to the metals sector. The partnership’s metals exposure was to fluctuations in the price of base metals, such as zinc, copper, aluminum, lead, palladium, tin, and nickel. The partnership also had exposure to precious metals, such as gold. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movements in these markets. The trading advisors utilize trading system(s) to take positions when market opportunities develop, and the general partner anticipates that the trading advisors will continue to do so.

Energy.    At December 31, 2007, the partnership had market exposure to the energy sector. The partnership’s energy exposure was shared primarily by futures contracts in crude oil and its related products, as well as natural gas. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns, and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

Morgan Stanley Spectrum Global Balanced L.P.

The following were the primary trading risk exposures of Spectrum Global Balanced as of December 31, 2007, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

Equity.    At December 31, 2007, the partnership had market exposure to the global stock index sector, primarily to equity price risk in the G-7 countries. However, the partnership also takes futures positions in the government debt of smaller countries—e.g., New Zealand and Australia. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At December 31, 2007, the partnership’s primary exposures were to the DAX (Germany), FTSE 100 (United Kingdom), Canadian S&P 60 (Canada), NIKKEI 225 (Japan), S&P 500 (U.S.), AEX (Netherlands), IBEX 35 (Spain), CAC 40 (France), All-Share (South Africa), SPI-200 (Australian), S&P Barra Growth (U.S.), Hang Seng (Hong Kong), NASDAQ 100 (U.S.), Dow Jones (U.S.), TAIWAN (Taiwan), and RUSSELL 2000 (U.S.) stock indices. The partnership is primarily exposed to the risk of adverse price trends or static markets in the U.S., European, Australian, and Asian stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

Interest Rate.    At December 31, 2007, the partnership had market exposure to the global interest rate sector. Exposure was primarily spread across the European, U.S., Japanese, Australian, New Zealand, Canadian, and Hong Kong interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership’s profitability. The partnership’s interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries’ interest rates. The general partner anticipates that the G-7 countries’ interest rates, as well as New Zealand and Australian interest rates, will remain the primary interest rate exposures of the partnership for the foreseeable future. The speculative futures positions held by the partnership range from short to long-term instruments. Consequently, changes in short, medium, or long-term interest rates may have an effect on the partnership.

Currency.    At December 31, 2007, the partnership had market exposure to the currency sector. The partnership’s currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates—i.e., positions between two currencies other than the U.S. dollar. At December 31, 2007, the partnership’s major exposures were to the euro, Japanese yen, Canadian dollar, Australian dollar, New Zealand dollar, Polish zloty, British pound, Swiss franc, Norwegian krone, Swedish krona, Mexican peso, and Hungarian forint currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk associated with the partnership’s currency trades will change significantly in the future.

Commodity.

Soft Commodities and Agriculturals.    The largest market exposure of the partnership at December 31, 2007, was to the markets that comprise these sectors. Most of the exposure was to the coffee, wheat, soybeans, soybean meal, cotton, lean hogs, sugar, live cattle, feeder cattle, lumber, cocoa, rapeseed, orange juice, corn, milk, soybean oil, rubber, rough rice, pork bellies, and raw beans markets. Supply and demand inequalities, severe weather disruptions, and market expectations affect price movements in these markets.

Energy.    The second largest market exposure of the partnership at December 31, 2007, was to the energy sector. The partnership’s energy exposure was primarily to futures contracts in natural gas and crude oil and its related products. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future.

Metals.    The third largest market exposure of the partnership at December 31, 2007, was to the metals sector. The partnership’s metals exposure was to fluctuations in the price of base metals, such as nickel, aluminum, tin, copper, lead, zinc, and palladium, and precious metals such as gold, platinum, and silver. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movements in these markets. The trading advisors utilize the trading system(s) to take positions when market opportunities develop, and the general partner anticipates that the trading advisors will continue to do so.

Morgan Stanley Spectrum Currency L.P.

The following was the only trading risk exposure of Spectrum Currency as of December 31, 2007. It may be anticipated, however, that market exposure will vary materially over time.

Currency.    The partnership’s currency market exposure at December 31, 2007, was to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. At December 31, 2007, the partnership’s major exposures were to the euro, British pound, Australian dollar, Japanese yen, Hungarian forint, Polish zloty, Slovak koruna, Canadian dollar, Swiss franc, Swedish krona, Mexican peso, Czech koruna, and New Zealand dollar currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk associated with the partnership’s currency trades will change significantly in the future.

Qualitative Disclosures Regarding Non-Trading Risk Exposure

The following was the only non-trading risk exposure of each partnership at December 31, 2007:

Foreign Currency Balances.    Each partnership’s primary foreign currency balances were in:

Spectrum Select	Spectrum Technical	Spectrum Strategic

euros

Hong Kong dollars

Japanese Yen

South African rand

British pounds

Mexican pesos

Norwegian kroner

Swedish kronor

Swiss francs

Singapore dollars

Israeli shekel

Canadian dollars

Australian dollars

New Zealand dollars

Czech koruna

Hungarian forint

Hong Kong dollars

Canadian dollars

Swedish kronor

euros

Australian dollars

South African rand

British pounds

Hungarian forint

New Zealand dollars

Japanese yen

Swiss francs

Czech koruna

Norwegian kroner

Singapore dollars

euros British pounds Japanese yen Canadian dollars Hong Kong dollars Swiss francs

Spectrum Global Balanced	Spectrum Currency

Japanese yen

euros

British pounds

New Zealand dollars

Australian dollars

South African rand

Swiss francs

Hong Kong dollars

Norwegian kroner

Swedish kronor

Canadian dollars

Israeli shekel

Mexican pesos

Slovakian koruna

Polish zloty

Czech koruna

Turkish lira

Hungarian forint

None

Each partnership controls the non-trading risk of foreign currency balances by regularly converting them back into U.S. dollars upon liquidation of their respective positions.

Qualitative Disclosures Regarding Means of Managing Risk Exposure

Each partnership and the trading advisors, separately, attempt to manage the risk of a partnership’s open positions in essentially the same manner in all market categories traded. The general partner attempts to manage market exposure by diversifying each partnership’s assets among different trading advisors, each of whose strategies focus on different market sectors and trading approaches, in a multi-advisor partnership, and by monitoring the performance of the trading advisors daily. In addition, the trading advisors establish diversification guidelines, often set in terms of the maximum margin to be committed to positions in any one market sector or market -sensitive instrument.

The general partner monitors and controls the risk of each partnership’s non-trading instrument, cash. Cash is the only partnership investment directed by the general partner, rather than the trading advisors.

THE GENERAL PARTNER

The general partner and commodity pool operator of each partnership is Demeter Management Corporation, a Delaware corporation formed on August 18, 1977 to act as a commodity pool operator. Effective in 1977, the general partner became registered with the CFTC as a commodity pool operator and is currently a member of the National Futures Association in such capacity. The general partner’s main business office is located at 522 Fifth Avenue, 13th Floor, New York, New York 10036, telephone (212) 296-1999. The general partner is an affiliate of Morgan Stanley & Co. Incorporated in that they are both wholly-owned subsidiaries of Morgan Stanley, which is a publicly-owned company subject to the reporting requirements of the Securities Exchange Act of 1934. Morgan Stanley’s SEC file number is 001-11758.

The general partner is or has been the commodity pool operator for 38 commodity pools, including 7 commodity pools that are exempt from certain disclosure requirements pursuant to CFTC Rule 4.7 and the 5 existing Spectrum Series partnerships. As of January 31, 2008, the general partner had approximately $2.9 billion in aggregate net assets under management, making it one of the largest operators of commodity pools in the U.S. As of January 31, 2008, there were approximately 77,000 investors in the commodity pools managed by Demeter Management Corporation.

The general partner is required to maintain its net worth at an amount equal to at least 10% of the total contributions to each limited partnership for which it acts as a general partner. Morgan Stanley has contributed to the general partner the capital necessary to permit the general partner to meet its net worth obligations as general partner of each partnership and intends to continue to do so. The general partner’s minimum net worth requirements may be modified by the general partner at its option without notice to or the consent of the limited partners, provided the modification does not adversely affect the partnership or the limited partners. The general partner and its principals are not obligated to purchase units but may do so.

Pursuant to each limited partnership agreement, the general partner is required to contribute to each partnership, in $1,000 increments, the greater of 1% of the aggregate capital contributions by all partners and $25,000. As of January 31, 2008, the general partner’s capital account in each partnership was equal to:

Capital Account $
Spectrum Select	5,812,312
Spectrum Technical	6,470,214
Spectrum Strategic	2,392,484
Spectrum Global Balanced	361,677
Spectrum Currency	1,155,261

A summary of performance information for each partnership from its commencement of operations through January 31, 2008 is set forth in Capsules I through V (and the accompanying footnotes) on pages • to •.

The general partner does not manage the day-to-day trading of the partnerships, but rather monitors the performance of the partnerships. Based on its observations and in consultation with the trading advisors, the general partner may agree to changes, including changing the allocation of assets among the trading programs and the leverage at which a partnership’s assets are traded. The general partner must approve the category of contracts that are traded by the partnerships, but not each individual trade.

According to Morgan Stanley’s Form 10-K for the year ended November 30, 2007, Morgan Stanley had total shareholders’ equity of $31,269 million and total assets of $1,045,409 million as of November 30, 2007. Additional financial information regarding Morgan Stanley is included in the financial statements filed as part of that report and its 2007 annual report. Morgan Stanley will provide to you, upon request, copies of its most recent Forms 10-K, 10-Q and 8-K, as filed from time to time with the SEC. These reports are also available from the SEC, in the manner described under “The Spectrum Series—Availability of Exchange Act Reports” on page •, or will be available at no charge to you by writing to Morgan Stanley at 1585 Broadway, New York, New York 10036 (Attn: Investor Relations).

Because of their relationship to the partnerships and each other, Morgan Stanley, Morgan Stanley & Co. Incorporated, and the general partner may have liability as a promoter or parent of the partnerships if any violations of the federal securities laws occur in connection with the offering of units.

Directors and Officers of the general partner

Walter Davis, age 43, is a Director, Chairman of the Board of Directors and President of the general partner. Mr. Davis has been a principal and associated person of the general partner since May 11, 2006 and July 20, 2006, respectively, and a member of the NFA since July 20, 2006. Mr. Davis was an associated person of Morgan Stanley DW Inc. from August 15, 2006 to on or about April 1, 2007, when, because of the merger of Morgan Stanley DW Inc. into Morgan Stanley & Co. Incorporated, he became an associated person of Morgan Stanley & Co. Incorporated due to the transfer of his original registration as an associated person of Morgan Stanley DW Inc. Mr. Davis is an Executive Director at Morgan Stanley and the Director of Morgan Stanley’s Managed Futures Department. Prior to joining Morgan Stanley in 1999, Mr. Davis worked for Chase Manhattan Bank’s Alternative Investment Group. Throughout his career, Mr. Davis has been involved with the development, management and marketing of a diverse array of commodity pools, hedge funds and other alternative investment funds. Mr. Davis received an MBA in Finance and International Business from the Columbia University Graduate School of Business in 1992 and a BA in Economics from the University of the South in 1987.

Frank Zafran, age 53, is a Director of the general partner. Mr. Zafran has been a principal of the general partner since December 5, 2002 and was a principal of VK Capital Inc. from December 9, 2002 to June 14, 2004. Mr. Zafran is a Managing Director at Morgan Stanley and, in January 2007, was named Director of Annuity and Insurance Services. Previously, Mr. Zafran was Director of Wealth Solutions Division. Mr. Zafran joined the firm in 1979 and has held various positions in Corporate Accounting and the Insurance Department, including Senior Operations Officer—Insurance Division, until his appointment in 2000 as Director of Retirement Plan Services, responsible for all aspects of 401(k) Plan Services including marketing, sales, and operations. Subsequently, he was named Chief Administrative Officer of Morgan Stanley’s Client Solutions Division in 2002. Mr. Zafran received a B.S. degree in Accounting from Brooklyn College, New York.

Douglas J. Ketterer, age 42, is a Director of the general partner. Mr. Ketterer has been a principal of the general partner since October 27, 2003. Mr. Ketterer is a Managing Director of Morgan Stanley and is head of the Client Solutions Group. The Client Solutions Group is comprised of a number of departments (including, among others, the Alternative Investments Group, Consulting Services Group, Annuities and Insurance Department, Mutual Fund Department and Retirement & Equity Solutions Group), which offer products and services through Morgan Stanley’s Global Wealth Management Group. Mr. Ketterer joined Morgan Stanley in 1990 and has served in many roles in the corporate finance/investment banking, asset management, and wealth management divisions of the firm. Mr. Ketterer received his M.B.A. from New York University’s Leonard N. Stern School of Business and his B.S. in Finance from the University at Albany’s School of Business.

Andrew Saperstein, age 41, is a Director of the general partner. Mr. Saperstein has been a principal of the general partner since May 11, 2006. Mr. Saperstein is Chief Operating Officer of National Sales for the Global Wealth Management Group, and serves as a member of the group’s Executive Committee. He is also a member of the Morgan Stanley Management Committee. One of the largest businesses of its kind in the world with $690 billion in client assets, Global Wealth Management Group provides a range of wealth management products and services to individuals, businesses and institutions. These include brokerage and investment advisory services, financial and wealth planning, credit and lending, banking and cash management, annuities and insurance, retirement and trust. Prior to joining Morgan Stanley in March, 2006, Mr. Saperstein was with Merrill Lynch as First Vice President and Chief Operating Officer of the Direct Division, and served as a member of the Global Private Client Executive Committee. In this capacity, he was responsible for the oversight of the online brokerage unit and the Financial Advisory Center, including the Retail Client Relationship Management group, the Services, Operations and Technology group, the Client Acquisition team, and the Business Development and Analysis team. Mr. Saperstein joined Merrill Lynch in November, 2001. Prior to Merrill Lynch, Mr. Saperstein was a partner in the Financial Institutions group of McKinsey & Co. Additionally, he served as co-leader of both the North American Asset Management and Brokerage Practice and North American Recruiting. Mr. Saperstein graduated cum laude from Harvard Law School and summa cum laude from The Wharton School/College of Arts and Sciences at the University of Pennsylvania with a dual degree in Economics and Finance.

Harry Handler, age 49, is a Director of the general partner. Mr. Handler has been a principal and associated person of the general partner since May 15, 2005 and April 26, 2006, respectively, and a member of the NFA since August 1, 1985. Mr. Handler was an associated person of Morgan Stanley DW Inc. from February 1, 1984 to on or about April 1, 2007, when, because of the merger of Morgan Stanley DW Inc. into Morgan Stanley & Co. Incorporated, he became an associated person of Morgan Stanley & Co. Incorporated due to the transfer of his original registration as an associated person of Morgan Stanley DW Inc. Mr. Handler serves as an Executive Director at Morgan Stanley in the Global Wealth Management Group. Mr. Handler works in the Capital Markets Division as Equity Risk Officer. Additionally, Mr. Handler serves as Chairman of the Global Wealth Management Group’s Best Execution Committee and manages the Stock Lending business. In his prior position, Mr. Handler was a Systems Director in Information Technology, in charge of Equity and Fixed Income Trading Systems along with the Special Products, such as Unit Trusts, Managed Futures, and Annuities. Prior to his transfer to the Information Technology Area, Mr. Handler managed the Foreign Currency and Precious Metals Trading Desk of Dean Witter, a predecessor company to Morgan Stanley. He also held various positions in the Futures Division where he helped to build the Precious Metals Trading Operation at Dean Witter. Before joining Dean Witter, Mr. Handler worked at Mocatta Metals as an Assistant to the Chairman. His roles at Mocatta Metals included stints on the Futures Order Entry Desk and the Commodities Exchange Trading Floor. Additional work included building a computerized Futures Trading System and writing a history of the company. Mr. Handler graduated on the Dean’s List from the University of Wisconsin-Madison with a B.A. degree and a double major in History and Political Science.

Richard D. Gueren, age 46, is a Director of the general partner. Mr. Gueren has been a principal and associated person of the general partner since April 11, 2006 and April 26, 2006, respectively, and a member of the NFA since October 4, 2005. Mr. Gueren was an associated person of Morgan Stanley DW Inc. from October 7, 2005 to on or about April 1, 2007, when, because of the merger of Morgan Stanley DW Inc. into Morgan Stanley & Co. Incorporated, he became an associated person of Morgan Stanley & Co. Incorporated due to the transfer of his original registration as an associated person of Morgan Stanley DW Inc. Mr. Gueren is Executive Director, Retail Options and Transactional Futures of Morgan Stanley. He is responsible for marketing the options and futures product to the firm’s approximately 600 offices and approximately 9,000 Financial Advisors/Investment Representatives. Mr. Gueren first joined Dean Witter in August 1986, as a Compliance Analyst and in October 1987 became a member of the Options Strategy/Trading team. In 1997, Dean Witter merged with Morgan Stanley. Mr. Gueren is the firm’s Senior Registered Options Principal. He is a member of several Morgan Stanley committees, including the firm’s National Error Committee and Best Execution Committee. He is an advisory member to the Credit & Risk Committee. Mr. Gueren is also an active member of several exchange and industry committees, including the Managing Directors committee for the Chicago Board Options Exchange, and the Retail Advisory committees for the American Stock Exchange, the Philadelphia Stock Exchange, the Pacific Stock Exchange, and the International Securities Exchange. Mr. Gueren is also an Industry Arbitrator for FINRA and has been seated on numerous industry cases over the past eight years. He has also been asked to testify as an expert witness regarding options on numerous occasions. Mr. Gueren holds a Bachelor of Science degree in Economics from the University of Hartford.

Michael P. McGrath, age 39, is a Director of the general partner. Mr. McGrath has been a principal of the general partner since May 11, 2006. Mr. McGrath is a Managing Director at Morgan Stanley and currently serves as the Chief Operating Officer for Private Wealth Management Americas, including Private Wealth Management North America and Private Wealth Management Latin America. He is also the Chairman of the Global Wealth Management Alternative Investments Due Diligence Committee. Prior to his current role, Mr. McGrath was the Director of Product Development for Morgan Stanley’s Global Wealth Management Group. Mr. McGrath joined Morgan Stanley in May 2004, from Nuveen Investments, a publicly traded investment management company headquartered in Chicago, Illinois. At Nuveen, Mr. McGrath served as a Managing Director and oversaw the development of alternative investment products catering to the ultra-high net worth investor. Michael received his BA degree from Saint Peters College in 1990 and his MBA in Finance from New York University in 1996.

Jacques Chappuis, age 38, is a Director of the general partner. Mr. Chappuis has been a principal of the general partner since December 19, 2006. Mr. Chappuis is a Managing Director of Morgan Stanley and Head of Alternative Investments for the Global Wealth Management Group. Prior to joining Morgan Stanley in August 2006, Mr. Chappuis was Head of Alternative Investments for Citigroup’s Global Wealth Management Group and prior to that a Managing Director at Citigroup Alternative Investments. Before joining Citigroup, Mr. Chappuis was a consultant at the Boston Consulting Group, where he focused on the financial services sector, and a corporate finance Associate at Bankers Trust Company. Mr. Chappuis received an MBA in Finance, with honors, from the Columbia University Graduate School of Business in 1998 and a BA in finance from Tulane University in 1991.

Christian Angstadt, age 46, serves as Chief Financial Officer (CFO) of the general partner. Mr. Angstadt has been a principal of the general partner since November 30, 2007, and is an Executive Director within Morgan Stanley’s Financial Control Group. Mr. Angstadt currently serves as joint CFO for Morgan Stanley Trust FSB, and for Morgan Stanley Trust NA, and is responsible for the governance and overall financial management of these regulated banks (appointed CFO in May 2003). Since joining Morgan Stanley in April 1990, Mr. Angstadt has held several positions within the firm’s Financial Control Group, mostly supporting the Asset Management segment (including CFO for Morgan Stanley Asset Management Operations). Mr. Angstadt received a BA in Accounting from Montclair University.

The general partner and its officers and directors may, from time to time, trade futures, forwards, and options for their own proprietary accounts. The records of trading in such accounts will not be made available to you for inspection.

As of the date of this prospectus, none of the directors or executive officers of the general partner beneficially own units of any partnership.

THE TRADING ADVISORS

Management Agreements

Each trading advisor has entered into a management agreement with a partnership and the general partner. Each management agreement for Spectrum Select will expire on May 1, 2008, except the management agreement with Northfield will expire on April 30, 2008, the management agreement with Graham will expire on December 31, 2008, and the management agreement with Altis will expire on October 9, 2008. Each management agreement for Spectrum Technical will expire on November 30, 2008, except the management agreement with Winton, Aspect and Rotella will expire on December 31, 2008. The management agreements for Spectrum Strategic with Blenheim, Eclipse, and FX Concepts will expire on November 30, 2008, June 30, 2008, and October 7, 2008, respectively. For Spectrum Global Balanced, the management agreement with Altis will expire on October 9, 2008, the management agreement for SSARIS will expire on November 30, 2008 and the management agreement for C-View will expire on December 31, 2008. Each management agreement for Spectrum Currency will expire on December 31, 2008, except the management agreement with DKR will expire on October 9, 2008. Each of the foregoing management agreements will renew annually unless otherwise terminated by the general partner or the trading advisor. The trading advisor is responsible for directing the investment and reinvestment in futures, forwards, and options of the partnership’s assets allocated to such trading advisor. Each management agreement will terminate if the partnership terminates, and may be terminated by the partnership at any month-end upon five days’ prior written notice to the trading advisor. Each partnership may also terminate its management agreements immediately for events that the general partner believes would have an immediate adverse effect on the partnership, such as a violation of a partnership’s trading policy. Each management agreement may also be terminated by the trading advisor for events that it deems would have a material adverse effect on its abilities to perform under the management agreement, such as the implementation of a new trading limitation not agreed to by the trading advisor.

Introduction to Trading Advisor Descriptions

The biographies of the principals and brief summaries of the trading programs of the trading advisors for each partnership are set forth below. The success of each partnership is dependent upon the collective success of its trading advisors in their trading for the partnership. However, in evaluating these descriptions, an investor should be aware that the trading advisors’ trading methods are proprietary and confidential, the trading advisor(s) selected for a partnership may change over time, and even if the same trading advisor(s) continue(s) to trade for a partnership, they may make substantial modifications to their trading programs. Investors generally will not be made aware of when a trading advisor makes a modification to its trading program.

The descriptions of the trading advisors, their trading programs and their principals are general and are not intended to be exhaustive. It is not possible to provide a precise description of any trading advisor’s trading program. Furthermore, the trading advisors may refer to specific aspects of their trading programs, which aspects may also be applicable to other trading advisors that did not choose to make specific reference to these aspects of their own trading programs. As a consequence, contrasts in the following descriptions may not, in fact, indicate a substantive difference between the different programs involved. However, all non-proprietary information about a trading program that the trading advisor believes to be material has been included.

A trading advisor’s registration with the CFTC or its membership in the National Futures Association should not be taken as an indication that any such agency has recommended or approved the trading advisor.

Except as noted below, the trading advisors and their principals have no affiliation with any futures commission merchant, introducing broker, or principal thereof, and do not and will not participate in brokerage commissions, directly or indirectly. As of the date of this prospectus, none of the trading advisors or any principal of a trading advisor beneficially owns any units in a partnership.

Morgan Stanley Spectrum Select L.P.

1.  EMC Capital Management, Inc.

EMC Capital Management, Inc. is an Illinois corporation formed and organized in January 1988. It has been registered with the CFTC as a commodity trading advisor since May 1988 and a commodity pool operator since February 1991. EMC is also a member of the National Futures Association. The business address and telephone number of EMC are 2201 Waukegan Road, Suite West 240, Bannockburn, Illinois 60015 and (847) 267-8700.

Principals

Elizabeth A. Cheval and the Elizabeth A. Cheval Revocable Trust are principals of EMC.

Ms. Cheval is the Chairman of EMC, its sole Director and, through the trust, of which she is the sole beneficiary and trustee, its sole shareholder.

Ms. Cheval began investing in commodity interests for clients in January 1984 when she was selected by Richard J. Dennis, Jr., a speculative trader of futures and options, to invest for his personal account pursuant to a program developed by Mr. Dennis. As his employee, Ms. Cheval received extensive training from Mr. Dennis, who personally supervised her investment activities. In December 1986, Ms. Cheval became self-employed and continued to invest for accounts of family members of Mr. Dennis. In May of 1988 Mr. Dennis elected to discontinue his trading program and Ms. Cheval started EMC at that time.

Prior to working with Mr. Dennis, Ms. Cheval worked with A.G. Becker, a Chicago-based brokerage firm, on the floor of the Chicago Board of Trade. Ms. Cheval has invested in futures since June 1983, when she began investing in financial futures for her own account. She received a B.A. in Mathematics from Lawrence University in 1978.

At this time, neither EMC nor Ms. Cheval trades for its or her own account, but each reserves the right to do so in the future. If either EMC or Ms. Cheval engage in such trading, you will not be able to inspect such records. Ms. Cheval is currently a limited partner in a commodity pool for which EMC is a trading advisor.

The EMC trading programs

EMC currently trades its Classic Program for Spectrum Select. The exact nature of EMC’s investment programs is proprietary and confidential. The following description of the Classic Program is, by necessity, general and not exhaustive.

EMC’s investment strategies are technical rather than fundamental in nature. In other words, they are developed from analysis of patterns of actual monthly, weekly, and daily price movements and are not based on analysis of fundamental supply and demand factors, general economic factors, or anticipated world events. EMC relies on historical analysis of these price patterns to interpret current market behavior and to evaluate technical indicators for trade initiations and liquidations.

EMC’s investment strategies used in its program are trend-following. This means that initiation and liquidation of positions in a particular market are generally in the direction of the price trend in that market, although at times counter-trend elements also may be employed.

EMC employs an investment strategy which utilizes a blend of systems (or, stated another way, a number of systems simultaneously). The strategies are diversified in that its program follows a number of futures interests and often invests in more than ten different interests at one time.

The specific types of contracts to be traded through the Classic Program will vary over time. These may include futures contracts, options on futures contracts, and cash commodities. Examples of futures, forwards, and options traded by EMC include precious and base metals, U.S. and non-U.S. financial instruments, stock indices, foreign currencies, grains and grain products, energy products such as crude oil, and soft commodities such as cocoa, orange juice, sugar, and coffee. EMC may invest in other futures interests in the future.

EMC also may trade in currency forward contracts on the foreign exchange markets and engage in transactions in physical commodities, commonly known as an “exchange for physical” or “EFP.”

As of January 31, 2008, EMC managed approximately $174.3 million of client assets pursuant to its Classic Program and approximately $176.6 million in all of its programs (notional funds included).

The futures interest contracts in the program typically have been chosen for reasons which include their historical performance and for their customary liquidity. EMC may frequently invest, however, in less liquid markets. EMC generally commits approximately 10% to 30% of an account’s equity as margin on open positions, although this percentage can vary.

EMC believes that the development of a futures investment strategy is a continual process. As a result of on-going research and development, EMC has made enhancements and modifications in the specifics of its trading method. It is likely that EMC will make similar enhancements and modifications in the future. This means that the methods that EMC may use in the future might differ from those presently used. Because EMC’s methods are proprietary and confidential, the general partner may not be aware of such changes in EMC’s investment methods.

EMC’s risk management largely will be dictated by the amount of EMC’s allocated share of Spectrum Select’s net assets. However, as profits are generated or losses are incurred, the risk management techniques that EMC employs for Spectrum Select will be modified.

If possible within existing market conditions, EMC adheres to the requirements of a money management system which determines and limits the equity committed to each position and sets optimal stop-losses for each position and each account. The level of liquidation determined by this money management system can override liquidations determined by technical indicators, especially when an account has not generated profits or is experiencing losses.

Under EMC’s investment method, profits, if any, are generated by only a small percentage of the total number of trades placed. As a result, Spectrum Select’s net assets allocated to EMC will experience times of substantial drawdowns. These drawdowns may be as high as 50% or more of the amount of funds initially allocated to EMC. In addition, EMC may experience drawdowns well in excess of 50% from peak levels of account performance. Substantial drawdowns do not, however, necessarily indicate a failure in the investment strategies, but rather are to be expected under the EMC programs. Prospective investors must, therefore, be prepared to withstand these periods of unprofitable trading.

2.  Northfield Trading L.P.

Northfield is a Delaware limited partnership with its principal place of business at 3609 S. Wadsworth, Suite 250, Denver, Colorado 80235-2110. Northfield began operations in August 1990. The limited partnership was formed to use computer technology to develop systematic approaches to trading. Northfield became registered in March 1990 as a commodity trading advisor and in November 1990 as a commodity pool operator with the CFTC, and is a member of the National Futures Association in such capacities.

Principals

Northfield Investment L.P. is a Delaware limited partnership whose sole function is to serve as the general partner of Northfield. Its general partner is Northfield Investment Company and its limited partners are Douglas Bry, Philip Spertus and members of their families, and Patrick F. Hart, III.

Northfield Investment Company is an entity owned equally by Douglas Bry and Philip Spertus.

Douglas Bry is the President of Northfield. Mr. Bry has an extensive history, dating from 1972, in analyzing and understanding complex databases through the use of computerized statistical approaches. In January 1987, Mr. Bry and Philip Spertus formed Technical Trading Strategies, Inc., an Illinois corporation of which Mr. Bry is the President. In conjunction with Mr. Spertus and through Technical Trading Strategies, Mr. Bry developed the “Volatility Breakout System,” a trading methodology that was offered for sale to the public. Technical Trading Strategies ceased offering to sell the Volatility Breakout System in March of 1990. Technical Trading Strategies obtained registration as a commodity trading advisor in June 1987 and withdrew its registration in October 1990. Technical Trading Strategies never directed or guided the trading of customer accounts.

In December 1987, Douglas Bry and Philip Spertus formed Northfield Trading Company, an Illinois corporation of which Mr. Bry is the President. Northfield Trading Company, which became registered as a futures commission merchant with the CFTC in April 1988, withdrew its registration in October 1990.

Northfield Trading Company’s primary business was to provide brokerage services to customers by introducing their accounts to clearing firms on a commission basis. Northfield also provided discretionary trading advice to customers, and licensed proprietary trading software to introducing brokers and commodity trading advisors.

Mr. Bry, an attorney, graduated from Beloit College in 1974 with a B.A. in Philosophy and Sociology and obtained his J.D. from the University of Colorado in 1978. From September 1978 until June 1982, he was a trial attorney with the Defender Association of Philadelphia, and from June 1982 through January 1987, he was a Senior Trial Deputy with the Colorado State Public Defender. Mr. Bry began trading futures for his own account in 1985 and became registered with the CFTC as a commodity trading advisor in June 1986. This registration was subsequently withdrawn in July 2001. In January, 2004, Mr. Bry completed his second term on the NFA’s Board of Directors in the Commodity Trading Advisor category. In February, 1998, he was appointed to the NFA’s Executive Committee, on which he also served until January 2004. In September, 1999, Mr. Bry completed his second two-year term on the Board of Directors of the Managed Funds Association. During the four years that he was on the MFA’s Board, he was Chairperson of the Emerging Trader Council, served on the Executive Committee from 1998-1999 and was Vice Chairman of the MFA during his last year of office.

Philip Spertus is Vice President of Northfield. Mr. Spertus graduated from the Massachusetts Institute of Technology in 1956. From September 1956 to October 1992, Mr. Spertus served in various senior capacities, including the positions of Chairman and President, with Intercraft Industries Corporation, a multinational manufacturer of picture frames and related products. In October 1992, Intercraft Industries was sold to Newell Corporation and Mr. Spertus assumed the position of Vice President with Newell until October 1994. Mr. Spertus owned a special seat and was a registered Broker/Dealer and member of the Chicago Board Options Exchange from August 1984 through February 1986. He has traded futures for his own account since 1983.

Patrick F. Hart III has been involved in the alternative investment industry for over twenty-three years having specialized in the design, implementation and management of structured hedge fund and managed futures products.

In June 2003, Mr. Hart founded and is Chief Executive Officer and Managing Partner of Three Palms, LLC, and its wholly-owned subsidiary, Palm Portfolio Management, LLC established in September 2003. Three Palms offers a platform of alternative investment products and services designed to diversify and enhance traditional portfolio mixes and support both private and institutional client participation in alternative investments.

In addition, Mr. Hart is Chief Executive Officer and President of Hart International Holdings (established December 1997) and its affiliated companies, Hart Financial Group, LLC (established August 1997), Bigelow & Hart Capital Management, LLC (established March 2003) and Hart Administration Services, LLC (established September 2004). Mr. Hart has been a controlling principal of Hart Financial Group, LLC since its establishment in August 1997. Prior to forming Hart Financial Group, LLC, Mr. Hart was co-founder and principal of Hart-Bornoft, Inc., from its inception in September 1995 until June 1997. Mr. Hart is also Senior Managing Director of Bigelow & Hart Capital Management, LLC (established March 2003) and is a Registered Investment Advisor specializing in fixed income and municipal bond investment strategies. The firm currently manages and administers the Blue River Funds. Mr. Hart is also Managing Partner of Hart Administration Services, LLC (established September 2004), which provides administration, back office, accounting and reporting services to alternative investment managers and funds.

Mr. Hart is a member of the Managed Funds Association and served nine years on the Introducing Broker Advisory Committee of the National Futures Association. Additionally, he has served periodically on the NFA Arbitration and Nominating Committees since 1988. Mr. Hart is a frequent guest speaker at international conferences and symposiums on alternative investment strategies. In addition, Mr. Hart has written numerous articles in leading investment publications and is a contributing author to the “Handbook of Managed Futures—Performance, Evaluation and Analysis” (McGraw-Hill 1997). Mr. Hart serves on the board of the Colorado chapter of Hedge Fund Cares, a not for profit organization comprised of hedge fund industry professionals committed to protecting children from abuse and neglect. Mr. Hart received a Bachelor of Science degree in economics from Colorado State University in 1983. He holds FINRA Series 3, 7 and 63 certifications.

In March, 2007, Mr. Hart became a principal of Northfield. In this capacity, Mr. Hart will assist with strategic planning and business development.

Northfield and its principals may trade for their own accounts and also are currently engaged in proprietary trading for the benefit of Northfield to test and develop new systems and programs. It is Northfield’s policy not to give proprietary orders any preference over customer orders or to bunch orders between proprietary accounts and customer accounts. Northfield will never knowingly permit a proprietary account to trade ahead of a customer account or knowingly permit a proprietary account to place an order that is the opposite of an order then being placed for a customer account.

Because of their confidential nature, the records of any proprietary trading will not be made available to customers.

Description of Trading Programs

Northfield will only trade the Diversified Program for Spectrum Select. Trading for Spectrum Select will be at 1.5 times the leverage Northfield normally applies for the Diversified Program. As of January 31, 2008, Northfield was managing approximately $69 million of client assets pursuant to its trading program (notional funds included).

The Diversified Program

The Diversified Program was conceived, tested, and refined by Douglas Bry and Philip Spertus. The approach is fully computerized and nondiscretionary. Money management principles are a critical element of the Diversified Program and have been carefully constructed and are rigorously applied to minimize risk exposure and to protect asset appreciation. Since the trading methods to be utilized by Northfield in the Diversified Program are proprietary and confidential, the discussion that follows is of a general nature and is not intended to be exhaustive.

The Diversified Program embodies the following features:

1.    Exclusive Emphasis on Technical Analysis.    Northfield’s Diversified Program is purely technical. A technical approach utilizes price action itself as analyzed by charts, numerical indicators, pattern recognition, or other techniques designed to provide information about market direction. Since sustained price moves offer the greatest opportunity for profit with the least amount of risk, Northfield has focused on studying the characteristics of “random” versus “non-random” market behavior. The resulting systems used in the Diversified Program are highly sensitive to changes in price direction and volatility, and are designed to detect non-random behavior before a trend is obvious.

2.    Trading Logic Based on Extensive Market Simulations.    In order to validate the trading methodology, extensive testing is conducted on historical data in more than 50 markets worldwide.

3.    Similar Trading across Markets.    Northfield is very sensitive to the risk of “curve-fitting” results to particular markets or time periods, and, as a result, utilizes a similar approach in each market or group of markets that are traded with a particular system in the Diversified Program. The decision to subject markets to similar trading rules has led to the identification of techniques that work independent of the markets to which they are applied.

4.    A Completely Automated and Non-Discretionary Approach.    Northfield implements its Diversified Program systems via proprietary software that generates and prints orders, monitors the markets in real time and keeps track of positions. No override of the Diversified Program will take place absent extraordinary circumstances which Northfield believes threaten the customer’s capital, such as an outbreak of war, a major natural disaster, or a threat to the integrity of an exchange clearing system.

5.    Risk Control/Profit Protection.    Northfield monitors open profit at the portfolio level, and when pre-set thresholds are exceeded, automated procedures are used to reduce the size of open positions to realize a portion of the open profit and also reduce risk.

6.    Ongoing Research and Development.    A full-time staff of computer programmers works with the principals of Northfield to refine existing systems and develop new ones for use in the Diversified Program.

Description of Commodities Traded

Northfield’s Diversified Program trades a diverse portfolio of commodity interests across more than 50 markets. The highly diversified mix of markets includes interest rates, currencies, stock index futures, grains, meats, energy products, metals (both precious and base), and soft commodities such as coffee, cotton and cocoa. Market liquidity is a critical factor in the decision whether to participate in a new market; Northfield may enter new domestic and non-United States markets for the Diversified Program as contract liquidity develops.

The selection of markets is totally within the discretion of Northfield which may add or delete markets as it deems appropriate. The markets traded and position sizes in each market are a function of the trading methodology developed by Northfield. Multiple time frames are tracked in each market and, at any time and depending on market factors as assessed by Northfield, an account using the Diversified Program may be holding positions in all markets traded by the Diversified Program, some markets, or be out of all markets entirely.

Money Management Principles

While volatility and leverage can produce healthy gains, they can also lead to substantial losses. See “Risk Factors—Trading Advisor Risks—Northfield’s, Graham’s, Eclipse’s and C-View’s use of an increased rate of leverage could affect performance” on page •. The development of trading methods and the selection of markets are components of a complete portfolio strategy that also includes money management. The money management principles discussed below have been designed to minimize the probability of an equity drawdown while leaving intact the profit potential associated with investing in commodity interests.

1.    Volatility Determined, Risk Equated Among Markets.    Each market traded by the Diversified Program is monitored to determine its dollar volatility, that is, how many contracts can be traded in a given market without risking more than a set percentage (usually less than 1/2 of 1%) of an account’s equity. In this way, the trading exposure is equalized across all markets. Therefore, risk is similar in all markets although the number of contracts traded in each market may vary considerably.

2.    Use of Stops.    Northfield generally uses protective stops for the Diversified Program, that is, setting the point at which to enter or exit the market in order to protect gains or minimize losses. Furthermore, in an attempt to control slippage, that is, the difference between the desired entry price and the actual execution price, Northfield may impose a limit on the fill prices it is willing to accept when entering trades. As a consequence, the size of a position may be smaller than desired.

3.    The Degree of Leverage Used.    Managers frequently provide the margin-to-equity ratio as a measure of the risk associated with a particular trading program. For Northfield’s Diversified Program, the margin-to-equity ratio, which is estimated to be usually less than 15% is far less meaningful than a measure of the funds that would be lost if all the open trades were exited at their prospective stops (the “Aggregate Risk to Stop”). While no assurance can be given that actual drawdowns will not exceed the Aggregate Risk to Stop, it provides a useful measure of exposure to loss. The Aggregate Risk to Stop percentage typically will not exceed 20% and generally ranges between 5% and 15% of an account.

4.    Diversification.    Northfield further attempts to control risk exposure of a Diversified Program account through broad diversification. Over 50 markets worldwide are included in the portfolio research, although the number of markets traded within the portfolio at any one time may vary. While some markets and groups of markets have performance characteristics that are correlated, portfolio theory, experience and numerous simulations have established that portfolio diversification produces more consistent returns.

5.    Account Activity.    Northfield’s short-term Diversified Program systems may trade as frequently as once a day or more often, while long-term systems may take positions just a few times a year.

The trading methods, selection of markets, money management principles, and implementation techniques described herein are general factors upon which Northfield will base its investment decisions for the Diversified Program. No assurance is given that consideration of any of these factors will lessen the risk of loss or increase the potential for profit. Northfield will continue to test and refine its trading methods for the Diversified Program and, therefore, reserves the right to change any technique or strategy, including the technical trading factors used, the commodity interests traded, or the money management principles applied for the Diversified Program. Northfield does not consider changes to the markets traded or systems being traded to be material for the Diversified Program and expects to make such changes on an ongoing basis.

3.  Rabar Market Research, Inc.

Rabar is an Illinois corporation and is registered with the CFTC as a commodity trading advisor and a commodity pool operator. It is a member of the National Futures Association in such capacities. Rabar, originally named Rainbow Market Research, Inc. when it was incorporated in November 1986, adopted its present name in January 1989. It was registered as a commodity trading advisor and a commodity pool operator in June 1988. Rabar has managed accounts continuously since July 1988. The business address of Rabar is 10 Bank Street, Suite 830, White Plains, New York 10606-1933.

Principals

Paul Rabar is the President and Founder of Rabar. Since 1988, Mr. Rabar has focused his full business time and attention on the operation of Rabar with a particular focus on trading and research. Mr. Rabar first became involved with futures when he began trading for his own account in 1980. He then worked as an account executive in the futures area at E.F. Hutton from 1981 to 1983 and later at Clayton Brokerage where he worked until 1984. In 1985 Mr. Rabar was selected among a large pool of applicants to participate in a futures trading program operated by Mr. Richard J. Dennis, Jr., a well known trader of futures and options. Mr. Rabar participated in that program in 1985 and 1986, managing a proprietary account for Mr. Dennis, and in 1987 and 1988, managing an account for another individual who was also an experienced trader in futures and options. Mr. Rabar then managed his personal account in futures in 1988 and also began the operations of, and managing client assets through, Rabar Market Research. Mr. Rabar is a graduate of the New England Conservatory of Music. He did additional work—primarily in science and mathematics—at Harvard University, and in 1979 and 1980 was an assistant instructor of physics there. Since June 2000, Mr. Rabar has also been a member of Vaca Capital Management, LLC, a registered commodity trading advisor and commodity pool operator, as well as a hedge management company. Mr Rabar does not take part in the trading activities or operations of Vaca Capital Management, LLC.

Jeffrey Izenman is the Executive Vice President of Rabar, having joined the firm in that capacity in November 1998. He is also a Managing Member of BRI Partners LLC, a venture capital firm for emerging and developing hedge fund managers, of which he has been a member since June 2000. From September 1994 through October 1998, Mr. Izenman was the President of EMC Capital Management, Inc., a commodity trading advisor, where he was responsible for business development, client relations, and various administrative and operational aspects of the firm. Mr. Izenman is also the past Chairman, and a past member of the Board of Directors and Executive Committee of the Managed Funds Association. He also served for 10 years as a member of the Business Conduct Committee of the National Futures Association. Prior to joining Rabar, Mr. lzenman was a partner in the law firm of Katten Muchin & Zavis (now known as Katten Muchin Zavis Rosenman) from October 1988 through August 1994, and an associate with that firm from September 1982 through September 1988. There he specialized in the representation of commodity trading advisors (including Rabar) and commodity pool operators, as well as securities investment advisers and hedge fund operators. Mr. Izenman received his JD degree from the University of Michigan Law School in May 1982 and a B.S. in Accountancy from the University of Illinois in May 1979. He has also passed the Uniform Certified Public Accountants examination.

Mr. Izenman is not responsible for the management of client accounts on behalf of Rabar and has not previously had such authority or otherwise had the authority to direct client accounts.

Rabar is the commodity pool operator of and/or serves as the manager to Rabar Futures Fund, L.P., a private commodity pool, and Rabar International Futures Fund, Ltd., a commodity pool organized in the Cayman Islands (that is not open to U.S. investors).

It should be noted that Rabar and/or Mr. Rabar currently, and Rabar, Mr. Rabar, and/or Mr. Izenman may in the future, invest in commodity pools that are advised by Rabar. Certain of these pools may be beneficially owned solely or primarily by Mr. Rabar. Records of the trading in these pools will not be open to client inspection.

Rabar does not currently trade an account for itself, and Mr. Izenman does not currently trade an account for himself, but either may do so in the future. Records of such trading will be made available to you. Mr. Rabar, however, currently trades a personal account. Such trading occurs only in markets which are considered too illiquid to trade on behalf of clients, although Mr. Rabar may trade in other markets in the future. Records of Mr. Rabar’s personal trading will not be open to client inspection.

Rabar’s Trading Methodology

The objective of Rabar’s investment strategy is to generate capital appreciation over the long run by investing exclusively in futures interests, including exchange traded futures contracts, options on futures contracts, foreign currency forward contracts and, to a very limited extent, cash commodities. Rabar may also engage in exchange for physical transactions, more commonly referred to as “EFPs”.

Rabar’s strategy employs a diversified, systematic, technical, trend-following approach, utilizing a blend of several separate and distinct quantitative models. Each of these elements is described more fully below.

The approach is “diversified” in that it can be invested in more than 80 markets, covering 20-plus exchanges in more than 25 different countries. The portfolio includes futures contracts on currencies, financial instruments, precious and base metals, stock indices, energies, meats, grains, and soft commodities. The specific markets have been chosen for, among other reasons, their historical performance and customary liquidity.

The approach is “systematic” in that Rabar utilizes multiple quantitative investment models which generate signals directing Rabar to initiate or liquidate positions in each market at specific, predetermined price points. In the vast majority of circumstances, Rabar will follow the specific signals generated by the models. The approach does, however, incorporate a small discretionary element. In this regard Rabar may, from time to time, analyze certain key fundamental factors affecting supply and demand, such as a regional or global financial crisis, extreme weather conditions, or major political events. As a result of the analysis Rabar may make adjustments to the size of positions or the timing of trades in the portfolio in an effort to control risk or to take advantage of potential profit opportunities.

The approach is “technical,” meaning that the signals generated by the models are based upon an analysis of objective technical factors rather than fundamental factors. Although the technical indicators analyzed are varied, they are all based primarily on daily, weekly, and monthly price movement.

The approach is “trend-following” and, in some cases, trend-identifying. In this regard Rabar seeks to invest in markets exhibiting directional price movement over time. Since the portfolio will maintain both long and short positions, it is not necessarily relevant whether a particular market is rising or falling. It is merely the case that Rabar’s best opportunity for profit will come from markets moving continuously in one direction while Rabar will have a difficult time profiting from, and may incur losses in, markets which are not exhibiting sustained directional movement.

The approach incorporates a “blend” of quantitative models. Specifically, the methodology employs several totally separate and distinct investment models in its overall approach, and several additional variations of those models, all of which are blended together in Rabar’s program.

As of January 31, 2008, Rabar was managing $283.9 million of client assets pursuant to its trading program (notional funds included).

Risk Management

Rabar employs a number of risk management techniques in the strategy with a view toward reducing and controlling risk in the portfolio. For example, Rabar’s portfolio is broadly diversified thereby spreading the risk across multiple markets. Rabar’s portfolio is also diversified across multiple quantitative models limiting the risk exposure in the portfolio to any one such model. Rabar also employs predetermined stop loss levels or exit points for each position. These stop losses can have the effect of limiting the exposure to each position, system, market, and market sector, and in the portfolio as a whole. In addition, Rabar utilizes a proprietary quantitative methodology to determine the size of each position with a view toward equalizing risk in the portfolio across all markets.

It should be noted that there is no assurance that the above described risk management techniques will have the desired effects of controlling or even reducing risk in the portfolio, as investing in futures interests involves a high degree of risk. Also, the risk assumed and, consequently, the potential for profit experienced by a particular account at different times, and by different accounts at the same time, vary significantly according to market conditions, the size of a given account, the percentage gained or lost in that account, and the perceived risk aversion of that account’s owner. For these reasons, no investor should expect necessarily the same performance as that of any other account traded previously, simultaneously, or subsequently by Rabar or its principals.

Research & Development

Rabar believes that the development of quantitative models for use in investing in futures interests is a continual process. To this end, Rabar conducts an on-going research and development effort led by Paul Rabar and including a team of professionals working full time on research related matters. The goal of the research effort is to evaluate the continued viability of the existing models, to enhance the existing models, and to develop new models. Although there can be no assurance these goals will be achieved, through its research effort, Rabar has modified its models over time and it is likely that modifications will be made in the future. Thus, the models that might be used by Rabar in the future may differ from those presently used or those used in the past. Clients will not be informed with respect to modifications.

The exact nature of Rabar’s strategy, risk management techniques, and research and development efforts are proprietary and confidential. The foregoing description is thus of necessity general and is not intended to be exhaustive. As stated, trading decisions require the exercise of judgment by Rabar. For example, the decision not to trade certain futures interests or to reduce or eliminate exposure in certain markets may result at times in missing price moves and hence profits of great magnitude, which other trading advisors who are willing to trade these futures interests or have not reduced exposure may be able to capture. For these and other reasons, there is no assurance that the performance of Rabar will result in profitable trading.

You should anticipate substantial losses of the portion of Spectrum Select’s assets allocated to Rabar over long periods of time since profits, if any, are usually generated by only a few trades. Even more substantial losses or profits may occur because all profits are subjected to ever-increasing risk by Rabar and because large portions of unrealized profits in particular are usually given back before Rabar determines that trend reversals against its positions have occurred.

4.  Sunrise Capital Management, Inc.

Sunrise Capital Management, Inc. is a California corporation with offices at 990 Highland Drive, Suite 303, Solana Beach, California 92075-2472. Sunrise Capital Management (formerly known as Sunrise Commodities, Inc.) was organized in 1983 and continues the business of Sunrise Commodities, a California sole proprietorship organized in 1982, and its predecessor firms. Sunrise Capital Management was registered in February 1983 as a commodity trading advisor and in April 1990 as a commodity pool operator with the CFTC and is a member of the National Futures Association in such capacities. In January 1995, Sunrise and Commodity Monitors, Inc. organized Sunrise Capital Partners, LLC, a California limited liability company. Sunrise Capital Partners is wholly-owned by Sunrise Capital Management, Commodity Monitors and TRC Greenwich, Inc. and was registered in February 1995 as a commodity trading advisor and commodity pool operator with the CFTC and is a member of the National Futures Association in such capacities. Commodity Monitors is a California corporation organized in October 1977, and is the successor to the partnership of Harris & Slaughter. Commodity Monitors was registered in November 1977 with the CFTC as a commodity trading advisor and is a member of the National Futures Association in such capacity. Sunrise Capital Partners and CMI are also located at the address of Sunrise Capital Management set forth above. TRC Greenwich, Inc. is a Connecticut corporation organized in 1992 and solely owned by Thomas Cardello. Sunrise Capital Management and Sunrise Capital Partners currently operate four commodity pools.

Principals

Mr. Martin P. Klitzner is President, Secretary and a Director of Sunrise Capital Management and a Managing Director, and, since February 15, 1995, a principal and associated person of Sunrise Capital Partners. Mr. Klitzner is responsible for Sunrise’s day to day business and administrative operations. In 1967 and 1968, Mr. Klitzner received a B.A. and an M.B.A, respectively, from the University of Michigan. He did post graduate work in economics at the University of California, Los Angeles, from 1968 to 1971. Mr. Klitzner joined Sunrise Capital Management in December 1982. Prior to joining Sunrise Capital Management, Mr. Klitzner was a planner in the public sector, a private businessman, and an investor.

Thomas R. Cardello is a Managing Director and, since December 9, 2004, a principal and associated person of Sunrise Capital Partners. Dr. Cardello is responsible for new strategy development and is a senior member of the research and management teams. He holds Ph.D. and M.Phil. degrees in physics from Yale University and B.S. degrees in mathematics and physics from The Cooper Union. Before joining Sunrise in 2004, he served as a Managing Director of Morgan Stanley (from May 1999 to November 2004), as Executive Director of Paloma Partners, and has held several other senior positions in the financial services industry. Dr. Cardello began trading the commodity markets in 1984.

Dr. Gary B. Davis is the Chairman of the Board and the Chief Financial Officer of Sunrise Capital Management and has been a principal and associated person of Sunrise Capital Partners since February 15, 1995. In 1968 and 1970, Dr. Davis received a B.S. and Medical degree, respectively, from the University of Michigan. From 1980 to 1990, Dr. Davis served on the faculty of the University of California, San Diego as an Associate Professor of Radiology. Dr. Davis has studied and traded the commodity futures markets since 1979. Dr. Davis currently concentrates his efforts in research and trading systems development activities for Sunrise Capital Partners.

Dr. John V. Forrest has been a principal and associated person of Sunrise Capital Partners since February 15, 1995 and March 13, 1996, respectively, and engages in research and trading systems development. In 1962, he received a B.A. from Notre Dame and in 1966 received a Medical Degree from the State University of New York—Downstate Medical Center. Dr. Forrest retired in September 1997 as a Professor of Radiology at the University of California, San Diego, where he has served on the faculty since 1976. Dr. Forrest joined Commodity Monitors in September 1991 and is a co-developer, with Mr. Slaughter, of Commodity Monitors’ current trading systems. He was President and sole shareholder of Cresta Commodities, a commodity trading advisor, from September 1981 to August 1989. Dr. Forrest began trading the commodity markets in 1975.

Richard C. Slaughter has been a principal and associated person of Sunrise Capital Partners since February 15, 1995, and is responsible for the advisors’ research and trading systems development. In 1974, he received a B.S. in finance from San Diego State University. He has pursued graduate studies in finance at the State University and in systems management at the University of Southern California. Mr. Slaughter has been a Professor of Finance, instructing M.B.A. candidates in securities analysis and portfolio management. Mr. Slaughter, a co-founder of CMI in 1977, serves as its President. He was responsible, along with Dr. Forrest, for the development of CMI’s trading systems. Mr. Slaughter began trading commodities on a full-time basis in 1975 for his own account and as a commodity trading advisor.

Mr. Martin M. Ehrlich is Vice President-Marketing and, since February 15, 1995, a principal and associated person of Sunrise Capital Partners. His academic background includes studies at the University of Cincinnati where he majored in business administration. Mr. Ehrlich joined Sunrise Capital Management in 1986 after having been a long-time investor with Sunrise Capital Management. Prior to assuming responsibilities for marketing and public relations for Sunrise Capital Management, Mr. Ehrlich was an independent businessman and investor.

Ms. Marie Laufik is Vice President-Trading and, since February 15, 1995, a principal and associated person of Sunrise Capital Partners. Ms. Laufik is head trader and is responsible for supervising trading and back-office operations. In 1973, Ms. Laufik received a Master’s degree in Economics from the University of Prague. Ms. Laufik worked for a Czechoslovakian import/export company for nine years before immigrating to the United States. Mrs. Laufik was a commodity trader for Cresta Commodities from 1986 until she joined Sunrise Capital Management in August 1988.

Elissa Davis is a principal of Sunrise Capital Management and Sunrise Capital Partners by virtue of her role as a Trustee of the Davis Family Trust. Mrs. Davis is not active in the management of either Sunrise Capital Management or Sunrise Capital Partners and has not been involved in any other business activities during the past five years.

The Davis Family Trust, dated October 12, 1989, is a director and the sole shareholder of Sunrise Capital Management; Gary B. Davis and his wife, Elissa Davis, are trustees and the sole beneficiaries of this Trust.

Sunrise Capital Management, Sunrise Capital Partners, their principals, and their affiliates intend to trade or to continue to trade commodity interests for their own accounts. You will not be permitted to inspect the personal trading records of Sunrise Capital Management, Sunrise Capital Partners, their principals, or their affiliates, or the written policies relating to such trading.

Description of trading programs

Sunrise Capital Management utilizes a long-term technical trend-following system on behalf of the partnership, trading a wide continuum of time windows. Most of these time frames are decidedly long-term by industry standards. Pro-active money management strategies are designed to protect open profits and to minimize exposure to non-directional markets.

Sunrise Capital Management and Sunrise Capital Partners currently offer three programs for investment, all of which are traded in accordance with the trading methodologies described below.

In providing commodity trading advice, Sunrise Capital Management trades the CIMCO Program for Spectrum Select.

The CIMCO—Diversified Financial Program was designed by Sunrise Capital Management to participate exclusively in the highly liquid financial markets. This program trades the major currencies as outrights against the U.S. dollar and selectively against each other. Interest rate futures, both long and short term (including U.S. and non-U.S. bonds, notes, and euro products), stock indices, precious and industrial metals, and energy products are also traded in this program. These commodity interests are traded on futures exchanges but may also be traded in the interbank or cash markets when appropriate.

While Sunrise Capital Management has traded foreign currencies in the interbank forward market, it may in the future also trade precious metals, industrial metals, energies, and other commodities on a forward basis with Morgan Stanley as the counterparty (in addition to trading these commodities on futures exchanges). Any such trading would be on a limited basis and would be done at the discretion of Sunrise Capital Management. The partnership will not hold the actual physical commodities because Sunrise Capital Management does not intend to take delivery of the underlying commodities on the forward contracts should it trade such contracts. As a result of these transactions, the risk factor “Risk Factors—Trading and Performance Risks—The unregulated nature of the forward markets creates counterparty risks that do not exist in futures trading on exchanges” beginning on page • should be read as applying not only to forward trades of currencies but also to forward trades of precious metals, industrial metals, energies, and other commodities. You should note that these contracts will not qualify as Section 1256 contracts as described in “Material Federal Income Tax Considerations—Gain or Loss on Trading Activity—Mark-to-Market” beginning on page •.

As of January 31, 2008, Sunrise Capital Management and Sunrise Capital Partners collectively managed approximately $128.2 million of client assets pursuant to the CIMCO Program and approximately $1.1 billion of client assets in all of its programs (notional funds excluded).

Other trading programs

The Currency Program is discussed under “Morgan Stanley Spectrum Currency L.P.—2. Sunrise Capital Partners, LLC” on page •.

The Expanded Diversified Program may follow approximately fifty-five different markets. Additional markets may include, but are not limited to, industrial metals, minor currency markets, non-U.S. interest rate futures and stock indices. Given liquidity constraints in certain of these additional commodity markets, the trading advisor may restrict money under management for this program.

Trading Methodologies

Relying on technical analysis, Sunrise Capital Management believes that future price movements in all markets may be more accurately anticipated by analyzing historical price movements within a quantitative framework rather than attempting to predict or forecast changes in price through fundamental economic analysis. The trading methodologies employed by Sunrise Capital Management are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative, proprietary in nature, and which have been either learned or developed by Dr. Davis, Dr. Forrest, and/or Mr. Slaughter. The profitability of the trading programs traded pursuant to technical analysis emphasizing mathematical and charting approaches will depend upon the occurrence in the future, as in the past, of major trends in some markets. In the absence of these trends and relationships, the trading programs are likely to be unprofitable.

Sunrise Capital Management’s long-term, trend-following program attempts to detect a trend, or lack of a trend, with respect to a particular futures, forward, or option by analyzing price movement and volatility over time. This program consists of multiple, independent, and parallel systems, each designed and tested to seek out and extract different market inefficiencies on different time horizons. These systems will generate a signal to sell a “short” contract or purchase a “long” contract based upon their identification of a price trend in the particular futures, forward, or option. If the systems do not detect a price trend, a “neutral” trading signal will be generated. While this neutral signal is designed to filter out high-risk “whipsaw” markets, it is successful on only a limited basis. Successful speculative futures interests trading employing trend-following techniques, such as Sunrise Capital Management’s system, depends to a large degree upon not trading non-directional markets. Accordingly, to the extent that this neutral trading signal is not generated during a non-trending market, trading would likely be unprofitable.

Long-term trend-following trading systems, such as those employed by Sunrise Capital Management, will seldom effect market entry or exit at the most favorable price in the particular market trend. Rather, this type of trading system seeks to close out losing positions quickly and to hold portions of profitable positions for as long as the trading system determines that the particular market trend continues to offer reasonable profit potential. The number of losing transactions may exceed substantially the number of profitable transactions. However, if the approach is successful, these losses should be more than offset by gains. In using this trading methodology, it is anticipated that Sunrise Capital Management will commit to margin between 5%-30% of assets managed. Margin requirements may from time to time exceed this range.

While Sunrise Capital Management relies on mechanical technical trading systems in making investment decisions, the overall strategy does include the latitude to depart from this approach if market conditions are such that, in the opinion of Sunrise Capital Management, execution of trades recommended by the mechanical systems would be difficult or unusually risky. There may occur the rare instance in which Sunrise Capital Management will override the system to decrease market exposure. Any modification of trading instructions could adversely affect the profitability of an account. Among the possible consequences of such a modification would be (1) the entrance of a trade at a price significantly worse than a system’s signal price, (2) the complete negation of a signal which subsequently would have produced a profitable trade, or (3) the premature termination of an existing trade. Sunrise Capital Management is not under any obligation to notify clients, the general partner, or you of this type of deviation from its mechanical systems, since it is an integral part of its overall trading method.

A technical trading system consists of a series of fixed rules applied systematically. However, the system still requires Sunrise Capital Management to make subjective judgments. For example, the trading advisor must select the markets it will follow and futures interests it will actively trade, along with the contract months in which it will maintain positions. Sunrise Capital Management must also subjectively determine when to liquidate positions in a contract month which is about to expire and initiate a position in a more distant contract month.

Sunrise Capital Management engages in ongoing research that may lead to significant modifications from time to time. Sunrise Capital Management will notify the general partner if modifications to its trading systems or portfolio structure are material.

Sunrise Capital Management believes that the development of a commodity trading strategy is a continual process. As a result of further analysis and research into the performance of Sunrise Capital Management’s methods, changes have been made from time to time in the specific manner in which these trading methods evaluate price movements in various futures interests, and it is likely that similar revisions will be made in the future. As a result of such modifications, the trading methods that may be used by Sunrise Capital Management in the future might differ from those presently being used.

Sunrise Capital Management has discretionary authority to make all trading decisions, including upgrading or downgrading the trading size of the net assets of Spectrum Select it manages to reflect additions, withdrawals, trading profits, and/or trading losses, without prior consultation or notice. In addition, Sunrise Capital Management may from time to time adjust the leverage applicable to the assets allocated to it; provided, however, any such adjustments will be consistent with the leverage parameters described herein and in the overall investment objectives and trading policies of the account it manages for Spectrum Select. Such adjustments may be in respect of certain markets or in respect of the overall CIMCO investment portfolio. Factors which may affect the decision to adjust leverage include: inflows and outflows of capital, ongoing research, volatility of individual markets, risk considerations, and Sunrise Capital Management’s subjective judgment and evaluation of general market conditions. Adjustments to leverage may result in greater profits or losses. No assurance can be given that any leverage adjustment will be to your financial advantage.

5.  Graham Capital Management, L.P.

Graham is a Delaware limited partnership which was organized in May 1994. Graham’s main business address is 40 Highland Avenue, Rowayton, Connecticut 06853. Graham has been registered with the CFTC as a commodity pool operator and commodity trading advisor since July 1994 and is a member of the National Futures Association in such capacities.

Principals

KGT, Inc. is the general partner of Graham. KGT, Inc. is a Delaware corporation of which Kenneth G. Tropin is the President and sole shareholder.

KGT Investment Partners, L.P. is the limited partner of Graham. KGT Investment Partners, L.P. is a Delaware limited partnership. Its general partner is KGT, Inc., and its principal investor is Mr. Tropin.

Kenneth G. Tropin is the Chairman, the founder and a principal of Graham. Mr. Tropin has developed the majority of Graham’s core trading programs and he is additionally responsible for the overall management of the organization, including the investment of its proprietary trading capital. Prior to founding Graham in 1994, Mr. Tropin served as President, Chief Executive Officer, and a Director of John W. Henry & Company, Inc., during which the assets under management grew from approximately $200 million to approximately $1.2 billion. Previously, Mr. Tropin was Senior Vice President at Dean Witter Reynolds, where he served as Director of Managed Futures and as President of Demeter Management Corporation and Dean Witter Futures and Currency Management Inc. Mr. Tropin has also served as Chairman of the Managed Funds Association and its predecessor organization, which he was instrumental in founding during the 1980’s.

Paul Sedlack is Chief Executive Officer, the General Counsel and a principal of Graham. He oversees the operation of the finance and administration departments and is also responsible for all legal and compliance matters. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in 1986 and was resident in Coudert’s Singapore office from 1988 to 1989. Prior to joining Graham in June 1998, Mr. Sedlack was a Partner at the law firm of McDermott, Will & Emery in New York, focusing on securities and commodities laws pertaining to the investment management and related industries. Mr. Sedlack received a J.D. from Cornell Law School in 1986 and an M.B.A. in Finance in 1983 and B.S. in Engineering in 1982 from State University of New York at Buffalo.

Robert E. Murray is the Chief Operating Officer and a principal at Graham and is responsible for the management and oversight of client services, systematic trading, and technology efforts. Prior to joining Graham, from 1984 until June, 2003, Mr. Murray held positions of increasing responsibility at various Morgan Stanley entities (and predecessors), including Managing Director of the Strategic Products Group, Chairman of Demeter Management Corporation (a commodity pool operator that grew to $2.3 billion in assets under management during Mr. Murray’s tenure) and Chairman of Morgan Stanley Futures & Currency Management Inc. (a commodity trading advisor). During his time at Morgan Stanley, Mr. Murray was a principal of Demeter Management Corporation from June 21, 1995 to June 27, 2003, an associated person of Morgan Stanley DW Inc. (since merged into Morgan Stanley & Co. Incorporated) from March 20, 1997 to June 27, 2003, and a principal of VK Capital Inc. from August 19, 1993 to October 29, 2003. Mr. Murray is currently a member of the Board of Directors of the National Futures Association and serves on its

Membership and Finance Committees. Mr. Murray has served as Vice Chairman and a Director of the Board of the Managed Funds Association. Mr. Murray received a Bachelor’s Degree in Finance from Geneseo State University in 1983.

Mark B. Werner is the President of Graham responsible for oversight of Graham’s discretionary traders as well as the risk management department. He became a principal of Graham effective December 3, 2007 and is a pending associated person of Graham effective November 21, 2007. Prior to joining Graham in November 2007, Mr. Werner served as Chief Executive Officer of Banc of America Securities, LLC at Bank of America Corporation where he was employed from October 2004 through June 2007. During his tenure at Bank of America, Mr. Werner was Head of Global Markets responsible for the debt and equity businesses, including origination, sales, trading and research. He also served on several of Bank of America’s corporate management committees, including the Asset Liability Committee, Credit Risk Committee, and Management Operating Committee. From April 1982 to October 2004, Mr. Werner held positions of increasing responsibility at various entities of the investment bank, JPMorgan Chase (and predecessors) including Managing Director and Head of North American Interest Rate Sales, Trading and Research and Vice Chairman of JPMorgan Securities, Inc. Mr. Werner also served as a member of the investment bank’s executive committee. Mr. Werner received his B.A. in economics from the University of Pennsylvania in 1980. Mr. Werner is a current member and past chairman of the U.S. Treasury Department’s Borrowing Advisory Committee.

Thomas P. Schneider is an Executive Vice President, and the Chief Trader of Graham. He became an associated person of Graham effective September 12, 1994 and a principal on November 30, 1995. He is responsible for managing Graham’s systematic futures and foreign exchange trade execution, including all of its core and short term quantitative trading strategies, and developing and maintaining relationships with independent executing brokers and futures commission merchants. From June 1985 through September 1993, Mr. Schneider held positions of increasing responsibility at ELM Financial, Inc., a commodity trading advisor in Dallas, Texas, where he was ultimately Chief Trader, Vice President and a principal responsible for 24-hour trading execution, compliance and accounting. In January 1994, Mr. Schneider began working as Chief Trader for Chang Crowell Management Corporation, a commodity trading advisor in Norwalk, Connecticut, where he was responsible for streamlining operations more efficient order execution, and for maintaining and developing relationships with over fifteen futures commission merchants on a global basis. Mr. Schneider graduated from the University of Notre Dame in 1983 with a B.B.A. in Finance and received his Executive M.B.A. from the University of Texas at Austin in 1997.

Robert G. Griffith is an Executive Vice President of Graham, responsible for evaluating and implementing research-related initiatives. He became an associated person and principal of Graham effective March 8, 1996. Prior to joining Graham, Mr. Griffith’s company, Veridical Methods, Inc., provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. He received his B.B.A. in Management Information Systems from the University of Iowa in 1979.

Savvas Savvinidis, C.P.A., joined Graham in April 2003 as Chief Financial Officer and became an associated person and a principal of Graham effective July 2, 2003. He was Chief Operating Officer of Agnos Group, L.L.C. from January 2001-February 2003 and had previously served as Director of Operations of Moore Capital Management, Inc., from October 1994 to June 2000, and of Argonaut Capital Management, Inc., from July 1993 to September 1994, each an investment management firm. From May 1988 to June 1993, he worked at Lehman Brothers, the investment bank, and from July 1986 to April 1988, at the North American Investment Bank of Citibank. Upon graduating from St. John’s University with a B.S. in Accounting, Mr. Savvinidis started his career with Grant Thornton in 1984, where he received his CPA designation in 1986.

Richard M. Johnson is the Managing Director, Global Head of Sales and Marketing of Graham. He became an associated person and principal of Graham effective March 11, 2008. Prior to joining Graham in February 2008, Mr. Johnson served as the Managing Director, Head of Institutional Asset Gathering in the United States, for Citi Alternative Investments, a subsidiary of the investment bank Citigroup, where he was employed from June 2006 to January 2008. From October 2002 to March 2006, Mr. Johnson was Managing Director, Head of Distribution and Asset Gathering, for Stanfield Capital Partners, an investment management firm. From June 2001 to October 2002, Mr. Johnson served as Managing Director at the investment management firm, Lucerne Partners LLC. From December 1994 to February 2001, Mr. Johnson held positions of increasing responsibility at the investment bank, ING Barings, concluding as Managing Director. Mr. Johnson received his B.S. in Business Analysis from Indiana University in 1986.

Fred J. Levin is the Chief Economist, a Senior Discretionary Trader and a principal of Graham specializing in fixed income markets with particular emphasis on short-term interest rates. Prior to joining Graham in March 1999, Mr. Levin was employed as director of research at Aubrey G. Lanston & Co. Inc. From 1991 to 1998, Mr. Levin was the chief economist and a trader at Eastbridge Capital. From 1988 to 1991, Mr. Levin was the chief economist and a trader at Transworld Oil. From 1982 to 1988, Mr. Levin was the chief economist, North American Investment Bank at Citibank. From 1970 to 1982, Mr. Levin headed the domestic research department and helped manage the open market desk at the Federal Reserve Bank of New York. Mr. Levin received an M.A. in economics from the University of Chicago in 1968 and a B.S. from the University of Pennsylvania, Wharton School in 1964.

William Pertusi is the Risk Manager and a principal of Graham, responsible for identifying, monitoring and acting upon financial risks relative to financial returns in Graham’s diverse trading strategies. Prior to joining Graham in April 2006, Mr. Pertusi held the positions of Director and Risk Manager at SAC Capital Advisors LLC from July 2004 to April 2006. Mr. Pertusi was an associated person of SAC Advisors from June 5, 2003 to June 28, 2006, and a principal of SAC Advisors from June 5, 2003 to May 26, 2005. From July 2002 to July 2004 he was employed as a Portfolio Manager at SAC specializing in mortgage backed securities. From March 1999 to July 2002, Mr. Pertusi held various positions with Lehman Brothers Inc. including Senior Vice President and Global Head of Content for e-Commerce. From January 1992 through February 1998 he worked at Lehman as Senior Vice President holding positions in sales, trading, and risk management. Mr. Pertusi was an associated person of Lehman Brothers from May 12, 1992 to February 6, 1998 and from May 3, 1999 to July 24, 2002. Mr. Pertusi worked at Credit Suisse First Boston as a Director from February 1998 through November 1998. He held the position of Vice President in fixed income sales at Salomon Brothers Inc. from June 1990 to January 1992, and Assistant Vice President in fixed income sales at The First Boston Corporation from June 1987 through June 1990. Mr. Pertusi received a B.S. in Electrical Engineering from Lehigh University in 1983, an M.B.A. from Harvard in 1987, and an M.S. in Mathematics from Fairfield University in 2006.

Barry S. Fox is Director of Research of Graham. He became an associated person of Graham effective November 10, 2000 and a principal on November 15, 2007. Mr. Fox joined Graham in August 2000 as a portfolio manager and developed several systematic trading programs. In May 2005, he joined Graham’s Research Department, was appointed Co-Associate Director of Research in October 2005, and was appointed Director of Research in April 2007. From March 1991 until April 1998, Mr. Fox held positions of increasing responsibility at John W. Henry & Co. Inc., a commodity pool operator and commodity trading adviser, concluding as the director of research. From June 1989 until March 1991, Mr. Fox was a partner at Technical Trading Group, an investment management firm in Farmingdale, New York. Mr. Fox received a B.S. in Business Administration from State University of New York at Buffalo in 1986.

Isaac Finkle is Chief Legal Officer and a principal of Graham. He became an associated person of Graham effective April 16, 2004 and a principal on June 5, 2007. As Chief Legal Officer, he oversees the legal aspects related to the firm’s futures activities. Prior to joining Graham in May 2003, Mr. Finkle worked at Morgan Stanley DW Inc., a U.S. broker-dealer, in New York, from September 1999 through May 2003, as First Vice President and Senior Attorney, and from December 1997 to September 1999, as a legal consultant, focusing on the firm’s commodity pool and futures businesses. In November 1997, Mr. Finkle completed work on his doctoral dissertation in sociological theory for which he received a Ph.D. in May 1998 from the University of Pennsylvania. Mr. Finkle began his legal career as an associate at Skadden, Arps, Slate, Meagher & Flom from September 1985 to October 1989 and at Milbank, Tweed, Hadley & McCloy from October 1989 to February 1991, each in New York. From September 1991 to November 1997, while engaged in work on his Ph.D., Mr. Finkle worked as a legal consultant to Salomon Brothers Inc. (April to November 1997) and to Westpac Banking Corporation (September 1996 to March 1997), as an associate with Debevoise & Plimpton (December 1994 to November 1995) and as counsel for Law Cost Management Group (October 1993 to November 1994), all in New York. Mr. Finkle received a J.D. from New York University School of Law in 1985 and a B.A. with honors in philosophy from Haverford College in 1973.

Steven T. Aibel is a discretionary trader of Graham, specializing in global macro markets with a primary focus on foreign exchange. He became an associated person of Graham effective January 13, 2004 and a principal on February 9, 2004. Prior to joining Graham in July 2003, Mr. Aibel worked as a proprietary trader at J.P. Morgan Chase, the investment bank, from April 2002 to March 2003 trading foreign exchange. He began his career at Goldman Sachs and Co., the investment bank, in the precious metals area in 1988 until

1993, moving over to the foreign exchange area of Goldman Sachs and Co. until November 1994. Following work in the foreign exchange area of Lehman Brothers, the investment bank, from then until June 1995, Mr. Aibel worked at Credit Suisse First Boston, the investment bank, as a Deutsche Mark market maker from July 1995 until July 1997 and a proprietary foreign exchange trader from July 1997 until April 2000. Mr. Aibel was a partner at Monroe Capital, an investment management firm, from May 2000 to January 2001. He worked as a trading sector desk manager at Bank of America from March 2001 through April 2002. Mr. Aibel received an M.B.A. in 1988 with a double major in Finance and International Business and a B.A. in 1987 in Finance, all from George Washington University.

Mark Casadona is a discretionary trader of Graham, specializing in global macro markets with a focus on fixed income and currencies. He became an associated person of Graham effective January 11, 2008 and a principal on February 22, 2008. Prior to joining Graham in October 2007, Mr. Casadona held positions of increasing responsibility including Vice President of Fixed Income and Currencies at Citigroup Inc., an investment bank, where he was employed from June 1994 to October 2007. From August 1993 to June 1994, Mr. Casadona worked as the Vice President of Foreign Exchange at the National Australia Bank in New York. From December 1991 through August 1993, Mr. Casadona was employed as a trader at Bank of New Zealand in New York. Mr. Casadona began his career at Mitsui Trust and Banking where he worked from December 1988 to December 1991, concluding as Assistant Vice President of Foreign Exchange. Mr. Casadona received his B.S. in management from New York University in 1988 and a M.B.A. in finance from St. John’s University in 1991.

Eric C. Fill is a discretionary trader and a principal of Graham, specializing in foreign currency. Prior to joining Graham in March 2005, Mr. Fill was employed at Commerzbank Securities as a senior proprietary trader from April 2004 through November 2004. From October 1988 to April 2004, Mr. Fill was employed at Commerzbank New York. While at Commerzbank, he worked as a global macro proprietary trader (1996 to 2004) and a foreign exchange sales trader (1994 to 1996). Between 1991 and 1994, Mr. Fill ran the money market funding desk for Commerzbank Atlanta. From 1989 to 1991 he was a money market trader at Commerzbank New York. Mr. Fill graduated from the University of Rochester with a B.A. in Economics in 1988.

Robert C. Hill is a discretionary trader of Graham specializing in the energy commodity markets and a principal of Graham. Prior to joining Graham in April 2003, Mr. Hill worked as a consultant at Gerson Lehrman Group. From November 1999 to October 2002, he was employed as Director of Trading at Duke Energy. From March 1997 to October 1999, Mr. Hill was an energy trader at Louis Dreyfus Energy Corp. and from May 1994 to March 1997, he worked for Enterprise Products Company as a distribution coordinator for energy products. Mr. Hill received an M.B.A. in 1997 from the University of St. Thomas in Houston, TX and a B.A. in 1992 from Stephen F. Austin State University.

Britton Holland is a discretionary trader and a principal of Graham, specializing in the energy commodity markets. Prior to joining Graham in March 2004, Mr. Holland worked as manager, financial trading at Duke Energy Corporation. From August 1998 to April 2002, he was employed in various groups at Duke Energy Corporation ranging from risk management to term deal origination before moving to financial trading. Mr. Holland received a B.A. in Economics in 1997 from the University of Texas in Austin, Texas.

Steven H. Jacolow is a discretionary trader at Graham specializing in global macro markets with a focus on global foreign exchange, fixed income and equity indices. He became an associated person of the Graham effective February 15, 2007 and a principal on June 5, 2007. Prior to joining the Graham in September 2006, Mr. Jacolow managed a portfolio at his investment management firm, Aboukir Investment Management, from October 2005 through August 2006. From March 2004 through September 2005, Mr. Jacolow worked as a proprietary trader at Deutsche Bank in New York. From January 2002 through February 2004, Mr. Jacolow served as a trading manager for Cunningham Asset Management, an investment management firm in London. Prior to that time, he was on sabbatical from November 2000 to December 2001. From April 1999 through October 2000, Mr. Jacolow was employed as a senior trader for the Bank of Tokyo-Mitsubishi in London. From August 1998 through April 1999, Mr. Jacolow served as a proprietary trader for AIG Trading, a financial trading firm, in London; and from October 1997 through July 1998 for Union Bank of Switzerland/Swiss Bank Corporation in London. From April 1996 through October 1997, Mr. Jacolow was employed as a portfolio manager at Winchester Asset Management Ltd., an investment management firm, and its affiliates. From April 1993 through June 1995, Mr. Jacolow worked as a trader for Caxton Corporation, an investment management firm. From September 1991 to February 1993, Mr. Jacolow worked as a foreign exchange trader for Commodities Corporation, a commodity trading advisor. From January 1988 to August 1991, Mr. Jacolow was employed by Ernst & Young, the accounting firm, as a Senior Consultant. Mr. Jacolow received a B.A. in Economics in 1987 and an M.B.A. in Accounting from Rutgers University in 1989.

Peter Jepsen is a discretionary trader and a principal of Graham specializing in global macro markets with a focus on fixed income and currencies. Prior to joining Graham in March 2006, Mr. Jepsen was employed as a portfolio manager at Exis Capital Management in New York from March 2002 to March 2006. From February 2001 to February 2002, he worked as a portfolio manager at Argonaut Capital Management in New York. Mr. Jepsen began his career at Bankers Trust/Deutsche Bank Asset Management in June 1993 where he worked on the international fixed income desk and thereafter the domestic fixed income desk until January 2001. Mr. Jepsen was a principal of BT Asset Management Inc. from September 22, 2000 to January 2, 2002. He qualified as a Chartered Financial Analyst in 1996. Mr. Jepsen graduated from Bucknell University in June 1993 where he received his B.A. in Economics.

David E. Keelan is a discretionary trader at Graham, specializing in long/short credit strategies. He became an associated person and principal of Graham effective, respectively, March 16, 2007 and May 11, 2007. Prior to joining Graham in February 2007, Mr. Keelan was a Senior Portfolio Manager at Exis Capital, an investment management firm, from May 2006 to January 2007 and from September 2002 to August 2005, where he ran a long/short credit strategy. From September 2005 to April 2006, Mr. Keelan worked as a Portfolio Manager at Millennium Partners, an investment management firm, in New York. From June 1999 to August 2002, Mr. Keelan was an Associate Portfolio Manager at State Street Research, an investment management firm in Boston, focused on credit. Mr. Keelan worked as a trader for RAIF, an investment management firm, from November 1998 through January 1999. From August 1995 to October 1998, Mr. Keelan was a Government Bond Trader for Merrill Lynch, the investment bank. Mr. Keelan received a M.B.A in finance from New York University in 1995 and a B.A. from Colgate University in 1988. Mr. Keelan received the designation Chartered Financial Analyst in 2002.

Raymond T. Murphy is a discretionary trader and a principal of Graham specializing in statistical options volatility strategies relating to equity index and individual commodity markets. Mr. Murphy was registered with the NFA as a floor broker from September 16, 1993 to March 8, 2007 and from November 24, 1987 to June 27, 1990. Prior to joining Graham in September 2006, Mr. Murphy was president, from July 1992 through August 2006, of RTM Management, Inc., a consulting firm he founded concentrating on development and implementation of trading strategies and index development. Mr. Murphy was the primary architect of the Standard & Poor’s Commodity Indices and served as a consultant to Standard & Poor’s periodically between 2001 and 2005. From June 1986 and June 1992, Mr. Murphy was employed as a portfolio manager at Intermarket Management Inc. At various times during the period he worked at RTM Management, Inc., he was also an associated person of a registrant doing business as Carter Road LLC (from March 10, 2004 to December 1, 2006), where he was a senior trader; with Intermarket Brokerage LLC (from September 17, 2002 to March 10, 2004), where he was a programmer and analyst; and with Intermarket Asset Management LLC (from September 17, 2002 to December 5, 2003), where he was a senior trader and principal. Mr. Murphy received a B.S. in finance from Fairfield University in 1982.

Sanjeev Gupta is a discretionary trader and a principal of Graham, specializing in the global fixed income and foreign exchange markets. He became an associated person of Graham effective August 20, 2007 and a principal on October 11, 2007. Prior to joining Graham in May 2007, Mr. Gupta worked as a Fund Manager and Senior Trader at Proxima Alfa Investments USA LLC, a commodity trading advisor and Vega Asset Management USA LLC, an investment management firm from June 2002 to April 2007. From June 1992 to May 2002, Mr. Gupta held positions of increasing responsibility at Banco Santander, trading fixed income and foreign exchange concluding as Senior Vice President. From June 1986 to August 1990, Mr. Gupta was employed by Citicorp Software, where he served as a Software Engineer and Consultant. Mr. Gupta earned a Bachelor’s degree from The Indian Institute of Technology in May 1986 and an M.B.A. from The Wharton School of the University of Pennsylvania in May 1992.

Stephan Wenger is a discretionary trader and a principal of Graham, specializing in the global fixed income and foreign exchange markets. He became an associated person of Graham effective August 29, 2007 and a principal on October 11, 2007. Prior to joining Graham in May 2007, Mr. Wenger was Manager of Short-Term Interest Rates Trading at the investment bank Citigroup for the proprietary and macro desks since

October 1997. From September 1994 to June 1997, Mr. Wenger served as Deputy of the Head Desk at Union Bank of Switzerland in Zurich, responsible for trading G11 rates and foreign exchange. From January 1991 to August 1994, Mr. Wenger was employed by Swiss Volksbank as a proprietary G11 foreign exchange trader. Mr. Wenger earned a Federal Diploma from the Swiss Banking School in 1989 and a FX Diploma from the FOREX England/Bank of England in 1994.

During the five years preceding the date of this prospectus, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against Graham or its principals.

Graham and its principals may, from time to time, trade futures, forward, or options contracts for their own proprietary accounts. These accounts may take positions that are opposite, or ahead of, positions advocated for clients. Such trades may or may not be in accordance with the Graham trading programs described below. Although Graham maintains records of these trades, clients of Graham are not entitled to inspect these records except in certain limited circumstances. Graham may place block orders with a brokerage firm on behalf of multiple accounts, including accounts in which Graham or its principals have an interest. If Graham or its principals place the same trade orders for their accounts as they do for their clients in a single block order with a brokerage firm, the brokerage firm allocates the trade fill prices assigned to each account in a manner consistent with that firm’s policy. Unless an average price of split fills is allocated, split fills generally are allocated to accounts on a “high to low” basis—accounts are ranked based on commencement of trading, and the highest split fill prices are allocated to the highest-ranked accounts. Therefore, any advantage a high-ranked account enjoys on a sell order generally is offset by its disadvantage on the buy order.

The Graham Trading Programs

Graham currently trades a portion of Spectrum Select’s assets pursuant to Graham’s Global Diversified Program, as described below, at 150% Leverage. Margin requirements over time at standard leverage are expected to average about 15% to 20% of equity for accounts traded by Graham; thus, Graham expects the margin requirements for Spectrum Select over time to average about 20% to 30% of Spectrum Select’s net assets. Increased leverage will alter risk exposure and may lead to greater profits and losses and trading volatility. See “Risk Factors—Trading Advisor Risks—Northfield’s, Graham’s, Eclipse’s and C-View’s use of an increased rate of leverage could affect performance” on page •. Subject to the prior approval of the general partner, Graham may, at any time, trade a portion of the partnership’s assets pursuant to one or more of Graham’s other systematic programs, and at an increased or reduced rate of leverage.

As of January 31, 2008, Graham was managing approximately $649.5 million of funds in the Global Diversified Program at Standard Leverage, approximately $44.1 million of funds in the Global Diversified Program at 125% Leverage, approximately $517.7 million of funds in the Global Diversified Program at 150% Leverage, approximately $542.5 million in the K4 Program at Standard Leverage, approximately $430.3 million of funds in the K4 Program at 150% Leverage, approximately $263.5 million of funds in the Graham Selective Trading Program at Standard Leverage, approximately $19.4 million of funds in the Multi-Trend Program at Standard Leverage, approximately $213.6 million of funds in the Multi-Trend Program at 125% Leverage, and approximately $5.2 billion of assets in all of its trading programs.

Each Graham investment program is built around one or more of Graham’s trend-following trading systems. Graham’s trend systems are designed to participate selectively in potential profit opportunities that can occur during periods of price trends in a diverse number of U.S. and international markets. The trend systems establish positions in markets where the price action of a particular market signals the computerized systems used by Graham that a potential trend in prices is occurring. The trend systems are designed to analyze mathematically the recent trading characteristics of each market and statistically compare such characteristics to the historical trading patterns of the particular market. The trend systems also employ proprietary risk management and trade filter strategies that seek to benefit from sustained price trends while reducing risk and volatility exposure.

In connection with its programs’ systematic trading, Graham may employ discretion in determining the leverage and timing of trades for new accounts and the market weighting and participation. In unusual or emergency market conditions, Graham may also utilize discretion in establishing positions or liquidating positions or otherwise reducing portfolio risk where Graham believes, in its sole discretion, that it is in the potential best interest of its clients to do so. While such actions are anticipated to occur very infrequently, no assurance can be given that Graham’s discretionary actions in these programs will enhance performance.

Global Diversified Program

The Global Diversified Program features the first trend system that Graham developed, which began trading client accounts in 1995. It utilizes multiple computerized trading models and offers broad diversification in both financial and non-financial markets, trading in approximately 65 global markets. The Global Diversified Program’s trend system is primarily long-term in nature and is intended to generate significant returns over time with an acceptable degree of risk and volatility. The computer models on a daily basis analyze the recent price action, the relative strength and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market.

Graham Selective Trading Program

The Graham Selective Trading Program features a Graham trend system developed in 1997, which utilizes an appreciably different trading system than other Graham trend systems. The Graham Selective Trading Program trend system uses a mathematical model to identify certain price patterns that have very specific characteristics indicating a high probability that a significant directional move will occur. Although the Graham Selective Trading Program trend system does not trade against the market trend, this model should be distinguished from a true trend-following strategy inasmuch as it will only participate in specific types of market moves that meet the restrictive criteria of the model, typically requiring a substantial increase in volatility.

K4 Program

The K4 Program trend system was developed in 1998 and commenced trading operations in January 1999. Like the Graham Selective Trading Program trend system, the K4 Program trend system uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. The K4 Program trend system normally enters or exits a position only when a significant price and volatility spike takes place. It is designed to have a high percentage of winning trades and it normally maintains a neutral position in approximately 50% of the markets in the portfolio.

Multi-Trend Program

The Multi-Trend Program provides access through one single investment to all three individual Graham investment programs, including the trend system and other component strategies of each investment program. The Multi-Trend Program allocates 33.3% of its assets equally to each of the Global Diversified Program, the Graham Selective Trading Program, and the K4 Program. As market conditions or other circumstances change, Graham may alter the weightings of the individual programs and add or subtract other programs to the Multi-Trend Program, as it deems appropriate.

As part of each of its three investment programs, Graham utilizes the trend system or systems associated with the program as indicated above, but may also include shorter term trend systems as well as counter-trend trading systems and trading systems that do not seek to identify or follow price trends at all. Such systems generally are based on computerized mathematical models and rely primarily on technical rather than fundamental information as the basis for their trading decisions. In addition, Graham may include as a part of any investment program discretionary trading strategies that, unlike Graham’s systematic trading strategies, determine trades subjectively on the basis of a Graham trader’s personal assessment of trading data and trading experience. While Graham’s core trend systems principally employ long-term strategies, other included systems and strategies may include short-term and medium-term trading as well.

Graham believes that the use of multiple trading systems and strategies for each account can diversify the management of a client’s capital, enhance performance and reduce volatility and risk. Counter-trend systems, non-trend systems and other strategies may add value attributable to their low correlation to Graham’s trend systems. Importantly, counter-trend systems, non-trend systems and other strategies may generate successful performance results in trading range type markets where there are few long-term trends.

Graham also expects to develop additional trading systems and strategies and to modify the systems currently in use over time. Graham believes strongly in the importance of research and development activities and particularly in the development of new trading strategies. The decision to add or subtract systems or strategies from any investment program shall be at the sole discretion of Graham. Clients will not be informed of these changes as they occur.

6.  Altis Partners (Jersey) Limited

Effective December 1, 2007, Altis Partners (Jersey) Limited trades a portion of the assets of Spectrum Select. Altis Partners (Jersey) Limited is a company incorporated in the States of Jersey, Channel Islands with offices at Charles House, 2nd Floor, Charles Street, St. Helier, Jersey JE2 4SF Channel Islands. Altis Partners (Jersey) Limited has been registered with the CFTC as a commodity trading advisor and commodity pool operator since September 21, 2005 and is a member of the National Futures Association in such capacities. The company was organized in March 21, 2005 and continues the business of Altis Partners Limited, a United Kingdom company, formerly with offices at Sackville House, 40 Piccadilly, London W1J 0DR. Altis Partners Limited is wholly-owned by the four principals of Altis Partners (Jersey) Limited. Altis Partners Limited became registered with the CFTC as a commodity trading advisor effective January 4, 2002 and was regulated in the United Kingdom by the Financial Services Authority. The registrations maintained by Altis Partners Limited have been withdrawn, and the principals intend to conduct all regulated investment management and regulated activities through Altis Partners (Jersey) Limited.

Principals

Zbigniew Hermaszewski is a member of the Research & Technology department of Altis Partners (Jersey) Limited. Mr. Hermaszewski has over twenty-five years of experience within the financial services industry. He is registered as an associated person and listed as a principal of Altis Partners (Jersey) Limited. Prior to the formation of Altis Partners (Jersey) Limited and Altis Partners Limited, Mr. Hermaszewski was Director of Research at Quality Capital Management from 1998 to 1999 and at Sabre Fund Management from 1994 to 1997. In 1997, Mr. Hermaszewski worked on the development of the trading program now utilized by Altis Partners (Jersey) Limited. Prior to 1994, he was employed as Senior Researcher at Adam, Harding & Lueck, a Director at Union Bank of Switzerland, an Account Executive at James Cape & Co., and as an Analyst at Wood Mackenzie & Co. Mr. Hermaszewski is a Physics Graduate of Imperial College, London.

Alex Brunwin is a member of the Research & Technology department of Altis Partners (Jersey) Limited. Mr. Brunwin worked as an External Consultant for Banque Paribas, Morgan Stanley Dean Witter, SBC Warburg Dillon Reed and Link Asset & Securities Ltd. from 1998 to 1999. Mr. Brunwin served as the Director of Information Technology at Quality Capital Management from 1996 to 1998. During 1995 and 1996, Mr. Brunwin worked as a consultant team leader for Paribas Capital Markets Tokyo. Prior to 1995, he worked as a consultant and analyst at Paine Webber, Credit Lyonnais Euro-Securities and Sabre Fund Management. He is registered as an associated person and listed as a principal of Altis Partners (Jersey) Limited. Mr. Brunwin is a Physics Graduate of Bristol University. He obtained a BSc with Honours in Physics.

Stephen Hedgecock is a member of the Trading and Business Operations department of Altis Partners (Jersey) Limited. Mr. Hedgecock has worked in the financial industry for sixteen years with experience in implementing automated investment management systems, trading and client development. He is registered as an associated person and listed as a principal of Altis Partners (Jersey) Limited and Altis Partners Limited. From 1995 to 1999, Mr. Hedgecock was employed by Quality Capital Management; starting as Director of Trading and later serving as an Executive Director. From 1991 to 1995 he was employed by Sabre Fund Management and held the position of Chief Dealer, progressing to Executive Director. In 1990 and 1991, Mr. Hedgecock worked as a trader at Moore Capital Management. Prior to 1990, he worked as a Foreign Exchange Dealer at Citibank and as a trader at Nederlandse Varia Maatschappij.

Natasha Reeve-Gray is a member of the Business Development and Marketing department of Altis Partners (Jersey) Limited. Ms. Reeve-Gray has fourteen years experience in the alternative investment industry. Since 1999, Ms. Reeve-Gray has worked for Altis Partners (Jersey) Limited, assisting in asset raising, client support and business development. Ms. Reeve-Gray worked in trading operations as a Middle Office Manager and Broker between 1995 to 1997 for Refco Overseas and Refco Inc. From 1997-1999, she worked as a trader for Quality Capital Management. She is registered as an associated person and listed as a principal of Altis Partners (Jersey) Limited.

Altis Partners (Jersey) Limited and its principals may, from time to time, trade futures, forward, and options contracts and securities for their own proprietary accounts. These accounts may take positions that are opposite, or ahead of, positions advocated for clients. Such trades may or may not be in accordance with Altis Partners (Jersey) Limited’s trading programs described below. If Altis Partners (Jersey) Limited or its principals engage in such trading, investors will not be able to inspect such records.

During the five years preceding the date of this prospectus, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against Altis Partners (Jersey) Limited, Altis Partners Limited, or any of their principals.

Description of trading program

Altis Partners (Jersey) Limited trades the assets allocated to it by Spectrum Select pursuant to its Global Futures Program. As of January 31, 2008, Altis Partners (Jersey) Limited managed approximately $937.2 million of client assets pursuant to its Global Futures Program and approximately $941.9 million in all of its programs (notional funds included).

The Global Futures Program participates in over 140 worldwide futures markets over multiple maturities. It is a systematic, automated trading program that builds on Altis Partners (Jersey) Limited’s market experience and employs a unique proprietary Advanced Asset Allocator. The Advanced Asset Allocator was specifically developed to manage portfolios of derivative instruments in a robust and scalable manner. The portfolio management technology combines original, traditional and contrasting investment techniques into one complete and comprehensive trading system. Investment changes are implemented after considering their effect on the whole portfolio, not just the individual markets concerned.

The Global Futures Program is designed to give investors participation in broad sectors of the world economy. Altis Partners (Jersey) Limited trades in financial and commodity markets worldwide. Types of instruments traded include, but are not limited to: energies, metals, grains, and livestock. Altis Partners (Jersey) Limited will also trade commodity indices, stock indices, currencies, foreign exchange and other related futures and/or option contracts.

The development of a strategy is a continuous process, and Altis Partners (Jersey) Limited’s trading strategy may, therefore, be modified from time to time. As a result, the trading method used by Altis Partners (Jersey) Limited may change from time to time. The trading strategies utilized by Altis Partners (Jersey) Limited for Spectrum Select may differ from those used with respect to other accounts managed by Altis Partners (Jersey) Limited or its own accounts. Trading decisions may require the exercise of judgment by Altis Partners (Jersey) Limited.

It is the goal of Altis Partners (Jersey) Limited to profit under all market conditions. There can be no assurance that any trading strategy of Altis Partners (Jersey) Limited will produce profitable results or will not result in losses.

You are cautioned that the information set forth in the following Capsule summaries is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by Altis or the partnership in the future, since past results are no guarantee of future results. There can be no assurances that Altis or the partnership will make any profits at all, or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool’s total income, and in certain circumstances, may generate profits where there have been realized or unrealized losses from commodity trading.

CAPSULE A

Altis Partners (Jersey) Limited

Global Futures Portfolio

Name of commodity trading advisor:    Altis Partners (Jersey) Limited

Name of program:    Global Futures Portfolio

Inception of trading by commodity trading advisor:    July 2001

Inception of trading in program:    July 2001

Number of open accounts in program:    38

Aggregate assets overall:    $941,881,119

Aggregate assets in program:    $937,156,121

Worst monthly drawdown past five years:    (11.03)% – April 2004

Worst peak-to-valley drawdown past five years:    (24.65)% – March 2004 to April 2005

2008 year to date return:    (4.31)% – 1 months

2007 annual return:    19.85%

2006 annual return:    28.90%

2005 annual return:    28.02%

2004 annual return:    (1.38)%

2003 annual return:    25.52%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Footnotes to Capsule A Performance Summary

The performance details contained here are in relation to the composite track record which is an aggregation of all business at Altis.

“Name of commodity trading advisor” is the name of the commodity trading advisor that directed the accounts included in the capsule.

“Name of program” is the name of the trading program used to derive the performance included in the capsule.

“Inception of trading by commodity trading advisor” is the date on which Altis began directing client accounts.

“Inception of trading in program” is the date Altis began directing client accounts pursuant to the Global Futures Portfolio shown.

“Number of open accounts in program” is the number of accounts currently traded pursuant to the Global Futures Portfolio.

“Aggregate assets overall” is the aggregate amount of assets in non-proprietary accounts under the management of Altis as of January 31, 2008.

“Aggregate assets in program” is the aggregate amount of assets in the program specified as of January 31, 2008.

“Worst monthly drawdown past five years” is the largest percentage loss that would have occurred in the account during any calendar month in the past five years and includes the month and year of such drawdown.

“Worst peak-to-valley drawdown past five years” is the largest calendar month to calendar month loss experienced by the account for the period presented from any calendar month-end in the past five years to any subsequent calendar month-end and includes the month(s) and year(s) in which it occurred.

CAPSULE B

Altis Partners (Jersey) Limited

Pro Forma Performance of Altis Global Futures Portfolio

Name of commodity trading advisor:    Altis Partners (Jersey) Limited

Name of program:    Global Futures Portfolio

Inception of trading by commodity trading advisor:    July 2001

Inception of trading in program:    July 2001

Number of open accounts in program:    38

Aggregate assets overall:    $941,881,119

Aggregate assets in program:    $937,156,121

Worst monthly drawdown past five years:    (12.71)% – April 2004

Worst peak-to-valley drawdown past five years:    (28.87)% – February 2004 to April 2005

2008 year to date return:    (4.64)% – 1 month

2007 annual return:    16.73%

2006 annual return:    26.91%

2005 annual return:    25.97%

2004 annual return:    (5.95)%

2003 annual return:    21.99%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Footnotes to Capsule B Pro Forma Performance Summary

Capsule B above reflects pro forma rates of return, which are the result of the general partner making certain pro forma adjustments to the past performance record of client accounts managed pursuant to the Altis Global Futures Portfolio, the trading program to be employed by Altis for Spectrum Select. The pro forma adjustments are an attempt to approximately reflect Spectrum Select’s brokerage, management and incentive fees and interest income, as opposed to the fees, expenses, interest income, applicable to the various accounts included in Capsule A above.

Capsule B must be read in conjunction with the description of Altis and its trading program above. Furthermore, you must be aware that pro forma rates of return have certain inherent limitations: pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of Spectrum Select, constitute no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure, interest income and other factors applicable to Spectrum Select as compared to Altis’s actual trading. The general partner believes that the method used above provides a fair representation of the pro forma effect of the different fees and interest income on the composite trading results.

While the general partner believes that the information set forth in Capsule B is relevant to evaluating an investment in Spectrum Select, no representation is, or could be, made that Capsule B presents what the results of Spectrum Select would have been in the past or are likely to be in the future. Past results are not a guarantee of future results.

Morgan Stanley Spectrum Technical L.P.

1.  Campbell & Company, Inc.

Campbell is a Maryland corporation organized in April 1978 as a successor to a partnership originally organized in January 1974. Campbell has been registered with the CFTC as a commodity trading advisor since May 6, 1978 and has been a member of the National Futures Association in such capacity since July 1, 1982. Campbell’s principal place of business is located at 210 W. Pennsylvania Ave., Suite 770, Towson, MD 21204.

Principals

G. William Andrews, born in 1972, has been employed by Campbell & Company since April 1997 and was appointed as Vice President: Director of Research Operations in March 2006 and has served as Vice President: Director of Operations since April 2007. His duties include managing daily research and trade operations, new research product implementation and code management. From November 1995 to April 1997, Mr. Andrews was employed at Legg Mason as a Research Analyst in the Realty Group. Before immigrating to the United States, he was employed by the Japanese Department of Education in the town of Fujimi, Nagano prefecture. Mr. Andrews holds an M.B.A. in finance from Loyola College in Maryland and a Bachelor of Social Science from Waikato University, New Zealand. Mr. Andrews became listed as a principal of Campbell & Company effective June 21, 2006.

Theresa D. Becks, born in 1963, joined Campbell & Company in June 1991 and has served as President and Chief Executive Officer since April 2007, Chief Financial Officer, Treasurer and Secretary since May 1992, and a Director since January 1994. Ms. Becks is also the President, Chief Executive Officer and Chief Financial Officer of Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, and Trustee, President, Chief Executive Officer and Chief Financial Officer of The Campbell Multi-Strategy Trust, a registered investment company. Ms. Becks served as a member of the Board of Directors of the Managed Funds Association from November 2002 to November 2006. From December 1987 to June 1991, she was employed by Bank Maryland Corp, a publicly-held company, as a Vice President and Chief Financial Officer. From September 1985 to December 1987, she worked with the public accounting firm Ernst & Young as a C.P.A. Ms. Becks is a C.P.A. and has a B.S. in Accounting from the University of Delaware. Ms. Becks became registered as an associated person and listed as a principal of Campbell & Company effective May 7, 1999 and March 10, 1993, respectively. Ms. Becks became registered as an associated person and listed as a principal of Campbell & Company Investment Adviser LLC effective December 14, 2005 and December 12, 2005, respectively.

D. Keith Campbell, born in 1942, has served as Chairman of the Board of Directors of Campbell & Company since it began operations, was President until January 1994, and was Chief Executive Officer until January 1998. Mr. Campbell is the majority voting stockholder of Campbell & Company. Mr. Campbell has acted as a commodity trading advisor since January 1972 when, as general partner of the Campbell Fund, a limited partnership engaged in commodity futures trading, he assumed sole responsibility for trading decisions made on behalf of the Fund. Since then, he has applied various technical trading models to numerous discretionary futures trading accounts. Mr. Campbell is registered with the CFTC and NFA as a commodity pool operator. Mr. Campbell became registered as an associated person and listed as a principal of Campbell & Company effective October 29, 1997 and September 29, 1978, respectively. Mr. Campbell became listed as a principal of his Commodity Pool Operator effective March 10, 1975.

Bruce L. Cleland, born in 1947, joined Campbell & Company in January 1993 and has served as Vice Chairman of the Board of Directors of Campbell & Company since April 2007, was President from January 1994 to April 2007, and Chief Executive Officer from January 1998 to April 2007. Until April 2007, Mr. Cleland was also the President and Chief Executive Officer of Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, and Trustee, Chief Executive Officer and President of The Campbell Multi-Strategy Trust, a registered investment company. Mr. Cleland has worked in the international derivatives industry for over thirty years, and has owned and managed firms engaged in global clearing, floor brokerage, trading and portfolio management. Mr. Cleland is currently a member of the Board of Directors of the National Futures Association, and previously served as a member of the Board of Directors of the Managed Funds Association and as a member of the Board of Governors of the COMEX, in New York. Mr. Cleland is a graduate of Victoria University in Wellington, New Zealand where he earned a Bachelor of

Commerce and Administration degree. Mr. Cleland became registered as an associated person and listed as a principal of Campbell & Company effective December 15, 1993 and September 15, 1993, respectively. Mr. Cleland became registered as an associated person and listed as a principal of Campbell & Company Investment Adviser LLC effective December 14, 2005 and December 13, 2005, respectively. Mr. Cleland withdrew his registration as an associated person and a principal of Campbell & Company Investment Adviser LLC effective April 3, 2007.

Gregory T. Donovan, born in 1972, has been employed by Campbell & Company since October 2006 as Senior Vice President of Accounting and Finance. His duties include oversight of accounting and finance functions and review of accounting policies and procedures. Mr. Donovan is also the Treasurer and Assistant Secretary of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, and The Campbell Multi-Strategy Trust, a registered investment company. From November 2003 to October 2006, Mr. Donovan was employed by Huron Consulting Services serving as Director in the Financial and Economic Consulting Practice. From May 1998 until November 2003, Mr. Donovan was employed by KPMG LLP in which he served in the capacity as manager in the forensic and litigation services practice. Mr. Donovan is a C.P.A. and has a B.S. in business administration with concentrations in accounting and management from Castleton State College and holds a M.S. in finance from the University of Baltimore. Mr. Donovan became registered as an Associated Person and listed as a principal of Campbell & Company effective July 5, 2007 and May 9, 2007, respectively. Mr. Donovan became listed as a principal of Campbell & Company Investment Adviser LLC effective May 16, 2007.

Michael S. Harris, born in 1975, has been employed by Campbell & Company since July 2000, was appointed Deputy Manager of Trading in September 2004 and has served as Vice President and Director of Trading since June 2006. His duties include managing daily trade execution for the assets under Campbell & Company’s management. From October 1999 to July 2000, Mr. Harris worked as a futures and options broker for Refco Inc. (NY). From May 1997 to October 1999, he worked in the sales and product development groups at Morgan Stanley Managed Futures. Mr. Harris holds a B.A. in economics and Japanese studies from Gettysburg College. He also spent time studying abroad at Kansai Gaidai University in Osaka, Japan. Mr. Harris became registered as an associated person and listed as a principal of Campbell & Company effective September 21, 2000 and June 15, 2006, respectively.

Michael J. Hebrank, born in 1955, joined Campbell & Company in April 2004 and has served as Chief Technology Officer since then. From February 1999 to April 2004, Mr. Hebrank was the Chief Information Officer at Greater Baltimore Medical Center, the fourth largest healthcare system in Maryland. Mr. Hebrank holds a B.S. in applied statistics from the University of Baltimore and an M.S. in computer engineering from Loyola College of Maryland. Mr. Hebrank became listed as a principal of Campbell & Company effective June 21, 2006.

Kevin M. Heerdt, born in 1958, joined Campbell & Company in March 2003 and has served as Chief Investment Officer and Director of Research since July 2007, was Executive Vice President-Research from March 2003 to June 2007 and Chief Operating Officer from June 2005 to June 2007. His duties include risk management, research, and the development of quantitatively based hedge fund and options strategies. Mr. Heerdt is also the Vice President and Chief Operating Officer of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, and The Campbell Multi-Strategy Trust, a registered investment company. From February 2002 through March 2003, he was the sole proprietor of Integrity Consulting, a start-up business consulting firm. From December 1990 to February 2002, Mr. Heerdt worked for Moore Capital Management, Inc., a private investment management firm, and its affiliates where he was a director and a managing director. Mr. Heerdt holds a B.A. in economics and in international relations from the University of Southern California. Mr. Heerdt became registered as an associated person and listed as a principal of Campbell & Company effective April 15, 2003. Mr. Heerdt became registered as an associated person and listed as a principal of Campbell & Company Investment Adviser LLC effective December 14, 2005 and December 12, 2005, respectively.

James M. Little, born in 1946, joined Campbell & Company in April 1990 and has served as Executive Vice President-Business Development and a Director since December 1992. Mr. Little is also the Vice President of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, and The Campbell Multi-Strategy Trust, a registered investment company. Mr. Little holds a B.S. in economics and psychology from Purdue University. From March 1989 to April 1990, Mr. Little was a registered representative of A.G. Edwards & Sons, Inc. From January 1984 to March 1989, he was the Chief Executive Officer of James Little & Associates, Inc., a commodity pool operator and broker-dealer. Mr. Little is the co-author of The Handbook of Financial Futures, and is a frequent contributor to investment industry publications. Mr. Little became registered as an associated person and listed as a principal of Campbell & Company effective August 7, 1992 and April 19, 1993, respectively. Mr. Little became registered as an associated person and listed as a principal of Campbell & Company Investment Adviser LLC effective December 14, 2005 and December 12, 2005, respectively.

Thomas P. Lloyd, born in 1959, joined Campbell & Company in September 2005 as General Counsel and Executive Vice President-Legal and Compliance. In this capacity, he is involved in all aspects of legal affairs, compliance and regulatory oversight. Since April 2007, Mr. Lloyd has also overseen Campbell & Company’s fund administration function. Mr. Lloyd is also the Secretary, Chief Compliance Officer and Assistant Treasurer of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, and The Campbell Multi-Strategy Trust, a registered investment company. From July 1999 to September 2005, Mr. Lloyd was employed by Deutsche Bank Securities Inc. in several positions, including Managing Director and head of the legal group for Deutsche Bank Alex. Brown, the Private Client Division of Deutsche Bank. From March 1997 to July 1999, Mr. Lloyd was an attorney in the Enforcement Department of NASD Regulation, Inc., and, from July 1995 to March 1997, he served as a senior counsel in the Division of Enforcement of the United States Securities and Exchange Commission. From January 1989 to July 1995, he was engaged in the private practice of law. Mr. Lloyd holds a B.A. in economics from the University of Maryland, and a J.D. from the University of Baltimore School of Law. Mr. Lloyd is a member of the Bars of the State of Maryland and the United States Supreme Court. Mr. Lloyd became listed as a principal of Campbell & Company and Campbell & Company Investment Adviser LLC effective October 20, 2005 and December 12, 2005, respectively.

During the five years preceding the date of this prospectus, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against Campbell or its principals.

Principals of Campbell may trade futures and related contracts for his or her own accounts. In addition, Campbell manages proprietary accounts for its deferred compensation plan and for certain principals and employees. Campbell has written procedures that govern proprietary trading by principals and employees. Trading records for proprietary trading accounts are available for review by clients upon reasonable notice. Such trades may or may not be in accordance with the Campbell trading program described below.

The Campbell Trading Program

Campbell trades the assets allocated to it by the partnership pursuant to its Financial, Metal & Energy Large Portfolio, which trades exclusively in futures, forward and options contracts, including foreign currencies, precious and base metals, energy products, stock market indices and interest rate futures. As of January 31, 2008, Campbell was managing approximately $6.8 billion of client assets pursuant to the Financial, Metal & Energy Large Portfolio and approximately $8.0 billion in all of its programs (inclusive of affiliates).

Campbell makes trading decisions using proprietary computerized trading models, which analyze market statistics. There can be no assurance that the trading models currently being used will produce results similar to those produced in the past. Campbell’s trading models are designed to detect and exploit medium-term to long-term price changes, while also applying proven risk management and portfolio management principles.

Campbell believes that utilizing multiple trading models provides an important level of diversification, and is most beneficial when multiple contracts in each market are traded. Every trading model may not trade every market. It is possible that one trading model may signal a long position while another trading model signals a short position in the same market. It is Campbell’s intention to offset those signals to reduce unnecessary trading, but if the signals are not simultaneous, both trades will be taken and since it is unlikely that both positions would prove profitable, in retrospect, one or both trades will appear to have been unnecessary. It is Campbell’s policy to follow trades signaled by each trading model independently of the other models.

Over the course of a medium-term to long-term price change, there are times when the risk of the market does not appear to be justified by the potential reward. In such circumstances, some of Campbell’s trading models may exit a winning position prior to the end of a price move. While there is some risk to this method (for example, being out of the market during a significant portion of a price move), Campbell’s research indicates that this is well compensated for by the decreased volatility of performance that may result.

Campbell’s trading models may include trend-following trading models, counter-trend trading models, and trading models that do not seek to identify or follow price trends at all. Campbell expects to develop additional trading models and to modify models currently in use and may or may not employ all such models for all clients’ accounts. The trading models currently used by Campbell may be eliminated from use if Campbell ever believes such action is warranted.

While Campbell normally follows a disciplined systematic approach to trading, on occasion it may override the signals generated by the trading models, such as when market conditions dictate otherwise.

While such action may be taken for any reason at any time at Campbell & Company’s discretion, it will normally only be taken to reduce risk in the portfolio, and may or may not enhance the results that would otherwise be achieved.

Campbell applies risk management and portfolio management strategies to measure and manage overall portfolio risk. These strategies include portfolio structure, risk balance, capital allocation and risk limitation. One objective of risk and portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, Campbell may reduce or increase position size accordingly. It is possible, however, that this reduction or increase in position size may not enhance the results achieved over time.

From time to time, Campbell may increase or decrease the total number of contracts held based on increases or decreases in an account’s assets, changes in market conditions, perceived changes in portfolio-wide risk factors, or other factors which may be deemed relevant.

Campbell estimates that, based on the amount of margin required to maintain positions in the markets currently traded, aggregate margin for all positions held in a client’s account will range between 5% and 30% of the account’s net assets. From time to time, margin commitments may be above or below this range.

The number of contracts that Campbell believes can be bought or sold in a particular market without unduly influencing price adversely may at times be limited. In such cases, a client’s portfolio would be influenced by liquidity factors because the positions in such markets might be substantially smaller than the positions that would otherwise be taken.

Trading Capacity

Campbell believes that it is not possible to define or quantify capacity with any degree of certainty. As assets under management have increased, Campbell has continued to introduce new strategies designed to deliver returns which have low correlations to returns from existing strategies. In addition, Campbell has continued to develop new ways to manage assets, such as the application of dynamic portfolio and capital management tools and innovative execution methods. At the same time, a significant increase in assets has led to portfolio compromises, as increasingly large positions can only be established and maintained in those markets that have sufficient depth and liquidity.

Notwithstanding Campbell’s research, risk and portfolio management efforts, there may come a time when the combination of available markets and new strategies may not be sufficient for Campbell to add new assets without detriment to diversification. If this were to occur, Campbell would expect risk-adjusted returns to begin to degrade—a more concentrated portfolio may result in lower risk-adjustment returns and may have a detrimental affect on your investment.

2.  Chesapeake Capital Corporation

Chesapeake was incorporated under the laws of the Commonwealth of Virginia in February 1988 for the purpose of offering advisory and investment portfolio management services to both retail and institutional investors in trading futures interest contracts, options on futures contracts and commodities, spot and forward currency contracts, securities futures products, and swap and other derivative contracts, traded in U.S. and non-U.S. markets. On August 19, 1991, Chesapeake was merged into Chesapeake Capital Corporation, an Illinois corporation formed on August 13, 1991. References herein to “Chesapeake” refer to the Virginia corporation prior to August 19, 1991 and the Illinois corporation on and after August 19, 1991. Chesapeake has been registered with the CFTC as a commodity trading advisor and as a commodity pool operator since June 20, 1988 and May 8, 1991, respectively, and has also been a member of the National Futures Association since June 20, 1988. Chesapeake’s principal place of business is located at 500 Forest Avenue, Richmond, Virginia 23229. All business records will be kept at Chesapeake’s principal place of business.

Principals

Chesapeake Holding Company is a Virginia corporation that owns all of the issued and outstanding shares of Chesapeake Capital Corporation.

R. Jerry Parker, Jr. is the Chairman of the Board of Directors and the Chief Executive Officer of Chesapeake and Chesapeake Holding Company. Mr. Parker has overseen Chesapeake’s operations and its trading since its inception. Mr. Parker received a Bachelor of Science degree in Commerce, with an emphasis in Accounting, from the University of Virginia in January 1980. Mr. Parker worked in the accounting field for four years after graduating from college and became a licensed Certified Public Accountant in Virginia in 1982. From November 1983 until January 1987, Mr. Parker was employed as an exempt commodity trading advisor by Mr. Richard J. Dennis, a principal and shareholder of Richard J. Dennis & Company, a Chicago-based commodity trading advisor and a commodity pool operator registered with the CFTC, in his “Turtle” training program. From January 1987 until February 1988, Mr. Parker traded for Mr. Thomas Dennis as an exempt commodity trading advisor. From November 1983 through February 1988, Mr. Parker had complete discretionary trading authority over a futures portfolio of U.S. $1 million to U.S. $1.5 million. In February 1988, Mr. Parker ceased trading for Mr. Thomas Dennis and formed Chesapeake, which, as of January 31, 2008, managed approximately U.S. $1.6 billion (notional funds excluded) of client funds. Mr. Parker has been registered as a principal of Vandelay Capital Management LLC since May 2004.

John M. Hoade is the President and the Secretary of Chesapeake and Chesapeake Holding Company. Mr. Hoade received a Bachelor of Science degree in Business Administration from Lynchburg College in 1978. From September 1976 through December 1990, Mr. Hoade was employed by Thurston Metals, Inc., a distributor of specialty metals for industrial customers in the Mid-Atlantic region, located in Lynchburg, Virginia, in sales, marketing, and general management. Mr. Hoade joined Chesapeake in December 1990 to direct its operations and marketing efforts.

Robert S. Parker, Jr. is the Chief Legal Counsel of Chesapeake. Mr. Parker received his Bachelor of Science degree in Commerce, with an emphasis in Accounting, from the University of Virginia in 1965. Mr. Parker worked in the accounting field for two years and became a Certified Public Accountant in Virginia in 1967. Mr. Parker then attended law school at the College of William and Mary where he received a Juris Doctor degree in 1970. Since then, Mr. Parker has been engaged in the practice of law, with an emphasis in tax and business matters. From June 1970 to November 1971, Mr. Parker was employed by King & Spalding in Atlanta, Georgia; from November 1971 to August 1984, by Hunton & Williams in Richmond, Virginia, where he was a partner; from August 1984 to April 1990 by Hirschler, Fleischer, Weinberg, Cox & Allen, P.C., where he was a director; and from April 1990 to February 1996 by Beale, Balfour, Davidson, Etherington & Parker, P.C., where he was a director. In February 1996, Mr. Parker joined Chesapeake as Chief Legal Counsel.

Brian E. Broadway is the Chief Financial Officer of Chesapeake. Mr. Broadway received his Bachelor of Science degree, with an emphasis in Accounting, from the University of Virginia in 1991 and an M.B.A., with an emphasis in Finance, from the University of North Carolina—Chapel Hill in 1999. From August 1991 through July 1995, Mr. Broadway worked in the assurance practice at Coopers & Lybrand, LLC as a member of the Financial Services Team. Mr. Broadway was employed by Chesapeake from August 1995 until December 2004 as a Senior Vice President and became a licensed Certified Public Accountant in Virginia in 2004. In May 2004, Mr. Broadway assisted in the founding of Vandelay, a multi-strategy fund of funds. Mr. Broadway has been registered as a principal of Vandelay since May 2004 and employed as Managing Director since January 2005. Mr. Broadway rejoined Chesapeake in April 2007 to direct its financial operations as Chief Financial Officer.

Chesapeake and its principals may, from time to time, trade futures, forward, and options contracts and securities for their own proprietary accounts. Such trades may or may not be in accordance with the Chesapeake trading program described below. Records for these accounts will not be made available to Spectrum Technical.

The Chesapeake trading programs

Prior to June 1, 1998, the assets allocated to Chesapeake by Spectrum Technical were traded pursuant to its Diversified Program and its Financial and Metals Program. Since June 1, 1998, the assets of Spectrum Technical allocated to Chesapeake have been traded pursuant to its Diversified 2XL Program. The Diversified 2XL Program emphasizes a wide range of diversification with a global portfolio of futures interests contracts, options on futures contracts and commodities, spot and forward currency contracts, securities futures products, and swap and other derivative contracts, traded in U.S. and non-U.S. markets, including, but not limited to, agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial, and economic indices. Chesapeake will not trade securities futures products, cash commodities or swap contracts for the partnership without the general partner’s consent. Chesapeake may trade on U.S. and non-U.S. exchanges and markets. The decision to add or subtract markets from this program periodically shall be at the sole discretion of Chesapeake.

Chesapeake utilizes a variety of trading strategies and programs for its clients’ accounts and for Chesapeake-sponsored investment funds. The programs offered generally by Chesapeake to its clients to trade futures interest contracts, options on futures contracts and commodities, spot and forward currency contracts, and swap and other derivative contracts for their accounts (i.e., to those clients other than Chesapeake-sponsored investment funds) are the Diversified Program and the Diversified 2XL Program (collectively the “Diversified Trading Programs”). The Diversified Program commenced trading in February 1988. The Diversified Program emphasizes a wide range of diversification by utilizing a global portfolio of futures interest contracts, options on futures contracts and commodities, spot and forward currency contracts, and swap and other derivative contracts, traded in U.S. and non-U.S. markets, including, but not limited to, agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial, and economic indices. These futures interest contracts are traded on a highly leveraged basis. The Diversified 2XL Program, which Chesapeake trades for Spectrum Technical, commenced trading in April 1994. The Diversified 2XL Program employs the same trading system as the Diversified Program, except that the Diversified 2XL Program is generally traded on an increased exposure basis generally equal to approximately two times the exposure or trading level typically applied to a fully-funded Diversified Program account (although at times a different level may be used and the partnership’s returns may vary significantly from a 2:1 ratio with the gross returns of accounts trading the Diversified Program). Ultimately, the appropriate exposure or trading level to be employed by the partnership in its trading, as determined at the sole discretion of Chesapeake, will be determined by the performance factors associated with the partnership and the partnership only, regardless of the intended performance relationship of the partnership to other accounts trading in other programs that may utilize more or less exposure.

As of January 31, 2008, Chesapeake was managing approximately $232.3 million of customer funds in the Diversified 2XL Program (notional funds excluded) and approximately $1.6 billion of client assets in all of its programs (notional funds excluded). Effective August 16, 2007, Chesapeake, in consultation with the general partner, agreed to reduce temporarily the overall leverage of Spectrum Technical’s assets traded pursuant to Chesapeake’s Diversified 2XL Program by approximately 50%. This reduction in leverage was in response to the extreme market events witnessed in July and August and the adverse performance experienced by Chesapeake during July and the first half of August 2007. Chesapeake and the general partner subsequently determined that effective October 1, 2007 the overall leverage of the assets of Spectrum Technical traded pursuant to the Diversified 2XL Program would be increased to approximately 62% of the customary leverage utilized by Chesapeake in the Diversified 2XL Program. Chesapeake will continue on an ongoing basis to review the leverage level of the partnership’s net assets traded pursuant to the Diversified 2XL Program and in the future, in further consultation with the general partner, will determine if, and what time, the leverage may be further readjusted. Such increases/decreases in leverage levels will occur without notice to investors.

Since Chesapeake’s trading strategies and programs are proprietary and confidential, the discussion below is of a general nature and it is not intended to be exhaustive.

In general, Chesapeake analyzes markets, including price action, market volatility, open interest, and volume (“technical analysis”) as a means of predicting market opportunity and discovering any repeating patterns in past historical prices. Chesapeake generally employs a computerized analysis of a large number of interrelated statistical and mathematical formulas and techniques—based on an extensive proprietary and confidential database of prices, volume, open interest, and various other market statistics—to search for patterns in data and to develop, use, and monitor trading strategies. Chesapeake places primary emphasis on technical analysis in assessing market opportunities.

Chesapeake’s trading decisions are based on a combination of its systems, its market timing techniques, its trading discretion, judgment, and experience, and on market opportunities. Chesapeake’s trading methodology is both systematic and strategic. Trading decisions require the exercise of strategic judgment by Chesapeake in evaluating its technical trading methods, in their possible modification from time to time, and in their implementation.

Chesapeake is free to use its discretion whether to follow any trading signals or parameters generated by its technical trading strategies and its Diversified Trading Programs. The decision not to trade certain markets or not to make certain trades indicated by Chesapeake’s systems can materially affect performance. Under no circumstances is Chesapeake compelled to follow any of the trading indications generated by the Diversified Trading Programs.

Chesapeake has the right to employ any form or method of technical analysis that it deems appropriate in trading the Chesapeake Diversified Trading Programs. By way of example, the technical trading strategies and programs utilized by Chesapeake may be significantly revised from time to time by Chesapeake as a result of ongoing research and development, which seeks to devise new trading strategies and programs, as well as test its current technical strategies and programs. Chesapeake will not notify clients, such as the partnership, of such revisions or changes to the Chesapeake Diversified Trading Programs as they may occur.

Exchanges on which transactions will take place will include, but are not limited to, all exchanges in the United States, as well as non-U.S. exchanges which include but are not limited to the Belgian Futures and Options Exchange (BELFOX), the Dubai Mercantile Exchange (DME), the EURONEXT/Amsterdam, the EURONEXT LIFFE, the IntercontinentalExchange/International Petroleum Exchange of London Ltd. (ICE/IPE), the Joint Asian Derivatives Exchange (JADE), the London Metal Exchange, the Italian Derivative Market (IDEM), the Korean Stock Exchange (KSE), MONEP/EURONEXT, the Mercado Espanol de Futuros Financieros (MEFFSA), the Eurex Deutschland (EUREX), the Hong Kong Futures Exchange Ltd., the Montreal Exchange (ME), the OMX Stockholm, the Osaka Securities Exchange (OSE), the SAFEX, the Tokyo Commodity Exchange, the Tokyo Grain Exchange (TGE), the Tokyo International Financial Futures Exchange (TIFFE), the Tokyo Stock Exchange (TSE), the Singapore Exchange (SGX), the Sydney Futures Exchange Ltd. and the Winnipeg Commodity Exchange. In addition, Chesapeake continually monitors numerous markets, both U.S. and non-U.S., and initiates trades at any point it determines that a market is sufficiently liquid and tradable using the methods employed by Chesapeake.

Chesapeake renders advice regarding transactions in physical commodities, including exchange of futures for physical transactions. An exchange of futures for physical transaction is a transaction permitted under the rules of many futures exchanges in which two parties exchange a cash market position for a futures market position (or vice versa) without making an open, competitive trade on the exchange. The prices at which such transactions are executed are negotiated between the parties.

Chesapeake does not currently, but may in the future, utilize swaps on behalf of the partnership with the general partner’s consent. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows (and sometimes principal amounts) measured by different interest rates, exchange rates, indices, or prices, with payments generally calculated by reference to a principal amount or quantity. Chesapeake may enter into swap transactions involving or relating to interest rates, currencies, commodities, or indices. Swaps may be utilized for a number of reasons, including to achieve greater exposure to markets in which Chesapeake is constrained by speculative position limits from taking additional positions in exchange-traded contracts, to access markets not accessible through exchange- traded instruments, and to allow customization of positions. Chesapeake may also trade other types of over-the-counter derivative contracts.

Chesapeake may utilize security futures and security futures products in its trading for the Chesapeake Diversified Trading Programs, but Chesapeake expects that such trading will be a relatively small part of the Chesapeake Diversified Trading Programs and the predominant risk/return will come from other futures and currency trading. Chesapeake will not trade security futures or security futures products for Spectrum Technical without the general partner’s consent. A “security future” means a contract of sale for future delivery of a single security or of a narrow-based security index, including any interest therein or based on the value thereof. A security future may only be traded on common stock, a narrow-based index, or such other equity securities as the Securities and Exchange Commission and the CFTC jointly determine to be appropriate. The term “security futures product” means a security future or any put, call, straddle, option or privilege on any security future.

Chesapeake generally uses between 10% and 30% of the equity in a fully funded account as original margin for trading in the Diversified Program, but at times the margin-to-equity ratio can be higher. The low margin normally required in futures trading permits an extremely high degree of leverage; margin requirements for futures trading being in some cases as little as 2% of the face value (or “exposure”) of the contracts traded. Therefore, the gross value of positions held in an account may be several times the value of such account. Consequently, even a slight movement in the prices of open positions held in an account could result in immediate and substantial losses to the investor. The Diversified 2XL Program generally trades at approximately double the Diversified Program exposure requiring the use of double of the portion of equity Chesapeake generally uses as margin, which results in approximately double the ratio of the gross value of positions in relation to the value of an account. However, as described above, Chesapeake has temporarily reduced the overall leverage of the Diversified 2XL Program as applied to Spectrum Technical.

The risk assumed and, consequently, the potential for profit experienced by a particular account at different times, and by different accounts at the same time, vary significantly according to the program(s) traded, the market conditions, the percentage gained or lost in such account, the size of such account, the brokerage commissions, the management fees and the incentive fees charged to such account, the contracts, if any, excluded from such account by the client, and when such account commenced trading. Accordingly, no investor should expect to achieve the same performance as that of any other account traded previously, simultaneously, or subsequently by Chesapeake.

Programs that exclude or emphasize certain markets often perform differently than programs utilizing different markets. On programs that differ in terms of leverage or exposure only (e.g., the Diversified Trading Programs), Chesapeake generally attempts to manage accounts in such programs such that the gross returns (before fees), positive or negative, are a multiple of each other based on the leverage differential (e.g., the Diversified 2XL Program gross returns, positive or negative, are generally intended to be approximately double those of the Diversified Program on an annual or year to date basis). However, many factors can, sometimes significantly, impact account performance and these performance relationships, including, but not limited to, differences in the timing of additions and withdrawals and the resulting adjustment trades, varying fills, changes in position size to reduce risk during losing periods by Chesapeake that impact an account in one program but not other account(s) in other programs that use proportionately higher or lower exposure, differences in brokerage commissions, and other factors. Accordingly, every program will underperform or overperform the anticipated multiple or fraction of a differently leveraged program.

Additions and Redemptions in Chesapeake-sponsored Investment Fund Accounts

Investors in Chesapeake-sponsored investment fund accounts generally make additions or redeem fund interests at net asset value per interest as of the opening of business on the first business day of each month. In order to provide the appropriate market exposure commensurate with a fund’s equity after giving effect to net additions/redemptions, Chesapeake’s general practice is to adjust positions as soon as possible after the close of business on the last trading date of the month. Market conditions may dictate the time period over which these trades can be effected. The performance of a Chesapeake-sponsored investment fund account relative to the performance of other accounts trading in the same program or to accounts trading within programs that should perform at a level proportionately higher or lower than such account may be significantly different as a result of these adjustment trades. Furthermore, there may be changes in net asset value per interest in Chesapeake-sponsored investment fund accounts as a result of such adjustment trades. Based on the level of net additions/redemptions and Chesapeake’s determination of liquidity or other market conditions, Chesapeake may also decide to make adjusting trades before the close of business on the last business day of the month. No assurance is given that Chesapeake will be able to avoid the performance discrepancies and the changes described above in connection with pool equity level changes. The use of discretion by Chesapeake in the application of this procedure may affect performance positively or negatively. Further, effecting trades prior to the close of business on the last business day of the month may cause brokerage commissions to be incurred and allocated in the month prior to the month in which the investors making additions participate in pool profits and losses.

3.  John W. Henry & Company, Inc. (JWH®)

John W. Henry & Company began managing assets in 1981 as a sole proprietorship and was later incorporated in the state of California as John W. Henry & Co., Inc. to conduct business as a commodity trading advisor. In 1997, JWH reincorporated in the state of Florida. JWH’s offices are at 301 Yamato Road, Suite 2200, Boca Raton, Florida. JWH’s registration as a commodity trading advisor became effective in November 1980. JWH is registered with the CFTC as a commodity pool operator, effective May 23, 2006. It is a member of the National Futures Association in those capacities. “JWH” is the registered trademark of John W. Henry & Company, Inc. The John W. Henry Trust, dated July 27, 1990, is the sole shareholder of JWH.

Principals

Mr. John W. Henry is chairman of the JWH Board of Directors and is trustee and sole beneficiary of the John W. Henry Trust dated July 27, 1990. He is also a member of the JWH Investment Policy Committee. In addition, he is a principal of Westport Capital Management Corporation and Global Capital Management Limited, each an affiliate of JWH. Previously Mr. Henry was a principal of JWH Asset Management, Inc. from July 1996 through February 2000, JWH Financial Products, Inc. from January 1997 through February 2002 and JWH Investment Management, Inc. from June 2000 through July 2006. Mr. Henry oversees trading program design and composition, reviews and approves research and system development proposals prior to implementation in trading, reviews and approves of decisions involving the strategic direction of the firm, and discusses trading activities with trading supervisors. JWH’s corporate officers, rather than Mr. Henry, manage JWH’s day-to-day operations. Mr. Henry is the exclusive owner of trading systems licensed to Elysian Licensing Corporation, a corporation wholly owned by Mr. Henry, and sublicensed by Elysian Licensing Corporation to JWH and utilized by JWH in managing investor accounts. Mr. Henry conducts his business responsibilities for JWH from Boca Raton, Florida, and Boston, Massachusetts.

Mr. Henry has served on the Board of Directors of the Futures Industry Association, the National Association of Futures Trading Advisors, and the Managed Futures Trade Association, and has served on the Nominating Committee of the National Futures Association. He has also served on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing, and issues regarding a potential merger. Mr. Henry has received an honorary doctorate degree from Boston University, a lifetime achievement award from Alternative Investment News, and the Futures Hall of Fame award from the Futures Industry Association. In December 2005, Mr. Henry was named a trustee of the Massachusetts General Hospital and the General Hospital Corporation, both located in Boston, Massachusetts. Since the beginning of 1987, he has devoted, and will continue to devote, considerable time to activities in businesses other than JWH and its affiliates. From January 1999 until February 2002, Mr. Henry was chairman of the Florida Marlins Baseball Club LLC. Effective February 2002, Mr. Henry is Principal Owner of New England Sports Ventures LLC, which owns the Boston Red Sox baseball team, New England Sports Network, and certain real estate, including Fenway Park. He holds comparable positions with the individual business entities engaged in these activities. Mr. Henry is regularly involved in the business of New England Sports Ventures with professional management of the Red Sox (including its president and chief executive officer) and of the other entities owned by New England Sports Ventures.

Mr. Kenneth S. Webster, CPA is the president and chief operating officer of JWH. He also has been a principal of Westport Capital Management Corporation and Global Capital Management Limited, each since January 2003, and of JWH Securities, Inc. Previously Mr. Webster was a principal of JWH Investment Management, Inc. from February 2004 through July 2006. He is responsible for day to day management of the firm. Since joining JWH in January 1995, Mr. Webster has held positions of increasing responsibility. Prior to his employment at JWH, Mr. Webster was the Controller of Chang Crowell Management, a registered CTA, from December 1991 to December 1994. From June 1987 to December 1991, Mr. Webster was employed by Coopers & Lybrand in their financial services audit practice. Mr. Webster received a BBA in Accounting from Pace University.

Mr. Matthew J. Driscoll is senior vice president, chief investment officer and director of research of JWH, and is a member of JWH’s Investment Policy Committee. He is responsible for overseeing all trading activity, as well as coordinating and managing research activities. Mr. Driscoll joined JWH in March 1991 as a member of the trading department, and became a principal of JWH in June 1997. Since joining the firm, he has held positions of increasing responsibility as they relate to the development and implementation of JWH’s trading strategies and procedures; he has played a major role in the development of JWH’s 24-hour trading operation. He attended Pace University.

Mr. Kevin S. Koshi is a director and a senior vice president of JWH and a member of the JWH Investment Policy Committee. He is responsible for the implementation and oversight of the firm’s proprietary strategies and investments. Mr. Koshi joined JWH in August 1988 as a professional in the finance department, and since 1990 has held positions of increasing responsibility in the trading department. He received a B.S. in Finance from California State University at Long Beach.

Mr. David M. Kozak is a senior vice president, general counsel, and secretary to the corporation. He also has been a principal of Westport Capital Management Corporation and Global Capital Management Limited since January 2003. Previously Mr. Kozak was a principal of JWH Asset Management, Inc. from July 1996 through February 2000, JWH Financial Products, Inc. from January 1997 through February 2002 and JWH Investment Management, Inc. from July 2000 through July 2006. Prior to joining JWH in September 1995, he had been a partner at the law firm of Chapman and Cutler, where he concentrated in commodity futures law with an emphasis on commodity money management.

Mr. Kozak currently serves as chairman of the subcommittee on commodity trading advisor and commodity pool operator issues of the Futures Regulation Committee of the New York City Bar Association. He is also a member of the NFA’s Membership Committee, as well as, the NFA’s Special Committee on CPO/CTA Disclosure Issues, and the Special Committee for the Review of Multi-tiered Regulatory Approach to NFA Rules. Mr. Kozak formerly served as the secretary and a director of the MFA, as a member of the MFA’s Executive Committee and as chairman of its Government Relations Committee. He received a B.A. from Lake Forest College, an M.A. from The University of Chicago, and a J.D. from Loyola University of Chicago.

Mr. Robert K. Breyer is a vice president and chief financial officer of JWH. He is responsible for the daily operation of the investment support, marketing, and finance departments of the firm. He also has been a principal of Westport Capital Management Corporation since March 2007. Since joining JWH in February 1997, Mr. Breyer has held positions of increasing responsibility. Prior to his employment at JWH, from March 1992 to February 1997, Mr. Breyer held positions of increasing responsibility at Amalgamated Bank of New York in their accounting and investment services groups. Mr. Breyer received a B.S. in Business Administration from Drexel University and MBA in Financial Management from Pace University.

Mr. Edwin B. Twist is a member of the JWH Board of Directors. Mr. Twist joined JWH as internal projects manager in 1991 and has been a director since 1993. His responsibilities include assisting with internal projects.

Mr. Kenneth L. Mahes is a vice president and chief technology officer of JWH, responsible for the development and maintenance of all aspects of the JWH technology infrastructure. Since joining JWH in July 1996, Mr. Mahes has held positions of increasing responsibility where he has been responsible for the development and support of the company’s trade execution, trade accounting and reconciliation systems as well as related reporting applications. Prior to joining JWH, Mr. Mahes was a vice president for Bankers Trust Company in charge of systems supporting the bank’s pension portfolio business for the investment management division from July 1987 to June 1996. From September 1986 to July 1987, Mr. Mahes worked for Merrill Lynch developing software for the telecommunications group. From January 1984 to September 1986, Mr. Mahes worked for Dean Witter developing software for the corporate finance group. Mr. Mahes attended Bernard M. Baruch College.

Mr. Michael Flannery is the chief trader of JWH. Mr. Flannery joined JWH in November 1997 and has served as trading desk manager since January 1998. Mr. Flannery began his career in 1987 with Refco, Inc., where he held positions of increasing responsibility in research, operational systems development and brokerage services until late 1990. From late 1990 until May 1994, he was co-founder, president and head trader of MTF Ltd., a 24-hour trading operation that was responsible for the execution and implementation of multiple trading systems for a high net worth investor. From May 1994 until January 1995, he was partner and head trader for Lindahl & Flannery Capital Management, a diversified futures portfolio manager that was based on the proprietary trading disciplines developed by partner John Lindahl. Prior to joining JWH in late 1997, Mr. Flannery was a Vice President and Operations Manager at Refco Institutional Management (RIM), which provided brokerage services to the commodity trading advisor and hedge fund community. Mr. Flannery received a BA in Sociology and Economics from Yale University in 1987.

The JWH Investment Programs

JWH specializes in managing institutional and individual capital in the global futures, swaps, and forward markets. As of January 31, 2008, JWH offered to new client capital 7 investment programs.

JWH utilizes the Financial and Metals Portfolio for Spectrum Technical.

The Financial and Metals Portfolio.    The Financial and Metals Portfolio, which began trading client capital in October 1984, is JWH’s longest running program. The program seeks to identify and capitalize on intermediate-term price movements in four worldwide market sectors: interest rates, currencies, global stock indices, and precious metals. This program takes a position when trends are identified, but may take a neutral stance or liquidate open positions in nontrending markets. Beginning in August 1992, the position size in relation to account equity in this program was reduced approximately 50%. The quantitative model underlying the program was not changed. Since the changes were implemented in 1992, the Financial and Metals Portfolio has experienced lower volatility.

Beginning in October 2007, the Financial and Metals Portfolio was modified as the result of extensive research. The modification involved the introduction of features designed to reduce the number of new trades that may be impacted by whipsaw markets, in which trends reverse before developing to the point where they generate profits for the program. Based on the research it has conducted on the effects of the modification had it been in place historically, JWH expects that this modification will reduce the number of false trading signals and preserve the ability of the Financial and Metals Portfolio to trade profitability the trends that emerge in the marketplace.

As of January 31, 2008, JWH was managing approximately $76 million of client assets pursuant to its Financial and Metals Portfolio and approximately $290 million in all of its programs.

Investment Philosophy and Methodology.

Investment Philosophy.    The JWH investment philosophy has been based, since the inception of the firm, on the premise that market prices, rather than market fundamentals, are the key aggregator of information necessary to make investment decisions and that market prices, which may at first seem random, actually move through time in complex, but discernible ways. This philosophy is based on analysis of historical data that revealed that market adjustments sometimes form price trends that can be exploited for profit. JWH believes there is an inherent return opportunity in participating in price movement trends that its systematic and analytic models have identified. JWH trading programs may participate in either rising or falling trends; they do not have a directional bias nor do they try to forecast or predict market turning points. Once a program has established a position in a market that has been identified as trending, no pre-set price target for profits is established given the highly variable nature of market trends.

JWH believes that the behavior of markets is based on investors’ expectations, which may adjust slowly over time and manifest themselves in long-term price trends. Markets do not adjust immediately to new information. JWH’s investment decision process has been designed to find and exploit these trends. JWH’s investment philosophy maintains market prices initially react to new or emerging information or events, but the aggregate impact on price may be a lengthy process. While prices may at first represent an over or under reaction to new information, prices eventually will reflect all relevant information. In other words, anything that could possibly affect the market price of a commodity or financial instrument—including fundamental, political, or psychological factors—eventually will be reflected in the price of that commodity or instrument. The foundation for JWH’s analysis is, therefore, a study of market price, rather than market fundamentals or the prediction of trends.

JWH believes that the price adjustments process takes time, since reactions of market participants to changing market dynamics initially may be inefficient; that is, investors may not react immediately to information because of differing evaluation processes, differing levels of risk tolerance, or uncertainty. Gradual price adjustments manifest themselves in long-term trends, which themselves can influence the course of events and from which profit opportunities can arise. JWH believes that such market inefficiencies can be exploited through a combination of trend detection and risk management.

Trend Detection.    JWH’s research is based on the belief that prices move in trends that are often highly complex and difficult to identify and that trends often last longer than most market participants foresee. There is some statistical evidence to suggest that trends exist in many markets. However, trends may be difficult to detect and it is not clear that JWH methodologies can find all of the trends present. There is also no guarantee that JWH will be able to profit from all of the trends that may be present or identified. Since the firm’s founding, JWH has consistently employed its analytical methods to identify short-term to long-term trends. Comprehensive research undertaken by the firm’s founder, John W. Henry, led to the initial development of disciplined systematic quantitative models. JWH’s computer models examine market data for systematic price behavior or price relationships that will characterize a trend. When price trends are identified, the JWH trading system generates buy and sell signals for implementing trades. The strict application of these signals is one of the most important aspects of JWH’s investment process.

JWH considers that price is the combination of the signal plus “noise,” where the signal is the trend information and the “noise” is market volatility surrounding the trend. Prices are an aggregate of market information, but “noisy” price signals have to be filtered to discover the underlying price trend. The JWH systems examine market data for relationships among movements in prices, detecting frequencies or repetitive behavior hidden within thousands of pieces of raw price data. JWH’s trading models seek to identify signals by separating short-term market noise from relevant information—and locating a directional opportunity that has favorable risk characteristics. JWH systems may dictate that positions be closed with a loss in order to provide downside protection, but the systems may also provide discipline to stay in markets that are inactive for long periods of time in order to achieve possible long-term gain. JWH investment decisions reflect the JWH trading models’ assessment of the market itself, not an emotional response to recent economic or political data.

JWH models do not follow movements in price, characteristic of short-term volatility. Instead, the models seek to identify changes in systematic price behavior over a long period of time, which will characterize a directional opportunity.

Risk Management.    Given the volatility of prices, JWH does not expect that all trend signals will lead to profitable trades. Stop-losses are used in some models and managed in a proprietary manner to balance the potential loss on any trade versus the opportunity for maximum profit. Stop losses may not necessarily limit losses, since they become market orders upon execution; as a result, a stop-loss order may not be executed at the stop-loss price. Other models do not have any stop-loss methodology but rely on market diversification and a change in directional signals to offset risk. Risk in some programs may also be managed by varying position size or risk levels for a market, based in part on assessment of market volatility, while other programs will maintain position sizes in markets regardless of changes in volatility. There are no systematic constraints on portfolio volatility or the maximum drawdown for any program. Volatility will not cause systematic adjustments to be made to existing positions. Some programs consider volatility in determining the size of positions initiated. Other programs do not consider volatility in determining the size of positions initiated.

Modern portfolio techniques are used in an effort to construct an overall diversified portfolio for each JWH program. However, some programs will have limited diversification because of their sector focus or because JWH requires demonstrated liquidity in the contracts selected for a portfolio. These techniques will attempt to take into account the volatility and correlation of the markets that are included in the program, as well as projected price behavior during specific projections of market extremes. However, no assurances can be made that historical market correlations and diversification will occur or persist in all market conditions. In an attempt to maintain diversification, portfolio adjustments will be made to account for systematic changes identified by JWH’s research in the relationships across markets. Consistent with JWH’s view of markets, portfolios are managed to meet longer-term risk and volatility tolerances, rather than trading on the basis of short term trends or short term volatility.

Potential Capital Preservation.    JWH programs will frequently maintain positions even when markets have short-term volatility or when no trends exist. In these market conditions, flat or negative performance may occur because stop-loss risk management or position adjustments are not initiated by certain adverse price moves. Some JWH programs may take a neutral position (exit a market) rather than risk trading capital when no trend is identified. While there can be no guarantee against losses, the JWH trading systems are designed to preserve capital and maintain an account’s positions, while waiting for profitable trending opportunities over longer periods of time. Once a JWH program has identified a long term trend, positions will be maintained, even if losses are incurred in the short term. While JWH is waiting for longer-term trends to develop, significant drawdowns may take place.

Disciplined Investment Process.    JWH believes that an investment strategy can only be as successful as the discipline of the manager to adhere to its requirements in the face of market adversity. Unlike discretionary traders, whose decisions may be subject to behavioral biases, JWH practices a disciplined investment process. By quantifying the circumstances under which key investment decisions are made, the JWH methodology offers investors a consistent approach to markets, unswayed by judgmental bias.

Disciplined Adaptation to Changing Market Conditions.    JWH seeks to maintain a commitment to consistent portfolio construction and program integrity. JWH generally has not been persuaded to change the fundamental elements of the portfolios by short-term performance, although adjustments may be, and have been, made over time. In addition, JWH has not changed the basic methodologies that identify signals in the markets for each program. JWH believes that its long-term track record has benefited substantially from its adherence to its models during and after periods of negative returns; however, adherence to its strategy may lead to prolonged periods of market losses and high risk.

The dynamic elements of the JWH investment process involve periodic adaptation to changing market conditions and subjective discretionary decisions on such matters as portfolio weightings, leverage, position size, effective trade execution, capacity and entry into new markets—all of which depend on professional experience and market knowledge. These changes are made as warranted by JWH’s research findings concerning its portfolios and their performance.

Research.    JWH’s research is conducted across JWH departments in collaboration with the Investment Policy Committee. Research may include analysis of the dynamic elements of the JWH investment process, including refining risk management techniques and monitoring market capacity to the extent consistent with basic JWH methodologies. Research also includes the examination of profit opportunities in markets not currently traded by JWH programs and in new instruments as they become available. Proprietary research related to trading program development, design and composition may also be conducted or supervised by Mr. Henry.

Trade Placement.    JWH’s experienced traders work on a 24-hour rotation schedule, executing trades worldwide in markets that are the most liquid for the specific trade that is being made. Trades are executed by teams, with each member of the team fully responsible for the trade’s fulfillment, and are recorded and reviewed for strict adherence to procedures.

Once trade signals are received, traders focus on the manner and speed with which the trade will be executed in an effort to minimize market disturbance at the best price.

Depending on market conditions, order size and other factors, traders will decide to execute a trade using a particular order type, which may include “market price,” “market-at-discretion” or “market limit.” Whether entering or exiting the markets, JWH Trading follows specific procedures designed to help minimize the impact of any immediate adverse price developments.

JWH trades electronically on behalf of its client accounts. JWH, in its discretion, may also continue to place orders by traditional means, including telephone and telecopy. JWH believes that electronic trading provides a faster method of accessing the variety of markets that it trades than the traditional method of placing trade orders over the telephone. Electronic trading provides for greater order execution risk controls to be incorporated into electronic order placement which should reduce the potential for errors during the order placement process. Electronic trading also increases the overall level of confidentiality for JWH with respect to the marketplace and it will also prevent miscommunication of instructions between JWH and the executing brokers. Trade processing efficiency is another key benefit to electronic trading.

JWH places futures trades for all accounts that its manages, as well as for the accounts of JWH and Mr. Henry, as “bunched orders” or “block orders”, in which trades for all accounts are placed for execution in a group or bunch, and then are allocated to individual accounts when the order has been completed or at the end of the trading day. This process improves the efficiency of trade placement, and is intended to provide better pricing and execution of orders for all accounts. JWH provides the brokerage firms with allocated fills pursuant to JWH’s allocation methodology. JWH will make available to Spectrum Technical and Spectrum Currency upon request (1) the general nature of the allocation methodology JWH uses; and (2) summary or composite execution and allocation data sufficient for Spectrum Technical and Spectrum Currency to compare the results of execution and allocation for its account with those for the accounts of comparable customers and any proprietary account participating in the bunched order process. JWH is obligated to make all post-order allocations fair and equitable, so that no account or group of accounts consistently receives favorable or unfavorable treatment. In addition, JWH’s allocation methodology must be sufficiently objective and specific to permit independent verification of the fairness of the allocation and reconstruction of the allocation methodology. Forward contracts in foreign currencies are handled differently. JWH’s prime brokerage arrangement with Bank of America provides for currency forwards to be averaged before they are rolled forward, so that all accounts receive the same fill price.

Reliance on Timely and Accurate Market Data.    JWH’s ability to detect market trends and trade them profitably depends on its access to timely and accurate market price data throughout the trend identification and trading processes. If price data is not available or is delayed, JWH would be unable to trade for client accounts until reliable data sources have been restored. Data reconciliation procedures are applied each day to confirm accurate price quotations, and on the subsequent day prices that were employed in the JWH systems are re-reconciled in an attempt to identify changes from previously posted prices. JWH’s traders are required to confirm a price from multiple sources before executing a trade, and, during volatile market conditions, traders request confirmation of high and low prices from the floor before placing a trade. Inaccurate information may be generated by a data vendor, or an exchange may transmit inaccurate prices that a vendor then distributes to JWH, but which are later cancelled or amended by the exchange. In addition, JWH may obtain from third parties, such as clearing firms, information about prices or about contract specifications and changes to them. Inaccurate price information may cause JWH to enter or close trades that it would not otherwise have entered or closed, to trade or fail to trade at times that would have been indicated by accurate data, or to be completely unable to place a trade. Communications or technical failure may also cause an electronic trading tool to fail, which could cause JWH to fail to act when a trading stop is reached. As a result of such potential data problems, client accounts may be unable to exit positions or miss the opportunity to establish new positions. JWH receives price data electronically. Data providers typically make no representations or warranties about the accuracy or timeliness of the data they provide, and assume no financial liability for lost profits, trading losses or other consequential damages. Data providers also disclaim any responsibility for events of force majeure, as well as for actions (or inaction) of third party information, hardware and software providers, and for interruption of means of communication. Because all of the data required for JWH’s trading is provided from third parties, JWH, cannot, despite its employment of the precautions described above, make any assurances that its efforts will detect erroneous or incomplete data, or prevent client accounts from incurring losses or missing profit opportunities.

Investment Programs.    JWH investment programs have different combinations of style, timing, and market characteristics. Investment style differences are primarily based on the number of directional phases that investment programs use for markets—long, short or neutral—and how position sizes are determined, whether static or dynamic. Timing—whether trends are recognized over a short to very long term period—is a distinguishing characteristic of JWH investment programs. JWH investment programs can also be distinguished by the markets they trade.

While some characteristics may overlap, each investment program has a distinctive combination of style, timing, and markets. This does not mean that one program will have higher returns than another will or that a certain set of characteristics is preferable for one type of market. At times, an investment program may, for certain markets, use a style different from its primary style.

Duration of Positions Held.

JWH’s historical performance demonstrates that, because trends often last longer than most market participants expect, significant returns can be generated from positions held over a long period of time.

Therefore, market exposure to profitable positions is not changed based on the time horizon of the trade; positions held for two to four months are not unusual, and positions have been held for more than one year. Losing positions are generally reversed or eliminated relatively quickly because a trend did not extend for a requisite period of time, with most closing within a few days or weeks. However, if the JWH system detects a profitable underlying trend, a position trading at a loss may be retained to capture the potential benefits of participating in that trend. Throughout the investment process, trading methodologies have been designed to reduce the possibility of an extraordinary loss on a single position; however, significant profit givebacks or losses may be incurred under volatile market conditions.

Discretionary Aspects.

JWH at its sole discretion may override computer-generated signals and may at times use discretion in the application of its quantitative models, which may affect performance positively or negatively. This could occur, for example, when JWH determines that markets are illiquid or erratic, such as may occur cyclically during holiday seasons, or on the basis of irregularly occurring market events. Subjective aspects in JWH’s application of its quantitative models also include the determination of position size in relation to account equity, timing of commencement of trading an account, the investment of assets associated with additions, redemptions, and reallocations, futures contracts used and contract months traded, and effective trade execution.

Program Modifications.

The basic philosophy underlying the firm’s investment methodology has remained intact throughout its history and most investment programs maintain a consistent portfolio composition to allow profit opportunities in as many major market trends as possible, in accordance with the investment objectives of each program.

Proprietary research may be conducted to refine the JWH investment strategies. The potential benefits to a program of employing more than one investment methodology, applying investment methodologies in varying combinations, and the possible substitution of alternative investment methodologies with respect to particular contracts may be assessed through the testing of different methodologies, along with the possible benefits of such modifications to improve program performance over historical levels. In addition, risk management research and investment program analysis may suggest modifications regarding the relative weighting among various contracts, modifying the style and/or timing used by an investment program to trade a particular contract, the addition or deletion of a contract traded by an investment program, or a change in position size in relation to account equity. JWH’s research on these and other issues has resulted in investment program modifications from time to time in the past, and are expected to do so in the future.

All cash in a JWH investment program is available for trading, although the amounts committed to margin will vary from time to time. As capital in each JWH investment program increases, additional emphasis and weighting may be placed on certain markets that have historically demonstrated the greatest liquidity. Furthermore, the weighting of capital committed to various markets in the investment programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations, and other factors warrant. Spectrum Technical and Spectrum Currency will generally not be informed of such changes.

Oversight of Trading Policies.

The JWH Investment Policy Committee is a senior-level advisory group, broadly responsible for evaluating and overseeing trading policies. The Investment Policy Committee provides a forum for shared responsibility, meeting periodically to discuss issues relating to implementation of JWH’s investment process and its application to markets, including research on new markets and strategies in relation to JWH trading models. Typical issues analyzed by the Investment Policy Committee include liquidity, position size, capacity, performance cycles, and new product and market strategies. Composition of the Investment Policy Committee, and participation in its discussions and decisions by non-members, may vary over time. The Chairman participates in all Investment Policy Committee meetings and decisions. The Investment Policy Committee does not make day-to-day trading decisions.

Position Size.

Position size adjustments relative to account equity are an integral part of JWH’s investment strategy and historically have been made in a systematic manner as the equity in the account from trading profits increases. JWH may override indicated systematic position size adjustments when, in its discretion, it deems that is warranted by its assessment of market conditions. In the case of declines in equity, position sizes are generally maintained in spite of any trading losses. Systematic methods for maintaining or adjusting the trade size to equity in an account may affect performance and will alter the risk exposure of the account, with leverage increasing in down markets until losses are offset, and decreasing in profitable market conditions until systematic adjustments are made. JWH may also use discretion to adjust the size of a position in relation to equity in the account for markets or for entire investment programs. Such adjustments may not be made for all JWH programs. Factors that may affect decisions to adjust the size of a position in relation to account equity include ongoing research, program volatility, current market volatility, risk exposure, subjective judgment, and evaluation of these and other general market conditions. Decisions to change the size of a position may positively or negatively affect performance and will alter risk exposure for an account, since such adjustments will also alter the volatility of JWH programs. Adjustments in position size relative to account equity may lead to greater profits or losses, more frequent and larger margin calls, and greater brokerage expense. No assurance is given that such adjustments will result in increased program profitability. JWH reserves the right to alter, at its sole discretion and without notification to Spectrum Technical and Spectrum Currency, its policy regarding adjustments in position size relative to account equity.

Addition, Redemption, and Reallocation of Capital for Commodity Pool or Fund Accounts.

Investors purchase or redeem units at net asset value on the close of business on the last business day of the month. In order to provide market exposure commensurate with the funds’ respective account equities on the date of these transactions, JWH may, in its sole discretion, adjust its investment of assets associated with additions and redemptions as near as possible to the close of business on the last trading date of the month. The intention is to provide for additions, redemptions, and reallocations at a net asset value that will be the same for each of these transactions, and to eliminate possible variations in net asset values that could occur as a result of inter-day price changes if, for example, additions were calculated on the first day of the subsequent month. Therefore, JWH may, at its sole discretion, adjust its investment of the assets associated with the addition, redemption, or reallocation as near as possible to the close of business on the last business day of the month to reflect the amount then available for trading. Based on JWH’s determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or before, the last business day of the month, or at its sole discretion, delay adjustments to trading for an account to a date or time after the close of business on the last day of the month. No assurance is given that JWH will be able to achieve the objectives described above in connection with fund equity level changes. The use of discretion by JWH in the application of this procedure may affect performance positively or negatively.

Physical and Cash Commodities.

JWH may trade in physical or cash commodities for immediate or deferred delivery, including specifically gold bullion, as well as futures, options, swaps, and forward contracts when it believes that cash markets offer comparable or superior market liquidity or ability to execute transactions at a single price. The CFTC does not comprehensively regulate cash transactions, which are subject to the risk of counterparty failure, inability, or refusal to perform with respect to such contracts. JWH will not trade physical or cash commodities for the Spectrum Series, other than in connection with exchange of futures for physical transactions, without the general partner’s consent.

Equity Drawdowns.

Historically less than one third of all trades made pursuant to JWH’s investment programs have been profitable. Large profits on a few trades in positions that typically exist for several months have produced favorable results overall. The greatest cumulative percentage decline in net asset value that JWH has experienced since inception in any single investment program, measured on a month-to month composite basis was nearly 60 percent. Another program incurred a loss, calculated on the same basis, in excess of 50 percent. Measured on day-to-day composite basis, those program drawdowns exceeded the monthly levels. Similar or greater drawdowns are possible in the future.

Volatility.

Futures prices are highly volatile and are affected by a wide variety of complex and hard to predict factors; consequently, a primary risk in trading these instruments is rapid fluctuations in market prices in a short time period. Price fluctuations may affect JWH’s ability to earn investment returns for the funds. Market volatility may also depart significantly from historical averages, which could affect performance. Volatility could create adverse results for the performance of the funds’ accounts in several ways. A period of substantial volatility shortly after an account has been opened, or additional funds deposited in an account, could adversely affect performance and cause a significant reduction in account equity, making it more difficult to achieve profitability. Substantial volatility prior to the time of a planned withdrawal from an account could adversely affect performance, and could reduce the amount of proceeds actually received when the withdrawal has been completed. Equity drawdown statistics presented in this disclosure document reflect performance over the period of historical drawdowns, but cannot fully reflect the potential impact of volatility on daily account performance and may not represent the potential risk of future drawdowns if there is any change in the manner that JWH undertakes and manages risks. Periodic performance results (annual or monthly) also cannot fully depict volatility in intra-period performance results. Price volatility, as reflected in account performance, can be mitigated or increased by the position size in relation to account equity employed by JWH. JWH’s historical performance results reflect its approach to position management, which may serve as a contributing factor to JWH’s historical recoveries from performance drawdowns.

Business Interruption Risk.

During both 2004 and 2005, the operations of JWH at its Boca Raton, Florida, offices were disrupted by hurricanes which required recovery periods to re-establish communications and other utilities. JWH continued its trading operations during those periods without interruption from back up locations. Any future business interruption events, whether weather-related or otherwise, that affect the south Florida area could similarly disrupt the trading operations of JWH, despite the back up precautions it has established. JWH has a business continuity plan, but it cannot guarantee that business interruption events will not have an impact on its operations.

Electronic Trading and Order Routing Systems.    JWH may from time to time trade on electronic trading and order routing systems, which differ from traditional open outcry pit trading and manual order routing methods. Transactions using an electronic system are subject to the rules and regulations of the exchanges offering the system or listing the contract. Characteristics of electronic trading and order routing systems vary widely among the different electronic systems with respect to order matching procedures, opening and closing procedures and prices, error trade policies and trading limitations or requirements. There are also differences regarding qualifications for access and grounds for termination and limitations on the types of orders that may be entered into the system. Each of these matters may present different risk factors with respect to trading on or using a particular system. Each system may also present risks related to system access, varying response times and security. In the case of internet-based systems, there may be additional risks related to service providers and the receipt and monitoring of electronic mail.

Trading through an electronic trading or order routing system is also subject to risks associated with system or component failure. In the event of system or component failure, it is possible that for a certain time period, it might not be possible to enter new orders, execute existing orders or modify or cancel orders that were previously entered. System or component failure may also result in loss of orders or order priority. Some contracts offered on an electronic trading system may be traded electronically and through open outcry during the same trading hours. Exchanges offering an electronic trading or order routing system and listing the contract may have adopted rules to limit their liability, the liability of futures brokers and software and communication system vendors and the amount that may be collected for system failures and delays. These limitation of liability provisions vary among the exchanges.

Legal Concerns.

There neither now exists nor has there previously ever been any material administrative, civil, or criminal action against JWH or its principals.

Principals of JWH serve on the boards of directors and committees of various organizations, both in and outside of the managed futures industry. In such capacities, these individuals have a fiduciary duty to the other organizations they serve, and they are required to act in the best interests of those organizations, even if those actions were to be adverse to the interests of JWH and its clients.

Mr. Henry devotes a substantial portion of his business time to ventures unrelated to JWH and futures trading, and from time to time certain JWH staff members may provide support services for those other business ventures. Those principals and others who supervise and manage JWH staff supporting other business ventures have a conflict of interest in allocating their time, and the time of certain staff members, between their duties to JWH and duties or commitments involving such other business ventures.

JWH and Mr. Henry may engage in discretionary trading for their own accounts, as long as such trading does not amount to a breach of fiduciary duty. Such trading will be for the purposes of testing new investment programs and concepts, as well as for proprietary profit. Proprietary trading may involve contract markets that are not traded for client accounts. The reasons for not trading a contract market for clients may include: the contract market does not trade reasonable volume and is not expected to grow such that JWH could trade significant size with appropriate liquidity; the contract markets are liquid but are highly correlated or redundant to existing markets or sectors traded for clients; or the contract markets have excessively high volatility associated with low liquidity and no historical trends. In the course of trading for their own accounts, JWH and Mr. Henry may take positions that are the same or opposite from Spectrum Technical’s and Spectrum Currency’s positions, due to testing a new quantitative model or investment program, an allocation system, and/or trading pursuant to individual discretionary methods. Trades for the accounts of JWH and Mr. Henry may on occasion receive better fills than Spectrum Technical’s and Spectrum Currency’s accounts. Records for these accounts will not be made available to you.

Employees and principals of JWH (other than Mr. Henry) are not permitted to trade in futures, options on futures, or forward contracts. However, such principals and employees may invest in investment vehicles that trade futures, options on futures, or forward contracts, when an independent trader manages trading in that vehicle or in two investment partnerships for which JWH is the trading manager. Records for these accounts will not be made available to Spectrum Technical or Spectrum Currency.

Other Investment Programs Operated by JWH.

In addition to the Financial and Metals Portfolio, as of January 31, 2008 JWH operated 6 other investment programs in five categories for U.S. and non-U.S. investors, none of which are used by JWH for Spectrum Technical.

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Broadly Diversified programs invest in a broad spectrum of worldwide financial and nonfinancial futures and forward markets including currencies, interest rates, global stock indices, metals, energies, and agricultural commodities. JWH investment programs are classified as those that may take a position—long or short—in a market (two-phase investment style) when trends are identified, those that may also take a neutral stance or liquidate positions in non-trending markets (three-phase investment style), and those that use a combination or the two-phase and three-phase investment styles (five-phase investment style) to invest in both long- and short-term price trends and those that use multiple phases, where three separate two phase systems are utilized.

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Commodity Focused programs are broadly diversified, commodity-only programs that combine three two phase reversal systems with a systematic rebalancing strategy. The three trend-following models utilize different time horizons to permit multiple entry and exit points, as well as variations in positions based on different lengths of market trends.

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Financial programs invest in worldwide financial futures and forward markets, including currencies, interest rates, and stock indices, and metals. The range of investment choices includes a three phase diversified financial program, a three phase sector-focused program, and a program that utilizes three separate two phase systems. Some programs use a two-phase investment style while others use a three-phase investment style.

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Foreign Exchange programs invest in a wide range of world currencies primarily traded on the interbank market. Investment choices include a program that trades a range of major and minor currencies, a program focused on major currencies only, and a program that trades major currencies against the U.S. dollar. Programs use either the three-phase investment style or a slight variation called three-phase forex which incorporates specialized intra-day volatility filters.

The Global Diversified Portfolio.    The Global Diversified Portfolio, which began trading client capital in June 1988, seeks to capitalize on intermediate-term price movements in a broad spectrum of worldwide financial and non-financial markets including interest rates, global stock indices, currencies, metals, energies, and agricultural commodity markets. This program uses the three-phase investment style. On March 2, 2007, position size in relation to equity in this program decreased by 25%.

Beginning in October 2007, the Global Diversified Portfolio was modified as the result of extensive research. The modification involved the introduction of features designed to reduce the number of new trades that may be impacted by whipsaw markets, in which trends reverse before developing to the point where they generate profits for the program. Based on the research it has conducted on the effects of the modification had it been in place historically, JWH expects that this modification will reduce the number of false trading signals and preserve the ability of the Global Diversified Portfolio to trade profitably the trends that emerge in the marketplace.

JWH GlobalAnalytics®.    Introduced in June 1997 as the firm’s most broadly diversified investment program, JWH GlobalAnalytics® is the result of extensive research and testing by the firm. Unlike other JWH programs, which invest in intermediate- or long-term price movements, JWH GlobalAnalytics® invests in both long- and short-term price movements. The program invests in a broad spectrum of worldwide financial and non-financial markets, including interest rates, global stock indices, currencies, metals, energies, and agricultural commodity markets. This program uses a five-phase investment style.

The International Foreign Exchange Program.    The International Foreign Exchange Program, which began trading client capital in August 1986, seeks to identify and capitalize on intermediate-term movements in a broad range of both major and minor currencies primarily trading on the interbank market. Positions are taken as outrights against the U.S. dollar, or non-dollar cross rates. This program uses the three-phase forex investment style. On August 23, 2007, position size in relation to equity in this program decreased by 25%.

JWH Diversified Plus.    JWH Diversified Plus is a broadly diversified program that combines three separate two phase reversal systems with a dynamic sizing of individual market positions based on volatility. The three trend-following models utilize different time horizons to permit multiple entry and exit points. Portfolio exposure will vary based on the relative positions (long or short) of the three models used. The program is designed to have lower volatility compared to most other JWH programs. Like all JWH programs, it is non-predictive, trend-following, disciplined and systematic. This program began trading client equity in January 2007 as an allocation in the Strategic Allocation Program. An actual client account began trading in April 2007.

JWH Financial Plus.    JWH Financial Plus is a financial program that combines three separate two phase reversal systems with a dynamic sizing of individual market positions based on volatility. The three trend-following models utilize different time horizons to permit multiple entry and exit points. Portfolio exposure will vary based on the relative positions (long or short) of the three models used. The program is designed to have lower volatility compared to most other JWH programs. Like all JWH programs, it is non-predictive, trend-following, disciplined and systematic. This program began trading client equity in October 2007 as an allocation in the Strategic Allocation Program.

JWH World Commodity Portfolio.    The JWH World Commodity Portfolio is a broadly diversified, commodity-only program that combines three two phase reversal systems with a systematic rebalancing strategy. The three trend-following models utilize different time horizons to permit multiple entry and exit points, as well as variations in positions based on different lengths of market trends. Market allocations are established to reflect long term average notional allocations for a broad based commodity market portfolio. Position sizes are adjusted (rebalanced) back to targeted portfolio weights quarterly. Changes in the relative notional value of contracts are reflected in new position exposures upon rebalancing. Market exposures for this program were chosen to maximize diversification in the commodity sector subject to liquidity constrains for each market. The program is designed to have lower volatility compared to most other JWH programs. Like all JWH programs, it is non-predictive, trend-following, disciplined and systematic. This program began trading client equity in January 2007 as an allocation in the Strategic Allocation Program.

4.  Winton Capital Management Limited

Winton Capital Management Limited, organized in 1997, is a United Kingdom company. Winton became registered with the CFTC as a commodity trading advisor in January 1998 and is a member of the National Futures Association. Winton has its principal office at 1-5 St. Mary Abbot’s Place, London W8 6LS, United Kingdom.

Principals

David Harding, born in 1961, founded Winton Capital Management Limited in February 1997. Having graduated from Cambridge University with a First Class Honors Degree, he began his career in the financial industry in 1982. Between September 1982 and December 1984, he held various positions as a UK Gilt trader and salesman at two UK stockbrokers: Wood MacKenzie and Johnson Matthey & Wallace. He then joined Sabre Fund Management Ltd, a London based commodity trading advisor, as an assistant technical trader and researcher, and was later promoted to Director of Research. In December 1986, he moved to Brockham Securities Ltd, a privately owned sugar trading and managed futures company, to assist in the development and marketing of the firm’s futures fund management services.

In February 1987, he left Brockham and, together with colleagues Michael Adam and Martin Lueck, founded Adam, Harding and Lueck Ltd., a computer-driven, research-based commodity trading advisor. Adam, Harding and Lueck became registered with the CFTC in February 1987. By 1989, this firm had grown into the UK’s largest commodity trading advisor, with more than $50 million under management. At that time, the principals sold a 51% stake to E D & F Man Group Ltd., one of the largest distributors of futures funds internationally.

Between 1989 and 1993, when assets under management rose to $300 million, Mr. Harding headed up Adam, Harding and Lueck’s quantitative research team, supervising about 15 full-time research staff, supported by a software team of around a dozen programmers. This team developed a multiplicity of quantitative trading strategies in addition to Adam, Harding and Lueck’s successful trend-following trading approach. During this time, he was also involved in the company’s international institutional marketing efforts, in particular in Europe, the Middle East, South East Asia, Japan and the U.S.

In September 1994, E D & F Man Group Ltd. bought out the minority shares owned by Mr. Harding and the original partners, and Adam, Harding and Lueck was consolidated into E D & F Man Group Ltd.’s fund management division. Mr. Harding then formed and headed up a new division of E D & F Man Ltd., called E D & F Man Quantitative Research, leading a research team that developed quantitative trading models primarily for use by E D & F Man Ltd.’s fund management companies. Mr. Harding left E D & F Man Ltd. in August 1996 and in February 1997 founded Winton together with Martin Hunt and Osman Murgian. Winton’s founding principle is the belief that robust statistical research provides the richest and most reliable source of information on market behavior. Research has always constituted the largest area of investment in the company, which remains private and tightly controlled, employing around 150 people. In 2005, Winton set up a research campus in the Oxford Science Park to better pursue its mission of long term scientific research. In July 2007, Winton opened a second research campus in Hammersmith. The company currently employs over 80 researchers with PhDs and Masters degrees in such diverse fields as: operations research, statistics, actuarial science, extragalactic astrophysics and financial mathematics, with a distinct focus on practical application.

Osman Murgian is a founding director and a principal of Winton. Educated in Brighton College in England, Mr. Murgian was also one of the original shareholders and directors of Adam, Harding and Lueck Ltd. Mr. Murgian lives in Nairobi, Kenya, and is the owner of or an investor in a number of international businesses ranging from real estate to transportation. Mr. Murgian has a beneficial interest of more than 10% of Winton’s share capital. This interest is held by Samur (Jersey) Ltd. and Amur (Jersey) Ltd. both of which are investment holding companies owned by Mr. Murgian’s family foundation.

Martin John Hunt is a director and a principal of Winton. Mr. Hunt began his career in the UK managed futures industry in October 1983, at which time he was employed as a trainee trader for a trading advisor, Futures Fund Management Ltd. In January 1986, he was appointed manager of the trading operations for Sabre Fund Management, also a trading advisor. In February 1988, he joined Adam, Harding and Lueck Ltd., then a newly established trading advisor, where he was responsible for the company’s trading operations.

These trading operations were complex, and Mr. Hunt’s role was to ensure the efficient execution of the firm’s computer-generated futures and interbank orders on over $120 million of assets under management. These orders spanned more than 60 markets, 5 time zones and 15 exchanges worldwide.

In August 1991, Mr. Hunt assumed responsibility for marketing and operations at Royston Investments, Ltd, which at the time was a CFTC-registered CTA. In March 1994, he established himself as an independent marketing and compliance consultant to firms in the UK managed futures industry. These consultancy activities continued until February 1997, when he was recruited by David Harding to handle the formation, structuring and subsequent day-to-day running of Winton. At Winton, Mr. Hunt supervises the company’s operations and has responsibility for the firm’s regulatory compliance and finance.

Anthony Daniell is a director and principal of Winton. Mr. Daniell leads Winton’s sales and marketing team. After 10 years in the British Army, which included gaining a civil engineering degree, Mr. Daniell began his career in the financial sector in March 1983 at David Allsopp and Partners, as an equity analyst following U.S. defense companies. He moved to Rowe and Pitman in April 1986 where he became co-head of U.S. Equity sales. From March 1994 to December 2001 Mr. Daniell was co-head of Emerging Markets and then head of Latin American Equities. During this time Mr. Daniell was responsible for cash and derivative sales, trading and research and was promoted to managing director in January 1999. During the period April 1986 to December 2001, as a result of a series of mergers and acquisitions Rowe and Pitman changed its name a number of times and ultimately became part of UBS. Mr. Daniell left UBS in December 2001. In January 2002 he started at Eday Ltd., an Financial Services Authority registered private limited company which marketed absolute return funds. In 2003, Eday Ltd. began to assist Winton’s marketing. In October 2004, Mr. Daniell became a Winton employee and then became a director in October 2006.

During the five years preceding the date of this prospectus, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against Winton or its principals.

Winton and its principals may, from time to time, trade futures, forward, or options contracts for their own proprietary accounts. Although Winton maintains records of these trades, clients of Winton are not entitled to inspect these records except in certain limited circumstances.

Description of the Diversified Trading Program

Winton currently trades a portion of Spectrum Technical’s assets in accordance with its Diversified Trading Program which has been trading since 1997. The Winton Diversified Trading Program uses a statistically-derived systematic model to trade a diversified portfolio of more than 100 futures, options and forward contracts and, for accounts other than Spectrum Technical, certain over-the-counter products such as swaps. The contracts traded cover a global range and are widely diversified across the financial and commodity sectors. Winton expects the margin requirements for the portion of Spectrum Technical’s assets traded pursuant to Winton’s Diversified Trading Program to average about 20% of those assets.

As of January 31, 2008, Winton Capital Management Limited was managing approximately $11.8 billion pursuant to its Diversified Trading Program and approximately $12.3 billion of client assets in all its programs (notional funds included).

Description of Trading Methods and Strategies

Winton’s investment technique consists of trading a portfolio of more than 100 commodity interests on major commodity exchanges and forward markets worldwide, employing a computerized, technical, trend-following trading system developed by its principals. This system tracks the daily price movements and other data from these markets around the world, and carries out certain computations to determine each day how long or short the portfolio should be to maximize profit within a certain range of risk. If rising prices are anticipated, a long position will be established; a short position will be established if prices are expected to fall.

The trading methods applied by Winton are proprietary, complex and confidential. As a result, the following discussion is of necessity general in nature and not intended to be exhaustive. Winton plans to continue the research and development of its trading methodology and, therefore, retains the right to revise any methods or strategy, including the technical trading factors used, the markets traded and/or the money management principles applied.

A Technical Trend-Following System.    Technical analysis refers to analysis based on data intrinsic to a market, such as price and volume. This is to be contrasted with fundamental analysis which relies on factors external to a market, such as supply and demand. The Diversified Trading Program uses no fundamental factors.

A trend-following system is one that attempts to take advantage of the observable tendency of the markets to trend, and to tend to make exaggerated movements in both upward and downward directions as a result of such trends. These exaggerated movements are largely explained as a result of the influence of crowd psychology or the herd instinct, amongst market participants.

A trend-following system does not anticipate a trend. In fact, trend-following systems are frequently unprofitable for long periods of time in particular markets or market groups, and occasionally they are unprofitable for spells of more than a year, even in large portfolios. However, over a span of years, Winton believes such an approach, applied to a sufficiently diversified portfolio of markets will be profitable.

The Winton trading system has been developed by relating the probability of the size and direction of future price movements with certain indicators derived from past price movements which characterize the degree of trending of each market at any time. Winton believes its application of advanced classical statistics to the understanding of market behavior provides it with an edge over other trend following systems. Winton believes this enables its system to suffer smaller losses during the inevitable whipsaw periods of market behavior and thus take better advantage of the significant trends when they occur, by focusing more resources on them.

A Non Discretionary System.    Trade selection is not subject to intervention by Winton’s principals or traders and therefore is not subject to the influences of individual judgment. As a mechanical trading system, the Winton model utilizes expert knowledge to analyze market data and direct trades, thus eliminating the risk of basing a trading program on one indispensable person. Equally important is the fact that mechanical systems can be tested in simulation for long periods of time and the model’s empirical characteristics can be measured.

The system’s output is rigorously adhered to in trading the portfolio and intentionally no importance is given to any external or fundamental factors. While it may be seen as unwise to ignore information of obvious value, such as that pertaining to political or economic developments, Winton believes the disadvantage of this approach is far outweighed by the advantage of the discipline that rigorous adherence to such a system instills. Significant profits are often made by the Winton system, by holding on to positions for much longer than conventional wisdom would dictate. An individual taking trading decisions, and paying attention to day-to-day events, could easily be deflected from the chance of fully capitalizing on such trends, when not adhering to such a system.

Markets Traded.    The Winton system trades in all the easily accessible and liquid commodity interests that it practically can. Winton’s portfolio mainly consists of commodity interests which are futures, options and forward contracts in the following areas: stock indices; bonds; short term interest rates; currencies; precious and base metals; grains; livestock; energy and agricultural products. Winton is constantly looking for new opportunities to add additional markets to the portfolio, thus further increasing the portfolio’s diversification.

Diversification of Markets.    Taking positions in a variety of unrelated markets has been shown, over time, to decrease system volatility. By employing a sophisticated and systematic schema for placing orders in a wide array of markets, Winton believes it can be demonstrated that there is a high expectation of an overall profit being realized after a sufficient period of time.

The trading strategy and account management principles described here are factors upon which Winton will base its trading decisions. Such principles may be revised from time to time by Winton as it deems advisable or necessary. Accordingly, no assurance is given that all of these factors will be considered with respect to every trade or recommendation made or that consideration of any of these factors in a particular situation will lessen risk of loss or increase the potential for profits.

Execution of Orders and Order Allocation

Winton will select the type of order to be used in executing trades and may use any type of order permitted by the exchange on which the order is placed.

Winton may place individual orders for each account or a block order for all accounts in which the same commodity interest is being cleared through the same futures commission merchant. In the latter instance, Winton will allocate trades to accounts using a proprietary algorithm. The aim of this algorithm is to achieve an average price for transactions as close as mathematically possible for each account. This takes the form of an optimization process where the objective is to minimize the variation in the average traded price for each account. On occasion, it may direct the futures commission merchant for the accounts to employ a neutral allocation system to assign trades. Partial fills will be allocated in proportion to account size.

5.  Rotella Capital Management, Inc.

Effective December 1, 2007, Rotella Capital Management, Inc. trades a portion of the assets of Spectrum Technical. Rotella is a Nevada corporation formed in 1995. Rotella became registered with the CFTC as a commodity pool operator and commodity trading advisor in July 1996 and as a member of the National Futures Association in October 1996. Rotella’s offices are located at 5300 Carillon Point, Kirkland, Washington 98033.

Principals

Robert P. Rotella is the Chief Executive Officer, sole beneficial owner, and a principal of Rotella. He is also the firm’s Portfolio Manager and Director of Research. Mr. Rotella has been listed as a principal and registered as an associated person of Rotella since July 1996, and has been a member with Rotella of the NFA since October 1996. He was registered in an individual capacity with the CFTC as a commodity trading advisor, a principal, and an approved NFA member from May 1987, and as a commodity pool operator from February 1996 until June 2002 when he withdrew all individual registrations. He was also registered as a floor broker from December 1990 until January 1994. From August 1990 until October 1990 Mr. Rotella was registered as an associated person and NFA associate member of Tropical Trader Inc. where he was employed as a broker for the firm. He graduated from Rensselaer Polytechnic Institute with a B.S. in Chemical Engineering in May 1978. He then obtained an M.B.A. in Finance from Temple University in June 1980. Mr. Rotella has taught courses and seminars on trading at New York University and the New York Institute of Finance. He is the author of The Elements of Successful Trading published by the New York Institute of Finance (Simon & Schuster) in 1992.

Rosemarie Rotella has served as the President of Rotella since December 1996. She has been a listed principal of Rotella since February 1999 and registered as an associated person of Rotella and an NFA associate member with Rotella since May 1997. As President she oversees all operational, administrative and business development areas of the firm. Ms. Rotella received her Bachelor’s Degree in Mathematics in May 1985 from Niagara University. In June 2005 she received her Master’s Degree in Business Administration with concentrations in Finance, Economics and General Management from the University of Chicago’s Graduate School of Business. Ms. Rotella is Robert Rotella’s sister.

Joseph A. Canepari is the Co-President, a listed principal since August 2005, registered as an associated person of Rotella since October 2000, and an NFA associate member with Rotella since September 2000. As Co-President, in conjunction with the president, Ms. Rotella, he is responsible for the general management of Rotella and provides input on business strategy. Mr. Canepari’s management emphasis includes co-management of Research and direct oversight of Trading, Technology, Back Office and Business Development. Previously, Mr. Canepari held the role of Director of Trading, where he oversaw Rotella’s global trading. Before joining Rotella in August 1998, Mr. Canepari was a principal of CGA LLC, where he was a proprietary trader, from December 1997 until September 1998. From May 1996 to January 1998 he served as the head trader for Providence Global Advisors, LLC, formerly Stallion Asset Management, LLC, where he was named a principal in January 1997. From September 1993 through May 1996 Mr. Canepari was a Financial Consultant with Merrill Lynch & Co. Mr. Canepari received a B.S. in Management from Arizona State University in May 1993.

Richard L. Johnson is the Chief Financial Officer, a listed principal of Rotella since April 2007, and registered as an associated person and NFA associate member of Rotella since January 2005 and November 2004 respectively. He has worked for Rotella since May 2004. He currently oversees the financial, compliance and human resources areas and is involved in the general management of Rotella. From May 2004 through March 2007 he was the Controller of Rotella. During this period he was responsible for managing the accounting department and worked closely with Rotella management and outside counsel on legal matters including contractual and regulatory compliance. Before joining Rotella, Mr. Johnson was a Tax Manager with Deloitte & Touche LLP in Chicago, Illinois where he worked from May 2002 through May 2004 specializing in alternative investment funds. From March 1997 through May 2002, he worked in the tax division of Arthur Andersen LLP in Chicago with a focus on real estate funds and hedge funds. Mr. Johnson is a licensed attorney and Certified Public Accountant (CPA). He received an A.B. in History in 1989 and an M.S. in Accountancy with a concentration in Taxation in 1995 from the University of Illinois. He also earned a J.D. from Loyola University Chicago in 2000.

Rotella and its principals may, from time to time, trade futures, forwards, and options contracts and securities for their own proprietary accounts. These accounts may take positions that are opposite, or ahead of, positions advocated for clients. Such trades may or may not be in accordance with the Rotella trading program described below. If Rotella or its principals engage in such trading, investors will not be able to inspect such records.

During the five years preceding the date of this prospectus, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against Rotella and its affiliates, or any of their principals.

Description of trading program

Rotella trades the assets allocated to it by Spectrum Technical pursuant to its Standard Leverage Program. As of January 31, 2008, Rotella managed approximately $588.7 million of client assets pursuant to its Standard Leverage Program (notional funds included).

The primary objective of Rotella’s Standard Leverage Program is to capitalize on intermediate to long-term price trends in global markets through the use of statistically-based trading strategies. Rotella’s investment approach is best defined as systematic tactical trading. The strategy employs an intermediate to long-term holding period where the average trade duration is more than ten trading days and less than forty trading days and portfolio turnover is expected to range from one-thousand to three-thousand round-turn contracts per year per million dollars invested. The strategy attempts to participate in intermediate to long-term market trends through the use of an array of sophisticated quantitative models.

Rotella’s investment approach is based on the development and use of a variety of trading methods, which attempt to identify opportunities in the markets. The methods are derived from various types of technical, fundamental, and statistical analyses. These methods are expressed in the models Rotella employs to make its trading decisions. The modeling is dynamic and tested via a variety of research techniques and closely monitored in real time trading. The trading methods are then combined in a “model basket” where different forms of money management and risk monitoring techniques are employed to further enhance the performance of the program. Fundamental analysis and subjective factors also may affect the trading performance via a long-term discretionary overlay that calls for Rotella to manage, on an active and ongoing basis, model selection, portfolio construction and leverage.

Certain market conditions are more conducive to the strategy than others. Generally, however, the strategy will perform best during periods when directional price movements persist whereas it will perform less favorably in environments characterized by erratic price action.

Rotella actively follows and may trade futures in all market groups including, but not limited to, interest rates, stock indices, currencies, energies, metals, food groups, and other markets. It may trade futures, forwards, spot (foreign exchange), derivative and related markets, debt securities, cash and cash equivalents. Rotella trades both domestic (e.g., Chicago Mercantile Exchange) and foreign markets (e.g., Euronext.liffe). Mr. Rotella will continue to review (and adjust) Rotella’s trading program in the future without prior notice to or approval by Rotella’s client’s. Although not contemplated currently, in the future and upon satisfaction of applicable registration and regulatory requirements, Rotella also may invest client assets in a wide range of additional asset classes including domestic and international stocks, bonds, options, warrants and other securities as well as derivative instruments. Rotella has no prior experience professionally managing investments in securities for clients and neither Rotella nor any principal of Rotella is registered as an investment adviser in any jurisdiction. Securities trading methodologies may be similar to (or very different from) those applied to futures and forwards markets, and may be supplemented by other types of analyses.

The trading and investment opportunities available through Rotella are expected to be varied. Rotella will devote a considerable portion of its resources to ongoing research into developing and refining new trading methodologies. Rotella has complete flexibility in selecting the instruments traded and the trading and investment strategies implemented, and intends to emphasize the use of strategies in which Mr. Rotella believes that the proprietary models, research capabilities and market experience of Rotella’s personnel provide a competitive advantage. Additionally, Rotella may employ leverage up to the maximum amount permitted by applicable law.

Rotella is not limited to trading any specific instruments or markets or pursuant to any specific investment strategies. Although Rotella’s research and analytical resources have to date been focused on futures, forwards, spot (foreign exchange) and related markets, Rotella may in the future apply its existing and new strategies in other markets at any time. Consequently, the past performance record and trading activities of Rotella may not necessarily be indicative of Rotella’s performance record or trading activities in the future.

You are cautioned that the information set forth in the following Capsule summaries is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by Rotella or the partnership in the future, since past results are no guarantee of future results. There can be no assurances that Rotella or the partnership will make any profits at all, or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool’s total income, and in certain circumstances, may generate profits where there have been realized or unrealized losses from commodity trading.

CAPSULE A

Rotella Capital Management, Inc.

Standard Leverage Program

Name of commodity trading advisor:    Rotella Capital Management, Inc.

Name of program:    Standard Leverage Program

Inception of trading by commodity trading advisor:    July 1996

Inception of trading in program:    January 1991

Number of open accounts in program:    6

Aggregate assets overall (including notional equity):    $656,700,000

Aggregate assets in program (including notional equity):    $588,700,000

Worst monthly drawdown past five years:    (6.53)% – April 2004

Worst peak-to-valley drawdown past five years:    (11.85)% – May 2003 to July 2004

2008 year to date return:    3.87% – 1 month

2007 annual return:    3.55%

2006 annual return:    9.87%

2005 annual return:    8.65%

2004 annual return:    (4.17)%

2003 annual return:     3.73%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Footnotes to Capsule Performance Summary

“Name of commodity trading advisor” is the name of the commodity trading advisor that directed the accounts included in the capsule.

“Name of program” is the name of the trading program used to derive the performance included in the capsule.

“Inception of trading by commodity trading advisor” is the date on which Rotella began directing client accounts.

“Inception of trading in program” is the date Rotella began directing client accounts pursuant to the Standard Leverage Program shown.

“Number of open accounts in program” is the number of accounts currently traded pursuant to the Standard Leverage Program as of January 31, 2008.

“Aggregate assets overall” is the aggregate amount of assets in non-proprietary accounts under the management of Rotella as of January 31, 2008. This number includes notional equity.

“Aggregate assets in program” is the aggregate amount of assets in non-proprietary account in the program specified as of January 31, 2008. This number includes notional equity.

“Worst monthly drawdown past five years” is the largest percentage loss that occurred in the trading program on a composite basis during any calendar month in the past five years and includes the month and year of such drawdown, from inception of trading in program through January 31, 2008.

“Worst peak-to-valley drawdown” is the largest calendar month to calendar month loss experienced by the trading program for the period presented from any calendar month-end in the past five years to any subsequent calendar month-end and includes the month(s) and year(s) in which it occurred, from inception of trading in program through January 31, 2008.

CAPSULE B

Rotella Capital Management, Inc.

Pro Forma Performance of Rotella Standard Leverage Program

Name of commodity trading advisor:    Rotella Capital Management, Inc.

Name of program:    Standard Leverage Program

Inception of trading by commodity trading advisor:    July 1996

Inception of trading in program:    January 1991

Number of open accounts in program:    6

Aggregate assets overall (including notional equity):    $656,700,000

Aggregate assets in program (including notional equity):    $588,700,000

Worst monthly drawdown past five years:    (8.09)% – November 2007

Worst peak-to-valley drawdown past five years:    (18.61)% – May 2003 to March 2005

2008 year to date return:    4.31% – 1 month

2007 annual return:    (2.29)%

2006 annual return:    6.00%

2005 annual return:    3.57%

2004 annual return:    (9.12)%

2003 annual return:    (2.17)%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Footnotes to Capsule B Pro Forma Performance Summary

Capsule B above reflects pro forma rates of return, which are the result of the general partner making certain pro forma adjustments to the past performance record of client accounts managed pursuant to the Rotella Standard Leverage Program, the trading program to be employed by Rotella for Spectrum Technical. The pro forma adjustments are an attempt to approximately reflect Spectrum Technical’s brokerage, management and incentive fees and interest income, as opposed to the fees, expenses, interest income, applicable to the various accounts included in Capsule A above.

Capsule B must be read in conjunction with the description of Rotella and its trading program above. Furthermore, you must be aware that pro forma rates of return have certain inherent limitations: pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of Spectrum Technical, constitute no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure, interest income and other factors applicable to Spectrum Technical as compared to Rotella’s actual trading. The general partner believes that the method used above provides a fair representation of the pro forma effect of the different fees and interest income on the composite trading results.

While the general partner believes that the information set forth in Capsule B is relevant to evaluating an investment in Spectrum Technical, no representation is, or could be, made that Capsule B presents what the results of Spectrum Technical would have been in the past or are likely to be in the future. Past results are not a guarantee of future results.

6. Aspect Capital Limited

Effective December 1, 2007, Aspect Capital Limited trades a portion of the assets of Spectrum Technical. Aspect is a limited liability company registered in England and Wales (registration number 3491169), which is regulated in the United Kingdom by the Financial Services Authority. Since October 1999, Aspect has been a member of the National Futures Association, registration number 0296934, and has been registered with the CFTC as a commodity trading advisor and commodity pool operator. Aspect has also been registered with the National Futures Association as a principal of its commodity trading advisor subsidiary Aspect Capital Inc. (registration number 0346983) since August 2004. Aspect has also been registered with the Securities and Exchange Commission as an investment adviser since October 2003. The main business address of Aspect is Nations House, 103 Wigmore Street, London, W1U 1QS, England. Aspect’s telephone number in London is +44 20 7170 9700.

Aspect was established in 1997 by Anthony Todd, Dr. Eugene Lambert, Martin Lueck and Michael Adam, all of whom were involved in the development of Adam, Harding and Lueck (now part of Man Group plc), where they advanced the application of systematic quantitative techniques in managed futures investment. Aspect has grown its team to over 100 employees and manages approximately $4.7 billion as of January 31, 2008, including approximately $4.46 billion in the Diversified Program—the trading program to be employed by Aspect for Spectrum Technical—in the aggregate. Aspect’s investment approach involves a strong focus on rigorous research, disciplined systematic implementation, robust risk management and efficient market access and execution.

Principals

The principals of Aspect are Anthony Todd, Michael Adam, Gavin Ferris, Martin Lueck, Daniel Oram, Simon Rockall, Robert Wakefield, James Walker, John Wareham and RMF Investment Management. RMF Investment Management, a principal of Aspect, is a subsidiary of the Man Group plc. Man Group plc is a leading global provider of alternative investment products and solutions. Certain Man Group plc subsidiaries are registered with the CFTC as futures commission merchants and/or introducing brokers. Aspect is also affiliate with AIG Financial Products Corp., which itself is an affiliate of the AIG group of companies. Aspect may execute transactions with RMF Investment Management and its group companies and AIG Financial Products Corp. and its group companies, and the relevant entities will receive compensation in connection with such transactions. The compensation paid to such entities is negotiated to be at market rates. In addition to RMF Investment Management, the following persons are principals of Aspect:

Anthony Todd, Chief Executive Officer. Mr. Todd co-founded Aspect in September 1997 and is the Chief Executive Officer of Aspect. He has been an NFA-listed principal and associated person of Aspect from October 1999 to the present. Mr. Todd has also been listed with the NFA as a principal of Aspect’s commodity trading advisor subsidiary Aspect Capital Inc. since April 2005. Before establishing Aspect, Mr. Todd worked for five years (from March 1992 to October 1997) at Adam, Harding and Lueck Limited, a systematic futures trading firm, initially as Director of Financial Engineering and Product Development, before moving to Switzerland as Director of Marketing and Institutional Sales. Prior to this role, Mr. Todd was a strategy consultant at Mars & Co., a Paris based consultancy, from September 1990 to March 1992. From July 1989 to July 1990, Mr. Todd studied at INSEAD, Boulevard De Constance, in France, and from September 1982 to June 1989 he was with UBS, an international investment bank, in London as Assistant Director in the International Government Bond Group. Mr. Todd holds a B.A. in Physics from Oxford University and an M.B.A. from INSEAD in France.

Michael Adam, Director. Mr. Adam co-founded Aspect in September 1997, and has been an NFA-listed principal of Aspect from January 2004 to the present. Mr. Adam has also been listed with the NFA as a principal of Aspect’s commodity trading advisor subsidiary Aspect Capital Inc. since April 2005. Mr. Adam worked very closely with Aspect as a Non-Executive Director until August 2003, at which time Mr. Adam took a more involved executive role as Head of Research and Risk. Mr. Adam was subsequently appointed Chief Investment Officer in August 2004, the responsibilities for which were transferred to Gavin Ferris in December 2007. Currently, Mr. Adam’s only role with Aspect is as a Director. Prior to establishing Aspect, in August 1994, Mr. Adam co-founded Inventure, a software business concentrating on developing Financial Services Software solutions (including the foreign exchange option evaluation software, Fenics, and the trader analytical tool, Ranger). He acted as Chairman of Inventure until April 2001, when the business was sold to the GFI Group until October 2003, whereupon he resigned to concentrate fully on the Aspect business. Prior to this, in February 1987 Mr. Adam co-founded Adam, Harding and Lueck Limited with Martin Lueck and David Harding and from February 1991 to July 1994, Mr. Adam was Managing Director of Adam, Harding & Lueck AG in Switzerland, with responsibility for building its brokerage, execution and administrative operations. Mr. Adam was a Director of Brockham Securities Limited from July 1982 to February 1987, with particular responsibility for the design and implementation of quantitative trading systems.

Gavin Ferris, Chief Investment Officer. Dr. Ferris joined Aspect in January 2006 as Aspect’s Chief Architect and has been an NFA-listed principal of Aspect from July 2006 to the present. In June 2006, Dr. Ferris became a member of Aspect Capital’s Board and in April 2007 he was appointed Co-Chief Investment Officer alongside Michael Adam. In December 2007, Dr. Ferris became Chief Investment Officer where he leads Aspect’s Research and Development team. Prior to joining Aspect, from October 2003, he was the Chief Executive Officer and co-founder of Crescent Technology Ltd, which designs statistical trading systems for hedge funds. Between May 2003 and October 2003 Dr. Ferris was the Chief Technology Officer for Crescent Asset Management Ltd, an Econometric Software Development company with oversight of all software development at the company. Between March 1997 and August 2003, he was the Chief Technology Officer, co-founder and Board Director of RadioScape, a world leader in digital signal processing. At RadioScape, Dr. Ferris was responsible for the oversight of all software development and the creation of Intellectual Property. Dr. Ferris held the position of lead software engineer of the core technology group, heading up the development of the Nile production management software system at DreamWorks SKG Feature animation production from July 1995 to February 1997. Dr. Ferris holds a 1st class degree in Computer Science and PhD in Artificial Intelligence from Cambridge University.

Martin Lueck, Director of Research and President of Aspect Capital Inc. Mr. Lueck co-founded Aspect in September 1997, and has been an NFA-listed principal and associated person of Aspect from October 1999 to the present. Mr. Lueck has also been listed with the NFA as a principal of Aspect’s commodity trading advisor subsidiary Aspect Capital Inc. since October 2004 and as an associated person of Aspect Capital Inc. since December 2004. As Director of Research, he oversees the teams that are responsible for generating and analyzing fundamental research hypotheses for development of all Aspect’s investment programs. Prior to founding Aspect, Mr. Lueck was with Adam, Harding and Lueck Limited, which he co-founded in February 1987 with Michael Adam and David Harding. Man Group plc (a leading global provider of alternative investment products and solutions) completed the purchase of Adam, Harding and Lueck in 1994 and Mr. Lueck left in 1995. At Adam, Harding and Lueck, Mr. Lueck initially focused on trading system research before taking on responsibility for the further development of the proprietary software language which provided the platform for all of Adam, Harding and Lueck’s product engineering and implementation. During the period from August 1989 to April 1996, Mr. Lueck was listed with Adam, Harding and Lueck as a principal and associated person of Adam, Harding and Lueck. Mr. Lueck was a Director of Research at Brockham Securities Limited, a London based commodity trading advisor, from October 1984 to February 1987 and an executive at Nomura International, a provider of financial services for individual, institutional, corporate, and government clients, from January to October 1984. Mr. Lueck holds an M.A. in Physics from Oxford University.

Daniel Oram, Risk Director. Dr. Oram is Aspect Capital’s Risk Director, in which capacity he reports directly to Anthony Todd, Aspect’s Chief Executive Officer. As Risk Director, Dr. Oram is responsible for the development and operation of the risk management frameworks through which Aspect continuously monitors and controls the risk exposures of its programs. Dr. Oram also heads the team which is charged with producing full and independent Risk Reviews of all new systematic strategies prior to their implementation. Dr. Oram joined Aspect Capital in January 2005, and has since held senior positions in the research and risk teams. Before Aspect, Dr. Oram worked as a Risk Engineer at Canon Research Europe (the research and development arm of Canon) between October 2001 and July 2004 developing new technologies for use in both Canon and third party products. Dr. Oram holds a 1st class degree in Computer Science and a PhD in Image Sequence Geometric Reconstruction from Manchester University.

Simon Rockall, Chief Operating Officer. Mr. Rockall is Aspect’s Company Secretary and manages Aspect’s Legal, Compliance, Operations and Fund Accounting areas. Mr. Rockall has been an NFA-listed principal of Aspect from March 2006 to the present. Mr. Rockall joined Aspect in August 2003 from GFI Group (independent provider of brokerage, software and data services) where from April 2001 he was Head of Corporate Development and Company Secretary for the European region of the business. Mr. Rockall joined GFI following its acquisition of the Fenics Software Group (provider of the de-facto market standard software for the pricing and analysis of FX Options) where he was Head of Legal, Vice President and Group Company Secretary between September 1997 and April 2001. Between September 1995 and September 1997, Mr. Rockall worked for Barclay’s Bank PLC, an international investment bank, on its high level Management Program. Mr. Rockall has a Law degree from Exeter University.

Robert Wakefield, Director of Markets. Mr. Wakefield joined Aspect in May 2000 and is responsible for the development and management of the Trading team. In addition to this, Mr. Wakefield is a member of Aspect’s Investment Management Committee and Risk Management Committee. Prior to joining Aspect, Mr. Wakefield worked for ED&F Man International, a futures and foreign exchange broker, from September 1999 to April 2000. Prior to this, Mr. Wakefield worked for Tullett and Tokyo (an inter-dealer broker) in London and New York on their institutional futures and options sales desk from June 1993 until September

1999, trading futures, options, bonds, equities and foreign exchange. Mr. Wakefield has extensive experience in the mechanics of financial markets as well as fifteen years of experience in electronic trading. Mr. Wakefield has been an NFA-listed principal of Aspect from January 2004 to the present.

James Walker, Chief Financial Officer. Mr. Walker, who joined Aspect in May 2004, heads the finance and organizational development teams. Mr. Walker has been an NFA-listed principal of Aspect from April 2006 to the present. Mr. Walker joined Aspect from 3i plc (a global venture capital and private equity firm), where he worked between August 1995 and May 2004 as an Investment Manager and then a Director. From September 1990 to July 1995, Mr. Walker was a Higher Executive Officer and later a Principal at the UK Department of Trade and Industry and from 1989 to 1990, he was a Sales Executive for Forward Trust Limited (a consumer credit arm of HSBC). Prior to that, Mr. Walker worked as a Sales Executive for Paperlink Limited (an independent publisher of stationery). Mr. Walker holds a BA (Hons) in Economics from Kings’ College, Cambridge.

John Wareham, Chief Commercial Officer. Mr. Wareham, who joined Aspect in September 2005, leads the company’s sales, marketing and client service teams. Mr. Wareham has been an NFA-listed principal of Aspect from January 2006 to the present. Mr. Wareham has more than twenty years of senior-level experience in the financial markets. From November 2001 to September 2005, Mr. Wareham was globally responsible for the Foreign Exchange and Emerging Markets businesses at AIG Trading Group and AIG Financial Products (AIG is a world leader in insurance and financial services). From April 2001 to November 2001, Mr. Wareham was the Chief Operating Officer for Atriax Ltd., a foreign exchange trading platform. From February 1995 until April 2001, Mr. Wareham was with Merrill Lynch (an international investment bank), where he held a number of positions, including Global Head of FX Options Trading, Head of Private Client Strategies Group and Global Head of Foreign Exchange Sales and Trading. Mr. Wareham worked for Goldman Sachs (an international investment bank) from February 1991 to February 1995 as a Senior FX Options Trader. Mr. Wareham was with Morgan Stanley (an international investment bank) as a FX Options Trader from January 1987 until February 1991. From June 1986 to January 1987, Mr. Wareham was in Credit Analysis at Lehman Brothers (an international investment bank), and he was a Trainee Credit Analyst in the Republic Bank of Dallas NA from June 1985 to June 1986. Mr. Wareham holds a BSc (Economics) from the London School of Economics and an MPhil from St. Antony’s College, University of Oxford.

Aspect and its principals may, from time to time, trade futures, forwards, options contracts and securities for their own proprietary accounts. Such trades may or may not be in accordance with the Aspect trading programs described below. If either Aspect or its principals engage in such trading, investors will not be able to inspect such records.

There have been no material administrative, civil or criminal proceedings against Aspect or any of its principals which are pending, are on appeal or have concluded at any time during the last five years.

Description of the Aspect Diversified Program

Aspect will trade the assets allocated to it by Spectrum Technical pursuant to the Diversified Program. The Aspect Diversified Program is a broadly diversified global trading system that deploys multiple trading strategies that seek to identify and exploit directional moves in market behavior of a broad range of global financial instruments including (but not limited to) futures contracts in bonds, currencies, interest rates, equities, equity indices, debt securities and selected physical commodities. By maintaining comparatively small exposure to any individual market, the aim is to achieve real diversification.

The core objectives of the Aspect Diversified Program are to:

•	produce strong medium-term capital appreciation;

•	seek and exploit profit opportunities in both rising and falling markets using a disciplined quantitative and systematic investment process;

•	seek non-correlation with the broad bond and stock markets and thereby play a valuable role in enhancing the risk/return profile of traditional investment portfolios; and

•

minimize risk by operating in a diverse range of markets and sectors using a consistent investment process that adheres to pre-defined and monitored risk limits and determines market exposure in accordance with factors including (but not limited to) market correlation, volatility, liquidity and the cost of market access.

The investment approach that underpins the Aspect Diversified Program is proprietary. Aspect’s investment philosophy has remained consistent and involves a scientific approach to investment driven by Aspect’s belief that market behavior is not random but rather contains statistically measurable and predictable price movements and anomalies which, through sophisticated quantitative research and a disciplined approach, can be successfully identified and exploited for profit.

The Aspect Diversified Program employs a fully automated system to collect, process and analyze market data (including current and historical price data) and identify and exploit directional moves (or “trends”) in market behavior, trading across a variety of frequencies to exploit trends over a range of timescales. Positions are taken according to the aggregate signal and are adjusted to control risk. The Aspect Diversified Program seeks to maintain positions in a variety of markets. Market concentration varies according to the strength of signals, volatility and liquidity, among other factors.

Allocation Methodology

Allocations to the strategy, markets and asset classes traded by the Aspect Diversified Program are reviewed on a regular basis using a robust and stable quantitative methodology which takes into account a range of factors that may include liquidity, risk and expected returns. The Aspect Diversified Program does not have any inherent preference for, or bias toward, any market, asset class or instrument but rather aims to maximize returns within liquidity constraints.

Risk Management

A fundamental principle of Aspect’s investment approach is the importance of a robust risk management framework. Aspect employs a value-at-risk methodology and other risk management procedures to monitor the risk of the Aspect Diversified Program within pre-defined guidelines. Additionally, Aspect has developed mechanisms to control risk at both an individual market and portfolio level. In order to monitor and respond to changes in the trading conditions in a market at all times, Aspect believes a high level of transparency is required. This transparency is achieved by generally investing in liquid instruments with real time pricing, although this may not be possible in all markets or all instruments.

Research Commitment and Program Development

Aspect’s commitment to developing market leading research means that it invests heavily in its research capability and that it is continually developing the Aspect Diversified Program and searching for new markets, instruments, asset classes and strategies to incorporate in it with the aim of improving risk/return characteristics, diversification and capacity. Subject to prior approval of the general partner for material changes, limited partners are advised that Aspect retains the right to develop and make certain changes to the Aspect Diversified Program.

The Aspect Diversified Program is proprietary and highly confidential to Aspect. Accordingly, the description of the Aspect Diversified Program as contained herein is general only and is not intended to be exhaustive or absolute.

THERE IS NO ASSURANCE THAT ASPECT’S INVESTMENT PROGRAM WILL ACHIEVE ITS OBJECTIVE, AND ASPECT’S ACTUAL INVESTMENT RESULTS MAY VARY SUBSTANTIALLY FROM ITS INVESTMENT OBJECTIVE.

ASPECT’S INVESTMENT PROGRAM IS SPECULATIVE AND INVOLVES SUBSTANTIAL RISKS. THE USE OF FUTURES, FORWARDS AND OTHER INVESTMENT TECHNIQUES THAT ASPECT MAY EMPLOY FROM TIME TO TIME CAN SUBSTANTIALLY INCREASE THE RISK TO WHICH ASPECT’S INVESTMENT PORTFOLIO IS SUBJECT. ACCORDINGLY, ASPECT’S ACTIVITIES COULD RESULT IN SUBSTANTIAL LOSSES.

Performance Information of Aspect

The following summary performance information reflects (1) Capsule A: the results of a representative account traded pursuant to the Aspect Diversified Program for the period reflected in the table; and (2) Capsule B: the performance of such representative account adjusted to reflect the fees and expenses of Spectrum Technical. The footnotes following Capsules A and B are an integral part of Capsules A and B.

The account selected as the representative account in Capsule A is that of the largest account traded pursuant to the Aspect Diversified Program. This representative account is not, however, subject to the same fees and other expenses of Spectrum Technical, and such fees and expenses are reflected only in the pro forma performance information displayed in Capsule B on page •.

You are cautioned that the information set forth in the following Capsule performance summaries is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by Aspect or the partnership in the future, since past results are not a guarantee of future results. There can be no assurance that Aspect or the partnership will make any profits at all, or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool’s total income and, in certain instances, may generate profits where there have been realized or unrealized losses from commodity trading.

CAPSULE A

Aspect Capital Limited

Aspect Diversified Program

Name of commodity trading advisor:    Aspect Capital Limited

Name of program:    Aspect Diversified Program

Inception of trading by commodity trading advisor:    January 1998

Inception of trading in program:    December 1998

Number of open accounts traded pursuant to the program:    43

Aggregate assets (excluding notional equity) in program:    $2,527,970,171

Aggregate assets (including notional equity) in program:    $4,461,164,793

Aggregate assets (excluding notional equity) overall:    $2,763,715,933

Aggregate assets (including notional equity) overall:    $4,702,230,452

Worst monthly drawdown past five years:    (7.96)% (June 2004)

Worst peak-to-valley drawdown past five years:    (21.5)% – 11 months, February 2004 – January 2005

2008 year to date return:    4.97% – 1 month

2007 annual return:    8.18%

2006 annual return:    12.84%

2005 annual return:    12.01%

2004 annual return:    (7.72)%

2003 annual return:    20.59%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Footnotes to Capsule A Performance Summary

“Name of commodity trading advisor” is the name of the commodity trading advisor that directed the accounts included in the capsule.

“Name of program” is the name of the trading program used to derive the performance included in the capsule.

“Inception of trading by commodity trading advisor” is the date on which Aspect began directing client accounts.

“Inception of trading in program” is the date Aspect began directing client accounts pursuant to the Aspect Diversified Program shown.

“Number of accounts traded pursuant to the program” is the number of accounts currently traded pursuant to the Aspect Diversified Program.

“Aggregate assets (excluding notional equity) in program” is the aggregate amount of actual assets under the management of the advisor in the Aspect Diversified Program shown as of the end of the period covered by the capsule. This number excludes “notional” equity.

“Aggregate assets (including notional equity) in program” is the aggregate amount of total equity under the management of Aspect in the Aspect Diversified Program shown as of the end of the period covered by the capsule. This number includes “notional” equity.

“Aggregate assets (excluding notional equity) overall” is the aggregate amount of actual assets under the management of the advisor overall as of the end of the period covered by the capsule. This number excludes “notional” equity.

“Aggregate assets (including notional equity) overall” is the aggregate amount of total equity under the management of Aspect in all of its trading programs as of the end of the period covered by the capsule. This number includes “notional” equity.

“Worst monthly drawdown past five years” is the largest percentage loss that would have occurred in the account during any calendar month in the past five years and includes the month and year of such drawdown.

“Worst peak-to-valley drawdown” is the largest calendar month to calendar month loss experienced by the account for the period presented from any calendar month-end in the past five years to any subsequent calendar month-end and includes the month(s) and year(s) in which it occurred.

CAPSULE B

Aspect Capital Limited

Pro Forma Performance of Aspect Diversified Program

Name of commodity trading advisor:    Aspect Capital Limited

Name of program:    Aspect Diversified Program

Inception of trading by commodity trading advisor:    January 1998

Inception of trading in program:    December 1998

Number of open accounts traded pursuant to the program:    43

Aggregate assets (excluding notional equity) in program:    $2,527,970,171

Aggregate assets (including notional equity) in program:    $4,461,164,793

Aggregate assets (excluding notional equity) overall:    $2,763,715,933

Aggregate assets (including notional equity) overall:    $4,702,230,452

Worst monthly drawdown past five years:    (8.50)% (June 2004)

Worst peak-to-valley drawdown past five years:    (26.08)% – February 2004 – January 2005

2008 year to date return:    5.40% – 1 month

2007 annual return:    3.31%

2006 annual return:    7.12%

2005 annual return:    4.92%

2004 annual return:    (13.20)%

2003 annual return:    15.07%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Footnotes to Capsule B Pro Forma Performance Summary

Capsule B above reflects pro forma rates of return, which are the result of the general partner making certain pro forma adjustments to the past performance record of client accounts managed pursuant to the Aspect Diversified Program, the trading program to be employed by Aspect for Spectrum Technical. The pro forma adjustments are an attempt to approximately reflect Spectrum Technical’s brokerage, management and incentive fees and interest income, as opposed to the fees, expenses, interest income, applicable to the various accounts included in Capsule A above.

Capsule B must be read in conjunction with the description of Aspect and its trading program above. Furthermore, you must be aware that pro forma rates of return have certain inherent limitations: pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of Spectrum Technical, constitute no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure, interest income and other factors applicable to Spectrum Technical as compared to Aspect’s actual trading. The general partner believes that the method used above provides a fair representation of the pro forma effect of the different fees and interest income on the composite trading results.

While the general partner believes that the information set forth in Capsule B is relevant to evaluating an investment in Spectrum Technical, no representation is, or could be, made that Capsule B presents what the results of Spectrum Technical would have been in the past or are likely to be in the future. Past results are not a guarantee of future results.

Morgan Stanley Spectrum Strategic L.P.

1.  Blenheim Capital Management, L.L.C.

Blenheim Capital Management, L.L.C. is a Delaware limited liability company which was formed to provide commodity trading advisory services to clients. Through a corporate reorganization in July 2001, Blenheim was merged with Blenheim Investments, Inc., a New Jersey corporation. The ownership and capitalization of Blenheim are materially the same as those that existed in Blenheim Investments, Inc. Additionally, Blenheim succeeded to all the assets and obligations of its predecessor. Blenheim is registered with the CFTC as a commodity trading advisor and commodity pool operator, effective March 2, 1989, and is a member of the National Futures Association. Blenheim’s address and telephone number are: Two Worlds Fair Drive, Somerset, New Jersey 08873; (732) 302-0238.

The Spectrum Strategic allocation to Blenheim is effected by investing substantially all of the capital that is allocated to Blenheim in a trading company, Morgan Stanley Managed Futures BHM I, LLC. At January 1, 2008, Spectrum Strategic initially invested capital in the amount of $89,554,106 in Morgan Stanley Managed Futures BHM I, LLC. As of January 31, 2008, Spectrum Strategic had net investments of $87,276,216, with a fair market value of $98,935,192, in Morgan Stanley Managed Futures BHM I, LLC. Morgan Stanley Managed Futures BHM I, LLC was formed in order to permit commodity pools operated by the general partner and managed by Blenheim to invest together in one trading vehicle and to promote efficiency and economy in the trading process. The general partner is the managing member of Morgan Stanley Managed Futures BHM I, LLC. Currently, one other partnership operated by the general partner also invests in Morgan Stanley Managed Futures BHM I, LLC. There is no change to the expenses charged to the investors as a result of the investment in Morgan Stanley Managed Futures BHM I, LLC as the fees are all calculated at the partnership level.

Principals and Officers

Mr. Willem Kooyker is the Managing Member, Chairman and majority owner of Blenheim. He is a principal of Blenheim and is registered with the National Futures Association as an associated person of Blenheim and is a member of the National Futures Association in these capacities. He is a former member of the Board of Directors of the NY Coffee, Sugar and Cocoa Exchange, a former president of the NY Cocoa Clearing Association, and a former member of the NY Mercantile Exchange. He received a BA cum laude in Economics from Baruch College in New York and an MBA in International Finance and Economics from New York University.

Mr. Kooyker began his trading career in the international commodities business in 1964 with Internatio-Muller in Rotterdam, The Netherlands, where eventually he became managing director of the International Trading Group. He stayed in this position until 1981, when he joined Commodities Corporation, Princeton, New Jersey, where he became President. At the time, Commodities Corporation was an active fund management company, operating predominantly in the futures markets. In October 1984, Mr. Kooyker started a new company, Tricon Holding Company, Ltd., a joint venture among Mr. Kooyker, Commodities Corporation and a group of Middle Eastern investors, which was a trading and consulting company in the futures as well as the physicals markets predominantly directed towards energy and industrial commodities. Tricon currently remains only active in the forest products industry, where it operates sawmills in the western United States. In January 1989, Mr. Kooyker started Blenheim, an independent fund management company and an advisor to several investment funds.

Mr. Kooyker is also the managing member of Blenheim Fund Management, LLC. Blenheim Fund Management, LLC is a commodity pool operator registered with the CFTC effective January 25, 2007, and is a member of the National Futures Association. Mr. Kooyker is a principal of Blenheim Fund Management, LLC and is registered with the National Futures Association as an associated person of Blenheim Fund Management, LLC.

Thomas M. Kopczynski is a Vice President and a portfolio manager of Blenheim. He is a principal and an associated person and is a member of the NFA in that capacity. Mr. Kopczynski has been with Blenheim since 1993. He is an integral part of Blenheim’s trading staff. His broad knowledge of the market sectors in which Blenheim trades, retained by extensive analysis and consultation with key industry contacts, facilitates continuous investment opportunities and diversification. Mr. Kopczynski holds a B.S. in Economics with a concentration in Statistics from the Wharton School of the University of Pennsylvania.

Joseph F. Esposito is a Senior Vice President of Blenheim. He is a principal of Blenheim and of Blenheim Fund Management, LLC and is a member of the NFA in these capacities. Mr. Esposito joined Blenheim in May of 2005 and is responsible for all legal, compliance and general administrative matters of Blenheim. Mr. Esposito joins Blenheim from Vinya Capital, L.P., a Stamford, Connecticut-based hedge fund manager, where he served as a principal and General Counsel. Before joining Vinya in August 2004, he was General Counsel at Goldman Sachs Hedge Fund Strategies LLC (formerly Commodities Corporation) where he supported its proprietary trading activities, hedge fund of funds business and foreign exchange trading desk since 1991. Before Goldman, he was in the tax and ERISA practice groups at Cadwalader, Wickersham & Taft LLP in New York. Mr. Esposito earned his J.D. from the New York University School of Law and holds a BS, cum laude, from St. John’s University, New York in Computer Science.

James P. Wohlmacher is a Senior Vice President of Blenheim. He is listed with the NFA as a principal of Blenheim and is a member of the NFA in that capacity. Mr. Wohlmacher joined Blenheim in May of 2005 and assumes risk management responsibilities at Blenheim. In addition, he is responsible for trader development and a new business initiative that will focus on extending Blenheim’s core approach to include investment strategies in natural resource and commodity-related equities. Mr. Wohlmacher joins Blenheim from Hamilton Investment Management LLC, a New York-based multi-strategy hedge fund manager, where he was Chief Operating Officer, responsible for risk management, operations, compliance and marketing/investor relations. Hamilton was spun out of Hamilton Partners, an affiliate of Commodities Corporation, where Mr. Wohlmacher previously worked in risk management and compliance from 1991 to 1995. Before that, Mr. Wohlmacher held various regulatory positions with the New York Stock Exchange Inc. beginning in 1987. Mr. Wohlmacher holds an MBA in Finance from Rutgers University Graduate School of Management and a BA in Economics from the State University of New York at Stony Brook.

Augustine A. Rossi is a Senior Vice President of Blenheim. He is a principal of Blenheim and of Blenheim Fund Management, LLC and is a member of the National Futures Association in these capacities. Mr. Rossi joined Blenheim in April 2006 and is responsible for financial matters of Blenheim. From 1999 to 2006, Mr. Rossi was with DPM Mellon, LLC and its predecessor, Derivatives Portfolio Management, L.L.C. DPM is primarily engaged as an accounting and administrative service provider to hedge funds and their management companies. Mr. Rossi served as a Vice President and the Controller of Financial and Taxation Reporting while at DPM. Throughout his tenure at DPM, Mr. Rossi was responsible for all clients’ monthly and annual financial reporting to investors, as well as managing all year-end audits and tax return data, with a staff of over 54 accountants. From 1997 to 1999, Mr. Rossi was employed by Caxton Corporation as Supervisor of the Taxation Department. While at Caxton Corporation, his responsibilities included the managing of the tax staff, researching tax compliance issues, and preparing tax returns for all entities in the Caxton umbrella of funds. Prior to Caxton Corporation, Mr. Rossi was employed by RD Hunter & Co LLP, as an Accounting Manager from 1994 to 1997. Mr. Rossi has a B.A. in Business from The University of Scranton in Scranton, Pennsylvania and is a Certified Public Accountant licensed in the State of Pennsylvania.

Gene Park is a Chartered Financial Analyst and a portfolio manager for Blenheim, with special focus on commodity-related equities. Mr. Park joined Blenheim in November 2004. Through his previous experience as a Vice President at middle-market mergers & acquisitions boutique, The Silverfern Group (f/k/a Kiwi Securities, Inc.), and as an associate in the mergers & acquisitions group at Deutsche Bank Securities, Mr. Park is skilled in the analysis and valuation of companies, at all levels of their capital structure and across a wide range of industries. He also possesses a broad and deep understanding of global equity and fixed income markets from his five years as an analyst and trader at Salomon Brothers Asset Management. Mr. Park graduated magna cum laude with a B.S. in Economics from the Wharton School of the University of Pennsylvania and earned an M.B.A. with honors from the Leonard N. Stern School of Business at New York University. He also attended the RSM Erasmus University (f/k/a the Rotterdam School of Management) in the Netherlands.

Arthur E. Mittnacht is an officer and a portfolio manager of Blenheim, and is registered with the National Futures Association as an associated person of Blenheim. Mr. Mittnacht joined Blenheim in June of 2006. A former member of the New York Mercantile Exchange, Mr. Mittnacht has over twenty years of experience in the industry, most recently with Archer Daniels Midland Investor Services, Inc., where he managed the commercial energy division. From 1989 to 1993, Mr. Mittnacht was employed as a discretionary global macro trader and senior funds manager at Commodities Corporation, where he traded in a broad array of markets, including energy, foreign exchange and fixed income, metals and agricultural products. Prior to Commodities Corporation, he was employed as a trader at deCordova Cooper & Co., a New York Stock Exchange specialist firm, and at Smith Barney, Harris Upham, Inc.’s capital markets, in New York. Mr. Mittnacht holds a JD from Vermont Law School, with a concentration in environmental law and regulation, and worked on water pollution case (oil spill) litigation in admiralty for the law firm of Kirlin Campbell & Keating prior to joining Smith Barney. He holds an AB with high honors in economic history from Middlebury College, Middlebury, Vermont.

Blenheim and its principals may, from time to time, trade futures, forward, and options contracts for their own proprietary accounts. If either Blenheim or its principals engage in such trading, you will not be able to inspect such records. Such trades may or may not be in accordance with the Blenheim trading program described below.

As of January 31, 2008, Blenheim was managing approximately $108.5 million of client assets pursuant to its Global Markets Strategy—Futures/FX program, and $5.3 billion managed across all programs, including physical commodities.

The Blenheim Global Markets Strategy

The Global Markets Strategy is a unique trading approach that has been designed and developed by the management team of Blenheim. The objective of the Global Markets Strategy is to capture substantial profits through the establishment of risk-controlled, strategic investment positions in markets where Blenheim has identified an unsustainable level of market disequilibrium that has not been reflected in the current market price. The essence of Blenheim’s trading approach is its ability to use discretion in formulating the most effective mix of trading methodologies, investment vehicles, and markets to maintain performance objectives. As trading opportunities are identified, Blenheim analyzes potential trading applications in order to achieve maximum capital appreciation with prudent risk management procedures. Blenheim will trade a portion of Spectrum Strategic’s assets pursuant to Blenheim’s Global Markets Strategy—Futures/FX.

Markets Traded

Blenheim’s portfolio is highly diversified and draws upon a potential of 35 markets, depending on the opportunities presented at any given time. The major markets traded by Blenheim include energy, industrials, precious metals, softs, grains, global fixed income, currencies and stock indices. Blenheim concentrates in those markets that, in its judgment and discretion, have a high degree of liquidity and a wide spectrum of historical price movement relative to other markets.

Instruments Utilized

Positions established are typically in derivative instruments such as futures, options and OTC transactions. Blenheim may, however, trade to a limited extent in illiquid instruments for which market quotations are not readily available. In addition, Blenheim actively trades in securities that are related to the financial and commodities markets currently traded. However, Blenheim will not be trading securities for Spectrum Strategic.

Blenheim’s Trading Style

Blenheim uses a global macro approach to investing, which utilizes fundamental, geopolitical and technical research and analysis in its evaluation of the markets. Fundamental analysis attempts to examine factors external to the trading market which affect the supply and demand for a particular investment instrument in order to predict future prices. The geopolitical considerations include governmental interference and potential political conflicts which may alter the normal flow of capital and goods.

Technical factors assume that market price patterns and price momentum, rather than external influences, indicate the supply and demand factors which are indicative of future price movements. Blenheim considers technical factors such as an instrument’s recent price history, current prices of such instrument relative to price of other markets and their historical price relationships. Blenheim studies price charts to assess changes in market sentiment and examines volume and open interest to evaluate market liquidity.

Blenheim regularly monitors worldwide economic and political trends in order to identify and evaluate possible market and price imbalances. Operating within a global framework, long-term macroeconomic indicators are assessed on a multinational, country-by-country and market specific basis. Factors such as fiscal/monetary policies and cross-border capital flows are evaluated for their potential impact on the equity, fixed income, currency and commodity markets. Additionally, Blenheim utilizes market sentiment indicators to take advantage of short-term trading opportunities.

Portfolio Management and Diversification

Various techniques are employed in managing the portfolio and position volatility. In its discretionary trading, Blenheim generally initiates medium-sized positions at a market entry level. This initial position, generally considered the core strategic position, is typically initiated upon Blenheim’s determination of an unsustainable level of market disequilibrium that has not been reflected in the current market price. Once market action begins to conform to Blenheim’s initial assessment of price behavior, Blenheim will add to the original strategic position.

In addition to managing the individual positions, Blenheim will also evaluate the positions within the context of an account’s portfolio. Separate strategic positions are evaluated for direct and indirect correlation characteristics in order to further anticipate and manage portfolio volatility. Despite these precautions, Blenheim’s trading program may be volatile at times.

Diversification in an account’s portfolio is a major consideration in its trading approach. While many of its trades are made on a short-term basis, Blenheim’s basic strategy is to attempt to participate in long-term, major price movements.

Evolution of the Trading Approach

The trading strategy of Blenheim has evolved and will continue to do so based on ongoing research, testing of data and trading experience. Prior to 1991, Blenheim traded almost exclusively in commodity markets, with a particular emphasis on energy products. Since then, Blenheim has become active in the global fixed-income, stock indices and currency markets as well. In the past, Blenheim had included non-discretionary systematic computerized analysis in its trading practices. This strategy was driven by a series of trading systems that produced a result that was an amalgam of numerous systemic processes. It was then traded in conjunction with the discretionary approach. Under separate funds, Blenheim also managed a purely financial strategy and a long-only commodity trading strategy incorporating physical commodities.

In this regard, Blenheim reserves the right to modify its trading approach to include any one or combination of trading methodologies it finds beneficial to its overall goals. These processes may include discretionary, systematic, or arbitage trading as well as cash and carry activities in physical commodities. Blenheim may use derivative instruments including futures, options, forwards and may also invest in physical commodities and OTC and swap transactions to reach its performance objectives. It is not anticipated that Blenheim will utilize these additional instruments with respect to Spectrum Strategic and will only do so with the prior written consent of the general partner. On rare occasions, Blenheim may withdraw from all markets.

Blenheim’s diversified portfolio is actively traded on domestic and non-U.S. markets. In the early 1990s, approximately thirty-five percent (35%) to forty-five percent (45%) of equity, including notional funds, was generally committed to margin on commodities positions. Recently the percentage has been between fifteen percent (15%) and thirty-five percent (35%). In the future the percentage committed may, from time to time, be substantially higher or lower.

Variances in Leverage

If particular opportunities present themselves based upon fundamental factors, Blenheim may increase the number of positions held. This will result in more capital needed to provide risk margin. Accordingly, within the overall parameters of Blenheim’s money management rules, Blenheim employs no hard and fast formula as to the levels of capital committed to discretionary trading or any other trading strategy at any given time. The level of risk margin relative to equity committed to trading positions is expected to vary from period to period. Blenheim will constantly monitor leverage in an effort to try to maximize its positive effects while trying to avoid overexposure to its potential negative characteristics. While there is no guaranty that this approach will be successful, Blenheim has used a consistent risk monitoring system for a number of years, one of the key components thereof involves monitoring the levels of risk margin to equity.

Blenheim may leverage the account of Spectrum Strategic differently than the standard account using the Global Market Strategy, but will not leverage the account at more than 50% above the leverage of a standard account.

2.  Eclipse Capital Management, Inc.

Eclipse is a Delaware corporation organized in July 1983. Eclipse’s main business address is 7700 Bonhomme, Suite 500, St. Louis, Missouri 63105. Eclipse has been registered with the CFTC as a commodity trading advisor since August 1986 and is a member of the National Futures Association in such capacity.

Eclipse began trading for Spectrum Strategic in June 2000.

Principals

Thomas W. Moller, President, CEO and Chief Investment Officer—Since founding Eclipse Capital in 1983, Tom Moller has served as its CEO and has headed up the firm’s Business Management Group. In his capacity as Chief Investment Officer, Tom has been the driving force behind the firm’s investment management and product development activities. Prior to forming Eclipse Capital, Tom served in various capacities in the areas of public accounting, consulting, and corporate financial management. In 1980, as a certified public accountant and chief financial officer of a privately held company, he designed an implemented one of the first variable rate loan hedge programs using interest rate futures contracts. In 1982, he formed Interest Rate Management, Inc., which provided interest-rate-hedging advisory and management services, and was a registered associated person thereof through 1999. From 1982 to 1988, he was also an associated person, with Gelderman & Company (which was later acquired by Man International, Inc.). Also beginning in 1984, Tom served as an associated person of Eclipse Capital and Eclipse Fund Management, Inc., an NFA member commodity pool operator under the same ownership. Tom holds a bachelor’s degree in Economics and Business Administration from Vanderbilt University and master’s in Accounting from the University of Kentucky. Tom is registered as an associated person of Eclipse Capital Management, Inc. and Eclipse Fund Management, Inc., an NFA member commodity pool operator under the same ownership.

Ronald R. Breitigam, Senior Vice President and Chief Operating Officer—As Chief Operating Officer, Ron Breitigam is responsible for directing the firm’s efforts in trading, administration, and information technology. Since joining the firm in 1989, he has managed Eclipse Capital’s 24-hour trading team, responsible for implementation of all the firm’s trading strategies. Ron also serves as a senior member of the firm’s Business Management Group, which is responsible for the overall management of the firm and its business development activities. He has been a registered associated person of Eclipse Capital Management, Inc. since 1989 and Eclipse Fund Management, Inc. since 1994. During his 20-plus-year career in investment management, Ron also worked as an independent trader, both on and off the exchange floor. Beginning in 1982, he served as an independent floor trader at the Mid-America Commodity Exchange. From 1984 through 1985, he served as an institutional broker with Thomson McKinnon, and, in 1986, as a futures and options broker with Paine Webber. In 1987, he formed his own trading company to work full time implementing various proprietary futures and options trading strategies. A graduate of Pacific Union College, Ron holds a bachelor’s degree in Business Administration and Finance.

James W. Dille, Ph.D., Senior Vice President—Research & Development—Jim Dille has served as the chief architect of Eclipse Capital’s proprietary research and trading platform since joining the firm in 1994. Jim is also involved in the overall management of the firm through his participation in the Business Management Group. Jim’s extensive educational credentials include undergraduate and graduate engineering degrees from the University of Virginia, and a master’s and doctorate from Harvard University in Applied Sciences, specializing in the areas of Decision and Control Theory and Computer Science. Prior to joining Eclipse Capital, Jim worked for The Boeing Company in the Training Systems and Flight Simulation Division, where he was responsible for research in the areas of computer architectures and networking.

At any time, Eclipse or its principals may trade for their own account. If either Eclipse or its principals engage in such trading, you will not be able to inspect such records.

Trading Programs

All client assets of Eclipse are currently in one of three trading programs—Strategic Opportunities Program, Tactical Trading Program, and Global Monetary Program. The programs are designed primarily for institutions, commodity pools, and certain other qualified investors. The Strategic Opportunities Program is a quantitative, model-driven global macro program. The program’s top-down risk allocation methodology relies exclusively on macroeconomic and fundamental inputs. The Tactical Trading Program is a quantitative model-driven tactical trading approach which uses statistical models of market behavior to produce consistent returns that are uncorrelated to most other investments. The Global Monetary Program employs a systematic trading approach, using multiple trend-following and macroeconomically driven models. Eclipse trades a portion of Spectrum Strategic’s assets pursuant to its Global Monetary Program at 1.5 times the leverage it normally applies for such programs. See “Risk Factors—Trading Advisor Risks—Northfield’s, Graham’s, Eclipse’s and C-View’s use of an increased rate of leverage could affect performance” on page •.

Global Monetary Program:    This “financial, metals and energy” program requires a minimum investment of $5 million and trades a global portfolio of futures and options on futures on interest rate instruments, currencies, stock indices, precious and base metals, and energy products, as well as interbank spot and forward currency markets. A key characteristic of this program is the extensive diversification achieved by applying multiple trading models to a wide variety of financial markets located throughout the world.

As of January 31, 2008, Eclipse was managing approximately $386 million of client assets pursuant to this trading program (notional funds included) and approximately $415 million in all of its trading programs.

Trading Approach

This trading program of Eclipse is systematic and its strategies are either macroeconomic or trend-following in nature, with the objective of capitalizing on intermediate- and long-term price trends. Eclipse makes all trading decisions pursuant to its proprietary trading, capital allocation, and risk management models. The Eclipse program makes use of multiple models to accentuate overall diversification. Macro-driven models generate trading signals through the quantitative analysis of environmental, macroeconomic, and intermarket data. Trend identification models use various technical and statistical analysis techniques to identify and evaluate price trends. Capital allocation models determine the percentage of trading capital allocated to various markets and trading models.

Eclipse’s risk management models were developed with the objective of limiting losses, capturing profits, and conserving capital in choppy, sideways markets. The risk management principles which Eclipse employs include:

•

using stop orders to exit trades when markets are moving against an established position (although, depending on market circumstances, such “stop-loss” orders may be difficult or impossible to execute);

•	diversifying positions among several different markets, futures, and/or futures groups to limit exposure in any one area;

•	using multiple entry and exit points;

•	limiting the assets committed as margin, generally within a range of 5% to 20% of assets managed, at minimum exchange margin requirements, but possibly above or below that range at certain times; and

•	prohibiting the use of unrealized profits in a particular futures contract as margin for additional contracts in the same or a related futures contract.

Strategic Opportunities Program:    This program requires a minimum investment of $5 million and is available only to investors meeting certain suitability requirements pursuant to a claim of exemption under CFTC Regulation 4.7. The program is a quantitative global macro trading approach utilizing a top-down investment methodology. Macroeconomic and fundamental inputs drive risk allocations to five primary asset classes—equities, fixed income, metals, energy, and foreign exchange. Long and short positions are established using futures and interbank foreign exchange contracts in the financial instruments of seven countries, representing over 90% of the world’s stock market capitalization and debt issuance, and in commodity markets which represent 85% of the world’s commodity production.

As of January 31, 2008, Eclipse was managing approximately $5 million of client assets pursuant to this trading program.

Trading Approach

The model-based investment process used in the Strategic Opportunities Program is designed to profit from global capital flows by currently identifying the most appropriate portfolio for a given set of economic conditions. The program’s proprietary decision-making framework is driven by macroeconomic and fundamental inputs relating to economic growth, inflation, liquidity, and valuation. The top-down process begins with an evaluation of the global investment environment in order to determine the appropriate degree of risk taking. Long and short risk exposure is then assigned to the different asset classes based on their relative attractiveness. Ultimately, the risk assigned to each of the portfolios’ five sectors is allocated to those markets with the greatest expected return for long positions and the most negative expected rate of return for short positions.

Decisions whether to trade a particular futures contract in these programs are based upon various factors, including liquidity, significance in terms of desired degrees of concentration, diversification, and profit potential, both historical and at a given time. These decisions are based upon output generated by a proprietary risk management program, but require the exercise of judgment by principals of Eclipse. The decision not to trade specific contracts for certain periods or to reduce the number of contracts traded may result at times in missing significant profit opportunities which otherwise would be captured by technical strategies. The specific contracts traded in each portfolio have been selected based on liquidity, historical volatility, and the degree of past directional movement. The actual number of contracts held at any particular point in time depends on a number of factors, including evaluation of market volatility and potential risk versus return. There are occasions when a trading model may indicate that no position is appropriate in a particular contract or contract group.

In addition to technical trading in futures contracts, Eclipse may also employ trading techniques such as spreads and straddles and may buy or sell futures options. Eclipse may alter its trading programs, including, without limitation, its trading strategies, commodity interests, and markets traded and trading principles if Eclipse determines that such change is in the best interest of the accounts which it manages.

Tactical Trading Program:    This program requires a minimum investment of $1 million and is available only to investors meeting certain suitability requirements pursuant to a claim of exemption under CFTC Regulation 4.7. Additionally, this program is only accessible through a Cayman Islands based fund—Crawling Stone Capital Partners, SPC—Tactical Trading Segregated Portfolio. The program is a quantitative model-driven tactical trading approach which uses statistical models of market behavior to produce consistent returns that are uncorrelated to most other investments. Positions of relatively short duration are established in the world’s most liquid financial, currency, and commodity futures markets, using a combination of momentum and reversion trading algorithms. Holding periods range from less than a day to more than two weeks, with an average of about one week.

As of January 31, 2008, Eclipse was managing approximately $23 million of client assets pursuant to this trading program.

Trading Approach

Tactical Trading uses a select set of noncorrelated trading models to produce consistent returns in a variety of different market conditions. The resulting return stream exhibits little or no correlation to the returns of most traditional and alternative investment indices. As a result, Tactical Trading serves as both a powerful portfolio diversifier and an excellent source of true portfolio alpha.

The statistical models of market behavior used are based upon the premise that all market conditions can be described using two statistical factors—the degree of directional movement and the level and direction of market volatility. Market movement can be categorized as directional (trending), reversing (countertrend), or nondirectional (sideways). Volatility can be described as high or low, rising or falling. The combination of these two factors determines a unique market state or regime. The Program attempts to identify changes in market states as they occur, and then selects the appropriate statistical model for that market state. The prescribed positions are implemented using either momentum or reversion execution algorithms.

3.  FX Concepts Trading Advisor, Inc.

FX Concepts Trading Advisor, Inc. was incorporated in New York on February 22, 1993, and has been registered as a commodity trading advisor and as a commodity pool operator with the CFTC since January 3, 2002. FX Concepts Trading Advisor, Inc.’s principal place of business is 225 W. 34th Street, Suite 710, New York, New York 10122; telephone (212) 554-6800.

FX Concepts Trading Advisor, Inc. and its affiliates, FX Concepts, Inc. and FX Concepts (Bermuda) Ltd., are all wholly-owned subsidiaries of International Foreign Exchange Concepts, Inc. These firms are collectively referred to as FX Concepts.

Principals

John R. Taylor, Jr. is the Chairman, Chief Executive Officer, Chief Investment Officer and founder of FX Concepts Mr. Taylor has over 30 years of experience in the foreign exchange markets. Prior to founding FX

Concepts, Mr. Taylor was a Vice President of Citibank where he headed the bank’s marketing and advisory services in foreign exchange. Mr. Taylor began his career at Chemical Bank where he started the Foreign Exchange Advisory Service in 1970 and worked from November 1969 to September 1973. Subsequently, Mr. Taylor was with First National Bank of Chicago from September 1973 to December 1974; Citibank from December 1974 and October 1978; GFTA from October 1978 to November 1979; Emcor from December 1979 to February 1981. Mr. Taylor’s executive responsibilities at FX Concepts include serving as Chairman of the firm’s Investment Committee. He is a graduate of Princeton University and did post-graduate work at the University of North Carolina. John R. Taylor was the sole director of FX Concepts Trading Advisor, Inc. from February 1993 until January 2002, when Hugh J. Tilney and Philip E. Simotas were appointed directors of FX Concepts Trading Advisor, Inc. John R. Taylor has been a director of FX Concepts (Bermuda) Ltd. since July 8, 1999.

Jonathan Clark is the Vice Chairman, Analysis/Consulting, of FX Concepts. Mr. Clark joined FX Concepts in May 1984. He is a graduate of Colgate University and obtained an M.B.A from New York University. Mr. Clark has been active in the foreign exchange market since 1976. Prior positions include: Head of the Foreign Exchange Trading Desk, Marine Midland Bank from July 1979 to May 1984 and Corporate Foreign Exchange Trader, Bank of America from August 1977 to July 1979. Mr. Clark’s responsibilities include assisting Mr. Taylor in the daily and weekly analysis of the markets and consulting with clients on a daily basis. Mr. Clark is a member of the firm’s Investment Committee. Jonathan Clark was appointed director of FX Concepts (Bermuda) Ltd. on June 8, 1993.

Philip Simotas is the President and Director of Investment Management of FX Concepts. Mr. Simotas is responsible for all of the functions associated with FX Concepts’ investment management activities, including trading and performance administration, client servicing and relations, and portfolio design. Mr. Simotas is a cum laude graduate of Yale University. He began his foreign exchange career in September 1986 at Dean Witter where his first position was Foreign Exchange Strategist. From 1987-1993, Mr. Simotas was Assistant Vice President and Senior Trader on the foreign exchange desk. Mr. Simotas also served as the Deputy to the Chief of Dean Witter’s foreign exchange department. In June 1993, Philip Simotas was hired by FX Concepts. Philip E. Simotas was appointed director of FX Concepts (Bermuda) Ltd. on September 18, 2000.

Hugh J. Tilney is the Executive Vice President, the Chief Operating Officer, the Chief Compliance Officer and the Secretary of FX Concepts. From 1964 to December 1986 Mr. Tilney worked in several firms within the insurance industry in the UK and the U.S. From December 1986 until February 1993 he was with Citibank. He has been with FX Concepts since April 1993. FX Concepts’ financial, legal and regulatory functions report to Mr. Tilney. Also, FX Concepts’ overseas offices come within Mr. Tilney’s responsibilities. Mr. Tilney is Chairman of the firm’s Management Committee. Mr. Tilney received a B.A. from Grenoble University. Hugh J. Tilney was appointed director of FX Concepts (Bermuda) Ltd. on January 8, 1998.

During the five years preceding the date of this prospectus, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against FX Concepts or its principals.

The trading policy of FX Concepts prohibits direct trading of foreign exchange contracts for personal accounts but allows employees to invest in funds which it manages. FX Concepts does not believe that any such trading will be in conflict with any of the fund’s interests. Records and results of such trading will not be made available to shareholders because of the confidential nature of such information.

The FX Concepts Trading Programs

FX Concepts, Inc., a global investment management and research firm founded in 1981, is one of the world’s largest private managers of foreign exchange risk. In 1987, FX Concepts received one of the first mandates ever awarded to provide a currency management product (currency overlay) to actively manage the foreign exchange exposures associated with a pension fund’s non-U.S. assets. Currently, most of the assets under management are divided between two programs designed for investors who seek return enhancement in either FX Concepts’ “Developed Markets Currency Program” or “Global Currency Program” and two composite programs: “Multi-Strategy Fund” and “Global Financial Markets Fund”. As of January 31, 2008, FX Concepts was managing approximately $6.1 billion of funds in the Developed Markets Currency Program and over $14.3 billion across all of its programs.

Since inception, FX Concepts has provided foreign exchange and interest rate research and advisory services to institutional and corporate clients. Today, FX Concepts has more than 240 institutional clients in forty countries for its foreign exchange and interest rate research products.

FX Concepts believes that technical and quantitative forecasting models, combined with market intelligence, experience and discipline, may provide improved risk management performance compared with other approaches. FX Concepts’ related business activities are based upon its ability to analyze and forecast foreign exchange and global interest rate movements.

Developed Markets Currency Program

FX Concepts Trading Advisor, Inc. will trade a portion of Spectrum Strategic’s assets pursuant to its Developed Markets Currency Program. FX Concepts expects the margin requirement of the portion of Spectrum Strategic’s assets traded pursuant to FX Concepts’ Developed Markets Currency Program to average approximately 6% of those assets.

The Developed Markets Currency Program is an alternative investment strategy that attempts to produce risk adjusted returns by trading a diversified portfolio of developed market currencies in the interbank foreign exchange market. The Developed Markets Currency Program has a continuous track record dating back to May 1988. Set forth below is a summary of the investment process upon which the program is based.

Investment Process-Quantitative & Qualitative Clients

Since its inception in 1988, the investment process and performance of the Developed Markets Currency Program has been largely governed by a “Trend Module.” In an effort to improve the durability of the investment process and returns, a “Carry Module” and an “Options Module” were added in the first quarter of 2002. As always, the core of the investment process continues to be quantitative and systematically driven by FX Concepts’ proprietary trading systems.

The Trend Module

The trend module utilizes price action as the primary determinant in forecasting foreign exchange moves. In this module, analysis of foreign exchange rate movements is composed of three major components: trends, cycles, and volatility. Trend following analysis, the most technical component of our process, identifies the underlying trends of the currency markets. Cycle analysis aims to identify the time period/life span of the trend, i.e., when trends are likely to begin and end. The volatility component of the analysis relates to a risk management concept. In effect, the system uses volatility as a measure for gauging the probability of forecasting profitable trades and consequently determining the appropriate size of positions.

The Carry Module

This module exploits a dynamic risk allocation system to create a currency basket that identifies high and low interest currencies and the proposed positions. The positions are conditioned on a proprietary measure of the market’s risk appetite. For example, when the market is risk-seeking, the risk allocation is at the maximum. In the event that the market gets cautious, risk is reduced. And when the market is risk-averse, the positions are reversed. This conditional strategy is designed to greatly enhance the return-risk trade-off of the Developed Markets Currency Program program.

The Options Module

The options module consists of multiple sub-systems, all of which take advantage of inefficiencies in the pricing of implied volatility in currency. All of the systems are designed so that they are uncorrelated with the trend and yield modules and are primarily—although not exclusively—short volatility. As a result, the strategy adds returns, controls risk and diversifies returns by making money during periods of consolidating trading—when other strategies suffer.

Morgan Stanley Spectrum Global Balanced L.P.

1.  SSARIS Advisors, LLC

SSARIS, a Delaware Limited Liability Company, was organized in May 2001. SSARIS’ address is Financial Centre, 695 East Main Street, Suite 102, Stamford, Connecticut 06901. SSARIS has been registered as a commodity trading advisor since August 2001 and as a commodity pool operator since August 2001, and is a member of the National Futures Association in such capacities.

SSARIS is a majority-owned subsidiary of State Street Global Alliance, LLC. Global Alliance is a joint venture between State Street Global Advisors, the investment management arm of State Street Corporation, and the Dutch pension fund, ABP, one of the largest pension funds in the world. SSARIS is minority owned by RTH Partners, LLC the members of which are the senior management team of SSARIS and were also the principals of the RXR Group. (The RXR group of companies included RXR, Inc., RXR Capital Management, Inc., and RXR Securities, Inc. sometimes collectively referred to herein as RXR)

SSARIS is also the sole owner of SSARIS Management LLC, a Delaware limited liability company that has been registered as a commodity pool operator and commodity trading advisor since October 2001. SSARIS Management also has been a member of the NFA since October 2001.

Principals

Mr. Mark Rosenberg has served as the Chairman, a Director and the Chief Investment Officer of SSARIS since its formation in May 2001 and, as such, is the head of SSARIS’ Investment Committee. Mr. Rosenberg is also the Chairman of SSARIS Management LLC. Mr. Rosenberg was the Chairman and Chief Investment Officer of RXR from June 1983 until May 2001. Mr. Rosenberg has over 30 years experience in the investment management industry. From August 1984 to July 1986, Mr. Rosenberg was employed by Prudential-Bache Securities, Inc., where he headed a group that specialized in institutional hedging and managed futures trading services. From December 1976 to July 1984, Mr. Rosenberg was employed by Merrill Lynch & Co. where he organized a group that was responsible for managing hedging and alternative investment strategies for Merrill’s institutional clients. This entity became the Financial Futures and Options Group. Mr. Rosenberg’s first job was on the floor of the New York Stock Exchange and subsequently the New York Mercantile Exchange, where he managed proprietary capital using a variety of quantitative techniques for Weis, Voisen & Cannon, a private investment boutique. Mr. Rosenberg is a fourth term Director of the Board of the Futures Industry Association, and arbiter for the NFA and is a member of the Financial Advisory Boards of both the Chicago Mercantile Exchange and the COMEX Division of NYMEX. Mr. Rosenberg is also a Director of the Foundation of Finance and Banking Research. Mr. Rosenberg also is involved in several community activities. He has donated time to Domus House, a refuge for abandoned children, and various entrepreneurial projects targeting low-income families.

Mr. Peter A. Hinrichs has served as the Chief Financial Officer of SSARIS since its formation in May 2001, is a member of SSARIS’ Investment Committee and serves as Chief Compliance Officer of SSARIS. Mr. Hinrichs also is Chief Financial Officer of SSARIS Management LLC. Mr. Hinrichs was with RXR since its founding in June 1983, where he was responsible for RXR’s financial, administrative and operational functions. Mr. Hinrichs also was a member of RXR’s Investment Committee. From September 1981 to July 1984, Mr. Hinrichs was employed by Merrill Lynch Futures Inc. in trading and administration and held a similar position at Prudential from July 1984 to August 1986. Mr. Hinrichs graduated from Curry College in 1981 with a Bachelor of Science degree in Business Management. He is active in his community as a Board member of Fountain House Inc., a non-profit rehabilitation center for the mentally ill, where he serves as an Investment and Audit Committee member. He also is active with a number of other charitable organizations.

Mr. James F. Tomeo has served as the Chief Operating Officer, a Senior Portfolio Manager and a Director of SSARIS since its formation in May 2001. Mr. Tomeo also is a member of SSARIS’ Investment Committee and is responsible for portfolio management, strategic planning and product development. Mr. Tomeo is also Executive Vice President of SSARIS Management, LLC. Mr. Tomeo served as Chief Operating Officer and a Senior Portfolio Manager of RXR and was a member of the firm’s Investment Committee. Before joining RXR in August 1986, Mr. Tomeo worked for Donaldson, Lufkin and Jenrette from June 1983 to June 1984 as an alternative investment consultant, Gerald Inc. from July 1984 to July 1986, and the LTV Corporation in New York from September 1980 to May 1983. Mr. Tomeo was formerly an advisor to Institutional Investor on matters related to Japanese pension fund reform, is the former Chairman of the International Committee of the Managed Funds Association and is the US representative to the Education and Research Committee of the Alternative Investment Management Association. Mr. Tomeo graduated from Bucknell University in May 1980 with a Bachelor of Science degree in Business Administration, the University of Hartford in 1987 with an MBA degree, and the Institute of International Studies and Training (Japanese business study program) in November 1988. He studied International Finance and Capital Markets at New York University.

Mr. Joseph Lyons has served as a Director of SSARIS since October 2004, President of State Street Global Alliance, and is also a Senior Principal of State Street Global Advisors, Inc. As Senior Principal of State Street Global Advisors, Inc., Mr. Lyons is responsible for the acquisition and oversight of early stage asset management firms on behalf of the shareholders of State Street Global Alliance, LLC. Mr. Lyons has over 20 years experience in the institutional investment industry. Mr. Lyons is a member of the Senior Management Group, Product Development Committee, and Seed Capital Committee of State Street Global Advisors, Inc. Mr. Lyons is also a member of the Board of Directors for each of the Global Alliance Portfolio companies and serves as the Chief Financial Officer of Wilton Asset Management, a joint venture between State Street Global Advisors, LLC and Dupont Capital Management. Mr. Lyons also served in the Office of Fiduciary Advisor of State Street Global Advisors, Inc., where he was responsible for oversight and management of several client pension plans. Prior to joining State Street Global Advisors, Inc. in August 1996, Mr. Lyons was a Vice President of Finance at NatWest Investment Management, Inc. from February 1995 to August 1996; Chief Financial Officer of Working Assets Capital Management (Citizens Funds) where he was employed from March 1993 to February 1995; and Vice President of The Boston Company, Inc. where he was employed from July 1983 to March 1993. Mr. Lyons holds a BS/BA in Accounting from Boston University and an MBA from Boston College.

Mr. Jared A. Chase is a Director of SSARIS since October 2006, Senior Managing Director of State Street Global Advisors and Chairman of State Street Global Alliance. In this role, Mr. Chase oversees the strategic partnership between SSgA and ABP which invests in and manages early stage asset management firms around the world. Mr. Chase is a member of the Board of Directors of each of the Global Alliance companies. In addition, he is a member of SSgA’s Senior Management Group. Mr. Chase has held numerous positions with State Street since May 1998. Prior to joining SSgA, Mr. Chase was employed with Standard Chartered Bank from January 2001 to September 2004; Deutsche Bank from March 1995 to May 1998; held various senior management roles in Global Markets and Treasury at JP Morgan where he was employed from May 1987 to March 1995; and HSBC Securities USA Inc. from July 1979 to April 1987. Mr. Chase has spent the majority of his career working overseas. He and his family have lived in London, Tokyo and Singapore. Mr. Chase has served as a Trustee of Babson College and is a long serving member of the Board of Directors of the Massachusetts Audubon Society. Mr. Chase holds a BS from Babson College.

Principals and employees of SSARIS are not permitted to trade futures and options on futures for their own accounts. Principals and employees are, however, permitted to invest in funds traded by SSARIS.

SSARIS’ Investment Philosophy

SSARIS trades its allocation from Spectrum Global Balanced pursuant to a variation of its Institutional Balanced Portfolio known as the Global Multi-Strategy program. The development of the trading program utilized for Spectrum Global Balanced stems from RXR’s work over the years with institutional clients. In 1986, RXR began managing a portfolio called the Institutional Balanced Portfolio program (now known as the Multi-Strategy Portfolio), which was composed of U.S. stock, bond and non-U.S. financial and commodity interests. Its objective was capital appreciation with controlled volatility, a concept pioneered by Professor John Lintner of Harvard University, who conducted research on the addition of managed futures to portfolios of U.S. stocks and bonds.

The philosophy for the investment program has its roots in Modern Portfolio Theory and the design of efficiently allocated portfolios. Effective June 1, 1998, RXR broadened the hedged equity and hedged fixed income components to include participation in the world’s major developed capital markets and increased the program’s leverage to 1.4 times the original Balanced Portfolio Program. The resulting program is now known as the Global Multi-Strategy Program.

SSARIS’ Global Multi-Strategy program allocates to global hedged equity, global hedged fixed income, and long/short global assets. It is diversified by both style (divergent and convergent strategies) and asset class (global stocks, bonds, currencies and real assets). The hedged equity component may be composed of positions in FTSE 100, DAX 30, Nikkei 225, All Ordinaries, CAC 40, Hang Seng and S&P 500 futures indices. The hedged fixed income exposure may include British, German, Japanese, Australian and fixed income futures. Real asset exposure is diversified across energy, precious metal, base metal, financial and agricultural markets. The investment program uses a multi-determinant model to rebalance the independent strategies. The global stock and bond exposure is managed using models which interpret macroeconomic, relative value, inflation, interest rate, and price-related data. Exposure within the long/ short global asset sector is regulated by combining individual market expected return analysis with a system that asset weights each market according to relative volatility and correlation.

In the long/short global sector, SSARIS analyzes price and momentum data to determine profit and risk potential. A proprietary asset allocation model is used to adjust exposure among approximately 40-55 markets so that no one market or sector can dominate performance or risk. The investment program was designed to provide investors with an investment alternative to a traditional balanced portfolio consisting exclusively of long stock and bond exposure. Through the controlled use of futures and forward contracts, SSARIS manages both U.S. and non-U.S. capital markets, currency and commodity exposure in a single, integrated portfolio.

As of January 31, 2008, SSARIS was managing approximately $61.8 million of client assets pursuant to the program utilized for Spectrum Global Balanced and approximately $806 million in all of their programs.

Research and Development

Research and development calls on the talents of personnel from several areas within the company. SSARIS has developed macro-economic and technical models that can detect price movements resulting from daily market activity and major changes in global business cycles. Using this information, portfolio managers construct investment portfolios that address the specific actuarial assumptions of their clients.

No representation is made and no guarantee is given that Spectrum Global Balanced’s objective will be realized or that SSARIS will achieve any particular level of performance or amount of profits in its trading for Spectrum Global Balanced’s account. Losses incurred in the global and tangible assets component could cause Spectrum Global Balanced’s account to substantially under perform accounts managed by asset allocation systems that do not include a managed futures component.

Prospective investors must recognize not only that the foregoing discussion attempts to present only the most basic framework describing the trading program employed for Spectrum Global Balanced, but also, due to the proprietary and confidential nature of all trading approaches, any description will inevitably be general in nature. Furthermore, SSARIS’ trading methods are continually evolving, as are the markets themselves.

2.  Altis Partners (Jersey) Limited

Effective December 1, 2007, Altis Partners (Jersey) Limited trades a portion of the assets of Spectrum Global Balanced. Altis Partners (Jersey) Limited trades the assets allocated to it by Spectrum Global Balanced pursuant to its Global Futures Program. A description of Altis Partners (Jersey) Limited and the Global Futures Program can be found under “The Trading Advisors—Morgan Stanley Spectrum Select L.P.—6. Altis Partners (Jersey) Limited” on page •.

The trading strategies utilized by Altis Partners (Jersey) Limited for Spectrum Global Balanced may differ from those used with respect to other accounts managed by Altis Partners (Jersey) Limited or its own accounts.

CAPSULE A

Altis Partners (Jersey) Limited

Global Futures Portfolio

Name of commodity trading advisor:    Altis Partners (Jersey) Limited

Name of program:    Global Futures Portfolio

Inception of trading by commodity trading advisor:    July 2001

Inception of trading in program:    July 2001

Number of open accounts in program:    38

Aggregate assets overall:    $941,881,119

Aggregate assets in program:    $937,156,121

Worst monthly drawdown past five years:    (11.03)% – April 2004

Worst peak-to-valley drawdown past five years:    (24.65)% – March 2004 to April 2005

2008 year to date return:    (4.31)% – 1 month

2007 annual return:    19.85%

2006 annual return:    28.90%

2005 annual return:    28.02%

2004 annual return:    (1.38)%

2003 annual return:    25.52%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Footnotes to Capsule A Performance Summary

The performance details contained here are in relation to the composite track record which is an aggregation of all business at Altis.

“Name of commodity trading advisor” is the name of the commodity trading advisor that directed the accounts included in the capsule.

“Name of program” is the name of the trading program used to derive the performance included in the capsule.

“Inception of trading by commodity trading advisor” is the date on which Altis began directing client accounts.

“Inception of trading in program” is the date Altis began directing client accounts pursuant to the Global Futures Portfolio shown.

“Number of open accounts in program” is the number of accounts currently traded pursuant to the Global Futures Portfolio.

“Aggregate assets overall” is the aggregate amount of assets in non-proprietary accounts under the management of Altis as of January 31, 2008.

“Aggregate assets in program” is the aggregate amount of assets in the program specified as of January 31, 2008.

“Worst monthly drawdown past five years” is the largest percentage loss that would have occurred in the account during any calendar month in the past five years and includes the month and year of such drawdown.

“Worst peak-to-valley drawdown” is the largest calendar month to calendar month loss experienced by the account for the period presented from any calendar month-end in the past five years to any subsequent calendar month-end and includes the month(s) and year(s) in which it occurred.

CAPSULE B

Altis Partners (Jersey) Limited

Pro Forma Performance of Altis Global Futures Portfolio

Name of commodity trading advisor:    Altis Partners (Jersey) Limited

Name of program:    Global Futures Portfolio

Inception of trading by commodity trading advisor:    July 2001

Inception of trading in program:    July 2001

Number of open accounts in program:    38

Aggregate assets overall:    $941,881,119

Aggregate assets in program:    $937,156,121

Worst monthly drawdown past five years:    (12.58)% – April 2004

Worst peak-to-valley drawdown past five years:    (27.37)% – February 2004 to April 2005

2008 year to date return:    (4.48)% – 1 month

2007 annual return:    19.16%

2006 annual return:    29.55%

2005 annual return:    28.13%

2004 annual return:    (4.41)%

2003 annual return:    23.60%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Footnotes to Capsule B Pro Forma Performance Summary

Capsule B above reflects pro forma rates of return, which are the result of the general partner making certain pro forma adjustments to the past performance record of client accounts managed pursuant to the Altis Global Futures Portfolio, the trading program to be employed by Altis for Spectrum Global Balanced. The pro forma adjustments are an attempt to approximately reflect Spectrum Global Balanced’s brokerage, management and incentive fees and interest income, as opposed to the fees, expenses, interest income, applicable to the various accounts included in Capsule A above.

Capsule B must be read in conjunction with the description of Altis and its trading program above. Furthermore, you must be aware that pro forma rates of return have certain inherent limitations: pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of Spectrum Global Balanced, constitute no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure, interest income and other factors applicable to Spectrum Global Balanced as compared to Altis’s actual trading. The general partner believes that the method used above provides a fair representation of the pro forma effect of the different fees and interest income on the composite trading results.

While the general partner believes that the information set forth in Capsule B is relevant to evaluating an investment in Spectrum Global Balanced, no representation is, or could be, made that Capsule B presents what the results of Spectrum Global Balanced would have been in the past or are likely to be in the future. Past results are not a guarantee of future results.

3.  C-View International Limited

Effective December 1, 2007, C-View International Limited trades a portion of the assets of Spectrum Global Balanced. C-View is a company registered in the British Virgin Islands. C-View was registered as a commodity trading advisor as of April 9, 1998 and is a member of the National Futures Association. The company has its registered office at P.O. Box 659, International Trust Building, Road Town, Tortola, and British Virgin Islands. The company’s books and records will be kept at its registered office and will be made available for inspection at the office of National Futures Association located in New York, New York.

Principals, Beneficial Owners and Directors of C-View

A. Paul Chappell is the Chief Executive of C-View. Mr. Chappell has been involved in the currency market since 1974. Originally employed as a manager at Hambros Bank in London, he became involved initially in foreign exchange marketing and subsequently went into trading. In 1978, he joined Chemical Bank in London as a trader and then assumed responsibility for FX Spot Trading activities. He was later promoted and transferred to Frankfurt as Foreign Exchange Manager. In May 1985 he was hired by Bank of America in London to develop the London Foreign Exchange Trading operations and later was given the responsibility of Head of Foreign Exchange Trading for Europe, Middle East and Africa. In 1994 he was given role of Global Product Manager for Foreign Exchange. In this position he co-ordinated the development, structure and customer service of 23 FX Trading operations in all the major global locations and was directly and indirectly responsible for a total of more than 450 FX operatives world-wide. He was also at the forefront of development of the Electronic Brokering System in association with a number of other leading banks which today commands 35% of the total of all brokered interbank spot market FX deals. In September 1996 Mr. Chappell left the banking Industry and set up C-View Limited, a UK Limited Company. C-View Limited is regulated by the Financial Services Authority as an Investment Advisory Company. Between September 1996 and September, 1997 Mr. Chappell was also a principal of Liquinvest Limited.

Jim Thomson joined C-View in August 2003 as an Investment Advisor. Previously at BankOne, from March 2002 to July 2002, he was responsible for market making in spot FX. Prior to that he spent 10 years from June 1992 to July 2001 at AIG Trading Corp, where he had two spells of managing the London Spot desk and proprietary trading, focusing on the provision of services to the diverse customer base and specialising in the risk and liquidity management of significant FX flows. Between July 2001 and February 2002, Jim traded his own funds. From June 1990 to June 1992, he was employed by Security Pacific Bank, where he was recruited to build and run a sterling cross currency book. He started his career at Midland Bank in May 1986, after having qualified in Industry as a Chartered Management Accountant, joining Midland as a Financial Analyst, before transferring to the treasury division to join a Treasury sales team, progressing from there to the Spot desk to trade spot FX.

Jonathan Webb joined C-View in January 2007 as a Portfolio Manager. He was formerly with RBS Global Markets Proprietary Trading team from May 2004 to December 2006 and managed a research trading group. He has over 17 years of currency and macro trading experience. Prior to RBS, Jonathan was head of FX Proprietary Trading at HSBC London from January 1994 to May 2000 and he has held proprietary trading positions at Bank of America and CSFB from May 2000 to December 2001. In addition to FX, Jonathan has traded interest rates, bonds, commodities and stock indices, as well as running the DASCM hedge fund from January 2002 to May 2004. After leaving the London School of Economics, Jonathan’s career in finance began as an economist with HM Treasury and Bankers Trust.

Quinn Joseph Hebert has been a director and principal of C-View since 2003. Since May 1997, Mr. Hebert has served as President and CEO of Stolt Comex Seaway S.A.’s North Americas Region responsible for the profit and loss of $200 million plus in annual revenues, 1,000 plus full time employees and $175 million of operating assets. From October 1993 to May 1997 he served as Vice President and General Counsel of Ceanic Corporation where he was a member of a four person executive committee responsible for the strategic direction of the company. From June 1988 to October 1993 he was a senior associate at the law firm of Jones, Walker, Waechter, Poitevent, Carrere and Denegre in New Orleans, Louisiana. He received a B.A. summa cum laude, in 1985 from Louisiana State University and his J.D. degree in 1988 from Boston College Law School.

The Pinnacle Trust is a discretionary trust and beneficial owner of C-View.

C-View and its principals may, from time to time, trade futures, forwards, and options contracts and securities for their own proprietary accounts. These accounts may take positions that are opposite, or ahead of, positions advocated for clients. Such trades may or may not be in accordance with the C-View trading programs described below. If C-View or its principals engage in such trading, investors will not be able to inspect such records.

During the five years preceding the date of this prospectus, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against C-View and its affiliates, or any of their principals.

Description of trading programs

C-View currently offers two trading programs: the Discretionary Managed Account Program and the Discretionary Global Macro Hedge Fund Program. The Discretionary Managed Account Program is traded at a maximum leverage of 3.5 times net assets under the name C-View Limited Managed Account 3X Program and at a leverage less than this maximum under the name C-View Limited Managed Account 1X Program. The objective of the Discretionary Managed Account Program and the Discretionary Global Macro Hedge Fund Program is to participate in short and medium-term price trends in the currency and futures markets.

C-View trades the assets allocated to it by Spectrum Global Balanced pursuant to its C-View Limited Managed Account 3X Program at 2x leverage. See “Risk Factors—Trading Advisor Risks—Northfield’s, Graham’s, Eclipse’s and C-View’s use of an increased rate of leverage could affect performance” on page •. Spectrum Global Balanced assets will not be traded pursuant to the Discretionary Global Macro Hedge Fund Program. As of January 31, 2008, C-View managed approximately $537.6 million of client assets pursuant to its C-View Limited Managed Account 3X Program and approximately $555.2 million in all of its programs (notional funds included).

Currency Program

The Discretionary Managed Account Currency Program retains C-View Limited, a UK registered company, which is regulated by the Financial Services Authority in the United Kingdom as trading advisor. The Currency Program trades spot and forward foreign exchange in the interbank market, non-deliverable forwards and OTC currency options. C-View Limited’s approach is discretionary, based on a combination of fundamental analysis, technical analysis and market psychology. The intention is to capture profits from short to medium-term price trends while maintaining profitability in ranging markets. C-View Limited reserves the right to alter any trading strategy or method without prior approval by or notice to its clients.

C-View Limited aims to maximize returns through the active trading of foreign exchange in the interbank spot, forward and options markets. Profits are sought from fluctuations in exchange rates, and from the differentials in interest rates reflected in the value of currencies. The approach is discretionary, combining fundamental analysis, technical analysis and an understanding of market psychology. In addition, C-View Limited accesses flow information from major dealing rooms to assist in determining market views.

C-View Limited favors a portfolio approach that enables maximum profits to be generated within a disciplined, low-risk environment. This is accompanied by short term trading in the major currencies from both a portfolio hedging and an opportunistic perspective. C-View Limited will analyze the relative values of a wide range of currencies and construct a portfolio of positions when risk/return ratios appear to be above average. The positions are based on the potential for currencies to appreciate or depreciate. This approach may be supplemented by the running of positions for yield; from time to time there are sizeable differences in interest rates between currencies, but subdued or beneficial exchange rate movements. These positions are taken on an outright basis using forwards and non deliverable forwards of up to three months. On occasion, C-View Limited will undertake longer dated forwards and options.

Currency options are used sparingly for two purposes. Vanilla options are used to prolong a strategy that has reached its cash objective or to provide protection for a potentially volatile position. Both vanilla and second-generation options are used to express a view within a framework of limited risk. Strategies are employed that provide pre-determined maximum profit and loss values and are used so that no option strategy undertaken has an unlimited downside.

C-View Limited supplements the portfolio strategy with shorter term, opportunistic trading of the major currencies. This is not only when currencies are fluctuating within a pre-determined trading range, but may also be when a particular short-term trend is identified. C-View Limited may occasionally trade the minor currencies where range characteristics similar to the majors are identified, but this depends on the prevailing liquidity and spread of price.

Positions are usually exited when targets are achieved, the pre-set loss limit is reached, or the market behaves differently from expectations. C-View Limited will sometimes take a contrarian approach, selling into extended rallies, buying in on sell-offs and taking advantage of opportunities when market information indicates overwhelming sentiment in a particular direction.

C-View Limited will undertake exposure in any liquid, convertible currency and also those with spot convertibility and a non-deliverable forward market. A series of modifiers are used to determine the maximum position taken in any one currency. The main modifiers applied in both spot and forward markets are those of liquidity, volatility and predictability. C-View Limited will not, however, undertake all available positions at once or put on a sizeable exposure in the same day. The overall risk analysis for the total exposure is the ultimate constraint.

Irrespective of C-View Limited’s overall opinion on a currency, positions are established or reduced primarily on a tactical basis.

There are obvious hedge currencies or relationships that are used alongside each currency. In addition, risk factors may be mitigated by having cross-positions, some of which are predominantly for yield; this tends to lead to larger nominal positions. For example, a carry trade involving the holding of a currency against the components of its basket has different risk characteristics to USD/EUR, and may yield returns from the interest differential. In some instances the interest differential may be sufficiently large to offset the risk of anything but reasonably sizeable exchange rate movements, as for example in the case of the Hungarian forint or the Polish zloty.

C-View Limited plans to continue the testing and reworking of its trading methodology and therefore, retains the discretion to revise any method or strategy, including the technical or fundamental trading factors used, forex interests traded and/or the money management principles applied. Such revisions, unless deemed material, will not be made known to clients.

C-View Limited maintains a comprehensive risk management facility in order to review daily the currency and currency option exposures which it holds. This facility utilizes what is becoming industry standard volatility analysis assessing value-at-risk or earnings-at-risk. The delta values of currency options are incorporated into C-View’s risk management process.

You are cautioned that the information set forth in the following Capsule summaries is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by C-View or the partnership in the future, since past results are no guarantee of future results. There can be no assurances that C-View or the partnership will make any profits at all, or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool’s total income, and in certain circumstances, may generate profits where there have been realized or unrealized losses from commodity trading.

CAPSULE A

C-VIEW MANAGED ACCOUNT

C-View Limited Managed Account 3X Program

Name of commodity trading advisor:    C-View International Limited

Name of program:    C-View Limited Managed Account 3X Program

Inception of trading by commodity trading advisor:    Oct. 1996

Inception of trading in program:    Nov 1999

Number of open accounts in program:    10

Aggregate assets under management:    $555.2 million

Aggregate assets in program:    $537.6 million

Worst monthly drawdown past five years:    (2.20)% (October 2005)

Worst peak-to-valley drawdown past five years:    (2.98)% – August 2005 through November 2005

2008 year to date return:    (0.86)% – 1 month

2007 annual return:    0.46%

2006 annual return:    2.24%

2005 annual return:    (1.82)%

2004 annual return:    8.59%

2003 annual return:    1.32%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Footnotes to Capsule Performance Summary

“Name of commodity trading advisor” is the name of the commodity trading advisor that directed the accounts included in the capsule.

“Name of program” is the name of the trading program used to derive the performance included in the capsule.

“Inception of trading by commodity trading advisor” is the date on which C-View began directing client accounts.

“Inception of trading in program” is the date C-View began directing client accounts pursuant to the C-View Limited Managed Account 3X Program shown.

“Number of open accounts in program” is the number of accounts currently traded pursuant to the C-View Limited Managed Account 3X Program.

“Aggregate assets overall” is the aggregate amount of assets in non-proprietary accounts under the management of C-View as of January 31, 2008.

“Aggregate assets in program” is the aggregate amount of assets in the program specified as of January 31, 2008.

“Worst monthly drawdown past five years” is the largest percentage loss that would have occurred in the account during any calendar month in the past five years and includes the month and year of such drawdown.

“Worst peak-to-valley drawdown” is the largest calendar month to calendar month loss experienced by the account for the period presented from any calendar month-end in the past five years to any subsequent calendar month-end and includes the month(s) and year(s) in which it occurred.

CAPSULE B

C-VIEW MANAGED ACCOUNT

Pro Forma Performance of C-View Limited Managed Account 3X Program (Leveraged 2x)

Name of commodity trading advisor:    C-View International Limited

Name of program:    C-View Limited Managed Account 3X Program

Inception of trading by commodity trading advisor:    Oct. 1996

Inception of trading in program:    Nov 1999

Number of open accounts in program:    10

Aggregate assets under management:    $555.2 million

Aggregate assets in program:    $537.6 million

Worst monthly drawdown past five years:    (5.23)% – October 2005

Worst peak-to-valley drawdown past five years:    (8.21)% – June 2006 to March 2007

2008 year to date return:    1.79% – 1 month

2007 annual return:    (0.66)%

2006 annual return:    5.72%

2005 annual return:    (2.76)%

2004 annual return:    16.11%

2003 annual return:    1.23%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Footnotes to Capsule B Pro Forma Performance Summary

Capsule B above reflects pro forma rates of return, which are the result of the general partner making certain pro forma adjustments to the past performance record of client accounts managed pursuant to the C-View Limited Managed Account 3X Program (Leveraged 2x), the trading program to be employed by C-View for Spectrum Global Balanced. The pro forma adjustments are an attempt to approximately reflect Spectrum Global Balanced’s brokerage, management and incentive fees and interest income, as opposed to the fees, expenses, interest income, applicable to the various accounts included in Capsule A above.

Capsule B must be read in conjunction with the description of C-View and its trading program above. Furthermore, you must be aware that pro forma rates of return have certain inherent limitations: pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of Spectrum Global Balanced, constitute no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure, interest income and other factors applicable to Spectrum Global Balanced as compared to C-View’s actual trading. The general partner believes that the method used above provides a fair representation of the pro forma effect of the different fees and interest income on the composite trading results.

While the general partner believes that the information set forth in Capsule B is relevant to evaluating an investment in Spectrum Global Balanced, no representation is, or could be, made that Capsule B presents what the results of Spectrum Global Balanced would have been in the past or are likely to be in the future. Past results are not a guarantee of future results.

Morgan Stanley Spectrum Currency L.P.

1.  John W. Henry & Company, Inc. (JWH®)

JWH makes trading decisions for Spectrum Currency pursuant to the International Foreign Exchange Program. The International Foreign Exchange Program, which began trading client capital in August 1986, seeks to identify and capitalize on intermediate-term movements in a broad range of both major and minor currencies primarily trading on the interbank market. Positions are taken as outrights against the U.S. dollar, or non-dollar cross rates. This program uses the three-phase forex investment style. On August 23, 2007, position size in relation to equity in this program decreased by 25%. For a detailed description of JWH, its principals, and trading systems, including the International Foreign Currency Program, see “The Trading Advisors—Morgan Stanley Spectrum Technical—3. John W. Henry & Company, Inc.” beginning on page •.

2.  Sunrise Capital Partners, LLC

The principals and senior officers of Sunrise Capital Partners are as follows:

Martin P. Klitzner	Principal, Managing Director
Thomas R. Cardello	Principal, Managing Director
Dr. Gary B. Davis	Principal
Dr. John V. Forrest	Principal
Richard C. Slaughter	Principal
Martin M. Ehrlich	Principal, Vice President
Marie Laufik	Principal, Vice President
Elissa Davis	Principal

The principals of Sunrise Capital Partners will make trading decisions for Spectrum Currency pursuant to the Currency Program. For a detailed description of Sunrise Capital Partners, its principals and trading systems, other than the Currency Program, which is discussed below, see “The Trading Advisors—Morgan Stanley Spectrum Select—4. Sunrise Capital Management, Inc.” beginning on page •.

The Currency Program follows approximately ten different major and minor currency markets, which may include, but are not limited to, the Japanese yen, British pound, euro currency, Swiss franc, Canadian dollar, Australian dollar, Swedish krona, New Zealand dollar, Singapore dollar, and South African rand. The Currency Program trades currency futures contracts on the International Monetary Market Division of the Chicago Mercantile Exchange and forward currency contracts in the interbank markets. In order to achieve adequate diversification for the Currency Program, major and minor currencies are traded as crossrates selectively against each other and/or as outrights against the U.S. dollar.

As of January 31, 2008, Sunrise Capital Partners was managing approximately $53.2 million of client assets pursuant to the Currency Program and approximately $1.1 billion of client assets in all of its programs (notional funds excluded).

3.  C-View International Limited

Effective December 1, 2007, C-View trades a portion of the assets of Spectrum Currency. C-View trades the assets allocated to it by Spectrum Currency pursuant to its C-View Limited Managed Account 3X Program. See “Risk Factors—Trading Advisor Risks—Northfield’s, Graham’s, Eclipse’s and C-View’s use of an increased rate of leverage could affect performance” on page •. A description of C-View International Limited and the C-View Limited Managed Account 3X Program can be found under “The Trading Advisors—Morgan Stanley Global Balanced L.P.—C-View International Limited” on page •.

The trading strategies and leverage utilized by C-View International Limited for Spectrum Currency may differ from those used with respect to other accounts managed by C-View International Limited or its own accounts.

You are cautioned that the information set forth in the following Capsule summaries is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by C-View or the partnership in the future, since past results are no guarantee of future results. There can be no assurances that C-View or the partnership will make any profits at all, or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool’s total income, and in certain circumstances, may generate profits where there have been realized or unrealized losses from commodity trading.

CAPSULE A

C-VIEW MANAGED ACCOUNT

C-View Limited Managed Account 3X Program

Name of commodity trading advisor:    C-View International Limited

Name of program:    C-View Limited Managed Account 3X Program

Inception of trading by commodity trading advisor:    Oct. 1996

Inception of trading in program:    Nov 1999

Number of open accounts in program:    10

Aggregate assets under management:    $555.2 million

Aggregate assets in program:    $537.6 million

Worst monthly drawdown past five years:    (2.20)% – October 2005

Worst peak-to-valley drawdown past five years:    (2.98)% – August 2005 through November 2005

2008 year to date return:    0.86% – 1 month

2007 annual return:    (0.46)%

2006 annual return:    2.24%

2005 annual return:    (1.82)%

2004 annual return:    8.59%

2003 annual return:    1.32%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Footnotes to Capsule Performance Summary

“Name of commodity trading advisor” is the name of the commodity trading advisor that directed the accounts included in the capsule.

“Name of program” is the name of the trading program used to derive the performance included in the capsule.

“Inception of trading by commodity trading advisor” is the date on which C-View began directing client accounts.

“Inception of trading in program” is the date C-View began directing client accounts pursuant to the C-View Limited Managed Account 3X Program shown.

“Number of open accounts in program” is the number of accounts currently traded pursuant to the C-View Limited Managed Account 3X Program.

“Aggregate assets overall” is the aggregate amount of assets in non-proprietary accounts under the management of C-View as of January 31, 2008.

“Aggregate assets in program” is the aggregate amount of assets in the program specified as of January 31, 2008.

“Worst monthly drawdown past five years” is the largest percentage loss that would have occurred in the account during any calendar month in the past five years and includes the month and year of such drawdown.

“Worst peak-to-valley drawdown past five years” is the largest calendar month to calendar month loss experienced by the account for the period presented from any calendar month-end in the past five years to any subsequent calendar month-end and includes the month(s) and year(s) in which it occurred.

CAPSULE B

C-VIEW MANAGED ACCOUNT

Pro Forma Performance of C-View Limited Managed Account 3X Program (Leveraged 2x)

Name of commodity trading advisor:    C-View International Limited

Name of program:    C-View Limited Managed Account 3X Program

Inception of trading by commodity trading advisor:    Oct. 1996

Inception of trading in program:    Nov 1999

Number of open accounts in program:    10

Aggregate assets under management:    $555.2 million

Aggregate assets in program:    $537.6 million

Worst monthly drawdown past five years:    (5.30)% – October 2005

Worst peak-to-valley drawdown past five years:    (8.90)% – June 2006 to March 2007

2008 year to date return:    1.74% – 1 month

2007 annual return:    (1.54)%

2006 annual return:    4.72%

2005 annual return:    (3.38)%

2004 annual return:    15.80%

2003 annual return:    1.02%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Footnotes to Capsule B Pro Forma Performance Summary

Capsule B above reflects pro forma rates of return, which are the result of the general partner making certain pro forma adjustments to the past performance record of client accounts managed pursuant to the C-View Limited Managed Account 3X Program (Leveraged 2x), the trading program to be employed by C-View for Spectrum Currency. The pro forma adjustments are an attempt to approximately reflect Spectrum Currency’s brokerage, management and incentive fees and interest income, as opposed to the fees, expenses, interest income, applicable to the various accounts included in Capsule A above.

Capsule B must be read in conjunction with the description of C-View and its trading program above. Furthermore, you must be aware that pro forma rates of return have certain inherent limitations: pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of Spectrum Currency, constitute no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure, interest income and other factors applicable to Spectrum Currency as compared to C-View’s actual trading. The general partner believes that the method used above provides a fair representation of the pro forma effect of the different fees and interest income on the composite trading results.

While the general partner believes that the information set forth in Capsule B is relevant to evaluating an investment in Spectrum Currency, no representation is, or could be, made that Capsule B presents what the results of Spectrum Currency would have been in the past or are likely to be in the future. Past results are not a guarantee of future results.

4.  DKR Fusion Management L.P.

Effective December 1, 2007, DKR Fusion Management L.P. trades a portion of the assets of Spectrum Currency. DKR Fusion Management L.P., a Delaware limited partnership, is a joint venture formed in 2000 between DKR Capital Partners, L.P. and Farnham Management LLC. DKR Fusion has been registered with the CFTC as a commodity pool operator and commodity trading advisor since September 20, 2001, and is a member of the National Futures Association. DKR Capital, the managing general partner of DKR Fusion, has been registered with the CFTC as a commodity pool operator and a commodity trading advisor since December 10, 2001, and is a member of the National Futures Association. DKR Capital Securities Corp., an affiliate of DKR Fusion, is a registered limited purpose broker-dealer. Each of DKR Fusion, DKR Capital and DKR Capital Securities Corp. is a registered investment adviser with the SEC. The business office of DKR Fusion, where its books and records are kept, is located at 1218 East Main Street, Stamford, Connecticut 06902.

Principals

DKR Fusion has five principals: Barbara Burger, Gary S. Davis, Barry L. Klein, Frederic Leif, and Pascal Magnollay. Pascal Magnollay is the trading principal.

Pascal Magnollay, Ph.D., Portfolio Manager, joined DKR Capital Inc. in 1999 to oversee DKR’s systematic trading programs. At present, Mr. Magnollay is responsible for the DKR Quantitative Strategies Program, the DKR Strategic Currency Program, the DKR Fusion Program and the DKR Neutrino Program as described below. Prior to joining DKR, Mr. Magnollay co-founded KM Advisors where he served as President from 1997 through 1999. At KM Advisors, Mr. Magnollay managed a foreign exchange and futures trading program. From 1993 through 1996, Mr. Magnollay worked in a proprietary trading group at Morgan Stanley & Co. From 1988 through 1992, Mr. Magnollay was Director of Research and Information Technology at Mint Investment Management Company. Mr. Magnollay was a Member of the Technical Staff at AT&T Bell Laboratories from 1986 through 1988. Mr. Magnollay received a Ph.D. in theoretical physics from the University of Texas in 1986 and a B.S. in physics from the University of Lausanne, Switzerland in 1981.

Barbara Burger is the President and General Counsel of DKR Capital Inc. and is a member of DKR’s Investment Committee. Ms. Burger joined DKR Capital Inc. in May 1996, and has served as Senior Vice President, General Counsel and Secretary of DKR Capital Inc. Prior to that, she was an associate at the New York law firms of Cadwalader, Wickersham & Taft LLP from November 1987 through April 1996 and Mudge Rose Guthrie Alexander & Ferdon from September 1985 through October 1987. Ms. Burger received a J.D. degree from St. John’s University School of Law in 1985 and a B.S. from the University of Dayton in 1982.

Frederic Leif is Senior Vice President and Chief Financial Officer of DKR Capital Inc. and is a member of DKR’s Investment Committee. Mr. Leif joined DKR Capital Inc. in September 1999. Prior to that, from May 1996 through August 1999, he was Chief Financial Officer of Columbus Advisors, LLC, an emerging markets hedge fund. From April 1994 through May 1996, Mr. Leif was a fund accountant at Tiger Management, LLC where he handled the firm’s offshore funds. From October 1991 through April 1994, he was at the public accounting firms of Seymour Schniedman and Associates and Richard A. Eisner & Co. Mr. Leif graduated from SUNY Binghamton with a B.S. in Accounting in 1991.

Barry L. Klein is a Director of DKR Capital Inc. and is also a member of DKR’s Investment Committee, which oversees manager selection and asset allocation of DKR’s multi-manager program. Mr. Klein has spent the past thirty years trading and managing trading businesses. Mr. Klein co-founded AIG Trading Group and was an advisor to AIG Trading Group from 1990 to December 2000. Mr. Klein founded Drexel Burnham Lambert Trading Corporation and from 1982 to 1990, Mr. Klein held various executive positions with Drexel Burnham Lambert Trading Corporation including President and Chief Executive Officer for a number of those years. From 1976 to 1982, Mr. Klein was with J. Aron and Company. From 1974 to 1976, he was an officer of Chemical Bank. Mr. Klein received a B.S. and B.A. in 1973 and an M.B.A. in 1974 from New York University.

Gary S. Davis is a Director of DKR Capital Inc. and Chairman of DKR’s Investment Committee, which oversees manager selection and asset allocation of DKR’s multi-manager program. Mr. Davis has spent the last twenty-three years trading and managing trading businesses. Mr. Davis co-founded AIG Trading Group and was the President and Chief Executive Officer of AIG Trading Group from 1990 to December 2000. Prior to that, from 1982 until 1990, Mr. Davis was an officer and eventually President of Drexel Burnham Lambert Trading Corporation. From 1980 to 1982, Mr. Davis was in private law practice with the New York law firm, Paul, Weiss, Rifkind, Wharton & Garrison. Mr. Davis received a B.A. from Cornell University in 1976 and a J.D. and M.B.A. from Columbia University Law and Business Schools in 1980.

DKR Fusion and its principals may, from time to time, trade futures, forwards, and options contracts and securities for their own proprietary accounts. These accounts may take positions that are opposite, or ahead of, positions advocated for clients. Such trades may or may not be in accordance with the DKR Fusion Management trading programs described below. Any such trades will be subject to DKR Capital’s Code of Ethics; however, investors will not be able to inspect such records.

During the five years preceding the date of this prospectus, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against DKR Capital, DKR Fusion and its affiliates, or any of their principals.

Description of trading programs

DKR Fusion currently offers four trading programs: the DKR Strategic Currency Program, the DKR Quantitative Strategies Program, the DKR Fusion Program and the DKR Neutrino Program.

DKR Fusion trades the assets allocated to it by Spectrum Currency pursuant to its DKR Strategic Currency Program. As of January 31, 2008, DKR Fusion Management managed approximately $42.0 million of client assets pursuant to its DKR Strategic Currency Program and approximately $265.0 million in all of its programs (notional funds included).

DKR Strategic Currency Program

The DKR Strategic Currency Program seeks to identify statistical trading opportunities in the foreign exchange market and then formulate quantitative models that will exploit these trading opportunities. A statistical trading opportunity exists when certain quantifiable variables meet certain values and similar historical observations have generally shown to yield, on average, a positive return. The DKR Strategic Currency Program’s currency trading strategy is currently comprised of systematic, directional foreign exchange and currency futures trading strategies as well as systematic directional options trading strategies. The strategies and systems utilized have been designed to identify as many statistical trading opportunities as possible in order to produce steady returns while preserving capital and incurring low volatility in trading performance. Preserving capital when few or no profitable trading opportunities present themselves is made possible through diversification. The DKR Strategic Currency Program achieves diversification by trading as many liquid currency markets as are available in search of profitable trading opportunities, utilizing many distinct, non-correlated strategies.

DKR Quantitative Strategies Program

The DKR Quantitative Strategies Program seeks to identify statistical trading opportunities in the marketplace and then formulate quantitative models that will exploit these trading opportunities. A statistical trading opportunity exists when certain quantifiable variables meet certain values and similar historical observations have proven to yield, on average, a positive return. Currently, the DKR Quantitative Strategies Program invests, holds, sells (long and short) and trades (on margin or otherwise) in securities and other intangible investment instruments consisting principally, but not solely of financial futures, commodity futures and forwards, foreign exchange forwards and option contracts. The strategies and systems utilized have been designed to identify as many statistical trading opportunities as possible in order to produce steady returns while preserving capital and incurring low volatility in trading performance. Preserving capital when few or no profitable trading opportunities present themselves is made possible through diversification. The DKR Quantitative Strategies Program achieves diversification by trading in as many markets as possible in search of profitable trading opportunities, utilizing many distinct, non-correlated strategies.

DKR Fusion Program

The DKR Fusion Program focuses on systematic quantitative strategies that invest in U.S. equities, futures, options, and foreign exchange forward contracts. The computerized strategies currently include approximately 20 equities market neutral, foreign exchange inter-bank and options trading systems as well as futures technical trading systems. The systems are mostly technical in nature but can also rely on fundamentals. The DKR Fusion Program seeks to integrate uncorrelated strategies and use leverage to produce steady returns.

DKR Neutrino Program

The DKR Neutrino Program is a market neutral, long/short quantitative strategy investing in liquid global equities. The DKR Neutrino Program is highly diversified across stocks, generally holding around 1000 names long and 1000 names short. The DKR Neutrino Program uses many different sub-strategies based on fundamentals, corporate events, and technical signals. The various models come from a disciplined research process including rigorous testing and theoretical insights from the emerging scientific field of behavioral finance. The research team is continually developing new strategies, and has access to the latest academic research and researchers. Volatility is controlled through diversification, extensive risk control, and quantitatively derived leverage levels.

You are cautioned that the information set forth in the following Capsule summaries is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by DKR Fusion or the partnership in the future, since past results are no guarantee of future results. There can be no assurances that DKR Fusion or the partnership will make any profits at all, or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool’s total income, and in certain circumstances, may generate profits where there have been realized or unrealized losses from commodity trading.

CAPSULE A

DKR Fusion Management L.P.

DKR Strategic Currency Program

Name of commodity trading advisor:    DKR Fusion Management L.P.

Name of program:    DKR Strategic Currency Program

Inception of trading by commodity trading advisor:    2000

Inception of trading in program:    2002

Number of open accounts:    3

Aggregate assets overall:    $265.0 million

Aggregate assets in program:    $42.0 million

Worst monthly drawdown past five years:    (5.92)% – August 2007

Worst peak-to-valley drawdown past five years:    (14.27)% – November 2005 to June 2006

2008 year to date return:    0.70% – 1 month

2007 annual return:    (7.30)%

2006 annual return:    4.51%

2005 annual return:    12.12%

2004 annual return:    9.32%

2003 annual return:    29.71%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The performance information is provided for the Deminimus sub-class of the Class A Shares of the DKR Strategic Currency Fund Ltd., which participate in 10% of the appreciation and depreciation from new issues, as such term is defined under FINRA Rule 2790. Returns differ for the unrestricted sub-class of Class A Shares of the fund for investors that have elected not to participate in new issues. The performance of other classes or series in the fund, or interests in the domestic fund, may vary. Performance numbers are net of all fees and expenses. All returns are subject to revision until completion of the annual audit. Latest month and year to date returns are estimates.

Footnotes to Capsule Performance Summary

“Name of commodity trading advisor” is the name of the commodity trading advisor that directed the accounts included in the capsule.

“Name of program” is the name of the trading program used to derive the performance included in the capsule.

“Inception of trading by commodity trading advisor” is the date on which DKR began directing client accounts.

“Inception of trading in program” is the date DKR began directing client accounts pursuant to the DKR Strategic Currency Program shown.

“Number of open accounts in program” is the number of accounts currently traded pursuant to the DKR Strategic Currency Program.

“Aggregate assets overall” is the aggregate amount of assets in non-proprietary accounts under the management of DKR as of January 31, 2008.

“Aggregate assets in program” is the aggregate amount of assets in the program specified as of January 31, 2008.

“Worst monthly drawdown past five years” is the largest percentage loss that would have occurred in the account during any calendar month in the past five years and includes the month and year of such drawdown.

“Worst peak-to-valley drawdown past five years” is the largest calendar month to calendar month loss experienced by the account for the period presented from any calendar month-end in the past five years to any subsequent calendar month-end and includes the month(s) and year(s) in which it occurred.

CAPSULE B

DKR Fusion Management L.P.

Pro Forma Performance of DKR Strategic Currency Program

Name of commodity trading advisor:    DKR Fusion Management L.P.

Name of program:    DKR Strategic Currency Program

Inception of trading by commodity trading advisor:    2000

Inception of trading in program:    2002

Number of open accounts:    3

Aggregate assets overall:    $265.0 million

Aggregate assets in program:    $42.0 million

Worst monthly drawdown past five years:    (7.00)% – August 2003

Worst peak-to-valley drawdown past five years:    (17.30)% – November 2005 to June 2006

2008 year to date return:    0.34% – 1 month

2007 annual return:    (8.03)%

2006 annual return:    (0.49)%

2005 annual return:    6.64%

2004 annual return:    5.50%

2003 annual return:    26.68%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Footnotes to Capsule B Pro Forma Performance Summary

Capsule B above reflects pro forma rates of return, which are the result of the general partner making certain pro forma adjustments to the past performance record of client accounts managed pursuant to the DKR Strategic Currency Program, the trading program to be employed by DKR for Spectrum Currency. The pro forma adjustments are an attempt to approximately reflect Spectrum Currency’s brokerage, management and incentive fees and interest income, as opposed to the fees, expenses, interest income, applicable to the various accounts included in Capsule A above.

Capsule B must be read in conjunction with the description of DKR and its trading program above. Furthermore, you must be aware that pro forma rates of return have certain inherent limitations: pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of Spectrum Currency, constitute no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure, interest income and other factors applicable to Spectrum Currency as compared to DKR’s actual trading. The general partner believes that the method used above provides a fair representation of the pro forma effect of the different fees and interest income on the composite trading results.

While the general partner believes that the information set forth in Capsule B is relevant to evaluating an investment in Spectrum Currency, no representation is, or could be, made that Capsule B presents what the results of Spectrum Currency would have been in the past or are likely to be in the future. Past results are not a guarantee of future results.

5.  FX Concepts Trading Advisor, Inc.

Effective December 1, 2007, FX Concepts trades a portion of the assets of Spectrum Currency. FX Concepts makes trading decisions for Spectrum Currency pursuant to its Global Currency Program. For a detailed description of FX Concepts, its principals and trading systems, other than the Global Currency Program, which is discussed below, see “The Trading Advisors—Morgan Stanley Spectrum Strategic—3. FX Concepts Trading Advisor, Inc.” beginning on page •.

As of January 31, 2008, FX Concepts managed over $4.0 billion under the Global Currency Program and approximately $14.3 billion across all of its programs.

The Global Currency Program is FX Concepts’ systematic strategy that seeks to generate superior risk-adjusted returns using a large selection of over 30 currencies, including major, minor and emerging markets.

FX Concepts uses a dynamic allocation process that focuses on the best market opportunities and builds diverse portfolios incorporating a large number of currencies.

This allocation process systematically analyzes over 500 potential currency pairings daily and controls risk by diversifying over a large number of positions. The Global Currency Program’s key feature is its capacity to quickly transition between positions in major and emerging markets, different market regimes (divergent versus convergent) and trading styles (directional, carry, and relative value).

The Global Currency Program uses a multi-layered statistical model based on historical price data and short-term interest rates. The investment process occurs in three stages:

Stage 1: Individual Currency Forecasts

The first component of the process is for the system to produce model-driven risk/return forecasts of currencies based purely on historical price behavior. The system employs GARCH-like volatility techniques where volatility is assumed to have “memory” and non-normal distribution models, particularly for emerging market currencies.

Stage 2: “Lensing” Process

In the next stage, which FX Concepts calls “lensing”, each of the individual currency forecasts are then cross-referenced with one another and adjusted to take into account the inter-relationship and behavior of other currencies and interest rate differentials. The model considers the relationship between simple currency pairs and more complicated relationships such as those between different baskets of related currencies. The resulting forecasts can be significantly different to the original ones.

Stage 3: Portfolio Construction

In the final stage, FX Concepts constructs a dynamic portfolio by using a mean variance optimizer, which takes into account the risk/return currency forecasts, portfolio volatility, currency liquidity, and the market’s risk appetite. For example, the model will penalize markets with high event risk. The Chief Investment Officer of FX Concepts reviews the model signals daily and has the authority to override one or more of the factors in the model under exceptional circumstances (for example, FX Concepts’ Turkish lira position was reduced during the Iraqi war as a result of the war’s impact on that currency).

You are cautioned that the information set forth in the following Capsule summaries is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by FX Concepts or the partnership in the future, since past performance is no guarantee of future results. There can be no assurances that FX Concepts or the partnership will make any profits at all, or that it will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool’s total income, and in certain circumstances, may generate profits where there have been realized or unrealized losses from commodity trading.

CAPSULE A

FX Concepts Trading Advisor, Inc.

Global Currency Program

Name of commodity trading advisor:    FX Concepts Trading Advisor, Inc.

Name of program:    Global Currency Program

Inception of trading by commodity trading advisor:    May 1993

Inception of trading in program:    March 2001

Number of open accounts in program:    25

Aggregate assets overall:    $14,299,657,672

Aggregate assets in program:    $4,044,042,331

Worst monthly drawdown past five years:    (8.37)% – August 2004

Worst peak-to-valley drawdown past five years:    (14.51)% – January 2004 to August 2004

2008 year to date return:    (0.92)% – 1 month

2007 annual return:    11.92%

2006 annual return:    18.58%

2005 annual return:    7.24%

2004 annual return:    (1.76)%

2003 annual return:    29.01%

2002 annual return:    13.54%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Footnotes to Capsule Performance Summary

“Name of commodity trading advisor” is the name of the commodity trading advisor that directed the accounts included in the capsule.

“Name of program” is the name of the trading program used to derive the performance included in the capsule.

“Inception of trading by commodity trading advisor” is the date FX Concepts Trading Advisor, Inc. began managing client accounts.

“Inception of trading in program” is the date FX Concepts began managing client accounts under the Global Currency Program shown.

“Number of open accounts in program” is the number of accounts currently managed under the Global Currency Program.

“Aggregate assets overall” is the aggregate assets under management of FX Concepts as of January 31, 2008.

“Aggregate assets in program” is the aggregate amount of assets in the program specified as of January 31, 2008.

“Worst monthly drawdown past five years” is the largest percentage loss that would have occurred in the account during any calendar month in the past five years and includes the month and year of such drawdown.

“Worst peak-to-valley drawdown past five years” is the largest calendar month to calendar month loss experienced by the account for the period presented from any calendar month-end in the past five years to any subsequent calendar month-end and includes the month(s) and year(s) in which it occurred.

CAPSULE B

FX Concepts Trading Advisor, Inc.

Pro Forma Performance of FX Concepts’ Global Currency Program

Name of commodity trading advisor:    FX Concepts Trading Advisor, Inc.

Name of program:    Global Currency Program

Inception of trading by commodity trading advisor:    May 1993

Inception of trading in program:    March 2001

Number of open accounts:    25

Aggregate assets overall:    $14,299,657,672

Aggregate assets in program:    $4,044,042,331

Worst monthly drawdown past five years:    (8.33)% – August 2004

Worst peak-to-valley drawdown past five years:    (18.11)% – December 2003 to August 2004

2008 year to date return:    (1.35)% – 1 month

2007 annual return:    6.95%

2006 annual return:    16.32%

2005 annual return:    2.19%

2004 annual return:    (8.04)%

2003 annual return:    31.20%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Footnotes to Capsule B Pro Forma Performance Summary

Capsule B above reflects pro forma rates of return, which are the result of the general partner making certain pro forma adjustments to the past performance record of client accounts managed pursuant to the FX Concepts Global Currency Program, the trading program employed by FX Concepts for Spectrum Currency. The pro forma adjustments are an attempt to approximately reflect Spectrum Currency’s brokerage, management and incentive fees and interest income, as opposed to the fees, expenses, interest income, applicable to the various accounts included in Capsule A above.

Capsule B must be read in conjunction with the description of FX Concepts and its trading program above. Furthermore, you must be aware that pro forma rates of return have certain inherent limitations: pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of Spectrum Currency, constitutes no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure, interest income and other factors applicable to Spectrum Currency as compared to FX Concepts’ actual trading. The general partner believes that the method used above provides a fair representation of the pro forma effect of the different fees and interest income on the composite trading results.

While the general partner believes that the information set forth in Capsule B is relevant to evaluating an investment in Spectrum Currency, no representation is, or could be, made that Capsule B presents what the results of Spectrum Currency would have been in the past or are likely to be in the future. Past results are not a guarantee of future results.

EXCHANGE RIGHT

If the conditions described below are satisfied, you may redeem your units in any partnership as of the last day of any calendar month and use the proceeds to purchase units of any of the other Spectrum Series partnerships. However, a Spectrum Series exchange will only be permitted as of the sixth month-end after you first became an investor in any Spectrum Series partnership, and as of the last day of each month thereafter. Each unit you purchase in a Spectrum Series exchange will be issued and sold at a price per unit equal to 100% of the net asset value of a unit as of the close of business on the exchange date. Any units you redeem in a Spectrum Series exchange will not be subject to a redemption charge. Units you acquire in a Spectrum Series exchange will be subject to redemption charges, but will be deemed to have the same purchase date as the units you exchanged for purposes of determining the applicability of any redemption charges. Thus, for example, if you hold units of Spectrum Strategic for 12 months, exchange those units for units of Spectrum Technical, then redeem any of those units 15 months later, you will not have to pay a redemption charge, because those units will be deemed to have been held for 27 months.

When you request a Spectrum Series exchange, additional conditions must be satisfied. First, the partnership from which you are redeeming must have assets sufficient to discharge its liabilities and redeem units. In order to effect a Spectrum Series exchange, you must send a subscription and exchange agreement to a Morgan Stanley & Co. Incorporated branch office, and that agreement must be forwarded by the branch office and received by the general partner by 3:00 p.m., New York City time, on the applicable exchange date. In that agreement, you must acknowledge that you are still eligible to purchase units on the exchange date. You must exchange a minimum of 50 units in a Spectrum Series exchange, unless you are liquidating your entire interest in a partnership. A form of subscription agreement is annexed to this prospectus as Exhibit B, and additional copies of the subscription agreement may be obtained by written request to the general partner or from a local Morgan Stanley & Co. Incorporated branch office.

In order to effect a Spectrum Series exchange, each partnership must have a sufficient number of units registered and qualified for sale under federal and applicable state securities laws pursuant to a current prospectus. While each partnership currently has a sufficient number of registered units to effect series exchanges, it is under no obligation to do so. Therefore, the general partner cannot assure you that any units will be available for sale on an exchange date. Furthermore, states may impose significant burdens on, or alter the requirements for, qualifying units for sale. In that event, the general partner may not continue qualifying units for sale in those states, and residents of those states would not be eligible for a Spectrum Series exchange. In addition, states may impose more restrictive suitability and/or investment requirements than those set forth in the form of subscription and exchange agreement. Any such restrictions may limit the ability of residents of those states to effect a Spectrum Series exchange. In the event that not all subscription and exchange agreements can be processed because an insufficient number of units is available for sale on an exchange date, the general partner will allocate units in the manner it determines in its sole discretion. The general partner has not yet determined how it will allocate units in the event there are an insufficient number of units available on an exchange date.

Units of any new partnership in the Spectrum Series may be offered to investors pursuant to exercise of the Spectrum Series exchange right. Before purchasing units of a new partnership, you will be required to receive a copy of a prospectus and any supplement to this prospectus describing the new partnership and its units, and you will be required to execute a new subscription agreement to purchase units of that partnership.

Since a Spectrum Series exchange is equivalent to a redemption and an immediate reinvestment of the proceeds of the redemption, you should carefully review the portions of this prospectus describing redemptions and the tax consequences before effecting a Spectrum Series exchange.

REDEMPTIONS

Once you are an investor in a Spectrum Series partnership for at least six months, you may redeem all or part of your units, regardless of when such units were purchased. Redemptions may only be made in whole units, with a minimum of 50 units required for each redemption, unless you are redeeming your entire interest in a partnership. The general partner will redeem your units in the order in which they were purchased.

Redemptions will only be effective as of the last day of the month in which a request for redemption in proper form has been timely received by the general partner. A “request for redemption” is a letter in the form specified by the general partner that must be sent by you to a local Morgan Stanley & Co. Incorporated branch office in time for it to be forwarded and received by the general partner no later than 3:00 p.m. New York City time, on the date of the applicable monthly closing. A form of request for redemption is annexed to the limited partnership agreement, which agreement is annexed to this prospectus as Exhibit A. Additional copies of the request for redemption may be obtained by written request to the general partner or a local Morgan Stanley & Co. Incorporated branch office.

If you redeem units, you will receive 100% of the net asset value of each unit redeemed as of the redemption date, less any applicable redemption charges. Since you must deliver written notice to your Morgan Stanley & Co. Incorporated financial advisor who must forward the notice so that it will be received by the general partner no later than 3:00 p.m., New York City time, on the date of the applicable monthly closing, you will not know the actual amount you are to receive prior to the redemption date. The “net asset value” of a unit is an amount equal to the partnership’s net assets allocated to capital accounts represented by units, divided by the number of units outstanding. “Net assets” means the total assets of a partnership, including all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open futures, forward, and options positions and other assets of the partnership, less the total liabilities of the partnership, including, but not limited to, all brokerage, incentive and management fees, and extraordinary expenses, as determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. The market value of a futures contract traded on a U.S. exchange means the settlement price on the exchange on which that futures contract is traded on the day net assets are being determined. However, if a futures contract could not have been liquidated on that day because of the operation of daily limits or other rules of the exchange or otherwise, the settlement price on the first subsequent day on which the futures contract could be liquidated will be the market value of that futures contract for that day. The market value of a forward or futures contract traded on a non-U.S. exchange or market means its market value as determined by the general partner on a basis consistently applied for each different variety of forward contract or futures interest.

If you redeem units on or prior to the last day of the twelfth month from the date of their purchase, those units will be subject to a redemption charge equal to 2% of their net asset value on the redemption date. If you redeem units after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of their purchase, those units will be subject to a redemption charge equal to 1% of their net asset value on the redemption date. If you redeem units after the last day of the twenty-fourth month from the date of their purchase, those units will not be subject to a redemption charge. All redemption charges will be paid to Morgan Stanley & Co. Incorporated and will not be shared with the financial advisor or additional selling agent who sold the units.

Your units will be exempt from redemption charges under the following circumstances:

•	If you redeem units at the first redemption date following notice of an increase in brokerage, management, or incentive fees, those units will not be subject to redemption charges.

•

If you redeem units in a Spectrum Series exchange, the units you redeem will not be subject to redemption charges and, for purposes of determining the applicability of future redemption charges, the units you acquire will be deemed to have the same purchase date as the units you exchanged.

•

If you redeem units of any other partnership for which Demeter Management Corporation serves as the general partner, the units you redeem from the other limited partnership will be subject to any applicable redemption charges, but the Spectrum Series units you purchase will not be subject to redemption charges.

•

If you redeem units and use all or a portion of the proceeds of the redemption in a Non-Series Exchange to purchase an interest in another limited partnership for which Demeter Management Corporation serves as general partner you will not be subject to a redemption charge with respect to the proceeds used to purchase the interest in the other partnerships.

•

If you redeem units and have either paid a redemption charge with respect to the units or held the units for at least 24 months, you will not be subject to redemption charges with respect to any newly purchased units, provided the new units are purchased within twelve months of and in an amount no greater than the net proceeds of the prior redemption, and the units are held for at least six months from the date of purchase. In that event, you will still be subject to the minimum purchase and suitability requirements.

The general partner will endeavor to pay redemptions within ten business days after the redemption date. A partnership may be forced to liquidate open futures, forward, and options positions to satisfy redemptions in the event it does not have sufficient cash on hand that is not required as margin on open positions, and may delay payment to limited partners requesting redemption of units of the proportionate part of the net asset value of the unit represented by the sums for which sufficient cash is not available.

See “Risk Factors—Partnership and Offering Risks—Restricted investment liquidity in the units” on page •. When you redeem units, payment will be made by credit to your customer account with Morgan Stanley & Co. Incorporated, or by check mailed to you if your account is closed. Your right to redeem units is contingent upon the redeeming partnership having assets sufficient to discharge its liabilities on the redemption date, and timely receipt by the general partner of your request for redemption as described above. The terms and conditions applicable to redemptions in general, other than those prohibiting redemptions before the sixth month-end following the closing at which you first became an investor in a Spectrum Series partnership, and providing that redemptions may only be made as of the end of a calendar month, will also apply to redemptions effected on “special redemption dates.” See “The Limited Partnership Agreements—Books and Records; Reports to Limited Partners” beginning on page •.

THE COMMODITY BROKERS

Morgan Stanley & Co. Incorporated and Morgan Stanley & Co. International plc

Morgan Stanley & Co. Incorporated, a Delaware corporation, acts as the partnerships’ commodity broker. In such capacity, Morgan Stanley & Co. Incorporated holds each partnership’s funds in customer segregated or secured accounts, and acts as a clearing commodity broker for the partnerships. Morgan Stanley & Co. Incorporated also acts as the partnerships’ foreign currency forward counterparty. Morgan Stanley & Co. International plc serves as the clearing commodity broker for trades that take place on the London Metal Exchange. Morgan Stanley & Co. Incorporated monitors each partnership’s futures positions for any errors in trade prices or trade fill. Morgan Stanley & Co. Incorporated serves as the commodity broker and foreign exchange counterparty for all but one, of the other commodity pools for which Demeter Management Corporation serves as general partner and commodity pool operator. Morgan Stanley & Co. International plc serves as the clearing commodity broker for the trades of such pools that take place on the London Metal Exchange.

Morgan Stanley & Co. Incorporated is a financial services company which provides to its individual, corporate, and institutional clients services as a broker in securities, futures, and options, a dealer in corporate, municipal and government securities, an investment adviser, and an agent in the sale of life insurance and various other products and services. Morgan Stanley & Co. Incorporated, a Delaware corporation, has its main business office at 1585 Broadway, New York, New York 10036. Morgan Stanley & Co. Incorporated is a member firm of the New York Stock Exchange, the American Stock Exchange, the Chicago Board Options Exchange, and other major securities exchanges. Morgan Stanley & Co. Incorporated is registered with the CFTC as a futures commission merchant and is a member of the National Futures Association in such capacity. Morgan Stanley & Co. Incorporated is also registered with the SEC as a broker-dealer and is a member of FINRA. Morgan Stanley & Co. Incorporated and its affiliates currently service clients through a network of approximately 600 offices with approximately 9,000 financial advisors servicing individual and institutional client accounts.

Morgan Stanley & Co. International plc, a United Kingdom corporation, acts as the partnerships’ clearing commodity broker solely with regard to any trading on the London Metal Exchange. Morgan Stanley & Co. International plc has its main business office at 25 Cabot Square, Canary Wharf, London E14 4QA, England, is regulated by the United Kingdom Securities and Futures Authority as a member firm, and is a member of the London Metal Exchange and other securities and commodities exchanges worldwide.

Morgan Stanley, the parent company of Morgan Stanley & Co. Incorporated and Morgan Stanley & Co. International plc, is a worldwide financial services firm, employing, directly and through its subsidiaries, more than 53,000 people worldwide in offices throughout the United States and 30 foreign countries.

Morgan Stanley is a publicly-traded company listed on the New York Stock Exchange; its common stock had a market value of approximately $55.687 billion at January 31, 2008. At that date, Morgan Stanley had leading market positions in its three primary businesses (securities, asset management and credit services), and it ranked among the top asset managers globally, with approximately $782 billion in assets under management.

Brokerage Arrangements

The partnerships’ brokerage arrangements with Morgan Stanley & Co. Incorporated and Morgan Stanley & Co. International plc are discussed in “Conflicts of Interest—The brokerage arrangements with affiliates of the general partner were not negotiated at arm’s-length or reviewed by any independent party for fairness” on page •, “—Customer agreements with the commodity brokers permit actions which could result in losses or lost profit opportunity” on page •, and “Description of Charges—Commodity Brokers” beginning on page •.

The general partner will review at least annually the brokerage arrangements of each partnership to ensure that those arrangements are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration:

•	the size of the partnership;

•	the futures, forward, and options trading activity;

•	the services provided by the commodity brokers or any affiliate thereof to the partnership;

•	the cost incurred by the commodity brokers or any affiliate thereof in organizing and operating the partnership and offering units;

•	the overall costs to the partnership;

•	any excess interest and compensating balance benefits to the commodity brokers from assets held thereby; and

•

if the general partner does not receive any direct compensation from the partnership for its services as general partner, the risks incurred by the general partner as general partner of the partnership.

Each customer agreement sets forth a standard of liability for the commodity broker and provides for indemnities of the commodity broker. See “Fiduciary Responsibility and Liability” beginning on page •.

LITIGATION

None of the partnerships is engaged in any legal or arbitration proceedings and no legal or arbitration proceedings are known to be pending or threatened by or against any trading company or partnership. During the five years preceding the date of this prospectus, there have been (other than as described below) no administrative, civil or criminal actions pending, on appeal or concluded against Morgan Stanley, the general partner, Morgan Stanley & Co. Incorporated, Morgan Stanley International plc, Morgan Stanley DW Inc., Morgan Stanley Capital Group Inc., the trading advisors or any of their principals which the general partner believes would be material to an investor’s decision to invest in any partnership.

At any given time, Morgan Stanley, the general partner, Morgan Stanley & Co. Incorporated, Morgan Stanley International plc, Morgan Stanley DW Inc., Morgan Stanley Capital Group Inc. and the trading advisors, and their respective affiliates, are involved in numerous legal actions, some of which seek significant damages; other than as described below, the general partner believes that such actions are not material to an investor’s decision to invest in any partnership.

Effective on or about April 1, 2007 Morgan Stanley DW Inc. was merged into Morgan Stanley & Co. Incorporated, which has assumed all of the responsibilities of Morgan Stanley DW Inc. For purposes of clarity, however, Morgan Stanley DW Inc.’s litigation disclosure will be retained and listed separately, in relevant part, until the fifth anniversary of the date of each specific disclosure item in the Morgan Stanley DW Inc. sub-section.

Morgan Stanley DW Inc.

In the normal course of business, Morgan Stanley DW Inc. was involved in numerous legal actions, including arbitrations, class actions, and other litigation. Certain of the legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. Morgan Stanley DW Inc. was also involved, from time to time, in investigations and proceedings by governmental and/or regulatory agencies or self-regulatory organizations, certain of which have resulted and may result in adverse judgments, fines or penalties. The number of these investigations and proceedings has increased in recent years with regard to many financial services institutions, including Morgan Stanley DW Inc.

On July 14, 2003, the Massachusetts Securities Division filed an administrative complaint alleging that Morgan Stanley DW Inc. filed false information in response to an inquiry from the Massachusetts Securities Division pertaining to mutual fund sales practices. On August 11, 2003, the Massachusetts Securities Division filed an administrative complaint, alleging that Morgan Stanley DW Inc. failed to make disclosures of incentive compensation for proprietary and partnered mutual fund transactions. On November 25, 2003, the Massachusetts Securities Division filed an administrative complaint, alleging that a former branch manager engaged in securities fraud and dishonest conduct in promoting the sales of proprietary mutual funds. On May 24, 2004, the presiding hearing officer granted Morgan Stanley DW Inc.’s motion to dismiss all claims relating to Morgan Stanley DW Inc.’s differential compensation practices and its receipt of remuneration from third-party fund families, holding that these practices did not violate any state law or regulation. Regarding the Massachusetts Securities Division’s complaint filed on July 14, 2003, Morgan Stanley DW Inc. waived its right to a hearing and agreed to pay an administrative fine of $25,000 on September 27, 2004. Regarding the Massachusetts Securities Division’s complaints filed on August 11, 2003 and November 25, 2003, hearings were concluded on December 20, 2004. On March 27, 2005 the hearing officer issued two decisions dismissing all charges against Morgan Stanley DW Inc. and the branch manager. On April 7, 2005, the Massachusetts Securities Division filed a motion for reconsideration of the hearing officer’s decisions to dismiss all charges against Morgan Stanley DW Inc. and the branch manager. On August 24, 2005, the hearing officer denied the Massachusetts Securities Division’s motion for reconsideration as to the branch manager, not having yet ruled upon the motion as Morgan Stanley DW Inc.

On September 15, 2003, Morgan Stanley DW Inc. and one of its officers entered into a settlement with FINRA pursuant to a Letter of Acceptance, Waiver and Consent. The Letter of Acceptance, Waiver and Consent alleges violations of applicable FINRA rules in connection with various sales contests conducted from October 1999 to December 2002. Under the terms of the settlement, Morgan Stanley DW Inc. and its officer neither admitted nor denied the allegations of the Letter of Acceptance, Waiver and Consent and accepted a censure and the imposition of monetary fines in the amounts of $2 million and $250,000, respectively.

On November 17, 2003, Morgan Stanley DW Inc. consented, without admitting or denying the findings, to the entry of an order by the SEC that resolved the SEC’s investigations into certain practices relating to Morgan Stanley DW Inc.’s offer and sale of shares of certain registered investment companies from January 1, 2000 to the date of the order. Pursuant to the order, Morgan Stanley DW Inc. will: (a) distribute for the benefit of certain customers who purchased shares of mutual funds through Morgan Stanley DW Inc. pursuant to the marketing arrangements between Morgan Stanley DW Inc. and certain mutual fund complexes the amount of $50 million; (b) place on its website disclosures relating to certain marketing programs pursuant to which it offered and sold certain mutual funds; (c) prepare a Mutual Fund Bill of Rights that discloses, among other things, the differences in fees and expenses associated with the purchase of different classes or proprietary mutual fund shares; (d) prepare a plan by which certain customers’ proprietary Class B shares can be converted to Class A shares; (e) retain an independent consultant to review, among other things, the adequacy of Morgan Stanley DW Inc.’s disclosures with respect to such marketing programs and other matters in connection with Morgan Stanley DW Inc.’s offer and sale of shares of mutual funds and compliance with the order; and (f) adopt the recommendations of the independent consultant.

In fiscal 2004, Morgan Stanley DW Inc. discovered irregularities in the accounts of certain clients of Carlos Soto, a former registered representative in its San Juan, Puerto Rico branch. Mr. Soto stated that, with respect to certain clients, he had raised some funds by making misrepresentations, issuing false account statements and diverting some funds to accounts he controlled. Morgan Stanley DW Inc. promptly notified regulators and law enforcement. On February 11, and 13, 2004, respectively, the U.S. District Court for

District of Puerto Rico granted requests for temporary restraining orders freezing Mr. Soto’s assets. On February 19, 2004, Mr. Soto was arrested by federal authorities. On February 20, 2004, in the SEC matter, the Court granted a preliminary injunction freezing Mr. Soto’s assets, and on November 8, 2004, the SEC barred Mr. Soto from any association with any broker or dealer. On December 9, 2004, Morgan Stanley DW Inc. reached a final settlement with the New York Stock Exchange to resolve this matter (see December 2004 matter).

On June 17, 2004, the New Hampshire Bureau of Securities Regulation filed a petition for relief against Morgan Stanley DW Inc. alleging, among other things, that a former representative solicited certain customers to purchase certain unregistered, non-exempt securities, that certain managers promoted the sale of proprietary mutual funds and other products by the use of certain “sales contests” and that Morgan Stanley DW Inc. failed to disclose the alleged material fact of such contests. On April 7, 2005, Morgan Stanley DW Inc. entered into a consent agreement with the New Hampshire Bureau of Securities Regulation. Morgan Stanley DW Inc. agreed to a $425,000 fine, a cease and desist order, to pay $10,000 for the cost of investigation, and to comply with a variety of undertakings, including requirements to retain an independent consultant to review certain compliance and policy procedures, provide rescission with respect to certain transactions, and notify New Hampshire residents of certain rights with respect to arbitration agreements.

In December 2004, the New York Stock Exchange brought an administrative action (relating to the Carlos Soto matter noted above and misconduct by a separate former employee of the firm) against Morgan Stanley DW Inc. and its affiliate Morgan Stanley & Co. Incorporated alleging violations by Morgan Stanley DW Inc. and/or Morgan Stanley & Co. Incorporated of (1) New York Stock Exchange Rule 342 by failing to provide for appropriate supervision of certain business activities and by failing to provide for proper implementation of adequate systems and procedures to ensure adequate supervision of certain customer accounts; (2) New York Stock Exchange Rule 405 by failing to use due diligence concerning accounts handled by two registered representatives; and (3) New York Stock Exchange Rule 440 and Regulation 240.17A-3 of the Securities Exchange Act by failing to maintain complete and accurate books and records related to this matter. Without admitting or denying guilt, Morgan Stanley DW Inc. and Morgan Stanley & Co. Incorporated consented to a censure and a fine of $6 million which was accepted by a hearing panel of the New York Stock Exchange on December 9, 2004.

In 2004, the New York Stock Exchange brought an administrative action against Morgan Stanley DW Inc. and Morgan Stanley & Co. Incorporated alleging violations by Morgan Stanley DW Inc. and/or Morgan Stanley & Co. Incorporated of (1) New York Stock Exchange Rules 401 and 476(a)(6) by failing to ensure delivery of prospectuses in connection with certain sales of securities; (2) New York Stock Exchange Rule 476(a)(11) by failing to timely and accurately file daily program trade reports; (3) New York Stock Exchange Rule 440b and SEC Regulation 10a-1 of the Securities Exchange Act by erroneously executing certain sell orders on a minus tick for securities in which Morgan Stanley DW Inc. held a short position; (4) New York Stock Exchange Rule 351 by failing to timely submit RE-3 in connection with certain matters; (5) New York Stock Exchange Rule 345 and Securities Exchange Act Regulations 17f-2 and 17a-3(12)(i) by hiring certain individuals subject to statutory disqualification and failing to file fingerprint cards for certain non-registered employees; (6) New York Stock Exchange Rule 123c by failing to comply with requirements concerning certain market-on-close and limit-on-close orders; (7) New York Stock Exchange Rule 472, 342.16 and 342.17 concerning supervision of certain incoming and/or outgoing communications; and (8) New York Stock Exchange Rule 342(a) and (b) by failing to reasonably supervise certain activities. Morgan Stanley DW Inc. and Morgan Stanley & Co. Incorporated resolved the action by consenting, without admitting or denying guilt, to a censure, a fine of $13 million and a rescission offer to those clients who should have received a prospectus during the period from June 2003 to September 2004. A hearing panel of the New York Stock Exchange accepted this settlement on December 9, 2004.

In an acceptance, waiver and consent dated August 1, 2005, FINRA found that Morgan Stanley DW Inc. violated FINRA rules 3010 and 2110 by failing to establish and maintain a supervisory system, including written procedures, reasonably designed to review and monitor its fee-based brokerage business between January 2001 and December 2003. Without admitting or denying the allegations, Morgan Stanley DW Inc. consented to the described sanctions and findings. The firm was censured and fined $1.5 million, and agreed to the payment of restitution to 3,549 customers in the total amount of approximately $4,640,582, plus interest from December 31, 2003 until August 1, 2005.

On September 27, 2007, FINRA announced that Morgan Stanley & Co. Incorporated, on behalf of itself and as successor to Morgan Stanley DW Inc., entered into a Letter of Acceptance, Waiver and Consent to resolve charges filed by FINRA on December 19, 2006. In the Letter of Acceptance, Waiver and Consent, FINRA found that, among other things, Morgan Stanley & Co. Incorporated provided inaccurate information regarding the existence of pre-September 11, 2001 emails and failed to provide such emails to arbitration claimants and regulators in response to discovery obligations and regulatory inquiries, failed adequately to preserve books and records, and failed to establish and maintain systems and written procedures reasonably designed to preserve required records and to ensure that it conducted adequate searches in response to regulatory inquiries and discovery requests. The Letter of Acceptance, Waiver and Consent also included findings that Morgan Stanley & Co. Incorporated failed to provide arbitration claimants with updates to a supervisory manual when called for in discovery. FINRA found that Morgan Stanley & Co. Incorporated violated Section 17(a) of the Exchange Act of 1934 and Rule 17a-4 thereunder, FINRA Conduct Rules 2110, 3010 (a) and (b) and 3110, FINRA Procedural Rule 8210 and Interpretative Material 10100 under the FINRA Code of Arbitration Procedure. In the settlement, Morgan Stanley & Co. Incorporated neither admitted nor denied these findings. The settlement established a $9.5 million fund for the benefit of potentially affected arbitration claimants to be administered by a third party at the expense of Morgan Stanley & Co. Incorporated. In addition, Morgan Stanley & Co. Incorporated was censured and agreed to pay a $3 million regulatory fine and to retain an independent consultant to review its procedures for complying with discovery requirements in arbitration proceedings relating to Morgan Stanley & Co. Incorporated’s retail brokerage operations.

On October 10, 2007, Morgan Stanley & Co. Incorporated, on behalf of itself and as successor to Morgan Stanley DW Inc., became the subject of an Order Instituting Administrative And Cease-And-Desist Proceedings by the SEC. The Order found that from as early as 2000 until 2006, Morgan Stanley & Co. Incorporated failed to provide to its customers accurate and complete written trade confirmations for certain fixed income securities in violation of Rule 10b-10 under the Exchange Act, Section 15B(c)(1) of the Exchange Act and Rule G-15 of the Municipal Securities Rulemaking Board (MSRB). The Order censured Morgan Stanley & Co. Incorporated, ordered it to cease and desist from committing or causing any violations and any future violations of Rule 10b-10 under the Exchange Act, Section 15B(c)(1) of the Exchange Act, and MSRB Rule G-15, ordered Morgan Stanley & Co. Incorporated to pay a $7.5 million penalty, and to retain an independent consultant to review Morgan Stanley & Co. Incorporated’s policies and procedures. Morgan Stanley & Co. Incorporated consented to the issuance of the Order without admitting or denying any of the SEC’s findings, except as to the SEC’s jurisdiction over the matter.

Morgan Stanley & Co. Incorporated

Morgan Stanley & Co. Incorporated is a wholly-owned subsidiary of Morgan Stanley, a Delaware holding company. Morgan Stanley files periodic reports with the SEC as required by the Securities Exchange Act of 1934, which include current descriptions of material litigation and material proceedings and investigations, if any, by governmental and/or regulatory agencies or self-regulatory organizations concerning Morgan Stanley and its subsidiaries, including Morgan Stanley & Co. Incorporated. As a consolidated subsidiary of Morgan Stanley, Morgan Stanley & Co. Incorporated does not file its own periodic reports with the SEC that contain descriptions of material litigation, proceedings and investigations. As a result, we refer you to the “Legal Proceedings” section of Morgan Stanley’s Form 10-K filings for 2007, 2006, 2005, 2004, 2003, and 2002. Information concerning certain disciplinary proceedings involving Morgan Stanley & Co. Incorporated may also be obtained through the “BrokerCheck” function on the Financial Industry Regulatory Authority’s website, http://www.finra.org/.

In addition to the matters described in those filings, in the normal course of business, each of Morgan Stanley and Morgan Stanley & Co. Incorporated has been named, from time to time, as a defendant in various legal actions, including arbitrations, class actions, and other litigation, arising in connection with its activities as a global diversified financial services institution. Certain of the legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. Each of Morgan Stanley and Morgan Stanley & Co. Incorporated is also involved, from time to time, in investigations and proceedings by governmental and/or regulatory agencies or self-regulatory organizations, certain of which may result in adverse judgments, fines or penalties. The number of these investigations and proceedings has increased in recent years with regard to many financial services institutions, including Morgan Stanley and Morgan Stanley & Co. Incorporated.

In connection with Morgan Stanley’s role as either lead or co-lead underwriter in several in initial public offerings, the company has been exposed to both regulatory and civil proceedings. On January 25, 2005, Morgan Stanley announced a settlement with the SEC regarding allegations that it violated Rule 101 of Regulation M by attempting to induce certain customers that received shares in initial public offerings to place purchase orders for additional shares in the aftermarket. Under the terms of the settlement, Morgan Stanley agreed, without admitting or denying the allegations, to the entry of a judgment enjoining it from violating Rule 101 of Regulation M and the payment of a $40 million civil penalty. The court approved the settlement on February 4, 2005.

On May 12, 2006, the U.S. District Court for the District of Columbia entered Final Judgment effecting a settlement Morgan Stanley & Co. Incorporated had reached with the SEC, the New York Stock Exchange, Inc. and FINRA relating to Morgan Stanley & Co. Incorporated’s production of email in the research analyst and initial public offering investigations from December 2000 through at least July 2005. The complaint, filed by the SEC in the District Court on May 10, 2006, alleges that Morgan Stanley & Co. Incorporated did not timely produce emails in response to those matters because it did not diligently search for back-up tapes containing responsive emails until 2005, and because it over-wrote back-up tapes potentially containing responsive email until at least December 2002. Without admitting or denying the allegations of the complaint, Morgan Stanley & Co. Incorporated consented to (1) a permanent injunction barring future violations of Section 17(b) of the Securities Exchange Act of 1934 (which requires, among other things, that Morgan Stanley & Co. Incorporated respond promptly to SEC subpoenas and requests) and the relevant regulations promulgated thereunder and (2) the payment of a $15 million civil penalty, $5 million of which will be paid to FINRA and the New York Stock Exchange.

On May 31, 2006, Morgan Stanley & Co. Incorporated and Morgan Stanley DW Inc. consented, without admitting or denying the findings, to the entry of an order in which they were censured by the SEC for allegedly violating Section 17(a)(2) of the Securities Act of 1933 by managing auctions for auction rate securities in ways that were not adequately disclosed or that did not conform to disclosed procedures. The order required that Morgan Stanley & Co. Incorporated and Morgan Stanley DW Inc. cease and desist from committing or causing any violations and any future violations of Section 17(a)(2) of the Securities Act of 1933, the payment of a civil money penalty of $1.5 million and to comply with certain additional undertakings.

On June 27, 2006, Morgan Stanley & Co. Incorporated and Morgan Stanley DW Inc. consented, without admitting or denying the findings, to the entry of an order in which they were censured by the SEC for allegedly violating Section 15(f) of the Securities Exchange Act of 1934 and Section 204A of the Investment Advisers Act of 1940 and paid a civil money penalty of $10 million. The SEC found that Morgan Stanley & Co. Incorporated and Morgan Stanley DW Inc. failed to: (1) conduct any surveillance of a number of accounts and securities; (2) provide adequate guidance to personnel charged with conducting surveillance; (3) have adequate controls in place with respect to certain aspects of watch list maintenance. The SEC’s findings covered different areas from the 1997 through 2006 time period. The order also required that Morgan Stanley & Co. Incorporated and Morgan Stanley DW Inc. comply with certain undertakings as described in SEC’s order, which include retaining a qualified independent consultant to conduct a comprehensive review of their policies, practices and procedures relating to Section 15(f) of the Securities Exchange Act of 1934 and Section 204A of the Investment Advisors Act of 1940 to determine the adequacy of such policies, practices and procedures and make appropriate recommendations.

THE LIMITED PARTNERSHIP AGREEMENTS

This section of the prospectus summarizes all material provisions of the limited partnership agreement of each partnership that are not discussed elsewhere in the prospectus. A form of the limited partnership agreements is annexed to the prospectus as Exhibit A. Each limited partnership agreement is identical, except as noted otherwise below or in Exhibit A.

Nature of the Partnerships

Spectrum Select was formed on March 21, 1991; Spectrum Technical, Spectrum Strategic, and Spectrum Global Balanced were each formed on April 29, 1994; and Spectrum Currency was formed on October 20, 1999. Each partnership was formed under Delaware law. The fiscal year of each partnership begins on January 1 of each year and ends on the following December 31.

The units that you purchase and pay for in this offering will be fully paid and nonassessable. You may be liable to a partnership for liabilities that arose before the date of a redemption or Spectrum Series exchange. Your liability, however, will not exceed the sum of your unredeemed capital contribution, undistributed profits, if any, any distributions and amounts received upon a redemption or deemed received on a Spectrum Series exchange, together with interest on any such amount. However, a partnership will not make a claim against you for any amounts received in connection with a redemption of units or a Spectrum Series exchange unless the net assets of the partnership are insufficient to discharge the liabilities of the partnership that arose before any distributions were made to you. The general partner will be liable for all obligations of a partnership to the extent that the assets of the partnership are insufficient to pay those obligations.

Management of Partnership Affairs

You will not participate in the management or operations of a partnership. Under each limited partnership agreement, the general partner is solely responsible for managing the partnership.

The general partner may use a partnership’s funds only to operate the business of that partnership. The general partner may hire an affiliate to perform services for the partnership if the general partner determines that the affiliate is qualified to perform the services, and can perform those services under competitive terms that are fair and reasonable. Any agreement with an affiliate must be for a term not in excess of one year and be terminable by the partnership without penalty upon 60 days’ prior written notice.

Other responsibilities of the general partner include:

•	determining whether a partnership will make a distribution;

•	administering redemptions and series exchanges;

•	preparing monthly and annual reports;

•	preparing and filing tax returns for each partnership;

•	signing documents on behalf of each partnership and its limited partners pursuant to powers of attorney; and

•	supervising the liquidation of a partnership, if necessary.

Sharing of Profits and Losses

You will have a capital account in each partnership in which you invest, with an initial balance equal to the amount you paid for units of the partnership. The general partner also has a capital account. Each partnership’s net assets will be calculated monthly, and your capital account will be adjusted as necessary to reflect any increases or decreases that may have occurred since the preceding month. Profits and losses will be shared by the general partner and limited partners in proportion to the size of their respective capital accounts. For a description of the federal tax allocations, see “Material Federal Income Tax Considerations—Partnership Taxation—Allocation of Partnership Profits and Losses” on page •.

Restrictions on Transfers or Assignments

While you may transfer or assign your units, the transferee or assignee may not become a limited partner without the written consent of the general partner. You may only withdraw capital or profits from a partnership by redeeming units. The general partner may withdraw any portion of its interest in a partnership that exceeds the amount required under the limited partnership agreement without prior notice to or consent of the limited partners. In addition, the general partner may withdraw or assign its entire interest in a partnership if it gives 120 days’ prior written notice to the limited partners. If a majority of the limited partners elect a new general partner or partners to continue the business of the partnership, the withdrawing general partner must pay all reasonable expenses incurred by the partnership in connection with its withdrawal.

Any transfer or assignment of units by you will take effect at the end of the month in which the transfer or assignment is made, subject to the following conditions. A partnership is not required to recognize a transfer or assignment until it has received at least 30 days’ prior written notice from the limited partner. The notice must be signed by the limited partner and include the address and social security or taxpayer identification number of the transferee or assignee and the number of units transferred or assigned. A transfer or assignment of less than all units held by you cannot occur if as a result either party to the transfer or assignment would own fewer than the minimum number of units required for an investment in the partnership (subject to certain exceptions relating to gifts, death, divorce, or transfers to family members or affiliates). The general partner will not permit a transfer or assignment of units unless it is satisfied that the transfer or assignment would not be in violation of Delaware law or applicable federal, state, or non-U.S. securities laws; and notwithstanding the transfer or assignment, the partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Internal Revenue Code of 1986, as amended. No transfer or assignment of units will be effective or recognized by a partnership if the transfer or assignment would result in the termination of that partnership for federal income tax purposes, and any attempt to transfer or assign units in violation of the limited partnership agreement will be ineffective. The limited partner must pay all costs, including any attorneys’ and accountants’ fees, related to a transfer or assignment.

Amendments; Meetings

Each limited partnership agreement may be amended by the general partner and by limited partners owning more than 50% of the units of that partnership. In addition, the general partner may make certain amendments to a limited partnership agreement without the consent of the limited partners, including any amendment that is not adverse to the limited partners or is required by the staff of the SEC, the CFTC, any other federal agency, any state “Blue Sky” official, or other governmental official, or to comply with applicable law. However, no amendment may be made to a limited partnership agreement without the consent of all partners affected if that amendment would reduce the capital account of any partner, modify the percentage of profits, losses, or distributions to which any partner is entitled, or change or alter the provisions of the limited partnership agreement relating to amendments requiring the consent of all partners.

Upon written request to the general partner delivered either in person or by certified mail, you or your authorized attorney or agent may obtain a list of the names and addresses of, and units owned by, all limited partners in your partnership, provided that you pay reasonable duplicating and postage costs. Limited partners owning at least 10% of the units of a partnership may request a meeting to consider any matter upon which limited partners may vote. Upon receipt of such a request, the general partner must call a meeting of that partnership, by written notice sent by certified mail or delivered in person within 15 days of such request. The meeting must be held at least 30 but not more than 60 days after the mailing by the general partner of notice of the meeting. The notice must specify the date, a reasonable place and time, and the purpose of the meeting.

At any meeting of the limited partners, the following actions may be taken upon the affirmative vote of limited partners owning more than 50% of the units:

•	amend the limited partnership agreement;

•	dissolve the partnership;

•	remove and replace the general partner;

•	elect a new general partner or general partners if the general partner terminates or liquidates or elects to withdraw from the partnership, or becomes insolvent, bankrupt, or is dissolved;

•	terminate any contract with the general partner or any of its affiliates on 60 days’ prior written notice; and

•	approve the sale of all or substantially all of the assets of the partnership.

Any of the foregoing actions may also be taken by limited partners without a meeting, without prior notice, and without a vote, by means of written consents signed by limited partners owning the required number of units. Notice of any actions taken by written consent must be given to non-consenting limited partners within seven business days.

Books and Records; Reports to Limited Partners

The books and records of each partnership are maintained at its principal office for at least five years. You or your authorized attorney or agent will have the right during normal business hours to inspect and copy the books and records of each partnership of which you are a limited partner. Alternatively, you may request that copies of the books and records be sent to you, provided that you pay all reasonable reproduction and distribution costs. The partnership will retain copies of subscription documentation in connection with purchases and exchanges of units for at least six years.

Within 30 days after the close of each calendar month, the general partner will distribute such financial and other information with respect to each partnership as the CFTC and National Futures Association require, together with information concerning any material change in the brokerage commissions or fees payable by the partnerships to any commodity broker. You will also receive within 90 days after the close of each fiscal year an annual report containing audited financial statements for the partnerships. Annual reports will provide a detailed statement of any transactions with the general partner or its affiliates and of fees, commissions, and any compensation paid or accrued to the general partner or its affiliates. By March 15 of each year, the partnership will provide you with the tax information necessary for you to prepare your federal income tax return. The net asset value of each partnership’s units, which is estimated daily by the general partner, will be promptly supplied to you upon written request.

A written notice, including a description of limited partners’ redemption and voting rights, will be mailed to the limited partners of a partnership within seven business days if any of the following events occur:

•	the net asset value of a unit decreases by at least 50% from the net asset value of that unit as of the end of the immediately preceding month;

•	the limited partnership agreement is materially amended;

•	there is any change in trading advisors or any material change in a management agreement;

•	there is any change in commodity brokers or any material change in the compensation arrangements with a commodity broker;

•	there is any change in general partners or any material change in the compensation arrangements with a general partner;

•	there is any change in the partnership’s fiscal year;

•	there is any material change in the partnership’s trading policies as specified in the limited partnership agreement; or

•	the partnership ceases to trade futures, forwards, and options.

If you receive a notice as to a 50% decrease in net asset value per unit, that notice will also advise you that a “special redemption date” will take place when limited partners may redeem their units in the same manner as described under “Redemptions” beginning on page • for regular redemption dates. Further, following the close of business on the date of the 50% decrease giving rise to that notice, the partnership will liquidate all existing positions as promptly as reasonably practicable, and will suspend all futures, forward, and options trading through the special redemption date. The general partner will then determine whether to reinstitute futures, forward, and options trading or to terminate the partnership.

In addition, subject to limits imposed under state guidelines incorporated in the limited partnership agreements, no increase in any of the management, incentive, or brokerage fees payable by the partnerships, or any of the caps on fees, may take effect until the first business day following a redemption date. In the event of such an increase:

•

notice of the increase will be mailed to limited partners at least five business days prior to the last date on which a “request for redemption” must be received by the general partner with respect to the applicable redemption date;

•	the notice will describe the redemption and voting rights of limited partners; and

•	units redeemed at the first redemption date following the notice will not be subject to any redemption charges.

Each limited partner expressly agrees that in the event of his death, he waives on behalf of himself and his estate the furnishing of any inventory, accounting, or appraisal of the assets of the partnership and any right to an audit or examination of the books of the partnership.

The foregoing does not limit the ability of the estate of a deceased limited partner to inspect and copy the partnership’s books and records, or obtain copies upon payment of reasonable reproduction and distribution costs, to the same extent as any limited partner in accordance with Section 8(e) of the limited partnership agreement.

PLAN OF DISTRIBUTION

General

Morgan Stanley & Co. Incorporated is offering units pursuant to a selling agreement with the partnerships and the general partner. This offering is being conducted in accordance with the provisions of Rule 2810 of the Conduct Rules of FINRA. With the approval of the general partner, Morgan Stanley & Co. Incorporated may appoint additional selling agents to make offers and sales of the units. These additional selling agents may include any securities broker which is a member in good standing of FINRA, as well as any non-U.S. bank, dealer, institution, or person ineligible for membership in FINRA that agrees not to make any offers or sales of units within the U.S. or its territories, possessions, or areas subject to its jurisdiction, or to U.S. citizens or residents. Any such non-FINRA member must also agree to comply with applicable provisions of the Conduct Rules of FINRA in making offers and sales of units.

Morgan Stanley & Co. Incorporated is offering the units on a “best efforts” basis without any agreement by Morgan Stanley & Co. Incorporated to purchase units. The general partner may in the future register additional units of any partnership with the SEC. There is no maximum amount of funds which may be contributed to a partnership. The general partner may in the future subdivide or combine outstanding units of any partnership, in its discretion, provided that any subdivision or combination will not affect the net asset value of any limited partner’s interest in the partnership.

Each partnership has agreed to indemnify its trading advisors, Morgan Stanley & Co. Incorporated, the general partner and any additional sellers in connection with the offer and sale of units. See “Fiduciary Responsibility and Liability” beginning on page •.

Continuing Offering

Units of each partnership are being offered for sale at monthly closings held on the last day of each month. Units will be offered and sold at the net asset value of a unit of the partnership on the date of the monthly closing. Since you must subscribe for units prior to the month end closing date, you will not know the actual per unit purchase price until after the monthly closing has occurred. The sale amount will be delivered to the partnership that sold the unit.

Escrow Arrangements

During the continuing offering, if your subscription is not immediately rejected by the general partner, your subscription funds will be transferred to, and held in escrow by, The Bank of New York, New York, New York. These subscription funds held in escrow will be invested in the escrow agent’s interest-bearing money market account, and will earn the interest rate then paid by the bank on that account. If the general partner accepts your subscription, at the applicable month-end closing the escrow agent will pay your subscription funds to the appropriate partnership(s) and pay any interest earned on those funds to Morgan Stanley & Co. Incorporated. Morgan Stanley & Co. Incorporated in turn will credit your Morgan Stanley & Co. Incorporated customer account with the interest. If the general partner rejects a subscription, the escrow agent will promptly pay the rejected subscription funds and any interest earned to Morgan Stanley & Co. Incorporated, and Morgan Stanley & Co. Incorporated will then credit your Morgan Stanley & Co. Incorporated customer account with those amounts, and the funds will be immediately available for investment or withdrawal. If you closed your Morgan Stanley & Co. Incorporated customer account, any subscription returned and interest earned will be paid by check. Interest will be earned on subscription funds from the day of deposit with the escrow agent to the day that funds are either paid to the appropriate partnership(s) in the case of accepted subscriptions or paid to Morgan Stanley & Co. Incorporated in the case of rejected subscriptions. At all times during the continuing offering, and prior to each closing, subscription funds will be in the possession of the escrow agent, and at no time will the general partner hold or take possession of the funds.

Compensation to Morgan Stanley & Co. Incorporated Employees and Additional Selling Agents

In the case of units purchased for cash, qualified employees of Morgan Stanley & Co. Incorporated have the option to receive from Morgan Stanley & Co. Incorporated (payable solely from its own funds) a gross sales credit equal to 3% of the net asset value per unit as of the monthly closing for each unit sold by them and issued at the monthly closing, plus a gross sales credit of up to 84% of the brokerage fees received by

Morgan Stanley & Co. Incorporated from the partnership each month that are attributable to outstanding units sold by them, commencing after the twelfth month following the monthly closing at which a unit is issued. Alternatively, qualified employees of Morgan Stanley & Co. Incorporated may forego the initial sales credit of 3% of the net asset value per unit and immediately commence receiving a gross sales credit of up to 84% of the brokerage fees received by Morgan Stanley & Co. Incorporated from the partnership each month that are attributable to outstanding units sold by them.

In the case of units purchased pursuant to a Spectrum Series exchange or Non-Series Exchange, qualified employees of Morgan Stanley & Co. Incorporated will not receive the initial gross sales of 3%. However, in the case of a Spectrum Series exchange or Non-Series Exchange, Morgan Stanley & Co. Incorporated employees will receive a gross sales credit of up to 84% of the brokerage fees received by Morgan Stanley & Co. Incorporated from the partnership each month that are attributable to such outstanding units, as follows:

•

in the case of a Spectrum Series exchange where the Morgan Stanley & Co. Incorporated employee elected to receive the initial gross sales credit of 3% in connection with the initial purchase of the units redeemed, the Morgan Stanley & Co. Incorporated employee will receive the monthly gross sales credit commencing after the twelfth month following the date the units being redeemed were purchased; and

•

in the case of a Spectrum Series exchange where the Morgan Stanley & Co. Incorporated employee elected not to receive the initial gross sales credit of 3% in connection with the initial purchase of the units redeemed, or in the case of a Non-Series Exchange, the Morgan Stanley & Co. Incorporated employee will receive the monthly gross sales credit commencing with the first month after the units were issued.

In all cases, qualified Morgan Stanley & Co. Incorporated employees will receive continuing compensation until the applicable partnership terminates or the unit is redeemed, whichever comes first.

No part of this compensation will be paid by the partnership and, accordingly, net assets will not be reduced as a result of such compensation.

Each person receiving continuing compensation must be a Morgan Stanley & Co. Incorporated employee at the time of receipt of payment and must be registered as an associated person with the CFTC and be a member of the National Futures Association in such capacity only after either having passed the Series 3 or Series 31 examination or having been “grandfathered” as an associated person qualified to do commodity brokerage under the Commodity Exchange Act and the CFTC’s regulations. These employees must also perform additional services, including:

(a)	inquiring of the general partner from time to time, at the request of limited partners, as to the net asset value of each partnership’s units;

(b)	inquiring of the general partner, at the request of limited partners, regarding the futures, forward, and options markets and the activities of the partnerships;

(c)	responding to questions of limited partners with respect to the monthly account statements, annual reports, financial statements, and annual tax information furnished periodically to limited partners;

(d)	providing advice to limited partners as to when and whether to make additional investments or to redeem or exchange units;

(e)	assisting limited partners in the redemption or exchange of units; and

(f)	providing such other services as limited partners from time to time may reasonably request.

The additional compensation paid by Morgan Stanley & Co. Incorporated may be deemed to be underwriting compensation. In addition, certain officers and directors of the general partner may receive compensation as employees of Morgan Stanley & Co. Incorporated based, in part, on the amount of brokerage fees paid by the partnerships to Morgan Stanley & Co. Incorporated. The selling agreement among Morgan Stanley & Co. Incorporated, the general partner, and the partnerships provides that this compensation may only be paid by Morgan Stanley & Co. Incorporated as long as continuing services are provided. Any limited partner may telephone, write, or visit a financial advisor at a Morgan Stanley & Co. Incorporated branch office to avail himself of such services.

In the case of an investor who previously redeemed units in a Spectrum Series or non-Spectrum Series partnership and paid a redemption charge or held those units for at least 24 months, and invests in the Spectrum Series within 12 months of the redemption of the old units, the Morgan Stanley & Co. Incorporated employee will not receive the initial gross sales credit of 3% but will receive a monthly gross sales credit of up to 84% of the brokerage fees received by Morgan Stanley & Co. Incorporated from the partnership each month that are attributable to such units commencing the first month after the units are issued.

In the case of an investor who purchases units in a Non-Series Exchange with the proceeds from the redemption of an interest in another limited partnership for which Demeter Management Corporation serves as general partner and commodity pool operator, the Morgan Stanley & Co. Incorporated employee who sold the units will not receive the initial gross sales credit of 3% but will receive a monthly gross sales credit of up to 84% of the brokerage fees received by Morgan Stanley & Co. Incorporated from the partnership each month that are attributable to such units commencing the first month after the units are issued.

Morgan Stanley & Co. Incorporated may at any time implement cash sales incentive and/or promotional programs for its employees who sell units. These programs will provide for Morgan Stanley & Co. Incorporated, and not any partnership or the general partner, to pay Morgan Stanley & Co. Incorporated’s employees bonus compensation based on sales of units. Any sales or promotional program will be approved by FINRA prior to its start.

All units redeemed within twelve months from the date such units were issued are subject to a redemption charge equal to 2% of the amount redeemed. Assuming all units purchased pursuant to this offering are redeemed within twelve months and the net asset value at the time of redemption has not changed since the date of purchase, Morgan Stanley & Co. Incorporated will receive underwriting compensation in the form of these redemption payments equal to 2% of the offering proceeds. The aggregate of all compensation paid to employees of Morgan Stanley & Co. Incorporated from the initial 3% gross sales credit, the redemption charges received by Morgan Stanley & Co. Incorporated, and any sales incentives will not exceed 10% of the proceeds of the sale of units.

Morgan Stanley & Co. Incorporated may compensate any qualified additional selling agents for each unit sold by it by paying a selling commission, from Morgan Stanley & Co. Incorporated’s own funds, as determined by Morgan Stanley & Co. Incorporated and the additional selling agents, but not to exceed 3% of the net asset value of the unit sold. Additional selling agents who are properly registered as futures commission merchants or introducing brokers with the CFTC and are members of the National Futures Association in such capacity may also receive from Morgan Stanley & Co. Incorporated, payable from Morgan Stanley & Co. Incorporated’s own funds, continuing compensation for providing to limited partners the continuing services described above. This additional compensation paid by Morgan Stanley & Co. Incorporated may be up to 28% of the brokerage fees generated by outstanding units sold by additional selling agents and received by Morgan Stanley & Co. Incorporated as commodity broker for each partnership (except for employees of affiliates of Morgan Stanley & Co. Incorporated, who will be compensated at the same rate as employees of Morgan Stanley & Co. Incorporated). Additional selling agents may pay all or a portion of such additional compensation to their employees who have sold units and provide continuing services to limited partners if those employees are properly registered with the CFTC and are members of the National Futures Association. Additional compensation paid by Morgan Stanley & Co. Incorporated may be deemed to be underwriting compensation.

At such time as the brokerage fees payable by the partnerships are reduced, the amounts payable to employees as described above may be reduced.

SUBSCRIPTION PROCEDURE

The minimum initial subscription for most subscribers is $5,000, except that the minimum initial subscription is $2,000 in the case of an IRA. The minimum initial subscription for eligible subscribers purchasing units pursuant to a non-Spectrum Series exchange, is the lesser of:

•	$5,000;

•

the proceeds from the redemption of 5 units, or 2 units in the case of an IRA, from commodity pools other than any of the Morgan Stanley Charter Series of partnerships, or 500 units, or 200 units in the case of an IRA, from any Morgan Stanley Charter Series partnership; or

•	the proceeds from the redemption of such subscriber’s entire interest in any other commodity pool for which the general partner serves as general partner and commodity pool operator.

Such minimum initial subscription may be for units of one partnership, or may be divided among two or more partnerships, provided that:

•	the minimum initial subscription for any one partnership is $1,000; and

•

in the case of a Non-Series Exchange, the minimum initial subscription for any one partnership is the proceeds of the redemption of 1 unit of the other commodity pool, or 100 units in the case of any Morgan Stanley Charter Series partnership.

If you already own units in a partnership and you wish to make an additional investment in the same partnership or make an investment in any other Spectrum Series partnership, you may subscribe for units at a monthly closing with a minimum investment in that partnership of:

•	in the case of a cash purchase, $500;

•	in the case of a Spectrum Series exchange, you must exchange a minimum of 50 units, unless you are liquidating your entire interest in a partnership; and

•

in the case of a Non-Series Exchange, the minimum subscription for any one partnership is the proceeds of the redemption of 1 unit of the other commodity pool, or 100 units in the case of any Morgan Stanley Charter Series partnership.

In order to make your first purchase of units of a partnership, other than by means of an exchange, you must complete, sign, and deliver to Morgan Stanley & Co. Incorporated a subscription agreement which will authorize the general partner and Morgan Stanley & Co. Incorporated to transfer the full subscription amount from your Morgan Stanley & Co. Incorporated customer account to the partnership’s Escrow Account. If your subscription agreement is received by Morgan Stanley & Co. Incorporated and not immediately rejected, you must have the appropriate amount in your Morgan Stanley & Co. Incorporated customer account on the first business day following the date that your subscription agreement is received by Morgan Stanley & Co. Incorporated. Morgan Stanley & Co. Incorporated will deduct the subscription amount from your customer account and transfer funds into escrow with the escrow agent on that date. If you do not have a Morgan Stanley & Co. Incorporated customer account or an account with an affiliate of Morgan Stanley & Co. Incorporated, or do not have sufficient funds in your existing Morgan Stanley & Co. Incorporated customer account, you should make appropriate arrangements with your Morgan Stanley & Co. Incorporated financial advisor, or contact your local Morgan Stanley & Co. Incorporated branch office. Do not mail any payment to the general partner, as it will be returned to you for proper placement with the Morgan Stanley & Co. Incorporated branch office where your account is maintained.

In the case of a Spectrum Series exchange or a Non-Series Exchange, you must complete, sign, and deliver to your Morgan Stanley & Co. Incorporated financial advisor a subscription agreement, which will authorize the general partner to redeem all or a portion of your interest in a partnership or another commodity pool for which the general partner serves as general partner and commodity pool operator, subject to terms of the applicable limited partnership agreement, and to use the proceeds, after deducting any applicable redemption charges, to purchase units in one or more of the partnerships.

In accordance with a FINRA rule, Morgan Stanley & Co. Incorporated will not subscribe for units on your behalf if it has discretionary authority over your customer account, unless it gets prior written approval from you.

If you subscribe by check, units will be issued subject to the collection of the funds represented by the check. If your check is returned unpaid, Morgan Stanley & Co. Incorporated will notify the general partner, and the relevant partnership will cancel the units issued to you represented by the check. Any losses or profits sustained by the partnership allocable to the cancelled units will be allocated among the remaining partners. In the limited partnership agreements, each limited partner agrees to reimburse a partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any units issued to the limited partner.

Subscriptions for units are generally irrevocable by subscribers. However, you may revoke your subscription agreement and receive a full refund of the subscription amount and any accrued interest, or revoke the redemption of units in the other commodity pool in the case of an exchange, by delivering written notice to your Morgan Stanley & Co. Incorporated financial advisor who must forward the notice so that it will be received by the general partner no later than 3:00 P.M., New York City time, on the date of the applicable monthly closing. There may be other rescission rights under applicable federal and state securities laws. The general partner may reject any subscription, in whole or in part, in its sole discretion.

A sample form of the subscription agreement is annexed to this prospectus as Exhibit B. A separate copy of the subscription agreement accompanies this prospectus or you may obtain one, after delivery of this prospectus, from a local Morgan Stanley & Co. Incorporated branch office. You will not receive any certificate evidencing units, but you will be sent confirmations of purchases in Morgan Stanley & Co. Incorporated’s customary form.

Once you are an investor in a partnership, you may make additional cash purchases of units of that partnership without executing a new subscription agreement, by completing a subscription agreement update form, a sample of which is annexed to this prospectus as Exhibit C, and by contacting your Morgan Stanley & Co. Incorporated financial advisor and authorizing your financial advisor to deduct the additional amount you want to invest from your Morgan Stanley & Co. Incorporated customer account. Those amounts will be held in escrow, and applied towards the purchase of units, in the same manner as initial purchases described above. However, if a new prospectus has been issued since the date of your immediately prior subscription agreement, you will be required to complete a new subscription agreement update form. Further, your Morgan Stanley & Co. Incorporated financial advisor will be required to confirm to the general partner that the information you provided, and the representations and warranties you made, in your original subscription agreement, including, in particular, that you satisfy applicable minimum financial suitability requirements, are still true and correct. You may not use the subscription procedure described in this paragraph to purchase additional units in a partnership by way of an exchange, or to purchase units of a partnership in which you are not currently an investor; in either of those cases, you must execute a new subscription agreement.

CERTAIN ERISA CONSIDERATIONS

If you are a fiduciary with respect to a U.S. employee benefit plan or trust within the meaning of and subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (any such plan, an “ERISA Plan”) or an individual retirement account or a Keogh plan subject solely to the provisions of Section 4975 of the Internal Revenue Code of 1986, as amended, you should consider, among other things, the matters described below before determining whether the purchase of units is appropriate. References to ERISA in this section include parallel references to the Internal Revenue Code.

ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, avoidance of prohibited transactions and compliance with other standards. In determining whether a particular investment is appropriate for an ERISA Plan, U.S. Department of Labor regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan’s purposes, the risk and return factors of the potential investment, the portfolio’s composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the projected return of the total portfolio relative to the ERISA Plan’s funding objectives, and the limitation on the rights of unitholders to redeem all or any part of their units or to transfer their units. Before purchasing units, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations.

Notwithstanding the general requirement that investors in one or more partnerships must invest a minimum of $5,000, a minimum purchase requirement of $2,000 has been set for individual retirement accounts. The minimum subscription for any one of the partnerships must be at least $1,000. Greater minimum purchases may be mandated by the securities laws and regulations of certain states, and each investor should consult the subscription agreement to determine the applicable investment requirements.

The Department of Labor has published a regulation, certain aspects of which have been modified by the recently enacted Pension Protection Act of 2006, describing when the underlying assets of an entity into which certain benefit plan investors (as defined in the Department of Labor regulation) invest constitute “plan assets” for purposes of ERISA. If the assets of an investing ERISA Plan, individual retirement account or Keogh plan were to be treated, for purposes of the fiduciary responsibility provisions of Title I of ERISA and/or Section 4975 of the Internal Revenue Code, as including an undivided interest in each of the underlying assets of a partnership, an investment in units would in general be an inappropriate investment for the ERISA Plan or individual retirement account. The Department of Labor regulation provides that assets of an entity will not be deemed to constitute “plan assets” of a plan that purchases an equity security of the entity, if the equity security is a “publicly-offered security.” A “publicly-offered security” is one that is:

•	freely transferable;

•	held by more than 100 investors independent of the issuer and of each other; and

•

either registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, or sold to the plan as part of a public offering of such securities pursuant to an effective registration statement under the Securities Act of 1933, where the security is then timely registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934.

The units currently meet, and it is expected that the units will continue to meet, the “publicly-offered security” criteria of the Department of Labor regulation.

The general partner believes, based upon the advice of its legal counsel, that income earned by the partnership will not constitute “unrelated business taxable income” under Section 512 of the Internal Revenue Code to ERISA Plans, individual retirement accounts, Keogh plans and other tax-exempt entities. Although the Internal Revenue Service has issued favorable private letter rulings to taxpayers in somewhat similar circumstances, other taxpayers may not use or cite such rulings as precedent. If you have investment discretion on behalf of an ERISA Plan, an individual retirement account or Keogh Plan, you should consult a professional tax adviser regarding the application of the foregoing matters to the purchase of units.

Units may not be purchased with the assets of an ERISA Plan, an individual retirement account or Keogh Plan, if the general partner, Morgan Stanley & Co. Incorporated, any additional selling agents, any trading advisor, or any of their respective affiliates either:

•	has investment discretion with respect to the investment of such plan assets;

•

has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of such plan; or

•	is an employer maintaining or contributing to such plan.

Subscribing for units does not create an ERISA Plan, individual retirement account or Keogh plan. If you are considering the purchase of units on behalf of an ERISA Plan, individual retirement account or Keogh plan, you must first ensure that such plan has been properly established in accordance with ERISA and/or the Internal Revenue Code, and the regulations and administrative rulings thereunder, and that such plan has been adequately funded. Then, after all of the considerations discussed above have been taken into account, the trustee or custodian of such plan who decides to or is instructed to do so may subscribe for units in one or more of the partnerships, subject to the applicable minimum subscription requirement per partnership.

The offering of units to and acceptance of subscriptions on behalf of ERISA Plans, individual retirement accounts or Keogh plans is in no respect a representation by the general partner, Morgan Stanley & Co. Incorporated, any additional selling agents, any partnership or any trading advisor that the investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

Introduction

The general partner has been advised by counsel, Cadwalader, Wickersham & Taft LLP, that in its opinion, the following summary correctly describes the material federal income tax consequences to a U.S. taxpayer who invests in a partnership. The opinions appearing in this section are the opinions of Cadwalader, Wickersham & Taft LLP, except as otherwise specifically noted. The following summary is based upon the Internal Revenue Code of 1986, as amended, rulings thereon, regulations promulgated thereunder, and existing interpretations thereof, any of which could be changed at any time and which changes could be retroactive. The federal income tax summary and the state and local income tax summary that follow, in general, relate only to the tax implications of an investment in the partnerships by individuals who are citizens or residents of the U.S. Except as indicated below or under “Certain ERISA Considerations,” the summaries do not address the tax implications of an investment in the partnerships by corporations, partnerships, trusts, and other non-individuals. Moreover, the summaries are not intended as a substitute for careful tax planning, particularly since certain of the tax consequences of owning an interest in the partnerships may not be the same for all taxpayers, such as non-individuals or non-U.S. persons, or in light of an investor’s personal investment circumstances. A complete discussion of all federal, state, and local tax aspects of an investment in each partnership is beyond the scope of the following summary, and prospective investors are urged to consult their own tax advisors on these matters.

Partnership Status

The general partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft LLP, that in its opinion under current U.S. federal income tax law, each partnership will be classified as a partnership and not as an association (or a publicly traded partnership) taxable as a corporation. This opinion is based upon the facts set forth in this prospectus, including that a principal activity of each partnership consists of buying and selling futures, options, and forward contracts, and at least 90% of the partnership’s gross income during each year consists of gains from such trading and interest income. No ruling has been requested from the Internal Revenue Service with respect to classification of each partnership and the general partner does not intend to request such a ruling.

If a partnership were treated as an association (or a publicly traded partnership) taxable as a corporation, income or loss of the partnership would not be passed through to its partners, and the partnership would be subject to tax on its income at the rates applicable to corporations without deduction for any distributions to its partners. In addition, all or a portion of any distributions by the partnership to its partners could be taxable to the partners as dividends or capital gains.

If the general partner determines to invest the assets of a partnership in a trading company in order to facilitate trading by a trading advisor for the partnership, it will only do so if the trading company also is treated as a partnership for federal income tax purposes. The discussion that follows assumes that each partnership (and any trading company in which a partnership invests) will be treated as a partnership for federal income tax purposes.

Partnership Taxation

Partners, rather than a Partnership, are Subject to Federal Income Tax.    None of the partnerships will pay federal income tax. Except as provided below with respect to certain nonresident aliens, each limited partner will report his distributive share of all items of partnership income, gain, loss, deduction, and credit for the partnership’s taxable year ending within or with the partner’s taxable year. A limited partner must report and pay tax on his share of partnership income for a particular year whether or not he has received any distributions from the partnership in that year. The characterization of an item of profit or loss will usually be determined at the partnership level.

Syndication Expenses.    None of the partnerships nor any partner thereof will be entitled to any deduction for syndication expenses (i.e., those amounts paid or incurred in connection with issuing and marketing units). There is a risk that some of the brokerage fees paid to the commodity broker could be treated as a nondeductible payment by the partnerships of syndication expenses.

Allocation of Partnership Profits and Losses.    In general, each limited partnership allocates items of ordinary income and expense pro rata among the partners based upon their respective capital accounts as of the end of the month in which such items are accrued. Net recognized capital gain or loss is generally allocated among all partners based upon their respective capital accounts. However, recognized capital gain or loss is allocated first to partners who have redeemed units in the partnership during a taxable year to the extent of the difference between the amount received on the redemption and the allocation account as of the date of redemption attributable to the redeemed units. Any remaining recognized capital gain or loss is next allocated among all those partners whose capital accounts differ from their allocation accounts based on the respective differences for each partner.

The special allocation of each partnership’s gain or loss upon a redemption of units, which retains the same character as in the hands of the partnership, may alter the character of a redeeming limited partner’s income (by reducing the amount of long-term capital gain recognized upon receipt of redemption proceeds) and may accelerate the recognition of income by the limited partner.

These allocations are designed to reconcile tax allocations to economic allocations. However, the general partner cannot assure you that the Internal Revenue Service will not challenge the allocations, including each partnership’s tax allocations in respect of redeemed units.

If the allocation provided by each limited partnership is not respected by the Internal Revenue Service for federal income tax purposes, the amount of income or loss allocated to the partners for federal income tax purposes may be increased or reduced or the character of the income or loss may be modified.

Cash Distributions and Redemptions

Because of the special allocation of partnership gain or loss upon a redemption of units, the amounts received upon the partial or complete redemption of a limited partner’s units normally will not result in additional taxable income or loss to the limited partner. However, distributions by a partnership and amounts received upon the partial or complete redemption of a limited partner’s units will be taxable to the limited partners to the extent cash distributions by a partnership or amounts received upon redemption by a limited partner exceed the partner’s adjusted tax basis in his units. Such excess will be taxable to him as though it were a gain from a sale of the units. A loss will be recognized upon a redemption of units only if, following the redemption of all of a limited partner’s units, the partner has any tax basis in his units remaining. In such case, the limited partner will recognize loss to the extent of the remaining basis. See “Redemptions.” Generally, if a limited partner is not a “dealer” with respect to his interest in the partnership and he has held his interest in the partnership for more than one year, the gain or loss would be long-term capital gain or loss.

Gain or Loss on Trading Activity

Nature of Partnership Income.    Each partnership does not expect to hold its futures, forwards, or options for sale to customers. For U.S. federal income tax purposes substantially all of the profit and loss generated by each partnership from its trading activities is expected to be capital gain and loss, which in turn may be either short-term, long-term, or a combination thereof. Nevertheless, certain foreign currency transactions could result in ordinary gain or loss, as discussed below. Further, interest paid to a partnership will be taxable currently to the limited partners as ordinary income. Thus, during taxable years in which little or no profit is generated from trading activities, or even during taxable years in which the net asset value per unit has decreased due to trading losses, a limited partner may still have interest income.

Mark-to-Market.    Section 1256 contracts held at the end of a partnership’s taxable year will be treated as having been sold for the fair market value on the last day of the taxable year, and gain or loss will be taken into account for the year. Gain or loss with respect to a Section 1256 contract is generally treated as short-term capital gain or loss to the extent of 40% of the gain or loss, and long-term capital gain or loss to the extent of 60% of the gain or loss. Section 1256 contracts include regulated futures contracts which are futures contracts traded on regulated U.S. and certain non-U.S. exchanges; foreign currency contracts that are traded in the interbank market and relate to currencies for which positions are also traded through regulated futures contracts; and U.S. and certain non-U.S. exchange-traded options on commodities, including options on regulated futures contracts, debt securities, and stock indices. While the partnerships expect that a majority of their trading activities will be conducted in Section 1256 contracts, the partnerships also expect that a portion of their trading activities will be conducted in contracts that do not presently qualify as Section 1256 contracts, such as positions in futures contracts on most non-U.S. exchanges and foreign currency forward contracts that do not relate to currencies for which positions are also traded through regulated futures contracts.

Subject to certain limitations, a limited partner, other than a corporation, estate, or trust, may elect to carry back net Section 1256 contract losses to each of the three preceding years. Net Section 1256 contract losses carried back to prior years may only be used to offset net Section 1256 contract gains. Generally, such losses are carried back as 40% short-term capital losses and 60% long-term capital losses. Capital assets not marked to market under Section 1256, such as any non-currency forward contracts, are not subject to the 60/40 tax regime for Section 1256 contracts, and gain or loss on sale generally will be long-term only if such property has been held for more than one year.

Gain or Loss on Non-Section 1256 Contracts.    Except as described below with respect to “Section 988 transactions” entered into by a “qualified fund” or as a result of a “mixed straddle account” election, gain or loss with respect to contracts that are not Section 1256 contracts will be taken into account for tax purposes only when realized.

Straddles.    If a partnership incurs a loss upon the disposition of any position which is part of a “straddle” (i.e., two or more offsetting positions), recognition of that loss for tax purposes will be deferred until the partnership recognizes the gain in the offsetting position of the straddle (or successor position, or offsetting position to the successor position). Interest and other carrying charges allocable to positions which are part of a straddle must be capitalized, rather than deducted currently. Certain modified “short sale” rules may apply to positions held by a partnership so that what might otherwise be characterized as long-term capital gain would be characterized as short-term capital gain or potential short-term capital loss as long-term capital loss.

For purposes of applying the above rules restricting the deductibility of losses with respect to offsetting positions, if a limited partner takes into account gain or loss with respect to a position held by the partnership, the limited partner will be treated as holding the partnership’s position, except to the extent otherwise provided in regulations. Accordingly, positions held by a partnership may limit the deductibility of realized losses sustained by a limited partner with respect to positions held for his own account, and positions held by a limited partner for his own account may limit his ability to deduct realized losses sustained by a partnership. Thus, straddles may not be used to defer gain from one taxable year to the next. Reporting requirements generally require taxpayers to disclose all unrecognized gains with respect to positions held at the end of the taxable year. The above principle, whereby a limited partner may be treated as holding partnership positions, may also apply to require a limited partner to capitalize (rather than deduct) interest and carrying charges allocable to property held by him.

Where the positions of a straddle are comprised of both Section 1256 and non-Section 1256 contracts, a partnership will be subject to the mixed straddle rules of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on what elections a partnership makes. Each partnership has elected, and intends to maintain, one or more mixed straddle accounts. The mixed straddle account rules require a daily marking to the market of all open positions and a netting of gains and losses each day. As a result of a partnership electing to establish one or more mixed straddle accounts, the general partner expects, although it cannot assure, that all trading positions of a partnership in respect of commodities (other than financials and currencies) will be treated as marked-to-market on a daily basis. The annual net gain or loss from the mixed straddle accounts will be recognized in each taxable year of each partnership.

The Treasury Regulations governing mixed straddle accounts require a daily marking-to-market of all positions and a daily (as well as annual) netting of gains and losses. No more than 50% of total annual account net gain for the taxable year can be treated as long-term capital gain and not more than 40% of total annual account net loss for the taxable year can be treated as short-term capital loss.

In the event any offsetting positions are not included in the mixed straddle accounts which may be established by a partnership, such offsetting positions will be subject to the other straddle rules described above, including deferral of loss to the extent of any unrecognized gain in offsetting positions held at the close of a partnership’s taxable year. In addition, long-term capital gain may be re-characterized as short-term capital gain and short-term capital loss as long-term capital loss.

Taxation of Foreign Currency Transactions.    Certain of the trading activities of a partnership will be “Section 988 transactions.” Section 988 transactions include entering into or acquiring any forward contract, futures contract or similar instrument if the amount paid or received is denominated in terms of a nonfunctional currency or is determined by reference to the value of one or more nonfunctional currencies. In general, foreign currency gain or loss on Section 988 transactions is characterized as ordinary income or loss except that gain or loss on regulated futures contracts or non-equity options on foreign currencies which are Section 1256 contracts is characterized as capital gain or loss. If a partnership engages in Section 988 transactions which are not Section 1256 contracts of the type described in the preceding sentence and if a partnership is otherwise eligible, the general partner may elect to have a partnership be treated as a qualified fund. Each partnership has made such an election. Pursuant to this election, each partnership intends to treat gain or loss with respect to substantially all of the partnership’s transactions with a foreign currency component (other than foreign currency contracts which are Section 1256 contracts) as short-term capital gain or loss, and the contracts themselves as subject to the mark-to-market system of taxation. It is possible that the Internal Revenue Service might assert that certain of these contracts should be taken into account for tax purposes only when realized. If a partnership so elects but fails to meet the requirements of electing qualified fund status in a taxable year, (i) a net loss recognized by the partnership in such taxable year with respect to all forward contracts, futures contracts and options with respect to foreign currency trades by the partnership will be characterized as a capital loss, and (ii) a net gain recognized by the partnership in such taxable year with respect to certain contracts will be characterized as ordinary income.

Taxation of Limited Partners

Limitations on Deductibility of Partnership Losses.    The amount of partnership loss, including capital loss, which a limited partner will be entitled to take into account for U.S. federal income tax purposes is limited to the tax basis of his units, except in the case of certain limited partners including individuals and closely-held C corporations, for which he is “at risk” with respect to the units as of the end of the partnership’s taxable year in which such loss occurred.

Generally, a limited partner’s initial tax basis will be the amount paid for each unit. A limited partner’s adjusted tax basis will be his initial tax basis reduced by the limited partner’s share of partnership distributions, losses, and expenses and increased by his share of partnership income and gains. The amount for which a limited partner is “at risk” with respect to his units in a partnership is generally equal to his tax basis for the units, less: any amounts borrowed in connection with his acquisition of the units for which he is not personally liable and for which he has pledged no property other than his units; any amounts borrowed from persons who have a proprietary interest in the partnership; and any amounts borrowed for which the limited partner is protected against loss through guarantees or similar arrangements.

Because of the limitations imposed upon the deductibility of capital losses referred to below, a limited partner’s share of a partnership’s net capital losses, if any, will not materially reduce his federal income tax on his ordinary income. In addition, certain expenses of a partnership might be deductible by a limited partner only as itemized deductions and, therefore, will not reduce the U.S. federal taxable income of a limited partner who does not itemize his deductions. Furthermore, an individual who is subject to the alternative minimum tax for a taxable year may not realize any tax benefit from such itemized deductions.

Limitations on Deductibility of Passive Losses.    The partnerships’ income will not be treated as a “passive activity” for purposes of the limitation on the deduction of passive activity losses.

Limited Deduction of Certain Expenses.    Certain miscellaneous itemized deductions, such as expenses incurred to maintain property held for investment, are deductible only to the extent that they exceed 2% of the adjusted gross income of an individual, trust, or estate. The amount of certain itemized deductions allowable to individuals is further reduced by an amount equal to the lesser of (i) 3% of the individual’s adjusted gross income in excess of a certain threshold amount and (ii) 80% of such itemized deductions. This further limitation on itemized deductions is reduced for taxable years beginning after December 31, 2005 and before January 1, 2010, and does not apply for taxable years beginning after December 31, 2009 and before January 1, 2011. For taxable years beginning after December 31, 2010, this limitation is again applicable, without reduction. Moreover, such investment expenses are miscellaneous itemized deductions that are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability. Based upon the current and contemplated activities of the partnerships, the general partner has been advised by its legal counsel that, in such counsel’s opinion, the expenses incurred by the partnerships in their futures, forward, and options trading businesses should not be subject to the 2% “floor” or the 3% phaseout, except to the extent that the Internal Revenue Service promulgates regulations that so provide. However, that advice is not binding on a court or the Internal Revenue Service, and the Internal Revenue Service could assert, and a court could agree, that such expenses of the partnerships (including incentive fees) are investment expenses which are subject to these limitations. In that case, individuals cannot deduct investment advisory expenses in calculating their alternative minimum tax.

Tax Liability Will Exceed Distributions.    Under federal tax laws, a limited partner must report and pay tax on his share of any partnership income each year, even though the general partner does not intend to make any distributions from the partnerships.

Tax on Capital Gains and Losses.    In general, for individuals, trusts, and estates, “long-term capital gains” are currently taxed at a maximum marginal tax rate of 15% for gains recognized in taxable years beginning on or before December 31, 2010. “Short-term capital gains” and other ordinary income generally are currently taxed at a maximum marginal tax rate of 35%. Corporate taxpayers are currently subject to a maximum marginal tax rate of 35% on all capital gains and income.

The excess of capital losses over capital gains is deductible by an individual against ordinary income on a one-for-one basis, subject to an annual limitation of $3,000 ($1,500 in the case of a married individual filing a separate return). Accordingly, a partnership could incur significant losses, but a limited partner would still be required to pay taxes on the limited partner’s share of the partnership’s interest income. Excess capital losses may be carried forward.

Net losses from Section 1256 contracts are treated as 60% long-term capital loss and 40% short-term capital loss. Such losses may, at the individual taxpayer’s election, be carried back to each of the preceding three years and applied against gains from Section 1256 contracts.

Alternative Minimum Tax.    The alternative minimum tax for individuals is imposed on “alternative minimum taxable income” in excess of certain exemption amounts. Alternative minimum taxable income consists of taxable income determined with certain adjustments and increased by the amount of items of tax preference. Alternative minimum taxable income may not be offset by certain interest deductions, including (in certain circumstances) interest incurred to purchase or carry units in the partnerships. Corporations are also subject to an alternative minimum tax. The extent to which the alternative minimum tax will be imposed will depend on the overall tax situation of each limited partner at the end of such taxable year.

Limitation on Deductibility of Interest on Investment Indebtedness.    Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest. Such interest is generally deductible by non-corporate taxpayers only to the extent it does not exceed net investment income. A limited partner’s distributive share of net partnership income and any gain from the disposition of units will be treated as investment income, except that a limited partner’s net capital gain from the disposition of units is not investment income unless the limited partner waives the benefit of the preferential tax rate on the gain. It is not clear whether a limited partner’s distributive share of partnership net capital gain constitutes investment income where such gain is taxed at the maximum rate for capital gains. Interest expense incurred by a limited partner to acquire his units generally will be investment interest. Any investment interest disallowed as a deduction in a taxable year solely by reason of the limitation above is treated as investment interest paid or accrued in the succeeding taxable year.

Notice 2008-2 and Revenue Ruling 2008-1.    The Internal Revenue Service has announced in Notice 2008-2 that it and the Treasury Department are considering whether holders of prepaid forward or financial contracts should be required to accrue income during the term of the transaction, even if such contracts are not otherwise treated as indebtedness for U.S. federal income tax purposes and solicited comments with respect to the appropriate methodology, scope and other tax issues associated with such transactions, including appropriate transition and effective dates. It is possible that any guidance that is adopted may extend to certain contracts as described herein, in which case a U.S. holder may be required to accrue ordinary income over the term of such contracts. If the partnership were to invest in prepaid forward or financial contracts, a limited partner could be required to accrue ordinary income over the term of such contracts pursuant to future guidance adopted by the Internal Revenue Service. The Internal Revenue Service has also issued Revenue Ruling 2008-1, in which it ruled that prepaid forward contracts or exchange-traded notes that reference a single foreign currency, but which are purchased and redeemed in U.S. dollars, will be treated as indebtedness for tax purposes. If the partnership were to invest in contracts addressed by Revenue Ruling 2008-1, a limited partner would be required to accrue ordinary income over the term of the contracts.

Taxation of Non-U.S. Limited Partners.    A nonresident alien individual, non-U.S. corporation, or non-U.S. partnership (a “non-U.S. limited partner”) generally should not be deemed to be engaged in a U.S. trade or business solely by virtue of an investment in the partnerships; provided that such non-U.S. limited partner is not a “dealer” in commodities and, in the case of an individual, does not have certain present or former connections with the U.S. (e.g., is not present in the U.S. more than 182 days during his or her taxable year, or, in certain limited circumstances, a prior taxable year) and provided further, that such non-U.S. limited partner is not engaged in a trade or business within the U.S. during the taxable year or, in certain limited circumstances, a prior taxable year to which income, gain, or loss from the partnerships is treated as “effectively connected.” Capital gains earned by the partnerships and allocated to such a non-U.S. limited partner will, as a general rule, not be subject to U.S. federal income taxation or withholding, but may be subject to taxation by the jurisdiction in which the non-U.S. limited partner is resident, organized or operating. In the event that a partnership were found to be engaged in a U.S. trade or business, a non-U.S. limited partner would be required to file a U.S. federal income tax return for such year and pay tax at full U.S. rates. In the case of a non-U.S. limited partner which is a non-U.S. corporation, an additional 30% “branch profits” tax might be imposed. Furthermore, in such event the partnerships would be required to withhold taxes from the income or gain allocable to such a non-U.S. limited partner under Section 1446 of the Code.

A non-U.S. limited partner is not subject to U.S. tax on certain interest income, including income attributable to (i) original issue discount on Treasury bills that have a maturity of 183 days or less or (ii) commercial bank deposits, provided, in either case, that such non-U.S. limited partner is not engaged in a trade or business within the U.S. during a taxable year. Additionally, a non-U.S. limited partner not engaged in a trade or business within the U.S. is generally not subject to U.S. tax on interest income (other than certain so-called “contingent interest”) attributable to obligations issued after July 18, 1984 that are in registered form if the non-U.S. limited partner timely provides the relevant partnership with a correct, complete and executed IRS Form W-8BEN.

Prospective non-U.S. limited partners who are engaged in a U.S. trade or business or who act as dealers in commodities may be subject to U.S. income tax and should consult their tax advisors before investing in a partnership.

The estate of a deceased non-U.S. limited partner may be liable for U.S. estate tax and may be required to obtain an estate tax release from the Internal Revenue Service in order to transfer the units of such non-U.S. limited partner.

Non-U.S. persons should consult their own tax advisers before deciding whether to invest in the partnerships.

Tax Elections.    The Internal Revenue Code of 1986, as amended, provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner (Section 734) and transfers of units, including transfers by reason of death (Section 743), provided that a partnership election has been made pursuant to Section 754. As a result of the complexities and added expense of the tax accounting required to implement such an election, the general partner does not presently intend to make such an election for any of the partnerships. Therefore, any benefits which might be available to the partners by reason of such an election will be foreclosed. In addition, Sections 734 and 743 of the Code provide for mandatory adjustments to the basis of partnership property if a partnership distributes property to a partner and the basis of the property would have been reduced by more than $250,000 had a Section 754 election been in effect, or a partner assigns or otherwise transfers (including by reason of death) all or part of its interest in a partnership at a time when the partnership’s basis in its assets exceeds the fair market value of those assets by more than $250,000.

Tax Returns and Information.    The partnerships will file their information returns using the accrual method of accounting. Within 75 days after the close of each partnership’s taxable year, the partnership will furnish each limited partner, and any assignee of the units of a limited partner, copies of the partnership’s Schedule K-1 indicating the limited partner’s distributive share of tax items and any additional information as is reasonably necessary to permit the limited partners to prepare their own federal and state tax returns.

Partnership’s Taxable Year.    Each partnership has the calendar year as its taxable year.

Unrelated Business Taxable Income of Employee Benefit Plan Limited Partners and Other Tax-Exempt Investors.    Income allocated to a limited partner which is an employee benefit plan or other tax-exempt entity should not be subject to tax under Section 511 of the Internal Revenue Code of 1986, as amended, provided that the units purchased by such plans and entities are not “debt-financed.”

However, if a partnership were to purchase physical commodities with borrowed funds (whether upon delivery under a futures or forward contract or otherwise) and to sell those commodities at a gain, the gain would likely constitute unrelated business income. The partnerships are entitled to engage in such leveraged purchases of physical commodities. Tax exempt investors should see “Certain ERISA Considerations” above.

Tax Audits

All partners are required under the Internal Revenue Code of 1986, as amended, to report all the partnership items on their own returns consistently with the treatment by the partnership, unless they file a statement with the Internal Revenue Service disclosing the inconsistencies. Adjustments in tax liability with respect to partnership items will be made at the partnership level. The general partner will represent each partnership during any audit and in any dispute with the Internal Revenue Service. Each limited partner will be informed by the general partner of the commencement of an audit of a partnership. In general, the general partner may enter into a settlement agreement with the Internal Revenue Service on behalf of, and binding upon, limited partners owning less than a 1% profits interest if the partnership has more than 100 partners. However, prior to settlement, such a limited partner may file a statement with the Internal Revenue Service stating that the general partner does not have the authority to settle on behalf of the limited partner. If the audit of a partnership results in an adjustment, all partners may be required to pay additional taxes, interest, and penalties.

The period for assessing a deficiency against a partner in a partnership with respect to a partnership item is the later of three years after the partnership files its return or, if the name and address of the partner does not appear on the partnership return, one year after the Internal Revenue Service is furnished with the name and address of the partner. In addition, the general partner may consent on behalf of each partnership to the extension of the period for assessing a deficiency with respect to a partnership item. As a result, a limited partner’s federal income tax return may be subject to examination and adjustment by the Internal Revenue Service for a partnership item more than three years after it has been filed.

All of the foregoing statements are based upon the existing provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder and the existing administrative and judicial interpretations thereof. The general partner cannot assure you that legislative, administrative, or judicial changes will not occur which will modify such statements.

The foregoing statements are not intended as a substitute for careful tax planning, particularly since certain of the U.S. federal income tax consequences of purchasing units may not be the same for all taxpayers. The partnerships’ tax returns could be audited by the Internal Revenue Service and adjustments to the returns could be made as a result of such audits. If an audit results in adjustment, limited partners may be required to file amended returns and their returns may be audited. Accordingly, prospective purchasers of units are urged to consult their tax advisers with specific reference to their own tax situation under federal law and the provisions of applicable state, local, and non-U.S. laws before subscribing for units.

STATE AND LOCAL INCOME TAX ASPECTS

In addition to the U.S. federal income tax consequences for individuals described under “Material Federal Income Tax Considerations” above, the partnerships and their limited partners may be subject to various state and local taxes. Certain of these taxes could, if applicable, have a significant effect on the amount of tax payable in respect of an investment in the partnerships. A limited partner’s distributive share of the realized profits of a partnership may be required to be included in determining his reportable income for state or local tax purposes. Furthermore, state and local tax laws may not reflect recent changes made to the U.S. federal income tax law and, therefore, may be inconsistent with the federal income treatment of gains and losses arising from the partnerships’ transactions in Section 1256 contracts. Accordingly, prospective limited partners should consult with their own tax advisers concerning the applicability of state and local taxes to an investment in the partnerships.

The general partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft LLP, that in such counsel’s opinion, the partnerships should not be liable for New York City unincorporated business tax. Limited partners who are nonresidents of New York State will not be liable for New York State personal income tax on such partners’ income from the partnerships, but may be liable for such tax to the extent such limited partners’ allocable share of income attributable to the partnerships’ transactions involves tangible personal property. Likewise, limited partners who are nonresidents of New York City will not be liable for New York City earnings tax on the partners’ income from the partnerships. New York City residents may be subject to New York City personal income tax on the partners’ income from the partnerships. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

LEGAL MATTERS

Legal matters in connection with the units being offered hereby, including the discussion of the material federal income tax considerations relating to the acquisition, ownership, and disposition of units, have been passed upon for each partnership and the general partner by Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281. Cadwalader, Wickersham & Taft LLP also has acted as counsel for Morgan Stanley & Co. Incorporated in connection with the offering of units. Cadwalader, Wickersham & Taft LLP may advise the general partner with respect to its responsibilities as general partner of, and with respect to matters relating to, the partnerships.

EXPERTS

The statements of financial condition of Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Strategic L.P., and Morgan Stanley Spectrum Technical L.P., including the schedules of investments, as of December 31, 2007 and 2006, and the related statements of operations, changes in partners’ capital, and cash flows for each of the three years in the period ended December 31, 2007, as well as the statements of financial condition of Demeter Management Corporation as of November 30, 2007 and 2006 included in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein, and is included in reliance upon such report of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP also acts as an independent registered public accounting firm for Morgan Stanley.

WHERE YOU CAN FIND MORE INFORMATION

The partnerships filed separate registration statements relating to the units registered with SEC. This prospectus is part of the registration statements, but the registration statements include additional information.

You may read any of the registration statements, or obtain copies by paying prescribed charges, at the SEC’s public reference rooms located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. For further information on the public reference rooms, please call the SEC at 1-800-SEC-0330. The registration statements are also available to the public from the EDGAR database on the SEC’s Web site at “http://www.sec.gov,” and may be obtained by using the partnerships’ respective CIK numbers set forth under “The Spectrum Series—Availability of Exchange Act Reports” on page •.

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

Morgan Stanley Spectrum Series

•, 2008

This prospectus is in two parts: a Disclosure Document and a Statement of Additional Information. These parts are bound together and may not be distributed separately.

THE FUTURES, OPTIONS, AND FORWARD MARKETS

Futures Contracts

Futures contracts are standardized contracts made on a domestic or non-U.S. exchange that call for the future delivery of specified quantities of various commodities at a specified price, time, and place. The following are some of the commodities traded on an exchange:

• agricultural and tropical (soft) commodities • currencies	• energy products • financial instruments	• industrial goods • metals

The futures markets have undergone dramatic changes during the past three decades. According to statistics provided by the Futures Industry Association, in 1980 and 2007 activity in futures markets was divided as follows:

	1980		2007*
	%		%
Agricultural Products	64	Interest Rates	53
Metals	16	Stock Indices	23
Interest Rates	14	Agricultural Products	9
Currencies**	5	Energy Products	7
Lumber and Energy Products	1	Metals	4
		Currencies**	4

*	Data as of December 31, 2007.
**	Activity reported with regard to Currencies does not include trading activity which takes place on the interbank forward currency market.

A market participant can make a futures contract to buy or sell a commodity. The contractual obligations may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of the commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or a mutually offsetting, exchange prior to the designated date of delivery.

For example, if we sell one contract of December 2008 wheat on a commodity exchange, we may fulfill the contract at any time prior to the December 2008 delivery date by purchasing one contract of December 2008 wheat on the same exchange.

The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

Options on Futures

An option on a futures contract or on a physical commodity gives the buyer of the option the right to take a position of a specified amount at a specified price of a specific commodity (the “striking,” “strike,” or “exercise” price) in the underlying futures contract or commodity.

The buyer of a “call” option acquires the right to take a long position (i.e., the obligation to take delivery of a specified amount at a specified price of a specific commodity) in the underlying futures contract or commodity.

The buyer of a “put” option acquires the right to take a short position (i.e., the obligation to make delivery of a specified amount at a specified price of a specific commodity) in the underlying futures contract or commodity.

The purchase price of an option is referred to as its “premium.” The seller (or “writer”) of an option is obligated to take a futures position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to sell (take a short position in the underlying futures contract) at the striking price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to buy (take a long position in the underlying futures contract) at the striking price.

A call option on a futures contract is said to be “in-the-money” if the striking price is below current market levels, and “out-of-the-money” if the striking price is above current market levels. Conversely, a put option on a futures contract is said to be “in-the-money” if the striking price is above current market levels, and “out-of-the-money” if the striking price is below current market levels.

Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. An option that is out-of-the-money and not offset by the time it expires becomes worthless. Options usually trade at a premium above their intrinsic value (i.e., the difference between the market price for the underlying futures contract and the striking price), because the options trader is speculating on (or hedging against) future movements in the price of the underlying contract. As an option nears its expiration date, the market and intrinsic value typically move into parity. The difference between an option’s intrinsic and market values is referred to as the “time value” of the option. See “Risk Factors—Trading and Performance Risks—Options trading can be more volatile than futures trading” on page •.

Forward Contracts

Contracts for the future delivery of certain commodities may also be made through banks or dealers pursuant to what are commonly referred to as “forward contracts.” A forward contract is a contractual right to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, it is similar to a futures contract. In forward contract trading, a bank or dealer generally acts as principal in the transaction and includes its anticipated profit (the “spread” between the “bid” and the “asked” prices), and in some instances a mark-up, in the prices it quotes for forward contracts. Unlike futures contracts, forward contracts are not standardized contracts; rather, they are the subject of individual negotiation between the parties involved. Because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of “offsetting” a forward contract by purchase of an offsetting position on the same exchange as one can a futures contract. In recent years, the terms of forward contracts have become more standardized and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making delivery on the contract. See “Risk Factors—Trading and Performance Risks—The unregulated nature of the forward markets creates counterparty risks that do not exist in futures trading on exchanges” beginning on page •.

Hedgers and Speculators

The two broad classes of persons who trade futures, forward, and options contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies, and stocks, which are exposed to currency, interest rate, and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures, forward, and options contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures, forward, and options contracts. Since the speculator may take either a long or short position in the futures, forwards, and options markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down. The partnerships will trade for speculative rather than for hedging purposes.

Futures Exchanges

Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and the New York Board of Trade.

Each futures exchange in the United States has an associated “clearinghouse.” Once trades between members of an exchange have been confirmed, the clearinghouse becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. The clearinghouse generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearinghouse to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Clearinghouses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearinghouses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearinghouse.

Non-U.S. futures exchanges differ in certain respects from their U.S. counterparts. In contrast to United States exchanges, certain non-U.S. exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange does not become substituted for any party. See “Regulations” below and “Risk Factors—Trading and Performance Risks—Trading on non-U.S. exchanges presents greater risks to each partnership than trading on U.S. exchanges” on page •.

Speculative Position Limits

The CFTC and U.S. futures exchanges have established limits, referred to as “speculative position limits” or “position limits,” on the maximum net long or net short speculative position that any person or group of persons (other than a hedger, which the partnerships are not) may hold, own, or control in certain futures or options contracts. Among the purposes of speculative position limits is to prevent a “corner” on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. In addition, the CFTC requires each United States exchange to submit position limits for commodities traded on such exchange for approval by the CFTC. However, position limits do not apply to some futures contracts. Position limits do not apply to forward contract trading or generally to trading on non-U.S. exchanges. See “Risk Factors—Trading and Performance Risks—The partnerships are subject to speculative position limits” on page •.

Daily Limits

Most United States futures exchanges (but generally not non-U.S. exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures or options contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures or options market, no trades may be made at a price beyond the limit. See “Risk Factors—Trading and Performance Risks—Market illiquidity may cause less favorable trade prices” on page •.

Regulations

Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges.

The CFTC also regulates the activities of “commodity trading advisors” and “commodity pool operators” and has adopted regulations with respect to certain of such persons’ activities. The CFTC requires a commodity pool operator (such as the general partner) to keep accurate, current, and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the Commodity Exchange Act or regulations thereunder and in certain other circumstances. Suspension, restriction, or termination of the general partner’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the partnerships. The Commodity Exchange Act gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the trading advisors. If the registration of a trading advisor as a commodity trading advisor were to be terminated, restricted, or suspended, the trading advisor would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the relevant partnership. The partnerships themselves are not registered with the CFTC in any capacity.

The Commodity Exchange Act requires all “futures commission merchants,” such as Morgan Stanley & Co. Incorporated, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The partnerships have no present intention of using any introducing brokers in their trading.

The Commodity Exchange Act also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

You are afforded certain rights for reparations under the Commodity Exchange Act. You may also be able to maintain a private right of action for certain violations of the Commodity Exchange Act. The CFTC has adopted rules implementing the reparation provisions of the Commodity Exchange Act which provide that any person may file a complaint for a reparations award with the CFTC for violation of the Commodity Exchange Act against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority in the Commodity Exchange Act, the National Futures Association has been formed and registered with the CFTC as a “registered futures association.” At the present time, the National Futures Association is the only non-exchange self-regulatory organization for commodities professionals. National Futures Association members are subject to National Futures Association standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the National Futures Association promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the National Futures Association responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers, and their respective associated persons and floor brokers. The general partner, Morgan Stanley & Co. Incorporated and the trading advisors are all members of the National Futures Association (the partnerships themselves are not required to become members of the National Futures Association).

The CFTC has no authority to regulate trading on foreign commodity exchanges and markets. See “Risk Factors—Trading and Performance Risks—Trading on non-U.S. exchanges presents greater risks to each partnership than trading on U.S. exchanges” on page •.

Margins

“Initial” or “original” margin is the minimum amount of funds that a futures trader must deposit with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures contracts he purchases or sells. Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract. See “Risk Factors—Trading and Performance Risks—The partnerships’ trading is highly leveraged, which accentuates the trading profit or trading loss on a trade” on page •.

Brokerage firms, such as Morgan Stanley & Co. Incorporated and Morgan Stanley & Co. International plc, carrying accounts for traders in futures contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves. The commodity brokers presently intend to require each partnership to make margin deposits equal to the exchange minimum levels for all futures contracts.

Margin requirements are computed each day by a trader’s commodity broker. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position. With respect to a partnership’s trading, that partnership, and not its limited partners personally or any other partnership, will be subject to margin calls.

POTENTIAL ADVANTAGES

Developing a comprehensive financial plan entails evaluating options and acting upon those options. In this fast-paced and ever-changing financial environment, selecting from the broad array of investments available can be difficult and time-consuming. Astute investors often turn to professional money managers for the expertise and guidance needed to map out a successful investment strategy. Morgan Stanley, a global leader in financial management, has developed the Spectrum Series of partnerships to provide professional money management in the futures, forward, and options markets.

An investment in a partnership is speculative and involves a high degree of risk. The general partner and Morgan Stanley & Co. Incorporated believe that managed futures investments (such as the partnerships) can provide you with the potential for long-term capital appreciation (with commensurate risk), but are appropriate only for the aggressive growth portion of your comprehensive financial plan. See “Risk Factors” beginning on page •. Taking the risks into consideration, this investment does offer the following potential advantages.

Investment Diversification

If you are not prepared to make a significant investment or spend substantial time trading various futures, forwards, and options, you may still participate in these markets through an investment in a Spectrum Series partnership, obtaining diversification from more traditional investments in stocks, bonds, and real estate. The general partner believes, on the basis of the past experience of the partnerships, that the profit potential of a partnership does not depend upon favorable general economic conditions, and that a partnership is as likely to be profitable during periods of declining stock, bond, and real estate markets as at any other time; conversely, a partnership may be unprofitable during periods of generally favorable economic conditions.

Managed futures investments can serve to diversify your portfolio and smooth overall portfolio volatility. Modern Portfolio Theory is the academic affirmation of the value of diversification. Modern Portfolio Theory was developed in the 1950s by Nobel Laureates William Sharpe and Harold Markowitz. These two pioneers developed a framework for efficiently diversifying assets within a portfolio. They suggested that investing in any asset class with positive returns and low correlation to other assets improves the overall risk/reward characteristics of the entire portfolio. In 1983, Dr. John H. Lintner of Harvard University focused on the concepts of Modern Portfolio Theory in a study about portfolio diversification. Specifically, Modern Portfolio Theory was utilized to evaluate the addition of a managed futures component to a diversified portfolio comprised of 60% stocks and 40% bonds. The results of Lintner’s work demonstrated that by including a variety of assets, such as commodities, in a hypothetical portfolio, an investor may lower the portfolio’s overall volatility or risk. Lintner’s findings were further supported by the works of Dr. Thomas Schneeweis of the University of Massachusetts, Amherst, in his 1999 study, “The Benefits of Managed Futures.” Dr. Schneeweis concluded that “while . the correlation between managed futures and most traditional investments is approximately zero, when asset returns are segmented according to whether the traditional asset rose or fell, managed futures are often negatively correlated in months when traditional asset returns are negative while being positively correlated when traditional asset returns are positive.”

The partnerships’ combined benefits of growth potential (with commensurate risk) and diversification can potentially reduce the overall volatility of your portfolio, while increasing profits. Whether you are able to lower the overall volatility of your portfolio with managed futures investments will depend in part on the characteristics of your portfolio. Depending on these characteristics, the addition of a managed futures investment could increase or decrease the overall volatility and risk of your portfolio. By combining asset classes, you may create a portfolio mix that provides the potential to offer the greatest possible return within acceptable levels of volatility. While past performance is no guarantee of future results, managed futures investments, such as the partnerships, may profit (with commensurate risk) from futures, forward, and options market moves, with the potential to enhance your overall portfolio.

The trading advisors’ speculative trading techniques will be the primary factor in the partnerships’ success or failure. You should note that there are always two parties to a futures, forward, or options contract; consequently, for any gain achieved by one party on a contract, a corresponding loss is suffered. Therefore, due to the nature of futures, forward, and options trading, only 50% of contract interests held by all market participants can experience gain at any one time. Brokerage commissions and other costs of trading may reduce or eliminate any gain that would otherwise be achieved.

Few stock and bond investors sell short, so most benefit only when prices are rising. However, managed futures investors profit when they accurately identify sustainable trends, up or down. Thus, whether the futures and forward markets are rising or declining, managed futures may generate attractive returns. They can, in turn, lose money in either direction as well.

The first step toward a sound financial future is to establish your investment objectives. Based on your financial goals, requirements, and investment preferences, your Morgan Stanley & Co. Incorporated financial advisor can help you determine the combination of asset classes as well as the type of trading advisor(s) that most suits your investment profile.

Asset allocation is the next critical step to help you achieve your investment objectives. Asset allocation refers to the division of investment dollars over a variety of asset classes in order to reduce overall volatility through portfolio diversification, while increasing the long-term performance potential of an investment portfolio. A fully diversified portfolio should contain cash, income, growth, and aggressive growth investments.

Managed futures investments are designed to fit into a diversified portfolio as aggressive growth vehicles with the potential for long-term capital appreciation (with commensurate risk). Because their performance does not correlate directly with traditional investments, managed futures can truly enhance diversification in a well-balanced portfolio.

The table below is an empirical example of how different assets can react to business cycles. In each case, the asset class is represented by a recognized industry index for that asset.

ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME

	U.S. Stocks (S&P 500 Index)	U.S. Treasury Bonds (Lehman Brothers Treasury Bond Index)	U.S. Corporate Bonds (Citigroup Corporate Bond Index)	Non-U.S. Stocks (MSCI EAFE Index)	Global Stocks (MSCI World Index)	Managed Futures (Barclay CTA Index)	Public Managed Futures Funds (CASAM CISDM Public CPO Asset Weighted Index)
	%	%	%	%	%	%	%
1980	32.5	(2.8)	(0.3)	24.4	27.7	63.7	N/A
1981	(4.9)	1.1	2.7	(1.0)	(3.3)	23.9	N/A
1982	21.5	41.1	37.2	(0.9)	11.3	16.7	N/A
1983	22.6	1.8	8.9	24.6	23.3	23.8	N/A
1984	6.3	14.7	16.1	7.9	5.8	8.7	1.4
1985	31.7	32.0	25.0	56.7	41.8	25.5	21.9
1986	18.7	24.1	17.0	69.9	42.8	3.8	(14.4)
1987	5.3	(2.7)	2.1	24.9	16.8	57.3	43.1
1988	16.6	9.2	9.5	28.6	23.9	21.8	7.3
1989	31.7	18.9	14.0	10.8	17.2	1.8	4.7
1990	(3.1)	4.6	7.3	(23.2)	(16.5)	21.0	14.2
1991	30.5	17.9	18.5	12.5	19.0	3.7	10.0
1992	7.6	7.8	8.9	(11.8)	(4.7)	(0.9)	(1.4)
1993	10.1	16.4	12.1	32.9	23.1	10.4	10.7
1994	1.3	(6.9)	(3.5)	8.1	5.6	(0.7)	(7.7)
1995	37.6	30.7	21.7	11.6	21.3	13.7	13.9
1996	23.0	(0.4)	3.3	6.4	14.0	9.1	9.8
1997	33.4	14.9	10.2	2.1	16.2	10.9	7.6
1998	28.6	13.5	8.6	20.3	24.8	7.0	7.9
1999	21.0	(8.7)	(1.6)	27.3	25.3	(1.2)	(1.4)
2000	(9.1)	20.1	9.3	(14.0)	(12.9)	7.9	4.7
2001	(11.9)	4.6	10.9	(21.2)	(16.5)	0.8	(0.1)
2002	(22.1)	17.2	9.4	(15.7)	(19.6)	12.4	14.3
2003	28.7	2.1	8.7	39.2	33.8	8.7	11.6
2004	10.9	8.0	5.6	20.7	15.3	3.3	1.5
2005	4.9	6.7	1.9	14.0	10.0	1.7	0.9
2006	15.8	0.8	4.6	26.9	20.6	3.6	6.8
2007	5.5	10.1	4.9	11.6	9.6	7.7	6.3
2008*	(6.0)	2.6	1.2	(9.2)	(7.6)	2.1	2.6

*	Through January 31, 2008.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Notes to “Annual Returns of Various Asset Classes Over Time” Table:

For the analyses used in this table, the performance of independent indices has been used to represent seven asset classes: U.S. stocks, U.S. Treasury bonds, U.S. corporate bonds, international stocks, global stocks, managed futures, and public managed futures funds. The respective indices used are the Standard and Poor’s 500 Stock Index, the Lehman Brothers Treasury Bond Index, the Citigroup Corporate Bond Index, the Morgan Stanley Capital International (“MSCI”) EAFE Index, the MSCI World Index, the Barclay CTA Index, and the CASAM CISDM Public CPO Asset Weighted Index.

The S&P 500 Index and the Citigroup Corporate Bond Index are compiled assuming dividends and interest are re-invested.

The S&P 500 Index is based on a portfolio of 500 stocks (consisting of 17.64% Financials, 16.73% Information Technology, 12.86% Energy, 11.97% Health Care, 11.51% Industrials, 10.23% Consumer Staples, 8.48% Consumer Discretionary, 3.62% Telecommunications Services, 3.62% Utilities and 3.34% Materials). The weights of the stocks in the portfolio reflect the stocks’ total market capitalization as of December 31, 2007. The S&P 500 Index accounts for approximately 75% coverage of U.S. equities as of December 31, 2007. Total return provides investors with a price-plus-gross cash dividend return. Gross cash dividends are applied on the ex-date of the dividend.

The Lehman Brothers Treasury Bond Index consists of all existing U.S. Treasury bond issues.

The Citigroup Corporate Bond Index is a benchmark of investment grade fixed rate corporate issues with maturities of at least one year and in minimum outstanding amounts of $100 million. The corporate issues encompass such industry sectors as Manufacturing, Service, Energy, Consumer, Transportation, Industrial-Other, Utility, and Finance.

The MSCI EAFE Index is comprised of more than 1,000 companies, representing a market structure of 21 European and Asia-Pacific based countries covering 10 sectors as of December 31, 2007. The index is used to represent international equities.

The MSCI World Index is comprised of more than 1,500 companies, representing a market structure of 23 countries around the world as of December 31, 2007. The index is used to represent global equities, including U.S. and Canadian markets.

The Barclay CTA Index provides a benchmark of performance of commodity trading advisors. In order to qualify for inclusion in the Barclay CTA Index, a commodity trading advisor must meet the following criteria: (1) the commodity trading advisor must have four years of prior performance history; and (2) in cases where a commodity trading advisor who is in the Barclay CTA Index introduces an additional program, this additional program is added to the Index only after its second year of trading. In 2008, there were 492 commodity trading advisor programs which were included in the calculation of the Barclay CTA Index. Monthly returns for the Barclay CTA Index reflect the composite fee structure of the representative commodity trading advisors, and therefore, may be higher or lower than those fees applicable to any one particular managed futures fund. Accordingly, the Barclay CTA Index is not representative of any specific Morgan Stanley managed futures fund.

The CASAM CISDM Public CPO Asset Weighted Index reflects the dollar-weighted performance of all public Commodity Pool Operators (CPOs) reporting to the CASAM CISDM Hedge Fund/CTA Database. In order to be included in the CPO Public Asset Weighted Index universe, a fund or pool must have at least $500,000 under management and at least a 12-month track record.

The S&P 500 Index, Citigroup Corporate Bond Index, and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by PerTrac Financial Solutions, LLC, Memphis, TN. The MSCI World Index performance data for global stocks are provided by Morgan Stanley Capital International Inc., New York, NY. The Lehman Brothers Treasury Bond Index and the Barclay CTA Index performance data for U.S. Treasury bonds and managed futures, respectively, are provided by the Barclay Hedge Ltd., Fairfield, IA. The CASAM CISDM Public CPO Asset Weighted Index performance data for managed futures is provided by the Center for International Securities and Derivatives Markets, Isenberg School of Management, the University of Massachusetts, Amherst, MA. Performance of any of these indices

(which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index’s asset class.

Indexes are unmanaged and returns are shown for illustrative purposes only. It is not possible to invest directly in an index. Generally, an aggressive investment that seeks the highest possible gains will have a greater degree of risk, whereas a conservative investment that offers safety of principal tends to provide lower returns over time. Keep in mind that while all investing involves risk, stocks tend to experience greater volatility and carry greater risks than bonds. The income and principal payments of U.S. government bonds are backed by the full faith and credit of the U.S. government. Other investments are not insured, and your proceeds from the resale of stocks, from the resale, early redemption, or repayment at maturity of bonds, or from the redemption of interests in a managed futures fund, may be more or less than what you originally paid for them. International investing may subject the portfolio to additional risks including currency, political, economic, and market risks.

Managed futures investments are speculative, involve a high degree of risk, use significant leverage, have substantial charges, are generally less liquid than the other investments represented by the indices herein, and are suitable only for the risk capital portion of an investor’s portfolio.

The managed futures data discussed reflects the fee structures of trading advisors managing individual accounts and does not reflect fee structures of commodity pools, which are typically higher. The comparison of the S&P 500 Index and the Barclay CTA Index is for illustrative purposes only. The Barclay CTA Index attempts to provide a benchmark of representative performance of the money managers within the managed futures industry. As of 2008, the Barclay CTA Index is comprised of 492 money managers, all of which have at least four years of prior performance history. The Barclay CTA Index is unweighted and rebalanced at the beginning of each year. Accordingly, the Barclay CTA Index is not a proxy for, or otherwise representative of, any specific Morgan Stanley managed futures fund.

Furthermore, the S&P 500 Index and the Barclay CTA Index reflect the volatility and risk of loss characteristics of a broadly diversified equity portfolio and universe of commodity trading advisors, respectively. The performance results of any Morgan Stanley & Co. Incorporated managed futures fund will be different from the performance of the Barclay CTA Index.

The futures and forward markets are fundamentally different from the securities markets in that for every gain in futures and forward trading, there is an equal and offsetting loss. If a managed futures fund does not perform in a manner non-correlated with the general financial markets or does not perform successfully, investors will obtain no diversification benefits by investing in such fund.

The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the partnerships, including management, incentive, and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index and the CASAM CISDM Public CPO Asset Weighted Index reflect results net of actual fees and expenses, the Barclay CTA Index includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the partnerships), and the CASAM CISDM Public CPO Asset Weighted Index includes funds with trading advisors and fee structures that differ from the partnerships. Also, the partnerships’ trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index and the public managed futures funds included in the CASAM CISDM Public CPO Asset Weighted Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, and the CASAM CISDM Public CPO Asset Weighted Index is believed to be representative of public managed futures funds in general, the performance of the partnerships may differ from the performance reflected in such indices.

Correlation to Traditional Investments

Managed futures have historically demonstrated the ability to perform independently of traditional investments, such as stocks and bonds. This is referred to as non-correlation, or the potential for managed futures to perform when traditional markets such as stocks and bonds may experience difficulty performing. Of course, managed futures funds will not automatically be profitable during unfavorable periods for these traditional investments, and vice versa. The degree of non-correlation of any given managed futures fund will vary, particularly as a result of market conditions, and some funds will have a significantly lesser degree of non-correlation (i.e., greater correlation) with stocks and bonds than others. To the extent the performance of managed futures and the performance of traditional markets are non-correlated, managed futures may or may not perform as well when traditional markets are performing well. Spectrum Global Balanced, a fund whose trading strategy is to offer a balanced portfolio through exposure to the stock and bond markets in addition to the futures markets, should be distinguished from other managed futures funds. Since the Spectrum Global Balanced trading strategy is in part to gain exposure to the stock and bond markets, it does not result in the same degree of non-correlation to the stock and bond indices and in that way differs from the other managed futures funds that Morgan Stanley & Co. Incorporated offers.

The factors that influence the stock and bond markets can affect the futures markets in different ways and to varying degrees. In this connection, an article in the June 8, 1998 issue of Business Week, “Commodities are Cheap—Time to Leap?” discusses the risks and potential rewards of investing in managed futures funds, noting the low correlation of their performance to stocks and bonds.

The following charts were prepared by the general partner to illustrate the correlation of the performance results of each partnership to that of the S&P 500 Index and the Citigroup Corporate Bond Index. Investors are cautioned that the performance information set forth in the following charts is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by a partnership in the future.

Correlation measures how closely related two data series are, in this case, returns on asset classes. More specifically, the correlation coefficient measures the direction and extent of the linear relationship between two data series. Correlation coefficient values range from 1 to -1. A value greater than 0 implies a positive linear relationship (positive correlation). A value less than 0 implies an inverse linear relationship (negative correlation). A value of 0 implies no linear relationship (no correlation). The following tables and charts were prepared by the general partner to illustrate the correlation coefficient of each partnership’s performance results to those of the S&P 500 Index and the Citigroup Corporate Bond Index for the periods specified. The charts also show the number of months the monthly returns of the partnerships were positive or negative with, or different from, the monthly returns of these two indices. Investors are cautioned that the performance information set forth in the following charts is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by a partnership in the future.

Spectrum Select

Correlation Analysis

	Spectrum Select	S&P 500 Index	Citigroup Corp. Bond Index
Spectrum Select	1.00	(0.01)	0.25
S&P 500 Index		1.00	0.17
Citigroup Corp. Bond Index			1.00

During the 198 months of trading since August 1991, the monthly returns of . . .

Spectrum Select and the S&P 500 Index were:	Spectrum Select and the Citigroup Corp. Bond Index were:
71 of 198 months 90 of 198 months 37 of 198 months	74 of 198 months 92 of 198 months 32 of 198 months

Data: 198 months of trading from August 1991 through January 2008

Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by PerTrac Financial Solutions, LLC (Memphis, TN).

Spectrum Technical

Correlation Analysis

	Spectrum Technical	S&P 500 Index	Citigroup Corp. Bond Index
Spectrum Technical	1.00	(0.06)	0.18
S&P 500 Index		1.00	0.12
Citigroup Corp. Bond Index			1.00

During the 159 months of trading since November 1994, the monthly returns of . . .

Spectrum Technical and the S&P 500 Index were:	Spectrum Technical and the Citigroup Corp. Bond Index were:
58 of 159 months 68 of 159 months 33 of 159 months	58 of 159 months 72 of 159 months 29 of 159 months

Data: 159 months of trading from November 1994 through January 2008

Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by PerTrac Financial Solutions, LLC (Memphis, TN).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic

Correlation Analysis

	Spectrum Strategic	S&P 500 Index	Citigroup Corp. Bond Index
Spectrum Strategic	1.00	0.02	0.05
S&P 500 Index		1.00	0.12
Citigroup Corp. Bond Index			1.00

During the 159 months of trading since November 1994, the monthly returns of . . .

Spectrum Strategic and the S&P 500 Index were:	Spectrum Strategic and the Citigroup Corp. Bond Index were:
53 of 159 months 77 of 159 months 29 of 159 months	54 of 159 months 80 of 159 months 25 of 159 months

Data: 159 months of trading from November 1994 through January 2008

Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by PerTrac Financial Solutions, LLC (Memphis, TN).

Spectrum Global Balanced

Correlation Analysis

	Spectrum Global Balanced	S&P 500 Index	Citigroup Corp. Bond Index
Spectrum Global Balanced	1.00	0.50	0.41
S&P 500 Index		1.00	0.12
Citigroup Corp. Bond Index			1.00

During the 159 months of trading since November 1994, the monthly returns of . . .

Spectrum Global Balanced and the S&P 500 Index were:	Spectrum Global Balanced and the Citigroup Corp. Bond Index were:
70 of 159 months 47 of 159 months 42 of 159 months	64 of 159 months 63 of 159 months 32 of 159 months

Data: 159 months of trading from November 1994 through January 2008

Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by PerTrac Financial Solutions, LLC (Memphis, TN).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency

Correlation Analysis

	Spectrum Currency	S&P 500 Index	Citigroup Corp. Bond Index
Spectrum Strategic	1.00	0.06	0.11
S&P 500 Index		1.00	(0.11)
Citigroup Corp. Bond Index			1.00

During the 91 months of trading since July 2000, the monthly returns of . . .

Spectrum Currency and the S&P 500 Index were:	Spectrum Currency and the Citigroup Corp. Bond Index were:
24 of 91 months 48 of 91 months 19 of 91 months	29 of 91 months 46 of 91 months 16 of 91 months

Data: 91 months of trading from July 2000 through January 2008

Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by PerTrac Financial Solutions, LLC (Memphis, TN).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The following chart was prepared by the general partner to illustrate the performance of managed futures against that of stocks from January 1980 through January 31, 2008, using the recognized market indices of each asset. Each bar shows index returns during successive 12-month holding periods. The Notes on the next page are an integral part of the following chart.

Data: January 1980 through January 2008

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Notes to “Managed Futures vs. Stocks” Table:

Stocks are represented by the S&P 500 Index, provided by PerTrac Financial Solutions, LLC, Memphis, TN; managed futures are represented by the Barclay CTA Index, provided by Barclay Hedge Ltd., Fairfield, IA. Each bar represents the asset class performance derived from successive 12-month hypothetical holding periods or windows. (A 12-month holding period is defined as a period of 12 consecutive months, e.g., from January 1989 to December 1989; the next would be from February 1989 to January 1990, etc.) Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index’s asset class.

By overlaying returns, investors can see the potential benefits of a diversified portfolio that includes both traditional and alternative investments. There are many times when both the managed futures and stock indices showed positive performance. Obviously, though, there is no investment that only appreciates. There are 42 periods when managed futures showed negative returns, while stocks experienced 58 periods of negative returns during the studied time frame. While not a guarantee of future results, this chart provides a clear indication of the non-correlated aspect of managed futures. This non-correlation enables investors with managed futures to potentially lower the overall volatility of their portfolios.

The managed futures data discussed reflect the fee structures of trading advisors managing individual accounts and does not reflect the fee structures of commodity pools, which are typically higher. The comparison of the S&P 500 Index and the Barclay CTA Index is for illustrative purposes only. The Barclay CTA Index attempts to provide a benchmark of representative performance of the money managers within the managed futures industry. As of 2008, the Barclay CTA Index is comprised of 492 money managers, all of which have at least four years prior performance history. The Barclay CTA Index is unweighted and rebalanced at the beginning of each year. Accordingly, the Barclay CTA Index is not a proxy for, or otherwise representative of, any specific Morgan Stanley managed futures fund.

Furthermore, the S&P 500 Index and the Barclay CTA Index reflect the volatility and risk of loss characteristics of a broadly diversified equity portfolio and universe of commodity trading advisors, respectively. The performance results of any Morgan Stanley managed futures fund will be different from the performance of the Barclay CTA Index.

The futures and forward markets are fundamentally different from the securities markets in that for every gain in futures and forward trading, there is an equal and offsetting loss. If a managed futures fund does not perform in a manner non-correlated with the general financial markets or does not perform successfully, investors will obtain no diversification benefits by investing in such fund.

The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the partnerships, including management, incentive, and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index reflects results net of actual fees and expenses, it includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the partnerships). Also, the partnerships’ trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, the performance of public managed futures funds as a subclass, or individually (in particular, the partnerships), may differ.

The diversification story supporting managed futures is compelling, as the chart below shows. Since 1980, stocks have declined more than 10% on six occasions, with the average decline of 20.2%. Managed futures has had an average rate of return of 16.7% during those six periods. Since, 1980, bonds have declined more than 10% on two occasions, with the average decline of 13.0%. Managed futures has had an average rate of return of 38.0% during those two periods.

Managed Futures vs. Stocks

All instances since 1980 where the S&P 500 Index declined more than 10%

Managed Futures vs. Bonds

All instances since 1980 where the Citigroup Corporate Bond Index declined more than 10%

Data: January 1980-January 2008. Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index provided by PerTrac Financial Solutions, LLC (Memphis, TN) and monthly returns for the Barclay CTA Index provided by Barclay Hedge Ltd. (Fairfield, IA). Managed futures investments do not replace equities or bonds but rather act as a complement to help smooth overall portfolio returns. Managed Futures data reflects the fee structure of commodity trading advisors managing individual accounts and does not reflect fee structures of commodity pools, which are typically higher.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The following chart was prepared by the general partner to illustrate the risk/return characteristics of a portfolio consisting of different combinations of domestic stocks, corporate bonds, international equities, and/or managed futures, based on the performance of recognized market indices of each asset over the period January 1980-January 2008. The Notes below are an integral part of the following chart.

Improved Portfolio Efficiency

January 1980 through January 2008

U.S. Stocks/Bonds/International Equities/Managed Futures

S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index data provided by PerTrac Financial Solutions, LLC (Memphis, TN). Barclay CTA Index data provided by Barclay Hedge Ltd. (Fairfield, IA).

Notes to “Improved Portfolio Efficiency” Table above:

Stocks are represented by the S&P 500 Index, corporate bonds are represented by the Citigroup Corporate Bond Index, and international equities are represented by the MSCI EAFE Index, each provided by PerTrac Financial Solutions, LLC, Memphis, TN; managed futures are represented by the Barclay CTA Index, provided by the Barclay Hedge Ltd., Fairfield, IA. Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index’s asset class.

The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the partnerships, including management, incentive, and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index reflects results net of actual fees and expenses, it includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the partnerships). Also, the partnerships’ trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, the performance of public managed futures funds as a subclass, or individually (in particular, the partnerships), may differ.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Professional Management

Professional money management is one of the most significant benefits a managed futures investment can offer. A professional trading advisor has several advantages over an individual investor.

•	Capitalization—The trading advisors and funds are well capitalized, enabling the advisors to effectively manage assets in the face of market volatility.

•	Disciplined Trading Strategy—Each advisor has its own researched trading strategy, with strict money management policies

•	Planned Strategy—Trading advisors research and design trading strategies that seek to provide long-term profit potential.

•	Risk Control—Trading advisors apply risk management strategies based on years of research and experience.

•

Research and Development—The advisors are committed to ongoing research and development, in an effort to continuously improve upon existing systems and technology in order to keep pace with industry developments and potentially capitalize on market opportunities as they occur.

In considering the advantages of utilizing a professional trading advisor, you also should consider the fees a trading advisor will be paid to manage a partnership’s account. Depending on the partnership, the annual management fees range from 1.0% to 3.0% of the average month-end net assets of a partnership managed by the trading advisor, and incentive fees range from 15.0% to 20.0% of trading profits.

The Trading Advisor Selection Process

The general partner has carefully selected the advisors responsible for managing the Spectrum Series utilizing a quantitative and qualitative due diligence process. In addition, the general partner examines trading activity and performance reports daily and conducts on-site due diligence visits and ongoing research and development.

Each of the trading advisors for the partnerships was chosen by the general partner based upon a strict selection process, including such criteria as performance history, experience, personnel, and due diligence. The performance history and trading experience of the trading advisors chosen for the partnerships span a range of 6 to 35 years, and each trading advisor employs experienced personnel. Additionally, the general partner monitors daily each trading advisor’s activities on behalf of a partnership and periodically conducts on-site due diligence visits to remain abreast of each trading advisor’s continuing efforts toward research and development. This selection process is described below.

In order for a trading advisor to be selected by the general partner, a qualitative and quantitative due diligence process is undertaken, considering the factors described below. The general partner’s primary objective in the selection process is to allocate assets to trading advisors with well-established performance histories and whom it believes have the potential to continue to be successful in the future.

Monitoring is an important second phase in the due diligence process. The general partner has invested significant resources into its proprietary Fund Management System, a comprehensive computerized management system. This sophisticated system produces daily control reports generated from actual trading data and enables the general partner to closely monitor the activity and performance of trading advisors relative to their historical profile.

Monitoring also occurs on a periodic basis by discussing with the trading advisors their performance relative to profile and peer trading advisors, recent market conditions, and trading opportunities. Ongoing research and development and continued on-site due diligence visits are conducted. While the due diligence process cannot guarantee future success, the general partner believes the process can provide the basis for sound decision-making and can increase the potential for future success.

Trading Advisor Evaluation and Selection

Screening	Trading advisors are screened from a pool of approximately 850.
Evaluation	Trading advisors are categorized and evaluated based on quantitative and qualitative factors.
Selection	Trading advisors are selected based on quantitative and qualitative analysis.
Monitoring	Daily and periodic monitoring and reporting takes place on an ongoing basis.

Trading advisors are analyzed by a combination of quantitative measures and qualitative factors, including:

Quantitative Measures	Qualitative Factors

•   Review of historic performance returns

•   Review of performance versus managed futures industry

•   Review of risk, including standard deviation of monthly returns and worst decline periods

•   Scrutiny of performance in key periods

•   Leverage policies of trading advisors

•   Correlation analysis of trading advisor returns versus managed futures industry indices and other asset class indices

•   Experience of staff responsible for development and management of trading approach

•   Development of trading advisor’s profile

•   Consistency of trading approach

•   On-site office visit to trading advisor headquarters

•   Ongoing commitment to research and development

•   Flexibility to expand in order to meet demands of growth in assets

Futures, Forwards, and Options Traded

Adding managed futures investments to a traditional portfolio of stocks and bonds can provide qualified investors with access to major world economic markets. At any given time, managed futures investments can participate in a broad array of markets, selected from among approximately 100 global futures and forward markets on approximately 40 exchanges worldwide.

MAJOR FUTURES MARKETS TRADED

Managed futures give investors access to a wide range of complex and sophisticated investments from around the world. Markets traded may include, but are not limited to, the following:

AGRICULTURALS

Azuki beans

Cocoa

Coffee

Corn

Cotton

Feeder cattle

Lean hogs

Live cattle

Lumber

Milk

Milling wheat

Non-GMO soybeans

Oats

Orange juice

Pork bellies

Rapeseed

Raw beans

Red wheat

Rough rice

Rubber

Soybean meal

Soybean oil

Soybeans

Sugar

Western barley

Wheat

INTEREST RATES

Australian Bank Bill

Australian Government Bond

Australian T-Bond

British Government Bond

British Long Gilt

British Short Sterling

British Swapnote

Canadian Bankers Acceptances

Canadian Government Bond

European Bond

Euribor

Eurodollar

EuroSwiss

Euroyen

German Bund

German Buxl

German Schatz

German Bobl

Hong Kong Bonds

Hibor

Japanese Government Bond

New Zealand Bank Bill

New Zealand Government Bond

Swiss Government Bond

U.S. Fed Fund

U.S. Rate Swap

U.S. Treasury Bond

U.S. Treasury Notes

FOREIGN EXCHANGE

Argentine peso

Australian dollar

Brazilian real

British pound

Canadian dollar

Chilean peso

Chinese yuan

Colombian peso

Czech koruna

Danish krone

Euro

Hong Kong dollar

Hungarian forint

Icelandic krona

Indian rupee

Indonesian rupiah

Israeli shekel

Japanese yen

Korean won

Malaysian ringgit

Mexican peso

New Zealand dollar

Norwegian krone

Philippine peso

Polish zloty

Russian ruble

Singapore dollar

South African rand

Swedish krona

Swiss franc

Taiwan dollar

Thai baht

Turkish lira

U.S. dollar

METALS

Aluminum

Copper

Gold

Lead

Nickel

Palladium

Platinum

Silver

Tin

Zinc

STOCK INDICES

AEX

CAC 40

Canada S&P 60

DAX

Dow 30

Euro Stoxx 50

European Mid-Cap

FTSE 100

Hang Seng

H-Shares

IBEX 35

MIB 30

MSCI Singapore

NASDAQ 100

Nikkei 225

OMX 30

Russell 2000

SAF All Shares

S&P 500

S&P Growth Barra

S&P/MIB

S&P Mid Cap 400

S&P Value Barra

Singapore Free

SPI 200

STOXX 600

Taiwan Stock Index

Topix Stock Index

ENERGIES

Brent crude oil

Crude oil

Gas oil

Gasoline

Heating oil

Kerosene

Natural gas

Each partnership normally trades a portfolio of diverse futures, forwards, and options, but may trade a greater or lesser number of futures, forwards, and options from time to time. Each limited partner will obtain greater diversification in futures, forwards, and options traded than would be possible trading individually, unless substantially more than the minimum investment described herein were committed to the futures, forward, and options markets.

Exchange Right

At the sixth month-end after a person first becomes a limited partner in any of the Spectrum Series partnerships, and each calendar month thereafter, a limited partner may shift his investment among the partnerships. This permits a limited partner to select one or more partnerships which best suit his investment needs and objectives, which may change from time to time. A limited partner is not required to pay any redemption charges in connection with a Spectrum Series exchange or a Non-Series Exchange.

Diversified Professional Trading Management

Trading decisions for each partnership will be made by trading advisors retained by the general partner. The trading approaches employed on behalf of each partnership by its trading advisors are not available for investments as small as the required minimum investment in each partnership. A limited partner’s investment in each partnership is allocated among the trading advisors for such partnership. This permits a limited partner to receive the benefits from different trading systems being employed by such partnership. A limited partner can further diversify his professional trading management by dividing his investment among one or more of the partnerships. For example, an investor owning units of all five partnerships in the Spectrum Series would have the benefit of having his investment managed by thirteen different trading advisors.

Limited Liability

Unlike an individual who invests directly in futures, forwards, and options, an investor in a partnership cannot be individually subject to margin calls and cannot lose more than the amount of his/ her unredeemed capital contribution, his/her share of undistributed profits, if any, and, under certain circumstances, any distributions and amounts received upon redemption, or deemed received on an exchange of units, and interest thereon.

Interest Income

Many commodity brokers permit accounts above a certain size to deposit margin for futures, forwards, and options in the form of interest-bearing obligations, such as U.S. Treasury bills, rather than cash, thus enabling the account to earn interest on funds being used for futures trading, or such brokers pay interest at U.S. Treasury bill rates on a portion of the cash deposited in the account. Each partnership deposits its assets in separate commodity trading accounts with the commodity brokers. Morgan Stanley & Co. Incorporated credits each partnership with interest income on 80% (100% in the case of Spectrum Global Balanced) of the funds on deposit with the commodity broker at each month-end at the rate equal to the monthly average of the 4-Week U.S. Treasury bill discount rate during such month. Generally, an individual trader would not receive any interest on the funds in his commodity account unless he committed substantially more than the minimum investment required for the partnerships. While the partnerships are credited with interest by Morgan Stanley & Co. Incorporated on the respective percentage of their assets deposited as margin as described above, the form of margin posted, whether cash or interest-bearing obligations (such as U.S. Treasury bills), does not reduce the risks inherent in the trading of futures, forwards, and options.

Administrative Convenience

The partnerships are structured so as to provide limited partners with numerous services designed to alleviate the administrative details involved in engaging directly in futures, forward, and options trading, including monthly and annual financial reports (showing, among other things, the net asset value of a unit, trading profits or losses, and expenses), and all tax information relating to the partnerships necessary for limited partners to complete their federal income tax returns.

SUPPLEMENTAL PERFORMANCE INFORMATION

The tables on the following pages contain summary performance information and certain other data for each partnership, supplementing the information in Part I of this prospectus.

Morgan Stanley Spectrum Select L.P. All data is from August 1, 1991 through January 31, 2008

This document is not a prospectus and does not constitute an offer to sell nor a solicitation to buy any security. The offering of units in a Morgan Stanley Spectrum Series Partnership can only be made by a formal prospectus. Managed futures investments are speculative, involve a high degree of risk, use significant leverage, are generally illiquid, have substantial charges, are subject to conflicts of interest, and are suitable only for the investment risk capital portion of an investor's portfolio. Before investing in a Morgan Stanley Spectrum Series Partnership and in order to make an informed decision, you should read the Morgan Stanley Spectrum Series prospectus carefully for complete information, including charges, expenses and risks. Any person subscribing to a managed futures investment must be able to bear the risks involved and must meet the specific suitability requirements relating to such investment. This document must be accompanied or preceded by a Spectrum Series Prospectus.

Spectrum Select Statistics

Trading Advisors:

Altis Partners Limited

(Began Trading December 1, 2007)

EMC Capital Management, Inc.

Graham Capital Management, L.P.

Northfield Trading, L.P.

Rabar Market Research, Inc.

Sunrise Capital Management, Inc.

Began Trading:	August 1, 1991
Net Assets in Fund:	$529.1 million
Minimum Investment:	$5,000 ($2,000/IRA)
Monthly Management Fee:	1/12 of 2.00% of Beg. Net Assets of Graham, 1/12 of 3.00% of Beg. Net Assets of Northfield and Sunrise, 1/12 of 2.50% of Beg. Net Assets EMC and Rabar
Monthly Brokerage Fee:	1/12 of 6.00% of Beg. Net Assets
Monthly Incentive Fee:	15.0% of Monthly Trading Profits to Northfield and Sunrise, 17.5% to EMC and Rabar, and 20.0% to Graham
Investment Style:	Technical

Risk Analysis

Compounded Annual Rate of Return:	7.30%
Standard Deviation of Monthly Returns:	6.33%
Annualized Standard Deviation:	21.92%
Sharpe Ratio:*	0.15
Largest Decline Period (05/95-08/96):	-26.77%
Average Recovery (No. of months):	15.50
Average Monthly Loss:	-3.95%
Standard Deviation of Monthly Loss:	3.04%
% of Losing Months:	47.74%
Average Monthly Gain:	5.09%
Standard Deviation of Monthly Gain:	5.37%
% of Winning Months:	52.26%

* Sharpe Ratio is the compounded annual rate of return minus the risk-free U.S. Treasury Bill rate, divided by the annualized standard deviation.

Average Sector Participation

Trading Strategy

Effective December 1, 2007, Spectrum Select uses the technically-based, trend-following trading systems of Altis Partners (Jersey) Limited, EMC Capital Management, Inc. ("EMC"), Graham Capital Management, L.P. ("Graham"), Northfield Trading L.P. ("Northfield"), Rabar Market Research, Inc. ("Rabar") and Sunrise Capital Management, Inc. ("Sunrise"), to participate in a diversified portfolio of futures and currency markets.

Altis utilizes a systematic automated trading program that is designed to give investors participation in broad sectors of the world economy by employing a unique proprietary Advanced Asset Allocator. The Advanced Asset Allocator is a portfolio management technology combining original, traditional and contrasting investment techniques into one complete and comprehensive trading system.

EMC uses an aggressive systematic trading approach that blends several independent methodologies designed to identify emerging trends and follow existing trends. This program seeks significant returns in favorable market periods, while accepting a commensurate decline in unfavorable market cycles.

Graham's trading relies primarily on technical rather than fundamental information as the basis for their trading decisions. Graham seeks to, over time, successfully anticipate market events using quantitative mathematical models, as opposed to attempting properly to forecast price trends using subjective analysis of supply and demand. Graham's use of higher leverage for the partnership as compared to other accounts traded pursuant to Graham's trading program at standard leverage could result in increased gain or loss and trading volatility as compared to such other accounts.

Northfield uses a purely technical approach utilizing price action itself as analyzed by numerical indicators, pattern recognition or other techniques designed to provide information about market direction. Northfield's use of higher leverage for the partnership as compared to other accounts traded pursuant to Northfield's trading program at standard leverage could result in increased gain or loss and trading volatility as compared to such other accounts.

Rabar uses a systematic approach with discretion, limiting the equity committed to each trade, market and sector. Rabar's trading program uses constant research and analysis of market behavior.

Sunrise's investment approach attempts to detect a trend, or lack of a trend, with respect to a particular market by analyzing price movement and volatility over time. Sunrise's trading system consists of multiple, independent and parallel systems, each designed to seek out and extract different market inefficiencies over different time horizons.

Futures Markets Traded

Markets traded may include, but are not limited to, the following:

AGRICULTURALS

Cocoa

Coffee

Corn

Cotton

Feeder cattle

Fluid milk

Lean hogs

Live cattle

Lumber

Orange juice

Oats

Pork bellies

Rapeseed

Raw beans

Red wheat

Rough rice

Rubber

Soybean meal

Soybean oil

Soybeans

Sugar

Western barley

Wheat

INTEREST RATES

Australian Treasury Bonds

British Government Bonds

Canadian Government Bonds

Eurodollar

European Bonds

Japanese Government Bonds

Swiss Government Bonds

U.S. Treasury Bonds

U.S. Treasury Notes

FOREIGN EXCHANGE

Australian dollar

Brazilian real

British pound

Canadian dollar

Chilean peso

Chinese yuan

Colombian peso

Czech koruna

Euro

Hong Kong dollar

Hungarian forint

Icelandic krona

Indian rupee

Indonesian rupiah

Israeli shekel

Japanese yen

Malaysian ringgit

Mexican peso

New Zealand dollar

Norwegian krone

Philippine peso

Polish zloty

Russian ruble

Singapore dollar

South African rand

South Korean won

Swedish krona

Swiss franc

Taiwan dollar

Turkish lira

U.S. dollar

ENERGIES

Brent crude

Crude oil

Gas oil

Gasoline

Heating oil

Kerosene

Natural gas

Unleaded gas

METALS

Aluminum

Copper

Gold

Lead

Nickel

Palladium

Platinum

Silver

Tin

Zinc

STOCK INDICES

CAC 40

Canada S&P 60

DAX

Dow Jones 30

Euro Stoxx 50

FTSE 100

Hang Seng

IBEX 35

NASDAQ 100

Nikkei 225

Russell 2000

S&P 500

S&P Growth Barra

S&P/MIB

SPI 200

Taiwan

Topix

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS

Morgan Stanley

Spectrum Select L.P.

Annual Performance

1991	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
31.19%	-14.45%	41.62%	-5.12%	23.62%	5.27%	6.22%	14.17%	-7.56%	7.14%	1.65%	15.40%	9.62%	-4.72%	-4.95%	5.87%	7.50%	2.30%
(5 months)																	(1 month)

Rolling 12-Month Performance vs. CASAM CISDM Public CPO Asset Weighted Index**

Historical Performance Comparison (09/30/91 = $10)**

Correlation Analysis (08/91 - 1/08)**

Note: The closer the value to zero, the lower the correlation to the indices compared.

	Spectrum Select	CISDM	S&P	CITI	EAFE
Spectrum Select	1.00	0.89	-0.01	0.25	0.06
CASAM CISDM Public CPO Asset Weighted Index ("CISDM")		1.00	-0.02	0.27	0.03
S&P 500 Index ("S&P")			1.00	0.17	0.69
Citigroup Corporate Bond Index ("Citigroup")				1.00	0.08
MSCI EAFE Index ("EAFE")					1.00

The S&P 500 Index (S&P), Citigroup Corporate Bond Index (CITI) and MSCI EAFE Index (EAFE) performance data for stocks, corporate bonds, and international stocks, respectively, are provided by PerTrac Financial Solutions, LLC, Memphis, TN. The CASAM CISDM Public CPO Asset Weighted Index performance data for managed futures programs is provided by the Center for International Securities and Derivatives Markets ("CISDM"), Isenberg School of Management, the University of Massachusetts, Amherst, MA. The CASAM CISDM Public CPO Asset Weighted Index provides a dollar-weighted average for managed futures fund performance which is calculated net of expenses. The S&P 500 Index—Total Return is based on a portfolio of 500 stocks. Total return provides investors with a price-plus-gross cash dividend return. The Citigroup Corporate Bond Index is a benchmark of investment grade fixed rate corporate issues with maturities of at least one year and in minimum outstanding amounts of $100 million. The Morgan Stanley Capital International EAFE Index (Europe, Australia, Far East) is a free float-adjusted market capitalization index that is designed to measure developed market equity performance, excluding the U.S. and Canada. As of December 2007, the MSCI EAFE Index consisted of 21 developed market country indices. For a detailed discussion of the differences between each of the indices listed, prospective investors should carefully review the Notes to "Annual Returns of Various Asset Classes Over Time" Table, contained within the "Potential Advantages" section of Part Two of the Spectrum Series Prospectus.

**The performance prior to December 1, 2007 shown above for Spectrum Select does not reflect the performance achieved by Altis, which began trading on December 1, 2007.

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS

Morgan Stanley Spectrum Technical L.P. All data is from November 1, 1994 through January 31, 2008

This document is not a prospectus and does not constitute an offer to sell nor a solicitation to buy any security. The offering of units in a Morgan Stanley Spectrum Series Partnership can only be made by a formal prospectus. Managed futures investments are speculative, involve a high degree of risk, use significant leverage, are generally illiquid, have substantial charges, are subject to conflicts of interest, and are suitable only for the investment risk capital portion of an investor's portfolio. Before investing in a Morgan Stanley Spectrum Series Partnership and in order to make an informed decision, you should read the Morgan Stanley Spectrum Series prospectus carefully for complete information, including charges, expenses and risks. Any person subscribing to a managed futures investment must be able to bear the risks involved and must meet the specific suitability requirements relating to such investment. This document must be accompanied or preceded by a Spectrum Series Prospectus.

Spectrum Technical Statistics

Trading Advisors:

Aspect Capital Limited

(Began Trading Dec. 1, 2007)

Campbell & Company, Inc.

Chesapeake Capital Corporation

John W. Henry & Company, Inc.

Rotella Capital Management, Inc.

(Began Trading Dec. 1, 2007)

Winton Capital Management Limited

Began Trading:	November 1, 1994
Net Assets in Fund:	$586.3 million
Minimum Investment:	$5,000 ($2,000/IRA)
Monthly Management Fee:	1/12 of 2.00% of Beg. Net Assets to JWH, Winton, Rotella and Aspect, 1/12 of 3.00% to Campbell and Chesapeake
Monthly Brokerage Fee:	1/12 of 6.00% of Beg. Net Assets
Monthly Incentive Fee:	20.00% of Monthly Trading Profits to Campbell, JWH, Winton, Rotella and Aspect, 19.00% of Monthly Trading Profits to Chesapeake
Investment Style:	Technical

Risk Analysis

Compounded Annual Rate of Return:	5.70%
Standard Deviation of Monthly Returns:	5.58%
Annualized Standard Deviation:	19.34%
Sharpe Ratio:*	0.09
Largest Decline Period (03/01-04/02):	-26.56%
Average Recovery (No. of months):	6.32
Average Monthly Loss:	-3.85%
Standard Deviation of Monthly Loss:	3.29%
% of Losing Months:	49.69%
Average Monthly Gain:	5.03%
Standard Deviation of Monthly Gain:	3.46%
% of Winning Months:	50.31%

* Sharpe Ratio is the compounded annual rate of return minus the risk-free U.S. Treasury Bill rate, divided by the annualized standard deviation.

Average Sector Participation

As of January 31, 2008

Trading Strategy

Effective December 1, 2007, Spectrum Technical is managed by Aspect Capital Limited ("Aspect"), Campbell & Company, Inc. ("Campbell"), Chesapeake Capital Corporation ("Chesapeake"), John W. Henry & Company, Inc. ("JWH"), Rotella Capital Management, Inc. ("Rotella") and Winton Capital Management Limited ("Winton"). These six trading advisors employ a combination of investment approaches.

Aspect employs a fully-automated system to collect, process and analyze market data, including current and historical price data, and identify and exploit directional moves (or “trends”) in market behavior, trading across a variety of frequencies to exploit trends over a range of timescales.

Campbell uses a highly disciplined systematic investment approach designed to detect and react to price movements in the futures and forward markets. Campbell has been using its systematic approach for over 35 years.

The trading methodology employed by Chesapeake is based on the analysis of interrelated mathematical and statistical formulas, including the technical analysis of historical data, used to determine optimal price support and resistance levels and market entry and exit points. This trading system was designed in the 1980's and is continually updated based on research.

JWH's trading program uses historical data and proprietary systems to detect emerging price trends. Positions are established under strict guidelines and are retained in markets where price movements have exceeded the expectations of most fundamental investors.

Rotella's investment approach—systematic tactical trading—is based on the development and use of a variety of trading methods, which attempt to identify opportunities in the markets. The methods, derived from various types of technical, fundamental and statistical analyses, are expressed in the models Rotella employs to make its trading decisions.

Winton employs a computerized, technical trend following trading system developed by its principals. This system tracks the daily price movements from more than 100 futures, options and forward markets around the world, and carries out certain computations to determine each day how long or short the portfolio should be to maximize profit potential within a certain range of risk.

Futures Markets Traded

Markets traded may include, but are not limited to, the following:

AGRICULTURALS

Cocoa

Coffee

Corn

Cotton

Feeder cattle

Lean hogs

Live cattle

Oats

Orange juice

Rapeseed

Rough rice

Rubber

Soybean meal

Soybean oil

Soybeans

Sugar

Wheat

ENERGIES

Brent crude

Crude oil

Gas oil

Gasoline

Heating oil

Kerosene

Natural gas

Unleaded gas

METALS

Aluminum

Copper

Gold

Lead

Nickel

Palladium

Platinum

Silver

Tin

Zinc

STOCK INDICES

AEX

All Share

CAC 40

Canada S&P 60

DAX

Dow Jones 30

Euro Stoxx 50

FTSE 100

Hang Seng

H-Shares

IBEX 35

NASDAQ 100

Nikkei 225

OMX 30

Russell 2000

S&P Midcap 400

S&P 500

S&P/MIB

Singapore Free

SPI 200

Taiwan

Topix

FOREIGN EXCHANGE

Australian dollar

Brazilian real

British pound

Canadian dollar

Czech koruna

Euro

Hong Kong dollar

Hungarian forint

Israeli shekel

Japanese yen

Korean won

Mexican peso

New Zealand dollar

Norwegian krone

Polish zloty

Russian ruble

Singapore dollar

South African rand

Swedish krona

Swiss franc

Taiwan dollar

Turkish lira

U.S. dollar

INTEREST RATES

Australian Treasury Bonds

British Government Bonds

Canadian Government Bonds

European Bonds

Eurodollar

Japanese Government Bonds

New Zealand Government Bonds

Swiss Government Bonds

U.S. Treasury Bonds

U.S. Treasury Notes

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS

Morgan Stanley

Spectrum Technical L.P.

Annual Performance**

1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
-2.20%	17.59%	18.35%	7.49%	10.18%	-7.51%	7.85%	-7.15%	23.31%	22.98%	4.37%	-5.37%	5.41%	-14.21%	3.07%
(2 months)														(1 month)

Rolling 12-Month Performance vs. CASAM CISDM Public CPO Asset Weighted Index**

Historical Performance Comparison (10/31/94 = $10)**

Correlation Analysis (11/94 - 1/08)**

Note: The closer the value to zero, the lower the correlation to the indices compared.

	Spectrum Technical	CISDM	S&P	CITI	EAFE
Spectrum Technical	1.00	0.93	-0.06	0.18	0.00
CASAM CISDM Public CPO Asset Weighted Index ("CISDM")		1.00	-0.07	0.26	-0.01
S&P 500 Index ("S&P")			1.00	0.12	0.77
Citigroup Corporate Bond Index ("Citigroup")				1.00	0.00
MSCI EAFE Index ("EAFE")					1.00

The S&P 500 Index (S&P), Citigroup Corporate Bond Index (CITI) and MSCI EAFE Index (EAFE) performance data for stocks, corporate bonds, and international stocks, respectively, are provided by PerTrac Financial Solutions, LLC, Memphis, TN. The CASAM CISDM Public CPO Asset Weighted Index performance data for managed futures programs is provided by the Center for International Securities and Derivatives Markets ("CISDM"), Isenberg School of Management, the University of Massachusetts, Amherst, MA. The CASAM CISDM Public CPO Asset Weighted Index provides a dollar-weighted average for managed futures fund performance which is calculated net of expenses. The S&P 500 Index—Total Return is based on a portfolio of 500 stocks. Total return provides investors with a price-plus-gross cash dividend return. The Citigroup Corporate Bond Index is a benchmark of investment grade fixed rate corporate issues with maturities of at least one year and in minimum outstanding amounts of $100 million. The Morgan Stanley Capital International EAFE Index (Europe, Australia, Far East) is a free float-adjusted market capitalization index that is designed to measure developed market equity performance, excluding the U.S. and Canada. As of December 2007, the MSCI EAFE Index consisted of 21 developed market country indices. For a detailed discussion of the differences between each of the indices listed, prospective investors should carefully review the Notes to "Annual Returns of Various Asset Classes Over Time" Table, contained within the "Potential Advantages" section of Part Two of the Spectrum Series Prospectus.

** The performance prior to December 1, 2007 shown above for Spectrum Technical does not reflect the performance achieved by Aspect and Rotella which began trading on December 1, 2007.

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS

Morgan Stanley Spectrum Strategic L.P. All data is from November 1, 1994 through January 31, 2008

This document is not a prospectus and does not constitute an offer to sell nor a solicitation to buy any security. The offering of units in a Morgan Stanley Spectrum Series Partnership can only be made by a formal prospectus. Managed futures investments are speculative, involve a high degree of risk, use significant leverage, are generally illiquid, have substantial charges, are subject to conflicts of interest, and are suitable only for the investment risk capital portion of an investor's portfolio. Before investing in a Morgan Stanley Spectrum Series Partnership and in order to make an informed decision, you should read the Morgan Stanley Spectrum Series prospectus carefully for complete information, including charges, expenses and risks. Any person subscribing to a managed futures investment must be able to bear the risks involved and must meet the specific suitability requirements relating to such investment. This document must be accompanied or preceded by a Spectrum Series Prospectus.

Spectrum Strategic Statistics

Trading Advisors:	Blenheim Capital Management, LLC Eclipse Capital Management, Inc. FX Concepts, Inc.
Began Trading:	November 1, 1994
Net Assets in Fund:	$217.6 million
Minimum Investment:	$5,000 ($2,000/IRA)
Monthly Management Fee:	1/12 of 2.00% of Beg. Net Assets of FX Concepts and 1/12 of 3% of Beg. Net Assets of Blenheim and Eclipse
Monthly Brokerage Fee:	1/12 of 6.00% of Beg. Net Assets
Monthly Incentive Fee:	15.00% of Monthly Trading Profits to Blenheim and Eclipse, 20.00% of Monthly Trading Profits to FX Concepts
Investment Style:	Fundamental/Multi-Style

Risk Analysis**

Compounded Annual Rate of Return:	4.64%
Standard Deviation of Monthly Returns:	5.70%
Annualized Standard Deviation:	19.73%
Sharpe Ratio:*	0.03
Largest Decline Period (12/99-10/00):	-43.28%
Average Recovery (No. of months):	5.38
Average Monthly Loss:	-3.74%
Standard Deviation of Monthly Loss:	3.51%
% of Losing Months:	48.43%
Average Monthly Gain:	4.56%
Standard Deviation of Monthly Gain:	4.24%
% of Winning Months:	51.57%

* Sharpe Ratio is the compounded annual rate of return minus the risk-free U.S. Treasury Bill rate, divided by annualized standard deviation.

Average Sector Participation

As of January 31, 2008

Trading Strategy

On or about December 1, 2007, Spectrum Strategic is managed by Blenheim Capital Management, LLC ("Blenheim"), Eclipse Capital Management, Inc. ("Eclipse") and FX Concepts (Trading Advisor), Inc. ("FX Concepts"). The trading advisors employ a discretionary or fundamental investment approach that evaluates key economic indicators such as supply and demand levels and geopolitical conditions, as well as certain technical/systematic factors.

Blenheim's trading program has a strong concentration in the global commodities markets and to a lesser extent, the financial markets, using a discretionary trading approach. Investments are made in markets in which the trading advisor has a clear understanding of fundamental factors and geopolitical forces that influence market and price behavior.

Eclipse employs a systematic trading approach using multiple trend-following and macroeconomic-driven models. A key characteristic of the Eclipse trading program is the extensive diversification achieved by applying multiple trading models to a wide variety of financial and commodity markets located throughout the world. Eclipse's use of higher leverage for the partnership as compared to other accounts traded pursuant to Eclipse's trading program at standard leverage could result in increased gain or loss and trading volatility as compared to such other accounts.

FX Concepts Developed Markets Currency ("DMC") Program trades a diversified portfolio of developed market currencies in the interbank foreign exchange markets. FX Concepts' investment approach is tailored to three key characteristics of the currency market, namely that: 1) currency markets trend and are cyclical; 2) high interest rate currencies tend to appreciate against low interest rate currencies (e.g. "carry trade"); 3) hedgers are sometimes willing to pay a premium to insure against risk through the purchase of options. As a result, DMC incorporates three modules: 1) Trend Based Module; 2) Carry Based Module; 3) Options Based Module. The core of the investment process is quantitative and systematic, although discretion is occasionally utilized to adjust position size.

Futures Markets Traded

Markets traded may include, but are not limited to, the following:

AGRICULTURALS

Cocoa

Coffee

Corn

Cotton

Live cattle

Oats

Rapeseed

Red wheat

Rubber

Soybean oil

Soybeans

Wheat

ENERGIES

Crude oil

Heating oil

Natural gas

Unleaded gas

METALS

Aluminum

Copper

Gold

Lead

Palladium

Platinum

Tin

Zinc

FOREIGN EXCHANGE

Australian dollar

Brazilian real

British pound

Canadian dollar

Chinese yuan

Euro

Hong Kong dollar

Japanese yen

New Zealand dollar

Norwegian krone

Singapore dollar

Swedish krona

Swiss franc

U.S. dollar

INTEREST RATES

Australian Bonds

British Government Bonds

Canadian Bonds

Eurodollar

European Bonds

Japanese Government Bonds

U.S. Treasury Bonds

U.S. Treasury Notes

STOCK INDICES CAC 40 Canada S&P 60 DAX FTSE 100 Hang Seng NASDAQ 100 Nikkei 225 S&P 500

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS

Morgan Stanley

Spectrum Strategic L.P.

Annual Performance**

1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
0.10%	10.49%	-3.53%	0.37%	7.84%	37.23%	-33.06%	-0.57%	9.38%	24.00%	1.75%	-2.61%	20.94%	5.01%	1.33%
(2 months)														(1 month)

Rolling 12-Month Performance vs. CASAM CISDM Public CPO Asset Weighted Index

Historical Performance Comparison (10/31/94 = $10)

Correlation Analysis (11/94 - 1/08)

Note: The closer the value to zero, the lower the correlation to the indices compared.

	Spectrum Strategic	CISDM	S&P	CITI	EAFE
Spectrum Strategic	1.00	0.55	0.02	0.05	0.12
CASAM CISDM Public CPO Asset Weighted Index ("CISDM")		1.00	-0.07	0.26	-0.01
S&P 500 Index ("S&P")			1.00	0.12	0.77
Citigroup Corporate Bond Index ("Citigroup")				1.00	0.00
MSCI EAFE Index ("EAFE")					1.00

The S&P 500 Index (S&P), Citigroup Corporate Bond Index (CITI) and MSCI EAFE Index (EAFE) performance data for stocks, corporate bonds, and international stocks, respectively, are provided by PerTrac Financial Solutions, LLC, Memphis, TN. The CASAM CISDM Public CPO Asset Weighted Index performance data for managed futures programs is provided by the Center for International Securities and Derivatives Markets ("CISDM"), Isenberg School of Management, the University of Massachusetts, Amherst, MA. The CASAM CISDM Public CPO Asset Weighted Index provides a dollar-weighted average for managed futures fund performance which is calculated net of expenses. The S&P 500 Index—Total Return is based on a portfolio of 500 stocks. Total return provides investors with a price-plus-gross cash dividend return. The Citigroup Corporate Bond Index is a benchmark of investment grade fixed rate corporate issues with maturities of at least one year and in minimum outstanding amounts of $100 million. The Morgan Stanley Capital International EAFE Index (Europe, Australia, Far East) is a free float-adjusted market capitalization index that is designed to measure developed market equity performance, excluding the U.S. and Canada. As of December 2007, the MSCI EAFE Index consisted of 21 developed market country indices. For a detailed discussion of the differences between each of the indices listed, prospective investors should carefully review the Notes to "Annual Returns of Various Asset Classes Over Time" Table, contained within the "Potential Advantages" section of Part Two of the Spectrum Series Prospectus.

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS

Morgan Stanley Spectrum Global Balanced L.P. All data is from November 1, 1994 through January 31, 2008

This document is not a prospectus and does not constitute an offer to sell nor a solicitation to buy any security. The offering of units in a Morgan Stanley Spectrum Series Partnership can only be made by a formal prospectus. Managed futures investments are speculative, involve a high degree of risk, use significant leverage, are generally illiquid, have substantial charges, are subject to conflicts of interest, and are suitable only for the investment risk capital portion of an investor's portfolio. Before investing in a Morgan Stanley Spectrum Series Partnership and in order to make an informed decision, you should read the Morgan Stanley Spectrum Series prospectus carefully for complete information, including charges, expenses and risks. Any person subscribing to a managed futures investment must be able to bear the risks involved and must meet the specific suitability requirements relating to such investment. This document must be accompanied or preceded by a Spectrum Series Prospectus.

Spectrum Global Balanced Statistics

Trading Advisor:	Altis Partners Limited (Began Trading December 1, 2007) C-View International Limited (Began Trading December 1, 2007) SSARIS Advisors, LLC
Began Trading:	November 1, 1994
Net Assets in Fund:	$33.0 million
Minimum Investment:	$5,000 ($2,000/IRA)
Monthly Management Fee:	1/12 of 1.25% of Beg. Net Assets of SSARIS, 1/12 of 1.75% of Beg. Net Assets of Altis, 1/12 of 2.00% of Beg. Net Assets of C-View.
Monthly Brokerage Fee:	1/12 of 4.60% of Beg. Net Assets
Monthly Incentive Fee:	15.00% of Monthly Trading Profits
Investment Style:	Technical

Risk Analysis

Compounded Annual Rate of Return:	3.17%
Annualized Standard Deviation:	8.72%
Sharpe Ratio:*	-0.10
Sortino Ratio:	-0.16
Largest Decline Period (04/99-04/05):	-17.43%
Average Recovery (No. of months):	19.32
Average Monthly Loss:	-1.77%
Standard Deviation of Monthly Loss:	1.51%
% of Losing Months:	45.91%
Average Monthly Gain:	2.04%
Standard Deviation of Monthly Gain:	1.77%
% of Winning Months:	54.09%

* Sharpe Ratio is the compounded annual rate of return minus the risk-free U.S. Treasury Bill rate, divided by the annualized standard deviation.

Trading Strategy

Effective December 1, 2007, Spectrum Global Balanced is managed by four trading advisors: Altis Partners (Jersey) Limited ("Altis"), C-View International Limited ("C-View") and SSARIS Advisors, LLC (“SSARIS”).

Altis’ trading program is a systematic automated program that is designed to give investors participation in broad sectors of the world economy by employing a unique proprietary Advanced Asset Allocator. The Advanced Asset Allocator is a portfolio management technology combining original, traditional and contrasting investment techniques into one complete and comprehensive trading system.

C-View’s trading approach is discretionary, based on a combination of fundamental analysis, technical analysis and market psychology. The intention of C-View’s trading strategy is to capture profits from short to medium-term price trends while maintaining profitability in ranging markets.

SSARIS employs a multi-strategy portfolio of futures, forwards, and options, consisting of world equity, global bonds, currency, and commodity markets. Within their long biased global stock and global bond components of the fund, SSARIS analyzes various fundamental information. Within the long and short global currency and commodity components of the fund, SSARIS employs a technical trend-following trading system. SSARIS uses a computer-based model to reallocate assets among various market sectors within each of the independent strategies.

Futures Markets Traded

Markets traded may include, but are not limited to, the following:

AGRICULTURALS

Cocoa

Coffee

Corn

Cotton

Feeder cattle

Fluid milk

Lean hogs

Live cattle

Lumber

Oats

Orange juice

Pork bellies

Raw beans

Rapeseed

Rough rice

Rubber

Soybean oil

Soybean meal

Soybeans

Sugar

Western barley

Wheat

STOCK INDICES

AEX

All Share

CAC 40

DAX

Dow Jones 30

Euro Stoxx 50

FTSE 100

Hang Seng

IBEX 35

NASDAQ 100

Nikkei 225

Russell 2000

S&P 500

S&P Growth Barra

S&P Midcap

S&P/MIB

SPI 200

Taiwan

INTEREST RATES

Australian Treasury Bonds

British Government Bonds

Canadian Government Bonds

Eurodollar

European Bonds

Japanese Government Bonds

New Zealand Government Bonds

U.S. Treasury Bonds

U.S. Treasury Notes

METALS

Aluminum

Copper

Gold

Lead

Nickel

Palladium

Platinum

Silver

Tin

Zinc

ENERGIES

Brent crude

Crude oil

Gas oil

Gasoline

Heatin oil

Kerosene

Natural gas

Unleaded gas

FOREIGN EXCHANGE

Argentine peso

Australian dollar

Brazilian real

British pound

Canadian dollar

Chinese yuan

Colombian peso

Czech koruna

Euro

Hong Kong dollar

Hungarian forint

Indian rupee

Indonesian rupiah

Israeli shekel

Japanese yen

Korean won

Mexican peso

New Zealand dollar

Norwegian krone

Philippine peso

Polish zloty

Russian ruble

Singapore dollar

South African rand

Swedish krona

Swiss franc

Taiwan dollar

Turkish lira

U.S. dollar

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS

Morgan Stanley

Spectrum Global Balanced L.P.

Annual Performance

1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008
-1.70%	22.79%	-3.65%	18.23%	16.36%	0.75%	0.87%	-0.31%	-10.12%	6.18%	-5.56%	4.24%	2.43%	0.19%	-3.26%
(2 months)														(1 month)

Rolling 12-Month Performance vs. CASAM CISDM Public CPO Asset Weighted Index**

Historical Performance Comparison (10/31/94 = $10)**

Correlation Analysis (11/94 - 1/08)**

Note: The closer the value to zero, the lower the correlation to the indices compared.

	Spectrum Global Balanced	CISDM	S&P	CITI	EAFE
Spectrum Global Balanced	1.00	0.57	0.50	0.41	0.40
CASAM CISDM Public CPO Asset Weighted Index (“CISDM”)		1.00	-0.07	0.26	-0.01
S&P 500 Index (“S&P”)			1.00	0.12	0.77
Citigroup Corporate Bond Index (“Citigroup”)				1.00	0.00
MSCI EAFE Index (“EAFE”)					1.00

The S&P 500 Index (S&P), Citigroup Corporate Bond Index (CITI) and MSCI EAFE Index (EAFE) performance data for stocks, corporate bonds, and international stocks, respectively, are provided by PerTrac Financial Solutions, LLC, Memphis, TN. The CASAM CISDM Public CPO Asset Weighted Index performance data for managed futures programs is provided by the Center for International Securities and Derivatives Markets (“CISDM”), Isenberg School of Management, the University of Massachusetts, Amherst, MA. The CASAM CISDM Public CPO Asset Weighted Index provides a dollar-weighted average for managed futures fund performance which is calculated net of expenses. The S&P 500 Index—Total Return is based on a portfolio of 500 stocks. Total return provides investors with a price-plus-gross cash dividend return. The Citigroup Corporate Bond Index is a benchmark of investment grade fixed rate corporate issues with maturities of at least one year and in minimum outstanding amounts of $100 million. The Morgan Stanley Capital International EAFE Index (Europe, Australia, Far East) is a free float-adjusted market capitalization index that is designed to measure developed market equity performance, excluding the U.S. and Canada. As of December 2007, the MSCI EAFE Index consisted of 21 developed market country indices. For a detailed discussion of the differences between each of the indices listed, prospective investors should carefully review the Notes to “Annual Returns of Various Asset Classes Over Time” Table, contained within the “Potential Advantages” section of Part Two of the Spectrum Series Prospectus.

** The performance prior to December 1, 2007 shown above for Spectrum Global Balanced does not reflect the performance achieved by Altis and C-View, which began trading on December 1, 2007.

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS

Morgan Stanley Spectrum Currency L.P. All data is from July 3, 2000 through January 31, 2008

This document is not a prospectus and does not constitute an offer to sell nor a solicitation to buy any security. The offering of units in a Morgan Stanley Spectrum Series Partnership can only be made by a formal prospectus. Managed futures investments are speculative, involve a high degree of risk, use significant leverage, are generally illiquid, have substantial charges, are subject to conflicts of interest, and are suitable only for the investment risk capital portion of an investor's portfolio. Before investing in a Morgan Stanley Spectrum Series Partnership and in order to make an informed decision, you should read the Morgan Stanley Spectrum Series prospectus carefully for complete information, including charges, expenses and risks. Any person subscribing to a managed futures investment must be able to bear the risks involved and must meet the specific suitability requirements relating to such investment. This document must be accompanied or preceded by a Spectrum Series Prospectus.

Spectrum Currency Statistics

Trading Advisors:

C-View International Limited

(Began Trading December 1, 2007)

DKR Fusion Management LP

(Began Trading December 1, 2007)

FX Concepts Trading Advisor, Inc.

(Began Trading December 1, 2007)

John W. Henry & Company, Inc.

Sunrise Capital Partners, LLC

Began Trading:	July 3, 2000
Net Assets in Fund:	$104.3 million
Minimum Investment:	$5,000 ($2,000/IRA)
Monthly Management Fee:	1/12 of 2.00% of Beg. Net Assets
Monthly Brokerage Fee:	1/12 of 4.60% of Beg. Net Assets
Monthly Incentive Fee:	20.00% of Monthly Trading Profits
Investment Style:	Technical

Risk Analysis

Compounded Annual Rate of Return:	-0.16%
Standard Deviation of Monthly Returns:	4.98%
Annualized Standard Deviation:	17.23%
Sharpe Ratio:*	-0.24
Largest Decline Period (12/03-08/07):	-39.46%
Average Recovery (No. of months):	4.07
Average Monthly Loss:	-3.39%
Standard Deviation of Monthly Loss:	2.59%
% of Losing Months:	54.35%
Average Monthly Gain:	4.27%
Standard Deviation of Monthly Gain:	3.69%
% of Winning Months:	45.65%

* Sharpe Ratio is the compounded annual rate of return minus the risk-free U.S Treasury Bill rate, divided by the annualized standard deviation.

Average Sector Participation

As of January 31, 2008

Trading Strategy

Effective December 1, 2007, Spectrum Currency is managed by C-View International Limited ("C-View"), DKR Fusion Management L.P. ("DKR"), FX Concepts (Trading Advisor) Inc., John W. Henry & Company, Inc. ("JWH") and Sunrise Capital Partners, LLC ("Sunrise"), and is structured to exclusively trade a portfolio of diverse world currencies. Each trading advisor implements a unique trading strategy to participate in international currencies, primarily in the forward dealer markets, futures contracts and may also trade in spot (cash) currency markets.

C-View’s trading approach is discretionary, based on a combination of fundamental analysis, technical analysis and market psychology. The intention of C-View’s trading strategy is to capture profits from short to medium-term price trends while maintaining profitability in ranging markets.

DKR utilizes a quantitative, systematic approach to foreign exchange trading by attempting to capture extra yield from interest rate differentials while also taking advantage of market trends. DKR’s systems trade all major liquid currencies and cross-rates through interbank forward contracts.

FX Concepts employs a systematic strategy that trades a large selection of over 30 currencies through the use of a dynamic allocation to focus on the best market opportunities and the ability to build diverse portfolios.

JWH's International Foreign Exchange Program seeks to identify and capitalize on intermediate-term price movements in a broad range of both major and minor currencies primarily trading on the interbank market. Positions are typically taken as outrights against the U.S. dollar or non-dollar cross rates.

Sunrise's Currency Program follows approximately ten different major and minor currency markets, which may include, but are not limited to, the Japanese yen, British pound, euro, Swiss franc, Canadian dollar, Australian dollar, Swedish krona, New Zealand dollar, Singapore dollar and South African rand. In order to achieve adequate diversification for this Currency Program, major and minor currencies are traded as cross-rates selectively against each other and/or as outrights against the U.S. dollar.

Futures Markets Traded

Markets traded may include, but are not limited to, the following:

FOREIGN EXCHANGE

Argentine peso

Australian dollar

Brazilian real

British pound

Canadian dollar

Chilean peso

Chinese yuan

Colombian peso

Czech koruna

Euro

Hong Kong dollar

Hungarian forint

Icelandic krona

Indian rupee

Indonesian rupiah

Israeli shekel

Japanese yen

Korean won

Malaysian ringgit

Mexican peso

New Zealand dollar

Norwegian krone

Philippine peso

Polish zloty

Romanian leu

Russian ruble

Singapore dollar

Slovak koruna

South African rand Swedish krona Swiss franc Taiwan dollar Turkish lira U.S. dollar

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS

Morgan Stanley

Spectrum Currency L.P.

Annual Performance**

2000	2001	2002	2003	2004	2005	2006	2007	2008
11.70%	11.10%	12.25%	12.42%	-7.98%	-18.25%	-3.40%	-13.53%	0.41%
(6 months)								(1 month)

Rolling 12-Month Performance vs. CASAM CISDM Public CPO Asset Weighted Index**

Historical Performance Comparison (06/30/00 = $10)**

Correlation Analysis (07/00 - 1/08)**

Note: The closer the value to zero, the lower the correlation to the indices compared.

	Spectrum Currency	CISDM	S&P	CITI	EAFE
Spectrum Currency	1.00	0.58	0.06	0.12	0.13
CASAM CISDM Public CPO Asset Weighted Index ("CISDM")		1.00	-0.16	0.20	-0.04
S&P 500 Index ("S&P")			1.00	-0.11	0.84
Citigroup Corporate Bond Index ("Citigroup")				1.00	-0.07
MSCI EAFE Index ("EAFE")					1.00

The S&P 500 Index (S&P), Citigroup Corporate Bond Index (CITI) and MSCI EAFE Index (EAFE) performance data for stocks, corporate bonds, and international stocks, respectively, are provided by PerTrac Financial Solutions, LLC, Memphis, TN. The CASAM CISDM Public CPO Asset Weighted Index performance data for managed futures programs is provided by the Center for International Securities and Derivatives Markets ("CISDM"), Isenberg School of Management, the University of Massachusetts, Amherst, MA. The CASAM CISDM Public CPO Asset Weighted Index provides a dollar-weighted average for managed futures fund performance which is calculated net of expenses. The S&P 500 Index—Total Return is based on a portfolio of 500 stocks. Total return provides investors with a price-plus-gross cash dividend return. The Citigroup Corporate Bond Index is a benchmark of investment grade fixed rate corporate issues with maturities of at least one year and in minimum outstanding amounts of $100 million. The Morgan Stanley Capital International EAFE Index (Europe, Australia, Far East) is a free float-adjusted market capitalization index that is designed to measure developed market equity performance, excluding the U.S. and Canada. As of December 2007, the MSCI EAFE Index consisted of 21 developed market country indices. For a detailed discussion of the differences between each of the indices listed, prospective investors should carefully review the Notes to "Annual Returns of Various Asset Classes Over Time" Table, contained within the "Potential Advantages" section of Part Two of the Spectrum Series Prospectus.

** The performance prior to December 1, 2007 shown above for Spectrum Currency does not reflect the performance achieved by C-View, DKR and FX Concepts, which began trading on December 1, 2007.

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS

The following charts were prepared by the general partner to illustrate the change in fund assets from the inception of trading in each partnership through January 31, 2008, to reflect each partnership’s performance and net additions of capital.

Spectrum Select

Fund Asset History

Data: August 1991 through January 2008—year end assets (millions)

*	Spectrum Select had multiple closings during initial offering
**	Re-opening of fund in September 1993 and November 1996
***	Effective May 1998, Spectrum Select became part of the Spectrum Series.

Spectrum Technical

Fund Asset History

Data: November 1994 through January 2008

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic

Fund Asset History

Data: November 1994 through January 2008

Spectrum Global Balanced

Fund Asset History

Data: November 1994 through January 2008

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency

Fund Asset History

Data: July 2000 through January 2008

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The following charts were prepared by the general partner to illustrate the monthly performance, on a net asset value basis, of each partnership versus that of the CASAM CISDM Public CPO Asset Weighted Index, from the inception of trading through January 31, 2008. The CASAM CISDM Public CPO Asset Weighted Index reflects the dollar-weighted performance of all public Commodity Pool Operators (CPOs) reporting to the CASAM CISDM Hedge Fund/CTA Database. In order to be included in the CPO Public Asset Weighted Index universe, a fund or pool must have at least $500,000 under management and at least a 12-month track record.

Spectrum Select vs. CASAM CISDM Public CPO Asset Weighted Index

Historical Performance Comparison

Data: August 1991 through January 2008

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Technical vs. CASAM CISDM Public CPO Asset Weighted Index

Historical Performance Comparison

Data: November 1994 through January 2008

Spectrum Strategic vs. CASAM CISDM Public CPO Asset Weighted Index

Historical Performance Comparison

Data: November 1994 through January 2008

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Global Balanced vs. CASAM CISDM Public CPO Asset Weighted Index

Historical Performance Comparison

Data: November 1994 through January 2008

Spectrum Currency vs. CASAM CISDM Public CPO Asset Weighted Index

Historical Performance Comparison

Data: July 2000 through January 2008

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The following charts were prepared by the general partner to illustrate the performance, on a rate of return basis, of each partnership versus that of the CASAM CISDM Public CPO Asset Weighted Index, from the inception of trading through January 31, 2008.

Spectrum Select vs. CASAM CISDM Public CPO Asset Weighted Index

Historical Performance Comparison (Rate of Return)

Data: August 1991 through January 2008

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

Spectrum Technical vs. CASAM CISDM Public CPO Asset Weighted Index

Historical Performance Comparison (Rate of Return)

Data: November 1994 through January 2008

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic vs. CASAM CISDM Public CPO Asset Weighted Index

Historical Performance Comparison (Rate of Return)

Data: November 1994 through January 2008

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

Spectrum Global Balanced vs. CASAM CISDM Public CPO Asset Weighted Index

Historical Performance Comparison (Rate of Return)

Data: November 1994 through January 2008

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency vs. CASAM CISDM Public CPO Asset Weighted Index

Historical Performance Comparison (Rate of Return)

Data: July 2000 through January 2008

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The following charts were prepared by the general partner to illustrate certain period performance and statistical information relating to the partnerships, from their inception of trading through January 2008.

Spectrum Select Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%

Beginning NAV
Per Unit		10.00
Aug-91	(6.20)	9.38
Sep-91	6.32	9.97	(0.27)
Oct-91	(2.28)	9.75
Nov-91	(2.93)	9.46
Dec-91	38.67	13.12	31.54	31.19
Jan-92	(13.72)	11.32
Feb-92	(6.09)	10.63
Mar-92	(3.91)	10.21	(22.14)
Apr-92	(1.86)	10.02
May-92	(1.42)	9.88
Jun-92	7.19	10.59	3.71
Jul-92	10.72	11.73			17.29
Aug-92	6.69	12.51			33.40
Sep-92	(5.24)	11.86	11.94		18.89
Oct-92	(3.17)	11.48			17.81
Nov-92	1.39	11.64			23.04
Dec-92	(3.58)	11.22	(5.34)	(14.45)	(14.45)
Jan-93	0.31	11.26			(0.54)
Feb-93	14.85	12.93			21.64
Mar-93	(0.60)	12.85	14.52		25.83
Apr-93	10.35	14.18			41.48
May-93	1.95	14.46			46.32
Jun-93	0.21	14.49	12.74		36.79
Jul-93	13.90	16.50			40.71	65.04
Aug-93	(0.95)	16.35			30.64	74.28
Sep-93	(4.13)	15.67	8.16		32.17	57.15
Oct-93	(4.97)	14.89			29.72	52.81
Nov-93	(1.30)	14.70			26.28	55.37
Dec-93	8.13	15.90	1.42	41.62	41.62	21.16
Jan-94	(11.67)	14.04			24.70	24.03
Feb-94	(6.79)	13.09			1.21	23.11
Mar-94	12.57	14.73	(7.33)		14.61	44.21
Apr-94	(0.95)	14.59			2.88	45.55
May-94	6.84	15.59			7.81	57.75
Jun-94	10.30	17.19	16.73		18.66	62.32
Jul-94	(4.91)	16.35			(0.93)	39.41
Aug-94	(6.95)	15.22			(6.93)	21.59
Sep-94	1.25	15.41	(10.41)		(1.70)	29.92
Oct-94	(4.78)	14.67			(1.50)	27.77
Nov-94	5.68	15.50			5.47	33.18
Dec-94	(2.72)	15.08	(2.11)	(5.12)	(5.12)	34.36
Jan-95	(8.13)	13.85			(1.32)	23.05
Feb-95	9.61	15.19			16.04	17.44
Mar-95	20.58	18.31	21.42		24.30	42.46
Apr-95	9.06	19.97			36.86	40.79
May-95	11.08	22.18			42.28	53.40
Jun-95	(1.70)	21.80	19.08		26.81	50.47
Jul-95	(10.61)	19.49			19.20	18.09
Aug-95	(4.81)	18.55			21.93	13.48
Sep-95	(7.76)	17.11	(21.52)		11.08	9.19

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Select Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Oct-95	(3.35)	16.54			12.75	11.05
Nov-95	1.37	16.77			8.15	14.06
Dec-95	11.19	18.64	8.94	23.62	23.62	17.28
Jan-96	(0.38)	18.57			34.05	32.28
Feb-96	(12.11)	16.32			7.49	24.73
Mar-96	(0.22)	16.29	(12.63)		(11.05)	10.57
Apr-96	4.07	16.95			(15.11)	16.17
May-96	(3.65)	16.33			(26.37)	4.76
Jun-96	1.37	16.56	1.65		(24.07)	(3.71)
Jul-96	(1.44)	16.32			(16.27)	(0.20)
Aug-96	(0.46)	16.24			(12.44)	6.76
Sep-96	3.34	16.79	1.39		(1.90)	8.97
Oct-96	13.30	19.02			15.00	29.65
Nov-96	6.76	20.31			21.11	30.98
Dec-96	(3.36)	19.62	16.90	5.27	5.27	30.13
Jan-97	3.93	20.40			9.82	47.21
Feb-97	4.75	21.36			30.88	40.68
Mar-97	0.31	21.43	9.21		31.58	17.04
Apr-97	(5.46)	20.26			19.53	1.46
May-97	(1.18)	20.02			22.60	(9.73)
Jun-97	0.16	20.05	(6.42)		21.13	(8.02)
Jul-97	9.74	22.01			34.86	12.92
Aug-97	(6.22)	20.64			27.06	11.25
Sep-97	0.93	20.83	3.87		24.09	21.73
Oct-97	(3.77)	20.05			5.40	21.20
Nov-97	0.62	20.17			(0.66)	20.31
Dec-97	3.35	20.85	0.07	6.22	6.22	11.82
Jan-98	0.87	21.03			3.10	13.22
Feb-98	2.16	21.48			0.55	31.60
Mar-98	0.23	21.53	3.28		0.46	32.19
Apr-98	(6.72)	20.08			(0.88)	18.47
May-98	1.78	20.44			2.08	25.15
Jun-98	0.93	20.63	(4.18)		2.87	24.60
Jul-98	(0.97)	20.43			(7.17)	25.19
Aug-98	19.19	24.35			17.98	49.90
Sep-98	6.24	25.87	25.40		24.19	54.11
Oct-98	(5.14)	24.54			22.42	29.03
Nov-98	(4.16)	23.52			16.61	15.83
Dec-98	1.19	23.80	(8.00)	14.17	14.17	21.28
Jan-99	(2.90)	23.11			9.91	13.31
Feb-99	5.45	24.37			13.45	14.07
Mar-99	(2.50)	23.76	(0.17)		10.36	10.87
Apr-99	3.70	24.64			22.70	21.61
May-99	(4.38)	23.56			15.26	17.67
Jun-99	0.34	23.64	(0.51)		14.59	17.88
Jul-99	(4.40)	22.60			10.62	2.69
Aug-99	(0.44)	22.50			(7.60)	9.02
Sep-99	1.69	22.88	(3.21)		(11.56)	9.83
Oct-99	(8.39)	20.96			(14.59)	4.56
Nov-99	3.29	21.65			(7.95)	7.34
Dec-99	1.62	22.00	(3.85)	(7.56)	(7.56)	5.54
Jan-00	2.86	22.63			(2.08)	7.62
Feb-00	(2.17)	22.14			(9.15)	3.07
Mar-00	(2.08)	21.68	(1.45)		(8.75)	0.70
Apr-00	(3.78)	20.86			(15.34)	3.87
May-00	1.58	21.19			(10.06)	3.67

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Select Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Jun-00	(4.44)	20.25	(6.60)		(14.34)	(1.84)
Jul-00	(2.42)	19.76			(12.57)	(3.28)
Aug-00	4.71	20.69			(8.04)	(15.03)
Sep-00	(1.84)	20.31	0.30		(11.23)	(21.49)
Oct-00	0.44	20.40			(2.67)	(16.87)
Nov-00	6.47	21.72			0.32	(7.65)
Dec-00	8.52	23.57	16.05	7.14	7.14	(0.97)
Jan-01	1.36	23.89			5.57	3.38
Feb-01	1.93	24.35			9.98	(0.08)
Mar-01	7.27	26.12	10.82		20.48	9.93
Apr-01	(6.93)	24.31			16.54	(1.34)
May-01	(0.53)	24.18			14.11	2.63
Jun-01	(1.78)	23.75	(9.07)		17.28	0.47
Jul-01	(0.13)	23.72			20.04	4.96
Aug-01	2.53	24.32			17.54	8.09
Sep-01	6.70	25.95	9.26		27.77	13.42
Oct-01	6.01	27.51			34.85	31.25
Nov-01	(13.12)	23.90			10.04	10.39
Dec-01	0.25	23.96	(7.67)	1.65	1.65	8.91
Jan-02	(1.25)	23.66			(0.96)	4.55
Feb-02	(6.89)	22.03			(9.53)	(0.50)
Mar-02	3.77	22.86	(4.59)		(12.48)	5.44
Apr-02	(3.11)	22.15			(8.89)	6.18
May-02	3.48	22.92			(5.21)	8.16
Jun-02	12.00	25.67	12.29		8.08	26.77
Jul-02	4.67	26.87			13.28	35.98
Aug-02	3.42	27.79			14.27	34.32
Sep-02	5.18	29.23	13.87		12.64	43.92
Oct-02	(6.12)	27.44			(0.25)	34.51
Nov-02	(4.56)	26.19			9.58	20.58
Dec-02	5.57	27.65	(5.41)	15.40	15.40	17.31
Jan-03	4.70	28.95			22.36	21.18
Feb-03	4.11	30.14			36.81	23.78
Mar-03	(8.99)	27.43	(0.80)		19.99	5.02
Apr-03	1.02	27.71			25.10	13.99
May-03	8.99	30.20			31.76	24.90
Jun-03	(2.91)	29.32	6.89		14.22	23.45
Jul-03	(1.98)	28.74			6.96	21.16
Aug-03	0.31	28.83			3.74	18.54
Sep-03	(2.77)	28.03	(4.40)		(4.11)	8.02
Oct-03	2.78	28.81			4.99	4.73
Nov-03	(3.02)	27.94			6.68	16.90
Dec-03	8.48	30.31	8.13	9.62	9.62	26.50
Jan-04	2.14	30.96			6.94	30.85
Feb-04	8.17	33.49			11.11	52.02
Mar-04	(0.90)	33.19	9.50		21.00	45.19
Apr-04	(10.67)	29.65			7.00	33.86
May-04	(3.95)	28.48			(5.70)	24.26
Jun-04	(4.71)	27.14	(18.23)		(7.44)	5.73
Jul-04	(3.24)	26.26			(8.63)	(2.27)
Aug-04	(2.97)	25.48			(11.62)	(8.31)
Sep-04	0.12	25.51	(6.01)		(8.99)	(12.73)
Oct-04	3.72	26.46			(8.16)	(3.57)
Nov-04	8.39	28.68			2.65	9.51
Dec-04	0.70	28.88	13.21	(4.72)	(4.72)	4.45
Jan-05	(7.31)	26.77			(13.53)	(7.53)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Select Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Feb-05	1.27	27.11			(19.05)	(10.05)
Mar-05	(2.43)	26.45	(8.41)		(20.31)	(3.57)
Apr-05	(5.29)	25.05			(15.51)	(9.60)
May-05	2.95	25.79			(9.45)	(14.60)
Jun-05	2.83	26.52	0.26		(2.28)	(9.55)
Jul-05	(0.41)	26.41			0.57	(8.11)
Aug-05	0.27	26.48			3.92	(8.15)
Sep-05	1.55	26.89	1.40		5.41	(4.07)
Oct-05	(2.08)	26.33			(0.49)	(8.61)
Nov-05	5.01	27.65			(3.59)	(1.04)
Dec-05	(0.72)	27.45	2.08	(4.95)	(4.95)	(9.44)
Jan-06	2.59	28.16			5.19	(9.04)
Feb-06	(2.31)	27.51			1.48	(17.86)
Mar-06	3.53	28.48	3.75		7.67	(14.19)
Apr-06	8.36	30.86			23.19	4.08
May-06	(0.71)	30.64			18.81	7.58
Jun-06	(2.94)	29.74	4.42		12.14	9.58
Jul-06	(4.67)	28.35			7.35	7.96
Aug-06	(0.11)	28.32			6.95	11.15
Sep-06	(0.60)	28.15	(5.35)		4.69	10.35
Oct-06	0.36	28.25			7.29	6.76
Nov-06	2.65	29.00			4.88	1.12
Dec-06	0.21	29.06	3.23	5.87	5.87	0.62
Jan-07	1.75	29.57			5.01	10.46
Feb-07	(5.58)	27.92			1.49	2.99
Mar-07	(5.16)	26.48	(8.88)		(7.02)	0.11
Apr-07	5.89	28.04			(9.14)	11.94
May-07	6.38	29.83			(2.64)	15.66
Jun-07	3.02	30.73	16.05		3.33	15.87
Jul-07	(4.98)	29.20			3.00	10.56
Aug-07	(5.89)	27.48			(2.97)	3.78
Sep-07	7.61	29.57	(3.77)		5.04	9.97
Oct-07	6.73	31.56			11.72	19.86
Nov-07	(0.95)	31.26			7.79	13.06
Dec-07	(0.06)	31.24	5.65	7.50	7.50	13.81
Jan-08	2.30	31.96	2.30	2.30	8.08	13.49
Compounded annual ROR:				7.30%
Standard deviation of monthly returns:				6.33%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Technical Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%

Beginning NAV
Per Unit		10.00
Nov-94	(0.90)	9.91
Dec-94	(1.31)	9.78	(2.20)	(2.20)
Jan-95	(1.84)	9.60
Feb-95	5.10	10.09
Mar-95	10.21	11.12	13.70
Apr-95	3.60	11.52
May-95	0.69	11.60
Jun-95	(1.12)	11.47	3.15
Jul-95	(2.44)	11.19
Aug-95	(0.63)	11.12
Sep-95	(3.33)	10.75	(6.28)
Oct-95	(0.09)	10.74			7.40
Nov-95	0.93	10.84			9.38
Dec-95	6.09	11.50	6.98	17.59	17.59
Jan-96	4.78	12.05			25.52
Feb-96	(6.39)	11.28			11.79
Mar-96	1.24	11.42	(0.70)		2.70
Apr-96	4.82	11.97			3.91
May-96	(3.84)	11.51			(0.78)
Jun-96	3.21	11.88	4.03		3.57
Jul-96	(4.80)	11.31			1.07
Aug-96	(0.35)	11.27			1.35
Sep-96	5.50	11.89	0.08		10.60
Oct-96	9.92	13.07			21.69	30.70
Nov-96	8.34	14.16			30.63	42.89
Dec-96	(3.88)	13.61	14.47	18.35	18.35	39.16
Jan-97	3.67	14.11			17.10	46.98
Feb-97	1.13	14.27			26.51	41.43
Mar-97	(1.82)	14.01	2.94		22.68	25.99
Apr-97	(2.93)	13.60			13.62	18.06
May-97	(3.75)	13.09			13.73	12.84
Jun-97	0.69	13.18	(5.92)		10.94	14.91
Jul-97	9.33	14.41			27.41	28.78
Aug-97	(5.97)	13.55			20.23	21.85
Sep-97	1.85	13.80	4.70		16.06	28.37
Oct-97	0.36	13.85			5.97	28.96
Nov-97	1.01	13.99			(1.20)	29.06
Dec-97	4.57	14.63	6.01	7.49	7.49	27.22
Jan-98	(1.16)	14.46			2.48	20.00
Feb-98	0.41	14.52			1.75	28.72
Mar-98	1.31	14.71	0.55		5.00	28.81
Apr-98	(4.62)	14.03			3.16	17.21
May-98	3.28	14.49			10.70	25.89
Jun-98	(1.10)	14.33	(2.58)		8.73	20.62
Jul-98	(0.98)	14.19			(1.53)	25.46
Aug-98	10.29	15.65			15.50	38.86
Sep-98	4.35	16.33	13.96		18.33	37.34
Oct-98	(0.73)	16.21			17.04	24.02
Nov-98	(6.17)	15.21			8.72	7.42
Dec-98	5.98	16.12	(1.29)	10.18	10.18	18.44
Jan-99	(4.96)	15.32			5.95	8.58
Feb-99	2.48	15.70			8.13	10.02
Mar-99	(2.48)	15.31	(5.02)		4.08	9.28

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Technical Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Apr-99	7.18	16.41			16.96	20.66
May-99	(5.00)	15.59			7.59	19.10
Jun-99	5.13	16.39	7.05		14.38	24.36
Jul-99	(3.90)	15.75			10.99	9.30
Aug-99	0.95	15.90			1.60	17.34
Sep-99	(1.51)	15.66	(4.45)		(4.10)	13.48
Oct-99	(9.96)	14.10			(13.02)	1.81
Nov-99	1.84	14.36			(5.59)	2.64
Dec-99	3.83	14.91	(4.79)	(7.51)	(7.51)	1.91
Jan-00	1.21	15.09			(1.50)	4.36
Feb-00	(1.19)	14.91			(5.03)	2.69
Mar-00	(1.54)	14.68	(1.54)		(4.11)	(0.20)
Apr-00	(4.02)	14.09			(14.14)	0.43
May-00	(0.43)	14.03			(10.01)	(3.17)
Jun-00	(2.78)	13.64	(7.08)		(16.78)	(4.82)
Jul-00	(3.96)	13.10			(16.83)	(7.68)
Aug-00	3.74	13.59			(14.53)	(13.16)
Sep-00	(8.61)	12.42	(8.94)		(20.69)	(23.94)
Oct-00	2.90	12.78			(9.36)	(21.16)
Nov-00	12.28	14.35			(0.07)	(5.65)
Dec-00	12.06	16.08	29.47	7.85	7.85	(0.25)
Jan-01	(0.81)	15.95			5.70	4.11
Feb-01	1.94	16.26			9.05	3.57
Mar-01	11.38	18.11	12.62		23.37	18.29
Apr-01	(11.10)	16.10			14.27	(1.89)
May-01	(0.37)	16.04			14.33	2.89
Jun-01	(3.62)	15.46	(14.63)		13.34	(5.67)
Jul-01	(3.36)	14.94			14.05	(5.14)
Aug-01	1.34	15.14			11.41	(4.78)
Sep-01	8.19	16.38	5.95		31.88	4.60
Oct-01	5.37	17.26			35.05	22.41
Nov-01	(15.59)	14.57			1.53	1.46
Dec-01	2.47	14.93	(8.85)	(7.15)	(7.15)	0.13
Jan-02	(1.88)	14.65			(8.15)	(2.92)
Feb-02	(3.41)	14.15			(12.98)	(5.10)
Mar-02	(2.90)	13.74	(7.97)		(24.13)	(6.40)
Apr-02	(3.20)	13.30			(17.39)	(5.61)
May-02	5.64	14.05			(12.41)	0.14
Jun-02	15.02	16.16	17.61		4.53	18.48
Jul-02	9.65	17.72			18.61	35.27
Aug-02	4.40	18.50			22.19	36.13
Sep-02	6.43	19.69	21.84		20.21	58.53
Oct-02	(6.75)	18.36			6.37	43.66
Nov-02	(4.68)	17.50			20.11	21.95
Dec-02	5.20	18.41	(6.50)	23.31	23.31	14.49
Jan-03	12.76	20.76			41.71	30.16
Feb-03	6.60	22.13			56.40	36.10
Mar-03	(9.17)	20.10	9.18		46.29	10.99
Apr-03	1.44	20.39			53.31	26.65
May-03	6.38	21.69			54.38	35.22
Jun-03	(7.42)	20.08	(0.10)		24.26	29.88
Jul-03	(3.04)	19.47			9.88	30.32
Aug-03	3.39	20.13			8.81	32.96
Sep-03	(5.41)	19.04	(5.18)		(3.30)	16.24
Oct-03	9.14	20.78			13.18	20.39
Nov-03	1.20	21.03			20.17	44.34

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Technical Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Dec-03	7.66	22.64	18.91	22.98	22.98	51.64
Jan-04	2.74	23.26			12.04	58.77
Feb-04	9.85	25.55			15.45	80.57
Mar-04	(3.91)	24.55	8.44		22.14	78.68
Apr-04	(9.90)	22.12			8.48	66.32
May-04	(2.76)	21.51			(0.83)	53.10
Jun-04	(5.21)	20.39	(16.95)		1.54	26.18
Jul-04	(4.76)	19.42			(0.26)	9.59
Aug-04	(1.96)	19.04			(5.41)	2.92
Sep-04	2.94	19.60	(3.87)		2.94	(0.46)
Oct-04	6.89	20.95			0.82	14.11
Nov-04	12.51	23.57			12.08	34.69
Dec-04	0.25	23.63	20.56	4.37	4.37	28.35
Jan-05	(7.49)	21.86			(6.02)	5.30
Feb-05	(0.55)	21.74			(14.91)	(1.76)
Mar-05	(1.10)	21.50	(9.01)		(12.42)	6.97
Apr-05	(5.35)	20.35			(8.00)	(0.20)
May-05	3.69	21.10			(1.91)	(2.72)
Jun-05	5.69	22.30	3.72		9.37	11.06
Jul-05	(0.40)	22.21			14.37	14.07
Aug-05	0.00	22.21			16.65	10.33
Sep-05	(1.13)	21.96	(1.52)		12.04	15.34
Oct-05	(2.41)	21.43			2.29	3.13
Nov-05	6.77	22.88			(2.93)	8.80
Dec-05	(2.27)	22.36	1.82	(5.37)	(5.37)	(1.24)
Jan-06	4.52	23.37			6.91	0.47
Feb-06	(3.94)	22.45			3.27	(12.13)
Mar-06	7.88	24.22	8.32		12.65	(1.34)
Apr-06	4.46	25.30			24.32	14.38
May-06	(2.81)	24.59			16.54	14.32
Jun-06	(3.86)	23.64	(2.39)		6.01	15.94
Jul-06	(2.66)	23.01			3.60	18.49
Aug-06	(0.74)	22.84			2.84	19.96
Sep-06	(3.28)	22.09	(6.56)		0.59	12.70
Oct-06	(0.54)	21.97			2.52	4.87
Nov-06	4.05	22.86			(0.09)	(3.01)
Dec-06	3.11	23.57	6.70	5.41	5.41	(0.25)
Jan-07	3.52	24.40			4.41	11.62
Feb-07	(6.84)	22.73			1.25	4.55
Mar-07	(5.19)	21.55	(8.57)		(11.02)	0.23
Apr-07	6.50	22.95			(9.29)	12.78
May-07	7.49	24.67			0.33	16.92
Jun-07	3.61	25.56	18.61		8.12	14.62
Jul-07	(10.99)	22.75			(1.13)	2.43
Aug-07	(16.48)	19.00			(16.81)	(14.45)
Sep-07	5.42	20.03	(21.64)		(9.33)	(8.79)
Oct-07	5.34	21.10			(3.96)	(1.54)
Nov-07	(3.93)	20.27			(11.33)	(11.41)
Dec-07	(0.25)	20.22	0.95	(14.21)	(14.21)	(9.57)
Jan-08	3.07	20.84	3.07	3.07	(14.59)	(10.83)
Compounded annual ROR:				5.70%
Standard deviation of monthly returns:				5.58%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%

Beginning NAV
Per Unit		10.00
Nov-94	0.10	10.01
Dec-94	0.00	10.01	0.10	0.10
Jan-95	(3.50)	9.66
Feb-95	1.45	9.80
Mar-95	7.86	10.57	5.59
Apr-95	0.00	10.57
May-95	(0.66)	10.50
Jun-95	(6.38)	9.83	(7.00)
Jul-95	(0.81)	9.75
Aug-95	4.00	10.14
Sep-95	(0.39)	10.10	2.75
Oct-95	0.30	10.13			1.30
Nov-95	2.76	10.41			4.00
Dec-95	6.24	11.06	9.50	10.49	10.49
Jan-96	3.71	11.47			18.74
Feb-96	(10.29)	10.29			5.00
Mar-96	(0.97)	10.19	(7.87)		(3.60)
Apr-96	6.08	10.81			2.27
May-96	(3.05)	10.48			(0.19)
Jun-96	(2.86)	10.18	(0.10)		3.56
Jul-96	(4.91)	9.68			(0.72)
Aug-96	1.14	9.79			(3.45)
Sep-96	5.11	10.29	1.08		1.88
Oct-96	2.92	10.59			4.54	5.90
Nov-96	3.49	10.96			5.28	9.49
Dec-96	(2.65)	10.67	3.69	(3.53)	(3.53)	6.59
Jan-97	(0.66)	10.60			(7.59)	9.73
Feb-97	10.09	11.67			13.41	19.08
Mar-97	6.77	12.46	16.78		22.28	17.88
Apr-97	(6.90)	11.60			7.31	9.74
May-97	0.78	11.69			11.55	11.33
Jun-97	(1.63)	11.50	(7.70)		12.97	16.99
Jul-97	7.65	12.38			27.89	26.97
Aug-97	(4.93)	11.77			20.22	16.07
Sep-97	(6.03)	11.06	(3.83)		7.48	9.50
Oct-97	(6.24)	10.37			(2.08)	2.37
Nov-97	(2.22)	10.14			(7.48)	(2.59)
Dec-97	5.62	10.71	(3.16)	0.37	0.37	(3.16)
Jan-98	5.32	11.28			6.42	(1.66)
Feb-98	(3.37)	10.90			(6.60)	5.93
Mar-98	0.37	10.94	2.15		(12.20)	7.36
Apr-98	(11.06)	9.73			(16.12)	(9.99)
May-98	(7.40)	9.01			(22.93)	(14.03)
Jun-98	(0.89)	8.93	(18.37)		(22.35)	(12.28)
Jul-98	(5.26)	8.46			(31.66)	(12.60)
Aug-98	11.82	9.46			(19.63)	(3.37)
Sep-98	19.03	11.26	26.09		1.81	9.43
Oct-98	8.44	12.21			17.74	15.30
Nov-98	(7.94)	11.24			10.85	2.55
Dec-98	2.76	11.55	2.58	7.84	7.84	8.25
Jan-99	(3.55)	11.14			(1.24)	5.09
Feb-99	11.76	12.45			14.22	6.68
Mar-99	(3.45)	12.02	4.07		9.87	(3.53)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Apr-99	2.00	12.26			26.00	5.69
May-99	(13.38)	10.62			17.87	(9.15)
Jun-99	21.85	12.94	7.65		44.90	12.52
Jul-99	(1.00)	12.81			51.42	3.47
Aug-99	5.31	13.49			42.60	14.61
Sep-99	13.27	15.28	18.08		35.70	38.16
Oct-99	(9.55)	13.82			13.19	33.27
Nov-99	4.85	14.49			28.91	42.90
Dec-99	9.39	15.85	3.73	37.23	37.23	47.99
Jan-00	(1.96)	15.54			39.50	37.77
Feb-00	(18.47)	12.67			1.77	16.24
Mar-00	(2.05)	12.41	(21.70)		3.24	13.44
Apr-00	(10.15)	11.15			(9.05)	14.59
May-00	10.13	12.28			15.63	36.29
Jun-00	(7.82)	11.32	(8.78)		(12.52)	26.76
Jul-00	3.71	11.74			(8.35)	38.77
Aug-00	(8.26)	10.77			(20.16)	13.85
Sep-00	(10.40)	9.65	(14.75)		(36.85)	(14.30)
Oct-00	(6.84)	8.99			(34.95)	(26.37)
Nov-00	6.56	9.58			(33.89)	(14.77)
Dec-00	10.75	10.61	9.95	(33.06)	(33.06)	(8.14)
Jan-01	(0.94)	10.51			(32.37)	(5.66)
Feb-01	0.48	10.56			(16.65)	(15.18)
Mar-01	1.04	10.67	0.57		(14.02)	(11.23)
Apr-01	(1.69)	10.49			(5.92)	(14.44)
May-01	(0.10)	10.48			(14.66)	(1.32)
Jun-01	(3.34)	10.13	(5.06)		(10.51)	(21.72)
Jul-01	(1.38)	9.99			(14.91)	(22.01)
Aug-01	(0.60)	9.93			(7.80)	(26.39)
Sep-01	3.83	10.31	1.78		6.84	(32.53)
Oct-01	1.07	10.42			15.91	(24.60)
Nov-01	1.15	10.54			10.02	(27.26)
Dec-01	0.09	10.55	2.33	(0.57)	(0.57)	(33.44)
Jan-02	2.09	10.77			2.47	(30.69)
Feb-02	2.51	11.04			4.55	(12.87)
Mar-02	4.62	11.55	9.48		8.25	(6.93)
Apr-02	(4.94)	10.98			4.67	(1.52)
May-02	1.37	11.13			6.20	(9.36)
Jun-02	8.00	12.02	4.07		18.66	6.18
Jul-02	(0.42)	11.97			19.82	1.96
Aug-02	2.26	12.24			23.26	13.65
Sep-02	3.10	12.62	4.99		22.41	30.78
Oct-02	(7.13)	11.72			12.48	30.37
Nov-02	(5.97)	11.02			4.55	15.03
Dec-02	4.72	11.54	(8.56)	9.38	9.38	8.77
Jan-03	13.78	13.13			21.91	24.93
Feb-03	(2.21)	12.84			16.30	21.59
Mar-03	(4.28)	12.29	6.50		6.41	15.18
Apr-03	1.87	12.52			14.03	19.35
May-03	0.00	12.52			12.49	19.47
Jun-03	(1.28)	12.36	0.57		2.83	22.01
Jul-03	(1.86)	12.13			1.34	21.42
Aug-03	4.29	12.65			3.35	27.39
Sep-03	3.00	13.03	5.42		3.25	26.38
Oct-03	3.45	13.48			15.02	29.37
Nov-03	(2.23)	13.18			19.60	25.05

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Strategic Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Dec-03	8.57	14.31	9.82	24.00	24.00	35.64
Jan-04	0.49	14.38			9.52	33.52
Feb-04	7.86	15.51			20.79	40.49
Mar-04	2.32	15.87	10.90		29.13	37.40
Apr-04	(6.49)	14.84			18.53	35.15
May-04	(1.01)	14.69			17.33	31.99
Jun-04	(0.54)	14.61	(7.94)		18.20	21.55
Jul-04	(4.38)	13.97			15.17	16.71
Aug-04	(0.07)	13.96			10.36	14.05
Sep-04	3.01	14.38	(1.57)		10.36	13.95
Oct-04	(0.63)	14.29			6.01	21.93
Nov-04	1.33	14.48			9.86	31.40
Dec-04	0.55	14.56	1.25	1.75	1.75	26.17
Jan-05	(3.23)	14.09			(2.02)	7.31
Feb-05	(0.14)	14.07			(9.28)	9.58
Mar-05	(3.55)	13.57	(6.80)		(14.49)	10.41
Apr-05	(2.95)	13.17			(11.25)	5.19
May-05	(1.75)	12.94			(11.91)	3.35
Jun-05	0.70	13.03	(3.98)		(10.81)	5.42
Jul-05	0.46	13.09			(6.30)	7.91
Aug-05	(1.83)	12.85			(7.95)	1.58
Sep-05	1.87	13.09	0.46		(8.97)	0.46
Oct-05	(1.60)	12.88			(9.87)	(4.45)
Nov-05	6.68	13.74			(5.11)	4.25
Dec-05	3.20	14.18	8.33	(2.61)	(2.61)	(0.91)
Jan-06	6.56	15.11			7.24	5.08
Feb-06	(4.04)	14.50			3.06	(6.51)
Mar-06	8.00	15.66	10.44		15.40	(1.32)
Apr-06	7.73	16.87			28.09	13.68
May-06	(1.13)	16.68			28.90	13.55
Jun-06	(0.66)	16.57	5.81		27.17	13.42
Jul-06	(2.66)	16.13			23.22	15.46
Aug-06	(1.61)	15.87			23.50	13.68
Sep-06	(3.84)	15.26	(7.91)		16.58	6.12
Oct-06	4.26	15.91			23.52	11.34
Nov-06	5.15	16.73			21.76	15.54
Dec-06	2.51	17.15	12.39	20.94	20.94	17.79
Jan-07	(0.06)	17.14			13.43	21.65
Feb-07	1.17	17.34			19.59	23.24
Mar-07	(0.58)	17.24	0.52		10.09	27.04
Apr-07	(0.81)	17.10			1.36	29.84
May-07	3.80	17.75			6.41	37.17
Jun-07	1.35	17.99	4.35		8.57	38.07
Jul-07	(1.89)	17.65			9.42	34.84
Aug-07	(4.48)	16.86			6.24	31.21
Sep-07	5.99	17.87	(0.67)		17.10	36.52
Oct-07	0.56	17.97			12.95	39.52
Nov-07	(1.95)	17.62			5.32	28.24
Dec-07	2.21	18.01	0.78	5.01	5.01	27.01
Jan-08	1.33	18.25	1.33	1.33	6.48	20.78
Compounded annual ROR:				4.64%
Standard deviation of monthly returns:				5.70%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Global Balanced Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%

Beginning NAV
Per Unit		10.00
Nov-94	(0.50)	9.95
Dec-94	(1.21)	9.83	(1.70)	(1.70)
Jan-95	1.32	9.96
Feb-95	4.62	10.42
Mar-95	2.88	10.72	9.05
Apr-95	2.15	10.95
May-95	4.38	11.43
Jun-95	0.79	11.52	7.46
Jul-95	(1.39)	11.36
Aug-95	(1.41)	11.20
Sep-95	1.61	11.38	(1.22)
Oct-95	0.26	11.41			14.10
Nov-95	2.72	11.72			17.79
Dec-95	2.99	12.07	6.06	22.79	22.79
Jan-96	0.41	12.12			21.69
Feb-96	(7.92)	11.16			7.10
Mar-96	(1.08)	11.04	(8.53)		2.99
Apr-96	1.27	11.18			2.10
May-96	(3.13)	10.83			(5.25)
Jun-96	0.46	10.88	(1.45)		(5.56)
Jul-96	0.83	10.97			(3.43)
Aug-96	(0.82)	10.88			(2.86)
Sep-96	2.30	11.13	2.30		(2.20)
Oct-96	3.77	11.55			1.23	15.50
Nov-96	4.76	12.10			3.24	21.61
Dec-96	(3.88)	11.63	4.49	(3.65)	(3.65)	18.31
Jan-97	3.35	12.02			(0.83)	20.68
Feb-97	3.16	12.40			11.11	19.00
Mar-97	(2.50)	12.09	3.96		9.51	12.78
Apr-97	(1.65)	11.89			6.35	8.58
May-97	1.68	12.09			11.63	5.77
Jun-97	3.64	12.53	3.64		15.17	8.77
Jul-97	11.89	14.02			27.80	23.42
Aug-97	(5.92)	13.19			21.23	17.77
Sep-97	3.26	13.62	8.70		22.37	19.68
Oct-97	(1.69)	13.39			15.93	17.35
Nov-97	(0.37)	13.34			10.25	13.82
Dec-97	3.07	13.75	0.95	18.23	18.23	13.92
Jan-98	2.25	14.06			16.97	16.01
Feb-98	1.49	14.27			15.08	27.87
Mar-98	2.24	14.59	6.11		20.68	32.16
Apr-98	(1.78)	14.33			20.52	28.18
May-98	(0.35)	14.28			18.11	31.86
Jun-98	0.00	14.28	(2.12)		13.97	31.25
Jul-98	(1.19)	14.11			0.64	28.62
Aug-98	2.55	14.47			9.70	33.00
Sep-98	5.11	15.21	6.51		11.67	36.66
Oct-98	1.18	15.39			14.94	33.25
Nov-98	2.66	15.80			18.44	30.58
Dec-98	1.27	16.00	5.19	16.36	16.36	37.58
Jan-99	(0.06)	15.99			13.73	33.03
Feb-99	(0.06)	15.98			11.98	28.87
Mar-99	0.00	15.98	(0.12)		9.53	32.18

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Global Balanced Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Apr-99	4.13	16.64			16.12	39.95
May-99	(4.99)	15.81			10.71	30.77
Jun-99	2.28	16.17	1.19		13.24	29.05
Jul-99	(1.67)	15.90			12.69	13.41
Aug-99	(0.19)	15.87			9.68	20.32
Sep-99	(0.50)	15.79	(2.35)		3.81	15.93
Oct-99	(1.77)	15.51			0.78	15.83
Nov-99	1.93	15.81			0.06	18.52
Dec-99	1.96	16.12	2.09	0.75	0.75	17.24
Jan-00	(0.93)	15.97			(0.13)	13.58
Feb-00	0.94	16.12			0.88	12.96
Mar-00	3.10	16.62	3.10		4.01	13.91
Apr-00	(4.57)	15.86			(4.69)	10.68
May-00	(1.32)	15.65			(1.01)	9.59
Jun-00	(0.26)	15.61	(6.08)		(3.46)	9.31
Jul-00	(2.18)	15.27			(3.96)	8.22
Aug-00	3.01	15.73			(0.88)	8.71
Sep-00	(3.94)	15.11	(3.20)		(4.31)	(0.66)
Oct-00	2.25	15.45			(0.39)	0.39
Nov-00	(0.52)	15.37			(2.78)	(2.72)
Dec-00	5.79	16.26	7.61	0.87	0.87	1.63
Jan-01	0.55	16.35			2.38	2.25
Feb-01	(3.36)	15.80			(1.99)	(1.13)
Mar-01	2.91	16.26	0.00		(2.17)	1.75
Apr-01	(0.31)	16.21			2.21	(2.58)
May-01	0.25	16.25			3.83	2.78
Jun-01	(3.08)	15.75	(3.14)		0.90	(2.60)
Jul-01	0.00	15.75			3.14	(0.94)
Aug-01	0.51	15.83			0.64	(0.25)
Sep-01	(1.20)	15.64	(0.70)		3.51	(0.95)
Oct-01	2.75	16.07			4.01	3.61
Nov-01	(0.06)	16.06			4.49	1.58
Dec-01	0.93	16.21	3.64	(0.31)	(0.31)	0.56
Jan-02	(1.23)	16.01			(2.08)	0.25
Feb-02	(1.69)	15.74			(0.38)	(2.36)
Mar-02	0.25	15.78	(2.65)		(2.95)	(5.05)
Apr-02	(2.09)	15.45			(4.69)	(2.59)
May-02	(0.19)	15.42			(5.11)	(1.47)
Jun-02	1.30	15.62	(1.01)		(0.83)	0.06
Jul-02	(0.83)	15.49			(1.65)	1.44
Aug-02	0.97	15.64			(1.20)	(0.57)
Sep-02	(4.16)	14.99	(4.03)		(4.16)	(0.79)
Oct-02	(0.80)	14.87			(7.47)	(3.75)
Nov-02	2.08	15.18			(5.48)	(1.24)
Dec-02	(4.02)	14.57	(2.80)	(10.12)	(10.12)	(10.39)
Jan-03	0.34	14.62			(8.68)	(10.58)
Feb-03	2.67	15.01			(4.64)	(5.00)
Mar-03	(2.60)	14.62	0.34		(7.35)	(10.09)
Apr-03	2.19	14.94			(3.30)	(7.83)
May-03	4.89	15.67			1.62	(3.57)
Jun-03	(0.19)	15.64	6.98		0.13	(0.70)
Jul-03	(1.09)	15.47			(0.13)	(1.78)
Aug-03	0.00	15.47			(1.09)	(2.27)
Sep-03	(1.16)	15.29	(2.24)		2.00	(2.24)
Oct-03	(0.92)	15.15			1.88	(5.72)
Nov-03	(1.32)	14.95			(1.52)	(6.91)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Global Balanced Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Dec-03	3.48	15.47	1.18	6.18	6.18	(4.57)
Jan-04	(0.90)	15.33			4.86	(4.25)
Feb-04	2.09	15.65			4.26	(0.57)
Mar-04	(1.85)	15.36	(0.71)		5.06	(2.66)
Apr-04	(3.58)	14.81			(0.87)	(4.14)
May-04	(1.08)	14.65			(6.51)	(4.99)
Jun-04	(0.07)	14.64	(4.69)		(6.39)	(6.27)
Jul-04	(2.53)	14.27			(7.76)	(7.88)
Aug-04	0.28	14.31			(7.50)	(8.50)
Sep-04	(0.21)	14.28	(2.46)		(6.61)	(4.74)
Oct-04	0.42	14.34			(5.35)	(3.56)
Nov-04	1.05	14.49			(3.08)	(4.55)
Dec-04	0.83	14.61	2.31	(5.56)	(5.56)	0.27
Jan-05	(2.33)	14.27			(6.91)	(2.39)
Feb-05	0.42	14.33			(8.43)	(4.53)
Mar-05	(1.54)	14.11	(3.42)		(8.14)	(3.49)
Apr-05	(2.62)	13.74			(7.22)	(8.03)
May-05	4.00	14.29			(2.46)	(8.81)
Jun-05	0.91	14.42	2.20		(1.50)	(7.80)
Jul-05	1.25	14.60			2.31	(5.62)
Aug-05	0.34	14.65			2.38	(5.30)
Sep-05	0.41	14.71	2.01		3.01	(3.79)
Oct-05	0.14	14.73			2.72	(2.77)
Nov-05	3.33	15.22			5.04	1.81
Dec-05	0.07	15.23	3.54	4.24	4.24	(1.55)
Jan-06	1.05	15.39			7.85	0.39
Feb-06	(0.39)	15.33			6.98	(2.04)
Mar-06	2.09	15.65	2.76		10.91	1.89
Apr-06	3.71	16.23			18.12	9.59
May-06	(2.46)	15.83			10.78	8.05
Jun-06	(2.21)	15.48	(1.09)		7.35	5.74
Jul-06	(2.78)	15.05			3.08	5.47
Aug-06	2.66	15.45			5.46	7.97
Sep-06	0.52	15.53	0.32		5.57	8.75
Oct-06	0.32	15.58			5.77	8.65
Nov-06	1.03	15.74			3.42	8.63
Dec-06	(0.89)	15.60	(0.89)	2.43	2.43	6.78
Jan-07	(0.64)	15.50			0.71	8.62
Feb-07	(1.87)	15.21			(0.78)	6.14
Mar-07	(1.64)	14.96	(4.10)		(4.41)	6.02
Apr-07	2.81	15.38			(5.24)	11.94
May-07	2.80	15.81			(0.13)	10.64
Jun-07	(0.19)	15.78	5.48		1.94	9.43
Jul-07	(3.55)	15.22			1.13	4.25
Aug-07	1.97	15.52			0.45	5.94
Sep-07	1.74	15.79	0.06		1.67	7.34
Oct-07	1.33	16.00			2.70	8.62
Nov-07	(1.13)	15.82			0.51	3.94
Dec-07	(1.20)	15.63	(1.01)	0.19	0.19	2.63
Jan-08	(3.26)	15.12	(3.26)	(3.26)	(2.45)	(1.75)
Compounded annual ROR:				3.17%
Standard deviation of monthly returns:				2.52%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%

Beginning NAV
Per Unit		10.00
Jul-00	0.60	10.06
Aug-00	0.40	10.10
Sep-00	1.39	10.24	2.40
Oct-00	7.32	10.99
Nov-00	(1.64)	10.81
Dec-00	3.33	11.17	9.08	11.70
Jan-01	(1.07)	11.05
Feb-01	(1.36)	10.90
Mar-01	8.44	11.82	5.82
Apr-01	(2.88)	11.48
May-01	1.92	11.70
Jun-01	(1.71)	11.50	(2.71)		15.00
Jul-01	(5.91)	10.82			7.55
Aug-01	2.40	11.08			9.70
Sep-01	0.90	11.18	(2.78)		9.18
Oct-01	(0.81)	11.09			0.91
Nov-01	(0.36)	11.05			2.22
Dec-01	12.31	12.41	11.00	11.10	11.10
Jan-02	(3.46)	11.98			8.42
Feb-02	(1.75)	11.77			7.98
Mar-02	(4.50)	11.24	(9.43)		(4.91)
Apr-02	2.40	11.51			0.26
May-02	10.34	12.70			8.55
Jun-02	8.98	13.84	23.13		20.35	38.40
Jul-02	(4.41)	13.23			22.27	31.51
Aug-02	(4.69)	12.61			13.81	24.85
Sep-02	(1.98)	12.36	(10.69)		10.55	20.70
Oct-02	0.57	12.43			12.08	13.10
Nov-02	(1.05)	12.30			11.31	13.78
Dec-02	13.25	13.93	12.70	12.25	12.25	24.71
Jan-03	5.03	14.63			22.12	32.40
Feb-03	0.96	14.77			25.49	35.50
Mar-03	(1.96)	14.48	3.95		28.83	22.50
Apr-03	4.07	15.07			30.93	31.27
May-03	3.19	15.55			22.44	32.91
Jun-03	(3.99)	14.93	3.11		7.88	29.83
Jul-03	(4.49)	14.26			7.79	31.79
Aug-03	(1.26)	14.08			11.66	27.08
Sep-03	0.43	14.14	(5.29)		14.40	26.48
Oct-03	0.64	14.23			14.48	28.31
Nov-03	4.08	14.81			20.41	34.03
Dec-03	5.74	15.66	10.75	12.42	12.42	26.19
Jan-04	(0.89)	15.52			6.08	29.55
Feb-04	0.39	15.58			5.48	32.37
Mar-04	(7.51)	14.41	(7.98)		(0.48)	28.20
Apr-04	(5.14)	13.67			(9.29)	18.77
May-04	(3.58)	13.18			(15.24)	3.78
Jun-04	(1.90)	12.93	(10.27)		(13.40)	(6.58)
Jul-04	(3.87)	12.43			(12.83)	(6.05)
Aug-04	(5.79)	11.71			(16.83)	(7.14)
Sep-04	(1.11)	11.58	(10.44)		(18.10)	(6.31)
Oct-04	7.69	12.47			(12.37)	0.32
Nov-04	12.99	14.09			(4.86)	14.55

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Spectrum Currency Historical Performance
Month	Monthly Return	NAV/ Unit	Qrtly Return	Annual Return	12 Mo. Holding Period	24 Mo. Holding Period
	%	$	%	%	%	%
Dec-04	2.27	14.41	24.44	(7.98)	(7.98)	3.45
Jan-05	(11.24)	12.79			(17.59)	(12.58)
Feb-05	(3.60)	12.33			(20.86)	(16.52)
Mar-05	(5.43)	11.66	(19.08)		(19.08)	(19.48)
Apr-05	(2.06)	11.42			(16.46)	(24.22)
May-05	6.92	12.21			(7.36)	(21.48)
Jun-05	4.34	12.74	9.26		(1.47)	(14.67)
Jul-05	(0.31)	12.70			2.17	(10.94)
Aug-05	(6.69)	11.85			1.20	(15.84)
Sep-05	(0.59)	11.78	(7.54)		1.73	(16.69)
Oct-05	0.68	11.86			(4.89)	(16.65)
Nov-05	4.64	12.41			(11.92)	(16.21)
Dec-05	(5.08)	11.78	0.00	(18.25)	(18.25)	(24.78)
Jan-06	(1.61)	11.59			(9.38)	(25.32)
Feb-06	(3.54)	11.18			(9.33)	(28.24)
Mar-06	(5.01)	10.62	(9.85)		(8.92)	(26.30)
Apr-06	1.22	10.75			(5.87)	(21.36)
May-06	2.70	11.04			(9.58)	(16.24)
Jun-06	(3.26)	10.68	0.56		(16.17)	(17.40)
Jul-06	(4.40)	10.21			(19.61)	(17.86)
Aug-06	6.46	10.87			(8.27)	(7.17)
Sep-06	(2.12)	10.64	(0.37)		(9.68)	(8.12)
Oct-06	(0.94)	10.54			(11.13)	(15.48)
Nov-06	5.69	11.14			(10.23)	(20.94)
Dec-06	2.15	11.38	6.95	(3.40)	(3.40)	(21.03)
Jan-07	(1.14)	11.25			(2.93)	(12.04)
Feb-07	(4.27)	10.77			(3.67)	(12.65)
Mar-07	(4.64)	10.27	(9.75)		(3.30)	(11.92)
Apr-07	8.67	11.16			3.81	(2.28)
May-07	(0.54)	11.10			0.54	(9.09)
Jun-07	2.88	11.42	11.20		6.93	(10.36)
Jul-07	(4.38)	10.92			6.95	(14.02)
Aug-07	(13.19)	9.48			(12.79)	(20.00)
Sep-07	4.11	9.87	(13.57)		(7.24)	(16.21)
Oct-07	6.48	10.51			(0.28)	(11.38)
Nov-07	(4.57)	10.03			(9.96)	(19.18)
Dec-07	(1.89)	9.84	(0.30)	(13.53)	(13.53)	(16.47)
Jan-08	0.41	9.88	0.41	0.41	(12.18)	(14.75)
Compounded annual ROR:				(0.16)%
Standard deviation of monthly returns:				4.98%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

GLOSSARY OF TERMS

The following glossary may assist prospective investors in understanding certain terms used in this prospectus:

Clearing broker.    The entity responsible for assuring that futures and options trades are properly processed and recorded or “cleared” by the clearinghouse affiliated with the exchange on which the trades took place.

Commodity broker.    The entity responsible for holding the client’s funds deposited with it as margin for trades and, if the commodity broker is also a clearing commodity broker, for assuring that futures and options trades for a client are properly processed and recorded or “cleared” by the clearinghouse affiliated with the exchange on which the trade took place. In the U.S., commodity brokers are registered under the Commodity Exchange Act as futures commission merchants.

Commodity pool.    A partnership, trust or similar form of collective investment vehicle which consolidates funds from investors for the purpose of trading in commodity futures, forward, and options contracts.

Commodity pool operator.    Any person or entity that solicits funds in connection with the sale of interests in a commodity pool or that manages the operations of a commodity pool. A commodity pool operator must register under the Commodity Exchange Act.

Counter-trend liquidations.    Closing out a position after a significant price move on the assumption that the market is due for a correction.

Cross rate.    The trading of one foreign currency against another foreign currency.

Daily price fluctuation limit.    The maximum permitted fluctuation imposed by commodity exchanges in the price of a commodity futures contract for a given commodity that can occur on an exchange on a given day in relation to the previous day’s settlement price, which maximum permitted fluctuation is subject to change from time to time by the exchange. These limits generally are not imposed on options contracts or outside the U.S.

Delivery.    The process of satisfying a futures contract or a forward contract by transferring ownership of a specified quantity and grade of a commodity, product or instrument to the purchaser of the contract.

Exchange for physical.     A transaction permitted under the rules of futures exchanges in which two parties exchange a cash market (physical) commodity position for a futures contract (or vice versa) without making a trade on the exchange. The prices at which such transactions are executed are negotiated between the parties.

Forward contract.    A cash market transaction in which the buyer and seller agree to the purchase and sale of a specific quantity of a commodity, product, instrument or currency for delivery at some future time under such terms and conditions as the two may agree upon.

Fundamental analysis.    The analysis of fundamental market information such as supply and demand levels, weather, economic indicators, and geopolitical events.

Futures contract.    A contract providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity, product, instrument, or index at a specified price and delivery point, or for cash settlement. A market participant can make a futures contract to buy or sell the underlying commodity, product, instrument or index. The contractual obligations may be satisfied either by taking or making, as the case may be, physical delivery of the commodity, product, instrument, or index or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or a mutually offsetting, exchange prior to the designated date of delivery.

Long contract or long position.    A contract to accept delivery (i.e., to buy) a specified amount of a commodity, product, instrument, or index at a future date at a specified price.

Margin.    A good faith deposit with a broker to assure fulfillment of a purchase or sale of a futures, forward or options contract. Margins on these contracts do not usually involve the payment of interest.

Margin call.    A demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

Non-Series Exchange.    The use of proceeds from the redemption of interests from another commodity pool for which Demeter Management Corporation acts as general partner and commodity pool operator to acquire units in one or more of the Spectrum Series partnerships.

Notional funds.    The amount by which the nominal account size exceeds the amount of actual funds in the account.

Open position.    A contractual commitment arising under a long contract or a short contract that has not been extinguished by an offsetting trade or by delivery.

Option on a futures contract.    A contract that gives the purchaser of the option, in exchange for a one-time payment known as premium, the right, but not the obligation, to buy or sell a futures contract at a specified price within a specified period of time. The seller of an option on a futures contract receives the premium payment and has the obligation to buy or sell the futures contract, if the option is exercised, at the specified price within the specified period of time.

Outrights.    The trading of one foreign currency against the U.S. dollar as compared to a cross rate trade between two non-U.S. currencies.

Parameters.    A value that can be freely assigned in a trading system in order to vary the timing of signals.

Pattern recognition.    The ability to identify patterns that appeared to act as precursors of price advances or declines in the past.

Resistance.    A previous high. A price level above the market where selling pressure overcomes buying pressure and a price advance is turned back.

Secular trend.    Intermediate upswings and downswings in price that over a long period of time constitutes a big move.

Short contract or short position.    A contract to make delivery of (sell) a specified amount of a commodity, product, instrument, or index at a future date at a specified price.

Spectrum Series exchange.    A redemption of units in a Spectrum Series Partnership with the proceeds used to purchase units of one or more of the other partnerships in the Spectrum Series.

Speculative position limit.    The maximum number of speculative futures or options contracts in any one commodity (on one exchange), imposed by the CFTC or a U.S. commodity exchange, that can be held or controlled at one time by one person or a group of persons acting together. These limits generally are not imposed for trading on markets or exchanges outside the U.S.

Stop-loss order.    An order to buy or sell at the market when a definite price is reached, either above or below the price of the instrument that prevailed when the order was given.

Support.    A previous low. A price level below the market where buying interest is sufficiently strong to overcome selling pressure.

Systematic technical charting systems.    A system that is technical in nature and based on chart patterns as opposed to pure mathematical calculations.

Technical analysis.    The analysis of technical market information by a trading advisor, such as analyzing actual daily, weekly, and monthly price fluctuations, trading volume variations, and changes in numbers of open positions in various futures and options contracts.

Trading advisor.    Any person or entity that provides advice as to the purchase or sale of futures, forward, or options contracts. A commodity trading advisor must register under the Commodity Exchange Act.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Limited Partners and the General Partner of

Morgan Stanley Spectrum Currency L.P.,

Morgan Stanley Spectrum Global Balanced L.P.,

Morgan Stanley Spectrum Select L.P.,

Morgan Stanley Spectrum Strategic L.P., and

Morgan Stanley Spectrum Technical L.P.:

We have audited the accompanying statements of financial condition of Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Strategic L.P., and Morgan Stanley Spectrum Technical L.P. (collectively, the “Partnerships”), including the schedules of investments, as of December 31, 2007 and 2006, and the related statements of operations, changes in partners’ capital, and cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Partnerships’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Strategic L.P., and Morgan Stanley Spectrum Technical L.P. at December 31, 2007 and 2006, and the results of their operations, changes in Partners’ Capital, and their cash flows for each of the three years in the period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, the Partnerships modified their classification of cash within the statements of financial condition and cash flows and modified their presentation of options within the statements of financial condition to conform to 2007 presentation.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Partnerships’ internal control over financial reporting as of December 31, 2007, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 20, 2008 expressed an unqualified opinion on the Partnerships’ internal control over financial reporting.

New York, New York

March 20, 2008

MORGAN STANLEY SPECTRUM CURRENCY L.P.

STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2007	2006
	$	$
ASSETS
Trading Equity:
Unrestricted Cash	110,971,546	161,460,117
Restricted Cash	2,985,523	1,277,000

Total Cash	113,957,069	162,737,117
Net unrealized gain (loss) on open contracts (MS&Co.)	(1,397,223)	4,534,033
Options purchased (proceeds paid $29,116 and $0, respectively)	14,874	—

Total Trading Equity	112,574,720	167,271,150
Subscriptions receivable	490,292	759,216
Interest receivable (MS&Co.)	228,618	560,751

Total Assets	113,293,630	168,591,117

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Redemptions payable	4,968,209	4,643,347
Accrued brokerage fees (MS&Co.)	436,938	626,181
Options written (premiums received $217,974 and $0, respectively)	370,766	—
Accrued management fees	189,973	272,253

Total Liabilities	5,965,886	5,541,781

PARTNERS’ CAPITAL
Limited Partners (10,795,995.838 and 14,173,942.826 Units, respectively)	106,178,308	161,303,764
General Partner (116,872.343 and 153,385.343 Units, respectively)	1,149,436	1,745,572

Total Partners’ Capital	107,327,744	163,049,336

Total Liabilities and Partners’ Capital	113,293,630	168,591,117

NET ASSET VALUE PER UNIT	9.84	11.38

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2007	2006
	$	$
ASSETS
Trading Equity:
Unrestricted Cash	30,786,525	36,467,808
Restricted Cash	3,622,932	3,414,695

Total Cash	34,409,457	39,882,503

Net unrealized gain on open contracts (MS&Co.)	983,371	1,135,527
Net unrealized gain (loss) on open contracts (MSIP)	(27,480)	56,239

Total net unrealized gain on open contracts	955,891	1,191,766
Options purchased (proceeds paid $9,251 and $0, respectively)	3,970	—

Total Trading Equity	35,369,318	41,074,269
Interest receivable (MS&Co.)	90,968	179,223
Subscriptions receivable	48,065	224,965

Total Assets	35,508,351	41,478,457

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Redemptions payable	415,302	919,278
Accrued brokerage fees (MS&Co.)	136,898	158,727
Accrued management fees	44,641	43,132

Total Liabilities	596,841	1,121,137

PARTNERS’ CAPITAL
Limited Partners (2,209,862.669 and 2,558,814.213 Units, respectively)	34,537,771	39,917,674
General Partner (23,913.331 and 28,182.331 Units, respectively)	373,739	439,646

Total Partners’ Capital	34,911,510	40,357,320

Total Liabilities and Partners’ Capital	35,508,351	41,478,457

NET ASSET VALUE PER UNIT	15.63	15.60

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SELECT L.P.

STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2007	2006
	$	$
ASSETS
Trading Equity:
Unrestricted Cash	475,137,768	471,264,633
Restricted Cash	44,662,254	65,625,445

Total Cash	519,800,022	536,890,078

Net unrealized gain on open contracts (MS&Co.)	8,888,890	11,039,855
Net unrealized gain on open contracts (MSIP)	773,528	921,756

Total net unrealized gain on open contracts	9,662,418	11,961,611
Options purchased (proceeds paid $378,156 and $0, respectively)	324,788	—

Total Trading Equity	529,787,228	548,851,689
Subscriptions receivable	3,061,382	4,725,710
Interest receivable (MS&Co.)	1,063,195	1,858,406

Total Assets	533,911,805	555,435,805

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Redemptions payable	7,030,875	7,988,976
Accrued brokerage fees (MS&Co.)	2,636,618	2,727,852
Accrued management fees	1,049,154	1,196,492
Accrued incentive fee	16,603	—

Total Liabilities	10,733,250	11,913,320

PARTNERS’ CAPITAL
Limited Partners (16,562,641.240 and 18,501,387.237 Units, respectively)	517,496,723	537,667,844
General Partner (181,848.769 and 201,460.769 Units, respectively)	5,681,832	5,854,641

Total Partners’ Capital	523,178,555	543,522,485

Total Liabilities and Partners’ Capital	533,911,805	555,435,805

NET ASSET VALUE PER UNIT	31.24	29.06

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM STRATEGIC L.P.

STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2007	2006
	$	$
ASSETS
Trading Equity:
Unrestricted Cash	178,248,988	172,106,122
Restricted Cash	27,652,056	20,983,647

Total Cash	205,901,044	193,089,769

Net unrealized gain on open contracts (MS&Co.)	9,057,511	7,890,783
Net unrealized gain on open contracts (MSIP)	835,498	9,283,006

Total net unrealized gain on open contracts	9,893,009	17,173,789
Options purchased (proceeds paid $837,554 and $1,187,646, respectively)	695,481	1,279,240

Total Trading Equity	216,489,534	211,542,798
Subscriptions receivable	3,398,937	2,601,546
Interest receivable (MS&Co.)	421,265	670,338

Total Assets	220,309,736	214,814,682

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Redemptions payable	2,892,540	3,111,834
Accrued brokerage fees (MS&Co.)	1,051,799	1,024,464
Accrued management fees	420,720	478,411
Options written (premiums received $631,414 and $507,517, respectively)	314,263	722,909
Accrued incentive fee	102,353	—

Total Liabilities	4,781,675	5,337,618

PARTNERS’ CAPITAL
Limited Partners (11,838,347.676 and 12,087,045.247 Units, respectively)	213,167,590	207,238,137
General Partner (131,089.692 and 130,584.135 Units, respectively)	2,360,471	2,238,927

Total Partners’ Capital	215,528,061	209,477,064

Total Liabilities and Partners’ Capital	220,309,736	214,814,682

NET ASSET VALUE PER UNIT	18.01	17.15

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.

STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2007	2006
	$	$
ASSETS
Trading Equity:
Unrestricted Cash	522,722,048	616,475,593
Restricted Cash	55,361,402	115,947,432

Total Cash	578,083,450	732,423,025

Net unrealized gain on open contracts (MS&Co.)	12,298,603	30,242,130
Net unrealized gain (loss) on open contracts (MSIP)	(1,087,475)	1,537,347

Total net unrealized gain on open contracts	11,211,128	31,779,477
Options purchased (proceeds paid $292,731 and $150,677, respectively)	219,718	173,647

Total Trading Equity	589,514,296	764,376,149
Subscriptions receivable	2,762,267	6,849,894
Interest receivable (MS&Co.)	1,201,347	2,538,494

Total Assets	593,477,910	773,764,537

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Redemptions payable	10,327,244	11,571,388
Accrued brokerage fees (MS&Co.)	2,938,634	3,693,334
Accrued management fees	955,056	1,607,196
Accrued incentive fee	261,283	—
Options written (premiums received $164,046 and $86,561, respectively)	96,035	71,661

Total Liabilities	14,578,252	16,943,579

PARTNERS’ CAPITAL
Limited Partners (28,313,523.854 and 31,769,428.115 Units, respectively)	572,620,026	748,658,571
General Partner (310,500.001 and 346,372.001 Units, respectively)	6,279,632	8,162,387

Total Partners’ Capital	578,899,658	756,820,958

Total Liabilities and Partners’ Capital	593,477,910	773,764,537

NET ASSET VALUE PER UNIT	20.22	23.57

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM CURRENCY L.P.

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2007	2006	2005
	$	$	$
INVESTMENT INCOME
Interest income (MS&Co.)	4,909,004	6,632,240	5,391,828

EXPENSES
Brokerage fees (MS&Co.)	6,410,711	8,151,647	10,921,579
Management fees	2,787,267	3,544,196	4,748,514

Total Expenses	9,197,978	11,695,843	15,670,093

NET INVESTMENT LOSS	(4,288,974)	(5,063,603)	(10,278,265)

TRADING RESULTS
Trading loss:
Realized	(9,603,925)	(1,843,404)	(28,979,835)
Net change in unrealized	(6,098,290)	(1,668,161)	(10,445,759)

Total Trading Results	(15,702,215)	(3,511,565)	(39,425,594)

NET LOSS	(19,991,189)	(8,575,168)	(49,703,859)

Net Loss Allocation:
Limited Partners	(19,782,415)	(8,482,159)	(49,177,845)
General Partner	(208,774)	(93,009)	(526,014)

Net Loss Per Unit:
Limited Partners	(1.54)	(0.40)	(2.63)
General Partner	(1.54)	(0.40)	(2.63)

	Units	Units	Units
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	12,853,813.902	16,060,812.779	19,118,465.909

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2007	2006	2005
	$	$	$
INVESTMENT INCOME
Interest income (MS&Co.)	1,712,782	2,044,009	1,370,806

EXPENSES
Brokerage fees (MS&Co.)	1,733,526	1,987,699	2,126,114
Management fees	478,507	540,137	577,754

Total Expenses	2,212,033	2,527,836	2,703,868

NET INVESTMENT LOSS	(499,251)	(483,827)	(1,333,062)

TRADING RESULTS
Trading profit (loss):
Realized	783,064	981,659	3,338,207
Net change in unrealized	(241,156)	589,128	(214,685)

	541,908	1,570,787	3,123,522
Proceeds from Litigation Settlement	—	—	2,230

Total Trading Results	541,908	1,570,787	3,125,752

NET INCOME	42,657	1,086,960	1,792,690

Net Income (Loss) Allocation:
Limited Partners	43,079	1,074,038	1,769,412
General Partner	(422)	12,922	23,278

Net Income Per Unit:
Limited Partners	0.03	0.37	0.62
General Partner	0.03	0.37	0.62

	Units	Units	Units
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	2,409,953.413	2,765,969.544	3,174,202.575

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SELECT L.P.

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2007	2006	2005
	$	$	$
INVESTMENT INCOME
Interest income (MS&Co.)	18,812,196	20,639,273	12,876,956

EXPENSES
Brokerage fees (MS&Co.)	31,522,666	32,847,913	36,601,881
Management fees	13,731,691	15,437,482	15,652,447
Incentive fee	1,066,450	—	—

Total Expenses	46,320,807	48,285,395	52,254,328

NET INVESTMENT LOSS	(27,508,611)	(27,646,122)	(39,377,372)

TRADING RESULTS
Trading profit (loss):
Realized	67,781,315	64,987,687	7,018,678
Net change in unrealized	(2,352,561)	(6,224,193)	3,059,181

	65,428,754	58,763,494	10,077,859
Proceeds from Litigation Settlement	—	—	85,000

Total Trading Results	65,428,754	58,763,494	10,162,859

NET INCOME (LOSS)	37,920,143	31,117,372	(29,214,513)

Net Income (Loss) Allocation:
Limited Partners	37,498,154	30,776,254	(28,920,794)
General Partner	421,989	341,118	(293,719)

Net Income (Loss) Per Unit:
Limited Partners	2.18	1.61	(1.43)
General Partner	2.18	1.61	(1.43)

	Units	Units	Units
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	17,899,555.783	19,024,271.988	20,594,294.424

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM STRATEGIC L.P.

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2007	2006	2005
	$	$	$
INVESTMENT INCOME
Interest income (MS&Co.)	7,376,760	6,908,530	4,008,536

EXPENSES
Brokerage fees (MS&Co.)	12,796,668	11,319,725	11,407,747
Management fees	5,908,989	5,266,764	4,685,477
Incentive fees	698,113	5,369,200	2,251,786

Total Expenses	19,403,770	21,955,689	18,345,010

NET INVESTMENT LOSS	(12,027,010)	(15,047,159)	(14,336,474)

TRADING RESULTS
Trading profit (loss):
Realized	29,578,391	47,135,224	(2,036,361)
Net change in unrealized	(6,981,904)	3,564,208	10,826,414

	22,596,487	50,699,432	8,790,053
Proceeds from Litigation Settlement	—	—	454

Total Trading Results	22,596,487	50,699,432	8,790,507

NET INCOME (LOSS)	10,569,477	35,652,273	(5,545,967)

Net Income (Loss) Allocation:
Limited Partners	10,454,002	35,264,632	(5,489,130)
General Partner	115,475	387,641	(56,837)

Net Income (Loss) Per Unit:
Limited Partners	0.86	2.97	(0.38)
General Partner	0.86	2.97	(0.38)

	Units	Units	Units
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	12,190,131.832	11,970,089.149	12,727,928.663

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2007	2006	2005
	$	$	$
INVESTMENT INCOME
Interest income (MS&Co.)	25,152,633	27,915,330	17,176,811

EXPENSES
Brokerage fees (MS&Co.)	41,846,536	44,839,676	49,430,024
Management fees	18,228,175	19,618,375	19,268,955
Incentive fees	5,585,417	6,762,802	2,668,447

Total Expenses	65,660,128	71,220,853	71,367,426
Management fee waived	(1,306,736)	—	—

Net Expenses	64,353,392	71,220,853	71,367,426

NET INVESTMENT LOSS	(39,200,759)	(43,305,523)	(54,190,615)

TRADING RESULTS
Trading profit (loss):
Realized	(43,429,844)	72,015,436	19,045,879
Net change in unrealized	(20,611,221)	9,753,211	(5,277,614)

	(64,041,065)	81,768,647	13,768,265
Proceeds from Litigation Settlement	—	—	4,209

Total Trading Results	(64,041,065)	81,768,647	13,772,474

NET INCOME (LOSS)	(103,241,824)	38,463,124	(40,418,141)

Net Income (Loss) Allocation:
Limited Partners	(102,064,643)	38,047,099	(39,990,714)
General Partner	(1,177,181)	416,025	(427,427)

Net Income (Loss) Per Unit:
Limited Partners	(3.35)	1.21	(1.27)
General Partner	(3.35)	1.21	(1.27)

	Units	Units	Units
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	30,918,611.010	32,179,375.785	33,933,657.327

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SERIES

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

For the Years Ended December 31, 2007, 2006 and 2005

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Spectrum Currency L.P.
Partners’ Capital, December 31, 2004	18,954,389.185	270,231,305	2,869,425	273,100,730
Offering of Units	3,336,357.445	40,295,529	170,000	40,465,529
Net loss	—	(49,177,845)	(526,014)	(49,703,859)
Redemptions	(4,587,517.773)	(55,149,719)	(225,924)	(55,375,643)

Partners’ Capital, December 31, 2005	17,703,228.857	206,199,270	2,287,487	208,486,757
Offering of Units	1,518,069.025	16,510,816	—	16,510,816
Net loss	—	(8,482,159)	(93,009)	(8,575,168)
Redemptions	(4,893,969.713)	(52,924,163)	(448,906)	(53,373,069)

Partners’ Capital, December 31, 2006	14,327,328.169	161,303,764	1,745,572	163,049,336
Offering of Units	612,283.271	6,526,442	—	6,526,442
Net loss	—	(19,782,415)	(208,774)	(19,991,189)
Redemptions	(4,026,743.259)	(41,869,483)	(387,362)	(42,256,845)

Partners’ Capital, December 31, 2007	10,912,868.181	106,178,308	1,149,436	107,327,744

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Spectrum Global Balanced L.P.
Partners’ Capital, December 31, 2004	3,396,827.138	49,068,822	542,796	49,611,618
Offering of Units	345,735.053	4,999,666	—	4,999,666
Net income	—	1,769,412	23,278	1,792,690
Redemptions	(831,135.711)	(11,967,738)	(84,410)	(12,052,148)

Partners’ Capital, December 31, 2005	2,911,426.480	43,870,162	481,664	44,351,826
Offering of Units	258,442.402	4,021,015	—	4,021,015
Net income	—	1,074,038	12,922	1,086,960
Redemptions	(582,872.338)	(9,047,541)	(54,940)	(9,102,481)

Partners’ Capital, December 31, 2006	2,586,996.544	39,917,674	439,646	40,357,320
Offering of Units	186,872.225	2,900,452	—	2,900,452
Net income (loss)	—	43,079	(422)	42,657
Redemptions	(540,092.769)	(8,323,434)	(65,485)	(8,388,919)

Partners’ Capital, December 31, 2007	2,233,776.000	34,537,771	373,739	34,911,510

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SERIES

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

For the Years Ended December 31, 2007, 2006 and 2005

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Spectrum Select L.P.
Partners’ Capital, December 31, 2004	20,263,823.593	579,155,164	6,150,961	585,306,125
Offering of Units	3,482,044.148	91,946,015	380,000	92,326,015
Net loss	—	(28,920,794)	(293,719)	(29,214,513)
Redemptions	(4,325,067.114)	(114,981,595)	(433,690)	(115,415,285)

Partners’ Capital, December 31, 2005	19,420,800.627	527,198,790	5,803,552	533,002,342
Offering of Units	2,664,130.689	76,905,995	—	76,905,995
Net income	—	30,776,254	341,118	31,117,372
Redemptions	(3,382,083.310)	(97,213,195)	(290,029)	(97,503,224)

Partners’ Capital, December 31, 2006	18,702,848.006	537,667,844	5,854,641	543,522,485
Offering of Units	1,690,719.727	49,551,232	—	49,551,232
Net income	—	37,498,154	421,989	37,920,143
Redemptions	(3,649,077.724)	(107,220,507)	(594,798)	(107,815,305)

Partners’ Capital, December 31, 2007	16,744,490.009	517,496,723	5,681,832	523,178,555

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Spectrum Strategic L.P.
Partners’ Capital, December 31, 2004	12,585,227.726	181,218,795	2,022,330	183,241,125
Offering of Units	2,346,340.284	31,611,503	—	31,611,503
Net loss	—	(5,489,130)	(56,837)	(5,545,967)
Redemptions	(2,966,679.287)	(39,566,716)	(114,207)	(39,680,923)

Partners’ Capital, December 31, 2005	11,964,888.723	167,774,452	1,851,286	169,625,738
Offering of Units	2,517,218.118	40,403,751	—	40,403,751
Net income	—	35,264,632	387,641	35,652,273
Redemptions	(2,264,477.459)	(36,204,698)	—	(36,204,698)

Partners’ Capital, December 31, 2006	12,217,629.382	207,238,137	2,238,927	209,477,064
Offering of Units	2,157,683.821	37,689,397	120,000	37,809,397
Net income	—	10,454,002	115,475	10,569,477
Redemptions	(2,405,875.835)	(42,213,946)	(113,931)	(42,327,877)

Partners’ Capital, December 31, 2007	11,969,437.368	213,167,590	2,360,471	215,528,061

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SERIES

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

For the Years Ended December 31, 2007, 2006 and 2005

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Spectrum Technical L.P.
Partners’ Capital, December 31, 2004	32,961,245.703	770,511,257	8,212,630	778,723,887
Offering of Units	6,431,314.024	139,226,034	480,000	139,706,034
Net loss	—	(39,990,714)	(427,427)	(40,418,141)
Redemptions	(7,045,625.892)	(154,076,846)	(518,841)	(154,595,687)

Partners’ Capital, December 31, 2005	32,346,933.835	715,669,731	7,746,362	723,416,093
Offering of Units	5,449,636.682	127,236,707	—	127,236,707
Net income	—	38,047,099	416,025	38,463,124
Redemptions	(5,680,770.401)	(132,294,966)	—	(132,294,966)

Partners’ Capital, December 31, 2006	32,115,800.116	748,658,571	8,162,387	756,820,958
Offering of Units	2,927,214.256	65,566,835	—	65,566,835
Net loss	—	(102,064,643)	(1,177,181)	(103,241,824)
Redemptions	(6,418,990.517)	(139,540,737)	(705,574)	(140,246,311)

Partners’ Capital, December 31, 2007	28,624,023.855	572,620,026	6,279,632	578,899,658

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM CURRENCY L.P.

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2007	2006	2005
	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(19,991,189)	(8,575,168)	(49,703,859)
Noncash item included in net loss:
Net change in unrealized	6,098,290	1,668,161	10,445,759
(Increase) decrease in operating assets:
Restricted cash	(1,708,523)	(601,000)	1,166,680
Net option premiums	188,858	—	—
Interest receivable (MS&Co.)	332,133	(768)	(244,444)
Decrease in operating liabilities:
Accrued brokerage fees (MS&Co.)	(189,243)	(235,950)	(145,868)
Accrued management fees	(82,280)	(102,587)	(63,421)

Net cash used for operating activities	(15,351,954)	(7,847,312)	(38,545,153)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	6,795,366	17,106,804	45,800,729
Cash paid for redemptions of Units	(41,931,983)	(55,076,000)	(51,528,518)

Net cash used for financing activities	(35,136,617)	(37,969,196)	(5,727,789)

Net decrease in unrestricted cash	(50,488,571)	(45,816,508)	(44,272,942)
Unrestricted cash at beginning of period	161,460,117	207,276,625	251,549,567

Unrestricted cash at end of period	110,971,546	161,460,117	207,276,625

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2007	2006	2005
	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	42,657	1,086,960	1,792,690
Noncash item included in net income:
Net change in unrealized	241,156	(589,128)	214,685
(Increase) decrease in operating assets:
Restricted cash	(208,237)	(835,091)	1,452,795
Net option premiums	(9,251)	—	—
Interest receivable (MS&Co.)	88,255	(30,183)	(65,068)
Increase (decrease) in operating liabilities:
Accrued brokerage fees (MS&Co.)	(21,829)	(13,249)	(16,460)
Accrued management fees	1,509	(3,601)	(4,473)

Net cash provided by (used for) operating activities	134,260	(384,292)	3,374,169

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	3,077,352	4,092,049	5,343,828
Cash paid for redemptions of Units	(8,892,895)	(9,034,848)	(11,783,215)

Net cash used for financing activities	(5,815,543)	(4,942,799)	(6,439,387)

Net decrease in unrestricted cash	(5,681,283)	(5,327,091)	(3,065,218)
Unrestricted cash at beginning of period	36,467,808	41,794,899	44,860,117

Unrestricted cash at end of period	30,786,525	36,467,808	41,794,899

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SELECT L.P.

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2007	2006	2005
	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	37,920,143	31,117,372	(29,214,513)
Noncash item included in net income (loss):
Net change in unrealized	2,352,561	6,224,193	(3,059,181)
(Increase) decrease in operating assets:
Restricted cash	20,963,191	(13,525,098)	24,987,115
Net option premiums	(378,156)	—	3,366,493
Interest receivable (MS&Co.)	795,211	(440,959)	(659,466)
Increase (decrease) in operating liabilities:
Accrued brokerage fees (MS&Co.)	(91,234)	(2,220)	(738,682)
Accrued management fees	(147,338)	(99,004)	(60,615)
Accrued incentive fee	16,603	—	—

Net cash provided by (used for) operating activities	61,430,981	23,274,284	(5,378,849)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	51,215,560	76,635,498	100,607,663
Cash paid for redemptions of Units	(108,773,406)	(102,954,101)	(107,667,647)

Net cash used for financing activities	(57,557,846)	(26,318,603)	(7,059,984)

Net increase (decrease) in unrestricted cash	3,873,135	(3,044,319)	(12,438,833)
Unrestricted cash at beginning of period	471,264,633	474,308,952	486,747,785

Unrestricted cash at end of period	475,137,768	471,264,633	474,308,952

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM STRATEGIC L.P.

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2007	2006	2005
	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	10,569,477	35,652,273	(5,545,967)
Noncash item included in net income (loss):
Net change in unrealized	6,981,904	(3,564,208)	(10,826,414)
(Increase) decrease in operating assets:
Restricted cash	(6,668,409)	(2,176,173)	(6,214,615)
Net option premiums	473,989	(680,697)	263,856
Interest receivable (MS&Co.)	249,073	(224,414)	(207,268)
Increase (decrease) in operating liabilities:
Accrued brokerage fees (MS&Co.)	27,335	186,906	(243,247)
Accrued management fees	(57,691)	97,384	(28,870)
Accrued incentive fees	102,353	(1,704,356)	1,515,612

Net cash provided by (used for) operating activities	11,678,031	31,939,061	(21,286,913)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	37,012,006	39,153,750	35,344,084
Cash paid for redemptions of Units	(42,547,171)	(37,607,869)	(36,891,247)

Net cash provided by (used for) financing activities	(5,535,165)	1,545,881	(1,547,163)

Net increase (decrease) in unrestricted cash	6,142,866	33,484,942	(22,834,076)
Unrestricted cash at beginning of period	172,106,122	138,621,180	161,455,256

Unrestricted cash at end of period	178,248,988	172,106,122	138,621,180

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM TECHNICAL L.P.

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2007	2006	2005
	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	(103,241,824)	38,463,124	(40,418,141)
Noncash item included in net income (loss):
Net change in unrealized	20,611,221	(9,753,211)	5,277,614
(Increase) decrease in operating assets:
Restricted cash	60,586,030	21,648,903	24,613,604
Net option premiums	(64,569)	(64,116)	—
Interest receivable (MS&Co.)	1,337,147	(651,160)	(887,041)
Increase (decrease) in operating liabilities:
Accrued brokerage fees (MS&Co.)	(754,700)	(81,816)	(854,838)
Accrued management fees	(652,140)	(21,993)	(2,851)
Accrued incentive fee	261,283	—	—

Net cash provided by (used for) operating activities	(21,917,552)	49,539,731	(12,271,653)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	69,654,462	128,704,132	148,524,367
Cash paid for redemptions of Units	(141,490,455)	(143,586,833)	(138,199,116)

Net cash provided by (used for) financing activities	(71,835,993)	(14,882,701)	10,325,251

Net increase (decrease) in unrestricted cash	(93,753,545)	34,657,030	(1,946,402)
Unrestricted cash at beginning of period	616,475,593	581,818,563	583,764,965

Unrestricted cash at end of period	522,722,048	616,475,593	581,818,563

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Currency L.P.

Schedules of Investments

December 31, 2007, Partnership Net Assets: $107,327,744

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Foreign currency	(1,211,833)	(1.13)	(369,379)	(0.34)	(1,581,212)

Grand Total:	(1,211,833)	(1.13)	(369,379)	(0.34)	(1,581,212)

Unrealized Currency Gain					16,955

Total Net Unrealized Loss					(1,564,257)

December 31, 2006, Partnership Net Assets: $163,049,336

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Foreign currency	1,858,967	1.14	2,675,066	1.64	4,534,033

Grand Total:	1,858,967	1.14	2,675,066	1.64	4,534,033

Unrealized Currency Gain/(Loss)					—

Total Net Unrealized Gain					4,534,033

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Global Balanced L.P.

Schedules of Investments

December 31, 2007, Partnership Net Assets: $34,911,510

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	470,579	1.35	(231,598)	(0.66)	238,981
Equity	39,676	0.11	14,086	0.04	53,762
Foreign currency	89,948	0.26	(81,613)	(0.23)	8,335
Interest rate	50,139	0.14	8,688	0.02	58,827

Grand Total:	650,342	1.86	(290,437)	(0.83)	359,905

Unrealized Currency Gain					590,705

Total Net Unrealized Gain					950,610

December 31, 2006, Partnership Net Assets: $40,357,320

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	65,101	0.16	127,695	0.32	192,796
Equity	269,904	0.66	—	—	269,904
Foreign currency	(30,000)	(0.07)	(7,613)	(0.02)	(37,613)
Interest rate	(41,078)	(0.10)	371,009	0.92	329,931

Grand Total:	263,927	0.65	491,091	1.22	755,018

Unrealized Currency Gain					436,748

Total Net Unrealized Gain					1,191,766

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Select L.P.

Schedules of Investments

December 31, 2007, Partnership Net Assets: $523,178,555

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	7,709,875	1.47	(680,641)	(0.13)	7,029,234
Equity	217,470	0.04	753,313	0.14	970,783
Foreign currency	(2,792,089)	(0.53)	1,293,820	0.25	(1,498,269)
Interest rate	3,055,072	0.58	137,198	0.03	3,192,270

Grand Total:	8,190,328	1.56	1,503,690	0.29	9,694,018

Unrealized Currency Loss					(84,968)

Total Net Unrealized Gain					9,609,050

December 31, 2006, Partnership Net Assets: $543,522,485

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	456,160	0.08	2,995,834	0.55	3,451,994
Equity	4,924,820	0.91	—	—	4,924,820
Foreign currency	(247,846)	(0.05)	2,552,915	0.47	2,305,069
Interest rate	(2,248,119)	(0.41)	4,585,113	0.84	2,336,994

Grand Total:	2,885,015	0.53	10,133,862	1.86	13,018,877

Unrealized Currency Loss					(1,057,266)

Total Net Unrealized Gain					11,961,611

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Strategic L.P.

Schedules of Investments

December 31, 2007, Partnership Net Assets: $215,528,061

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	9,635,610	4.47	537,314	0.25	10,172,924
Equity	385,124	0.18	—	—	385,124
Foreign currency	(349,860)	(0.16)	(986,474)	(0.46)	(1,336,334)
Interest rate	1,104,161	0.51	(127,932)	(0.06)	976,229

Grand Total:	10,775,035	5.00	(577,092)	(0.27)	10,197,943

Unrealized Currency Loss					(129,856)

Total Net Unrealized Gain					10,068,087

December 31, 2006, Partnership Net Assets: $209,477,064

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets		Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%		$	%	$
Commodity	12,403,353	5.92	*	570,125	0.27	12,973,478
Equity	1,533,728	0.73		(775)	—	1,532,953
Foreign currency	1,553,840	0.74		1,207,868	0.58	2,761,708
Interest rate	(773,724)	(0.37)		969,810	0.46	196,086

Grand Total:	14,717,197	7.02		2,747,028	1.31	17,464,225

Unrealized Currency Loss						(414,234)

Total Net Unrealized Gain						17,049,991

*	No single contract’s value exceeds 5% of Net Assets.

The accompanying notes are an integral part of these financial statements.

Morgan Stanley Spectrum Technical L.P.

Schedules of Investments

December 31, 2006, Partnership Net Assets: $578,899,658

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	7,755,544	1.34	(145,413)	(0.02)	7,610,131
Equity	823,775	0.14	427,342	0.07	1,251,117
Foreign currency	(2,439,845)	(0.42)	(585,521)	(0.10)	(3,025,366)
Interest rate	1,669,779	0.29	(147,183)	(0.03)	1,522,596

Grand Total:	7,809,253	1.35	(450,775)	(0.08)	7,358,478

Unrealized Currency Gain					3,847,648

Total Net Unrealized Gain					11,206,126

December 31, 2005, Partnership Net Assets: $756,820,958

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	1,502,376	0.20	2,066,014	0.27	3,568,390
Equity	7,860,426	1.04	—	—	7,860,426
Foreign currency	3,058,385	0.40	12,834,701	1.70	15,893,086
Interest rate	(6,358,278)	(0.84)	16,042,982	2.12	9,684,704

Grand Total:	6,062,909	0.80	30,943,697	4.09	37,006,606

Unrealized Currency Loss					(5,189,259)

Total Net Unrealized Gain					31,817,347

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY SPECTRUM SERIES

NOTES TO FINANCIAL STATEMENTS

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization. Morgan Stanley Spectrum Currency L.P. (“Spectrum Currency”), Morgan Stanley Spectrum Global Balanced L.P. (“Spectrum Global Balanced”), Morgan Stanley Spectrum Select L.P. (“Spectrum Select”), Morgan Stanley Spectrum Strategic L.P. (“Spectrum Strategic”), and Morgan Stanley Spectrum Technical L.P. (“Spectrum Technical”) (individually, a “Partnership”, or collectively, the “Partnerships”), are limited partnerships organized to engage primarily in the speculative trading of futures contracts, options on futures and forward contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy, and agricultural products (collectively, “Futures Interests”).

The Partnerships may buy or write put and call options through listed exchanges and the over-the-counter market. The buyer has the right to purchase (in the case of a call option) or sell (in the case of a put option) a specified quantity of a specific Futures Interest or underlying asset at a specified price prior to or on a specified expiration date. The writer of an option is exposed to the risk of loss if the market price of the underlying asset declines (in the case of a put option) or increases (in the case of a call option). The writer of an option can never profit by more than the premium paid by the buyer but can lose an unlimited amount.

Premiums received/paid from writing/purchasing options are recorded as liabilities/assets on the Statements of Financial Condition and are subsequently adjusted to current values. The difference between the current value of an option and the premium received/paid is treated as an unrealized gain or loss.

The general partner of each Partnership is Demeter Management Corporation (“Demeter”). The commodity brokers for Spectrum Global Balanced, Spectrum Select, Spectrum Strategic, and Spectrum Technical are Morgan Stanley & Co. Incorporated (“MS&Co.”) and Morgan Stanley & Co. International plc (“MSIP”). Spectrum Currency’s commodity broker is MS&Co. MS&Co. acts as the counterparty on all trading of foreign currency forward contracts. Morgan Stanley Capital Group Inc. (“MSCG”) acts as the counterparty on all trading of options on foreign currency forward contracts. Demeter, MS&Co., MSIP, and MSCG are wholly-owned subsidiaries of Morgan Stanley.

On April 1, 2007, Morgan Stanley merged Morgan Stanley DW Inc. (“Morgan Stanley DW”) into MS&Co. Upon completion of the merger, the surviving entity, MS&Co., became the Partnerships’ principal U.S. commodity broker-dealer.

On April 13, 2007, Morgan Stanley & Co. International Limited changed its name to Morgan Stanley & Co. International plc.

Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Demeter and the limited partners based upon their proportional ownership interests.

Use of Estimates. The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.

Revenue Recognition. Futures Interests are open commitments until settlement date, at which time they are realized. They are valued at market on a daily basis and the resulting net change in unrealized gains and losses is reflected in the change in unrealized trading profit (loss) on open contracts from one period to the next on the Statements of Operations. Monthly, MS&Co. pays each Partnership interest income at a rate equal to the monthly average of the 4-week U.S. Treasury bill discount rate during such month on 80% of the funds on deposit with the commodity brokers at each month-end in the case of Spectrum Currency, Spectrum Select, Spectrum Strategic, and Spectrum Technical, and on 100% in the case of Spectrum Global Balanced. For purposes of such interest payments, Net Assets do not include monies owed to the Partnerships on Futures Interests.

The Partnerships’ functional currency is the U.S. dollar; however, the Partnerships may transact business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the

U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

Net Income (Loss) per Unit. Net income (loss) per unit of limited partnership interest (“Unit(s)”) is computed using the weighted average number of Units outstanding during the period.

New Accounting Developments. In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement 109” (“FIN 48”). FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position must meet before being recognized in the financial statements. FIN 48 became effective for the Partnerships as of January 1, 2007. The Partnerships have determined that the adoption of FIN 48 did not have a material impact on the Partnerships’ financial statements. The Partnerships file U.S. federal and state tax returns. The 2004 through 2007 tax years generally remain subject to examination by U.S. federal and most state tax authorities.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS No. 157 is effective for the Partnerships as of January 1, 2008. The impact to the Partnerships’ financial statements, if any, is currently being assessed.

Trading Equity. The Partnerships’ asset “Trading Equity,” reflected on the Statements of Financial Condition, consists of (A) cash on deposit with MS&Co. and MSIP for Spectrum Global Balanced, Spectrum Select, Spectrum Strategic, and Spectrum Technical, and with MS&Co. for Spectrum Currency, to be used as margin for trading; (B) net unrealized gains or losses on futures and forward contracts, which are valued at market and calculated as the difference between original contract value and market value; and for Partnerships which trade in options, (C) options purchased at fair value. Options written at fair value are recorded in Liabilities.

The Partnerships, in their normal course of business, enter into various contracts with MS&Co. and MSIP acting as their commodity brokers. Pursuant to brokerage agreements with MS&Co. and MSIP, to the extent that such trading results in unrealized gains or losses, these amounts are offset and reported on a net basis on the Partnerships’ Statements of Financial Condition.

The Partnerships have offset the fair value amounts recognized for forward contracts executed with the same counterparty as allowable under the terms of their master netting agreement with MS&Co., as the counterparty on such contracts. The Partnerships have consistently applied their right to offset.

Brokerage and Related Transaction Fees and Costs. The brokerage fees for Spectrum Currency and Spectrum Global Balanced are accrued at a flat monthly rate of 1/12 of 4.6% (a 4.6% annual rate) of Net Assets as of the first day of each month.

Brokerage fees for Spectrum Select, Spectrum Strategic, and Spectrum Technical are currently accrued at a flat monthly rate of 1/12 of 6.0% (a 6.0% annual rate) of Net Assets as of the first day of each month.

Effective July 1, 2005, brokerage fees for Spectrum Select, Spectrum Strategic, and Spectrum Technical were reduced from 1/12 of 7.25% (a 7.25% annual rate) to 1/12 of 6.0% (a 6.0% annual rate) of Net Assets as of the first day of each month.

Such brokerage fees currently cover all brokerage fees, transaction fees and costs, and ordinary administrative and continuing offering expenses.

Operating Expenses. The Partnerships incur monthly management fees and may incur incentive fees. All common administrative and continuing offering expenses including legal, auditing, accounting, filing fees, and other related expenses are borne by MS&Co. through the brokerage fees paid by the Partnerships.

Continuing Offering. Units of each Partnership are offered at a price equal to 100% of the Net Asset Value per Unit as of the close of business on the last day of each month. No selling commissions or charges related to the continuing offering of Units are paid by the limited partners or the Partnerships. MS&Co. pays all such costs.

Redemptions. Limited partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the end of the last day of any month that is at least six months after the closing at which a person first becomes a limited partner. The Request for Redemption must be delivered to a limited partner’s local Morgan Stanley Branch Office in time for it to be forwarded and received by Demeter, no later than 3:00 p.m., New York City time, on the last day of the month in which the redemption is to be effective. Redemptions must be made in whole Units, in a minimum amount of 50 Units required for each redemption, unless a limited partner is redeeming his entire interest in a Partnership.

Units redeemed on or prior to the last day of the twelfth month from the date of purchase will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of purchase will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-fourth month from the date of purchase will not be subject to a redemption charge. The foregoing redemption charges are paid to MS&Co.

Exchanges. On the last day of the first month which occurs more than six months after a person first becomes a limited partner in any of the Partnerships, and at the end of each month thereafter, limited partners may exchange their Units among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreements) without paying additional charges.

Distributions. Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date. Demeter does not intend to make any distributions of the Partnerships’ profits.

Income Taxes. No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership’s revenues and expenses for income tax purposes.

Dissolution of the Partnerships. Spectrum Currency, Spectrum Global Balanced, Spectrum Strategic, and Spectrum Technical will terminate on December 31, 2035, and Spectrum Select will terminate on December 31, 2025, regardless of financial condition at such time, or at an earlier date if certain conditions occur as defined in each Partnership’s Limited Partnership Agreement.

Litigation Settlement. Spectrum Global Balanced, Spectrum Select, Spectrum Strategic, and Spectrum Technical received notification of a preliminary entitlement to payment from the Sumitomo Copper Litigation Settlement Administrator, and each Partnership received a settlement award payment in the amount of $2,230, $85,000, $454, and $4,209, respectively, during November 2005. Any amounts received are accounted for in the period received, for the benefit of the limited partners at the date of receipt.

Restricted and Unrestricted Cash. As reflected on the Partnerships’ Statements of Financial Condition, restricted cash represents cash on deposit to satisfy margin requirements for trading. These amounts of restricted cash are maintained separately. Cash that is not on deposit to satisfy the margin requirements for trading is reflected as unrestricted cash.

Reclassifications. Certain prior year amounts relating to cash balances were reclassified on the Statements of Financial Condition and Cash Flows to conform to 2007 presentation. Certain prior year amounts relating to options were reclassified on the Statements of Financial Condition to conform to 2007 presentation. Such reclassifications have no impact on the Partnerships’ reported net income (loss).

2.    RELATED PARTY TRANSACTIONS

Each Partnership pays brokerage fees to MS&Co. (Morgan Stanley DW through March 31, 2007) as described in Note 1. Spectrum Global Balanced, Spectrum Select, Spectrum Strategic, and Spectrum Technical’s cash is on deposit with Morgan Stanley DW (through March 31, 2007), MS&Co., and MSIP, and Spectrum Currency’s cash is on deposit with Morgan Stanley DW (through March 31, 2007) and MS&Co., in futures interests trading accounts to meet margin requirements as needed. MS&Co. (Morgan Stanley DW through March 31, 2007) pays interest on these funds as described in Note 1.

3.    TRADING ADVISORS

Demeter, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership at December 31, 2007 were as follows:

Morgan Stanley Spectrum Currency L.P.

John W. Henry & Company, Inc. (“JWH”)

Sunrise Capital Partners, LLC (“Sunrise”)

C-View International Limited (“C-View”),

effective December 1, 2007

DKR Fusion Management L.P. (“DKR”),

effective December 1, 2007

FX Concepts Trading Advisor, Inc. (“FX Concepts”),

effective December 1, 2007

Morgan Stanley Spectrum Global Balanced L.P.

SSARIS Advisors, LLC (“SSARIS”)

Altis Partners (Jersey) Limited (“Altis”),

effective December 1, 2007

Cornerstone Quantitative Investment Group, Inc.

(“Cornerstone”), effective December 1, 2007

C-View International Limited,

effective December 1, 2007

Morgan Stanley Spectrum Select L.P.

EMC Capital Management, Inc. (“EMC”)

Northfield Trading L.P. (“Northfield”)

Rabar Market Research, Inc. (“Rabar”)

Sunrise Capital Management, Inc.

Graham Capital Management, L.P. (“Graham”)

Altis Partners (Jersey) Limited, effective December 1, 2007

Morgan Stanley Spectrum Strategic L.P.

Blenheim Capital Management, L.L.C. (“Blenheim”)

Eclipse Capital Management, Inc. (“Eclipse”)

FX Concepts Trading Advisor, Inc.

Cornerstone, effective December 1, 2007

Morgan Stanley Spectrum Technical L.P.

Campbell & Company, Inc. (“Campbell”)

Chesapeake Capital Corporation (“Chesapeake”)

John W. Henry & Company, Inc.

Winton Capital Management Limited (“Winton”)

Aspect Capital Limited (“Aspect”),

effective December 1, 2007

Rotella Capital Management, Inc. (“Rotella”),

effective December 1, 2007

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

Management Fee. The management fee for Spectrum Currency is accrued at a rate of 1/6 of 1% per month of Net Assets allocated to each trading advisor on the first day of each month (a 2% annual rate).

The management fee for Spectrum Global Balanced is accrued at a rate of 1/12 of 1% per month of Net Assets allocated to Cornerstone on the first day of each month (a 1% annual rate), 5/48 of 1% per month of Net Assets allocated to SSARIS on the first day of each month (a 1.25% annual rate), 1/12 of 1.75% per month of Net Assets allocated to Altis on the first day of each month (a 1.75% annual rate), and  1/6 of 1% per month of Net Assets allocated to C-View on the first day of each month (a 2% annual rate).

The management fee for Spectrum Select is accrued at a rate of 1/12 of 1.75% per month of Net Assets allocated to Altis on the first day of each month (a 1.75% annual rate), 1/6 of 1% per month of Net Assets allocated to Graham on the first day of each month (a 2% annual rate), 5/24 of 1% per month of Net Assets allocated to EMC and Rabar on the first day of each month (a 2.5% annual rate), and 1/4 of 1% per month of Net Assets allocated to Northfield and Sunrise on the first day of each month (a 3% annual rate).

The management fee for Spectrum Strategic is accrued at a rate of 1/12 of 1% per month of Net Assets allocated to Cornerstone on the first day of each month (a 1% annual rate), 1/6 of 1% per month of Net Assets allocated to FX Concepts on the first day of each month (a 2% annual rate), and 1/4 of 1% per month of Net Assets allocated to Blenheim and Eclipse on the first day of each month (a 3% annual rate).

The management fee for Spectrum Technical is accrued at a rate of 1/6 of 1% per month of Net Assets allocated to Aspect, JWH, Rotella, and Winton on the first day of each month (a 2% annual rate), and 1/4 of 1% per month of Net Assets allocated to Campbell on the first day of each month (a 3% annual rate).

For the period of September 1, 2007, through December 31, 2007, Chesapeake waived the management fee it receives from Spectrums Technical. Effective January 1, 2008, Spectrum Technical pays Chesapeake a monthly management fee equal to 1/6 of 1% of its Net Assets allocated to Chesapeake on the first day of each month (a 2% annual rate). Prior to September 1, 2007, Spectrum Technical paid Chesapeake a monthly management fee equal to 1/4 of 1% of its Net Assets allocated to Chesapeake on the first day of each month (a 3% annual rate).

Incentive Fee. Spectrum Currency pays a monthly incentive fee equal to 20% of the trading profits experienced with respect to each trading advisor’s allocated Net Assets as of the end of each calendar month.

Spectrum Global Balanced pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to the Net Assets allocated to SSARIS as of the end of each calendar month, and 20% of the trading profits experienced with respect to the Net Assets allocated to Altis, Cornerstone, and C-View as of the end of each calendar month.

Spectrum Select pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to the Net Assets allocated to Northfield and Sunrise as of the end of each calendar month, 17.5% of the trading profits experienced with respect to the Net Assets allocated to EMC and Rabar as of the end of each calendar month, and 20% of the trading profits experienced with respect to the Net Assets allocated to Altis and Graham as of the end of each calendar month.

Spectrum Strategic pays a monthly incentive fee equal to 15% of the trading profits experienced with respect to the Net Assets allocated to Blenheim and Eclipse as of the end of each calendar month, and 20% of the trading profits experienced with respect to the Net Assets allocated to Cornerstone and FX Concepts as of the end of each calendar month.

Spectrum Technical pays a monthly incentive fee equal to 19% of the trading profits experienced with respect to the Net Assets allocated to Chesapeake as of the end of each calendar month, and 20% of the trading profits experienced with respect to the Net Assets allocated to each of Aspect, Campbell, JWH, Rotella, and Winton as of the end of each calendar month
.

Trading profits represent the amount by which profits from futures, forwards, and options trading exceed losses after brokerage and management fees are deducted.

For all trading advisors with trading losses, no incentive fee is paid in subsequent months until all such losses are recovered. Cumulative trading losses are adjusted on a pro-rata basis for the net amount of each month’s subscriptions and redemptions.

4.    FINANCIAL INSTRUMENTS

The Partnerships trade Futures Interests. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.

The market value of exchange-traded contracts is based on the settlement price quoted by the exchange on the day with respect to which market value is being determined. If an exchange-traded contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange, the settlement price shall be the settlement price on the first subsequent day on which the contract could be liquidated. The market value of off-exchange-traded contracts is based on the fair market value quoted by the counterparty.

The Partnerships’ contracts are accounted for on a trade-date basis and marked to market on a daily basis. Each Partnership accounts for its derivative investments in accordance with the provisions of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”). SFAS No. 133 defines a derivative as a financial instrument or other contract that has all three of the following characteristics:

(1)	One or more underlying notional amounts or payment provisions;

(2)	Requires no initial net investment or a smaller initial net investment than would be required relative to changes in market factors;

(3)	Terms require or permit net settlement.

Generally, derivatives include futures, forward, swap or options contracts, and other financial instruments with similar characteristics such as caps, floors, and collars.

The net unrealized gains (losses) on open contracts at December 31, reported as a component of “Trading Equity” on the Statements of Financial Condition, and their longest contract maturities were as follows:

Spectrum Currency

	Net Unrealized Gains/(Losses) on Open Contracts			Longest Maturities
Year	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
2007	—	(1,564,257)	(1,564,257)	—	Mar. 2008
2006	—	4,534,033	4,534,033	—	Mar. 2007

Spectrum Global Balanced

	Net Unrealized Gains on Open Contracts			Longest Maturities
Year	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
2007	898,616	51,994	950,610	Jun. 2009	Mar. 2008
2006	1,191,766	—	1,191,766	Jun. 2007	—

Spectrum Select

	Net Unrealized Gains/(Losses) on Open Contracts			Longest Maturities
Year	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
2007	10,327,936	(718,886)	9,609,050	Jun. 2009	Mar. 2008
2006	10,738,293	1,223,318	11,961,611	Jun. 2008	Mar. 2007

Spectrum Strategic

	Net Unrealized Gains/(Losses) on Open Contracts			Longest Maturities
Year	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
2007	11,568,520	(1,500,433)	10,068,087	Dec. 2011	Nov. 2008
2006	14,262,116	2,787,875	17,049,991	Dec. 2008	May 2007

Spectrum Technical

	Net Unrealized Gains/(Losses) on Open Contracts			Longest Maturities
Year	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
2007	14,510,132	(3,304,006)	11,206,126	Jun. 2010	Mar. 2008
2006	21,920,150	9,897,197	31,817,347	Jun. 2008	Mar. 2007

The Partnerships have credit risk associated with counterparty nonperformance. As of the date of the financial statements, the credit risk associated with the instruments in which the Partnerships trade is limited to the amounts reflected in the Partnerships’ Statements of Financial Condition.

The Partnerships also have credit risk because MS&Co., MSIP, and/or MSCG act as the futures commission merchants or the counterparties, with respect to most of the Partnerships’ assets. Exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. MS&Co. and MSIP, each as a futures commission merchant for each Partnership’s exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, including an amount equal to the net unrealized gains (losses) on all open exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, which funds, in the aggregate, totaled at December 31, 2007 and 2006 respectively, $35,308,073 and $41,074,269 for Spectrum Global Balanced, $530,127,958 and $547,628,371 for Spectrum Select, $217,469,564 and $207,351,885 for Spectrum Strategic, and $592,593,582 and $754,343,175 for Spectrum Technical. With respect to each Partnership’s off-exchange-traded forward currency contracts and forward currency options contracts, there are no daily settlements of variation in value, nor is there any requirement that an amount equal to the net unrealized gains (losses) on such contracts be segregated. However, each Partnership is required to meet margin requirements equal to the net unrealized loss on open forward currency contracts in the Partnership accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at MS&Co. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS&Co., the sole counterparty on all such contracts, to perform. With respect to those off-exchange-traded forward currency options contracts, the Partnerships are at risk to the ability of MSCG, the sole counterparty on all such contracts, to perform. Each Partnership has a netting agreement with each counterparty. These agreements, which seek to reduce both the Partnerships’ and the counterparties’ exposure on off-exchange-traded forward currency contracts, should materially decrease the Partnerships’ credit risk in the event of MS&Co.’s or MSCG’s bankruptcy or insolvency.

5.     FINANCIAL HIGHLIGHTS

Spectrum Currency

PER UNIT OPERATING PERFORMANCE:

	2007	2006	2005
NET ASSET VALUE, JANUARY 1:	$11.38	$11.78	$14.41

NET OPERATING RESULTS:
Interest Income	0.38	0.41	0.28
Expenses	(0.72)	(0.73)	(0.82)
Realized Profit (Loss)(1)	(0.73)	0.02	(1.54)
Unrealized Loss	(0.47)	(0.10)	(0.55)

Net Loss	(1.54)	(0.40)	(2.63)

NET ASSET VALUE, DECEMBER 31:	$9.84	$11.38	$11.78

FOR THE CALENDAR YEAR:

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(3.2)%	(2.9)%	(4.4)%
Expenses before Incentive Fees	6.8%	6.7%	6.8%
Expenses after Incentive Fees	6.8%	6.7%	6.8%
Net Loss	(14.8)%	(4.9)%	(21.4)%

TOTAL RETURN BEFORE INCENTIVE FEES	(13.5)%	(3.4)%	(18.3)%
TOTAL RETURN AFTER INCENTIVE FEES	(13.5)%	(3.4)%	(18.3)%

INCEPTION-TO-DATE RETURN	(1.6)%
COMPOUND ANNUALIZED RETURN	(0.2)%

Spectrum Global Balanced

PER UNIT OPERATING PERFORMANCE:

	2007	2006	2005
NET ASSET VALUE, JANUARY 1:	$15.60	$15.23	$14.61

NET OPERATING RESULTS:
Interest Income	0.71	0.74	0.43
Expenses	(0.92)	(0.91)	(0.85)
Realized Profit(1)	0.34	0.33	1.11
Unrealized Profit (Loss)	(0.10)	0.21	(0.07)
Proceeds from Litigation Settlement	—	—	0.00

Net Income	0.03	0.37	0.62

NET ASSET VALUE, DECEMBER 31:	$15.63	$15.60	$15.23

FOR THE CALENDAR YEAR:

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(1.3)%	(1.1)%	(2.9)%
Expenses before Incentive Fees	5.9%	5.9%	5.9%
Expenses after Incentive Fees	5.9%	5.9%	5.9%
Net Income	0.1%	2.5%	3.9%

TOTAL RETURN BEFORE INCENTIVE FEES	0.2%	2.4%	4.2%
TOTAL RETURN AFTER INCENTIVE FEES	0.2%	2.4%	4.2%

INCEPTION-TO-DATE RETURN	56.3%
COMPOUND ANNUALIZED RETURN	3.5%

Spectrum Select

PER UNIT OPERATING PERFORMANCE:

	2007	2006	2005
NET ASSET VALUE, JANUARY 1:	$29.06	$27.45	$28.88

NET OPERATING RESULTS:
Interest Income	1.05	1.08	0.63
Expenses	(2.59)	(2.54)	(2.54)
Realized Profit(1)	3.85	3.40	0.33
Unrealized Profit (Loss)	(0.13)	(0.33)	0.15
Proceeds from Litigation Settlement	—	—	0.00

Net Income (Loss)	2.18	1.61	(1.43)

NET ASSET VALUE, DECEMBER 31:	$31.24	$29.06	$27.45

FOR THE CALENDAR YEAR:

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(5.3)%	(5.0)%	(7.2)%
Expenses before Incentive Fees	8.6%	8.8%	9.5%
Expenses after Incentive Fees	8.8%	8.8%	9.5%
Net Income (Loss)	7.2%	5.7%	(5.3)%

TOTAL RETURN BEFORE INCENTIVE FEES	7.7%	5.9%	(5.0)%
TOTAL RETURN AFTER INCENTIVE FEES	7.5%	5.9%	(5.0)%

INCEPTION-TO-DATE RETURN	212.4%
COMPOUND ANNUALIZED RETURN	7.2%

Spectrum Strategic

PER UNIT OPERATING PERFORMANCE:

	2007	2006	2005
NET ASSET VALUE, JANUARY 1:	$17.15	$14.18	$14.56

NET OPERATING RESULTS:
Interest Income	0.61	0.58	0.31
Expenses	(1.59)	(1.83)	(1.44)
Realized Profit (Loss)(1)	2.41	3.92	(0.10)
Unrealized Profit (Loss)	(0.57)	0.30	0.85
Proceeds from Litigation Settlement	—	—	0.00

Net Income (Loss)	0.86	2.97	(0.38)

NET ASSET VALUE, DECEMBER 31:	$18.01	$17.15	$14.18

FOR THE CALENDAR YEAR:

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(5.6)%	(7.8)%	(8.4)%
Expenses before Incentive Fees	8.7%	8.6%	9.4%
Expenses after Incentive Fees	9.1%	11.4%	10.8%
Net Income (Loss)	4.9%	18.6%	(3.3)%

TOTAL RETURN BEFORE INCENTIVE FEES	5.3%	24.1%	(1.4)%
TOTAL RETURN AFTER INCENTIVE FEES	5.0%	20.9%	(2.6)%

INCEPTION-TO-DATE RETURN	80.1%
COMPOUND ANNUALIZED RETURN	4.6%

Spectrum Technical

PER UNIT OPERATING PERFORMANCE:

	2007	2006	2005
NET ASSET VALUE, JANUARY 1:	$23.57	$22.36	$23.63

NET OPERATING RESULTS:
Interest Income	0.81	0.87	0.51
Expenses	(2.08)*	(2.21)	(2.10)
Realized Profit (Loss)(1)	(1.41)	2.25	0.48
Unrealized Profit (Loss)	(0.67)	0.30	(0.16)
Proceeds from Litigation Settlement	—	—	0.00

Net Income (Loss)	(3.35)	1.21	(1.27)

NET ASSET VALUE, DECEMBER 31:	$20.22	$23.57	$22.36

FOR THE CALENDAR YEAR:

RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(5.7)%	(5.8)%	(7.3)%
Expenses before Incentive Fees	8.6%**	8.6%	9.3%
Expenses after Incentive Fees	9.4%**	9.5%	9.6%
Net Income (Loss)	(15.1)%	5.1%	(5.4)%

TOTAL RETURN BEFORE INCENTIVE FEES	(13.4)%	6.4%	(5.0)%
TOTAL RETURN AFTER INCENTIVE FEES	(14.2)%	5.4%	(5.4)%

INCEPTION-TO-DATE RETURN	102.2%
COMPOUND ANNUALIZED RETURN	5.5%

*	Expenses per unit would have been $(2.12) had it not been for the management fee waived by Chesapeake.
**	Such percentage is after waiver of management fees. Chesapeake voluntarily waived a portion of the management fees (equal to 0.2% of average net assets).
(1)	Realized Profit (Loss) is a balancing amount necessary to reconcile the change in Net Asset Value per Unit with other per Unit information.

6.    SUBSEQUENT EVENTS

Effective February 29, 2008, Demeter terminated the management agreement by and among Demeter, Spectrum Global Balanced, and Cornerstone. Consequently, Cornerstone ceased all futures interests trading on behalf of Spectrum Global Balanced as of February 29, 2008. Effective March 1, 2008, the estimated percentage of net assets allocated to each trading advisor of Spectrum Global Balanced were as follows: SSARIS Advisors, LLC (33.34%); Altis Partners (Jersey) Limited (33.33%); and C-View International Limited (33.33%).

Effective February 29, 2008, Demeter terminated the management agreement by and among Demeter, Spectrum Strategic, and Cornerstone. Consequently, Cornerstone ceased all futures interests trading on behalf of Spectrum Strategic as of February 29, 2008. Effective March 1, 2008, the estimated percentage of net assets allocated to each trading advisor of Spectrum Strategic were as follows: Blenheim Capital Management, L.L.C. (52.50%); Eclipse Capital Management Limited (27.50%); and FX Concepts Trading Advisor, Inc. (20%).

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of

Demeter Management Corporation:

We have audited the accompanying statements of financial condition of Demeter Management Corporation (the “Company”), a wholly-owned subsidiary of Morgan Stanley, as of November 30, 2007 and 2006. These statements of financial condition are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of the Company at November 30, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.

New York, New York

March 20, 2008

See notes to statements of financial condition.

DEMETER MANAGEMENT CORPORATION

(Wholly-owned subsidiary of Morgan Stanley)

STATEMENTS OF FINANCIAL CONDITION

November 30, 2007 and 2006

	November 30,
	2007	2006
	$	$
ASSETS
Investments in affiliated partnerships	56,189,704	34,589,190
Deferred income taxes	837,344	983,755

Total Assets	57,027,048	35,572,945

LIABILITIES AND STOCKHOLDER’S EQUITY
LIABILITIES:
Payable to Parent	39,363,436	25,992,736
Accrued expenses	23,551	8,705

Total Liabilities	39,386,987	26,001,441

STOCKHOLDER’S EQUITY:
Common stock, no par value:
Authorized 1,000 shares; outstanding 100 shares at stated value of $500 per share	50,000	50,000
Additional paid-in capital	330,100,000	330,100,000
Retained earnings	17,490,061	9,421,504

	347,640,061	339,571,504
Less: Notes receivable from Parent	(330,000,000)	(330,000,000)

Total Stockholder’s Equity	17,640,061	9,571,504

Total Liabilities and Stockholder’s Equity	57,027,048	35,572,945

See notes to statements of financial condition.

DEMETER MANAGEMENT CORPORATION

(Wholly-owned subsidiary of Morgan Stanley)

NOTES TO STATEMENTS OF FINANCIAL CONDITION

For the Years ended November 30, 2007 and 2006

1.    INTRODUCTION AND BASIS OF PRESENTATION

Demeter Management Corporation (“Demeter”) is a wholly-owned subsidiary of Morgan Stanley (“Morgan Stanley” or “Parent”).

Demeter currently manages the following commodity pools (collectively, the “Commodity Pools”) as sole general partner: Morgan Stanley Cornerstone Fund II L.P., Morgan Stanley Cornerstone Fund III L.P., Morgan Stanley Cornerstone Fund IV L.P., Morgan Stanley Diversified Futures Fund L.P., Morgan Stanley Diversified Futures Fund III L.P., Morgan Stanley Principal Plus Fund L.P., Morgan Stanley Principal Plus Fund Management L.P., Morgan Stanley Portfolio Strategy Fund L.P., Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley/Chesapeake L.P., Morgan Stanley/JWH Futures Fund L.P., Morgan Stanley Charter Campbell L.P., Morgan Stanley Charter Aspect L.P., Morgan Stanley Charter Graham L.P., Morgan Stanley Charter WCM L.P., Morgan Stanley Strategic Alternatives, L.P. (“SAFLP”), Morgan Stanley/Mark J. Walsh & Company L.P., Morgan Stanley Managed Futures LV, L.P. (“Profile LV”), Morgan Stanley Managed Futures MV, L.P. (“Profiles MV”), and Morgan Stanley Managed Futures HV, L.P. (“Profile HV” and together with Profile LV and Profile MV, the “Profile Series”).

Each of the Commodity Pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies, and other commodity interests.

Demeter currently is the trading manager for the following funds: Morgan Stanley Strategic Alternatives L.L.C. (“SAFLLC”) and Morgan Stanley Japan Managed Futures L.L.C. (“JMFLLC”).

Effective August 1, 2007, Demeter currently is the trading manager for the following trading companies (together with SAFLLC and JMFLLC, the “Trading Companies”):

Morgan Stanley Managed Futures Altis I, LLC

Morgan Stanley Managed Futures Aspect I, LLC

Morgan Stanley Managed Futures BHM I, LLC

Morgan Stanley Managed Futures Chesapeake I, LLC

Morgan Stanley Managed Futures Cornerstone I, LLC

Morgan Stanley Managed Futures DKR I, LLC

Morgan Stanley Managed Futures Kaiser I, LLC

Morgan Stanley Managed Futures Transtrend I, LLC

Morgan Stanley Managed Futures Transtrend II, LLC

Morgan Stanley Managed Futures WCM I, LLC

Each of the Trading Companies is a limited liability company organized to engage in the speculative trading of commodity futures contract, forward contracts on foreign currencies, and other commodity interests.

Effective July 20, 2006, Dean Witter Portfolio Strategy Fund L.P., Dean Witter Principal Plus Fund L.P., Dean Witter Diversified Futures Fund Limited Partnership, and Dean Witter Diversified Futures Fund III L.P., changed their names to Morgan Stanley Portfolio Strategy Fund L.P., Morgan Stanley Principal Plus Fund L.P., Morgan Stanley Diversified Futures Fund L.P., and Morgan Stanley Diversified Futures Fund III L.P., respectively.

Effective July 21, 2006, Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, and Dean Witter Cornerstone Fund IV, changed their names to Morgan Stanley Cornerstone Fund II L.P., Morgan Stanley Cornerstone Fund III L.P., and Morgan Stanley Cornerstone Fund IV L.P., respectively.

Effective October 5, 2006, Dean Witter Principal Plus Fund Management L.P. changed its name to Morgan Stanley Principal Plus Fund Management L.P.

DEMETER MANAGEMENT CORPORATION

(Wholly-owned subsidiary of Morgan Stanley)

NOTES TO STATEMENTS OF FINANCIAL CONDITION (Continued)

For the Years ended November 30, 2007 and 2006

Effective October 13, 2006, Morgan Stanley Charter Millburn L.P. changed its name to Morgan Stanley Charter WCM L.P.

Effective October 16, 2006, Morgan Stanley Charter MSFCM L.P. changed its name to Morgan Stanley Charter Aspect L.P.

At July 31, 2006, Dean Witter World Currency Fund L.P. terminated trading in accordance with its Limited Partnership Agreement. The final distribution of its assets was made on August 14, 2006. The final dissolution of the partnership was completed on October 5, 2006.

In July 2006, Demeter elected to withdraw as general partner from Dean Witter Diversified Futures Fund II L.P. and Dean Witter Multi-Market Portfolio L.P. which subsequently terminated trading as of August 31, 2006 in accordance with each partnership’s respective Limited Partnership Agreement. Final distributions for each partnership’s assets were made on November 14, 2006. The final dissolution of each partnership was completed on December 29, 2006 and December 26, 2006, respectively.

Effective January 31, 2007, Morgan Stanley Alternative Managed Futures Limited terminated trading in accordance with its Limited Liability Articles of Association.

The statements of financial condition are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from these estimates.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Income Taxes—Income taxes are provided for using the asset and liability method, under which deferred tax assets and liabilities are determined based upon the temporary differences between the financial statement and the income tax basis of assets and liabilities, using enacted tax rates and laws that will be in effect when such differences are expected to reverse.

New Accounting Developments

In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement 109” (“FIN 48”). FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position must meet before being recognized in the financial statements. FIN 48 became effective for Demeter as of January 1, 2007. Demeter is currently assessing the impact of the adoption on its financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS No. 157 is effective for Demeter as of January 1, 2008. The impact to Demeter’s financial statements, if any, is currently being assessed.

3.    INVESTMENTS IN AFFILIATED PARTNERSHIPS

The limited partnership agreement of each Commodity Pool requires Demeter to maintain a general partnership interest in each Commodity Pool, generally in an amount equal to, but not less than, 1 percent of the aggregate capital contributed to the Commodity Pool by all partners. Demeter is not required to maintain any investment in Profile LV, Profile MV, or Profile HV.

DEMETER MANAGEMENT CORPORATION

(Wholly-owned subsidiary of Morgan Stanley)

NOTES TO STATEMENTS OF FINANCIAL CONDITION (Continued)

For the Years ended November 30, 2007 and 2006

The total assets, liabilities, and partners’ capital of all the Commodity Pools (not including SAFLP) and Trading Companies (not including JMFLLC) managed by Demeter at November 30, 2007 and total assets, liabilities, and partners’ capital of all the Commodity Pools (not including SAFLP) managed by Demeter at November 30, 2006 were as follows:

	November 30,	November 30,
	2007	2006
	$	$
Total assets	2,990,583,727	3,227,905,143
Total liabilities	73,904,800	75,368,674

Total partners’ capital	2,916,678,927	3,152,536,469

Demeter’s investments in such Commodity Pools and Trading Companies are valued using the Net Asset Value of the underlying entities, as defined in the limited partnership agreements of such Commodity Pools and the operating agreements of such Trading Companies, which approximates fair value.

Demeter has invested seed capital directly in all of the Trading Companies, except for SAFLLC and JMFLLC. Demeter’s investment will be equal to any amount it deems necessary for a trading advisor to effectively trade its trading program applicable to a Trading Company. Demeter may redeem all or a portion of its investment at its sole discretion without notice to the limited partners of the Profile Series once it believes a sufficient amount of assets have been raised from limited partners of the Profile Series to sustain each trading advisor’s trading program. All seed capital investments by Demeter in the Trading Companies (not including SAFLLC and JMFLLC) will participate on the same terms as the investments made by the Profile Series in the Trading Companies (not including SAFLLC and JMFLLC) except it will not be subject to any ongoing Placement Agent Fee charged at the Profile Series level.

4.    PAYABLE TO PARENT

The Payable to Parent is primarily for net amounts due for the purchase and sale for funding Demeter’s investments, as needed for Demeter to meet the net worth requirements described in Note 5, and for income tax and other payments made by Morgan Stanley on behalf of Demeter.

5.    NET WORTH REQUIREMENT

At November 30, 2007 and 2006, Demeter held non-interest bearing notes from its Parent that were payable on demand. These notes were received in connection with additional capital contributions aggregating $330,000,000 November 30, 2007 and 2006.

The limited partnership agreement of each Commodity Pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in such Commodity Pool and each other commodity pool in which Demeter is the general partner (15% or $250,000, whichever is less if the capital contributions to any limited partnership are less than $2,500,000).

In calculating this requirement, Demeter’s interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from Parent are included in net worth for purposes of this calculation. It is the Parent’s intent to ensure that Demeter maintains the net worth required by the limited partnership agreements.

6.    INCOME TAXES

The Company is included in the consolidated federal income tax return filed by Morgan Stanley and certain other subsidiaries. Federal income taxes have been provided on a separate entity basis. The Company is

DEMETER MANAGEMENT CORPORATION

(Wholly-owned subsidiary of Morgan Stanley)

NOTES TO STATEMENTS OF FINANCIAL CONDITION (Continued)

For the Years ended November 30, 2007 and 2006

included in various unitary and combined tax filings. Accordingly, state and local income taxes have been provided on separate entity income based upon unitary/combined effective tax rates.

In accordance with the terms of the Tax Allocation Agreement with Morgan Stanley, current taxes payable are due to Morgan Stanley. The Company accounts for its own deferred tax assets and liabilities. Deferred income taxes are primarily attributable to unrealized gains or losses related to partnership investments.

7.    SUBSEQUENT EVENTS

Effective January 2, 2008, Morgan Stanley Managed Futures Kaiser I, LLC commenced using Calyon Financial Inc. (“Calyon”) as its primary commodity broker.

Effective January 2, 2008, Calyon changed its name to Newedge Financial Inc. as part of the merger with Calyon and Fimat Group.

Effective February 29, 2008, Demeter terminated the management agreement by and among Demeter and Morgan Stanley Managed Futures Cornerstone I, LLC.

EXHIBIT A

TABLE OF CONTENTS TO FORM OF AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENTS

Form of Amended and Restated Limited Partnership Agreement for each of the Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Global Balanced L.P. and Morgan Stanley Spectrum Currency L.P.

Boldfaced captions and bracketed text reflect differences in Limited Partnership Agreements.

Spectrum Select only:

This Agreement of Limited Partnership, made as of March 21, 1991, as amended and restated as of August 31, 1993, October 17, 1996, May 31, 1998, February 28, 2000, April 25, 2005, and April 2, 2007, by and among Demeter Management Corporation, a Delaware corporation (the “General Partner”), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively “Limited Partners”; the General Partner and Limited Partners may be collectively referred to herein as “Partners”). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.

Spectrum Technical, Spectrum Strategic, and Spectrum Global Balanced only:

This Agreement of Limited Partnership, made as of May 27, 1994, as amended and restated as of May 31, 1998, February 28, 2000, April 25, 2005, and April 2, 2007, by and between Demeter Management Corporation, a Delaware corporation (the “General Partner”), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively “Limited Partners”; the General Partner and Limited Partners may be collectively referred to herein as “Partners”). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.

Spectrum Currency only:

This Agreement of Limited Partnership, made as of March 6, 2000 (this “Agreement”), as amended and restated as of April 25, 2005, and April 2, 2007, by and among Demeter Management Corporation, a Delaware corporation (the “General Partner”), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively, “Limited Partners”; the General Partner and Limited Partners may be collectively referred to herein as “Partners”). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.

WITNESSETH:

WHEREAS, the parties hereto desire to form a limited partnership for the purpose of engaging in the speculative trading of future interests.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.    Formation; Name.

The parties hereto do hereby form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date hereof (the “Act”). The name of the limited partnership is Morgan Stanley Spectrum [Select][Technical][Strategic][Global Balanced][Currency] L.P. (the “Partnership”). The General Partner shall execute and file a Certificate of Limited Partnership of the Partnership (the “Certificate of Limited Partnership”) in accordance with the Act, and shall execute, file, record, and publish as appropriate such amendments, assumed name certificates, and other documents as are or become necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and shall take all steps which the General Partner may deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to otherwise provide that Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the law of any jurisdiction. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete such documents and to execute and cooperate in the filing, recording, or publishing of such documents as the General Partner determines appropriate.

2.    Office.

The principal office of the Partnership shall be 522 Fifth Avenue, 13th Floor, New York, New York 10036, or such other place as the General Partner may designate from time to time.

The address of the principal office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or such other agent as the General Partner shall designate from time to time.

3.    Business.

The Partnership’s business and general purpose is to trade, buy, sell, spread, or otherwise acquire, hold, or dispose of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and non-U.S. commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, and any rights pertaining thereto (hereinafter referred to collectively as “Futures Interests”) and securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (the “CFTC”) for investment of customer funds and other securities on a limited basis, and to engage in all activities incident thereto. The objective of the Partnership’s business is appreciation of its assets through speculative trading. The Partnership may pursue this objective in any lawful manner consistent with the Partnership’s trading policies. The Partnership may engage in the foregoing activities either directly or through any lawful transaction or any lawful activity into which a limited partnership may enter or in which a limited partnership may engage under the laws of the State of Delaware; provided that such transactions or activities do not subject the Limited Partners to any liability in excess of the limited liability provided for herein and contemplated by the Act.

4.    Term; Dissolution; Fiscal Year.

Spectrum Select only:

(a)    Term.    The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following: (i) December 31, 2025; (ii) withdrawal, insolvency, bankruptcy, dissolution, liquidation, or termination of the General Partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (iii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units (as defined in Section 6), which notice shall be sent by registered mail to the General Partner not less than 90 days prior to the effective date of such termination and dissolution; (iv) a decline in the Net Asset Value (as defined in Section 7(d)(2)) of a Unit as of the close of business (as determined by the General Partner) on any day to less than $2.50; (v) a decline in the Partnership’s Net Assets (as defined in Section 7(d)(1)) as of the close of business (as determined by the General Partner) on any day to or less than $250,000; (vi) a determination by the General Partner that the Partnership’s Net Assets in relation to the operating expenses of the Partnership make it unreasonable or imprudent to continue the business of the Partnership; (vii) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; or (viii) a determination by the General Partner to terminate the Partnership following a Special Redemption Date as described in Section 9.

Spectrum Technical, Spectrum Strategic, and Spectrum Global Balanced only:

(a)    Term.    The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following: (i) December 31, 2035; (ii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units (as defined in Section 6 below), which notice shall be sent by registered mail to the General Partner not less than 90 days prior to the effective date of such termination and dissolution; (iii) the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of the General Partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (iv) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; (v) a decline in the Net Asset Value (as defined in Section 7(d)(2)) of a Unit as of the close of business (as determined by the General Partner) on any day to less than $2.50; (vi) a decline in the Partnership’s Net Assets (as defined in Section 7(d)(1)) as of the close of business (as determined by the General Partner) on any day to or below $250,000; (vii) a determination by the General Partner upon 60 days notice to the Limited Partners to terminate the Partnership; or (viii) a determination by the General Partner to terminate the Partnership following a Special Redemption Date as described in Section 9.

Spectrum Currency only:

(a)    Term.    The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following: (i) December 31, 2035; (ii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units (as defined in Section 6 below), which notice shall be sent by registered mail to the General Partner not less than 90 days prior to the effective date of such termination and dissolution; (iii) the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of the General Partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (iv) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; (v) a decline in the Net Asset Value (as defined in Section 7(d)(2)) of a Unit as of the close of business (as determined by the General Partner) on any day to less than $2.50; (vi) a decline in the Partnership’s Net Assets (as defined in Section 7(d)(1)) as of the close of business (as determined by the General Partner) on any day to or below $250,000; (vii) a determination by the General Partner upon 60 days notice to the Limited Partners to terminate the Partnership; or (viii) a determination by the General Partner to terminate the Partnership following a Special Redemption Date as described in Section 9.

( b)    Dissolution.    Upon the occurrence of an event causing the termination of the Partnership, the Partnership shall terminate and be dissolved. Dissolution, payment of creditors, and distribution of the Partnership’s Net Assets shall be effected as soon as practicable in accordance with the Act, except that the General Partner and each Limited Partner (and any assignee) shall share in the Net Assets of the Partnership pro rata in accordance with such Partner’s respective capital account, less any amount owing by such Partner (or assignee) to the Partnership. The General Partner shall, at its option, be entitled to supervise the liquidation of the Partnership.

Nothing contained in this Agreement shall impair, restrict, or limit the rights and powers of the Partners under the law of the State of Delaware and any other jurisdiction in which the Partnership shall be conducting business to reform and reconstitute themselves as a limited partnership following dissolution of the Partnership, either under provisions identical to those set forth herein or any others which they shall deem appropriate.

( c)    Fiscal Year.    The fiscal year of the Partnership shall begin on January 1 of each year and end on the following December 31.

5. Net Worth of General Partner.

The General Partner agrees that at all times, as long as it remains General Partner of the Partnership, it shall maintain its net worth at an amount not less than 10% of the total contributions to the Partnership by all Partners and to any other limited partnership for which it acts as a general partner by all partners; provided, however, that if the total contributions to the Partnership by all such partnership’s partners, or to any limited partnership for which it acts as a general partner by all partners, are less than $2,500,000, then with respect to the Partnership and any such limited partnership, the General Partner shall maintain its net worth at an amount of at least 15% of the total contributions to the Partnership by all Partners and of the total contributions to any such limited partnership for which it acts as a general partner by all such partnership’s partners or $250,000, whichever is the lesser; and, provided, further, that in no event shall the

General Partner’s net worth be less than $50,000. For the purposes of this Section 5, “net worth” shall be calculated in accordance with generally accepted accounting principles, except as otherwise specified in this Section 5, with all current assets based on their then current market values. The interests owned by the General Partner in the Partnership and any other partnerships for which it acts as a general partner and any notes and accounts receivable from and payable to any limited partnership in which it has an interest shall not be included as an asset in calculating its net worth, but any notes receivable from an affiliate (as such term is defined in Regulation S-X of the rules and regulations of the Securities and Exchange Commission (the “SEC”)) of the General Partner or letters of credit may be included.

The General Partner agrees that it shall not be a general partner of any limited partnership other than the Partnership unless, at all times when it is a general partner of any such additional limited partnership, its net worth is at least equal to the net worth required by the preceding paragraph of this Section 5.

The requirements of the preceding two paragraphs of this Section 5 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, provided that: (a) such modification does not adversely affect the interests of the Limited Partners, and (b) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification: (i) will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, (ii) will not adversely affect the status of the Limited Partners as limited partners under the Act, and (iii) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; provided, however, that the General Partner’s net worth may not be reduced below the lesser of (A) the net worth required by Section II.B of the Guidelines for Registration of Commodity Pool Programs, as adopted in revised form by the North American Securities Administrators Association, Inc. in September, 1993 (the “NASAA Guidelines”), and (B) the net worth required by such Guidelines as in effect on the date of such proposed modification.

6.    Capital Contributions and Offering of Units of Limited Partnership Interest.

The General Partner shall contribute to the Partnership, in $1,000 increments, such amount in cash as is necessary to make the General Partner’s capital contribution at least equal to the greater of: (a) 1% of aggregate capital contributions to the Partnership by all Partners (including the General Partner’s contribution) and (b) $25,000. Such contribution by the General Partner need not exceed the amount described above and shall be evidenced by Units of General Partnership Interest (“Unit(s) of General Partnership Interest”). The General Partner shall maintain its interest in the capital of the Partnership at no less than the amount stated above. The General Partner, without notice to or consent of the Limited Partners, may withdraw any portion of its interest in the Partnership that is in excess of its required interest described above. Interests in the Partnership, other than the General Partnership Interest of the General Partner, shall be Units of Limited Partnership Interest (“Units” or, individually, a “Unit”). The net asset value of a Unit of General Partnership Interest shall at all times be equivalent to the Net Asset Value of a Unit of Limited Partnership Interest.

The General Partner, for and on behalf of the Partnership, shall issue and sell Units to persons desiring to become Limited Partners, provided that such persons shall be determined by the General Partner to be qualified investors and their subscriptions for Units shall be accepted by the General Partner, which acceptance the General Partner may withhold in whole or in part in its sole discretion. The minimum subscription for Units per subscriber shall be such amount as the General Partner shall determine from time to time in its sole discretion.

The Partnership, directly and/or through Morgan Stanley & Co. Incorporated or such other selling agent or agents (each, a “Selling Agent”) as may be approved by the General Partner, may at any time and from time to time in the sole discretion of the General Partner offer for sale Units and fractions of Units (to the third decimal place) in public and/or private offerings, at prices per Unit, in such minimum amounts, for such periods of time, and on such terms and conditions as the General Partner shall determine in its sole discretion. Units offered during any offering shall be issued and sold by the Partnership as of the close of business (as determined by the General Partner) on the last business day of a fiscal quarter or month and a closing for subscriptions received during such offering shall be held as of such date; provided, however, that the General Partner may hold closings at such other times and for such other periods as it shall determine in its sole discretion to effectuate such offerings. At each such closing, the Partnership shall issue and sell Units to each subscriber whose subscription shall be accepted by the General Partner at a price per Unit to be determined by the General Partner in its sole discretion; provided, however, that the offering price per Unit during any offering of Units shall not at any time be less than the Net Asset Value of a Unit as of the close of business on the date of the applicable closing at which such Unit shall be issued and sold, unless the newly offered Units’ participation in the Partnership’s profits and losses is proportionately reduced. During any offering, Units may be subscribed for by the General Partner, Morgan Stanley & Co. Incorporated, any trading advisor to the Partnership (each, a “Trading Advisor”), any commodity broker for the Partnership (each, a “Commodity Broker”), and such persons’ respective shareholders, directors, officers, partners, employees, principals, and Affiliates. Subscriptions for Units by such persons shall not preclude them from receiving compensation from the Partnership for services rendered by them in their respective capacities as other than Limited Partners. No subscriber for Units during any offering of Units shall become a Limited Partner until the General Partner shall: (a) accept such subscriber’s subscription at a closing relating to such offering; (b) execute this Agreement on behalf of such subscriber pursuant to the power of attorney in the subscription agreement executed by the subscriber in connection with such offering; and (c) make an entry on the books and records of the Partnership reflecting that such subscriber has been admitted as a Limited Partner. Accepted subscribers shall be deemed Limited Partners at such time as their admission shall be reflected on the books and records of the Partnership. The aggregate of all capital contributions to the Partnership shall be available to the Partnership to carry on its business and no interest shall be paid by the Partnership on any such contribution.

In connection with any offering of Units by the Partnership, the General Partner, on behalf of the Partnership, shall: (a) cause to be filed one or more Disclosure Documents and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law with the CFTC and the National Futures Association (“NFA”), Forms D or other applications, notices or forms with the SEC and state securities and Blue Sky administrators, and Registration Statements, Prospectuses (as used hereinafter, the term “Prospectus” shall mean the most recent version of the Prospectus issued by the Partnership, or the most recent version of the Disclosure Document or other offering memorandum prepared, in connection with the particular offering of Units), and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law, with the CFTC, the NFA, the SEC, and the National Association of Securities Dealers, Inc.; (b) qualify by registration or exemption from registration the Units for sale under the Blue Sky and securities laws of such states of the United States and such other jurisdictions as the General Partner in its sole discretion shall deem advisable or as may be required by applicable law; (c) make such arrangements for the sale of Units as it shall deem advisable, including engaging Morgan Stanley & Co. Incorporated or any other firm as Selling Agent and entering into a selling agreement with Morgan Stanley & Co. Incorporated or such other Selling Agent; and (d) take such action with respect to and in order to effectuate the matters described in clauses (a) through (c) as it shall deem advisable or necessary.

The Partnership shall not pay the costs of any offering or any selling commissions relating thereto. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, except as described in the applicable Prospectus. No Limited Partner shall have the right to consent to the admission of any additional Limited Partner. There is no maximum aggregate amount of contributions which may be received by the Partnership.

All Units subscribed for shall be issued subject to the collection of good funds. If, at any time, good funds representing payment for Units are not made available to the Partnership because a subscriber has provided bad funds in the form of a bad check or draft or otherwise to Morgan Stanley & Co. Incorporated or another Selling Agent which, in turn, has deposited the subscription amount with the escrow agent, the Partnership shall cancel the Units issued to such subscriber represented by such bad funds, and the subscriber’s name shall be removed as a Limited Partner from the books and records of the Partnership. Any losses or profits sustained by the Partnership as a result thereof in connection with its Futures Interests trading allocable to such cancelled Units shall be deemed a decrease or increase in Net Assets and allocated among the remaining Partners as described in Section 7. Each Limited Partner agrees to reimburse the Partnership for any expense or loss incurred in connection with the issuance and cancellation of any such Units issued to such Limited Partner.

7.    Allocation of Profits and Losses; Accounting; Other Matters.

( a)    Capital Accounts.    A capital account shall be established for each Partner. The initial balance of each Partner’s capital account shall be the amount of a Partner’s initial capital contribution to the Partnership.

( b)    Monthly Allocations.    As of the close of business (as determined by the General Partner) on the last day of each calendar month (“Determination Date”) during each fiscal year of the Partnership, the following determinations and allocations shall be made:

(1)    The Net Assets of the Partnership (as defined in Section 7(d)(1)), before accrual of the monthly management fees and incentive fees payable to any Trading Advisor, shall be determined.

(2)    The accrued monthly management fees shall then be charged against Net Assets.

(3)    The accrued monthly incentive fees, if any, shall then be charged against Net Assets.

(4)    Any increase or decrease in Net Assets (after the adjustments in subparagraphs (2) and (3) above), over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the first closing of the sale of Units to the public), shall then be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

(5)    The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units, any amount deemed received by a Partner on a Series Exchange of Units pursuant to Section 10(c) hereof, and any amount paid to the General Partner upon withdrawal of its interest in the Partnership shall be charged to that Partner’s capital account.

( c)    Allocation of Profit and Loss for Federal Income Tax Purposes.    As of the end of each fiscal year of the Partnership, the Partnership’s realized profit or loss shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes. Such allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by the Partnership. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.

(1)    Items of ordinary income (such as interest or credits in lieu of interest) and expense (such as the management fees, incentive fees, brokerage fees and extraordinary expenses) shall be allocated pro rata among the Partners based on their respective capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.

(2)    Net realized capital gain or loss from the Partnership’s trading activities shall be allocated as follows:

(aa)    For the purpose of allocating the Partnership’s net realized capital gain or loss among the Partners, there shall be established an allocation account with respect to each outstanding Unit. The initial balance of each allocation account shall be the amount paid by the Partner to the Partnership for the Unit. Allocation accounts shall be adjusted as of the end of each fiscal year and as of the date a Partner completely redeems his Units as follows:

(i)    Each allocation account shall be increased by the amount of income allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph (c)(2)(cc) below.

(ii)    Each allocation account shall be decreased by the amount of expense or loss allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph (c)(2)(ee) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).

(iii)    When a Unit is redeemed or exchanged in a Series Exchange, the allocation account with respect to such Unit shall be eliminated.

(bb)    Net realized capital gain shall be allocated first to each Partner who has partially redeemed his Units or exchanged less than all his Units in a Series Exchange during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units or the amount deemed received on the Series Exchange of the Units over the allocation account attributable to the redeemed Units or the Units exchanged in the Series Exchange.

(cc)    Net realized capital gain remaining after the allocation thereof pursuant to subparagraph (c)(2)(bb) above shall be allocated next among all Partners whose capital accounts are in excess of their Units’ allocation accounts (after the adjustments in subparagraph (c)(2)(bb) above) in the ratio that each such Partner’s excess bears to all such Partners’ excesses. In the event that gain to be allocated pursuant to this subparagraph (c)(2)(cc) is greater than the excess of all such Partners’ capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partners’ capital accounts.

(dd)    Net realized capital loss shall be allocated first to each Partner who has partially redeemed his Units or exchanged less than all his Units in a Series Exchange during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed Units or the Units exchanged in the Series Exchange over the amount received upon redemption of the Units or the amount deemed received on the Series Exchange of the Units.

(ee)    Net realized capital loss remaining after the allocation thereof pursuant to subparagraph (c)(2)(dd) above shall be allocated next among all Partners whose Units’ allocation accounts are in excess of their capital accounts (after the adjustments in subparagraph (c)(2)(dd) above) in the ratio that each such Partner’s excess bears to all such Partners’ excesses. In the event that loss to be allocated pursuant to this subparagraph (c)(2)(ee) is greater than the excess of all such allocation accounts over all such Partners’ capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partners’ capital accounts.

(3)    The tax allocations prescribed by this Section 7(c) shall be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. In the event that a Unit has been transferred or assigned pursuant to Section 10(a), the allocations prescribed by this Section 7(c) shall be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 7(c) shall be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit. For purposes of this Section 7(c), tax allocations shall be made to the General Partner’s Units of General Partnership Interest on a Unit-equivalent basis.

(4)    The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profits and loss among Partners generally in the ratio and to the extent that net profit and net loss are allocated to such Partners under Section 7(b) hereof so as to eliminate, to the extent possible, any disparity between a Partner’s capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”).

( d)    Definitions; Accounting.

(1)    Net Assets.    The Partnership’s “Net Assets” shall mean the total assets of the Partnership (including, but not limited to, all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open Futures Interests positions and other assets of the Partnership) less the total liabilities of the Partnership (including, but not limited to, all brokerage, management and incentive fees, and extraordinary expenses) determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a Futures Interest traded on a United States exchange shall mean the settlement price on the exchange on which the particular Futures Interest was traded by the Partnership on the day with respect to which Net Assets are being determined; provided, however, that if a Futures Interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that Futures Interest shall be traded or otherwise, the settlement price on the first subsequent day on which the Futures Interest could be liquidated shall be the market value of such Futures Interest for such day. The market value of a forward contract or a Futures Interest traded on a non-U.S. exchange or market shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of forward contract or Futures Interest.

(2)    Net Asset Value.    The “Net Asset Value” of a Unit shall mean the Net Assets allocated to capital accounts represented by Units of Limited Partnership Interest divided by the aggregate number of Units of Limited Partnership Interest.

( e)    Expenses and Limitations Thereof.    Morgan Stanley & Co. Incorporated shall pay all of the organizational, initial and continuing offering expenses of the Partnership (including, but not limited to, legal, accounting, and auditing fees, printing costs, filing fees, escrow fees, marketing costs and expenses, and other related expenses), and shall not be reimbursed therefor.

Subject to the limits set forth below, and except to the extent that Morgan Stanley & Co. Incorporated or an affiliate has agreed to pay any such fees, costs or expenses as provided in the Prospectus, the Partnership shall pay its operational expenses. The General Partner shall not be reimbursed by the Partnership for any costs incurred by it relating to office space, equipment, and staff necessary for Partnership operations and administration of redemptions and Series Exchanges of Units. The Partnership will be obligated to pay any extraordinary expenses (determined in accordance with generally accepted accounting principles) it may incur.

The Partnership’s assets held by any Commodity Broker, as provided in Section 7(i), may be used as margin solely for the Partnership’s trading. The Partnership shall bear all commodity brokerage fees and commissions and, except as otherwise set forth herein or described in the Prospectus, shall be obligated to pay all liabilities incurred by it, including, without limitation, all fees and expenses incurred in connection with its trading activities (including, but not limited to, floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, “give up” or transfer fees, costs associated with the taking of delivery of Futures Interests, fees for the execution of forward contract transactions, fees for the execution of cash transactions relating to the exchange of futures for physical transactions, and the use of any Commodity Broker’s institutional and overnight execution facilities (collectively, “Transaction Fees and Costs”)), and management and incentive fees payable to any Trading Advisor. Appropriate reserves may be created, accrued, and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. Such reserves shall reduce the Net Asset Value of interests in the Partnership for all purposes, including redemptions and Series Exchanges.

The following special limits shall apply to the Partnership’s fees and expenses, in accordance with Section IV.C of the NASAA Guidelines: (a) the aggregate of (i) the management fees payable by the Partnership to the Trading Advisor(s), and (ii) the Partnership’s customary and routine administrative expenses (other than commodity brokerage commissions or fees, Transaction Fees and Costs, incentive fees, legal and auditing fees and expenses, and extraordinary expenses), shall not exceed 1/2 of 1% of the Partnership’s Net Assets per month, or 6% of the Partnership’s Net Assets annually; (b) the monthly incentive fees payable by the Partnership shall not exceed 15% of the Partnership’s “Trading Profits” (as defined in the Prospectus) attributable to such Trading Advisor for the applicable calculation period, provided that such incentive fees may be increased by 2% for each 1% by which the aggregate fees and expenses described in clause (a) of this sentence are below the 6% of Net Assets annual limit thereon (i.e., if such fees and expenses are 4% of Net Assets, the maximum incentive fee payable may be increased to 19%); (c) any “roundturn” brokerage commissions (excluding Transaction Fees and Costs) payable by the Partnership to any Commodity Broker shall not exceed 80% of such Commodity Broker’s published non-member rates for speculative accounts; and (d) the aggregate of (i) the brokerage commissions or fees payable by the Partnership to any Commodity Broker, (ii) any Transaction Fees and Costs separately payable by the Partnership, and (iii) any net excess interest and compensating balance benefits to any Commodity Broker (after crediting the Partnership with interest), shall not exceed 14% annually of the Partnership’s average monthly Net Assets as at the last day of each month during each calendar year. The General Partner or an Affiliate thereof shall pay and shall not be reimbursed for any fees and expenses in excess of any such limits.

( f)    Limited Liability of Limited Partners.    Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, shall be fully paid and nonassessable. No Limited Partner shall be liable for the Partnership’s obligations in excess of such Partner’s unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units or deemed received on a Series Exchange of Units, together with interest thereon. The Partnership shall not make a claim against a Limited Partner with respect to amounts distributed to such Partner or amounts received by such Partner upon redemption of Units or deemed received upon a Series Exchange of Units unless the Net Assets of the Partnership (which shall not include any right of contribution from the General Partner except to the extent previously made by it pursuant to this Agreement) shall be insufficient to discharge the liabilities of the Partnership which shall have arisen prior to the payment of such amounts.

( g)    Return of Limited Partner’s Capital Contribution.    Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption or Series Exchange of Units in accordance with Section 10(b) or (c), no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon termination and dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand or receive from the Partnership property other than cash.

( h)    Distributions.    The General Partner shall have sole discretion in determining what distributions (other than on redemption or Series Exchange of Units), if any, the Partnership shall make to its Partners. If made, all distributions shall be pro rata in accordance with the respective capital accounts of the Partners and may be made by credit to a Limited Partner’s account with Morgan Stanley & Co. Incorporated or by check if such account is closed.

( i)    Interest on Assets.    The Partnership shall deposit all of its assets with such Commodity Broker(s) as the Partnership shall utilize from time to time, and such assets shall be used by the Partnership to engage in Futures Interests trading. Unless provided otherwise in the Prospectus, such assets will be invested in securities approved by the CFTC for investment of customer funds or held in non-interest-bearing accounts, and such Commodity Broker(s) will credit the Partnership at month-end with interest income as set forth in the Prospectus or as otherwise set forth in a notice to Limited Partners.

8.    Management and Trading Policies.

( a)    Management of the Partnership.    Except as may be otherwise specifically provided herein, the General Partner, to the exclusion of all Limited Partners, shall conduct and manage the business of the Partnership, including, without limitation, the investment of the funds of the Partnership. No Limited Partner shall have the power to represent, act for, sign for, or bind the General Partner or the Partnership. Except as provided herein, no Partner shall be entitled to any salary, draw, or other compensation from the Partnership. Each Limited Partner hereby undertakes to furnish to the General Partner such additional information as may be determined by the General Partner to be required or appropriate for the Partnership to open and maintain an account or accounts with the Partnership’s Commodity Broker(s) for the purpose of trading in Futures Interests.

The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership. The Limited Partners will under no circumstances be permitted to contract away, or be deemed to have contracted away, the fiduciary obligations owed them by the General Partner under statutory or common law. The General Partner shall have fiduciary responsibility for the safekeeping of all of the funds and assets of the Partnership, whether or not in its immediate possession or control, and the General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the benefit of the Partnership.

( b)    The General Partner.    The General Partner, on behalf of the Partnership, shall retain one or more Trading Advisors to make all trading decisions for the Partnership, and shall delegate complete trading discretion to such Trading Advisors; provided, however, that the General Partner may override any trading instructions: (i) which the General Partner, in its sole discretion, determines to be in violation of any trading policy of the Partnership, as set forth in subsection (c) below; (ii) to the extent the General Partner believes doing so is necessary for the protection of the Partnership; (iii) to terminate the Futures Interests trading of the Partnership; (iv) to comply with applicable laws or regulations; or (v) as and to the extent necessary, upon the failure of a Trading Advisor to comply with a request to make the necessary amount of funds available to the Partnership, to fund distributions, redemptions, or reapportionments among Trading Advisors or to pay the expenses of the Partnership; and provided, further, that the General Partner may make trading decisions at any time at which a Trading Advisor shall become incapacitated or some other emergency shall arise as a result of which such Trading Advisor shall be unable or unwilling to act and a successor Trading Advisor has not yet been retained.

The Partnership shall not enter into any agreement with the General Partner, Morgan Stanley, or their respective Affiliates (other than a selling agreement as contemplated by Section 6) which has a term of more than one year and which does not provide that it shall be terminable by the Partnership without penalty upon 60 days’ prior written notice by the General Partner; provided, however, that any such agreement may provide for automatic renewal for additional one-year terms unless either the Partnership or the other party to such agreement, upon written notice given not less than 60 days prior to the original termination date or any extended termination date, notifies the other party of its intention not to renew.

Subject to the foregoing paragraph, the General Partner is hereby authorized, on behalf of the Partnership, to enter into the form of management agreement described in the Prospectus (each, a “Management Agreement”) with each Trading Advisor described in the Prospectus, and to cause the Partnership to pay to each such Trading Advisor the management and incentive fees provided for in the applicable Management Agreement, as described in the Prospectus.

The General Partner is further authorized: (a) to modify (including changing the form and amount of compensation and other arrangements and terms) or terminate any Management Agreement in its sole discretion in accordance with the terms of such Management Agreement and to employ from time to time other Trading Advisors pursuant to management agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership, which terms may include provision for the payment of an incentive fee to a new or replacement Trading Advisor or Advisors which shall be based on any trading profits which shall be earned by such Trading Advisor(s), irrespective of whether such profits shall exceed trading losses incurred by any previous or existing Trading Advisor or Advisors or by the Partnership as a whole; (b) to enter into the Customer Agreements described in the Prospectus (each, a “Customer Agreement”) with the Commodity Brokers described in the Prospectus, and to cause the Partnership to pay to such Commodity Brokers brokerage fees or commissions and Transaction Fees and Costs at the rates provided for in the Customer Agreements and as described in the Prospectus; and (c) to modify (including changing the form and amount of compensation and other arrangements and terms) and terminate the Customer Agreements in its sole discretion in accordance with the terms of such Agreements and to employ from time to time other Commodity Brokers pursuant to customer agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership, provided, however, that the General Partner shall review at least annually the brokerage arrangements with the Partnership to ensure that the brokerage fees or commissions paid to any Commodity Broker are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration: (i) the size of the Partnership; (ii) the Futures Interests trading activity; (iii) the services provided by the Commodity Broker, the General Partner or any Affiliate thereof to the Partnership; (iv) the cost incurred by the Commodity Broker, the General Partner or any Affiliate thereof in organizing and operating the Partnership and offering Units; (v) the overall costs to the Partnership; (vi) any excess interest and compensating balance benefits to the Commodity Broker from assets held thereby; and (vii) if the General Partner does not receive any direct compensation from the Partnership for its services as General Partner, the risks incurred by the General Partner as such.

The General Partner may subdivide or combine Units in its discretion, provided that no such subdivision or combination shall affect the Net Asset Value of any Limited Partner’s interest in the Partnership.

( c)    General Trading Policies.    The General Partner shall require any Trading Advisor retained by the Partnership to follow the trading policies set forth below. The following trading policies are applicable to the Partnership as a whole and do not apply to the trading of any individual Trading Advisor.

Trading Policies for All Partnerships:

•

The Partnership will not employ the trading technique commonly known as “pyramiding,” in which the speculator uses unrealized profits on existing positions in a given Futures Interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related Futures Interest. Taking into account the Partnership’s open trade equity on existing positions in determining generally whether to acquire additional Futures Interest positions on behalf of the Partnership will not be considered to constitute “pyramiding.”

•

The Partnership will not under any circumstances lend money to affiliated entities or otherwise. The Partnership will not utilize borrowings except if the Partnership purchases or takes delivery of commodities. If the Partnership borrows money from the General Partner or any Affiliate thereof, the lending entity in such case (the “Lender”) may not receive interest in excess of its interest costs, nor may the Lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner’s financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the Lender or any Affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

•	The Partnership will not permit “churning” of the Partnership’s assets.

Trading Policy for All Partnerships, Except Spectrum Global Balanced and Spectrum Currency:

•	The Partnership will not purchase, sell, or trade securities (except securities approved by the CFTC for investment of customer funds).

Trading Policies for Spectrum Select, Spectrum Technical, and Spectrum Strategic only:

•

The Trading Advisors will trade only in those Futures Interests that have been approved by the General Partner. The Partnership normally will not establish new positions in a Futures Interest for any one contract month or option if such additional positions would result in a net long or short position for that Futures Interest requiring as margin or premium more than 15% of the Partnership’s Net Assets. In addition, the Partnership will, except under extraordinary circumstances, maintain positions in Futures Interests in at least two market segments (i.e., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any one time.

•

The Partnership will not acquire additional positions in any Futures Interest if such additional positions would result in the aggregate net long or short positions for all Futures Interests requiring as margin or premium for all outstanding positions more than 66 2/3% of the Partnership’s Net Assets. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits, or both, the Partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, the Trading Advisors will reduce their open positions to comply with the foregoing limit before initiating new positions.

•

The Trading Advisors will not generally take a position after the first notice day in any Futures Interest during the delivery month of that Futures Interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market.

Trading Policy for Spectrum Select only:

•	The Partnership will not purchase, sell, or trade securities (except securities approved by the CFTC for investment of customer funds).

Trading Policies for Spectrum Global Balanced only:

•

The Trading Advisor will trade only in those Futures Interests that have been approved by the General Partner. In addition, the Partnership will, except under extraordinary circumstances, maintain positions in Futures Interests in at least two market segments (i.e., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any one time.

•

The Trading Advisors will not generally take a position after the first notice day in any Futures Interest during the delivery month of that Futures Interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market. The Partnership may, with the General Partner’s prior approval, purchase “cash” stocks and bonds, or options on stock or bond indices, on a temporary basis under unusual circumstances in which it is not practicable or economically feasible to establish the Partnership’s stock index or bond portfolios in the futures markets, and may acquire “cash” instruments in its short-term interest rate futures component.

( d)    Changes to Trading Policies.    The General Partner shall not make any material change in the trading policies in Section 8(c) without obtaining the prior written approval of Limited Partners owning more than 50% of the Units then outstanding. The General Partner will notify the Limited Partners within seven business days after any material change in the Partnership’s Trading Policies so approved by the Limited Partners.

( e)    Miscellaneous.    The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership, including, but not limited to, the following: opening bank accounts and paying or authorizing the payment of distributions to the Partners and the expenses of the Partnership, such as brokerage fees and commissions, management and incentive fees, ordinary and extraordinary expenses, and Transaction Fees and Costs.

The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state, or local tax returns which shall be required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; provided, however, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership shall be in good faith and by appropriate legal proceedings contesting the validity, applicability, or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

The General Partner shall be authorized to perform all duties imposed by Sections 6221 through 6233 of the Code on the General Partner as “tax matters partner” of the Partnership, including, but not limited to, the following: (a) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (b) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items; (c) the power to file a petition with an appropriate federal court for review of a final Partnership administrative adjustment; and (d) the power to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners having less than a 1% interest in the Partnership, unless a Limited Partner shall have notified the Internal Revenue Service and the General Partner that the General Partner may not act on such Partner’s behalf.

If the Partnership is required to withhold United States taxes on income with respect to Units held by Limited Partners who are nonresident alien individuals, non-U.S. corporations, non-U.S. partnerships, non-U.S. trusts, or non-U.S. estates, the General Partner may pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution or redemption with respect to such Units.

The General Partner shall keep at the principal office of the Partnership such books and records relating to the business of the Partnership as it deems necessary or advisable, as are required by the Commodity Exchange Act, as amended (the “CEAct”), and the CFTC’s rules and regulations thereunder, or as shall be required by other regulatory bodies, exchanges, boards, and authorities having jurisdiction. Such books and records shall be retained by the Partnership for not less than five years.

The Partnership’s books and records shall be available to Limited Partners or their authorized attorneys or agents for inspection and copying during normal business hours of the Partnership and, upon request, the General Partner shall send copies of same to any Limited Partner upon payment by him of reasonable reproduction and distribution costs. Any subscription documentation executed by a Limited Partner in connection with his purchase of Units, Series Exchange or Non-Series Exchange, as applicable, shall be retained by the Partnership for not less than six years.

Except as described herein or in the Prospectus, no person may receive, directly or indirectly, any advisory, management, or incentive fee for investment advice who shares or participates in per trade commodity brokerage commissions paid by the Partnership. No Commodity Broker for the Partnership may pay, directly or indirectly, rebates or “give-ups” to the General Partner or any Trading Advisor, and such prohibitions may not be circumvented by any reciprocal business arrangements. Assets of the Partnership shall not be commingled with assets of any other person. Margin deposits and deposits of assets with a Commodity Broker shall not constitute commingling.

The General Partner shall devote such time and resources to the Partnership’s business and affairs as it, in its sole discretion, shall deem necessary or advisable to effectively manage the Partnership. Subject to Section 5, the General Partner may engage in other business activities and shall not be required to refrain from any other activity or disgorge any profits from any such activity, whether as general partner of additional partnerships formed for investment in Futures Interests or otherwise. The General Partner may engage and compensate, on behalf and from funds of the Partnership, such persons, firms, or corporations, including any Affiliate of the General Partner, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership; provided, however, that, except as described herein and in the Prospectus, the General Partner shall not engage any such Affiliate to perform services for the Partnership without having made a good faith determination that: (i) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (ii) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Partnership are no less favorable to the Partnership than could be obtained from equally-qualified unaffiliated third parties, or are otherwise determined by the General Partner to be fair and reasonable to the Partnership and the Limited Partners; and (iii) the maximum period covered by the agreement pursuant to which such Affiliate is to perform services for the Partnership shall not exceed one year, and such agreement shall be terminable without penalty upon 60 days’ prior written notice by the Partnership. Nothing contained in the preceding sentence shall prohibit the General Partner from receiving reimbursement from the Partnership for expenses advanced on behalf of the Partnership (other than organizational and offering expenses).

No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership or to determine any fact or circumstance bearing upon the existence of its authority.

9.    Audits; Reports to Limited Partners.

The Partnership’s books shall be audited annually by an independent certified public accounting firm selected by the General Partner in its sole discretion. The Partnership shall use its best efforts to cause each Partner to receive: (a) within 90 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and a statement of financial condition) of the Partnership for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and accompanied by a report of the accounting firm which audited such statements, and such other information as the CFTC and NFA may from time to time require (such annual reports will provide a detailed statement of any transactions with the General Partner or its Affiliates and of fees, commissions and any compensation paid or accrued to the General Partner or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed); (b) within 75 days after the close of each fiscal year (but in no event later than March 15 of each year) such tax information relating to the Partnership as is necessary for such Partner to complete his federal income tax return; (c) within 30 days after the close of each calendar month, such financial and other information with respect to the Partnership as the CFTC and NFA from time to time shall require in monthly reports, together with information concerning any material change in the brokerage commissions and fees payable by the Partnership to any Commodity Broker; and (d) at such times as shall be necessary or advisable in the General Partner’s sole discretion, such other information as the CFTC and NFA from time to time shall require under the CEAct to be given to participants in commodity pools.

In addition, if any of the following events occurs, notice of such event, including a description of the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15, shall be mailed to each Limited Partner within seven business days after the occurrence of such event: (a) a decrease in the Net Asset Value of a Unit as of the close of business on any business day to 50% or less of the Net Asset Value for such Unit as of the end of the immediately preceding month; (b) any material amendment to this Agreement; (c) any change in Trading Advisors or any material change in the Management Agreement with a Trading Advisor; (d) any change in Commodity Brokers or any material change in the compensation arrangements with a Commodity Broker; (e) any change in general partners or any material change in the compensation arrangements with a general partner; (f) any change in the Partnership’s fiscal year; (g) any material change in the Partnership’s trading policies; or (h) cessation of Futures Interests trading by the Partnership. In the case of a notice given in accordance with clause (a) of the immediately preceding sentence: (i) such notice shall also advise Limited Partners that a “Special Redemption Date,” on a date specified in such notice (but in no event earlier than 15, nor later than 45, days after the mailing of such notice), will take place as of which Limited Partners may redeem their Units in the same manner as provided in Section 10(b) for regular Redemption Dates (a Special Redemption Date may take place on a regular Redemption Date); and (ii) following the close of business on the date of the 50% decrease giving rise to such notice, the Partnership shall liquidate all existing positions as promptly as reasonably practicable and shall suspend all Futures Interests trading through the Special Redemption Date. Thereafter, the General Partner shall determine whether to reinstitute Futures Interests trading or to terminate the Partnership. As used herein, “material change in the Partnership’s trading policies” shall mean any material change in those trading policies specified in Section 8(c).

The Net Asset Value of a Unit shall be determined daily by the General Partner, and the most recent Net Asset Value calculation shall be promptly supplied by the General Partner in writing to any Limited Partner after the General Partner shall have received a written request from such Partner.

In addition, no increase (subject to the limits in the fourth paragraph of Section 7(e)) in any of the management, incentive, or brokerage fees payable by the Partnership, or any caps (other than those described in the fourth paragraph of Section 7(e)) on management fees, incentive fees, brokerage commissions or fees, Transaction Fees and Costs, ordinary administrative expenses, or net excess interest or compensating balance benefits, all as described in the Prospectus, may take effect until the first business day following a Redemption Date, provided that: (i) notice of such increase is mailed to each Limited Partner at least five business days prior to the last date on which a Request for Redemption must be received by the General Partner with respect to the applicable Redemption Date; (ii) such notice shall describe the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15; and (iii) Limited Partners redeeming Units at the first Redemption Date following such notice shall not be subject to the redemption charges described in Section 10(b).

10.    Transfer; Redemption of Units; Exchange Privilege.

( a)    Transfer.    A Limited Partner may transfer or assign his Units only as provided in this Section 10(a). No transferee or assignee shall become a substituted Limited Partner unless the General Partner first consents to such transfer or assignment in writing, which consent may be withheld in its sole discretion. Any transfer or assignment of Units which is permitted hereunder shall be effective as of the end of the month in which such transfer or assignment is made; provided, however, that the Partnership need not recognize any transfer or assignment until it has received at least 30 days’ prior written notice thereof from the Limited Partner, which notice shall set forth the address and social security or taxpayer identification number of the transferee or assignee and the number of Units to be transferred or assigned, and which notice shall be signed by the Limited Partner. No transfer or assignment of Units will be effective or recognized by the Partnership if the transferee or assignee, or the transferor or assignor (if fewer than all Units held by the transferor or assignor are being transferred or assigned), would, by reason of such transfer or assignment, acquire Units which do not meet the minimum initial subscription requirements, as described in the Prospectus; provided, however, that the foregoing restriction shall not apply to transfers or assignment of Units (i) by the way of gift or inheritance, (ii) to any members of the Limited Partner’s family, (iii) resulting from divorce, annulment, separation or similar proceedings, or (iv) to any person who would be deemed an Affiliate of the Limited Partner (for purposes of this clause (iv), the term “Affiliate” also includes any partnership, corporation, association, or other legal entity for which such Limited Partner acts as an officer, director or partner). No transfer or assignment shall be permitted unless the General Partner is satisfied that (i) such transfer or assignment would not be in violation of the Act or applicable federal, state, or non-U.S. securities laws, and (ii) notwithstanding such transfer or assignment, the Partnership shall continue to be classified as a partnership rather than as an association taxable as a corporation under the Code. No transfer or assignment of Units shall be effective or recognized by the Partnership if such transfer or assignment would result in the termination of the Partnership for federal income tax purposes, and any attempted transfer or assignment in violation hereof shall be ineffective to transfer or assign any such Units. Any transferee or assignee of Units who has not been admitted to the Partnership as a substituted Limited Partner shall not have any of the rights of a Limited Partner, except that such person shall receive that share of capital and profits and shall have that right of redemption to which his transferor or assignor would otherwise have been entitled and shall remain subject to the other terms of this Agreement binding upon Limited Partners. No Limited Partner shall have any right to approve of any person becoming a substituted Limited Partner. The Limited Partner shall bear all costs (including any attorneys’ and accountants’ fees) related to such transfer or assignment of his Units.

In the event that the General Partner consents to the admission of a substituted Limited Partner pursuant to this Section 10(a), the General Partner is hereby authorized to take such actions as may be necessary to reflect such substitution of a Limited Partner.

( b)    Redemption.    Except as set forth below and in accordance with the terms hereof, a Limited Partner (or any assignee thereof) may withdraw all or part of his unredeemed capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part of his Units at the Net Asset Value thereof, reduced as hereinafter described (any such withdrawal being herein referred to as a “Redemption”). The minimum amount of any redemption is 50 Units, unless a Limited Partner is redeeming his entire interest in the Partnership.

Units may be redeemed at the option of a Limited Partner as of, but not before, the sixth month-end following the closing at which the Limited Partner first becomes a Limited Partner of the Partnership or a limited partner of any other partnership offering Units pursuant to the Prospectus (all such partnerships shall be defined collectively as the “Spectrum Series Partnerships” or individually as a “Spectrum Series Partnership”). Thereafter, Units may be redeemed as of the end of any month. However, any Unit redeemed at or prior to the end of the twelfth or twenty-fourth full month following the closing at which such Unit was issued will be assessed a redemption charge equal to 2% or 1%, respectively, of the Net Asset Value of a Unit on the date of such redemption. The foregoing charges will be paid to Morgan Stanley & Co. Incorporated. A Limited Partner who purchased Units pursuant to a Non-Series Exchange (as defined in the Prospectus) will not be subject to the foregoing redemption charges with respect to such Units. The number of Units (determined on a per closing basis), expressed as a percentage of Units purchased, which is not subject to a redemption charge is determined by dividing (a) the dollar amount used in a Non-Series Exchange to purchase Units by (b) the total investment in the Partnership. Limited Partners who redeem units of limited partnership interest in a Spectrum Series Partnership and have either paid a redemption charge with respect to such units of limited partnership, or have held such units of limited partnership for at least two years and subsequently purchase Units, will not be subject to redemption charges on the new Units under the following conditions: (a) the subscriber must subscribe for new Units prior to the one-year anniversary of the effective date of the redemption of the units of limited partnership, (b) the subscriber will not be subject to redemption charges with respect to the amount of the subscription for the new Units up to the amount of the proceeds of the redemption (net of any redemption charges), and (c) the subscriber must hold the newly acquired Units for six months from the date of purchase before such Units may be redeemed or exchanged pursuant to a Series Exchange. Limited Partners who redeem Units and use all or a portion of the proceeds of the redemption in a Non-Series Exchange to purchase an interest in another limited partnership for which the General Partner serves as general partner, will not be subject to a redemption charge with respect to the proceeds used to purchase the interest in the other partnership. The number of Units, expressed as a percentage of Units redeemed, which are not subject to a redemption charge is determined by dividing (a) the dollar amount of the other partnership interest purchased by (b) the dollar amount of the Units redeemed. Such subscribers remain subject to the minimum purchase and suitability requirements. In addition, redemption charges may not be imposed for certain large purchasers of units of limited partnership interest in the Spectrum Series Partnerships, as provided in the Prospectus. A Limited Partner who redeems Units pursuant to a Series Exchange will not be subject to redemption charges with respect to the redeemed Units. Units acquired pursuant to a Series Exchange will be deemed as having the same purchase date as the Units exchanged for purposes of determining the applicability of any redemption charges. Furthermore, a Limited Partner redeeming Units at the first Redemption Date following notice of an increase in certain fees in accordance with the fourth paragraph of Section 9 will not be subject to the foregoing redemption charges. Redemptions of Units will be deemed to be in the order in which they are purchased (assuming purchases at more than one closing), with the Units not subject to a redemption charge being deemed to be the first Units purchased at a closing.

Redemption of a Limited Partner’s Units shall be effective as of the last day of the first month ending after an irrevocable Request for Redemption in proper form shall have been received by the General Partner (“Redemption Date”); provided, that all liabilities, contingent or otherwise, of the Partnership (except any liability to Partners on account of their capital contributions) shall have been paid or there shall remain property of the Partnership sufficient to pay them. As used herein, “Request for Redemption” shall mean a letter in the form specified by the General Partner and received by the General Partner by 3:00 p.m. (New York City time) on the date on which such Redemption is to be effective. A form of Request for Redemption is annexed to this Agreement. Additional forms of Request for Redemption may be obtained by written request to the General Partner.

Upon Redemption, a Limited Partner (or any assignee thereof) shall receive from the Partnership for each Unit redeemed an amount equal to the Net Asset Value thereof as of the Redemption Date, less any redemption charges and any amount owing by such Partner (and his assignee, if any) to the Partnership pursuant to Section 14(d). If a Redemption is requested by an assignee, all amounts owed to the Partnership under Section 14(d) by the Partner to whom such Unit was sold, as well as all amounts owed by all assignees of such Unit, shall be deducted from the Net Asset Value of such Unit upon Redemption. The General Partner shall endeavor to pay Redemptions within 10 business days after the Redemption Date, except that under special circumstances (including, but not limited to, the inability on the part of the Partnership to liquidate Futures Interests positions or the default or delay in payments which shall be due the Partnership from commodity brokers, banks, or other persons), the Partnership may delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Asset Value of the Units represented by the sums which are the subject of such default or delay. Redemptions will be made by credit to the Limited Partner’s customer account with Morgan Stanley & Co. Incorporated or by check mailed to the Limited Partner if such account is closed. The General Partner may, in its absolute discretion, waive any restrictions or charges applicable to redemptions.

The foregoing terms and conditions in this Section 10(b), other than those in the second paragraph hereof prohibiting redemptions before the sixth month-end following the closing at which a person first becomes a Limited Partner, shall also apply to redemptions effected on “Special Redemption Dates” held in accordance with Section 9.

The General Partner shall be authorized to execute, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to this Agreement and such other documents as shall be necessary or desirable to reflect any Redemption pursuant to this Section 10(b).

( c)    Exchange Privilege.    Except as set forth below, a Limited Partner (or any assignee thereof) may redeem his Units effective as of the last business day of any month and authorize the General Partner to use the net proceeds of such redemption to purchase units of limited partnership interest of another Spectrum Series Partnership (such a transfer between Spectrum Series Partnerships being herein referred to as a “Series Exchange”). Series Exchanges shall only be permitted by a Limited Partner as of, but not before the sixth month-end following the closing at which a Limited Partner first became a limited partner of a Spectrum Series Partnership. The minimum amount of any Series Exchange is 50 Units, unless a Limited Partner is liquidating his entire interest in the Partnership.

A Series Exchange shall be effective as of the last business day of the month ending after an Exchange Agreement and Power of Attorney in proper form has been received by the General Partner (“Exchange Date”), provided, that the Partnership has assets sufficient to discharge its liabilities and to redeem Units on the Exchange Date. As used herein, “Exchange Agreement and Power of Attorney” shall mean the form annexed to the Prospectus as Exhibit B, sent by a Limited Partner (or any assignee thereof) to a Morgan Stanley & Co. Incorporated branch office in time for it to be forwarded and received by the General Partner by 3:00 p.m. New York City time on the Exchange Date. Additional forms of the Exchange Agreement and Power of Attorney may be obtained by written request to the General Partner or from a local Morgan Stanley & Co. Incorporated branch office. Upon requesting a Series Exchange, a Limited Partner shall have authorized the General Partner to redeem the number of Units specified therein and to utilize the net proceeds of such redemption to purchase an amount of units of limited partnership interest of one or more other Spectrum Series Partnerships as specified in the Exchange Agreement and Power of Attorney. The General Partner shall cause the net proceeds of the redemption to be delivered to the Spectrum Series Partnership(s) issuing and selling units of limited partnership interest to the redeeming Limited Partner, and shall cause to be mailed to such Limited Partner, within 20 business days after such Exchange Date, a written confirmation thereof.

At the next closing on the sale of Units following each Exchange Date, the Partnership shall issue and sell Units with a total Net Asset Value equal to the net proceeds of redemptions from limited partners of other Spectrum Series Partnerships requesting Units on a Series Exchange, provided, that the General Partner, in its capacity as the general partner of each of the Spectrum Series Partnerships, has (i) timely received a properly executed Exchange Agreement and Power of Attorney verifying that such units of limited partnership interest subject to such Series Exchange are owned by the person requesting such Series Exchange and acknowledging that the limited partner remains eligible to purchase Units, and (ii) caused the net proceeds from units of limited partnership interest being redeemed to be transferred to the Partnership in payment of such Units. Each Unit to be purchased with the net proceeds of a redemption of Units of limited partnership interest from a Spectrum Series Partnership shall be issued and sold by the Partnership at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the close of business on the relevant Exchange Date.

Each Limited Partner understands that its ability to effect a Series Exchange is conditioned upon units of limited partnership interest of Spectrum Series Partnerships being registered and qualified for sale pursuant to a current Prospectus immediately prior to each Exchange Date. The General Partner shall not have any obligation to have units of limited partnership interest registered. There can be no assurance that any or a sufficient number of units of limited partnership interest will be available for sale on the Exchange Date. If units of limited partnership interest are not registered or qualified for sale under either federal or applicable state securities laws, the General Partner will not be able to effect a Series Exchange for the Limited Partner. Furthermore, certain states may impose significant burdens on, or alter the requirements for, qualifying units of limited partnership interest for sale and in such cases, the General Partner may elect not to continue to qualify units of limited partnership interest for sale in such state or states, and a resident thereof would not be eligible for a Series Exchange. In the event that not all Exchange Agreements and Powers of Attorney can be processed because an insufficient number of units of limited partnership interest are available for sale on an Exchange Date, the General Partner is hereby authorized to allocate units of limited partnership interest in any manner which it deems is reasonable under the circumstances and may allocate a substantial portion of such units of limited partnership interest to new subscribers for Units.

The General Partner, on behalf of the Partnership and each Partner, is authorized to execute, file, record, and publish such amendments to this Agreement and such other documents as shall be necessary to reflect any Series Exchange pursuant to this Section 10(c).

11.    Special Power of Attorney.

Each Limited Partner, by the execution of this Agreement, does irrevocably constitute and appoint the General Partner, with full power of substitution, as his true and lawful agent and attorney-in-fact, in his name, place, and stead, (a) to execute, acknowledge, swear to, deliver, file, and record in his behalf in the appropriate public offices and publish: (i) this Agreement and the Certificate of Limited Partnership and amendments thereto; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of this Agreement or the Certificate of Limited Partnership made in accordance with the terms of this Agreement; (iii) certificates of assumed name; and (iv) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of the Partnership to do business as a foreign limited partnership in other jurisdictions; and (b) to admit additional Limited Partners and, to the extent that it is necessary under the laws of any jurisdiction, to execute, deliver, and file amended certificates or agreements of limited partnership or other instruments to reflect such admission. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity, death, dissolution, liquidation, or termination of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto acting in good faith pursuant to such Power of Attorney. Each Limited Partner agrees to execute a special Power of Attorney on a document separate from this Agreement. In the event of any conflict between this Agreement and any instruments filed by such attorney-in-fact pursuant to the Power of Attorney granted in this Section 11, this Agreement shall control.

12.    Withdrawal of Partners.

The Partnership shall terminate and be dissolved upon the withdrawal, insolvency, bankruptcy, dissolution, liquidation, or termination of the General Partner (unless a new general partner(s) is elected pursuant to Section 15(c) and such remaining general partner(s) shall have elected to continue the business of the Partnership, which any remaining general partner(s) shall have the right to do). The General Partner shall not withdraw or assign all of its interest at any time without giving the Limited Partners 120 days’ prior written notice of its intention to withdraw or assign, and, if the Limited Partners thereupon elect a new general partner or partners pursuant to Section 15(c) which elect to continue the business of the Partnership, the withdrawing General Partner shall pay all reasonable expenses incurred by the Partnership in connection with such withdrawal. The General Partner shall be paid the Net Asset Value of its interests in the Partnership as of the date of such withdrawal.

The death, incompetency, withdrawal, insolvency, bankruptcy, termination, liquidation, or dissolution of a Limited Partner shall not terminate or dissolve the Partnership, and such Limited Partner, his estate, custodian, or personal representative shall have no right to withdraw or value such Limited Partner’s interest in the Partnership except as provided in Section 10. Each Limited Partner (and any assignee of such Partner’s interest) expressly agrees that in the event of his death, he waives on behalf of himself and his estate and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership (except to the extent permissible under the sixth paragraph of Section 8(e)).

13.    No Personal Liability for Return of Capital.

Subject to Section 14, neither the General Partner, Morgan Stanley & Co. Incorporated, nor any Affiliate thereof shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

14.    Standard of Liability; Indemnification.

( a)    Standard of Liability.    The General Partner and its Affiliates shall not be liable to the Partnership, the Limited Partners, or its or their successors or assigns, for any act, omission, conduct or activity undertaken by or on behalf of the Partnership which the General Partner determines, in good faith, to be in the best interests of the Partnership, unless such act, omission, conduct, or activity constituted misconduct or negligence.

( b)    Indemnification by the Partnership.    The Partnership shall indemnify, defend, and hold harmless the General Partner and its Affiliates from and against any loss, liability, damage, cost, or expense (including attorneys’ and accountants’ fees and expenses incurred in defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from any act, omission, activity, or conduct undertaken by or on behalf of the Partnership, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner (or assignee thereof), provided that (1) the General Partner has determined, in good faith, that the act, omission, activity, or conduct giving rise to the claim for indemnification was in the best interests of the Partnership, and (2) the act, omission, activity, or conduct that was the basis for such loss, liability, damage, cost, or expense was not the result of misconduct or negligence. Notwithstanding anything to the contrary contained in the foregoing, neither the General Partner nor any of its Affiliates nor any person acting as a broker-dealer shall be indemnified by the Partnership for any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, provided, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee, and/or those other states and jurisdictions in which the plaintiffs claim that they were offered or sold Units, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a Limited Partner in the right of the Partnership to which the General Partner or any Affiliate thereof is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in the Act and this Section 14(b). The Partnership shall make advances to the General Partner or its Affiliates hereunder only if: (1) the demand, claim, lawsuit, or legal action relates to the performance of duties or services by such persons to the Partnership; (2) such demand, claim, lawsuit, or legal action is not initiated by a Limited Partner; and (3) such advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification hereunder.

Nothing contained in this Section 14(b) shall increase the liability of any Limited Partner to the Partnership beyond the amount of his unredeemed capital contribution, undistributed profits, if any, and any amounts received on distributions and redemptions and deemed received on Series Exchanges, together with interest thereon. All rights to indemnification and payment of attorneys’ and accountants’ fees and expenses shall not be affected by the termination of the Partnership or the withdrawal, insolvency, or dissolution of the General Partner.

The Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner and its Affiliates for any liability as to which the General Partner and its Affiliates are prohibited from being indemnified.

( c)    Affiliate.    As used in this Agreement, the term “Affiliate” of a person shall mean: (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such person; (ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by such person; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, such person; or (iv) any officer, director or partner of such person. Notwithstanding the foregoing, solely for purposes of determining eligibility for indemnification under Section 14(b), the term “Affiliate” shall include only those persons performing services for the Partnership.

( d)    Indemnification by Partners.    In the event that the Partnership is made a party to any claim, demand, dispute, or litigation or otherwise incurs any loss, liability, damage, cost, or expense as a result of, or in connection with, any Partner’s (or assignee’s) obligations or liabilities unrelated to the Partnership’s business, such Partner (or assignees cumulatively) shall indemnify, defend, hold harmless and reimburse the Partnership for such loss, liability, damage, cost and expense to which the Partnership shall become subject (including attorneys’ and accountants’ fees and expenses).

15.    Amendments; Meetings.

( a) Amendments with Consent of the General Partner.    If, at any time during the term of the Partnership, the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if embodied in an instrument approved by the General Partner and by Limited Partners owning more than 50% of the Units then outstanding, and if made in accordance with, and to the extent permissible under, the Act. Any amendment to this Agreement or actions taken pursuant to this Section 15 that shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners. Notwithstanding the foregoing, the General Partner shall be authorized to amend this Agreement without the consent of any Limited Partner in order to: (i) change the name of the Partnership or cause the Partnership to transact business under another name; (ii) clarify any inaccuracy or any ambiguity, or reconcile any inconsistent provisions herein; (iii) make any amendment to this Agreement that is not adverse to the Limited Partners; (iv) effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations; (v) attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes; (vi) qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction; (vii) delete or add any provision of or to this Agreement required to be deleted or added by the staff of the SEC, the CFTC, any other federal agency, any state “Blue Sky” official, or other governmental official, or in order to opt to be governed by any amendment or successor to the Act, or to comply with applicable law; (viii) make any modification to this Agreement to reflect the admission of additional or substitute general partners and to reflect any modification to the Net Worth requirements applicable to the General Partner and any other general partner, as contemplated by Section 5 hereof; (ix) make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or its directors, officers or controlling persons from in any manner being subject to the provisions of the Investment Company Act of 1940 (the “1940 Act”), the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended; and (x) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to qualify the Partnership under the 1940 Act, and any persons under the 1940 Act and the Advisers Act, if the General Partner reasonably believes that doing so is necessary. Any such supplemental or amendatory agreement shall be adhered to and have the same force and effect from and after its effective date as if the same had originally been embodied in, and formed a part of, this Agreement; provided, however, that no such supplemental or amendatory agreement shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses or distributions to which any Partner is entitled.

( b)    Meetings.    Any Limited Partner or his authorized attorney or agent, upon written request to the General Partner, delivered either in person or by certified mail, and upon payment of reasonable duplicating and postage costs, shall be entitled to obtain from the General Partner by mail a list of the names and addresses of record of all Limited Partners and the number of Units owned by each.

Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter upon which all Limited Partners may vote pursuant to this Agreement, the General Partner, by written notice to each Limited Partner of record sent by certified mail or delivered in person within 15 days after such receipt, shall call a meeting of the Partnership. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

( c)    Amendments and Actions without Consent of the General Partner.    At any meeting of the Limited Partners, upon the affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the Units then owned by Limited Partners, the following actions may be taken without the consent of the General Partner: (i) this Agreement may be amended in accordance with, and only to the extent permissible under, the Act; provided, however, that no such amendment shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner terminates or liquidates or elects to withdraw from the Partnership pursuant to Section 12, or becomes insolvent, bankrupt, or is dissolved; (v) any contracts with the General Partner or any of its Affiliates may be terminated without penalty on not less than 60 days’ prior written notice; and (vi) the sale of all or substantially all of the assets of the Partnership may be approved; provided, however, that no such action shall adversely affect the status of the Limited Partners as limited partners under the Act or the classification of the Partnership as a partnership under the federal income tax laws; and provided further, that Units owned by the General Partner and any Affiliate thereof shall not be voted on the matters described in clauses (iii) and (v) above. Any action which shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners.

( d)    Action Without Meeting.    Notwithstanding contrary provisions of this Section 15 covering notices to, meetings of, and voting by Limited Partners, any action required or permitted to be taken by Limited Partners at a meeting or otherwise may be taken by Limited Partners without a meeting, without prior notice, and without a vote if a consent in writing setting forth the action so taken shall be signed by Limited Partners owning Units having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting of Limited Partners at which all outstanding Units shall have been present and voted. Notice of the taking of action by Limited Partners without a meeting by less than unanimous written consent of the Limited Partners shall be given to those Limited Partners who shall not have consented in writing within seven business days after the occurrence thereof.

( e)    Amendments to Certificate of Limited Partnership.    If an amendment to this Agreement shall be made pursuant to this Section 15, the General Partner shall be authorized to execute, acknowledge, swear to, deliver, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to the Certificate of Limited Partnership as shall be necessary or desirable to reflect such amendment.

16.    Index of Defined Terms.

Defined Term	Section
1940 Act	15 (a)
Act	1
Advisers Act	15 (a)
Affiliate	14 (c)
Agreement	Preamble
CEAct	8 (e)
Certificate of Limited Partnership	1
CFTC	3
Code	7 (c)(4)
Commodity Broker	6
Customer Agreement	8 (b)
Determination Date	7 (b)
Exchange Agreement and Power of Attorney	10 (c)
Exchange Date	10 (c)
Futures Interests	3

Defined Term	Section
General Partner	Preamble
Limited Partners	Preamble
Management Agreement	8 (b)
NASAA Guidelines	5
Net Asset Value	7 (d)(2)
Net Assets	7 (d)(1)
NFA	6
Non-Series Exchange	10 (b)
Partners	Preamble
Partnership	1
Prospectus	6
Pyramiding	8 (c)(5)
Redemption	10 (b)
Redemption Date	10 (b)
Request for Redemption	10 (b)
SEC	5
Selling Agent	6
Series Exchange	10 (c)
Special Redemption Date	9
Spectrum Series Partnership(s)	10 (b)
Trading Advisor	6
Trading Profits	7 (e)
Transaction Fees and Costs	7 (e)
Unit(s) of General Partnership Interest	6
Unit(s)	6

17.    Governing Law.

The validity and construction of this Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, including, specifically, the Act (without regard to its choice of law principles); provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 17.

18.    Miscellaneous.

( a)    Priority among Limited Partners.    Except as otherwise specifically set forth in this Agreement, no Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

( b)    Notices.    All notices and requests to the General Partner under this Agreement (other than Subscriptions, Requests for Redemption, and notices of assignment or transfer, of Units) shall be in writing and shall be effective upon personal delivery or, if sent by registered or certified mail, postage prepaid, addressed to the General Partner at 522 Fifth Avenue, 13th Floor, New York, New York 10036 (or such other address as the General Partner shall have notified the Limited Partners), upon the deposit of such notice in the United States mail. Requests for Redemption, and notices of assignment or transfer of Units shall be effective upon timely receipt by the General Partner. Except as otherwise provided herein, all reports and notices hereunder shall be in writing and shall be sent by first-class mail to the last known address of the Limited Partner.

( c)    Binding Effect.    This Agreement shall inure to the benefit of, and be binding upon, all of the parties, their successors, assigns as permitted herein, custodians, estates, heirs, and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership’s records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights which they may have under Section 15.

( d)    Captions.    Captions in no way define, limit, extend, or describe the scope of this Agreement nor the effect of any of its provisions.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Additional Limited Partners:		General Partner:

By:	Demeter Management Corporation, General Partner, as Authorized Agent and Attorney-in-Fact	Demeter Management Corporation

By:		By:
	Name: Title:	Name: Title:

Annex A to Limited Partnership Agreement

REQUEST FOR REDEMPTION: MORGAN STANLEY MANAGED FUTURES FUNDS

THIS IRREVOCABLE REQUEST FOR REDEMPTION MUST BE DELIVERED TO A LIMITED PARTNER’S LOCAL MORGAN STANLEY & CO. INCORPORATED BRANCH OFFICE IN TIME FOR IT TO BE FORWARDED AND RECEIVED BY THE GENERAL PARTNER, ATTN: MANAGED FUTURES, 522 FIFTH AVENUE, 13TH FLOOR, NEW YORK, NEW YORK 10036, NO LATER THAN 3:00 P.M., NEW YORK CITY TIME, ON THE LAST DAY OF THE MONTH IN WHICH THE REDEMPTION IS TO BE EFFECTIVE.

, 20	☐	☐	☐	-	☐	☐	☐	☐	☐	☐	-	☐	☐	☐
[date]	[print or type Morgan Stanley & Co. Incorporated account number]

I hereby request redemption (effective as of the next applicable date as of which redemption is permitted as set forth in the Limited Partnership Agreement of the Partnership for which redemption is requested, subject to all terms and conditions set forth therein) of my capital account in an amount equal to the respective Net Asset Value, as defined in the Limited Partnership Agreement, of the following Unit(s) of Limited Partnership Interest (“Units”), less any amounts specified in the Limited Partnership Agreement.

COMPLETE ONLY ONE SECTION — A, B, C, OR D — PER FORM

Section A

Spectrum Series shall only redeem Units in a minimum amount of 50 Units, unless a Limited Partner is redeeming his/her entire interest (all) in such Partnership.

[DWSB] Spectrum Global Balanced	☐ Entire Interest	Units

[DWSF] Spectrum Select	☐ Entire Interest	Units

[DWSS] Spectrum Strategic	☐ Entire Interest	Units

[DWST] Spectrum Technical	☐ Entire Interest	Units

[DWSX] Spectrum Currency	☐ Entire Interest	Units

Section B

Cornerstone Funds shall only redeem $1,000 increments or WHOLE Units unless a Limited Partner is redeeming his/her entire interest (all) in such Partnership.

[CFCFB] Cornerstone Fund II	☐ Entire Interest	Units	$	,000

[CFCFC] Cornerstone Fund III	☐ Entire Interest	Units	$	,000

[CFCFD] Cornerstone Fund IV	☐ Entire Interest	Units	$	,000

Section C

Charter Series shall only redeem Units in a minimum amount of 100 Units, unless a Limited Partner is redeeming his/her entire interest (all) in such Partnership.

[MSCC] Charter Campbell	☐ Entire Interest	Units

[MSCD] Charter Aspect	☐ Entire Interest	Units

[MSCG] Charter Graham	☐ Entire Interest	Units

[MSCM] Charter WCM	☐ Entire Interest	Units

Section D

Other managed futures funds shall only redeem $1,000 increments or WHOLE Units unless a Limited Partner is redeeming his/her entire interest (all) in such Partnership.

MARK ONE FUND ONLY (Use One Form Per Fund):

☐ [DFF] Diversified Futures Fund	☐ Entire Interest	Units	$	,000

☐ [DFF3] Diversified Futures Fund III	☐ Entire Interest	Units	$	,000

☐ [PPF] Principal Plus Fund	☐ Entire Interest	Units	$	,000

☐ [PSF] Portfolio Strategy Fund	☐ Entire Interest	Units	$	,000

ACCOUNT INFORMATION AND SIGNATURES

I understand that I may only redeem Units at such times as are specified in the Limited Partnership Agreement and that, under certain circumstances described therein, I may be subject to a redemption charge.

I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful and beneficial owner of Units (or fractions thereof) to which this Request for Redemption relates, with full power and authority to request redemption. The Units (or fractions thereof) which are the subject of this request are not subject to any pledge or otherwise encumbered in any fashion. My signature has been represented by a member of a registered national securities exchange.

Signatures Must Be Identical to Name(s) in Which Units are Registered

Type or Print all Information Below

1. Account Information

☐	☐	☐	-	☐	☐	☐	☐	☐	☐	-	☐	☐	☐

(Name of Limited Partner)	(Morgan Stanley & Co. Incorporated Account Number)

Address:
(Street)

(City)	(State Province)	(Zip Code or Postal Code)

2.a. Signature(s) of Individual Partner(s) or Assignee(s) including IRAs

X
(Signature)	(Date)

X
(Signature)	(Date)

2.b. Signature of Entity Partner or Assignee

By: X
(Name of Entity)	(Authorized officer, partner, trustee, or custodian. If a corporation, include certified copy of authorized resolution.)

3. Financial Advisor and Branch Manager Use Only

We, the undersigned Financial Advisor and Branch Manager, represent that the above signature(s) is/are true and correct.

X	X
(Financial Advisor MUST sign)	(Branch Manager MUST sign)

(Branch Telephone Number)	Please enter a SELL order upon receipt of a completed Request for Redemption.

EXHIBIT B

SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY

MORGAN STANLEY SPECTRUM SERIES

UNITS OF LIMITED PARTNERSHIP INTEREST SUBSCRIPTION AND EXCHANGE INSTRUCTIONS

If you wish to purchase units of one or more of the Morgan Stanley Spectrum Series partnerships, please follow the instructions below. Instructions relating to “Cash Subscribers” should be followed only if you are purchasing units for cash. Instructions relating to “Exchange Subscribers” should be followed only if you are redeeming units in another commodity pool for which Demeter Management Corporation serves as the general partner and commodity pool operator in a Non-Spectrum Series Exchange, or if you are redeeming units in a Morgan Stanley Spectrum Series partnership pursuant to a Spectrum Series Exchange. Instructions relating to “Update Subscribers” should be followed if you are already an investor in one of the Morgan Stanley Spectrum Series partnerships and you wish to purchase additional units in that same partnership.

SUBSCRIPTION AND EXCHANGE INSTRUCTIONS

You should carefully read and review the Morgan Stanley Spectrum Series Prospectus, dated •, 2008 (the “Prospectus”), any applicable supplement to the Prospectus, and this Subscription and Exchange Agreement and Power of Attorney. In reading the Prospectus, pay particular attention to the matters discussed under “Risk Factors,” “Conflicts of Interest” and “Description of Charges.” By signing the Agreement, you will be deemed to make each applicable representation and warranty, and satisfy any applicable special State Suitability Requirement, set forth in this Agreement on pages B-2–B-4, so please make sure that you satisfy all applicable provisions in those sections before signing this Agreement.

CASH SUBSCRIBERS MUST FILL IN THE BOXES AND BLANKS ONLY ON PAGES B-7 AND B-8, EXCHANGE SUBSCRIBERS MUST FILL IN THE BOXES AND BLANKS ONLY ON PAGES B-7 AND B-8, AND UPDATE SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGE C-1, USING BLUE OR BLACK INK, AS FOLLOWS:

Item 1	for Cash Subscribers and Exchange Subscribers (pages B-7–B-8)	—Enter your Morgan Stanley & Co. Incorporated Account Number.
Item 1	For Cash Subscribers (page B-7)	—Enter the dollar amount of the subscription for each partnership whose units you wish to purchase.
Item 2	For Exchange Subscribers (page B-7)	—Enter the symbol(s) of the limited partnership(s) from which you are redeeming units; specify the quantity to be redeemed (entire interest or number of whole units).
Item 3	For Cash Subscribers and Exchange Subscribers (page B-8)

—Enter the exact name in which your units are to be held based on ownership type.

—You and any co-subscriber must execute the Signature Page of this Agreement on page B-8.

If you are subscribing for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

*  If the units will be owned by tenants in common, signatures of all owners are required.

*  In the case of a participant-directed ERISA Plan or Individual Retirement Account, the beneficiary must sign immediately below and the trustee or custodian must sign below under “Entity Subscription.”

Item 3	For Cash Subscribers and Exchange Subscribers (page B-8) and Update Subscribers (page C-1)	—A Morgan Stanley & Co. Incorporated Financial Advisor and Branch Manager must complete the required information.

Morgan Stanley & Co. Incorporated Financial Advisor: The original Agreement must be mailed to the general partner, Attn: Managed Futures, at 522 Fifth Avenue, 13th Floor, New York, New York 10036. This form cannot be faxed.

MORGAN STANLEY SPECTRUM SERIES

SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY

If you are subscribing for units of limited partnership interest in the Morgan Stanley Spectrum Series, consisting of five commodity pool limited partnerships, Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Global Balanced L.P. and Morgan Stanley Spectrum Currency L.P., you should carefully read and review the Prospectus and any applicable supplement to the Prospectus.

For Cash Subscribers:    By executing the Subscription and Exchange Signature Page of this Agreement, you will irrevocably subscribe for units of one or more of the partnerships at the price per unit described in the Prospectus.

For Exchange Subscribers:    By executing the Subscription and Exchange Signature Page of this Agreement, you will irrevocably redeem the units of limited partnership interest of each limited partnership indicated on the signature page of this Agreement and, with the proceeds of that redemption, irrevocably subscribe for units of one or more of the partnerships at the price per unit described in the Prospectus.

Notwithstanding the foregoing, you may revoke this Agreement, and receive a full refund of the subscription amount you paid, plus any accrued interest thereon (or revoke the redemption of units in the other limited partnership in the case of an exchange), by delivering written notice to your Morgan Stanley & Co. Incorporated financial advisor in time for it to be forwarded and received by the general partner, attn: Managed Futures, at 522 Fifth Avenue, 13th floor, New York, New York 10036, no later than 3:00 p.m., New York City time, on the date of the applicable monthly closing. If this Agreement is accepted, you agree to: (i) contribute your subscription to each partnership designated on the Signature Page of this Agreement; and (ii) be bound by the terms of each such partnership’s Amended and Restated Limited Partnership Agreement, included as Exhibit A to the Prospectus (the “Limited Partnership Agreement”). By executing the Signature Page of this Agreement, you shall be deemed to have executed this Agreement and the Limited Partnership Agreement (including the Powers of Attorney in both Agreements).

PAYMENT INSTRUCTIONS

For Cash Subscribers:    You must pay your subscription amount by charging your customer account with Morgan Stanley & Co. Incorporated (the “Customer Account”). In the event that you do not have a Customer Account or do not have sufficient funds in your existing Customer Account, you must make appropriate arrangements with your Morgan Stanley & Co. Incorporated financial advisor. If you don’t have a financial advisor, contact your local Morgan Stanley & Co. Incorporated branch office. Payment must NOT be mailed to the general partner at its offices in New York City. Any such payment will not be accepted by the general partner and will be returned to you for proper placement with the Morgan Stanley & Co. Incorporated branch office where your Customer Account is maintained. By executing the Signature Page of this Agreement, you authorize and direct the general partner and Morgan Stanley & Co. Incorporated to transfer the appropriate amount from your Customer Account to the escrow account.

For Exchange Subscribers:    You must pay your subscription amount by applying the proceeds from the redemption of your limited partnership units in one of the partnerships or another commodity pool which Demeter Management Corporation serves as the general partner and commodity pool operator. You may only redeem units at such times as are specified in the limited partnership agreement for that commodity pool, and under certain circumstances described in that agreement you may be subject to a redemption charge.

REPRESENTATIONS AND WARRANTIES

By executing the Signature Page of this Agreement, you (for yourself and any co-subscriber, and, if you are signing on behalf of an entity, on behalf of and with respect to that entity and its shareholders, partners, beneficiaries or members), represent and warrant to the general partner and each partnership whose units you are purchasing, as follows (as used below, the terms “you” and “your” refer to you and your co-subscriber, if any, or if you are signing on behalf of an entity, that entity):

(1)    You have received a copy of the Prospectus, including each Limited Partnership Agreement.

(2)    You are of legal age to execute this Agreement and are legally competent to do so.

(3)    You satisfy the applicable minimum financial suitability requirements and maximum investment limits, as set forth below under the caption “State Suitability Requirements” (or in a special Supplement to the Prospectus) for residents of the state in which you reside. You agree to provide any additional documentation requested by the general partner, as may be required by the securities administrators of certain states, to confirm that you meet the applicable minimum financial suitability standards and maximum investment limits to invest in the partnerships.

(4)    All the information that you have provided on the Signature Page is correct and complete as of the date of this Agreement, and, if there should be any material change in such information prior to your admission as a limited partner, you will immediately furnish such revised or corrected information to the Financial Advisor/Investment Representative.

(5)    If you are representing an ERISA Plan or Individual Retirement Account, to the best of your knowledge, neither the general partner, Morgan Stanley & Co. Incorporated, any additional selling agent, any trading advisor, nor any of their respective affiliates: (a) has investment discretion with respect to the investment of your plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such plan assets and (ii) will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to that plan. For purposes of this representation (5), an “ERISA Plan” means any U.S. employee benefit plan or trust within the meaning of and subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and “Individual Retirement Account” means an individual retirement account or Keogh Plan subject solely to the provisions of Section 4975 of the Internal Revenue Code of 1986, as amended.

(6)    Unless representation (7) or (8) below is applicable, your subscription is made with your funds for your own account and not as trustee, custodian or nominee for another.

(7)    If you are subscribing as custodian for a minor, either (a) the subscription is a gift you have made to that minor and is not made with that minor’s funds, in which case the representations as to net worth and annual income below apply only to you, as the custodian; or (b) if the subscription is not a gift, the representations as to net worth and annual income below apply only to that minor.

(8)    If you are subscribing as a trustee or custodian of an ERISA Plan or of an Individual Retirement Account at the direction of the beneficiary of that ERISA Plan or Individual Retirement Account, the representations herein apply only to the beneficiary of that plan or IRA.

(9)    If you are subscribing in a representative capacity, you have full power and authority to purchase units and enter into and be bound by this Agreement on behalf of the entity for which you are purchasing the units, and that entity has full right and power to purchase the units and enter into and be bound by this Agreement and become a limited partner pursuant to each applicable Limited Partnership Agreement.

(10)    If you are subscribing for a joint or community property account, you have full power and authority to purchase units and enter into and be bound by this Agreement on behalf of the joint or community property account.

(11)    You either: (a) are not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of the National Futures Association (“NFA”); or (b), if so required, you are duly registered with the CFTC and are a member in good standing of the NFA. It is an NFA requirement that the general partner attempt to verify that any person or entity that seeks to purchase units be duly registered with the CFTC and a member of the NFA, if required. You agree to supply the general partner with such information as the general partner may reasonably request in order to attempt such verification. Certain entities that acquire units may, as a result, themselves become “commodity pools” within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, may be required to register as “commodity pool operators.”

(12)    You represent and agree that you shall provide any information deemed necessary by the general partner, in its sole discretion, to comply with its anti-money laundering program and related responsibilities from time to time. You further agree that the general partner may, in its sole discretion, decline to accept a subscription if the requested information is not provided or on the basis of such information that is provided, and that if the information requested by the general partner is not provided on a timely basis, the general partner may, in its sole discretion, redeem your units in accordance with the Limited Partnership Agreement.

Additional Representation and Warranty for Exchange Subscribers:

(13)    You are the true, lawful, and beneficial owner of the units of limited partnership interest (or fractions thereof) to be redeemed pursuant to this Agreement, with full power and authority to request redemption and a subsequent purchase of units. The units of limited partnership interest (or fractions thereof) which you are redeeming are not subject to any pledge nor otherwise encumbered in any fashion.

By making the representations and warranties set forth above, you should be aware that you have not waived any rights of action which you may have under applicable federal or state securities laws. Federal and state securities laws provide that any such waiver would be unenforceable. You should be aware, however, that the representations and warranties set forth above may be asserted in the defense of a partnership, the general partner, Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International plc, any additional selling agent, any trading advisor, or others in any subsequent litigation or other proceeding.

STATE SUITABILITY REQUIREMENTS

Except as indicated below, effective for subscriptions for units of any Spectrum Series partnership at or after the •, 2008 Monthly Closing, you must have a net worth (exclusive of home, furnishings, and automobiles) of at least $250,000 or, failing that standard, have both a net worth (same exclusions) of at least $70,000 and an annual gross income of at least $70,000. If you are subscribing with your spouse as joint owners, you may count your joint net worth and joint income in satisfying these requirements, as well as the special requirements described below. You must also make a minimum aggregate initial investment of $5,000 or $2,000 in the case of IRAs, and you must invest at least $1,000 in any one partnership. See “Subscription Procedure” in the Prospectus as to special rules if you are purchasing units in a non-Spectrum Series Exchange. However, the states listed below (or, in certain cases, in special Supplements to the Prospectus attached thereto) have more restrictive suitability standards or have imposed maximum investment limits for their residents. Please read the following list to make sure that you meet the minimum financial suitability standards and/or maximum investment limits for the state in which you reside. (As used below, “NW” means net worth exclusive of home, furnishings, and automobiles, and “AI” means annual gross income.)

Kansas:	(a) $250,000 NW, or (b) $70,000 NW and $70,000 AI. The Office of the Kansas Securities Commissioner recommends that you should limit your aggregate investment in the Morgan Stanley Spectrum Series and other managed futures investments to not more than 10% of your “liquid net worth.” “Liquid net worth” is that portion of your total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
Ohio:	(a) $250,000 NW and the investment may not exceed 10% of your NW, or (b) $70,000 NW and $70,000 AI and the investment may not exceed 10% of your NW.

ACCEPTANCE OF THE LIMITED PARTNERSHIP AGREEMENTS

You agree that as of the date that your name is entered on the books of a partnership, you shall become a limited partner of that partnership. You also agree to each and every term of the Limited Partnership Agreement of that partnership as if you signed that agreement. You further agree that you will not be issued a certificate evidencing the units that you are purchasing, but that you will receive a confirmation of purchase in Morgan Stanley & Co. Incorporated’s customary form.

POWER OF ATTORNEY AND GOVERNING LAW

You hereby irrevocably constitute and appoint Demeter Management Corporation, the general partner of each partnership, as your true and lawful Attorney-in-Fact, with full power of substitution, in your name, place, and stead: (1) to do all things necessary to admit you as a limited partner of each partnership requested below, and such other partnership(s) of the Morgan Stanley Spectrum Series as you may request from time to time; (2) to admit others as additional or substituted limited partners to such partnership(s) so long as such admission is in accordance with the terms of the applicable Limited Partnership Agreement or any amendment thereto; (3) to file, prosecute, defend, settle, or compromise any and all actions at law or suits in equity for or on behalf of each partnership in connection with any claim, demand, or liability asserted or threatened by or against any partnership; and (4) to execute, acknowledge, swear to, deliver, file, and record on your behalf and as necessary in the appropriate public offices, and publish: (a) each Limited Partnership Agreement and each Certificate of Limited Partnership and all amendments thereto permitted by the terms thereof; (b) all instruments that the general partner deems necessary or appropriate to reflect any amendment, change, or modification of any Limited Partnership Agreement or any Certificate of Limited Partnership made in accordance with the terms of such Limited Partnership Agreement; (c) certificates of assumed name; and (d) all instruments that the general partner deems necessary or appropriate to qualify or maintain the qualification of each partnership to do business as a foreign limited partnership in other jurisdictions. You agree to be bound by any representation made by the general partner or any successor thereto acting in good faith pursuant to this Power of Attorney.

The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive your death, incapacity, dissolution, liquidation, or termination.

This Subscription and Exchange Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of New York, provided, however, that this provision shall not be deemed a waiver of any rights of action you may have under applicable federal or state securities law.

RECEIPT OF DOCUMENTATION

The regulations of the CFTC require that you be given a copy of the Prospectus (which includes the most current annual report for each partnership), as well as certain additional documentation consisting of: (a) a supplement to the Prospectus, which must be given to you if the Prospectus is dated more than nine months prior to the date that you first received the Prospectus, and (b) the most current monthly account statement (report) for the partnerships. You hereby acknowledge receipt of the Prospectus and the additional documentation referred to above, if any.

(This page has been left blank intentionally.)

Morgan Stanley Spectrum Series

Units of Limited Partnership Interest

Subscription and Exchange Signature Page

A

•, 2008

☐	☐	☐	-	☐	☐	☐	☐	☐	☐	-	☐	☐	☐
Morgan Stanley & Co. Incorporated Account No.

Please print or type (except signatures). Use ink only.

PAGES B-7 AND B-8, THE SUBSCRIPTION AND EXCHANGE SIGNATURE PAGE, MUST BE DELIVERED TO YOUR LOCAL MORGAN STANLEY & CO. INCORPORATED BRANCH OFFICE IN TIME FOR IT TO BE FORWARDED AND RECEIVED BY THE GENERAL PARTNER, ATTN: MANAGED FUTURES, AT 522 FIFTH AVENUE, 13TH FLOOR, NEW YORK, NEW YORK 10036, NO LATER THAN 3:00 P.M., NEW YORK CITY TIME, ON THE DATE OF THE APPLICABLE MONTHLY CLOSING. THIS FORM CANNOT BE FAXED.

By execution and delivery of this Subscription and Exchange Agreement Signature Page, you hereby: (A) subscribe for units of limited partnership interest in the partnership(s) in the Morgan Stanley Spectrum Series specified in Item 1 or Item 2 below, at a price equal to 100% of the net asset value per unit of the applicable partnership(s) as of the close of business on the date of the applicable monthly closing; and (B) agree to pay the purchase price for such units at such monthly closing by either (1) paying the subscription amount(s) in cash, as specified in Item 1 below, or (2) redeeming the specified number of units of limited partnership interest in the limited partnership(s) named in Item 2 below and applying the proceeds of your redemption to the purchase price. Redemption of units of any partnership for an exchange must be in whole units, unless you are redeeming your entire interest in such partnership.

BY SUCH EXECUTION AND PAYMENT, YOU ACKNOWLEDGE RECEIPT OF THE MORGAN STANLEY SPECTRUM SERIES PROSPECTUS DATED •, 2008, INCLUDING THE LIMITED PARTNERSHIP AGREEMENTS, ANY APPLICABLE SUPPLEMENT TO THE PROSPECTUS, AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR BY YOU, AND THE CURRENT MONTHLY REPORT FOR THE PARTNERSHIPS.

Item 1 — CASH SUBSCRIPTION

Spectrum Fund Symbol			Amount of Subscription

DWSB	Morgan Stanley Spectrum Global Balanced L.P.	$

DWSF	Morgan Stanley Spectrum Select L.P.	$

DWSS	Morgan Stanley Spectrum Strategic L.P.	$

DWST	Morgan Stanley Spectrum Technical L.P.	$

DWSX	Morgan Stanley Spectrum Currency L.P.	$

B-7

 LOGO

Item 2 — EXCHANGE SUBSCRIPTION

Symbol(s) for Fund(s) from which Units are to be redeemed					Specify quantity of Units to be redeemed (check box if Entire Interest; insert number if Whole Units)					Spectrum Series Fund Symbol
☐	☐	☐	☐	☐	☐	Entire Interest	or	Whole Units	to	D	W	S

☐	☐	☐	☐	☐	☐	Entire Interest	or	Whole Units	to	D	W	S

☐	☐	☐	☐	☐	☐	Entire Interest	or	Whole Units	to	D	W	S

☐	☐	☐	☐	☐	☐	Entire Interest	or	Whole Units	to	D	W	S

☐	☐	☐	☐	☐	☐	Entire Interest	or	Whole Units	to	D	W	S

You hereby authorize Demeter Management Corporation to redeem the quantity of units of limited partnership interest set forth opposite the symbol for each partnership identified on the left above at the “Net Asset Value” thereof, as defined in the limited partnership agreement of each such partnership, less any redemption charges, and to utilize the net proceeds of that redemption to purchase units in the applicable Morgan Stanley Spectrum Series partnership as indicated on the right above. Redemptions for an exchange must meet the applicable minimum investment requirements described under “Subscription Procedure” in the Prospectus.

You hereby represent and agree that the name, address, and ownership capacity on the Morgan Stanley & Co. Incorporated account referenced on this Subscription Agreement are your true and correct name, address, and ownership capacity, that the name, address, and ownership capacity on the partnership’s books and records shall be the same as your name, address, and ownership capacity on such Morgan Stanley & Co. Incorporated account, and that you will promptly notify Morgan Stanley & Co. Incorporated of any change in your address, which change shall also be effective for all partnership purposes.

Morgan Stanley Spectrum Series

•, 2008

Item 3 — SIGNATURES — You MUST Sign Below

(1)	BY SIGNING BELOW, YOU ARE DEEMED TO MAKE ALL THE REPRESENTATIONS AND WARRANTIES APPLICABLE TO YOU CONTAINED UNDER “REPRESENTATIONS AND WARRANTIES” ON PAGES B-2 AND B-3 OF THE SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, INCLUDING, IN PARTICULAR, THOSE RELATING TO YOUR RECEIPT OF THE PROSPECTUS AND YOUR SATISFYING APPLICABLE FINANCIAL SUITABILITY REQUIREMENTS UNDER “STATE SUITABILITY REQUIREMENTS” ON PAGE B-4 AND ANY APPLICABLE SUPPLEMENT TO THE PROSPECTUS.

(2)	You represent that you are a U.S. resident and a U.S. citizen.

INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION

If you are subscribing for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

*	If the units will be owned by tenants in common, signatures of all owners are required.

*	In the case of a participant-directed ERISA Plan or Individual Retirement Account, the beneficiary must sign immediately below and the trustee or custodian must sign below under “Entity Subscription.”

Full Name of Account

Your Full Name or Name of Trust or Custodial Account—do not use initials

X		X
Signature of Subscriber	Date	Signature of Co-Subscriber	Date

Print Full Name of Subscriber	Print Full Name of Co-Subscriber

ENTITY SUBSCRIPTION

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF ERISA PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR MORGAN STANLEY & CO. INCORPORATED THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned officer, partner, trustee, manager or other representative hereby certifies and warrants that: (a) s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, or members to (i) complete, execute, and deliver this Subscription and Exchange Agreement and Power of Attorney on their behalf and (ii) to make the statements, representations, and warranties made herein on their behalf; and (b) the investment in each partnership specified is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

X
Print Full Name of Entity	Signature of Person Signing for Entity	Date

Title
Print Full Name of Person Signing for Entity

Item 4 — Financial Advisor and Branch Manager Use Only (Complete in Full and in Ink)

The undersigned Financial Advisor hereby certifies that:

(1)    the above signature(s) is/are true and correct;

(2)    s/he has informed the Subscriber about the liquidity and marketability of the units as set forth in the Prospectus;

(3)    based on information obtained from the Subscriber concerning the Subscriber’s investment objectives, other investments, financial situation, needs and any other relevant information, that s/he reasonably believes that:

(a)    such Subscriber is or will be in a financial position appropriate to enable such Subscriber to realize the benefits of each partnership specified, as described in the Prospectus;

(b)    such Subscriber has a net worth sufficient to sustain the risk inherent in each partnership specified (including loss of investment and lack of liquidity); and

(c)    each partnership specified is otherwise a suitable investment for such Subscriber;

(4)    the Subscriber received the Prospectus, any supplement to the Prospectus, and current monthly report at least five business days prior to the applicable monthly closing;

(5)    the Subscriber meets the applicable suitability standards under “State Suitability Requirements” on page B-4 and any applicable supplement to the Prospectus; and

(6)    s/he has complied with all applicable Morgan Stanley compliance policies and procedures, including those associated with managed futures.

The Financial Advisor MUST sign below in order to substantiate compliance with NASD Conduct Rule 2810.

X

    Signature of Financial Advisor

Print Full Name of Financial Advisor

Employee Number

Telephone Number ( . . . . )

Please enter a BUY order upon receipt of a completed Subscription Agreement.

The undersigned Branch Manager hereby certifies that:

the above signature(s) is/are true and correct;

the above client(s) is/are suitable under “State Suitability Requirements” on page B-4 and any applicable supplement to the Prospectus;

if the Subscriber’s account is a participant-directed ERISA Plan or Individual Retirement Account for which Morgan Stanley & Co. Incorporated is custodian, then the representations set forth above under the heading “Entity Subscription” are incorporated into and made part of this certification; and

s/he has complied with all applicable Morgan Stanley compliance policies and procedures, including those associated with managed futures.

X

    Signature of Branch Manager

Print Full Name of Branch Manager

EXHIBIT C

Morgan Stanley Spectrum Series

Units of Limited Partnership Interest

Additional Subscription Agreement Update Form

C

•, 2008

Please print or type (except signatures). Use ink only.

Morgan Stanley & Co. Incorporated Account No.	☐	☐	☐	-	☐	☐	☐	☐	☐	☐	-	☐	☐	☐

I am an investor in one or more of the Morgan Stanley Spectrum Series partnership(s).

I acknowledge receipt of the Morgan Stanley Spectrum Series Prospectus dated •, 2008 (the “Prospectus”) and any applicable supplement to the Prospectus. I have signed this form, which updates each Subscription and Exchange Agreement and Power of Attorney (the “Subscription Agreement”) I signed when I purchased units in one or more of the Morgan Stanley Spectrum Series partnership(s), so that I may purchase additional units of such partnership(s) without the need to execute a new Subscription Agreement. I understand that if I wish to purchase additional units by way of an exchange, or if I wish to purchase units of any Morgan Stanley Spectrum Series partnership in which I am not currently an investor, I must first execute a new Subscription Agreement in the form annexed to the applicable Prospectus as Exhibit B.

I hereby confirm that the representations, warranties and other information regarding the Subscriber in the Subscription Agreement(s) I previously executed are still accurate (as they may be modified by the form of Subscription Agreement in the Prospectus and any applicable supplement to the Prospectus), and that any purchase of additional Units following the date of this Additional Subscription Agreement Update Form shall be deemed confirmation that such representations, warranties and other information (as they may be modified) are still accurate at the time of that additional purchase. I will notify my Morgan Stanley & Co. Incorporated Financial Advisor prior to the purchase of additional Units if there is any material change in the Subscriber’s representations, warranties, or other information contained in the previously executed Subscription Agreement(s).

I understand that I will need to execute a new Subscription Agreement Update Form when a new Prospectus or supplement to the Prospectus is issued.

INDIVIDUAL SUBSCRIBERS	IF SUBSCRIBER IS AN ENTITY

X
Signature of Subscriber	Print Full Name of Entity

X
Print Full Name of Subscriber Date	Signature of Person Signing for Entity

X	By:
Signature of Co-Subscriber	Print Full Name of Person Signing for Entity Date

Print Full Name of Co-Subscriber Date	Title

Financial Advisor and Branch Manager Use Only	This form cannot be faxed.

•

We, the undersigned Financial Advisor and Branch Manager, certify that the above signature(s) is/are true and correct. If the Subscriber’s account is a participant-directed ERISA Plan or Individual Retirement Account for which Morgan Stanley & Co. Incorporated is custodian, the Branch Manager then certifies that the representations set forth under the heading “Entity Subscription” of the Subscription Agreement(s) the Subscriber previously executed are still accurate.

•

We hereby confirm that at the time of any purchase of additional Units, the Subscriber received the Prospectus, any supplement to the Prospectus, and current monthly report at least five business days prior to the applicable monthly closing.

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We hereby confirm that at the time of any purchase of additional Units, the Subscriber meets the applicable suitability standards under “State Suitability Requirements” on page B-4 of the Subscription Agreement and any applicable supplement to the Prospectus.

X	X
(Financial Advisor MUST sign)	(Branch Manager MUST sign)

(Employee Number)/(Branch Telephone Number)

Morgan Stanley & Co. Incorporated Financial Advisor: Please enter a BUY order upon making additions to an existing position during the life of the current prospectus, then this Agreement must be forwarded to the general partner, Attn: Managed Futures, at 522 Fifth Avenue, 13th Floor, New York, New York 10036.

IMPORTANT: IN ADDITION TO THE MORGAN STANLEY “ADDITIONAL SUBSCRIPTION AGREEMENT UPDATE FORM,” THE FINANCIAL ADVISOR AND BRANCH MANAGER MUST SUBMIT AN “ADDITIONAL SUBSCRIPTION AGREEMENT CONFIRMATION FORM” EACH TIME THE SUBSCRIBER PURCHASES ADDITIONAL UNITS.

C-1

 LOGO

No person is authorized to give any information or to make any representation not contained in this prospectus in connection with the matters described herein, and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer by any person within any jurisdiction in which such offer is not authorized, or in which the person making such offer is not qualified to do so, or to any person to whom such offer would be unlawful. The delivery of this prospectus at any time does not imply that information contained herein is correct as of any time subsequent to the date of its issue.

Until 40 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

38221-01

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

	$
SEC registration fee	—
NASD filing fee	—
Printing and engraving	120,000
Legal fees and expenses, excluding Blue Sky legal fees	20,000
Accounting fees and expenses	13,333
Annual Escrow Agent fee	167
Blue Sky fees and expenses, including Blue Sky legal fees	500
Miscellaneous	5,000

Total	159,000	*

*	Represents an estimate of the registrant’s portion of the fees and expenses that are common to this Post-Effective Amendment No. 10 to the Registration Statement, and the Post-Effective Amendment No. 8 to Registration Statements on Form S-1 for each of Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Strategic L.P. and Morgan Stanley Spectrum Currency L.P., which are being filed concurrently with this Post-Effective Amendment No. 10 to the Registration Statement.

Item 14.	Indemnification of Directors and Officers.

Section 14 of each of the Amended and Restated Limited Partnership Agreements (a form of which is annexed to the Prospectus as Exhibit A) provides for indemnification of the general partner and its affiliates (as such term is defined therein) by the partnership for any loss, liability, damage, cost or expense arising from any act, omission, activity or conduct undertaken by or on behalf of the partnership that is determined by the general partner in good faith to be in the best interests of the partnership and was not the result of misconduct or negligence. Section 11 of the Amended and Restated Selling Agreement provides for indemnification of the general partner and its affiliates and its successors and assigns by Morgan Stanley & Co. Incorporated (“MS&Co.”, formerly Morgan Stanley DW Inc.) for any loss, claim, damage, liability, cost and expense incurred for a breach by MS&Co. of a representation or agreement in the Selling Agreement, or for misleading statements and material omissions regarding MS&Co. in the Registration Statement or prospectus. Such Section also provides for the indemnification by the partnership of MS&Co., the general partner and their affiliates for any act, omission, conduct, or activity undertaken by or on behalf of a partnership that is determined by MS&Co. or the general partner, as applicable, in good faith to be in the best interests of the partnership and was not the result of misconduct or negligence. Section 8 of each Customer Agreement, between the partnership and MS&Co., provides for indemnification of MS&Co. and its affiliates for liabilities, losses, damages, costs, or expenses for activities taken by or on behalf of the partnership which MS&Co. has determined in good faith are in the best interests of the partnership and are not the result of misconduct or negligence. Section 8 of each Management Agreement provides for indemnification of the general partner and its affiliates by the trading advisor for losses, claims, damages, liabilities, costs and expenses incurred as a result of actions or omissions by the trading advisor involving the partnership’s trading which are the result of a breach of agreement, representation or warranty or the result of bad faith, misconduct or negligence.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description of Document
1.01(7)	Amended and Restated Selling Agreement among the registrant, Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Commodity L.P., Demeter Management Corporation, and Morgan Stanley DW Inc.

1.01(a)(10)	Amendment No. 1 to the Amended and Restated Selling Agreement among the registrant, Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Commodity L.P., Demeter Management Corporation, and Morgan Stanley DW Inc.

1.01(b)(13)	Amendment No. 2 to the Amended and Restated Selling Agreement among the registrant, Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Currency L.P., Demeter Management Corporation and Morgan Stanley DW Inc.

1.01(c)(11)	Amendment No. 3 to the Amended and Restated Selling Agreement among the registrant, Morgan Stanley Spectrum Select L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Currency L.P., Demeter Management Corporation and Morgan Stanley DW Inc.

1.03(5)	Form of Additional Seller Agreement between Morgan Stanley DW Inc. and additional selling agents.

3.01	Form of Amended and Restated Limited Partnership Agreement of the registrant (included as Exhibit A to the prospectus).

3.02(1)	Certificate of Limited Partnership of the registrant.

3.03(4)	Certificate of Amendment of Certificate of Limited Partnership of the registrant (changing its name from Dean Witter Spectrum Global Balanced L.P.).

3.04(6)	Certificate of Amendment of Certificate of Limited Partnership of the registrant (changing its name from Morgan Stanley Dean Witter Spectrum Global Balanced L.P.).

5.01(1)	Opinion of Cadwalader, Wickersham & Taft to the registrant regarding the legality of Units (including consent).

5.02(2)	Opinion of Cadwalader, Wickersham & Taft to the registrant regarding the legality of Units (including consent).

5.03(3)	Opinion of Cadwalader, Wickersham & Taft to the registrant regarding the legality of Units (including consent).

5.04(5)	Opinion of Cadwalader, Wickersham & Taft to the registrant regarding the legality of Units (including consent).

5.05(9)	Opinion of Cadwalader, Wickersham & Taft LLP to the registrant regarding the legality of Units (including consent).

8.01(1)	Opinion of Cadwalader, Wickersham & Taft to the registrant regarding certain federal income tax matters (including consent).

8.02(2)	Opinion of Cadwalader, Wickersham & Taft to the registrant regarding certain federal income tax matters (including consent).

8.03(3)	Opinion of Cadwalader, Wickersham & Taft to the registrant regarding certain federal income tax matters (including consent).

Exhibit Number	Description of Document
8.04(5)	Opinion of Cadwalader, Wickersham & Taft to the registrant regarding certain federal income tax matters (including consent).

8.05(9)	Opinion of Cadwalader, Wickersham & Taft LLP to the registrant regarding certain federal income tax matters (including consent).
10.01(4)	Management Agreement among the registrant, Demeter Management Corporation, and RXR, Inc.

10.11	Form of Subscription and Exchange Agreement and Power of Attorney to be executed by each purchaser of Units (included as Exhibit B to the prospectus).

10.13(14)	Escrow Agreement among The Bank of New York, Demeter Management Corporation, and Morgan Stanley & Co. Incorporated.

10.14	Form of Subscription Agreement Update Form to be executed by purchasers of units (included as Exhibit C to the prospectus).

10.15(6)	Amended and Restated Customer Agreement between the registrant and Morgan Stanley DW Inc.

10.15(a)(12)	Amendment No. 1 to the Amended and Restated Customer Agreement between the registrant and Morgan Stanley DW Inc.

10.15(b)	Form of Amendment No. 2 to the Amended and Restated Customer Agreement between the registrant and Morgan Stanley & Co. Incorporated (formerly Morgan Stanley DW Inc.) is filed herewith.

10.16(6)	Customer Agreement among the registrant, Morgan Stanley & Co. Incorporated, and Morgan Stanley DW Inc.

10.17(6)	Customer Agreement among the registrant and Morgan Stanley & Co. International Limited.

10.18(6)	Foreign Exchange and Options Master Agreement between the registrant and Morgan Stanley & Co. Incorporated.

10.19(6)	Securities Account Control Agreement among the registrant, Morgan Stanley & Co. Incorporated, and Morgan Stanley DW Inc.

10.20(14)	Management Agreement among the registrant, Demeter Management Corporation and Altis Partners (Jersey) Limited.

10.22(14)	Management Agreement among the registrant, Demeter Management Corporation and C-View International Limited.

23.01	Consent of Independent Registered Public Accounting Firm.

(1)	Incorporated by reference to the registrant’s Registration Statement No. 33-80146 filed with the SEC on June 10, 1994.

(2)	Incorporated by reference to the registrant’s Registration Statement No. 333-494 filed with the SEC on January 19, 1996.

(3)	Incorporated by reference to the registrant’s Registration Statement No. 333-3222 filed with the SEC on April 4, 1996.

(4)	Incorporated by reference to the exhibits filed with the registrant’s Form 10-K for fiscal year ended December 31, 1998 filed on March 31, 1999 (File No. 0-26340).

(5)	Incorporated by reference to the registrant’s Registration Statement No. 333-90475 filed with the SEC on November 5, 1999.

(6)	Incorporated by reference to the registrant’s Form 8-K filed with the SEC on November 1, 2001 (File No. 0-26340).

(7)	Incorporated by reference to the registrant’s Registration Statement No. 333-90475 filed with the SEC on November 5, 2001.

(8)	Incorporated by reference to the registrant’s Registration Statement No. 333-90475 filed with the SEC on March 20, 2002.

(9)	Incorporated by reference to the registrant’s Registration Statement No. 333-104002 filed with the SEC on March 25, 2003.

(10)	Incorporated by reference to the registrant’s Post-Effective Amendment No. 1 to the registrant’s Registration Statement No. 333-104002 filed with the SEC on December 3, 2003.

(11)	Incorporated by reference to the registrant’s Form 8-K filed with the SEC on July 18, 2005 (File No. 0-26340).

(12)	Incorporated by reference to the registrant’s Form 10-Q for the quarter ended June 30, 2005 filed with the SEC on August 12, 2005 (File No. 0-26340).

(13)	Incorporated by reference to registrant’s Post-Effective Amendment No. 2 to the registrant’s Registration Statement No. 333-104102 filed with the SEC on March 8, 2004.

(14)	Incorporated by reference to the registrant’s Form 8-K filed with the SEC on October 15, 2007 (File No. 0-26340).

(b)

Financial Statement Schedules.

Included in the Prospectus:

Morgan Stanley Spectrum Global Balanced L.P.

Report of Independent Registered Public Accounting Firm

Statements of Financial Condition

Statements of Operations

Statements of Changes in Partners’ Capital

Statements of Cash Flows

Schedules of Investments

Notes to Financial Statements

Demeter Management Corporation

Independent Auditors’ Report

Statements of Financial Condition

Notes to Statements of Financial Condition

(14)	Incorporated by reference to the registrant’s Form 8-K filed with the SEC on July 31, 2007 (File No. 0-26340).

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 10 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York and State of New York, on March 28, 2008.

MORGAN STANLEY SPECTRUM GLOBAL BALANCED L.P.

By:	DEMETER MANAGEMENT CORPORATION,
General Partner

By:	/s/ WALTER DAVIS
Walter Davis, President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 10 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

	Signature	Title	Date

DEMETER MANAGEMENT CORPORATION General Partner

By:	/s/ WALTER DAVIS Walter Davis	President Chairman of the Board, and Director of the General Partner	March 28, 2008

	/s/ RICHARD GUEREN Richard Gueren	Director of the General Partner	March 28, 2008

	/s/ FRANK ZAFRAN Frank Zafran	Director of the General Partner	March 28, 2008

	/s/ DOUGLAS J. KETTERER Douglas J. Ketterer	Director of the General Partner	March 28, 2008

	Michael P. McGrath	Director of the General Partner

	/s/ HARRY HANDLER Harry Handler	Director of the General Partner	March 28, 2008

	Andrew Saperstein	Director of the General Partner

	/s/ JACQUES CHAPPUIS Jacques Chappuis	Director of the General Partner	March 28, 2008

	/s/ CHRISTIAN ANGSTADT Christian Angstadt	Chief Financial Officer of the General Partner	March 28, 2008